UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Mudrick Capital Acquisition Corporation II

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PRELIMINARY PROXY STATEMENT DATED JULY 27, 2021 — SUBJECT TO COMPLETION

MUDRICK CAPITAL ACQUISITION CORPORATION II

527 Madison Avenue, 6th Floor

New York, NY 10022

Dear Mudrick Capital Acquisition Corporation II Stockholders,

On behalf of the MUDS board of directors (the “MUDS Board”), we cordially invite you to a special meeting in lieu of the 2021 annual meeting (the “special meeting”) of stockholders of Mudrick Capital Acquisition Corporation II, a Delaware corporation (“MUDS,” “we” or “our”), to be held via live webcast at [●] a.m. Eastern Time, on [●], 2021. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/MUDS2021SM, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

MUDS entered into an Agreement and Plan of Merger, dated as of April 6, 2021 and amended on May 10, 2021 (the “Merger Agreement”), by and among MUDS, Topps Intermediate Holdco, Inc., a Delaware corporation (“Topps”), Tornante-MDP Joe Holding LLC, a Delaware limited liability company (“Holdings”), Titan Merger Sub I, Inc., a newly formed Delaware corporation and subsidiary of MUDS (“First Merger Sub”), and Titan Merger Sub II, LLC, a newly formed Delaware limited liability company and subsidiary of MUDS (“Second Merger Sub”), a copy of which is attached to the accompanying proxy statement as Annex A, which, among other things, provides for (i) First Merger Sub to be merged with and into Topps with Topps being the surviving company in the merger (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Topps to be merged with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of MUDS (the “Second Merger,” and together with the First Merger, the “Mergers” and the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements described in the accompanying proxy statement, the “Transactions”).

As a result of the First Merger, MUDS will own 100% of the outstanding common stock of Topps as the surviving corporation in the First Merger and each outstanding share of common stock of Topps (other than treasury shares or shares owned by MUDS, First Merger Sub, Second Merger Sub or Topps) will be cancelled and converted into the right to receive a pro rata portion of (i) the Closing Merger Consideration (as defined below), (ii) the Earnout Consideration (as defined below), (iii) rights to receive proceeds that could become payable in accordance with the Tax Receivable Agreement (as defined in the accompanying proxy statement) and (iv) rights to receive the Refund Consideration (as defined in the accompanying proxy statement), in accordance with the Merger Agreement. As a result of the Second Merger, MUDS will own 100% of the outstanding equity interests in Second Merger Sub. Following the consummation of the Mergers, MUDS will own, directly or indirectly, all of the outstanding equity interests of the surviving company and the former equityholders of Holdings will become stockholders of the post-combination company.

Subject to the terms of the Merger Agreement, the aggregate merger consideration to be paid to stockholders of Topps (the “Closing Merger Consideration”) will be paid in a combination of stock and cash consideration in an aggregate amount equal to (a) $1,227,000,000, minus (b) the Closing Net Indebtedness (as defined in the accompanying proxy statement) of Topps, minus (c) MUDS’ and Topps’ transactions expenses, in each case, incurred in connection with the Transactions, up to a maximum aggregate amount of $50,000,000 (and with respect to MUDS, up to a maximum aggregate amount of $25,000,000), minus (d) any remaining amounts payable by Topps under any affiliated contract being terminated as part of the transaction. The cash consideration will be an amount equal to (a) the amount of cash permitted to be distributed by Topps to its stockholders prior to the Closing but not so distributed, plus (b) all amounts in MUDS’ trust account (after reduction for the aggregate amount required to be paid in connection with any valid stockholder redemptions), plus (c) the aggregate amount of the PIPE Investment (as defined below) funded as of immediately prior to the Closing (clauses (b) and (c), together, the “Available Closing Buyer Cash”), minus (d) MUDS’ and Topps’ transaction expenses, in each case, incurred in connection with the Transactions, up to an aggregate amount of $50,000,000 (and with respect to MUDS expenses, up to a maximum amount of $25,000,000), minus (e) the greater of (i) the amount by which the cash and cash equivalents of Topps at Closing is less than $50,000,000 and (ii) the amount by which the Closing

Net Indebtedness of Topps exceeds $144,000,000, minus (f) any remaining amounts payable by Topps under any affiliated contract being terminated as part of the transaction; provided, that the amount of cash consideration may be reduced if necessary to ensure (x) that total cash consideration is no more than sixty percent of the total consideration payable to Topps’ stockholders at the Closing or (y) that certain equityholders of Topps (other than Tornante Topps, LLC and Topps Management, LLC) receive no less than 5,001,125 shares of the post-combination company’s Class A common stock in the aggregate in connection with the Transactions (the “Closing Cash Consideration”). The remainder of the Closing Merger Consideration will be paid in shares of Class A common stock and Class E common stock in an amount equal to $10.15 per share. In addition to the Closing Merger Consideration, the stockholders of Topps will be entitled to receive an aggregate amount of 7,684,730 shares of Class B common stock (the “Earnout Consideration”), which shares will be subject to transfer restrictions and vesting conditions (as further described in the accompanying proxy statement) and which will convert into shares of the post-combination company’s Class A common stock or Class E common stock, as applicable, upon the achievement of such vesting conditions.

In connection with the execution of the Merger Agreement, on April 6, 2021, MUDS and the Sponsor entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed (i) to vote all of its shares of common stock (a) in favor of (x) adoption of the Merger Agreement and

(y) approval of the Transactions and the other MUDS stockholder proposals and (b) against any proposal that would materially impede the Transactions, (ii) not to redeem, elect to redeem or tender or submit for redemption any shares of Class A common stock in connection with the Transactions, except to the extent expressly contemplated by the Merger Agreement, (iii) for a period of three (3) years following the Closing, not to form a “group” for the purpose of voting against persons nominated by the equityholders of Holdings for election as directors of the post-combination company, (iv) to waive anti-dilution rights that would result in Class B common stock converting on anything other than a 1-to-1 basis and (v) if more than 20% of Class A common stock is redeemed by MUDS stockholders in connection with the Transactions, to surrender for cancellation up to 2,635,416 shares of Class B common stock in proportion to the incremental percentage of shares redeemed above such 20% threshold.

It is anticipated that, upon completion of the Transactions, assuming that no MUDS public stockholders exercise redemption rights in respect of their shares of Class A common stock in connection with the Transactions: (i) MUDS’ public stockholders will retain an approximately 27.6% economic ownership interest in, and approximately 6.4% of the voting power of, the post-combination company; (ii) the PIPE Investors (including the Mudrick Backstop Parties) will hold an approximately 21.5% economic ownership interest in, and approximately 5.0% of the voting power of, the post-combination company; (iii) the Sponsor will hold an approximately 6.9% economic ownership interest in, and approximately 1.6% of the voting power of, the post-combination company; (iv) Michael Eisner (through Tornante Topps LLC) will hold an approximately 37.1% economic interest in, and approximately 85.5% of the voting power of, the post-combination company and (v) current indirect investors in Topps, excluding Tornante Topps LLC, will hold an approximately 6.9% economic interest in, and approximately 1.6% of the voting power of, the post-combination company. These levels of ownership interests: (a) exclude the impact of the shares of Class A common stock underlying warrants, (b) assume that no MUDS public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in MUDS’ trust account, (c) assume that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment, (d) exclude the Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (e) assume that no shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and that 7,906,250 founder shares shall have converted into 7,906,250 shares of Class A common stock, (f) assume transaction expenses for MUDS and Topps of $50.0 million and (g) assume an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to Topps’ management services agreement of $10.0 million. We refer to the foregoing set of assumptions as the “no redemption scenario.” Finally, with respect to the Sponsor’s ownership interest, in the event that all warrants were exercised (including the Sponsor’s private placement warrants), the Sponsor would hold an approximately 13.4% economic interest in, and approximately 36% of the voting power of, the post-combination company.

It is anticipated that, upon completion of the Transactions, assuming (a) MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights in connection with the Transactions and (b) the Sponsor surrenders 1,609,144 founder shares in accordance with the terms of the Sponsor Support Agreement: (i) MUDS’ public stockholders will retain an approximately 8.7% economic ownership interest in, and approximately 2.0% of the voting power of, the post-combination company; (ii) the PIPE Investors (including the Mudrick Backstop Parties) will hold an approximately 21.8% economic ownership interest in, and approximately 5.0% of the voting power of, the post-combination company; (iii) the Sponsor will hold an approximately 5.6% economic ownership interest in, and approximately 1.3% of the voting power of, the post-combination company; (iv) Michael Eisner (through Tornante Topps LLC) will hold an approximately 37.7% economic interest in, and approximately 85.8% of the voting power of, the post-combination company and (v) current indirect investors in Topps, excluding Tornante Topps LLC, will hold an approximately 26.2% economic interest in, and approximately 6.0% of the voting power of, the post-combination company. These levels of ownership interests: (a) exclude the impact of the shares of Class A common stock underlying warrants, (b) assume that MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights with respect to their shares for a pro rata portion of the funds in MUDS’ trust account, (c) assume that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment, (d) exclude the Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (e) assume that 1,609,144 shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and that 6,297,106 founder shares shall have converted into 6,297,106 shares of Class A common stock, (f) assume transaction expenses for MUDS and Topps of $50.0 million and (g) assume an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to Topps’ management services agreement of $10.0 million. We refer to the foregoing set of assumptions as the “maximum redemption scenario.” Finally, with respect to the Sponsor’s ownership interest, in the event that all warrants were exercised (including the Sponsor’s private placement warrants), the Sponsor would hold an approximately 12.4% economic interest in, and approximately 3.3% of the voting power of, the post-combination company.

The Class E common stock will be issued exclusively to Tornante Topps LLC, an entity controlled by Michael Eisner. The Class E common stock is entitled to 10 votes per share on matters voted on by stockholders of the post-combination company. Consequently, Michael Eisner, through Tornante Topps LLC, will hold at least 85.5% of the voting power of the post-combination company and will therefore control all decisions put to stockholders. Following the completion of the Transactions, Tornante Topps LLC, and indirectly, Michael Eisner, will control a majority of the voting power of outstanding capital stock of the post-combination company and as a result, the post-combination company will qualify as a “controlled company” under the NASDAQ listing standards and will not be subject to the requirements that would otherwise require the post-combination company to have: (i) a majority of “independent directors,” as defined under the listing standards of NASDAQ; (ii) a nominating and corporate governance committee comprised solely of independent directors; and (iii) a compensation committee comprised solely of independent directors. Pursuant to the terms of an Investor Rights Agreement to be entered into at the Closing among Tornante Topps LLC, certain other Topps equityholders and the post-combination company, after completion of the Transactions, so long as Topps is a “controlled company” under the NASDAQ listing standards, Tornante Topps LLC, and indirectly, Michael Eisner, will have the right to nominate all members of the post-combination company’s board of directors, subject to MDP’s rights with respect to its designee and applicable independence requirements.

At the special meeting, MUDS stockholders will be asked to consider and vote upon:

(1)

Proposal No. 1 — To consider and vote upon a proposal to approve the business combination described in the accompanying proxy statement, including (a) adopting the Merger Agreement and (b) approving the Transactions (including the Mergers) — we refer to this proposal as the “business combination proposal”;

(2)

Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation in the form attached hereto as Annex B (the “Charter”) — we refer to this proposal as the “charter proposal”;

(3)

Proposal No. 3 — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Charter, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements — we refer to this proposal as the “governance proposal”;

(4)

Proposal No. 4 — To consider and vote upon a proposal to approve, for purposes of complying with applicable provisions of NASDAQ Listing Rule 5635, the issuance of common stock in connection with the Transactions, including, without limitation, in connection with the PIPE Investment (as described below) — we refer to this proposal as the “NASDAQ proposal”;

(5)

Proposal No. 5 — To consider and vote on a proposal to approve and adopt the Topps Companies, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex C;

(6)

Proposal No. 6 — To consider and vote upon a proposal to elect eight directors to serve staggered terms on the Post-Closing Board until immediately following the first, second and third annual meetings of stockholders following the consummation of the Transactions as applicable and until their respective successors are duly elected and qualified — we refer to this proposal as the “director election proposal”; and

(7)

Proposal No. 7 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the NASDAQ proposal, the charter proposal, the governance proposals, the incentive plan proposal or the director election proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals (collectively, the “MUDS stockholder proposals”) is more fully described in the accompanying proxy statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of common stock at the close of business on June 30, 2021 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the MUDS Board has determined that the MUDS stockholder proposals are advisable and in the best interests of MUDS and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposals, “FOR” the NASDAQ proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal and “FOR” the adjournment proposal, if presented. When you consider the MUDS Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that are different from, or in addition to, the interests of MUDS stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The MUDS Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the MUDS stockholders that they vote in favor of the proposals presented at the special meeting.

The Transactions will be consummated only if the business combination proposal, the NASDAQ proposal and the charter proposal are approved at the special meeting. Each of the business combination proposal, the charter proposal and the NASDAQ proposal is cross-conditioned on the approval of each other. Each of the incentive plan proposal and the director election proposal are conditioned on the approval of the business combination proposal, the charter proposal and the NASDAQ proposal. The adjournment proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement. The votes on the governance proposals are non-binding advisory votes.

At the consummation of the Transactions, MUDS will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with certain equityholders of the post-combination company. Pursuant to the Tax

Receivable Agreement, the post-combination company will be required, among other things, to pay the equityholders party thereto 85% of the amount of the actual tax savings, if any, in U.S. federal, state, local and non-U.S. income tax that the post-combination company actually realizes as a result of certain preexisting tax attributes; provided, that the total (i) tax attributes with respect to which payments are made under the Tax Receivable Agreement shall not exceed $70,000,000 and (ii) payments made under the Tax Receivable Agreement shall not exceed $16,000,000.

Concurrently with the execution of the Merger Agreement, MUDS entered into subscription agreements, pursuant to which MUDS has agreed to issue and sell to the PIPE Investors and the PIPE Investors have agreed to purchase up to an aggregate of 24,630,542 shares of Class A common stock, which we refer to as the “PIPE Investment,” for a purchase price of $10.15 per share and for an aggregate commitment of $250,000,000, inclusive of the maximum Backstop Amount (as defined below).

As part of the PIPE Investment, MUDS entered into a subscription agreement (the “Backstop Agreement”) with certain funds and accounts managed by Mudrick Capital Management, L.P. (the “Mudrick Backstop Parties”) pursuant to which the Mudrick Backstop Parties have agreed to purchase an aggregate of up to 9,852,216 shares of Class A common stock for a purchase price of $10.15 per share and for an aggregate commitment of up to approximately $100,000,000 (the “Backstop Amount”), provided, that the Mudrick Backstop Parties may elect in connection with the Closing to reduce the Backstop Amount by the excess above $350,000,000 (if any) of the amount of the Available Closing Buyer Cash (including the maximum Backstop Amount).

All MUDS stockholders are cordially invited to attend the special meeting, and we are providing the accompanying proxy statement and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

MUDS’ units, Class A common stock and warrants are currently listed on the NASDAQ Capital Market (the “NASDAQ”) under the symbols MUDSU, MUDS and MUDSW, respectively.

Pursuant to MUDS’ existing certificate of incorporation, a holder of MUDS’ public shares may request that MUDS redeem all or a portion of such stockholder’s public shares for cash if the business combination is consummated. You will be entitled to receive cash for any public shares to be redeemed if, prior to 5:00 p.m. Eastern Time on [●], 2021 (two business days before the special meeting), you tender your shares physically or electronically and submit a request in writing that MUDS redeem your public shares for cash to MUDS’ transfer agent.

MUDS is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

This proxy statement provides you with detailed information about the Transactions and other matters to be considered at the special meeting of MUDS stockholders. We encourage you to carefully read this entire document, including the Annexes attached hereto. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 48.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

If you have any questions regarding the accompanying proxy statement, you may contact D.F. King & Co., Inc., MUDS’ proxy solicitor, toll-free at (800) 549-6864 or collect at (212) 269-5550 or email at MUDS@dfking.com.

The Transactions described in the accompanying proxy statement have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the merits or fairness of the business combination or related Transactions, or passed upon the accuracy or adequacy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Jason Mudrick

Chief Executive Officer and Director

[●], 2021

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE MUDS REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO MUDS’ TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF MUDS STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

This proxy statement is dated [●], 2021 and is first being mailed to MUDS stockholders on or about [●], 2021.

MUDRICK CAPITAL ACQUISITION CORPORATION II

527 Madison Avenue, 6th Floor New York, NY 10022

NOTICE OF

SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2021

TO THE STOCKHOLDERS OF MUDRICK CAPITAL ACQUISITION CORPORATION II

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2021 annual meeting of stockholders of Mudrick Capital Acquisition Corporation II, a Delaware corporation (“MUDS,” “we” or “our”), will be held via live webcast at [●] a.m. Eastern Time, on [●], 2021. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/MUDS2021SM, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

On behalf of MUDS’ board of directors (the “MUDS Board”), you are cordially invited to attend the special meeting, to conduct the following business items:

(1)

Proposal No. 1 — To consider and vote upon a proposal to approve the business combination described in this proxy statement, including (a) adopting the Agreement and Plan of Merger, dated as of April 6, 2021 and amended on May 10, 2021 (the “Merger Agreement”), by and among MUDS, Topps Intermediate Holdco, Inc., a Delaware corporation (“Topps”), Tornante-MDP Joe Holding LLC, a Delaware limited liability company (“Holdings”), Titan Merger Sub I, Inc., a newly formed Delaware corporation and subsidiary of MUDS (“First Merger Sub”), and Titan Merger Sub II, LLC, a newly formed Delaware limited liability company and subsidiary of MUDS (“Second Merger Sub”), a copy of which is attached to the accompanying proxy statement as Annex A, which, among other things, provides for (i) First Merger Sub to be merged with and into Topps with Topps being the surviving company in the merger (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Topps to be merged with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of MUDS (the “Second Merger,” and together with the First Merger, the “Mergers” and the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements described in the accompanying proxy statement, the “Transactions”) and (b) approving the other transactions contemplated by the Merger Agreement (including the Mergers)— we refer to this proposal as the “business combination proposal”;

(2)

Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of MUDS in the form attached hereto as Annex B (the “Charter”) — we refer to this proposal as the “charter proposal”;

(3)

Proposal No. 3 — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Charter, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements — we refer to this proposal as the “governance proposal”;

(4)

Proposal No. 4 — To consider and vote upon a proposal to approve, for purposes of complying with applicable provisions of NASDAQ Listing Rule 5635, the issuance of common stock in connection with the Transactions, including, without limitation, in connection with the PIPE Investment (as described below) — we refer to this proposal as the “NASDAQ proposal”;

(5)

Proposal No. 5 — To consider and vote on a proposal to approve and adopt the Topps Companies, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex C;

(6)

Proposal No. 6 — To consider and vote upon a proposal to elect eight directors to serve staggered terms on the Post-Closing Board until immediately following the first, second and third annual meetings of stockholders following the consummation of the Transactions as applicable and until their respective successors are duly elected and qualified — we refer to this proposal as the “director election proposal”; and

(7)

Proposal No. 7 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the NASDAQ proposal, the charter proposal, the governance proposals, the incentive plan proposal or the director election proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals (collectively, the “MUDS stockholder proposals”) is more fully described in the attached proxy statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of common stock at the close of business on June 30, 2021 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the MUDS Board has determined that the MUDS stockholder proposals are advisable and in the best interests of MUDS and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposals, “FOR” the NASDAQ proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal and “FOR” the adjournment proposal, if presented. When you consider the MUDS Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that are different from, or in addition to, the interests of MUDS stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The MUDS Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the MUDS stockholders that they vote in favor of the proposals presented at the special meeting.

The Transactions will be consummated only if the business combination proposal, the NASDAQ proposal and the charter proposal are approved at the special meeting. Each of the business combination proposal, the charter proposal and the NASDAQ proposal is cross-conditioned on the approval of each other. Each of the incentive plan proposal and the director election proposal are conditioned on the approval of the business combination proposal, the charter proposal and the NASDAQ proposal. The adjournment proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement. The votes on the governance proposals are non-binding advisory votes.

It is anticipated that, upon completion of the Transactions, assuming that no MUDS public stockholders exercise redemption rights in respect of their shares of Class A common stock in connection with the Transactions: (i) MUDS’ public stockholders will retain an approximately 27.6% economic ownership interest in, and approximately 6.4% of the voting power of, the post-combination company; (ii) the PIPE Investors (including the Mudrick Backstop Parties) will hold an approximately 21.5% economic ownership interest in, and approximately 5.0% of the voting power of, the post-combination company; (iii) the Sponsor will hold an approximately 6.9% economic ownership interest in, and approximately 1.6% of the voting power of, the post-combination company; (iv) Michael Eisner (through Tornante Topps LLC) will hold an approximately 37.1% economic interest in, and approximately 85.5% of the voting power of, the post-combination company and (v) current indirect investors in Topps, excluding Tornante Topps LLC, will hold an approximately 6.9% economic interest in, and approximately 1.6% of the voting power of, the post-combination company. These levels of ownership interests: (a) exclude the impact of the shares of Class A common stock underlying warrants, (b) assume that no MUDS public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in MUDS’ trust account, (c) assume that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment, (d) exclude the

Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (e) assume that no shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and that 7,906,250 founder shares shall have converted into 7,906,250 shares of Class A common stock, (f) assume transaction expenses for MUDS and Topps of $50.0 million and (g) assume an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to Topps’ management services agreement of $10.0 million. We refer to the foregoing set of assumptions as the “no redemption scenario.” Finally, with respect to the Sponsor’s ownership interest, in the event that all warrants were exercised (including the Sponsor’s private placement warrants), the Sponsor would hold an approximately 13.4% economic interest in, and approximately 3.6% of the voting power of, the post-combination company.

It is anticipated that, upon completion of the Transactions, assuming (a) MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights in connection with the Transactions and (b) the Sponsor surrenders 1,609,144 founder shares in accordance with the terms of the Sponsor Support Agreement: (i) MUDS’ public stockholders will retain an approximately 8.7% economic ownership interest in, and approximately 2.0% of the voting power of, the post-combination company; (ii) the PIPE Investors (including the Mudrick Backstop Parties) will hold an approximately 21.8% economic ownership interest in, and approximately 5.0% of the voting power of, the post-combination company; (iii) the Sponsor will hold an approximately 5.6% economic ownership interest in, and approximately 1.3% of the voting power of, the post-combination company; (iv) Michael Eisner (through Tornante Topps LLC) will hold an approximately 37.7% economic interest in, and approximately 85.8% of the voting power of, the post-combination company and (v) current indirect investors in Topps, excluding Tornante Topps LLC, will hold an approximately 26.2% economic interest in, and approximately 6.0% of the voting power of, the post-combination company. These levels of ownership interests: (a) exclude the impact of the shares of Class A common stock underlying warrants, (b) assume that MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights with respect to their shares for a pro rata portion of the funds in MUDS’ trust account, (c) assume that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment, (d) exclude the Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (e) assume that 1,609,144 shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and that 6,297,106 founder shares shall have converted into 6,297,106 shares of Class A common stock, (f) assume transaction expenses for MUDS and Topps of $50.0 million and (g) assume an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to Topps’ management services agreement of $10.0 million. We refer to the foregoing set of assumptions as the “maximum redemption scenario.” Finally, with respect to the Sponsor’s ownership interest, in the event that all warrants were exercised (including the Sponsor’s private placement warrants), the Sponsor would hold an approximately 12.4% economic interest in, and approximately 3.3% voting power of, the post-combination company.

In connection with the execution of the Merger Agreement, on April 6, 2021, MUDS and the Sponsor entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed (i) to vote all of its shares of common stock (a) in favor of (x) adoption of the Merger Agreement and (y) approval of the Transactions and the other MUDS stockholder proposals and (b) against any proposal that would materially impede the Transactions, (ii) not to redeem any shares of Class A common stock in connection with the Transactions, (iii) for a period of three (3) years following the Closing, not to form a “group” for the purpose of voting against persons nominated by the equityholders of Holdings for election as directors of the post-combination company, (iv) to waive anti-dilution rights that would result in Class B common stock converting on anything other than a 1-to-1 basis and (v) if more than 20% of Class A common stock is redeemed by MUDS stockholders in connection with the Transactions, to surrender for cancellation up to 2,635,416 shares of Class B common stock in proportion to the incremental percentage of shares redeemed above such 20% threshold.

At the consummation of the Transactions, MUDS will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with certain equityholders of the post-combination company. Pursuant to the Tax Receivable Agreement, the post-combination company will be required, among other things, to pay the equityholders party thereto 85% of the amount of the actual tax savings, if any, in U.S. federal, state, local and non-U.S. income tax that the post-combination company actually realizes as a result of certain preexisting tax attributes; provided, that the total (i) tax attributes with respect to which payments are made under the Tax Receivable Agreement shall not exceed $70,000,000 and (ii) payments made under the Tax Receivable Agreement shall not exceed $16,000,000.

Concurrently with the execution of the Merger Agreement, MUDS entered into subscription agreements pursuant to which MUDS has agreed to issue and sell to the PIPE Investors and the PIPE Investors have agreed to purchase up to an aggregate of 24,630,542 shares of Class A common stock, which we refer to as the “PIPE Investment,” for a purchase price of $10.15 per share and for an aggregate commitment of $250,000,000, inclusive of the maximum Backstop Amount (as defined below).

As part of the PIPE Investment, MUDS entered into a subscription agreement (the “Backstop Agreement”) with certain funds and accounts managed by Mudrick Capital Management, L.P. (the “Mudrick Backstop Parties”) pursuant to which the Mudrick Backstop Parties have agreed to purchase an aggregate of up to 9,852,216 shares of Class A common stock for a purchase price of $10.15 per share and for an aggregate commitment of up to approximately $100,000,000 (the “Backstop Amount”), provided, that the Mudrick Backstop Parties may elect in connection with the Closing to reduce the Backstop Amount by the excess above $350,000,000 (if any) of the amount of the Available Closing Buyer Cash (including the maximum Backstop Amount).

All MUDS stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

MUDS’ units, Class A common stock and warrants are currently listed on the NASDAQ Capital Market (the “NASDAQ”) under the symbols MUDSU, MUDS and MUDSW, respectively.

Pursuant to MUDS’ existing certificate of incorporation, a holder of MUDS’ public shares may request that MUDS redeem all or a portion of such stockholder’s public shares for cash if the business combination is consummated. You will be entitled to receive cash for any public shares to be redeemed if, prior to 5:00 p.m. Eastern Time on [●], 2021 (two business days before the special meeting), you tender your shares physically or electronically and submit a request in writing that MUDS redeem your public shares for cash to MUDS’ transfer agent.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

If you have any questions regarding the accompanying proxy statement or how to vote your shares, you may contact D.F. King & Co., Inc., MUDS’ proxy solicitor, toll-free at (800) 549-6864 or collect at (212) 269-5550 or email at MUDS@dfking.com.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Jason Mudrick

Chief Executive Officer and Director

[●], 2021

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE MUDS REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO MUDS’ TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION ENTITLED “SPECIAL MEETING OF MUDS STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

Annex

Annex A – Merger Agreement

Annex A-1 – Amendment to Merger Agreement

Annex B – Form of Second Amended and Restated Certificate of Incorporation

Annex C – Topps Companies, Inc. 2021 Equity Incentive Plan

Annex D – Sponsor Support Agreement

Annex E – Form of Subscription Agreement

Annex F – Form of Backstop Agreement

Annex G – Form of Investor Rights Agreement

Annex H – Form of Tax Receivable Agreement

Annex I – Form of Registration Rights Agreement

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement or the context otherwise requires, references to:

“Amendment” are to the Amendment, dated as of May 10, 2021, to the Merger Agreement.

“Available Closing Buyer Cash” are to an amount equal to (x) the aggregate cash proceeds from the trust account (after reduction for the aggregate amount required to be paid in connection with any MUDS Stockholder Redemption), plus (y) the aggregate amount of cash that has been funded to and remains with MUDS or its designee pursuant to the PIPE Subscription Agreements as of immediately prior to the Closing;

“Backstop Agreement” are to the backstop subscription agreement, dated April 6, 2021, among MUDS and the Mudrick Backstop Parties, pursuant to which the Mudrick Backstop Parties have agreed to purchase up to 9,852,216 shares of Class A common stock for an aggregate purchase price up to the Backstop Amount;

“Backstop Amount” are to an aggregate amount of up to $100,000,000 (which amount is subject to reduction in accordance with the terms of the Backstop Agreement);

“Charter” are to the proposed second amended and restated certificate of incorporation of the Company;

“Class A common stock” are to the Class A common stock, par value $0.0001 per share, of the Company;

“Class B common stock” are to the Class B common stock, par value $0.0001 per share, of the Company;

“Class E common stock” are to the Class E common stock, par value $0.0001 per share, of the Company;

“Closing” are to the consummation of the Transactions;

“Closing Cash Consideration” are to an amount equal to (a) the amount of Distributable Cash to the extent not otherwise used for a specified permitted use, plus (b) all amounts in MUDS’ trust account (after reduction for the aggregate amount required to be paid in connection with any MUDS Stockholder Redemption), plus (c) the aggregate amount of the PIPE Investment funded as of immediately prior to the Closing, minus (d) MUDS’ and Topps’ transaction expenses, in each case, incurred in connection with the Transactions, up to an aggregate amount of $50,000,000 (and with respect to MUDS expenses, up to a maximum amount of $25,000,000), minus (e) the greater of (i) the amount by which the cash and cash equivalents of Topps at Closing is less than $50,000,000 and (ii) the amount by which the Closing Net Indebtedness of Topps exceeds $144,000,000, minus (f) any remaining amounts payable by Topps under any affiliated contract being terminated as part of the Transactions; provided, that the amount of cash consideration may be reduced if necessary to ensure (x) that total cash consideration is no more than sixty percent of the total consideration payable to Topps’ stockholders at the Closing or (y) that certain equityholders of Topps (other than Tornante and Topps Management, LLC) receive no less than 5,001,125 shares of the post-combination company’s Class A common stock in the aggregate in connection with the Transactions;

“Closing Date” are to the date on which the Closing shall occur;

“Closing Merger Consideration” are to an aggregate amount equal to (a) $1,227,000,000, minus (b) the Closing Net Indebtedness of Topps, minus (c) MUDS’ and Topps’ transaction expenses, in each case, incurred in connection with the Transactions, up to an aggregate amount of $50,000,000 (and with respect to MUDS expenses, up to a maximum amount of $25,000,000), minus (d) any remaining amounts payable by Topps under any affiliated contract being terminated as part of the Transactions;

“Closing Net Indebtedness” are to an amount (as of 12:01 a.m. on the Closing Date), equal to (i) the indebtedness of Topps for borrowed money (including any indebtedness outstanding as of such time as part of any debt financing permitted under the Merger Agreement), minus (ii) the Topps’ cash and cash equivalents as of the Closing Date after giving effect to any distributions of Distributable Cash prior to such time, in each case calculated in accordance with Merger Agreement;

“common stock” are to the common stock of the Company, consisting of (i) prior to the Business Combination, Class A common stock and Class B common stock and (ii) following the Closing of the Business Combination, Class A common stock, Series B-1 common stock, Series B-2 common stock and Class E common stock;

“Company” are to (i) before the business combination, Mudrick Capital Acquisition Corporation II and (ii) immediately following the business combination, to the post-combination company, which shall be renamed Topps Companies, Inc. upon Closing.

“DGCL” are to the Delaware General Corporation Law, as amended;

“Distributable Cash” are to the amount of cash permitted to be distributed by Topps to its stockholders or otherwise used for specified purposes prior to the Closing (which amount is equal to the lesser of (a) the amount of cash and cash equivalents of Topps and its subsidiaries in excess of $50,000,000 and (b) the amount by which the Closing Net Indebtedness is less than $144,000,000);

“Earnout Consideration” are to 7,684,730 Holder Earnout Shares, consisting of 3,842,365 shares of Series B-1 common stock and 3,842,365 shares of Series B-2 common stock;

“existing certificate of incorporation” are to MUDS’ amended and restated certificate of incorporation in effect as of the date of this proxy statement;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“First Merger Sub” are to Titan Merger Sub I, Inc.;

“founder shares” are to shares of Class B common stock, and Class A common stock issued upon the automatic conversion thereof at the time of MUDS’ initial business combination. The founder shares are held of record by the Sponsor as of the record date;

“Holder Earnout Shares” are to the 3,842,365 shares of Series B-1 common stock and 3,842,365 shares of Series B-2 common stock issued pursuant to the Merger Agreement;

“Holdings” are to Tornante-MDP Joe Holding LLC, a Delaware limited liability company;

“Holdings Liquidation” are to the complete liquidation and dissolution of Holdings in accordance with the Plan of Liquidation;

“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“Investor Rights Agreement” are to the Investor Rights Agreement, to be entered into in connection with the consummation of the Transactions, by and among MUDS, Tornante, MDP and certain other parties thereto;

“MDP” are to Madison Dearborn Partners, LLC and the investment funds it advises;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of April 6, 2021 and amended on May 10, 2021, by and among MUDS, Topps, Holdings, First Merger Sub and Second Merger Sub;

“Mergers” are to, together, (i) the merger of First Merger Sub with and into Topps, with Topps being the surviving company in the merger (the “First Merger”) and (ii) immediately following and as part of the same transaction as the First Merger, the merger of Topps with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of MUDS (the “Second Merger”);

“Mudrick Backstop Parties” are to those certain funds and accounts managed by Mudrick Capital Management, L.P. that are party to the Backstop Agreement;

“MUDS” are to Mudrick Capital Acquisition Corporation II, a Delaware Corporation;

“MUDS Board” are to the board of directors of MUDS;

“MUDS IPO” are to the initial public offering by MUDS, which closed on December 10, 2020;

“MUDS Stockholder Redemption” are to redemptions, if any, by MUDS stockholders of shares of Class A common stock by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is two (2) business days prior to the date of the special meeting;

“PIPE Investors” are to the investors participating in the PIPE Investment;

“PIPE Investment” are to the private placement pursuant to which MUDS entered into subscription agreements and a backstop agreement with certain investors, whereby such investors have agreed to purchase an aggregate of up to 24,630,542 shares of Class A common stock at a purchase price of $10.15 per share for an aggregate commitment of $250,000,000 (inclusive of the Backstop Amount);

“PIPE Subscription Agreements” are to (i) subscription agreements entered into by MUDS and the PIPE Investors other than the Mudrick Backstop Parties and (ii) the Backstop Agreement;

“Plan of Liquidation” are to the Plan of Liquidation and Dissolution and Distribution Agreement of Holdings, to be entered into, by and among Holdings, Tornante, MDP and certain other parties thereto prior to the Closing Date;

“Post-Closing Board” are to the Company’s board of directors following the consummation of the Transactions;

“post-combination company” are to the Company following the consummation of the Transactions;

“private placement warrants” are to MUDS’ warrants issued to the Sponsor in a private placement simultaneously with the closing of the MUDS IPO;

“public shares” are to shares of Class A common stock sold as part of the units in the MUDS IPO (whether they were purchased in the MUDS IPO or thereafter in the open market);

“public stockholders” are to the holders of MUDS’ public shares, including the Sponsor and MUDS’ officers and directors to the extent the Sponsor and MUDS’ officers or directors purchase public shares, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

“public warrants” are to MUDS’ warrants sold as part of the units in the MUDS IPO (whether they were purchased in the MUDS IPO or thereafter in the open market);

“Refund Consideration” are to (i) any cash tax refund or (ii) Overpayment Credit (as defined in the Merger Agreement), in each case, that is received by Topps with respect to any Pre-Closing Returns (as defined in the Merger Agreement) up to a maximum amount of $15,000,000 in the aggregate, as determined in accordance with the terms of the Merger Agreement;

“SEC” are to the United States Securities and Exchange Commission;

“Second Merger Sub” are to Titan Merger Sub II, LLC;

“Securities Act” are to the Securities Act of 1933, as amended;

“Series B-1 common stock” are to the Series B-1 common stock, par value $0.0001 per share, of the post-combination company;

“Series B-2 common stock” are to the Series B-2 common stock, par value $0.0001 per share, of the post-combination company;

“special meeting” are to the special meeting of MUDS stockholders to be held to consider and vote upon the matters relating to the business combination as set forth in this proxy statement.

“Sponsor” are to Mudrick Capital Acquisition Holdings II LLC, a Delaware limited liability company;

“Sponsor Support Agreement” are to the Sponsor Support Agreement, dated as of April 6, 2021, by and between MUDS and the Sponsor;

“Tax Receivable Agreement” are to that certain tax receivable agreement to be entered into by MUDS and certain equityholders of the post-combination company in connection with the consummation of the Transactions.

“Topps” are to, unless the context otherwise requires, collectively, Topps Intermediate Holdco, Inc. and its consolidated subsidiaries;

“Topps’ Class A-1 common stock” are to Topps’ Class A-1 common stock, par value $0.01 per share;

“Topps’ Class A-2 common stock” are to Topps’ Class A-2 common stock, par value $0.01 per share;

“Topps’ Class B common stock” are to Topps’ Class B common stock, par value $0.01 per share;

“Tornante” are to Tornante Topps LLC, a Delaware limited liability company;

“Transactions” are to the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements described in this proxy statement;

“trust account” are to the trust account of MUDS that holds the proceeds from the MUDS IPO; and

“warrants” are to the public warrants and the private placement warrants.

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

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Mudrick Capital Acquisition Corporation II, a Delaware corporation, which we refer to as “MUDS,” “we,” “us,” or “our,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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On December 10, 2020, MUDS consummated its initial public offering of 27,500,000 units. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a purchase price of $11.50 per share, subject to adjustment as provided in MUDS’ final prospectus filed with the Securities and Exchange Commission on December 9, 2020 (File No. 333-249402). The units from the MUDS IPO were sold at an offering price of $10.00 per unit, generating gross proceeds to MUDS of $275,000,000. MUDS granted the underwriters a 45-day option to purchase up to 4,125,000 additional units to cover over-allotments, if any. Simultaneously with the consummation of the MUDS IPO, MUDS consummated the private sale of 11,375,000 warrants at $1.00 per warrant for an aggregate purchase price of $11,375,000. Transaction costs amounted to $17,874,801, consisting of $6,325,000 of underwriting fees, $11,068,750 of deferred underwriting fees and $481,051 of other offering costs. The MUDS IPO was conducted pursuant to a registration statement on Form S-1 that became effective on December 7, 2020. The deferred underwriting fee payable in connection with the consummation of the business combination will remain constant and will not be adjusted based on the number of shares that are redeemed. As such, the deferred underwriting fee would represent approximately 3.4% and 11.1% of the value of the cash remaining in the trust account assuming the no redemption scenario and the maximum redemption scenario described herein, respectively.

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On December 14, 2020, the underwriters exercised the over-allotment option in full and purchased an additional 4,125,000 units at a purchase price of $10.00 per unit, generating gross proceeds of $41,250,000. Simultaneously with the exercise of the over-allotment option by the underwriters, MUDS consummated the private sale of 1,443,750 warrants at $1.00 per warrant for an aggregate purchase price of $1,443,750.

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Following the consummation of the MUDS IPO, the exercise of the overallotment option by the underwriters and subsequent related private placements, a total of $320,993,750, was deposited into the trust account and the remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Except as described in the prospectus for the MUDS IPO, these proceeds will not be released until the earlier of the completion of an initial business combination and MUDS’ redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window. As of June 30, 2021, the record date for the special meeting, there was approximately $321 million held in the trust account.

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Topps, a Delaware corporation, is a global consumer products company that entertains and delights consumers through a diverse, engaging, multi-platform product portfolio that includes physical and digital collectibles, trading cards, trading card games, sticker and album collections, memorabilia, curated experiential events, gift cards and novelty confections. See the sections entitled “Information About Topps,” “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

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On April 6, 2021, MUDS entered into the Merger Agreement with Topps, Holdings, First Merger Sub and Second Merger Sub, which, among other things, provides for (i) First Merger Sub to be merged with and into Topps, with Topps being the surviving company in the First Merger and (ii) Topps to be merged with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of MUDS. On May 10, 2021, MUDS entered into the Amendment. The Amendment modifies the Merger Agreement by revising and replacing Exhibits A and C of the Merger Agreement.

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Prior to the Closing, Topps will undergo a recapitalization transaction pursuant to which Topps will reclassify its common stock which will result in the common stock of Topps consisting of Topps Class A-1 common stock, Topps Class A-2 common stock and Topps Class B common stock (the “Pre-Closing Recapitalization”).

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Prior to the Closing, Holdings will enter into a Plan of Liquidation which, among other things, will provide for (i) the wind up of the business affairs of Holdings and (ii) following the Pre-Closing Recapitalization, the distribution by Holdings of all of the outstanding shares of Topps common stock to Holdings’ equity holders, following which, prior to the Closing, the former equity holders of Holdings will become stockholders of Topps.

•	Subject to the terms of the Merger Agreement, aggregate consideration to be paid to stockholders of Topps will consist of:

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a combination of stock and cash consideration in an aggregate amount equal to (a) $1.227 billion, minus (b) the net indebtedness of Topps as of immediately prior to the Closing, minus (c) MUDS’ and Topps’ transaction expenses, in each case, incurred in connection with the Transactions, up to a maximum aggregate amount of $50 million (and with respect to MUDS, up to a maximum amount of $25 million), minus (d) any remaining amounts payable by Topps under any affiliated contract being terminated as part of the Transactions (the “Closing Merger Consideration”);

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7,684,730 shares of Class B common stock of the post-combination company, subject to forfeiture if certain share price targets are not achieved in accordance with the applicable terms set forth in the Merger Agreement (and which will convert into shares of the post-combination company’s Class A common stock or Class E common stock, as applicable, upon the achievement of such share price targets);

•	rights to receive payments under tax receivable agreement (as defined below); and

•	rights to certain tax refunds received by the post-combination company in respect of pre-Closing tax periods.

•

The cash portion of the Closing Merger Consideration will be an amount equal to (a) the amount of cash permitted to be distributed by Topps to its stockholders prior to the Closing but not so distributed, plus (b) all amounts in MUDS’ trust account (after reduction for the aggregate amount required to be paid in connection with any valid stockholder redemptions), plus (c) the aggregate amount of the PIPE Investment funded as of immediately prior to the Closing (clauses (b) and (c), together, the “Available Closing Buyer Cash”), minus (d) MUDS’ and Topps’ transaction expenses, in each case, incurred in connection with the Transactions, up to an aggregate amount of $50 million (and with respect to MUDS expenses, up to a maximum amount of $25 million), minus (e) the greater of (i) the amount by which the cash and cash equivalents of Topps is less than $50 million and (ii) the amount by which the net indebtedness of Topps exceeds $144 million, minus (f) any remaining amounts payable by Topps under any affiliated contract being terminated as part of the transaction; provided, that the amount of cash consideration may be reduced if necessary to ensure (x) that total cash consideration is no more than sixty percent of the total consideration payable to Topps stockholders at the Closing or (y) that certain equityholders of Topps (other than Tornante Topps, LLC and Topps Management, LLC) receive no less than 5,001,125 shares of the post-combination company’s Class A common stock in the aggregate in connection with the Transactions.

•

The remainder of the Closing Merger Consideration will be paid in shares of Class A common stock and Class E common stock at a per share price of $10.15 per share. The portion of the Closing Merger Consideration to be paid to stockholders of Topps that are affiliated with Michael Eisner (namely, Tornante Topps LLC) will consist entirely of Class E common stock (which will entitle the holder thereof to 10 votes per share) and will not include any cash. The portion of the Closing Merger Consideration to be paid to all other stockholders of Topps will consist of cash and Class A common stock (which will entitle the holder thereof to 1 vote per share).

•

In connection with the Merger Agreement, the Sponsor has entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed, among other things, (i) to vote all of its shares of common stock (a) in favor of (x) adoption of the Merger Agreement and (y) approval of the Transactions and the other MUDS stockholder proposals and (b) against any proposal that would materially impede the Transactions, (ii) not to redeem any shares of Class A common stock in connection with the Transactions, (iii) for a period of three (3) years following the Closing, not to form a “group” for the purpose of voting against persons nominated by the equityholders of Holdings for election as directors of the post-combination company, (iv) to waive anti-dilution rights that would result in Class B common stock converting on anything other than a 1-to-1 basis and (v) if more than 20% of Class A common stock is redeemed by MUDS stockholders in connection with the Transactions, to surrender for cancellation up to 2,635,416 shares of Class B common stock in proportion to the incremental percentage of shares redeemed above such 20% threshold

•

Pursuant to the terms of the Subscription Agreements and the Backstop Agreement, MUDS has agreed to issue and sell to the PIPE Investors and the PIPE Investors have agreed to purchase up to an aggregate of 24,630,542 shares of Class A common stock, for a purchase price of $10.15 per share and for an aggregate commitment of up to $250,000,000, inclusive of the full Backstop Amount.

•

As part of the PIPE Investment, MUDS entered into the Backstop Agreement with the Mudrick Backstop Parties, pursuant to which the Mudrick Backstop Parties have agreed to purchase an aggregate of up to 9,852,216 shares of Class A common stock for an aggregate purchase price of $10.15 per share and for an aggregate commitment of up to the Backstop Amount, provided, that the Mudrick Backstop Parties may elect in connection with the Closing to reduce the Backstop Amount by the excess above $350,000,000 (if any) of the amount of the Available Closing Buyer Cash (including the maximum Backstop Amount).

•

It is anticipated that, upon completion of the Transactions, assuming that no MUDS public stockholders exercise redemption rights in respect of their shares of Class A common stock in connection with the Transactions: (i) MUDS’ public stockholders will retain an approximately 27.6% economic ownership interest in, and approximately 6.4% of the voting power of, the post-combination company; (ii) the PIPE Investors (including the Mudrick Backstop Parties) will hold an approximately 21.5% economic ownership interest in, and approximately 5.0% of the voting power of, the post-combination company; (iii) the Sponsor will hold an approximately 6.9% economic ownership interest in, and approximately 1.6% of the voting power of, the post-combination company; (iv) Michael Eisner (through Tornante Topps LLC) will hold an approximately 37.1% economic interest in, and approximately 85.5% of the voting power of, the post-combination company and (v) current indirect investors in Topps (and following the Holdings Liquidation, stockholders of Topps), excluding Tornante Topps LLC, will hold an approximately 6.9% economic interest in, and approximately 1.6% of the voting power of, the post-combination company. These levels of ownership interests: (a) exclude the impact of the shares of Class A common stock underlying warrants, (b) assume that no MUDS public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in MUDS’ trust account, (c) assume that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment, (d) exclude the Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (e) assume that no shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and that 7,906,250 founder shares shall have converted into 7,906,250 shares of Class A common stock, (f) assume transaction expenses for MUDS and Topps of $50.0 million and (g) assume an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to Topps’ management services agreement of $10.0 million. We refer to the foregoing set of assumptions as the “no redemption scenario.” Finally, with respect to the Sponsor’s ownership interest, in the event that all warrants were exercised (including the Sponsor’s private placement warrants), the Sponsor would hold an approximately 13.4% economic interest in, and approximately 3.6% of the voting power of, the post-combination company.

•

It is anticipated that, upon completion of the Transactions, assuming (a) MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights in connection with the Transactions and (b) the Sponsor surrenders 1,609,144 founder shares in accordance with the terms of the Sponsor Support Agreement: (i) MUDS’ public stockholders will retain an approximately 8.7% economic ownership interest in, and approximately 2.0% of the voting power of, the post-combination company; (ii) the PIPE Investors (including the Mudrick Backstop Parties) will hold an approximately 21.8% economic ownership interest in, and approximately 5.0% of the voting power of, the post-combination company; (iii) the Sponsor will hold an approximately 5.6% economic ownership interest in, and approximately 1.3% of the voting power of, the post-combination company; (iv) Michael Eisner (through Tornante Topps LLC) will hold an approximately 37.7% economic interest in, and approximately 85.8% of the voting power of, the post-combination company and (v) current indirect investors in Topps (and following the Holdings Liquidation, stockholders of Topps), excluding Tornante Topps LLC, will hold an approximately 26.2% economic interest in, and approximately 6.0% of the voting power of, the post-combination company. These levels of ownership interests: (a) exclude the impact of the shares of Class A common stock underlying warrants, (b) assume that MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights with respect to their shares for a pro rata portion of the funds in MUDS’ trust account, (c) assume that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment, (d) exclude the Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (e) assume that 1,609,144 shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and that 6,297,106 founder shares shall have converted into 6,297,106 shares of Class A common stock, (f) assume transaction expenses for MUDS and Topps of $50.0 million and (g) assume an estimated dividend payment by Topps of $28.4 millon and a termination payment with respect to Topps’ management services agreement of $10.0 million. We refer to the foregoing set of assumptions as the “maximum redemption scenario.” Finally, with respect to the Sponsor’s ownership interest, in the event that all warrants were exercised (including the Sponsor’s private placement warrants), the Sponsor would hold an approximately 12.4% economic interest in, and approximately 3.3% of the voting power of, the post-combination company.

•

The Class E common stock will be issued exclusively to Tornante Topps LLC, an entity controlled by Michael Eisner. The Class E common stock is entitled to 10 votes per share on matters voted on by stockholders of the post-combination company. Consequently, Michael Eisner, through Tornante Topps LLC, will hold at least 85.5% of the voting power of the post-combination company and will therefore control all decisions put to stockholders. Following the completion of the Transactions, Tornante Topps LLC, and indirectly, Michael Eisner, will control a majority of the voting power of outstanding capital stock of the post-combination company and as a result, the post-combination company will qualify as a “controlled company” under the NASDAQ listing standards and will not be subject to the requirements that would otherwise require the post-combination company to have: (i) a majority of “independent directors,” as defined under the listing standards of NASDAQ; (ii) a nominating and corporate governance committee comprised solely of independent directors; and (iii) a compensation committee comprised solely of independent directors. Pursuant to the terms of an Investor Rights Agreement to be entered into at the Closing among Tornante Topps LLC, certain other Topps equityholders and the post-combination company, after completion of the Transactions, so long as Topps is a “controlled company” under the NASDAQ listing standards, Tornante Topps LLC, and indirectly, Michael Eisner, will have the right to nominate all members of the post-combination company’s board of directors, subject to MDP’s rights with respect to its designee and applicable independence requirements.

•

MUDS’ management and the MUDS Board considered various factors in determining whether to approve the Merger Agreement and the Transactions contemplated thereby, including the Mergers. For more information about the reasons that the MUDS Board considered in determining its recommendation, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — MUDS’ Board of Directors’ Reasons for the Approval of the Transactions.” When you consider the MUDS Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that are different from, or in addition to, the interests of MUDS stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The MUDS Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the MUDS stockholders that they vote “FOR” the proposals presented at the special meeting.

•	At the special meeting, MUDS stockholders will be asked to consider and vote on the following proposals:

•

a proposal to approve the business combination described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the other Transactions (including the Mergers) described in this proxy statement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

•	a proposal to approve and adopt the Charter. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

•

a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the Charter, presented separately in accordance with requirements of the SEC. Please see the section entitled “Proposal No. 3 — The Governance Proposals”;

•

a proposal to approve, for purposes of complying with applicable provisions of NASDAQ Listing Rule 5635, the issuance of common stock in connection with the Transactions, including, without limitation, the PIPE Investment. Please see the section entitled “Proposal No. 4 — The NASDAQ Proposal”;

•

a proposal to approve and adopt the Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 5 — The Incentive Plan Proposal”;

•

a proposal to elect eight directors to serve staggered terms on the Post-Closing Board until immediately following the first, second and third annual meetings of stockholders following the consummation of the Transactions as applicable and until their respective successors are duly elected and qualified. Please see the section entitled “Proposal No. 6 — The Director Election Proposal”; and

•

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the NASDAQ proposal, the charter proposal, the governance proposals, the incentive plan proposal or the director election proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal.”

•

Upon consummation of the Transactions, the MUDS Board anticipates each Class I director having a term that expires immediately following the annual meeting of stockholders in 2022, each Class II director having a term that expires immediately following the annual meeting of stockholders in 2023 and each Class III director having a term that expires immediately following the annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the sections entitled “Proposal No. 6 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the proposed business combination. The following questions and answers do not include all the information that is important to MUDS stockholders. Stockholders are urged to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed business combination and the voting procedures for the special meeting.

Q.	Why am I receiving this proxy statement?

A.

MUDS and Topps have agreed to a business combination under the terms of the Merger Agreement that is described in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A, and MUDS encourages its stockholders to read it in its entirety. MUDS stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, which, among other things, includes provisions for (a) First Merger Sub to be merged with and into Topps with Topps being the surviving corporation in the First Merger and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, Topps to be merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of MUDS in the Second Merger. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

This proxy statement and its Annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q.	When and where is the special meeting?

A.

The special meeting will be held via live webcast on [●], 2021 at [●] a.m. Eastern Time. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/MUDS2021SM, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

Q.	What are the proposals on which I am being asked to vote at the special meeting?

A.	The stockholders of MUDS will be asked to consider and vote on the following proposals at the special meeting:

1.

a proposal to approve the business combination described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the Transactions (including the Mergers). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

2.	a proposal to approve and adopt the Charter. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

3.

a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the Charter, presented separately in accordance with the requirements of the SEC. Please see the section entitled “Proposal No. 3 — The Governance Proposals”;

4.

a proposal to approve, for purposes of complying with applicable provisions of NASDAQ Listing Rule 5635, the issuance of common stock in connection with the Transactions, including, without limitation, in connection with the First Merger and the PIPE Investment. Please see the section entitled “Proposal No. 4 — The NASDAQ Proposal”;

5.

a proposal to approve and adopt the Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 5 — The Incentive Plan Proposal”;

6.

a proposal to elect eight directors to serve staggered terms on the MUDS Board until immediately following the first, second and third annual meetings of MUDS stockholders following the consummation of the Transactions, as applicable, and until their respective successors are duly elected and qualified. Please see the section entitled “Proposal No. 6 — The Director Election Proposal”; and

7.

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the NASDAQ proposal, the charter proposal, the governance proposals, the incentive plan proposal or the director election proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal.”

MUDS will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement contains important information about the proposed business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

The Transactions will be consummated only if the business combination proposal, the NASDAQ proposal and the charter proposal are approved at the special meeting. Each of the business combination proposal, the charter proposal and the NASDAQ proposal is cross-conditioned on the approval of each other. Each of the incentive plan proposal and the director election proposal are conditioned on the approval of the business combination proposal, the charter proposal and the NASDAQ proposal. The adjournment proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement. The votes on the governance proposals are non-binding advisory votes.

The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement.

Q.	Why is MUDS proposing the business combination?

A.	MUDS was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.

On December 10, 2020, MUDS consummated its initial public offering of 27,500,000 units. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common Stock at a purchase price of $11.50 per share, subject to adjustment, as provided in MUDS’ final prospectus filed with the Securities and Exchange Commission on December 9, 2020 (File No. 333-249402).

On December 14, 2020, the underwriters fully exercised their over-allotment option, resulting in an additional 4,125,000 units issued for an aggregate amount of $41,250,000. The units from the MUDS IPO (including the exercise of the over-allotment option) were sold at an offering price of $10.00 per unit, generating gross proceeds to MUDS of $316,250,000. Since the MUDS IPO, MUDS’ activity has been limited to the evaluation of business combination opportunities.

Topps is a global consumer products company that entertains and delights consumers through a diverse, engaging, multi-platform product portfolio that includes physical and digital collectibles, trading cards, trading card games, sticker and album collections, memorabilia, curated experiential events, gift cards and novelty confections.

The MUDS Board, in evaluating the Transactions, consulted with MUDS’ management and financial and legal advisors. In reaching its unanimous resolution (i) that the Merger Agreement and the Transactions are advisable and in the best interests of MUDS and its stockholders and (ii) to recommend that the stockholders adopt the Merger Agreement and approve the business combination and the transactions contemplated thereby, the MUDS Board considered and evaluated a number of factors, including the factors discussed in this proxy statement. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — MUDS’ Board of Directors’ Reasons for Approval of the Transactions.”

Q.	Why is MUDS providing stockholders with the opportunity to vote on the business combination?

A.

Under our existing certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the business combination proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of the Transactions. The approval of our stockholders of the business combination proposal is also a condition to the closing of the business combination under the Merger Agreement.

Q.	What will happen in the business combination?

A.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, MUDS will acquire Topps in a series of transactions we collectively refer to as the Transactions. At the Closing, among other things, (i) First Merger Sub will merge with and into Topps with Topps being the surviving corporation in the First Merger as a wholly owned subsidiary of MUDS and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Topps will be merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of MUDS in the Second Merger. Following the consummation of the Mergers, MUDS will own all of the outstanding equity interests of the surviving company and the former equityholders of Holdings will become stockholders of MUDS.

Q.	Following the business combination, will MUDS’ securities continue to trade on a stock exchange?

A.

Yes. MUDS units, Class A common stock and warrants are currently listed on the NASDAQ Capital Market (the “NASDAQ”) under the symbols MUDSU, MUDS and MUDSW, respectively. We intend to apply to continue the listing of our publicly-traded Class A common stock and warrants on NASDAQ under the proposed symbols “TOPP” and “TOPPW,” respectively, upon the consummation of the Transactions. As a result, our publicly-traded units will separate into the component securities upon consummation of the Transactions and, as a result, will no longer trade as a separate security.

Q.	How will the business combination impact the shares of MUDS outstanding after the business combination?

A.

As a result of the business combination and the consummation of the Transactions, including, without limitation, the PIPE Investment, the number of shares of Class A common stock outstanding will increase by approximately 128% to approximately 72,044,337 shares of Class A common stock (assuming that no shares of Class A common stock are elected to be redeemed by MUDS stockholders). In connection with the Transactions, MUDS will also issue (i) Class E common stock, which will have terms identical to the Class A common stock in all respects other than that it will be entitled to ten votes per share in all matters submitted to a vote of MUDS stockholders and it will convert automatically to Class A common stock upon its transfer to a third party (subject to limited exceptions in respect of transfers to charitable organizations, affiliated persons and estate planning vehicles ) and (ii) the Holder Earnout Shares, which will be subject to forfeiture if certain share price targets are not achieved in accordance with the applicable terms set forth in the Merger Agreement (and which will convert into shares of the Class A common stock or Class E common stock, as applicable, upon the achievement of such share price targets). Additional shares of

Class A common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including issuance of shares of Class A common stock upon exercise of the warrants and the conversion of the shares of Class E common stock and Class B common stock noted above. The inclusion of such shares in the public market could adversely impact the market price of Class A common stock, even if its business is doing well. Pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, following the closing of the business combination and subject to the approval of the applicable award agreements by the Post-Closing Board, MUDS may grant an aggregate amount of up to 7,336,614 additional shares of Class A common stock.

Q.	Will the management of Topps change in the business combination?

A.

We anticipate that all of the executive officers of Topps will remain with the post-combination company. In addition, Michael Eisner, Andrew Redman, Eric Eisner, Maria Seferian, Jill Ellis, Scott Pasquini, Marc Lasry and Meltem Demirors have each been nominated to serve as directors of the post-combination company upon completion of the Transactions. Please see the sections entitled “Proposal No. 6 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

Q.	What equity stake will current stockholders of MUDS and Topps, and the PIPE Investors, hold in the post-combination company after the closing?

A.

It is anticipated that, upon completion of the Transactions, assuming that no MUDS public stockholders exercise redemption rights in respect of their shares of Class A common stock in connection with the Transactions: (i) MUDS’ public stockholders will retain an approximately 27.6% economic ownership interest in, and approximately 6.4% of the voting power of, the post-combination company; (ii) the PIPE Investors (including the Mudrick Backstop Parties) will hold an approximately 21.5% economic ownership interest in, and approximately 5.0% of the voting power of, the post-combination company; (iii) the Sponsor will hold an approximately 6.9% economic ownership interest in, and approximately 1.6% of the voting power of, the post-combination company; (iv) Michael Eisner (through Tornante Topps LLC) will hold an approximately 37.1% economic interest in, and approximately 85.5% of the voting power of, the post-combination company and (v) current indirect investors in Topps (and following the Holdings Liquidation, stockholders of Topps), excluding Tornante Topps LLC, will hold an approximately 6.9% economic interest in, and approximately 1.6% of the voting power of, the post-combination company. These levels of ownership interests: (a) exclude the impact of the shares of Class A common stock underlying warrants, (b) assume that no MUDS public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in MUDS’ trust account, (c) assume that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment, (d) exclude the Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (e) assume that no shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and that 7,906,250 founder shares shall have converted into 7,906,250 shares of class A common stock, (f) assume transaction expenses for MUDS and Topps of $50.0 million and (g) assume an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to Topps’ management services agreement of $10.0 million. We refer to the foregoing set of assumptions as the “no redemption scenario.”

It is anticipated that, upon completion of the Transactions, assuming (a) MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights in connection with the Transactions and (b) the Sponsor surrenders 1,609,144 founder shares in accordance with the terms of the Sponsor Support Agreement: (i) MUDS’ public stockholders will retain an approximately 8.7% economic ownership interest in, and approximately 2.0% of the voting power of, the post-combination company; (ii) the PIPE Investors (including the Mudrick Backstop Parties) will hold an approximately 21.8% economic ownership interest in, and approximately 5.0% of the voting power of, the post-combination company; (iii) the Sponsor will hold an approximately 5.6% economic ownership interest in, and approximately 1.3% of the voting power of, the post-combination company; (iv) Michael Eisner (through Tornante Topps LLC) will hold an approximately 37.7% economic interest in, and approximately 85.8% of the voting power of, the post-combination company and (v) current indirect investors in Topps, excluding Tornante Topps LLC, will hold an approximately 26.2% economic interest in, and approximately 6.0% of the voting power of, the post-combination company. These levels of ownership interests: (a) exclude the impact of the shares of Class A common stock underlying warrants, (b) assume that MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights with respect to their shares for a pro rata portion of the funds in MUDS’ trust account, (c) assume that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment, (d) exclude the Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (e) assume that 1,609,144 shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and that 6,297,106 founder shares shall have converted into 6,297,106 shares of Class A common stock, (f) assume transaction expenses for MUDS and Topps of $50.0 million and (g) assume an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to Topps’ management services agreement of $10.0 million. We refer to the foregoing set of assumptions as the “maximum redemption scenario.”

For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Post-Combination Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 5 — The Incentive Plan Proposal.”

Q.	Will MUDS obtain new financing in connection with the Transactions?

A.

Yes. MUDS has agreed to issue and sell to the PIPE Investors and the PIPE Investors have agreed to purchase up to an aggregate of 24,630,542 shares of Class A common stock, for a purchase price of $10.15 per share and for an aggregate commitment of $250,000,000, inclusive of the maximum Backstop Amount.

As part of the PIPE Investment, MUDS entered into the Backstop Agreement with the Mudrick Backstop Parties, pursuant to which the Mudrick Backstop Parties have agreed to purchase an aggregate of up to 9,852,216 shares of Class A common stock for a purchase price of $10.15 per share and with an aggregate commitment of up to the Backstop Amount; provided, that the Mudrick Backstop Parties may elect in connection with the Closing to reduce the Backstop Amount by the excess above $350,000,000 (if any) of the amount of the Available Closing Buyer Cash (including the maximum Backstop Amount). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Sources and Uses for the Business Combination.”

Q.	What conditions must be satisfied to complete the Business Combination?

A.

Unless waived by the parties to the Merger Agreement, and subject to applicable law, there are a number of closing conditions in the Merger Agreement, including the expiration or termination of the applicable waiting period under the HSR Act (which occurred on May 20, 2021) and the approval by the stockholders of MUDS of the business combination proposal, the NASDAQ proposal, the director election proposal and the charter proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Merger Agreement.”

Q.	What happens if I sell my shares of Class A common stock before the special meeting?

A.

The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Class A common stock after the record date, but before the special meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the special meeting with respect to such shares, but the transferee, and not you, will have the ability to redeem such shares (if time permits). However, you will not be able to seek redemption of your shares of Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination. If you transfer your shares of Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q.	What constitutes a quorum at the special meeting?

A.

A quorum of our stockholders is necessary to hold a valid meeting. The presence at the virtual special meeting, in person or by proxy, of holders of a majority in voting power of common stock issued and outstanding and entitled to vote at the special meeting, present in person, or represented by proxy, via the virtual meeting platform, constitute a quorum. The initial stockholders, who currently own approximately 20% of MUDS’ issued and outstanding shares of common stock, will count toward this quorum. At the special meeting, we will not count any broker non-votes as present with respect determining whether a quorum is present, but we will count any properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. In the absence of a quorum, the chairman of the special meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 19,765,626 shares of common stock would be required to achieve a quorum.

Q.	What vote is required to approve the proposals presented at the special meeting?

A.

The approval of each of the business combination proposal, the NASDAQ proposal, and the incentive plan proposal requires the affirmative vote of a majority of the votes cast by holders of MUDS’ outstanding shares of common stock represented in person or by proxy at the special meeting and entitled to vote thereon. If a valid quorum is established, a stockholder’s failure to vote by proxy or in person at the special meeting will have no effect on the outcome of any vote on any of the foregoing proposals. Abstentions will be counted in connection with determination of whether a valid quorum is established, but will have no effect on the vote with respect to such proposals. Broker non-votes will not be counted in connection with determination of whether a valid quorum is established and will have no effect on the vote with respect to such proposals. The initial stockholders (including the Sponsor) have agreed to vote their founder shares and any public shares they may hold in favor of the business combination. Currently, the initial stockholders own approximately 20% of MUDS’ issued and outstanding common stock, including all of the outstanding founder shares. As a result, if the minimum number of shares of common stock required to establish a quorum is represented in person or by proxy at the special meeting, then the affirmative vote of holders of 1,976,564 shares of Class A common stock would be required to approve each of the business combination proposal, the NASDAQ proposal and the incentive plan proposal. If all outstanding shares of common stock are represented in person or by proxy at the special meeting, then the affirmative vote of holders of 11,859,376 shares of Class A common stock would be required to approve each of the business combination proposal, the NASDAQ proposal and the incentive plan proposal.

The approval of the charter proposal requires (i) the affirmative vote or written consent of holders of a majority of the shares of Class B common stock then outstanding and (ii) the affirmative vote of holders of a majority of the outstanding shares of common stock. Accordingly, if a valid quorum is otherwise established, a stockholder’s failure to vote by proxy or in person at the special meeting, as well as an abstention from voting and a broker non-vote with regard to the charter proposal, each will have the same effect as a vote “AGAINST” such charter proposal.

Directors are elected by a plurality of the votes cast by holders of MUDS’ outstanding shares of common stock represented in person or by proxy at the special meeting and entitled to vote thereon. This means that the eight director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Q.	How many votes do I have at the special meeting?

A.

Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of common stock held of record as of June 30, 2021, the record date for the special meeting. As of the close of business on the record date, there were 39,531,250 outstanding shares of our common stock.

Q.	Why is MUDS proposing the governance proposals?

A.

As required by applicable SEC guidance, MUDS is requesting that its stockholders vote upon, on a nonbinding advisory basis, a proposal to approve certain governance provisions contained in the Charter that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from the charter proposal, but pursuant to SEC guidance, MUDS is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on MUDS and the MUDS Board (separate and apart from the approval of the charter proposal). Furthermore, the business combination is not conditioned on the separate approval of the governance proposals (separate and apart from approval of the charter proposal). Please see the section entitled “Proposal No. 3 — The Governance Proposals.”

Q.	Did the MUDS Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination?

A.

The MUDS Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the business combination with Topps. The officers and directors of MUDS have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds enabled them to make determinations regarding the Transactions. In addition, MUDS’ officers and directors and MUDS’ advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the MUDS Board in valuing Topps’ business, and assuming the risk that the MUDS Board may not have properly valued such business.

Q.	Do I have redemption rights?

A.

Yes. If you are a public stockholder and you properly exercise your right to redeem your public shares and timely deliver your shares to the transfer agent, MUDS will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the consummation of the business combination, including interest not previously released to MUDS to pay its franchise and income taxes, divided by the number of then issued and outstanding public shares; provided, that MUDS will not redeem any public shares to the extent that such redemption would result in MUDS having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of common stock included as part of units sold in the MUDS IPO unless such stockholder obtains MUDS’ prior consent. Holders of MUDS’ outstanding public warrants do not have any redemption rights in connection with the business combination. For illustrative purposes, based on the fair value of marketable securities held in the trust account of approximately $321 million as of June 30, 2021, the estimated per share redemption price would have been approximately $10.15. Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of franchise and income taxes payable) in connection with the liquidation of the trust account.

Q.	Can MUDS’ initial stockholders redeem their founder shares in connection with consummation of the business combination?

A.

No. The initial stockholders (including the Sponsor) have agreed to waive their redemption rights with respect to their founder shares and with respect to any public shares they may hold in connection with the consummation of the business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Q.	How do I exercise my redemption rights?

A.

In order to exercise your redemption rights, you must: (i) hold public shares or (ii) if you hold public units, separate the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares, and (iii) prior to 5:00 p.m. Eastern Time on [•], 2021 (two business days before the special meeting), (x) tender your shares physically or electronically and (y) submit a request in writing that MUDS redeem your public shares for cash to Continental Stock Transfer & Trust Company, MUDS’ transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Please state in your written redemption request sent to Continental Stock Transfer & Trust Company, MUDS’ transfer agent, if you are acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act) with any other stockholder with respect to shares of common stock. Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 20% of the shares of Class A common stock included in the units sold in the MUDS IPO without MUDS’ prior consent. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash unless such stockholder first obtains MUDS’ prior consent.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, MUDS does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in “street name” will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not MUDS requires stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated. However, under Delaware law, the proceeds held in the trust account could be subject to claims which could take priority over those of MUDS’ public stockholders exercising redemption rights, regardless of whether such holders vote for or against the business combination proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the business combination proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the special meeting.

If you deliver your shares for redemption to MUDS’ transfer agent and later decide prior to the special meeting not to elect redemption, you may request that MUDS’ transfer agent return the shares (physically or electronically). You may make such request by contacting MUDS’ transfer agent at the address listed at the beginning of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by MUDS’ transfer agent prior to the vote taken on the business combination proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the special meeting.

Q.	What are the U.S. federal income tax consequences of exercising my redemption rights?

A.

As described more fully below, a U.S. holder of Class A common stock that exercises its redemption rights to receive cash in exchange for such shares may be treated as selling shares of common stock resulting in the recognition of capital gain or capital loss (assuming such U.S. holder holds its Class A common stock as a capital asset). There may be certain circumstances in which the redemption may be treated as a distribution as an amount equal to the redemption proceeds, for U.S. federal income tax purposes, depending on the amount of shares of common stock that a U.S. holder owns or is deemed to own by attribution (including through the ownership of warrants) prior to and following the redemption.

Please see the section entitled “Material U.S. Federal Income Tax Consequences of the Redemption to MUDS Stockholders” of this proxy statement for a discussion of material U.S. federal income tax consequences of exercising your redemption rights. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q.	If I am a public unit holder, can I exercise redemption rights with respect to my public units?

A.	No. Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, in order to redeem your underlying shares you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, MUDS’ transfer agent, with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights with respect to the public shares.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, MUDS’ transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation, or two weeks if done using physical certificates. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q.	Do I have appraisal rights if I object to the proposed business combination?

A.

No. Neither MUDS stockholders nor its unit or warrant holders have appraisal rights in connection with the business combination under the DGCL. Please see the section entitled “Special Meeting of MUDS Stockholders — Appraisal Rights.”

Q.	What happens to the funds deposited in the trust account after consummation of the business combination?

A.

An amount equal to $320,993,750 of the net proceeds of the MUDS IPO, the exercise of the over-allotment option by the underwriters and the sale of the private placement warrants were placed in the trust account following the MUDS IPO. After consummation of the business combination, the funds in the trust account will be used to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the business combination (including aggregate fees of up to $11,068,750 as deferred underwriting commissions) and to fund the Closing Merger Consideration. Please see the section entitled “Proposal No. 1 — The Business Combination — Sources and Uses for the Business Combination.”

Q.	What happens if a substantial number of public stockholders vote in favor of the business combination proposal and exercise their redemption rights?

A.

MUDS’ public stockholders may vote in favor of the business combination and still exercise their redemption rights. Accordingly, the business combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders.

Q.	What happens if the business combination is not consummated?

A.

If MUDS does not complete the business combination with Topps for whatever reason, MUDS would search for another target business with which to complete a business combination. If MUDS does not complete a business combination with Topps or another target business by September 10, 2022, MUDS must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the amount then held in the trust account divided by the number of outstanding public shares. The Sponsor has no redemption rights in the event a business combination is not effected in the completion window, and, accordingly, the founder shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to MUDS’ outstanding warrants. Accordingly, the warrants will be worthless.

Q.	How does the Sponsor intend to vote on the proposals?

A.

The Sponsor owns of record and is entitled to vote an aggregate of 20% of the outstanding shares of common stock as of the record date. The Sponsor and the Insiders have agreed to vote any founder shares and any public shares held by them as of the record date, in favor of the Transactions. The Sponsor and the MUDS officers and directors may have interests in the business combination that may conflict with your interests as a stockholder, see the sections entitled “Summary of the Proxy Statement — Interests of Certain Persons in the Business Combination” and “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Q.	What happens if I vote against the business combination proposal?

A.

If you vote against the business combination proposal but the business combination proposal still obtains the affirmative vote of a majority of the votes cast by holders of MUDS’ outstanding shares of common stock represented in person or by proxy at the special meeting and entitled to vote thereon, then the business combination proposal will be approved and, assuming the approval of the NASDAQ proposal and the charter proposal and the satisfaction or waiver of the other conditions to closing, the business combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the business combination proposal and the business combination proposal does not obtain the affirmative vote of a majority of the votes cast by holders of outstanding shares of common stock represented in person or by proxy at the special meeting and entitled to vote thereon, then the business combination proposal will fail and we will not consummate the business combination.

You may exercise your redemption rights whether you vote your shares of common stock for or against, or whether you abstain from voting on the business combination proposal or any other proposal described in this proxy statement.

Q.	When do you expect the business combination to be completed?

A.

The consummation of the business combination is expected to take place no later than 10:00 a.m. Eastern Time on the third (3rd) business day following the satisfaction or waiver of the conditions set forth in the Merger Agreement and described below in the subsection entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to the Closing of the Transactions.” The closing of the business combination, which is expected in the second half of 2021, is subject to customary and other closing conditions, including regulatory approval and receipt of approvals from MUDS stockholders. The Merger Agreement may be terminated by MUDS or Topps if the consummation of the business combination has not occurred by January 6, 2022 (the “Termination Date”; provided that the Termination Date may be extended under certain specified circumstances in accordance with the Merger Agreement).

For a description of the conditions to the completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Conditions to Closing of the Transactions” of this proxy statement.

Q.	What do I need to do now?

A.

MUDS urges you to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the business combination will affect you as a stockholder and/or warrant holder of MUDS. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card, or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or other nominee.

Q.	How do I vote?

A.

The special meeting will be held via live webcast at [●] a.m. Eastern Time, on [●], 2021. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/MUDS2021SM, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

If you are a holder of record of common stock on June 30, 2021, the record date for the special meeting, you may vote at the special meeting via the virtual meeting platform or by submitting a proxy for the special meeting, in any of the following ways, if available:

•

Vote by Mail: by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. By signing the proxy card and returning it in the enclosed prepaid envelope to the foregoing address, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your common shares will be voted as recommended by the MUDS Board. The MUDS Board recommends voting “FOR” the business combination proposal,

“FOR” the charter proposal, “FOR” the governance proposals, “FOR” the director election proposal, “FOR” the incentive plan proposal, “FOR” the NASDAQ proposal and “FOR” the adjournment proposal, if presented. Votes submitted by mail must be received by [●] Eastern Time on [●], 2021.

•	Vote by Internet: visit www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on [●], 2021 (have your proxy card in hand when you visit the website);

•	Vote by Phone: by calling toll-free (within the U.S. or Canada) 1-800-690-6903 (have your proxy card in hand when you call); or

•

Vote at the Special Meeting: you can attend the special meeting via the virtual meeting platform and vote during the meeting by following the instructions on your proxy card. You can access the special meeting by visiting the website www.virtualshareholdermeeting.com/MUDS2021SM. You will need your control number for access. If you do not have a control number, please contact Continental Stock Transfer. Instructions on how to attend and participate at the special meeting are available at www.proxyvote.com.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares, in most cases you may do this by telephone or over the Internet as instructed, or, if you wish to attend the meeting and vote, obtain a proxy from your broker, bank or nominee.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. If you are a stockholder of record of MUDS as of the close of business on the record date, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•	Submit a new proxy card bearing a later date;

•

Vote electronically at the Special Meeting by visiting www.virtualshareholdermeeting.com/MUDS2021SM and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the Special Meeting will not alone serve to revoke your proxy.

Q.	What happens if I fail to take any action with respect to the special meeting?

A.

If you fail to take any action with respect to the special meeting and the business combination is approved by stockholders, the business combination will be consummated in accordance with the terms of the Merger Agreement. If you fail to take any action with respect to the special meeting and the business combination is not approved, we will not consummate the business combination.

Q.	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your MUDS shares.

Q.	Who will solicit and pay the cost of soliciting proxies for the special meeting?

A.

MUDS will pay the cost of soliciting proxies for the special meeting. MUDS has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting. MUDS has agreed to pay D.F. King & Co., Inc. a fee of $25,000.00, plus costs and expenses, which fee also includes D.F. King & Co., Inc. acting as the inspector of elections at the special meeting. MUDS will reimburse D.F. King & Co., Inc. for reasonable out-of-pocket expenses and will indemnify D.F. King & Co., Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. MUDS will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those beneficial owners. MUDS’ directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	Who can help answer my questions?

A.	If you have questions about the Transactions or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Mudrick Capital Acquisition Corporation II

527 Madison Avenue, 6th Floor

New York, NY 10022

Tel: (646) 747-9500

Email: info@mudrickcapital.com

You may also contact MUDS’ proxy solicitor at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll-Free: (800) 549-6864

Banks and Brokers Call: (212) 269-5550

MUDS@dfking.com

To obtain timely delivery, our stockholders must request any additional materials no later than five business days prior to the special meeting. You may also obtain additional information about MUDS from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your stock (either physically or electronically) to MUDS’ transfer agent at the address below prior to the vote at the special meeting. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Redemption Rights.”

If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

1 State Street

30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination proposal, you should read this entire document carefully, including the Merger Agreement attached as Annex A to this proxy statement. The Merger Agreement is the legal document that governs the Transactions that will be undertaken in connection with the business combination. It is also described in detail in this proxy statement in the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Merger Agreement.”

The Parties

MUDS

MUDS is a blank check company formed in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. MUDS was incorporated under the laws of Delaware on July 30, 2020.

On December 10, 2020, MUDS consummated its initial public offering of 27,500,000 units. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a purchase price of $11.50 per share, subject to adjustment as provided in MUDS’ final prospectus filed with the Securities and Exchange Commission on December 9, 2020 (File No. 333-249402). The units from the MUDS IPO were sold at an offering price of $10.00 per unit, generating gross proceeds to MUDS of $275,000,000. MUDS granted the underwriters a 45-day option to purchase up to 4,125,000 additional units to cover over-allotments, if any. Simultaneously with the consummation of the MUDS IPO, MUDS consummated the private sale of 11,375,000 warrants at $1.00 per warrant for an aggregate purchase price of $11,375,000. Transaction costs amounted to $17,874,801, consisting of $6,325,000 of underwriting fees, $11,068,750 of deferred underwriting fees and $481,051 of other offering costs. The MUDS IPO was conducted pursuant to a registration statement on Form S-1 that became effective on December 7, 2020.

On December 14, 2020, the underwriters exercised the over-allotment option in full and purchased an additional 4,125,000 units at a purchase price of $10.00 per unit, generating gross proceeds of $41,250,000. Simultaneously with the exercise of the over-allotment option by the underwriters, MUDS consummated the private sale of 1,443,750 warrants at $1.00 per warrant for an aggregate purchase price of $1,443,750.

Following the consummation of the MUDS IPO, the exercise of the overallotment option by the underwriters and subsequent related private placements, a total of $320,993,750, was deposited into the trust account and the remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Except as described in the prospectus for the MUDS IPO, these proceeds will not be released until the earlier of the completion of an initial business combination and MUDS’ redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window. As of June 30, 2021, the record date for the special meeting, there was approximately $321 million held in the trust account.

MUDS’ units, Class A common stock and warrants are listed on the NASDAQ under the symbols MUDSU, MUDS and MUDSW, respectively.

The mailing address of MUDS’ principal executive office is 527 Madison Avenue, 6th Floor, New York, NY 10022. Its telephone number is (646) 747-9500. After the consummation of the business combination, its principal executive office will be that of Topps.

First Merger Sub

First Merger Sub is a wholly owned subsidiary of MUDS formed solely for the purpose of effecting the First Merger described herein. First Merger Sub was incorporated under the laws of Delaware as a corporation on April 1, 2021. First Merger Sub owns no material assets and does not operate any business.

The mailing address of First Merger Sub’s principal executive office is 527 Madison Avenue, 6th Floor, New York, NY 10022. Its telephone number is (646) 747-9500. After the consummation of the business combination, First Merger Sub will cease to exist as a separate legal entity.

Second Merger Sub

Second Merger Sub is a wholly owned subsidiary of MUDS formed solely for the purpose of effecting the Second Merger described herein. Second Merger Sub was formed under the laws of Delaware as a limited liability company on April 1, 2021. Second Merger Sub owns no material assets and does not operate any business.

The mailing address of Second Merger Sub’s principal executive office is 527 Madison Avenue, 6th Floor, New York, NY 10022. Its telephone number is (646) 747-9500. After the consummation of the business combination, Second Merger Sub will continue as a wholly owned subsidiary of MUDS and successor to Topps.

Topps

Founded in 1938, Topps is a global consumer products company that entertains and delights consumers through a diverse, engaging, multi-platform product portfolio that includes physical and digital collectibles, trading cards, trading card games, sticker and album collections, memorabilia, curated experiential events, gift cards and novelty confections. Topps was incorporated under the laws of Delaware as a corporation on October 1, 2013.

The mailing address of Topps’ principal executive office is 1 Whitehall Street, New York, NY 10004. Its telephone number is (212) 376-0300. After the consummation of the business combination, its principal executive office will remain the same.

Holdings

Tornante-MDP Joe Holding LLC is the direct parent company of Topps. Holdings is controlled by Tornante and MDP. The equity interests of Holdings are owned by Tornante, MDP, Topps Management LLC and certain other investors.

The mailing address of Holdings’ principal executive office is 1 Whitehall Street, New York, NY 10004. Its telephone number is (212) 376-0300. Prior to the Closing, Holdings will enter into a Plan of Liquidation which, among other things, will provide for (i) the wind up of the business affairs of Holdings and (ii) following the Pre-Closing Recapitalization, the distribution by Holdings of all of the outstanding shares of Topps common stock to Holdings’ equity holders, following which, prior to the Closing, the former equity holders of Holdings will become stockholders of Topps.

The Tornante Company

The Tornante Company, LLC is a privately held investment firm founded and owned by former Walt Disney Company CEO Michael Eisner. Tornante invests in, acquires, and operates media and entertainment companies. The company owns Topps and Portsmouth Football Club, of the English Football League, and has created critically acclaimed series such as Undone for Amazon Studios, BoJack Horseman and Tuca and Bertie for Netflix, and NOS4A2, an AMC Original Series.

Madison Dearborn Partners, LLC

Madison Dearborn Partners, LLC is a leading private equity investment firm based in Chicago. Since MDP’s formation in 1992, the firm has raised aggregate capital of over $27 billion and has completed over 150 investments. MDP invests across five dedicated industry verticals, including basic industries; business and government software and services; financial and transaction services; health care; and telecom, media and technology services.

Emerging Growth Company

MUDS is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find MUDS’ securities less attractive as a result, there may be a less active trading market for MUDS’ securities and the prices of its securities may be more volatile.

MUDS will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the MUDS IPO, (b) in which MUDS has total annual gross revenue of at least $1.07 billion, or (c) in which MUDS is deemed to be a large accelerated filer, which means the market value of Class A common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which MUDS has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Business Combination Proposal

Structure of the Transactions

Pursuant to the Merger Agreement, a business combination between MUDS and Topps will be effected through the First Merger, whereby First Merger Sub will merge with and into Topps, with Topps surviving such merger, followed by the Second Merger, whereby, immediately following the First Merger and as part of the same overall transaction as the First Merger, Topps will merge with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly owned subsidiary of MUDS.

Prior to the Closing, Topps will effect the Pre-Closing Recapitalization, which will result in the reclassification of Topps’ equity securities, such that the outstanding equity securities of Topps prior to the Closing will consist of Class A-1 common stock, Class A-2 common stock and Class B common stock. Following the Pre-Closing Recapitalization, and pursuant to the Plan of Liquidation, Holdings will distribute all of the issued and outstanding capital stock of Topps to Holdings’ equityholders, following which Holdings’ equityholders will become stockholders of Topps.

Merger Consideration

Subject to the terms of the Merger Agreement, the Closing Merger Consideration will be paid to the stockholders of Topps in a combination of stock and cash consideration consisting of the Closing Cash Consideration and the Closing Share Consideration (each as further described herein). In addition to the Closing Merger Consideration, each stockholder of Topps will be entitled to receive (i) a pro rata portion of the Earnout Consideration, which shares will be subject to transfer restrictions and vesting conditions as further described in this proxy statement, (ii) a pro rata portion of the amounts payable to Topps’ stockholders under the Tax Receivable Agreement and (iii) a pro rata portion of the amounts payable to Topps’ stockholders in respect of the Refund Consideration. For more information regarding the sources and uses of the funds utilized to consummate the Transactions, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Sources and Uses for the Business Combination.”

Related Agreements

Registration Rights Agreement

At the consummation of the Transactions, MUDS, the Sponsor, and certain parties listed therein will enter into a registration rights agreement in respect of the shares of Class A common stock held by such persons (including shares of Class A common stock underlying other securities held by such persons). Pursuant to such agreement, the parties will be entitled to certain customary registration rights, including demand, shelf and piggy-back rights, subject to cut-back provisions.

The parties to the Registration Rights Agreement will be subject (subject to customary exceptions, including for permitted transfers) to a contractual lock-up on the sale of common stock as follows: (a) in the case of the Sponsor, (i) with respect to the shares it receives upon conversion of its Class B common stock (but not shares received in respect of its Backstop Amount), 12 months from Closing (subject to earlier termination if common stock trades above $12.00 for 20 trading days in any 30 consecutive trading days beginning 150 days after the Closing), and (ii) with respect to its warrants, 30 days after the Closing and (b) in the case of all other parties thereto (including Tornante and MDP), 6 months from the Closing. The Holder Earnout Shares are also subject to lock-up until such later date as there has been a triggering event with respect to such shares.

Investor Rights Agreement

At the consummation of the Transactions, MUDS, Tornante, MDP, and certain parties listed therein will enter into an investor rights agreement, which will provide, among other things, certain director nomination rights with respect to the post-Closing board of directors of the post-combination company on a go-forward basis, including that, so long as Topps is a “controlled company” under the NASDAQ listing standards, Tornante, and indirectly, Michael Eisner, will be entitled to nominate all members of the Post-Closing Board, subject to applicable independence requirements and MDP’s rights with respect to its designee. The post-combination company will also agree not to remove directors designated by the aforementioned parties other than for “cause.” We expect to be a controlled company within the meaning of the NASDAQ rules at the Closing and we have agreed to certain covenants in accordance therewith.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, on April 6, 2021, MUDS and the Sponsor entered into the Sponsor Support Agreement. The following summary of the Sponsor Support Agreement is qualified by reference to the complete text of the Sponsor Support Agreement, a copy of which is attached as Annex D to this proxy statement. All stockholders are encouraged to read the Sponsor Support Agreement in its entirety for a more complete description of the terms and conditions thereof.

Pursuant to the terms of the Sponsor Support Agreement, the Sponsor agreed (i) to vote all of its shares of common stock (a) in favor of (x) the adoption of the Merger Agreement and approval of the Transactions (including the Mergers) and (y) the other MUDS stockholder proposals and (b) against any proposal that would materially impede the Transactions, (ii) not to redeem any shares of Class A common stock, in connection with the MUDS Stockholder Redemption, (iii) for a period of three (3) years following the Closing, not to form a “group” for the purpose of voting against persons nominated by the equityholders of Holdings for election as directors of MUDS, (iv) to waive anti-dilution rights that would result in Class B common stock converting on anything other than a 1-

to-1 basis and (v) if more than 20% of Class A common stock is redeemed by MUDS stockholders in connection with the MUDS Stockholder Redemption, to surrender for cancellation up to 2,635,416 shares of Class B common stock in proportion to the incremental percentage of shares redeemed above such 20% threshold.

Subscription Agreements

In connection with the execution of the Merger Agreement, MUDS entered into Subscription Agreements and the Backstop Agreement with PIPE Investors. The following summaries of the Subscription Agreements and the Backstop Agreement are qualified by reference to the complete text of the form of the Subscription Agreement and the Backstop Agreement, copies of which are attached as Annex E and Annex F, respectively, to this proxy statement. All stockholders are encouraged to read the form of Subscription Agreement and the Backstop Agreement in their entirety for a more complete description of the terms and conditions thereof.

Pursuant to the terms of the Subscription Agreements and the Backstop Agreement, MUDS has agreed to issue and sell to the PIPE Investors and the PIPE Investors have agreed to purchase up to an aggregate of 24,630,542 shares of Class A common stock, for a purchase price of $10.15 per share and for an aggregate commitment of $250,000,000, inclusive of the full Backstop Amount.

As part of the PIPE Investment, MUDS entered into the Backstop Agreement with the Mudrick Backstop Parties, pursuant to which the Mudrick Backstop Parties have agreed to purchase an aggregate of up to 9,852,216 shares of Class A common stock for an aggregate purchase price of $10.15 per share and for an aggregate commitment of up to the Backstop Amount, provided, that the Mudrick Backstop Parties may elect in connection with the Closing to reduce the Backstop Amount by the excess above $350,000,000 (if any) of the amount of the Available Closing Buyer Cash (including the maximum Backstop Amount).

The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of the PIPE Investment. The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto and (iii) the Outside Date (as defined in the Merger Agreement). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Incentive Plan

As contemplated by the Incentive Plan Proposal, we intend to reserve shares for grants of awards under the Incentive Plan. For more information about the Incentive Plan, please see the section entitled “Proposal No. 5 — The Incentive Plan Proposal.”

Impact of the Business Combination on the Post-Combination Company’s Public Float

It is anticipated that, upon completion of the business combination, (a) excluding the impact of the shares of Class A common stock underlying warrants, (b) assuming that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment (c) excluding the Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (d) assuming transaction expenses for MUDS and Topps of $50.0 million and (e) assuming an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to Topps’ management services agreement of $10.0 million, the varying ownership levels of the post-combination company will be as set forth below. The no redemption scenario further assumes that (i) no MUDS public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in MUDS’ trust account and (ii) no shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and 7,906,250 founder shares shall have converted into 7,906,250 shares of Class A common stock. By contrast, the maximum redemption scenario further assumes that (x) MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights with respect to their shares for a pro rata portion of the funds in MUDS’ trust account and (y) 1,609,144 shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and 6,297,106 founder shares shall have converted into 6,297,106 shares of Class A common stock.

	Assuming No Redemptions		Assuming Maximum Redemptions
	Economic Ownership Percentage	Percentage Voting Power	Economic Ownership Percentage	Percentage Voting Power
MUDS existing public stockholders	27.6%	6.4%	8.7%	2.0%
PIPE Investors (including the Mudrick Backstop Parties)	21.5%	5.0%	21.8%	5.0%
Sponsor	6.9%	1.6%	5.6%	1.3%
Michael Eisner (through Tornante)	37.1%	85.5%	37.7%	85.8%
Topps’ current investors (excluding Tornante)	6.9%	1.6%	26.2%	6.0%

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 5 — The Incentive Plan Proposal.”

Matters Being Voted On

1.

a proposal to approve the business combination described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the Transactions (including the Mergers). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

2.	a proposal to approve and adopt the Charter. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

3.

a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the Charter, presented separately in accordance with requirements of the SEC. Please see the section entitled “Proposal No. 3 — The Governance Proposals”;

4.

a proposal to approve, for purposes of complying with applicable provisions of NASDAQ Listing Rule 5635, the issuance of common stock in connection with the Transactions, including, without limitation, in connection with the PIPE Investment. Please see the section entitled “Proposal No. 4 — The NASDAQ Proposal”;

5.

a proposal to approve and adopt the Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 5 — The Incentive Plan Proposal”;

6.

a proposal to elect eight directors to serve staggered terms on the Post-Closing Board until immediately following the first, second and third annual meetings of stockholders following the consummation of the Transactions as applicable and until their respective successors are duly elected and qualified. Please see the section entitled “Proposal No. 6 — The Director Election Proposal”; and

7.

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the NASDAQ proposal, the charter proposal, the governance proposals, the incentive plan proposal or the director election proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal.”

Date, Time and Place of Special Meeting of MUDS stockholders

The special meeting of stockholders of MUDS will be held via live webcast at [●] a.m. Eastern Time, on [●], 2021. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/MUDS2021SM, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

At the special meeting, stockholders will be asked to consider and vote upon the business combination proposal, the charter proposal, the governance proposals, the incentive plan proposal, the director election proposal, the NASDAQ proposal and, if necessary, the adjournment proposal to permit further solicitation and vote of proxies.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of common stock at the close of business on June 30, 2021, which is the record date for the special meeting. Stockholders will have one vote for each share of common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Warrants do not have voting rights. On the record date, there were 39,531,250 shares of common stock outstanding, of which 31,625,000 were public shares with the rest being held by the Sponsor.

Quorum and Vote of MUDS Stockholders

A quorum of MUDS stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be counted for the purposes of determining the number of votes cast at the special meeting.

The Sponsor owns of record and is entitled to vote 20% of the outstanding shares of common stock as of the record date. Such shares, as well as any shares of common stock acquired in the aftermarket by the Sponsor, will be voted in favor of the proposals presented at the special meeting.

The proposals presented at the special meeting will require the following votes:

•

the approval of each of the business combination proposal, the governance proposals (which are non-binding advisory votes), the incentive plan proposal, the NASDAQ proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of MUDS’ outstanding shares of common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the governance proposals, the incentive plan proposal, the NASDAQ proposal and the adjournment proposal will have no effect on such proposals;

•

the approval of the charter proposal requires (i) the affirmative vote or written consent of holders of a majority of the shares of Class B common stock then outstanding and (ii) the affirmative vote of holders of a majority of MUDS’ outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal; and

•	directors are elected by a plurality of all of the votes cast by holders of shares of common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. This means that the eight director nominees who receive the most affirmative votes will be elected. MUDS stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Abstentions and broker non-votes will have the same effect as a vote “against” the charter proposal, but will have no effect on the other proposals.

The Transactions will be consummated only if the business combination proposal, the charter proposal and the NASDAQ proposal are approved at the special meeting. Each of the business combination proposal, the charter proposal and the NASDAQ proposal are cross-conditioned on the approval of the others. The director election proposal and the incentive plan proposal are conditioned on the approval of the business combination proposal, the charter proposal and the NASDAQ proposal. The votes on the governance proposals are non-binding advisory votes.

Redemption Rights

Pursuant to MUDS’ existing certificate of incorporation, a holder of public shares may demand that MUDS redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that MUDS redeem their shares for cash no later than the second business day prior to the vote on the business combination proposal by delivering their stock to MUDS’ transfer agent prior to the vote at the meeting. If the business combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, MUDS will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the business combination. As of June 30, 2021, the record date for the special meeting, this would amount to approximately $10.15 per share. If a holder of public shares exercises its redemption rights, then it will be exchanging its public shares for cash and will no longer own the shares. Please see the section entitled “Special Meeting of MUDS Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the public shares.

Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or was a “group,” will not be redeemed for cash.

The business combination will not be consummated if MUDS has net tangible assets of less than $5,000,001 after taking into account holders of public shares that have properly demanded redemption of their shares for cash.

Holders of MUDS warrants will not have redemption rights with respect to such securities.

Appraisal Rights

Stockholders, unitholders and warrant holders do not have appraisal rights in connection with the Transactions under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. MUDS has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares during the meeting if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of MUDS Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of the MUDS Board to vote in favor of approval of the business combination proposal and the other proposals, stockholders should keep in mind that the Sponsor and officers and directors of MUDS have interests in such proposals that are different from, or in addition to, those of MUDS stockholders generally. In particular:

•

The Sponsor currently holds 7,906,250 founder shares. If the Transactions or another business combination are not consummated by September 10, 2022, MUDS will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the MUDS Board, dissolving and liquidating. In such event, the 7,906,250 founder shares which were acquired for an aggregate purchase price of $25,000 ($0.0032 per share) prior to the MUDS IPO, would be worthless because the Sponsor is not entitled to participate in any redemption or liquidation of the trust account with respect to the founder shares. The aggregate market value of founder shares held by the Sponsor was (i) $98.5 million based upon the closing price of $12.46 per share on the NASDAQ on June 30, 2021, the record date and (ii) $80.2 million, based upon the per share value implied in the Transactions of $10.15 per share of Class A common stock. Consequently, because the MUDS public stockholders purchased the MUDS units at $10 and the Sponsor purchased the founder shares at $0.0032 per share, the Sponsor may earn a positive rate of return even if the share price of the post-combination company falls significantly below the per share value implied in the Transactions of $10.15 per share of Class A common stock and the public shareholders of MUDS experience a negative rate of return. Each of MUDS’ independent directors holds a direct or indirect economic interest in the Sponsor.

•

In connection with the MUDS IPO (including the exercise of the over-allotment option by the underwriters), the Sponsor purchased an aggregate of 11,237,500 private placement warrants from MUDS for an aggregate purchase price of $11,237,500 (or $1.00 per warrant). A portion of the proceeds MUDS received from these purchases were placed in the trust account. Such warrants had an aggregate market value of approximately $47 million based upon the closing price of $4.18 per warrant on the NASDAQ on June 30, 2021, the record date for the special meeting. The private placement warrants will become worthless if MUDS does not consummate a business combination by September 10, 2022.

•

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.15 per share due to reductions in the value of the trust assets, less taxes payable (subject to certain exceptions).

•

We have agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support and to reimburse the Sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. In addition, we have agreed to reimburse our officers and directors for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, no amounts were incurred or accrued in respect of such expense reimbursement obligation.

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•	As part of the PIPE Investment, the Mudrick Backstop Parties have agreed to purchase shares of Class A common stock for the Backstop Amount in accordance with the Backstop Agreement.

Board of Directors following the Business Combination

Upon consummation of the Transactions, the MUDS Board anticipates each Class I director having a term that expires immediately following the annual meeting of stockholders in 2022, each Class II director having a term that expires immediately following the annual meeting of stockholders in 2023 and each Class III director having a term that expires immediately following the annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Michael Eisner, Andrew Redman, Eric Eisner, Maria Seferian, Jill Ellis, Scott Pasquini, Marc Lasry and Meltem Dimirors have each been nominated to serve as directors of the post-combination company upon completion of the Transactions.

Please see the sections entitled “Proposal No. 6 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

Recommendation to Stockholders

After careful consideration, the MUDS Board has determined that the MUDS stockholder proposals are advisable and in the best interests of MUDS and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposals, “FOR” the NASDAQ proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal and “FOR” the adjournment proposal, if presented.

When you consider the MUDS Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that are different from, or in addition to, the interests of MUDS stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The MUDS Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the MUDS stockholders that they vote “FOR” the proposals presented at the special meeting.

Conditions to the Closing of the Business Combination

General Conditions

Consummation of the Transactions is conditioned on the approval of the MUDS stockholder proposals (other than the incentive plan proposal), as described in this proxy statement.

In addition, the consummation of the Transactions is conditioned upon, among other things:

•	the early termination or expiration of the waiting period under the HSR Act (which expired on May 20, 2021);

•

no order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, and no statute, rule or regulation being in effect that enjoins or prohibits the consummation of the Transactions;

•	MUDS having at least $5,000,001 of net tangible assets remaining after redemptions by MUDS stockholders; and

•

the delivery by each of Topps and MUDS to the other of a certificate with respect to the truth and accuracy of such party’s representations and warranties as of the Closing, as well as the performance by such party of the covenants and agreements contained in the Merger Agreement required to be complied with by such party prior to the Closing.

MUDS’ Conditions to Closing

The obligations of MUDS, First Merger Sub and Second Merger Sub to consummate the Transactions are also conditioned upon, among other things:

•	the accuracy of the representations and warranties of Topps and Holdings (subject to customary bring-down standards);

•	there being Available Closing Buyer Cash of at least $350,000,000 minus the Backstop Amount;

•	Topps having not materially breached its covenants under the Merger Agreement;

•	there having been no Material Adverse Effect (as defined in the Merger Agreement) on Topps; and

•	Topps having completed the Pre-Closing Recapitalization and Holdings having completed the Holdings Liquidation.

Topps’ Conditions to Closing

The obligations of Topps to consummate the Transactions are also conditioned upon, among other things:

•	the accuracy of the representations and warranties of MUDS, First Merger Sub and Second Merger Sub (subject to customary bring-down standards);

•	MUDS, First Merger Sub and Second Merger Sub having not materially breached their respective covenants under the Merger Agreement;

•	there being at least $350,000,000 of Available Closing Buyer Cash;

•	the existing amended and restated certificate of incorporation of MUDS having been amended and restated in the form of the Charter; and

•	MUDS having delivered a duly executed Tax Receivable Agreement to Holdings and Topps.

Tax Consequences of the Business Combination

For a description of certain U.S. federal income tax consequences of the Transactions and the exercise of redemption rights, please see the information set forth in “Proposal No. 1 — The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Business Combination to MUDS Stockholders.”

Anticipated Accounting Treatment

The Transactions will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with generally accepted accounting principles in the United States

(“GAAP”). Under this method of accounting, MUDS will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on existing Topps’ stockholders being the majority stockholder and holding majority voting power in the post-combination company, Topps’ senior management comprising the majority of the senior management of the post-combination company, and the ongoing operations of Topps comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of MUDS issuing shares for the net assets of Topps, accompanied by a recapitalization. The net assets of MUDS will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Topps.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the “FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Transactions are subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division issues a Second Request within the initial 30-day waiting period, the waiting period with respect to the Transactions will be extended for an additional period of 30 calendar days, which will begin on the date on which the filing parties each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On April 20, 2021, MUDS and Topps filed the required forms under the HSR Act with the Antitrust Division and the FTC and requested early termination. The initial 30-day waiting period with respect to the Transactions, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, expired at 11:59 p.m. Eastern Time on May 20, 2021.

At any time before or after consummation of the Transactions, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transactions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There is no assurance that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Transactions on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Neither MUDS nor Topps is aware of any material regulatory approvals or actions that are required for completion of the Transactions other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Summary Risk Factors

In evaluating the business combination and the proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 48 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability to complete the business combination, and (ii) the business, cash flows, financial condition and results of operations of Topps prior to the consummation of the business combination and the post-combination company.

Below is a summary of some of the principal risks Topps faces:

•

The COVID-19 pandemic has had and may continue to have, and other public health crises or epidemics could in the future have, a material adverse impact on our business, operations, financial condition, liquidity and results of operations.

•

If we do not effectively maintain and further develop our relationships with retail customers and distributors, our business, financial condition and results of operations could be harmed. If our distributors fail to promote our products and services actively and effectively, or if they implement operational decisions that are inconsistent with our interests, our future growth and results of operations may suffer.

•

We depend upon third-party manufacturers, and if our relationship with any of them is harmed or if they encounter difficulties in their manufacturing processes, we could experience product defects, production delays, unplanned costs or higher product costs, or the inability to fulfill orders on a timely basis, any of which could adversely affect our business, financial condition and results of operations.

•

Our business depends in large part on our vendors and outsourcers, and our ability to effectively operate our business, as well as our reputation, may be harmed by actions taken by these third parties outside of our control.

•

Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel, could adversely affect our business.

•

We may fail to adequately anticipate the commercialization of emerging technologies, such as blockchain, obtain rights to use licensed properties in blockchain, and the development of new markets and applications for our technology, and thereby fail to take advantage of new market opportunities or fall behind early movers in those markets.

•

The legal and regulatory environment relating to data privacy continues to develop and evolve in ways we cannot predict, including with respect to technologies such as cloud computing, artificial intelligence, cryptocurrency and blockchain technology.

•

We operate in a highly and increasingly regulated environment, and failure by us or the businesses that participate in our distribution network to comply with applicable laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

•

Our Confections business is subject to local, national and multinational regulations related to labeling, health and nutrient claims, packaging, pricing, marketing and advertising and other related areas.

•	Our business is largely dependent on content development and creation by third parties.

•	We have an evolving business model and have been expanding our digital ecosystems.

•

The growth of our Digital Sports & Entertainment business will depend on our ability to attract and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition and results of operations.

•

We cannot assure you that we will be able to design and develop products that will be popular with consumers, or that we will be able to maintain the popularity of successful products. A sustained decline in the popularity of certain types of collectibles and a resulting decrease in demand for our products could adversely impact our business, financial condition and results of operations.

•	Consumer demand for sports and entertainment products can and does shift rapidly and without warning.

•	If the mobile applications market fails to grow or is disrupted by new technologies, and we are not able to appropriately adapt our business, our business will suffer.

•

Changes in the retail industry and hobby industry and markets for consumer products affecting our retail and hobby customers of our Physical Sports & Entertainment business could negatively impact our business, financial condition and results of operations.

•

Our industry is intensely competitive and subject to rapid changes, including technological changes, which may materially and adversely affect our revenues and profitability. If we are unable to compete effectively with existing or new competitors, our sales, market share and profitability could decline.

•	Our closed-loop Gift Cards business could suffer if there is a decline in the attractiveness of gift cards to consumers.

•

Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen.

•

We may not realize the full benefit of our licenses if the licensed material has less market appeal than expected, or if revenue from the licensed property does not exceed minimum guaranteed royalties.

•

Our business is highly dependent upon our license agreements with third parties, and a limited number of our licensors account for a large portion of our net sales. If we lose a license, we may not be able to ensure our consumers have continued access to the assets created under that license. In addition, such licenses may be difficult and expensive to obtain and, in some cases, retain.

•	A limited number of licensors account for a large portion of our net sales.

•	We are dependent on the timely approval of content from our licensors, and some of our licenses are restricted as to use and include other restrictive provisions.

•	If we or our licensors are unable to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights, our ability to compete could be negatively impacted.

•	Other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

Below is a summary of some of the principal risks related to MUDS and the business combination:

•

The Sponsor, certain members of the MUDS Board and certain MUDS officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement.

•	The NASDAQ may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•	The MUDS Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination.

•

Because the post-combination company will become a publicly-traded company by virtue of a merger as opposed to an underwritten initial public offering, the process does not use the services of one or more underwriters, which could result in less diligence being conducted.

•

If third parties bring claims against MUDS, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.15 per share. In such event, MUDS directors may decide not to enforce the indemnification obligation of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to public stockholders.

•

If MUDS is unable to complete the Transactions or another initial business combination by September 10, 2022 MUDS will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the MUDS Board, dissolving and liquidating. In such event, third parties may bring claims against MUDS and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.15 per share.

•	MUDS stockholders may be held liable for claims by third parties against MUDS to the extent of distributions received by them.

•

MUDS may redeem the public warrants prior to their exercise or expiration at a time that is disadvantageous to public warrant holders, thereby making their public warrants worthless, and exercise of a significant number of the public warrants could adversely affect the market price of Class A common stock.

•

Activities taken by existing MUDS stockholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement could have a depressive effect on our stock.

•

MUDS stockholders will experience dilution as a consequence of, among other transactions, the issuance of Class A common stock as consideration in the business combination and the PIPE Investment. Having a minority share position may reduce the influence that MUDS’ current stockholders have on the management of MUDS.

•

A significant portion of Class A common stock following the business combination will be restricted from immediate resale, but may be sold into the market in the future. This could cause the market price of Class A common stock to drop significantly, even if our business is doing well.

•	The Sponsor, Tornante, MDP and the PIPE Investors will beneficially own a significant equity interest in us and may take actions that conflict with your interests.

•

Our dual class capital structure will have the effect of concentrating voting power with Tornante, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

•

MUDS stockholders who do not redeem their public shares will experience immediate dilution as a consequence of the issuance of shares as consideration in the business combination and may experience dilution from several additional sources in connection with and after the business combination.

•

We have no operating history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

•	Even if MUDS consummates the business combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of the warrants may be amended.

•

Our ability to successfully effect the business combination and to be successful thereafter will be dependent upon the efforts of certain key personnel, including the key personnel of Topps. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

•	Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

•

Subsequent to the completion of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

•

Following the consummation of the business combination, our only significant asset will be our ownership interest in the Topps business and such ownership may not be sufficiently profitable or valuable to enable us to pay any dividends on Class A common stock or satisfy our other financial obligations.

•	If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

•	There is no guarantee that an active and liquid public market for shares of the Class A common stock will develop.

•	We may be unable to obtain additional financing to fund our operations or growth.

•

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

•

MUDS does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.

•

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 20% of the public shares.

•	We cannot be certain as to the number of public shares that will be redeemed and the potential impact to stockholders who do not elect to redeem their public shares.

•	MUDS warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

•

We have identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

•	We, and following the Transactions the post-combination company, may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.

•	Other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

MUDS SUMMARY HISTORICAL FINANCIAL INFORMATION

MUDS’ selected historical statements of operations and cash flows information for the year ended December 31, 2020, and its selected historical balance sheet information as of December 31, 2020 are derived from MUDS’ audited financial statements included elsewhere in this proxy statement. MUDS’ selected historical statements of operations and cash flows information for the three months ended March 31, 2021 and its selected historical balance sheet information as of March 31, 2021 are derived from MUDS’ unaudited interim financial statements included elsewhere in this proxy statement. The financial statements of MUDS are stated in U.S. dollars ($).

The selected historical information in this section should be read in conjunction with each of MUDS’ financial statements and related notes and “MUDS’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of MUDS following the business combination.

Selected Historical Financial Information — MUDS

Income Statement Data:	Mar 31, 2021 (unaudited)	For the year ended December 31, 2020 (audited)

Loss from operations	$(721,626)	$(110,911)
Change in fair value of warrants	4,963,883	(938,033)
Transaction costs	—	(696,870)
Interest earned on marketable securities held in trust account	30,258	8,416
Net income (loss)	4,272,515	(1,737,398)
Weighted average shares outstanding of Class A common stock	31,625,000	30,875,000
Basic and diluted net income per share, Class A common stock	$0.00	$0.00
Weighted average shares outstanding of Class B common stock	7,906,250	6,994,758
Basic and diluted net loss per share, Class B common stock	$0.54	$(0.25)

Balance Sheet Data:	Mar 31, 2021 (unaudited)	As of December 31, 2020 (audited)
Cash and marketable securities held in trust account	$320,997,316	$321,002,166
Total Assets	322,083,657	322,287,553
Total Liabilities	31,254,788	35,731,199
Class A common stock subject to possible redemption 28,160,166 and 27,738,814 shares at approximately $10.15 per share as of March 31, 2021 and December 31, 2020, respectively	285,828,860	281,556,344
Total Stockholders’ Equity	5,000,009	5,000,010
Total Liabilities and Stockholders’ Equity	$322,083,657	$322,287,553

TOPPS SUMMARY HISTORICAL FINANCIAL INFORMATION

Topps’ selected historical income statement data for the fiscal years ended January 2, 2021, December 28, 2019 and December 29, 2018, and its balance sheet data as of January 2, 2021 are derived from Topps’ historical audited consolidated financial statements included elsewhere in this proxy statement. Topps’ selected historical income statement data for the thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020, and its balance sheet data as of April 3, 2021 are derived from Topps’ historical unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. You should read carefully the following selected information in conjunction with “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Topps’ historical audited consolidated financial statements and historical unaudited interim condensed consolidated financial statements and accompanying footnotes, included elsewhere in this proxy statement.

As explained elsewhere in this proxy statement, the financial information contained in this section relates to Topps, prior to and without giving pro-forma effect to, the impact of the Transactions and, as a result, the results reflected in this section may not be indicative of the results of the post-combination company. See “Summary of the Proxy Statement — The Parties” and “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.

	For the Year Ended			13 weeks ended	14 weeks ended
	January 2, 2021	December 28, 2019	December 29, 2018	April 3, 2021	April 4, 2020
			($ in 000’s)
Income Statement Data:
Net sales	$566,565	$460,315	$452,828	$166,618	$107,282
Cost of sales	353,186	295,680	304,936	100,996	67,164
Gross profit	213,379	164,635	147,892	65,622	40,118
Selling, general and administrative expenses	117,372	125,928	125,948	30,739	32,517
Income from operations	96,007	38,707	21,944	34,883	7,601
Interest expense, net of interest income	11,656	13,139	12,753	3,944	2,930
Loss on sale of subsidiaries	—	13,151	—	—	—
Other non-operating loss/(gain) net	9	(1,308)	1,372	701	2,240
Income before income taxes	84,342	13,725	7,819	30,238	2,431
Provision for income taxes	688	4,923	5,431	6,866	2,010
Net income	$83,654	$8,802	$2,388	$23,372	$421

	As of April 3, 2021	As of January 2, 2021
	($ in 000’s)
Balance Sheet Data:
Cash and cash equivalents	$139,684	$153,084
Total assets	498,776	567,942
Total liabilities	427,767	519,364
Total stockholders’ equity	71,009	48,578

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “summary pro forma information”) gives effect to the Transactions described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The business combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, MUDS will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Topps issuing stock for the net assets of MUDS, accompanied by a recapitalization. The net assets of MUDS will be stated at historical cost, with no goodwill or other intangible assets recorded. The summary unaudited pro forma condensed combined balance sheet data as of March 31, 2021 gives pro forma effect to the Transactions as if they had occurred on March 31, 2021. The summary unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2021 and year ended December 31, 2020 gives pro forma effect to the Transactions as if they had been consummated on January 1, 2020.

The summary pro forma information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the post-combination company appearing elsewhere in this proxy statement and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of MUDS and related notes and the historical financial statements of Topps Intermediate Holdco, Inc. and related notes included in this proxy statement. The summary pro forma information has been presented for informational purposes only and are not necessarily indicative of what the post-combination company’s financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the summary pro forma information does not purport to project the future financial position or operating results of the post-combination company.

Upon consummation of the business combination, all Class B common stock will convert to Class A common stock on a one-for-one basis. The following table presents summary pro forma information after giving effect to the Transactions, assuming two redemption scenarios as follows:

•	Assuming No Redemptions: This presentation assumes that no stockholders of Class A common stock exercise redemption rights with respect to their Public Shares (the “No Redemptions scenario”).

•

Assuming Maximum Redemptions: This presentation assumes that 21,772,783 shares of the current outstanding Class A common stock are redeemed (which is derived from the number of shares that could be redeemed in connection with the business combination at an assumed redemption price of $10.15 per share based on $321.0 million of funds held in the Trust Account as of March 31, 2021 and still satisfy the minimum cash condition of $350.0 million set forth in the Merger Agreement, and after giving effect to the PIPE Investment, including the backstop amount of $100.0 million funded by certain funds and accounts managed by Mudrick Capital Management, L.P. (the “Mudrick Backstop Parties”) (the “Maximum Redemption scenario”).

As a result of the Transactions, both the pro forma basic and diluted number of shares are reflective of 72.0 million shares of Class A common stock and 42.5 million shares of Class E common stock outstanding under the No Redemptions scenario and 70.4 million shares of Class A common stock and 42.5 million shares of Class E common stock outstanding under the Maximum Redemption scenario. The calculation excludes warrants that would be considered anti-dilutive to pro forma earnings per share calculation, including (i) 15.8 million redeemable public warrants for Class A common stock and (ii) 12.8 million redeemable private warrants for Class A common stock both exercisable for $11.50 per share.

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data for the Three Months Ended March 31, 2021
Net sales	$166,618	$166,618
Weighted average number of shares of common stock outstanding - basic and diluted	114,592,159	112,983,367
Net income per share - basic and diluted	$0.25	$0.25
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data for the Year Ended December 31, 2020
Net sales	$566,565	$566,565
Weighted average number of shares of common stock outstanding - basic and diluted	114,592,159	112,983,367
Net income per share - basic and diluted	$0.70	$0.71

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
	(in thousands)
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of March 31, 2021
Total assets	$460,270	$460,270
Total liabilities	$452,987	$452,987
Total stockholders’ equity	$7,283	$7,283

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that express MUDS’ and Topps’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions, the benefits of the Transactions, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Topps operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting MUDS and Topps. Factors that may impact such forward-looking statements include:

•	the impact of the COVID-19 pandemic and other public health crises or epidemics;

•	reductions in discretionary consumer spending, including as a result of global and regional economic downturns;

•	our inability to maintain and further develop our relationships with retail customers and distributors;

•	our distributors failure to promote our products and services actively and effectively, or their implementation of operational decisions that are inconsistent with our interests;

•	any harm to our relationships with third-party manufacturers;

•	any difficulties in our third-party manufacturers’ manufacturing processes, which could result in product defects, production delays, unplanned costs or higher product costs;

•	the inability of our third-party manufacturers to fulfill orders on a timely basis;

•	damage to our reputation;

•	any actions taken by our vendors and outsourcers that are outside of our control;

•	the fluctuation of our operating results from quarter to quarter and year to year due to the seasonality of our business and the timing of new product releases;

•	the occurrence of any unanticipated business disruptions;

•	the loss of one or more key employees, or our inability to attract and retain qualified personnel;

•	our decision to accept and hold cryptocurrency, and any additional exchange risk or tax and regulatory requirements resulting from our decision to accept and hold cryptocurrency;

•

our failure to comply with laws and regulations relating to privacy and the protection of data relating to individuals and certain audiences, and any resulting negative publicity, claims, investigations and litigation;

•	the failure by us or the businesses that participate in our distribution network to comply with applicable laws and regulations;

•	the occurrence of any product liability suits or product recalls;

•	our inability to comply with local, national and multinational regulations related to labeling, health and nutrient claims, packaging, pricing, marketing and advertising and other related areas;

•	our ability to execute our business strategy, along with a number of factors which are outside of our control;

•	our dependence on content development and creation by third parties;

•	The growth of our Digital Sports & Entertainment business will depend on our ability to attract and retain users;

•	the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth;

•	our inability to design and develop products that will be popular with consumers, or our inability to maintain the popularity of successful products

•	a sustained decline in the popularity of certain types of collectibles and a resulting decrease in demand for our products;

•	shifts in consumer demand for sports and entertainment products;

•	the failure of the mobile applications market to grow or its disruption by new technologies, and our inability to appropriately adapt our business;

•	changes in the retail industry and hobby industry and markets for consumer products affecting our retail and hobby customers of our Physical Sports & Entertainment business;

•

our failure to offer new and innovative confections products that meet our consumers’ expectations and our inability to develop and introduce confections products in a timely and cost-effective manner;

•	a reduction in demand for our confections products due to obesity and other health-related concerns;

•	rapid changes in our industry, including technological changes;

•	our inability to compete effectively with existing or new competitors, and any resulting decline in our sales, market share and profitability;

•	our failure to vigorously compete to obtain licenses to the intellectual property we need to produce our products;

•	a decline in the attractiveness of gift cards to consumers, which could cause our Gift Cards business to suffer;

•	additional risks associated with doing business outside of the United States;

•

the vulnerability of our information technology and infrastructure to attacks by hackers and any breaches in our information technology and infrastructure due to employee error, malfeasance or other disruptions;

•	any compromise to our networks and the information stored there, and any resulting access, public disclosure or loss of such information (including, as a result of such information being stolen);

•	the occurrence of systems failures and resulting interruptions in the availability of our Digital Sports & Entertainment applications, Gift Cards or platform;

•

our inability to realize the full benefit of our licenses if the licensed material has less market appeal than expected, or if revenue from the licensed property does not exceed minimum guaranteed royalties;

•	the requirement to pay minimum royalties under our current licenses;

•	our dependence upon our license agreements with third parties, and our dependence upon a limited number of our licensors for a large portion of our net sales;

•	the loss of a license, and any resulting inability to ensure our consumers have continued access to the digital assets created under that license;

•	the difficulty and cost to obtain and, in some cases, retain the licenses we enter into;

•	our or our licensors’ inability to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights;

•	our failure to adequately protect the confidentiality of our trade secrets, know-how, proprietary applications, business processes and other proprietary information;

•	the occurrence of an adverse affect on our financial health and competitive position as a result of our indebtedness;

•

the occurrence of any event, change or other circumstances that could result in the Transactions not being completed at all or on the expected timeline, including as a result of the termination of the Merger Agreement or the failure to obtain approval of MUDS stockholders or other conditions to closing in the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted against MUDS or Topps or any of their respective directors or officers, following the announcement of the Transactions;

•	the ability to meet applicable NASDAQ listing standards following the consummation of the Transactions;

•	the risk that the Transactions disrupt current plans and operations of Topps’ business as a result of the announcement and consummation of the Transactions;

•	the inability to complete the PIPE Investment;

•	changes in domestic and foreign business, market, financial, political and legal conditions;

•

the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	costs related to the Transactions;

•	changes in applicable laws or regulations;

•	pending or potential litigation associated with the proposed business combination;

•	the impact of the foregoing risks; and

•	other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

The forward-looking statements contained in this proxy statement are based on MUDS’ and Topps’ current expectations and beliefs concerning future developments and their potential effects on the Transactions and Topps. There can be no assurance that future developments affecting MUDS and/or Topps will be those that MUDS or Topps has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either MUDS’ or Topps’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. MUDS and Topps will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a stockholder grants its proxy or instructs how its vote should be cast or votes on the MUDS stockholder proposals, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect MUDS and Topps.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. The following risk factors apply to the business and operations of Topps and will also apply to the business and operations of the post-combination company following the completion of the business combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the business combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” MUDS or Topps may face additional risks and uncertainties that are not presently known to MUDS or Topps, or that MUDS or Topps currently deem immaterial, which may also impair MUDS’ or Topps’ business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Topps’ Business

References in this section to “we,” “our,” “us,” the “Company” or “Topps” generally refer to Topps and its consolidated subsidiaries, and which shall be deemed to also refer to MUDS following the consummation of the Transactions.

Economic Risks and Current Events

The COVID-19 pandemic has had and may continue to have, and other public health crises or epidemics could in the future have, a material adverse impact on our business, operations, financial condition, liquidity and results of operations.

The COVID-19 pandemic has had, and any other public health crises or epidemics in the future in markets in which we, our employees, consumers, customers, partners, licensees, licensors, suppliers and manufacturers operate, could have, significant repercussions across local, regional and global economies and financial markets. The COVID-19 pandemic has caused a global economic slowdown that may last for a potentially extended duration. Efforts to contain the effect of the virus have included travel restrictions and restrictions on public gatherings. Many businesses have eliminated non-essential travel and canceled in-person events to reduce instances of employees and others being exposed to large public gatherings, and governments across the United States have restricted business activities and strongly encouraged, instituted orders or otherwise restricted individuals from leaving their home. To date, sports seasons and sporting events in multiple countries, including in the United States, have been canceled, shortened or postponed and large public gatherings remain banned. The occurrence of these types of public health crises can result, and in the case of the COVID-19 pandemic has resulted in, disruptions and damage to our business, caused by several factors, including:

•	the negative impact to our ability to design, develop, manufacture and ship product as well as produce and distribute entertainment content;

•	delays in entertainment content releases from our partners and licensors, or changes in release plans, that can adversely impact our product sales;

•

the negative impact on consumer purchasing behavior and availability of product to consumers, including due to retail store closures, limited reopenings, shelter at home instructions and limitations on the capacity of e-commerce;

•

disruptions or restrictions on the ability of some of our employees, suppliers and manufacturers to work effectively, including due to illness, quarantines, government actions and facility closures or other similar restrictions;

•

temporary or permanent closures of, limited reopenings, or other restrictions on businesses, such as retail stores, in which our products and/or the products of our licensees are sold, as well as studios and theaters in which or for which we produce and distribute entertainment content; and

•

other negative effects on our business, including increased risks of accounts receivable collection, bankruptcies of retailers, delays in payment and negotiations with customers or licensees over payment terms or the ability to perform under contracts or licenses.

In response to the COVID-19 pandemic, we have taken active measures to promote health and safety, including instituting remote, work from home policies for all employees globally, other than a small percentage of essential employees who continued to work onsite, and developing safety protocols for all onsite employees including enhanced cleaning and sanitization processes, required social distancing and mask requirements. However, our efforts may not be successful and we may not have sufficient protection or recovery plans to continue to deal with the COVID-19 pandemic or similar public health crises in the future.

In addition, although our principal manufacturers across the world are currently operating, we have experienced and could experience further disruptions in supply of product, which has been and can be driven by: manufacturing and other work stoppages, factory and other business closings, slowdowns or delays, including in Texas, Europe, Taiwan, Thailand, China and Mexico and other places where a substantial portion of our manufacturing occurs; restrictions and limitations placed on workers and factories, including quarantines and other limitations on the ability to travel and return to work; and shortages or delays in production or shipment of products or raw materials. Even as facilities reopen or workers return to work, such reopenings and returns have been and we expect will continue to be measured and gradual so as to minimize the risk of further outbreaks of the virus, and that despite precautions, further outbreaks may occur and result in future negative impacts.

With the COVID-19 pandemic, we experienced a decrease in demand in the second quarter of 2020 for our confections products. The negative impact to demand can be caused by delays in or reduced purchases from customers and consumers who may be reluctant or unable to leave home or otherwise shop in a normal manner due to restrictions on or closure, either temporarily or permanently, of many retail stores in which our confections products are sold. Demand has been and may be further impacted due to consumers’ lower discretionary income due to reduced or limited work or unemployment, which has increased dramatically due to the coronavirus. However, since the second quarter of 2020, we have seen an increase in demand and have had difficulty in keeping up with demand.

The full extent to which the COVID-19 pandemic impacts our business, financial condition and results of operations is highly uncertain and subject to change, and will depend on a number of factors beyond our control, including, without limitation, the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, the vaccine deployment efforts and the efficacy of the vaccines, the impact of the pandemic on our customers and the communities in which we operate, the extent and duration of any economic recessionary conditions and the impact on the financial markets and our access to capital. We expect that further spread of the virus and any protracted duration of decreased economic activity could have a material adverse impact on our business, financial condition, liquidity and results of operations.

To the extent the COVID-19 pandemic or a similar public health crisis has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Reductions in discretionary consumer spending, including as a result of global and regional economic downturns, could have an adverse effect on our business, financial condition and results of operations.

Our business is particularly sensitive to reductions from time to time in discretionary consumer spending. Unfavorable changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce our consumers’ disposable income or result in fewer individuals engaging in physical and digital sports and entertainment, such as collecting trading cards and other memorabilia, or purchasing confections products. Our Gift Cards revenues could also be adversely affected by declines in consumer confidence and spending. As a result, we cannot ensure that demand for our products will remain constant. Adverse developments affecting economies throughout the world, including a general tightening of availability of credit, decreased liquidity in certain financial markets, increased interest rates, foreign exchange fluctuations, increased energy costs, acts of war or terrorism, transportation disruptions, natural disasters, sustained high levels of unemployment or significant declines in stock markets, as well as concerns regarding pandemics (including the COVID-19 pandemic), and the spread of contagious diseases could lead to a reduction in discretionary spending on leisure activities. Our financial performance is impacted by the level of discretionary consumer spending in the markets in which we operate. Recessions, credit crises and other economic downturns, or disruptions in credit markets, in the United States and in other markets in which our products are sold can result in lower levels of economic activity, lower employment levels, less consumer disposable income, and lower consumer confidence. Significant increases in the costs of other products that are necessary to consumers, such as gasoline, home heating fuels or groceries, may reduce household spending on our products. Such cost increases and weakened economic conditions may result from any number of factors, including terrorist attacks, wars and other conflicts, natural disasters, pandemics (including the COVID-19 pandemic), increases in critical commodity prices or labor costs, or the prospect of such events. Weaknesses in the economic and business climate, and the related consumer uncertainty, could harm our sales and profitability. Similarly, reductions in the value of homes or stock market investments can lower consumer confidence and consumer spending power. Any of these factors can reduce the amount which consumers spend on the purchase of our products. This in turn can reduce our sales and harm our financial performance and profitability.

In addition to experiencing potentially lower sales of our products during times of economic difficulty, in an effort to maintain sales during such times, we may need to reduce the price of our products, increase our promotional spending or sales allowances or take other steps to encourage retailer and consumer purchases of our products. Those steps may lower our net sales or increase our costs, thereby decreasing our operating margins and lowering our profitability.

Operational Risks

If we do not effectively maintain and further develop our relationships with retail customers and distributors, our business, financial condition and results of operations could be harmed. If our distributors fail to promote our products and services actively and effectively, or if they implement operational decisions that are inconsistent with our interests, our future growth and results of operations may suffer.

Historically, a significant portion of our net sales has been derived from our retail customers and distributors, upon which we rely to reach the consumers who are the ultimate purchasers of our products. In the United States, we sell our products directly to customers, certain retailers (including hobby stores) as well as through distributors. We have a direct sales force that oversees these sales, and we also employ a network of brokers to assist our team in these sales and to reach smaller customers. Internationally, we primarily sell direct to consumers and to either one master or several distributors in each country who handle all sales to retailers and other sub-distributors within the country, which is overseen by our sales force. However, in the U.K., Confections sells directly to retailers and a network of distributors and wholesalers and in Australia, Latin America, Israel and several Asian countries, we license our Confections brands to third parties. Our Gift Cards business provides professional services to its clients and sells our client’s products directly to consumers through e-commerce. Our top ten customers represented approximately 35% and 39% of our sales for the years ended January 2, 2021 and December 28, 2019, respectively. One of our wholesale customers represented approximately 11% and 13% of our sales for the years ended January 2, 2021 and December 28, 2019. Our operating revenues may decline if we fail to maintain existing relationships with our retail customers and distributors or fail to attract new customers or distributors.

We depend on our retail customers to provide adequate and attractive space for our products and point of purchase displays in their stores. We further depend on our retail customers to employ, educate and motivate their sales personnel to effectively sell our products. If our retail customers do not adequately display our products (including as a result of reduced front-of-store space to display our products due to the increasing use of self-service check-out kiosks, if other items are put in the space currently occupied by Topps items or if space for confections is reduced) or choose to promote competitors’ products over ours, our sales could decrease, and our business could be harmed. Similarly, we depend on our distributors to reach retailers (including hobby stores) in certain market segments in the United States and to reach international retailers in countries where we do not have a direct presence. Our distributors generally offer products from several different companies, including our competitors. Accordingly, we are at risk that these distributors may give higher priority to selling other companies’ products or enter into exclusive arrangements with our competitors. If we were to lose the services of a distributor, we might need to find another distributor for certain geographies, and there can be no assurance of our ability to do so in a timely manner or on favorable terms.

In addition, our business could be adversely affected if any of our retail customers or distributors were to reduce purchases of our products. Our retail customers and distributors generally build inventories in anticipation of future sales and will decrease the size of their future product orders if sales do not occur as rapidly as they anticipate. Our customers make no long-term commitments to us regarding purchase volumes and can therefore freely reduce their purchases of our products. Any reduction in purchases of our products by our retail customers and distributors, or the loss of any key retail customer or distributor, could adversely affect our business, financial condition and results of operations.

Furthermore, consumer preferences have shifted, and may continue to shift in the future, to sales channels other than traditional retail, including e-commerce, which is a less mature, but growing, part of our business. Consumer demand for our products may be lower in other channels than in traditional retail channels. In addition, our entry into new product categories and geographies has exposed, and may continue to expose, us to new sales channels in which we have less expertise. If we are not successful in developing our e-commerce channel and other new sales channels, our revenue and profitability may be adversely affected.

We depend upon third-party manufacturers, and if our relationship with any of them is harmed or if they encounter difficulties in their manufacturing processes, we could experience product defects, production delays, unplanned costs or higher product costs, or the inability to fulfill orders on a timely basis, any of which could adversely affect our business, financial condition and results of operations.

We use third-party manufacturers to manufacture a significant portion of our products, and have historically concentrated production with a small number of manufacturers and factories. Our global supply chain is largely outsourced, and we rely on manufacturers and distributors in countries such as China, Taiwan and Thailand for Confections and the U.S. and Italy for Sports & Entertainment. The loss or unavailability of our principal manufacturers or one of our other manufacturers or one of the factories in which our products are produced, even on a temporary basis, could have a negative impact on our business, financial condition and results of operations. While we believe our external sources of manufacturing could be shifted, if necessary, to alternative sources of supply, we would require a significant period of time, and potentially a significant amount of capital, to make such a shift. Because we believe our products represent a significant percentage of the total capacity of each factory in which they are produced, such a shift may require us to establish relationships with new manufacturers, which we may not be able to do on a timely basis, on similar terms, or at all. We may also be required to seek out additional manufacturers in response to increased demand for our products, as our current manufacturers may not have the capacity to increase production. If we were prevented from or delayed in obtaining a material portion of the products produced by our manufacturers, or if we were required to shift manufacturers (assuming we would be able to do so), our sales and profitability could be significantly reduced.

In addition, while we require that our products supplied by third-party manufacturers be produced in compliance with all applicable laws and regulations, and we have the right to monitor compliance by our third-

party manufacturers with our manufacturing requirements and to oversee the quality control process at our manufacturers’ factories, there is always a risk that one or more of our third-party manufacturers will not comply with our requirements, and that we will not immediately discover such non-compliance. Any failure of our third-party manufacturers to comply with such requirements in manufacturing products for us could result in damage to our reputation, harm our brand image and sales of our products and potentially create liability for us.

Monitoring compliance by independent manufacturers is complicated by the fact that expectations of ethical business practices continually evolve, may be substantially more demanding than applicable legal requirements and are driven in part by legal developments and by diverse groups active in publicizing and organizing public responses to perceived ethical shortcomings. Accordingly, we cannot predict how such expectations might develop in the future and cannot be certain that our manufacturing requirements, even if complied with, would satisfy all parties who are active in monitoring and publicizing perceived shortcomings in labor and other business practices worldwide.

In addition, third-party manufacturers that produce a significant amount of our products are located in Europe (including Italy), Taiwan, Thailand, China and Mexico. As a result, we are subject to various risks resulting from our international operations.

Damage to our reputation could have a material adverse effect on our business, financial condition and results of operations.

Our success depends on our ability to maintain and enhance our reputation. We seek to protect and strengthen our reputation through investments in our product quality, innovation and consumer promotions. In our confections business, failure to effectively address the continuing global focus on consumer-centric well-being, including changing consumer acceptance of certain ingredients, nutritional expectations of our products, and the sustainability of our ingredients, our supply chain and our packaging could adversely affect our confections business. Increased attention from the media, governments, stockholders and other stakeholders in these areas as well as on the role of food marketing could adversely affect our brand image of our confections business.

Moreover, adverse publicity, regulatory developments or legal action against us, our employees or our manufacturers related to product quality and safety, where and how we manufacture our products, environmental risks, human and workplace rights across our supply chain, or antitrust, anti-bribery and anti-corruption compliance could damage our reputation and brand health. Such actions could undermine our customers’ and stockholders’ confidence and reduce demand for our products, even if the regulatory or legal action is unfounded or these matters are immaterial to our operations.

In addition, our success in maintaining and enhancing our reputation depends on our ability to anticipate change and adapt to a rapidly changing marketing and media environment, including our increasing reliance on established and emerging social media and online platforms, digital and mobile dissemination of marketing and advertising campaigns, targeted marketing and the increasing accessibility and speed of dissemination of information. A variety of legal and regulatory restrictions limit how and to whom we market our products. These restrictions may limit our innovation, marketing and promotion plans, particularly as social media and the communications environment continue to evolve. Negative posts or comments about us, our brands or our employees on social media or web sites (whether factual or not) or security breaches related to use of our social media accounts and failure to respond effectively to these posts, comments or activities could damage our reputation and brand image across the various regions in which we operate. Our products may be associated with or appear alongside harmful content before these platforms or our own social media monitoring can detect this risk to our brand health. Furthermore, third parties may sell counterfeit or imitation versions of our products that are inferior or pose safety risks. When consumers confuse these counterfeit products for our products or have a bad experience with the counterfeit product, they might refrain from purchasing our products in the future, which could harm our reputation and sales. Failure to successfully maintain and enhance our reputation could materially and adversely affect our business, financial condition and results of operations.

Our Digital Sports & Entertainment revenue may be harmed by the proliferation of “cheating” programs, scam offers and other offerings or actions by unrelated third parties that seek to exploit our apps and users, including through trading card and coin manipulation and the use of bots, and users may stop using our apps or divert revenue to unrelated third parties.

Our business depends in large part on our vendors and outsourcers, and our ability to effectively operate our business, as well as our reputation, may be harmed by actions taken by these third parties outside of our control.

We rely significantly on vendor and outsourcing relationships with third parties for services and systems including shipping, manufacturing, transportation, logistics and information technology. Any shortcoming of one of our vendors or outsourcers, particularly one affecting the quality of these services or systems, may be attributed by customers to us, thus damaging our reputation and brand value, and potentially affecting our results of operations. In addition, problems with transitioning these services and systems to, or operating failures with, these vendors and outsourcers could cause delays in shipping, delays in product sales, reduce the efficiency of our operations and require significant capital investments to remediate.

In our Digital Sports & Entertainment business, we use a development engine licensed from Unity Technologies to create many of our application functionalities. If we experience any prolonged technical issues with this engine, or if we lose access to this engine for any reason, it could delay our game development efforts and negatively affect our financial results.

Our operating results may fluctuate from quarter to quarter and year to year due to the seasonality of our business and the timing of new product releases.

We experience seasonality based on the timing of sports calendars and entertainment releases. Although exciting sports and entertainment events occur throughout the year, and our physical and digital collectibles are sold throughout the year, our revenue is highest in the second half of the year due to the overlapping sports calendars of European football and Major League Baseball. Generally, our EMEA revenues from sports sticker album and Match Attax products are driven by the launch of UEFA Champions League and Bundesliga products, with much of the revenue activity occurring in the third and fourth quarter. Our Digital Sports & Entertainment business and Gift Cards business have revenues that are generally even throughout the year, with higher revenues in the fourth quarter holiday season. Our revenues from Confections products are typically higher in the second and third quarters, driven by the summer school break. However, this can vary by year based upon the timing of key initiatives such as new product launches or new channel and/or market entry. However, revenues can be significantly impacted by the introduction of new products and line extensions as well as by advertising and consumer and trade support programs.

These seasonal patterns require significant use of working capital, mainly to produce, market, and sell these products. The sales collection period can be up to several months depending upon the geographic territory. To produce the appropriate level of product requires accurate forecasting of demand for products in order to avoid losing potential sales of popular products or producing excess inventory of products that are less popular with consumers. In addition, as a result of the seasonal nature of our business, we could be significantly and adversely affected, in a manner disproportionate to the impact on a company with sales spread more evenly throughout the year, by unforeseen events such as a terrorist attack or economic shock that harms the retail environment or consumer buying patterns during our key selling seasons, or by events such as strikes, labor unrest or port delays that interfere with the shipment of goods during the critical months leading up to our key selling seasons.

In addition, our results of operations may fluctuate significantly from quarter to quarter or year to year depending on the timing of new product releases and related content releases. For instance, sales of non-sports cards, sticker albums and games tend to be driven by the timing of product introductions and the property on which they are based, often peaking with the release of a movie or the rise in popularity of a particular licensed property (for example, Star Wars and World Wrestling Entertainment). Sales of a certain product or group of products tied to a particular content release can dramatically increase our net sales in any given quarter or year. The timing and mix of products we sell in any given year will depend on various factors, including the timing and popularity of new releases by third-party content providers and our ability to license properties based on these releases.

We are subject to risks from unanticipated business disruptions.

We manufacture and source products and materials on a global scale. Factors that are hard to predict or beyond our control, like weather (including any potential effects of climate change), natural disasters, water availability, supply and commodity shortages, terrorism, political unrest, cybersecurity breaches, generalized labor unrest, government shutdowns or health pandemics (such as the COVID-19 pandemic) could damage or disrupt our operations or those of our suppliers, their suppliers, or our manufacturers or distributors. Failure to effectively plan for and respond to disruptions in our operations, for example, by not finding alternative suppliers or replacing capacity at key or sole manufacturing or distribution locations or by not quickly repairing damage to our information, production or supply systems, can cause delays in delivering or the inability to deliver products to our customers, and the quality and safety of our products might be negatively affected. The occurrence of a material or extended disruption may cause us to lose our customers’ or business partners’ confidence or suffer damage to our reputation, and long-term consumer demand for our products could decline. In addition, we are subject to risk related to our own execution. This includes risk of disruption caused by operational error including fire, explosion or accidental contamination as well as our inability to achieve our strategic objectives due to capability or technology deficiencies related to our ongoing reconfiguration of our supply chain to drive efficiencies and fuel growth. Further, our ability to supply multiple markets with a streamlined manufacturing footprint may be negatively impacted by portfolio complexity, significant changes in trade policies, changes in volume produced and changes to regulatory restrictions or labor-related or other constraints on our ability to adjust production capacity in the markets in which we operate. In addition, we are dependent on autographs and relics for our products and any disruption in supply could adversely affect the demand for our products and our operating results. These events could materially and adversely affect our business, financial condition and results of operations.

Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel, could adversely affect our business.

Our success depends to a significant extent on the continued service and performance of our senior management team. The loss of any member of our senior management team, or of any other key employees, could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance policies on any member of our senior management team or on our other key employees.

In addition, competition for qualified personnel is intense. We compete with many other potential employers in recruiting, hiring and retaining our senior management team and our many other skilled officers and other employees around the world. We believe our corporate culture, which fosters speed, teamwork and creativity, is one of our key competitive strengths. As we continue to grow our business, we may be unable to identify, hire or retain enough people who will maintain our corporate culture, including those in management and other key positions. Our corporate culture could also be adversely affected by the increasingly global distribution of our employees, as well as their increasingly diverse skill sets. If we are unable to maintain the strength of our corporate culture, our competitive ability and our business may be adversely affected.

Our decision to accept and hold cryptocurrency, such as bitcoin, may subject us to exchange risk and additional tax and regulatory requirements.

In 2020, we received cryptocurrency in connection with the utilization of a blockchain platform. Neither bitcoin nor any of the other cryptocurrencies we may hold are considered legal tender or backed by any government, and cryptocurrencies we may hold have experienced price volatility, technological glitches and various law enforcement and regulatory interventions. The use of cryptocurrency, such as bitcoin, has been prohibited or effectively prohibited in some countries. If we fail to comply with regulations or prohibitions applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences. From time to time we hold bitcoin and other cryptocurrencies directly, and we have exchange rate risk on the amounts we hold as well as the risk that regulatory or other developments may adversely affect the value of the cryptocurrencies we hold. We may choose not to hedge or may be unable to fully hedge our exposure to cryptocurrencies and may at times be unable to convert cryptocurrencies to U.S. dollars. If any regulatory authority asserts that we require a license or other regulatory approval to conduct business or own an interest in other businesses involving cryptocurrencies, it could have an adverse effect on our business.

Our principal asset is our interest in The Topps Company, Inc., and we are, and expect to continue to be, dependent upon the results of operations and cash flows of The Topps Company, Inc. and its consolidated subsidiaries and distributions we receive from The Topps Company, Inc.

We are, and we expect to continue to be, a holding company with no material assets other than our ownership of the capital stock of The Topps Company, Inc. and other subsidiaries, which we control. As such, we will have no independent means of generating revenue or cash flow, and our ability to pay our taxes and operating expenses or declare and pay dividends in the future, if any, will be dependent upon the results of operations and cash flows of The Topps Company, Inc. and other subsidiaries, and distributions we receive therefrom. There can be no assurance that our direct and indirect subsidiaries will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants in any existing or future debt instruments, will permit such distributions.

Regulatory Risks

A failure to comply with laws and regulations relating to privacy and the protection of data relating to individuals and certain audiences may result in negative publicity, claims, investigations and litigation and adversely affect our financial performance.

We are subject to laws, rules and regulations in the United States and other countries relating to the collection, use and security of personal information and data. The legal and regulatory environment relating to data privacy continues to develop and evolve in ways we cannot predict, including with respect to technologies such as cloud computing, artificial intelligence, cryptocurrency and blockchain technology. Such data privacy laws, regulations and other obligations may require us to change our business practices and may negatively impact our ability to expand our business and pursue business opportunities. We may incur significant expenses to comply with the laws, regulations and other obligations that apply to us. The expansion of these laws, rules and regulations and our actual or perceived failure to comply with them could harm our business.

Our business is subject to a number of laws, rules and regulations relating to the collection, use and security of personal information and data. For instance, various jurisdictions prohibit or limit our ability to collect data involving certain audiences, including children under the age of thirteen pursuant to the Children’s Online Privacy Protection Act (“COPPA”). In addition, due to our reliance on mobile digital applications and mobile devices for certain of our product and service offerings in our Digital Sports & Entertainment business, we are also subject to regulations regarding communication via this channel, such as the Telephone Consumer Protection Act. Compliance with these laws may greatly reduce our ability to contact our users through this channel.

In the European Union (“EU”), the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018 for all EU member states, includes operational requirements for companies receiving or processing personal data of EU residents and provides for significant penalties for noncompliance. In the United States, the California Consumer Privacy Act (“CCPA”), which became effective on January 1, 2020, provides for a private right of action for data breaches and requires companies that process information about California residents to make disclosures to consumers about their data collection, use and sharing practices and to allow consumers to opt out of certain data sharing with third parties. In New York, the Stop Hacks and Improve Data Security Act (the “SHIELD Act”), which became effective on March 21, 2020, requires companies to implement a written information security program that contains appropriate administrative, technical and physical safeguards.

The changes introduced by the GDPR, the CCPA and the SHIELD Act, as well as any other changes to existing personal data protection or privacy laws and the introduction of such laws in other jurisdictions, have subjected and may continue in the future to subject Topps to, among other things, additional costs and expenses and have required and may in the future require costly changes to our business practices and security systems, policies, procedures and practices. Our security controls over personal data, the training of employees and vendors on data privacy and data security, and the policies, procedures and practices we implemented or may implement in the future may not prevent the improper disclosure of personal data. Improper disclosure of personal data in violation of the GDPR, the CCPA, the SHIELD Act and/or of other personal data protection or privacy laws could harm our reputation, cause loss of consumer confidence, subject us to government enforcement actions (including fines), or result in private litigation against us, which could result in loss of revenue, increased costs, liability for monetary damages, fines and/or criminal prosecution, all of which could negatively affect our business, financial condition and results of operations.

These laws and regulations also may be interpreted and enforced inconsistently over time and from jurisdiction to jurisdiction. In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us. Any actual or perceived inability to comply with applicable privacy or data protection laws, regulations or other obligations could result in significant cost and liability, litigation or governmental investigations, damage our reputation, and adversely affect our business, financial condition and results of operations.

We operate in a highly and increasingly regulated environment, and the failure by us or the businesses that participate in our distribution network to comply with applicable laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

Our activities around the world are highly regulated and subject to government oversight. Various laws and regulations govern food production, packaging and waste management, storage, distribution, sales, advertising, labeling and marketing, as well as intellectual property, competition, antitrust, trade, labor, tax and environmental matters, privacy, data protection, and health and safety practices. In addition, our business is also subject to specific laws restricting marketing efforts towards children, including COPPA.

Government authorities regularly change laws and regulations as well as their interpretations of existing laws and regulations. Our failure to comply with existing laws and regulations, or to make changes necessary to comply with new or revised laws and regulations or evolving interpretations and application of existing laws and regulations, could materially and adversely affect our business, financial condition and results of operations. For instance, our financial condition and results of operations could be negatively affected by the regulatory and economic impact of changes in taxation and trade relations among the United States and other countries, including as a result of the United Kingdom’s exit from the European Union.

We could be subject to future product liability suits or product recalls which could have a significant adverse effect on our business, financial condition and results of operations.

As a company that designs and sells consumer products, we may be subject to product liability suits or involuntary product recalls or may choose to voluntarily conduct a product recall. While costs associated with product liability claims and product recalls have generally not been material to our business, the costs associated with future product liability claims or product recalls in any given fiscal year, individually or in the aggregate, could be significant. In addition, any product recall, regardless of the direct costs of the recall, could harm consumer perceptions of our products, subject us to additional government scrutiny, divert development and management resources, adversely affect our business operations and otherwise put us at a competitive disadvantage compared to other companies in our industry, any of which could have a significant adverse effect on our business, financial condition and results of operations. Moreover, even if a product liability, consumer fraud or other claim is unsuccessful, has no merit or is not pursued, the negative publicity surrounding assertions against our products or processes could materially and adversely affect our business, reputation, brands, product sales, product inventory, financial condition and results of operations.

Our Confections business is subject to local, national and multinational regulations related to labeling, health and nutrient claims, packaging, pricing, marketing and advertising and other related areas.

In the United States, our Confections business is subject to regulation by various governmental agencies, including the Food and Drug Administration, the Department of Agriculture, the Federal Trade Commission, the Department of Commerce and Environmental Protection Agency, as well as various state and local agencies. Similar agencies also regulate our businesses outside of the United States.

The manufacture and sale of our confections products and ingredients is highly regulated and subject to local, national and multinational regulations related to labeling (such as front-of-pack labeling based on nutrient profiles), health and nutrition claims, packaging, pricing, marketing and advertising (including restrictions, such as those on promotions or advertising products, with specified nutrient profiles on certain channels or platforms or during certain hours of the day) and other related areas.

Certain countries, jurisdictions and/or retailers (including hobby stores) may decide to prohibit or eliminate the sale of our confections products at front-end and check-out locations at retail. In addition, certain jurisdictions in which our products are sold have imposed, or are considering imposing, taxes, labeling requirements or other limitations on, or regulations pertaining to, the sale of certain of our confections products, ingredients or substances contained in, or attributes of, our confections products, including those that contain added sugars or sodium, exceed a specified caloric content or include specified ingredients.

In addition, various jurisdictions regulate our operations by enforcing standards for select confections products, grading confections products and regulating trade practices related to the sale and pricing of our confections products. At least 25 countries in the EU have implemented extended producer responsibility (“EPR”) policies as part of national packaging waste policies that make manufacturers responsible for the cost of recycling food and beverage packaging after consumers use it. EPR policies are also being contemplated in other jurisdictions around the world, including certain states in the United States.

Our failure to comply with these applicable laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

Strategic Risks

Our success and ability to maintain and grow our business depend on our ability to execute our business strategy, along with a number of factors which are outside of our control.

Our net sales and profitability have grown in recent periods, with such growth partially offset by the effects of the COVID-19 pandemic; however, this should not be considered indicative of our future performance. Our future growth, profitability and cash flows depend upon our ability to successfully grow our business and execute our business strategy, which is dependent upon several factors, including our ability to:

•	maintain, renew and extend relationships with our key licensor partners;

•	expand our market presence in existing sales channels and enter additional sales channels;

•	anticipate, assess and respond to rapidly changing consumer preferences, demand and trends;

•	acquire or enter into new licenses in existing product categories or in new product categories;

•	continue to expand our distribution network and geographic presence to take advantage of opportunities outside of the United States;

•	enhance and maintain favorable brand recognition for our business and product offerings;

•	maintain and expand margins through sales growth and efficiency initiatives;

•	increase the sales from our retail customers and distributors, including through marketing, loyalty and merchandising programs;

•	effectively manage our relationships with third-party manufacturers;

•	entertain and engage our users, develop new user experiences, improve the experience of our existing applications and successfully monetize our applications;

•	effectively manage our debt, working capital and capital investments to maintain and improve the generation of cash flow;

•	anticipate and adapt to technological changes in the industry and develop new technologies to deliver our product and service offerings; and

•	execute and integrate any acquisitions quickly, efficiently and successfully.

There can be no assurance that we can successfully execute our business strategy in the manner or time that we expect. Further, achieving these objectives will require investments that may result in short-term costs without generating any incremental sales or cost savings and, therefore, may be dilutive to our earnings, at least in the short term. In addition, we may decide to divest, discontinue or streamline certain brands, products or operations and incur other costs or special charges in doing so. We may also decide to discontinue certain programs or sales to certain retail customers or distributors based on anticipated strategic benefits. The failure to realize the anticipated benefits from our business strategy could have a material adverse effect on our prospects, business, financial condition and results of operations.

Our business is largely dependent on content development and creation by third parties.

We spend considerable resources in designing and developing products in conjunction with planned sporting events, movies, television shows, video games, and other content releases by various third-party content providers. Consumer interest in sports memorabilia can be impacted by the outcome of sporting events and other factors. The timing of the development and release, and the ultimate consumer interest in and success of, such content depends on the efforts of these third parties. We also depend on conditions in the media and entertainment industry generally. We do not control when or if any entertainment project will be greenlit, developed or released, and the creators of such projects may change their plans with respect to release dates or cancel development altogether. This can make it difficult for us to successfully develop and market products in conjunction with a given content release, given the lead times involved in product development and successful marketing efforts. In addition, certain of our licenses relate to future sporting events and there is uncertainty surrounding the popularity of such events and whether such events will occur and in what capacity they will occur. In addition, unforeseen factors in the media and entertainment industry, including strikes, labor unrest and developments with talent, including accusations of a star’s wrongdoing, may also delay or cancel the release of such projects. Any such delay or cancellation may decrease the number of products we sell and harm our business. A Major League Baseball lock-out or other work stoppage, a labor strike in other sports leagues or the cancellation of major sporting events may decrease the demand for our products.

We rely on relationships with sports leagues and teams, professional athletes and athlete organizations, advertisers and other third parties to attract users to our Physical and Digital Sports & Entertainment offerings.

These relationships along with providers of online services, search engines, social media, directories and other websites and e-commerce businesses direct consumers to our Physical and Digital Sports & Entertainment offerings. In addition, many of the parties with whom we have advertising arrangements provide advertising services to other companies, including other fantasy sports and gaming platforms with whom we compete. While we believe there are other third parties that could drive users to our Physical and Digital Sports & Entertainment offerings, adding or transitioning to them may disrupt our business and increase our costs. In the event that any of our existing relationships or our future relationships fail to provide services to us in accordance with the terms of our arrangement, or at all, and we are not able to find suitable alternatives, this could impact our ability to attract consumers cost effectively and harm our business, financial condition and results of operations.

We have an evolving business model and have been expanding our digital ecosystems.

Our business model is undergoing significant innovation and continued transition to utilize various digital ecosystems. In addition to mobile digital applications, we are focused on developing digital collectibles that utilize blockchain technology and non-fungible tokens (“NFT”), and we successfully released several products in 2020, with more planned in the near-term. For example, we successfully released Garbage Pail Kids collections using a blockchain platform in 2020, and we see further opportunity to expand into other properties with this and other digital platforms that protect the authenticity of our consumers’ digital product purchases while providing us with incremental net sales generated through the secondary trading of these digital goods.

There are significant uncertainties with respect to our blockchain and NFT expansion. The technologies supporting blockchain and NFTs are new and rapidly evolving. To the extent these technologies become more widely utilized in the industry, revenues from our mobile digital applications could be negatively impacted. If we fail to explore these new technologies and apply them innovatively to keep our products and services competitive, we may not experience significant growth of our business. Our business may also be adversely impacted if our competitors obtain competing or additional blockchain rights that make our products less desirable. In addition, we may be required to pay significant fees to obtain certain blockchain rights, which may prevent us from profiting from the monetization of these rights. Furthermore, the regulatory environment surrounding these digital technologies is evolving and any unfavorable developments may adversely affect our business. As blockchain and NFT technologies become more widely available, we expect the services and products associated with them to evolve. As a result, to stay current with the industry, our business model may need to evolve as well. While we have devoted significant resources to the utilization of blockchain and NFTs, we may not be able to realize our expected long-term goals. Furthermore, we do not have blockchain rights for all of our licenses, and there is no guarantee that we will be able to obtain blockchain rights for these licenses or additional licenses that we enter into in the future. As a result, our business, financial condition and results of operations may be adversely affected.

Strategic Risks in Our Sports & Entertainment Business

The growth of our Digital Sports & Entertainment business will depend on our ability to attract and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition and results of operations.

Our ability to achieve growth in our Digital Sports & Entertainment business in the future will depend, in large part, upon our ability to attract new users, retain existing users and reactivate users in a cost-effective manner. In our Digital Sports & Entertainment business, we rely on a limited number of our total users for a substantial amount of our revenue, and if we fail to grow our user base, including through the reliance on Facebook for advertising and user acquisition, or if user engagement declines, our revenue and operating results could be harmed. Achieving growth in our community of users may require us to increasingly engage in sophisticated and costly sales and marketing efforts, which may not achieve the desired return on investment. We have used and expect to continue to use a variety of free and paid marketing channels, in combination with compelling offers, events and exciting games or contests to achieve our objectives. For paid marketing, we primarily leverage social media platforms, such as Facebook, Instagram, Twitter, paid and organic search, and other digital channels, such as the Apple App and Google Play platforms. If the search engines on which we rely modify their algorithms, change their terms around digital collectibles apps, or if the prices at which we may purchase listings increase, then our costs could increase, and fewer users may install our app. If links to our apps are not displayed prominently in online search results, if fewer users click through to download our app, if our other digital marketing campaigns are not effective, or if the costs of attracting users using any of our current methods significantly increase, then our ability to efficiently attract new users could be reduced, our revenue could decline and our business, financial condition and results of operations could be harmed.

In addition, our ability to increase the number of users of our Digital Sports & Entertainment offerings will depend on continued user adoption of our branded applications including Topps® BUNT®, TOPPS® KICK®, Topps® Star WarsSM: Card Trader, Topps® WWE Slam®, Topps® NHL SKATE™, The Walking Dead: Card Trader, Marvel Collect! by Topps and Disney Collect! by Topps. Growth in our branded applications and the level of demand for and market acceptance of our Digital Sports & Entertainment offerings will be subject to a high degree of uncertainty. We cannot assure you that consumer adoption of our product offerings will continue or exceed current growth rates, or that the digital collectibles industry will achieve more widespread acceptance.

Additionally, as technological or regulatory standards change and we modify our platform to comply with those standards, we may need users to take certain actions to continue utilizing our branded applications, such as performing age verification checks or accepting new terms and conditions or privacy policies. Users may stop using our Digital Sports & Entertainment offerings at any time, including if the quality of the user experience on our platform, including our support capabilities in the event of a problem, does not meet their expectations or keep pace with the quality of the customer experience generally offered by competitors.

We cannot assure you that we will be able to design and develop products that will be popular with consumers, or that we will be able to maintain the popularity of successful products. A sustained decline in the popularity of certain types of collectibles and a resulting decrease in demand for our products could adversely impact our business, financial condition and results of operations.

The interests of consumers evolve extremely quickly and can change dramatically from year to year. To be successful, we must correctly anticipate both the products and the sports, television shows, movies, video games and other content releases (including the related players and characters), that will appeal to consumers and quickly develop and introduce products that can compete successfully for consumers’ limited time, attention and spending. Evolving consumer tastes and shifting interests, coupled with an ever changing and expanding pipeline of consumer products and content that compete for consumers’ interest and acceptance, create an environment in which some products and content can fail to achieve consumer acceptance, while others can be popular during a certain period of time but then be rapidly replaced. As a result, consumer products, particularly those based on professional athletes, celebrities and popular licensed content such as ours, can have short life cycles. Temporary popularity or “fads” among collectors, or the popularity of certain trading cards and other collectibles, may lead to short-term or temporary increases, followed by decreases, in the volume and in the average costs that can be generated on such collectibles. This can be particularly common with our products that are seasonal in nature or that have a concentration of demand around the collectible release dates but limited follow-on demand. Trends of this nature may result in significant period-to-period fluctuations in our operating results and could result in declines in our revenue and profitability if we experience increased price competition as a result. We have found over the years that the popularity of certain collectibles can vary due to a number of factors, most of which are outside of our control, including perceived scarcity or lack of scarcity of such collectibles, the performance of certain players and the cultural environment. In addition, given the growing market for digital products and the increasingly digital nature of content, there is also a risk that consumer demand for our physical products may decrease over time. A sustained decline in the popularity of certain types of collectibles and a resulting decrease in demand for our products could adversely impact our business, financial condition and results of operations.

Consumer demand for sports and entertainment products can and does shift rapidly and without warning.

Even if our product offerings are initially successful, there can be no guarantee that we will be able to maintain their popularity with consumers. Our success will depend, in part, on our ability to continually design and introduce new products that consumers find appealing. To the extent we are unable to do so, our sales and profitability will be adversely affected. Moreover, we are dependent on autographs and relics for our products and any disruption in supply could adversely affect our business. If consumer demand for our Physical Sports & Entertainment products were to decrease, our business, financial condition and results of operations could be adversely affected unless we are able to develop and market additional products that are successful in achieving a similar level of consumer acceptance and that generate an equivalent amount of net sales at a comparable gross margin, which there is no guarantee we would be able to do.

If the mobile applications market fails to grow or is disrupted by new technologies, and we are not able to appropriately adapt our business, our business will suffer.

Most users of our Digital Sports & Entertainment product offerings access such products on mobile devices, and we believe that this will continue to be increasingly important to our long-term success. Our business model depends upon the continued compatibility between our applications and the major mobile operating systems. Third parties with whom we do not have any formal relationships control the design of mobile devices and operating systems. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. Network carriers may also impact the ability to download apps or access specified content on mobile devices. If we fail to deliver updates to our apps to be compatible with new mobile devices and operating systems when commercially introduced, our revenue may suffer.

In addition, we rely upon third-party platforms for distribution of our Digital Sports & Entertainment product offerings. The Topps® BUNT®, TOPPS® KICK®, Topps® Star WarsSM: Card Trader, Topps® WWE Slam®, Topps® NHL SKATE™, The Walking Dead: Card Trader, Marvel Collect! by Topps and Disney Collect! by Topps! product offerings are delivered as free applications through both the Apple App and Google Play platforms. The Apple App and Google Play platforms are global application distribution platforms and the main distribution channels for our applications. As such, the promotion, distribution and operation of our applications are subject to the respective distribution platforms’ standard terms and policies for application developers, which are very broad and subject to frequent changes and interpretation and may include the ability to terminate content downloaded by our users. The distribution platforms may not enforce their standard terms and policies for application developers consistently and uniformly across all applications and with all publishers. We cannot guarantee the renewal or continuation of licensing or other distribution arrangements with these third parties. Moreover, we are dependent on such distribution channels to approve any of our new product releases and to provide timely updates to our applications.

There is no guarantee that popular mobile devices will start or continue to support or feature our product offerings, or that mobile device users will continue to use our product offerings rather than competing products. We are dependent on the interoperability of our platforms with popular mobile operating systems, technologies, networks and standards that we do not control, such as the Android and iOS operating systems, and any changes, bugs, technical or regulatory issues in such systems, our relationships with mobile manufacturers and carriers, or in their terms of service or policies that degrade our offerings’ functionality, reduce or eliminate our ability to distribute our offerings, give preferential treatment to competitive products, limit our ability to deliver high quality offerings, or impose fees or other charges related to delivering our offerings, could adversely affect our product usage and monetization on mobile devices.

Moreover, our applications may require high-bandwidth data capabilities in order to provide users a high quality experience. If the growth of high-bandwidth capabilities, particularly for mobile devices, is slower than we expect, our user growth, retention and engagement may be seriously harmed. Additionally, to deliver high-

quality content over mobile cellular networks, our product offerings must work well with a range of mobile technologies, systems, networks, regulations and standards that we do not control. Any future changes to the iOS or Android operating systems may impact the accessibility, speed, functionality and other performance aspects of our platforms, which issues are likely to occur in the future from time to time. In addition, the adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws governing Internet neutrality, could decrease the demand for our products and increase our cost of doing business. Specifically, any laws that would allow mobile providers in the United States to impede access to content or otherwise discriminate against content providers like us, such as providing for faster or better access to our competitors, over their data networks, could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, we may not successfully cultivate relationships with key industry participants or develop product offerings that operate effectively with these technologies, systems, networks, regulations or standards. If it becomes more difficult for our users to access and use our Digital Sports & Entertainment offerings on their mobile devices, or if our users choose to use mobile products that do not offer access to our Digital Sports & Entertainment offerings, our user growth, retention and engagement could be seriously harmed. We are also dependent on our license agreements for the licensed material in our products. If we lose a license in our Digital Sports & Entertainment business, we may not be able to ensure our consumers have continued access to the assets created under that license.

In addition, if any of the third-party platforms used for distribution of our Digital Sports & Entertainment applications were to limit or disable advertising on their platforms, either because of technological constraints or because the owner of these distribution platforms wished to impair our ability to serve advertisements on them, our ability to generate revenue could be harmed. Also, technologies may be developed that can block the display of our advertisements. These changes could materially impact the way we do business, and if we or our advertising partners are unable to quickly and effectively adjust to those changes, there could be an adverse effect on our business, financial condition and results of operations.

Changes in the retail industry and hobby industry and markets for consumer products affecting our retail and hobby customers of our Physical Sports & Entertainment business could negatively impact our business, financial condition and results of operations.

Our physical Sports & Entertainment products are primarily sold to consumers through retailers (including hobby stores) that are our direct customers or customers of our distributors. As such, changes in the retail industry can negatively impact our business, financial condition and results of operations. Due to the challenging environment for traditional “brick-and-mortar” retail locations caused by declining in-store traffic, many retailers are closing physical stores, and some traditional retailers are engaging in significant reorganizations, consolidating, filing for bankruptcy and going out of business. Our retail customers may experience difficulties in fulfilling their payment obligations to us or our distributors, reduce the amount of their purchases, seek extended credit terms or otherwise change their purchasing patterns, alter the manner in which they promote our products or the resources they devote to promoting and selling our products or cease doing business with us or our distributors. If any of our retail customers were to file for bankruptcy, we may be unable to collect amounts owed to us and could even be required to repay certain amounts paid to us prior to the bankruptcy filing. The occurrence of any of these events could have an adverse effect on our business, cash flows, financial condition and results of operations.

Strategic Risks in Our Confections Business

We must continue to offer new and innovative confections products that meet our consumers’ expectations. An inability to develop and introduce confections products in a timely and cost-effective manner may damage our business.

Our sales and profitability depend on our ability to bring premium novelty confections products to market to meet customer demands. There is no guarantee that we will be able to produce, source and ship existing confections products in a timely manner and on a cost-effective basis to meet constantly changing consumer demands. This risk is heightened by our customers’ increasingly compressed shipping schedules and the seasonality of our business. Moreover, unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, production delays or changes in anticipated consumer demand for our confections products and brands may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a confections product or new brand introduction to be discontinued.

Prolonged negative perceptions concerning the health, environmental and social implications of certain food products, ingredients, packaging materials, sourcing or production methods could also influence acceptance of some of our confections products. For example, consumers have increasingly focused on well-being, including reducing sugar consumption, as well as the source and authenticity of the foods they consume. In addition, increasing concerns about the environmental impact of packaging materials could result in reduced demand for our products and increased production and distribution costs. We might be unsuccessful in our efforts to effectively respond to changing consumer preferences and social expectations. Continued negative perceptions and failure to satisfy consumer preferences could materially and adversely affect our sales of confections products.

Obesity and other health-related concerns may reduce demand for our Confections products

There is growing concern among consumers, public health professionals and government agencies about the health problems associated with obesity. Increasing public concern about obesity; other health-related public concerns surrounding consumption of confections products; additional governmental regulations concerning the advertising, marketing, labeling, packaging or sale of confections products; and negative publicity resulting from actual or threatened legal actions against us or other companies in our industry relating to the marketing, labeling or sale of confections products may reduce demand for, or increase the cost of, our confections products, which could have a material adverse effect on our business, financial condition and results of operations.

Industry Risks

Our industry is intensely competitive and subject to rapid changes, including technological changes, which may materially and adversely affect our revenues and profitability. If we are unable to compete effectively with existing or new competitors, our sales, market share and profitability could decline.

We operate in the global physical and digital collectible, hobby and game industries. Our consumers and users face a vast array of entertainment choices. Other forms of entertainment, such as television, movies and sporting events, may be perceived by our users to offer greater variety, affordability, interactivity and enjoyment. We compete with these other forms of entertainment for the discretionary time and income of our users. If we are unable to sustain sufficient interest in our Sports & Entertainment product offerings in comparison to other forms of entertainment, including new forms of entertainment, our business model may cease to be viable. We also face competition resulting from the launch of new sporting tournaments and leagues. If we are unable to enter into license agreements with these new sporting tournaments and leagues, our business, financial condition and results of operations may be adversely impacted. Moreover, the introduction of such new sporting tournaments and leagues may also have an adverse impact on the value of rights we currently hold in other sporting leagues, such as Bundesliga and the UEFA Champions League. Similarly, our business may be adversely impacted by existing and new competition faced by U.S. sporting tournaments and leagues for which we currently hold licenses.

The specific industries in which we operate are characterized by dynamic customer demand and technological advances. We may fail to (a) adequately anticipate the commercialization of emerging technologies, such as blockchain, (b) obtain rights to use licensed properties in blockchain and (c) adequately anticipate the development of new markets and applications for our technology, and thereby fail to take advantage of new market opportunities or fall behind early movers in those markets.

There is intense competition among online sports and entertainment providers. Several established, well-financed companies producing interactive entertainment products and services compete with our offerings, and other well-capitalized companies may introduce competitive services. Such competitors may spend more money and time developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies or otherwise develop more commercially successful products or services than ours, which could negatively impact our business. Our competitors may also develop products, features, or services that are like ours or that achieve greater market acceptance. Such competitors may also undertake more far-reaching and successful product development efforts or marketing campaigns or may adopt more aggressive pricing policies.

In addition to existing competitors, the barriers to entry for new participants in our industry are low, and the increasing use of digital technology, social media and the internet to spark consumer interest has further increased the ability for new participants to enter our markets and has broadened the array of companies we compete with. New participants can gain access to retail customers and consumers and become a significant source of competition for our products in a very short period. Additionally, since we do not have exclusive rights to some of the intellectual property we license from third parties or the related brands, our competitors, including those with more resources and greater economies of scale, can obtain licenses from such third parties to design and sell products based on the same intellectual property and brands that we license, potentially on more favorable terms. Any of these competitors may be able to bring new products to market more quickly, respond more rapidly than us to changes in consumer preferences and produce products of higher quality or that can be sold at more accessible price points. To the extent our competitors’ products achieve greater market acceptance than our products, our business, financial condition and results of operations will be adversely affected.

In addition, certain of our licensors have reserved the rights to manufacture, distribute and sell identical or similar products to those we design and sell under our license agreements. These products could directly compete with our products and could be sold at lower prices than those at which our products are sold, resulting in higher margins for our customers compared to our products, potentially lessening our customers’ demand for our products and adversely affecting our sales and profitability.

We also increasingly compete with companies and other product designers for shelf space at specialty, hobby, mass-market and other retailers. Our retail customers will allocate shelf space and promotional resources based on the margins of our products for our customers, as well as their sales volumes. If companies, including our competitors, produce higher margin or more popular merchandise than our products, our retail customers may reduce purchases of our products and, in turn, devote less shelf space and resources to the sale of our products, which could have a material adverse effect on our business, financial condition and results of operations.

Competition for access to the intellectual property we license is intense, and we must vigorously compete to obtain licenses to the intellectual property we need to produce our products.

Competition for access to intellectual property we license from third parties is intense, and this competition could lessen our ability to secure, maintain, and renew our existing licenses, or require us to pay licensors higher royalties and higher minimum guaranteed payments to obtain new licenses or retain our existing licenses. To the extent we are unable to license intellectual property on commercially reasonable terms, or on terms at least as favorable as our competitors, our competitive position and demand for our products will suffer. Because our ability to compete for licensed intellectual property is based largely on our ability to increase fan engagement and generate royalty revenues for our licensors, any reduction in the demand for and sales of our products will further inhibit our ability to obtain licenses on commercially reasonable terms or at all. As a result, any such reduction in the demand for and sales of our products could have a material adverse effect on our business, financial condition and results of operations.

Our Gift Cards business could suffer if there is a decline in the attractiveness of gift cards to consumers.

Consumer demand for gift cards may stagnate or decline. Consumer perception of gift cards as impersonal gifts may become more widespread, which may deter consumers from purchasing gift cards for gifting purposes in general and through our distribution program in particular. This perception may increase to the extent that electronic gift cards become more prevalent. In addition, a move from traditional gift cards to other gifting technologies could harm our business. Moreover, during periods of economic uncertainty and decline, consumers may become increasingly concerned about the value of gift cards due to fears that content providers may become insolvent and be unable to honor gift card balances. Finally, consumers may remain concerned about expiration dates, despite the fact that few gift cards are subject to expiration. Decline or stagnation in consumer acceptance of and demand for gift cards, or a failure of demand to grow as expected, could have a material adverse effect on our business, results of operations and financial condition.

International Business Risks

Our businesses are subject to risks associated with doing business outside of the United States.

We operate facilities, utilize manufacturers and sell products in numerous countries outside of the United States. International sales represented approximately 15% and 20% of our sales for the years ended January 2, 2021 and December 28, 2019, respectively, which includes digital application sales to international customers, as well as all gift cards sales under master agreements between U.S. domiciled subsidiaries with each client. Additionally, as discussed above, we use third-party manufacturers located in Europe, including Italy, Taiwan, Thailand, China and Mexico to produce certain of our confections and sports and entertainment products. These international sales and manufacturing operations, including operations in emerging markets, are subject to risks that may significantly harm our sales, increase our costs or otherwise damage our business, including:

•	currency conversion risks and currency fluctuations;

•	limitations on the repatriation of earnings;

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potential challenges to our transfer pricing determinations and other aspects of our cross-border transactions, which can materially increase our taxes and other costs of doing business; political instability, civil unrest and economic instability;

•	greater difficulty enforcing intellectual property rights and weaker laws protecting such rights;

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complications in complying with different laws and regulations in varying jurisdictions, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010, similar anti-bribery and anti-corruption laws and local and international environmental, health and safety laws, and in dealing with changes in governmental policies and the evolution of laws and regulations and related enforcement;

•	difficulties understanding the retail climate, consumer trends, local customs and competitive conditions in foreign markets which may be quite different from the United States;

•	regional economic downturns that negatively impact the retail industry in foreign markets;

•	natural disasters, pandemics (including the COVID-19 pandemic) and the greater difficulty and cost in recovering therefrom;

•	transportation delays and interruptions;

•	difficulties in moving materials and products from one country to another, including port congestion, strikes and other transportation delays and interruptions;

•	increased investment and operational complexity to make our products compatible with systems in various countries and compliant with local laws;

•	changes in international labor costs and other costs of doing business internationally;

•	differing labor regulations, requirements and union relationships; and

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the imposition of and changes in tariffs, trade restrictions, quotas, taxes or other protectionist measures by any major country or market in which we operate, which could make it significantly more expensive and difficult to import products into that country or market, raise the cost of such products, decrease our sales of such products or decrease our profitability.

Because of the importance of international sales, sourcing and manufacturing to our businesses, our financial condition and results of operations could be significantly harmed if any of the risks described above were to occur or if we are otherwise unsuccessful in managing our increasingly global business.

Information Technology Risks

Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen.

The secure maintenance and transmission of user information is a critical element of our operations, including product development, management of our supply chain, sale and delivery of our products, financial reporting and various other processes and transactions. Our information technology and other systems that maintain and transmit user information, or those of service providers, business partners or employee information may be compromised by a malicious third-party penetration of our network security, or that of a third-party service provider or business partner, or impacted by intentional or unintentional actions or inactions by our employees, or those of a third-party service provider or business partner. As a result, our users’ information may be lost, disclosed, accessed or taken without their consent. We have experienced cyber-attacks, attempts to breach our systems and other similar incidents in the past. For example, we have been and expect that we will continue to be subject to attempts to gain unauthorized access to or through our information systems, including cyber-attacks by third parties who may develop and deploy viruses, worms or other malicious software programs. To date these attacks have not had a material impact on our operations or financial results, but we cannot provide assurance that they will not have a material impact in the future.

We rely on encryption and authentication technology licensed from third parties to securely transmit confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction data or other confidential and sensitive information from being breached or compromised. In addition, websites are often attacked through compromised credentials, including those obtained through phishing and credential stuffing. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to breach our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our websites, networks and systems or that we or such third parties otherwise maintain, including payment card systems, which may subject us to fines or higher transaction fees or limit or terminate our access to certain payment methods. We and such third parties may not anticipate or prevent all types of attacks until after they have already been launched. Further, techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers.

In addition, security breaches can also occur because of non-technical issues, including intentional or inadvertent breaches by our employees or by third parties. These risks may increase over time as the complexity and number of technical systems and applications we use also increases. Breaches of our security measures or those of our third-party service providers or cybersecurity incidents could result in unauthorized access to our sites, networks and systems; unauthorized access to and misappropriation of user information, including users’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from our sites, networks or systems; deletion or modification of content or the display of unauthorized content on our sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third-party experts and consultants; and litigation, regulatory action and other potential liabilities. Furthermore, the risk of cybersecurity breaches, viruses, cybercrime and software defects, have increased recently due to the swift transition to remote work brought about by the COVID-19 pandemic. If any of these breaches of security should occur and be material, our reputation and brand could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by such breaches, and we could be exposed to a risk of loss, litigation or regulatory action and possible liability. We cannot guarantee that recovery protocols and backup systems will be sufficient to prevent data loss. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.

In addition, any party who can illicitly obtain a user’s password could access the user’s transaction data or personal information, resulting in the perception that our systems are insecure. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data protection, data security, network and information systems security and other laws and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition results of operations. In addition, we expect to continue to invest in and implement, modifications and upgrades to our information technology systems and procedures to support our growth and the development of our e-commerce business. These modifications and upgrades could require substantial investment and may not improve our profitability at a level that outweighs their costs, or at all. In addition, the process of implementing any new technology systems involves inherent costs and risks, including potential delays and system failures, the potential disruption of our internal control structure, the diversion of management’s time and attention, and the need to re-train or hire new employees, any of which could disrupt our business operations and have a material adverse effect on our business, financial condition and results of operations.

Systems failures and resulting interruptions in the availability of our Digital Sports & Entertainment applications, Gift Cards or platform could adversely affect our business, financial condition, and results of operations.

It is always critical to our success that consumers be able to access our Digital Sports & Entertainment applications or Gift Cards. Our systems, or those of third parties upon which we rely, may experience service interruptions or degradation or other performance problems because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, infrastructure changes, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware, or other events. Our systems also may be subject to break-ins, sabotage, theft, and intentional acts of vandalism, including by our own employees. Some of our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. Our business interruption insurance may not be sufficient to cover all of our losses that may result from interruptions in our service as a result of systems failures and similar events.

We have experienced and will likely continue to experience system failures and other events or conditions from time to time that interrupt the availability or reduce or affect the speed or functionality of our customer-facing systems. These system failures generally occur either as a result of software updates being deployed with unexpected errors or as a result of temporary infrastructure failures related to storage, network or computer capacity being exhausted. These events may have resulted in losses in revenue; however, we believe that any such losses have not been material to date. System failures in the future could result in significant losses of revenue. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period. A prolonged interruption in the availability or reduction in the availability, speed or other functionality of our Digital Sports & Entertainment applications or Gift Cards, as applicable, could adversely affect our business and reputation and could result in the loss of users.

Intellectual Property and License Risks

We may not realize the full benefit of our licenses if the licensed material has less market appeal than expected, or if revenue from the licensed property does not exceed minimum guaranteed royalties.

We sell products based on intellectual property and other rights owned by third parties and individuals and licensed to us. Our sports products are generally produced under license agreements with individual athletes and/or their players’ associations, as well as under licensing bodies such as Major League Baseball, Major League Soccer, National Hockey League, UEFA, Bundesliga and individual clubs. The popularity of the intellectual property we license from third parties can significantly affect our sales and profitability. The success of our products featuring individual athletes or professional sports leagues depend on the success of the athletes and their teams, and the popularity of their professional sports leagues.

We also produce products under license from media and entertainment companies, including Star Wars, World Wrestling Entertainment, Marvel and Disney. If we produce products based on a particular content release, the success of the content has a critical impact on the level of consumer interest in the associated products we are offering. Although we license a wide variety of intellectual property, sales of products tied to major movie, television or streaming franchises have been significant contributors to our business. This may make it increasingly difficult for us to sell products based on such intellectual property or lead our customers to reduce demand for our products to minimize inventory risk. If the performance of one or more of such movie, television or streaming franchises failed to meet expectations or if there was a shift in consumer tastes away from such franchises generally, our results of operations could be adversely affected. In addition, competition in our industry for access to licensed intellectual property can lessen our ability to secure, maintain, and renew our existing licenses on commercially reasonable terms, if at all, and to attract and retain the talented employees necessary to design, develop and market successful products based on the licensed intellectual property.

Additionally, we have no guarantee that any license we hold will translate into a successful product. Products tied to particular content may be developed and released before demand for the underlying content is known. The underperformance of any such product may result in reduced sales and operating profit for us.

Our current licenses require us to pay minimum royalties.

Sales of products featuring intellectual property licensed from others account for a substantial portion of our revenue. Product licenses allow us to capitalize on names, characters, designs, concepts and content owned by others. Our license agreements generally require us to make specified minimum amounts of royalty payments, regardless of the level of sales. Some of our license agreements have additional requirements for marketing spend for the content licensed. Some of our license agreements disallow or limit certain credits and deductions from the sales base on which royalties are calculated. In addition, under certain of our license agreements, if we fail to achieve certain prescribed sales targets, we may be unable to retain or renew these licenses which may adversely impact our business, financial condition and results of operations. Many of our license agreements, although multi-year in duration, require us to pay a minimum level of royalties annually that cannot be recouped following expiration of the applicable sales period (often 12 months). As a result, sudden shocks to the market, such as those that have occurred with the COVID-19 pandemic or when a foundational retailer becomes bankrupt, would leave us with such minimum royalty obligations unless the relevant licensors are willing to renegotiate terms bearing in mind the unexpected nature of the market shock. Contractual minimal royalty payments, some of which are not substantial, are generally fixed and determined upon signing the license agreement, so these market shocks could have a negative impact on our business, financial condition and results of operations for multiple years given the nature, timing and effect of the shock.

Our business is highly dependent upon our license agreements with third parties, and a limited number of our licensors account for a large portion of our net sales. If we lose a license, we may not be able to ensure our consumers have continued access to the digital assets created under that license. In addition, such licenses may be difficult and expensive to obtain and, in some cases, retain.

A limited number of licensors account for a large portion of our net sales. We derive a significant portion of our net sales from a limited number of licensors, and a substantial portion of our revenue is derived from products under license with Major League Baseball Properties and Major League Baseball Players Association. Our inability to renew or retain our licenses with Major League Baseball Properties and Major League Baseball Players Association would, and our inability to renew or retain our licenses with our other licensors may, have a material adverse effect on our business, financial condition and results of operations.

New licenses can be difficult and expensive to obtain and, in some cases, retain. Our continued success will substantially depend upon our ability to maintain existing licenses, which have varying expiration dates, and obtain new additional licenses. Intense competition exists for desirable licenses in our industry. We cannot assure you that we will be able to secure or renew significant licenses on terms acceptable to us. In addition, as we add licenses, the need to fund additional overhead, capital expenditures, royalty advances and guaranteed minimum royalty payments may strain our cash resources. Licensors often require cash advance payments upon signing agreements to be applied against future minimum royalty obligations, which require us to pay out cash several quarters prior to our ability to ship, invoice and ultimately collect revenue from the related product sales.

We are dependent on the timely approval of content from our licensors, and some of our licenses are restricted as to use and include other restrictive provisions. Under many of our license agreements, the licensors have the right to review and approve our use of their licensed intellectual property before we may make any sales (including the specific content and depth of content). If a licensor refuses to permit our use of any licensed intellectual property in the way we propose, if their review process is delayed, or if they argue that we do not have license rights to produce specific product, our development or sale of new products could be impeded. Our licensing agreements include other restrictive provisions, such as limitations of the time period in which we have to sell existing inventory upon expiration of the license, requiring licensor approval of contract manufacturers and approval of marketing and promotional materials, limitations on channels of distribution, including internet sales, change of ownership clauses that require licensor approval of such change and may require a fee to be paid under certain circumstances and various other provisions that may have an adverse impact on our business, financial condition and results of operations.

If we or our licensors are unable to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights, our ability to compete could be negatively impacted.

The market for our products depends to a significant extent upon the value associated with our product design, our proprietary brands and the intellectual property we license from third parties. Although certain of our intellectual property is registered in the United States and in several of the foreign countries in which we operate, there can be no assurances with respect to the rights associated with such intellectual property in those countries, including our ability to register, use, maintain or defend key trademarks and copyrights. We rely on a combination of trademark, trade dress, copyright, patent and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our intellectual property or other proprietary rights. However, these laws, procedures and restrictions provide only limited and uncertain protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated, including by counterfeiters and parallel importers. In addition, our intellectual property portfolio in many foreign countries is less extensive than our portfolio in the United States, and the laws of foreign countries, including many emerging markets in which our products are produced or sold, may not protect our intellectual property rights to the same extent as the laws of the United States. The costs required to protect our intellectual property may be substantial.

In addition, we may fail to apply for, or be unable to obtain, protection for certain aspects of the intellectual property used in or beneficial to our business. Further, we cannot provide assurance that our applications for trademarks, copyrights and other intellectual property rights will be granted, or, if granted, will provide meaningful protection. In addition, third parties have in the past and could in the future bring infringement, invalidity or similar claims with respect to any of our current trademarks and copyrights, or any trademarks or copyrights that we may seek to obtain in the future, or with respect to any rights we believe we are entitled to under our license agreements. Any such claims, whether or not successful, could be extremely costly to defend, divert management’s attention and resources, damage our reputation and brands, and substantially harm our business and results of operations.

To protect or enforce our intellectual property and other proprietary rights, or to determine the enforceability, scope or validity of the intellectual or proprietary rights of others, we may initiate litigation or other proceedings against third parties. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation and other proceedings also put our intellectual property at risk of being invalidated, or if not invalidated, may result in the scope of our intellectual property rights being narrowed. In addition, our efforts to try to protect and defend our trademarks and copyrights may be ineffective. Additionally, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits or other proceedings that we initiate, and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

In addition, most of our products bear the trademarks and other intellectual property rights of our licensors, and the value of our products is affected by the value of those rights. Our licensors’ ability to maintain and protect their trademarks and other intellectual property rights is subject to risks similar to those described above with respect to our intellectual property. We do not control the protection of the trademarks and other intellectual property rights of our licensors and cannot ensure that our licensors will be able to secure or protect their trademarks and other intellectual property rights. The loss of any of our significant owned or licensed trademarks, copyrights or other intellectual property could have a material adverse effect on our ability to compete and on our business, financial condition and results of operations. In addition, our licensors may engage in activities or otherwise be subject to negative publicity that could harm their reputation and impair the value of the intellectual property rights we license from them, which could reduce consumer demand for our products and adversely affect our business, financial condition and results of operations.

Failure to adequately protect the confidentiality of our trade secrets, know-how, proprietary applications, business processes and other proprietary information could adversely affect the value of our technology and products.

We largely rely on our own security systems and confidentiality procedures, including employee nondisclosure agreements for certain employees, to maintain the confidentiality and security of our trade secrets, know-how, proprietary applications, business processes and other proprietary information. If third parties gain unauthorized access to our information systems or if our proprietary information is misappropriated, it may have a material adverse effect on our business, financial condition and results of operations. Trade secrets laws offer limited protection against third party development of competitive products or services. Enforcing a claim that a third party illegally obtained and is using any of our proprietary information or technology is expensive and time consuming, and the outcome is unpredictable. The failure to adequately protect our proprietary information could have a material adverse effect on our business, financial condition and results of operations.

Liquidity and Financing Risks

Our indebtedness could adversely affect our financial health and competitive position

As of January 2, 2021, we had $198.1 million of indebtedness outstanding under our Senior Secured Credit Facilities, consisting of $194.6 million outstanding under our Term Loan Facility and zero outstanding under our Revolving Credit Facility (net of $3.5 million of debt discounts and issuance costs).

In order to service this indebtedness and any additional indebtedness we may incur in the future, we need to generate cash. Our ability to generate cash is subject, to a certain extent, on our ability to successfully execute our business strategy, as well as general economic, financial, competitive, regulatory and other factors beyond our control. We cannot assure you that our business will be able to generate sufficient cash flow from operations or that future borrowings or other financing will be available to us in an amount sufficient to enable us to service our indebtedness and fund our other liquidity needs. To the extent we are required to use our cash flow from operations or the proceeds of any future financing to service our indebtedness instead of funding working capital, capital expenditures or other general corporate purposes, we will be less able to plan for, or react to, changes in our business, industry and in the economy generally. This will place us at a competitive disadvantage compared to our competitors that have less indebtedness.

In addition, the credit agreement governing our Senior Secured Credit Facilities contains, and any agreements evidencing or governing other future indebtedness may contain, certain restrictive covenants that limit our ability, among other things, to engage in certain activities that are in our long-term best interests, including our ability to:

•	incur additional indebtedness;

•	incur certain liens;

•	consolidate, merge or sell or otherwise dispose of our assets;

•	alter the business conducted by us and our subsidiaries;

•	make investments, loans, advances, guarantees and acquisitions;

•	enter into sale and leaseback transactions;

•	pay dividends or make other distributions on equity interests, or redeem, repurchase or retire equity interests;

•	enter into transactions with our affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends or make intercompany loans or other advances;

•	enter into non-ordinary course hedging arrangements;

•	issue or sell equity interests or securities convertible into or exchangeable for equity interests;

•	prepay, redeem, repurchase or refinance our other indebtedness; and

•	amend or modify our governing documents.

The restrictive covenants in the credit agreement governing our Senior Secured Credit Facilities also require us to maintain a maximum first lien net leverage ratio. While we are not in breach of any of these covenants, there can be no guarantee that we will not breach these covenants in the future. Our ability to comply with these covenants and restrictions may be affected by events and factors beyond our control. Our failure to comply with any of these covenants or restrictions could result in an event of default under our Senior Secured Credit Facilities. This would permit the lending banks under such facilities to take certain actions, including terminating all outstanding commitments and declaring all amounts due under our credit agreement to be immediately due and payable, including all outstanding borrowings, accrued and unpaid interest thereon, and prepayment premiums with respect to such borrowings and any terminated commitments. In addition, the lenders would have the right to proceed against the collateral we granted to them, which includes substantially all our assets. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to MUDS and the Business Combination

MUDS’ initial stockholders have agreed to vote in favor of the business combination, regardless of how MUDS’ public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, MUDS’ initial stockholders have agreed to vote any shares of common stock owned by them in favor of the business combination proposal. As of the date of this proxy statement, MUDS’ initial stockholders own shares equal to approximately 20% of MUDS’ issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if MUDS’ initial stockholders agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by the public stockholders.

The Sponsor, certain members of the MUDS Board and certain MUDS officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the business combination proposal and approval of the other proposals described in this proxy statement.

In considering the recommendation of the MUDS Board to vote for the proposals presented at the special meeting, including the business combination proposal, you should be aware that aside from their interests as stockholders, the Sponsor and certain members of the MUDS Board and officers of MUDS have interests in the business combination that are different from, or in addition to, the interests of MUDS stockholders generally. These interests include:

•	the fact that the Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the continued right of the Sponsor to hold Class A common stock and the shares of Class A common stock to be issued to the Sponsor upon exercise of its private placement warrants following the Transactions, subject to certain lock-up periods;

•

if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the completion window, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.15 per share due to reductions in the value of the trust assets, less taxes payable (subject to certain exceptions);

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•	the fact that the Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not consummated within the completion window;

•

the fact that the Sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to the founder shares if we fail to complete an initial business combination within the completion window;

•

the fact that the Sponsor paid an aggregate of approximately $11,237,500 for its 11,237,500 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated within the completion window;

•	the fact that, as part of the PIPE Investment, the Mudrick Backstop Parties have agreed to purchase up to 9,852,216 shares of Class A common stock;

•

the fact that MUDS will enter into the Registration Rights Agreement with the Sponsor Tornante, MDP and certain parties listed therein, which provides for, among other things, (i) registration rights, including, among other things, customary demand, shelf and piggy-back rights, subject to certain restrictions and customary cut-back provisions and (ii) transfer restrictions with respect to, among other things, the Class A common stock issued to the Sponsor upon conversion of the founder shares prior to the business combination and the private placement warrants held by the Sponsor;

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting Topps and completing a business combination with Topps. This risk may become more acute as the deadline of September 10, 2022 for completing and initial business combination nears:

The MUDS Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the MUDS stockholders that they vote “FOR” the proposals presented at the special meeting.

The NASDAQ may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock and public warrants are currently listed on the NASDAQ and will be listed on the NASDAQ upon consummation of the business combination. Our continued eligibility for listing may depend on, among other things, the number of public shares that are redeemed. There can be no assurance that MUDS will be able to comply with the continued listing standards of NASDAQ following the business combination. If, after the business combination, NASDAQ delists Class A common stock from trading on its exchange for failure to meet the listing standards, MUDS stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for MUDS’ securities;

•	reduced liquidity for MUDS’ securities;

•

a determination that Class A common stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for MUDS’ securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The MUDS Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination.

The MUDS Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Transactions. The officers and directors of MUDS have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of MUDS’ financial and other advisors enabled them to perform the necessary analyses and make determinations regarding the Transactions. Accordingly, investors will be relying solely on the judgment of the MUDS Board in valuing Topps’ business, and assuming the risk that the MUDS Board may not have properly valued such business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the proposed business combination or demand redemption of their shares for cash, which could potentially impact MUDS’ ability to consummate the business combination.

Because the post-combination company will become a publicly-traded company by virtue of a merger as opposed to an underwritten initial public offering, the process does not use the services of one or more underwriters, which could result in less diligence being conducted.

In an underwritten initial public offering, underwriters typically conduct due diligence on the company being taken public in order to establish a due diligence defense against liability claims under federal securities laws. Because MUDS is already a publicly-traded company, an underwriter has not been engaged. While Sponsor may have an inherent conflict of interest because its shares and warrants will be worthless if a business combination is not completed, management and the board of directors of the acquirer, as well as private investors, undertake a certain level of due diligence – however, this due diligence is not necessarily the same level of due diligence undertaken by an underwriter in a traditional initial public offering and, therefore, there could be a heightened risk of an incorrect valuation of the target business or material misstatements or omissions in this proxy statement.

Future resales of our outstanding shares may cause the market price of our securities to drop significantly, even if our business is doing well.

MUDS will have approximately 72,044,337 shares of Class A common stock outstanding immediately following the consummation of the business combination (assuming that no shares of Class A common stock are elected to be redeemed by MUDS stockholders), and there may be a large number of shares of Class A common stock sold in the market following the consummation of the business combination, or shortly thereafter.

MUDS will enter into the Registration Rights Agreement with the Sponsor, Tornante, MDP and certain parties listed therein, pursuant to which, among other things, such stockholders will be entitled to customary registration rights following their respective lock-up periods. The sale or possibility of sale of these securities could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our common stock.

If third parties bring claims against MUDS, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.15 per share. In such event, MUDS directors may decide not to enforce the indemnification obligation of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to public stockholders.

MUDS’ placing of funds in the trust account may not protect those funds from third-party claims against it. Although MUDS will seek to have all vendors, service providers (other than MUDS’ independent auditors), prospective target businesses or other entities with which MUDS does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any funds held in the trust account for the benefit of public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against MUDS’ assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the funds held in the trust account, MUDS’ management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to it than any alternative.

Examples of possible instances where MUDS may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with MUDS and will not seek recourse against the trust account for any reason. Upon redemption of public shares, if MUDS is unable to complete the business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the business combination, MUDS will be required to provide for payment of claims of creditors that were not waived that may be brought against it within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.15 per share initially held in the trust account, due to claims of such creditors.

The Sponsor has agreed that it will be liable to MUDS if and to the extent any claims by a vendor for services rendered or products sold to MUDS, or a prospective target business with which MUDS has discussed entering into a business combination agreement, reduce the amount of funds in the trust account to below (i) $10.15 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under indemnity of the underwriters of the MUDS IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. MUDS has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and MUDS has not asked the sponsor to reserve for such indemnification obligations.

These obligations of the Sponsor may have influenced the Sponsor’s decision to approve the Transactions and to continue to pursue such business combination. Each of MUDS’ independent directors has a direct or indirect interest in the Sponsor. In considering the recommendations of the MUDS Board to vote for the business combination proposal and the other proposals described in this proxy statement, MUDS stockholders should consider these interests.

The exercise of MUDS’ directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transactions may result in a conflict of interest when determining whether such changes to the terms of the Transactions or waivers of conditions are appropriate and in MUDS stockholders’ best interest.

In the period leading up to the closing of the Transactions, events may occur that, pursuant to the Merger Agreement, would require MUDS to agree to amend the Merger Agreement, to consent to certain actions taken by Topps or to waive rights that MUDS is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Topps’ business, a request by Topps to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Topps’ business and would entitle MUDS to terminate the Merger Agreement. In any of such circumstances, it would be at MUDS’ discretion, acting through the MUDS Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for MUDS and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement, MUDS does not believe there will be any material changes or waivers that MUDS’ directors and officers would be likely to make after the mailing of this proxy statement. MUDS will circulate a new or amended proxy statement or supplement thereto if changes to the terms of the Transactions that would have a material impact on its stockholders are required prior to the vote on the business combination proposal.

If MUDS is unable to complete the Transactions or another initial business combination by September 10, 2022 MUDS will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the MUDS Board, dissolving and liquidating. In such event, third parties may bring claims against MUDS and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.15 per share.

Under the terms of MUDS’ existing certificate of incorporation, MUDS must complete a business combination before the end of the completion window, or MUDS must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the MUDS Board, dissolving and liquidating. In such event, third parties may bring claims against MUDS. Although MUDS has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of MUDS’ public stockholders. If MUDS is unable to complete a business combination within the completion window, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.15 per share due to reductions in the value of the trust assets, less taxes payable (subject to certain exceptions).

Additionally, if MUDS is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if MUDS otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, MUDS may not be able to return to its public stockholders at least $10.15 per share.

MUDS stockholders may be held liable for claims by third parties against MUDS to the extent of distributions received by them.

If MUDS is unable to complete the Transactions or another business combination within the completion window, MUDS will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the MUDS Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. MUDS cannot assure you that it will properly assess all claims that may be potentially brought against MUDS. As such, MUDS stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, MUDS cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by MUDS.

If MUDS files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/ creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by MUDS stockholders. Furthermore, because MUDS intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the MUDS Board may be viewed as having breached their fiduciary duties to MUDS’ creditors and/or may have acted in bad faith, and thereby exposing itself and MUDS to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. MUDS cannot assure you that claims will not be brought against it for these reasons.

Activities taken by existing MUDS stockholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement could have a depressive effect on MUDS’ stock.

At any time when they are not then aware of any material non-public information not disclosed to the seller (or if such purchases are prohibited under Regulation M under the Exchange Act), the Sponsor or MUDS’ directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately-negotiated transactions or in the open market. There is no limit on the number of shares or warrants that may be purchased in such transactions, subject to compliance with applicable law and Nasdaq rules. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to increase the likelihood of satisfaction of the requirements to consummate the Transactions where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding. Any such purchases of MUDS securities may result in the completion of the initial business combination in circumstances that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of MUDS securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of MUDS securities on a national securities exchange.

To the extent that the Sponsor or MUDS’ directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination, whether or not such stockholder has already submitted a proxy with respect to the business combination. Such persons would select the stockholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with the initial business combination.

A significant portion of Class A common stock following the business combination will be restricted from immediate resale, but may be sold into the market in the future. This could cause the market price of Class A common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of common stock in the public market could occur at any time following the consummation of the business combination. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Class A common stock.

In connection with the consummation of the business combination, MUDS will enter into the Registration Rights Agreement with the Sponsor, Tornante, MDP and certain parties listed therein, pursuant to which such stockholders will be entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. MUDS may be required to register up to approximately 109 million shares of Class A common stock pursuant to the Registration Rights Agreement. The parties to the Registration Rights Agreement will be subject (subject to customary exceptions, including for permitted transfers) to a contractual lock-up on the sale of common stock as follows: (a) in the case of the Sponsor, (i) with respect to the shares it receives upon conversion of the founder shares (but not shares received in respect of its Backstop Amount), 12 months from the Closing (subject to earlier termination if common stock trades above $12.00 for 20 trading days in any 30 consecutive trading days beginning 150 days after the Closing), and (ii) with respect to its warrants, 30 days after the Closing and (b) in the case of all other parties thereto (including Tornante Topps LLC and investment funds affiliated with Madison Dearborn Partners, LLC), 6 months from the Closing. The Class B common stock received by Topps’ equityholders is also subject to lock-up until such later date as there has been a triggering event with respect to such shares.

The Sponsor, Tornante, MDP and the PIPE Investors will beneficially own a significant equity interest in MUDS and may take actions that conflict with your interests.

The interests of Sponsor, Tornante, MDP and the PIPE Investors may not align with the interests of MUDS and its other stockholders. The Sponsor, Tornante and the PIPE Investors are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with MUDS. The Sponsor, Tornante and the PIPE Investors, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to MUDS’ business and, as a result, those acquisition opportunities may not be available to us.

The “corporate opportunity” doctrine provides that corporate fiduciaries, as part of their duty of loyalty to the corporation and its stockholders, may not take for themselves an opportunity that in fairness should belong to the corporation. Section 122(17) of the DGCL, however, expressly permits a Delaware corporation to renounce in its certificate of incorporation any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified opportunities or specified classes or categories of business opportunities that are presented to the corporation or its officers, directors or stockholders. Similar to MUDS’ certificate of incorporation, the Charter provides that the post-combination company’s directors and officers, including those affiliated with Tornante or MDP, may engage in competitive businesses and renounces any entitlement to certain corporate opportunities offered that are not expressly offered to them in their capacities as directors or officers of the Company. The Charter also provides that such persons do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as MUDS or any of its subsidiaries. As a result of this provision, the post-combination company may not be offered certain corporate opportunities that could be beneficial to the company and stockholders. While it is difficult at this time to predict how this provision may adversely affect stockholders of the post-combination company, it is possible that the post-combination company would not be offered the opportunity to participate in a future transaction that might have resulted in a financial benefit to the post-combination company, which could, in turn, result in a material adverse effect to its business, financial condition, results of operations or prospects.

We will qualify as, and intend to elect to be treated as, a “controlled company” within the meaning of the NASDAQ listing standards and, as a result, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

So long as more than 50% of the voting power for the election of directors is held by an individual, a group or another company, we will qualify as a “controlled company” under the NASDAQ listing requirements. Following the completion of the Transactions, Tornante will control a majority of the voting power of our outstanding capital stock. As a result, we will qualify as, and intend to elect to be treated as, a “controlled company” under the NASDAQ listing standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of “independent directors,” as defined under the listing standards of NASDAQ; (ii) a nominating and corporate governance committee comprised solely of independent directors; and (iii) a compensation committee comprised solely of independent directors.

Tornante may have its interest in us diluted due to future equity issuances or its own actions in selling shares of Class A common stock, in each case, which could result in a loss of the “controlled company” exemption under the NASDAQ listing rules. We would then be required to comply with those provisions of the NASDAQ listing requirements.

Our dual class capital structure will have the effect of concentrating voting power with Tornante, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

Our Class E common stock will be entitled to 10 votes per share, while shares of Class A common stock and Class B common stock will be entitled to one vote per share. Upon the consummation of the Transactions, Tornante, will hold all of the issued and outstanding shares of Class E common stock. Accordingly, upon the consummation of the Transactions, Tornante will hold approximately 85.5% of the voting power of our capital stock (assuming the no redemption scenario) and will be able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Tornante may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of MUDS, and might ultimately affect the market price of shares of Class A common stock. For information about our dual class structure, please see the section titled “Description of Securities.”

We cannot predict the impact our dual class capital structure may have on the stock price of Class A common stock.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. Under these policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. It is unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from such indices, but it is possible that they may depress valuations as compared to similar companies that are included. As a result, the market price of shares of Class A common stock could be adversely affected.

MUDS stockholders who do not redeem their public shares will experience immediate dilution as a consequence of the issuance of shares as consideration in the business combination and may experience dilution from several additional sources in connection with and after the business combination. Having a minority share position may reduce the influence that MUDS’ current stockholders have on the management of MUDS.

Holders of public shares who do not redeem their public shares will experience immediate dilution as a consequence of the issuance of shares as consideration in the business combination and may experience dilution from several additional sources to varying degrees in connection with and after the business combination, including the following:

•

approximately 7,882,545 or 29,655,680 (in the no redemption scenario or maximum redemption scenario, respectively) shares of Class A common stock are anticipated to be issued to Topps’ equityholders as consideration in the business combination, valued at $10.15 per share. This represents approximately (a) 6.9% or 26.2% of the number of shares of common stock that will be outstanding following the consummation of the business combination, assuming the no redemption scenario and the maximum redemption scenario, respectively and (b) 1.6% or 6.0% of the total voting power of the common stock that will be outstanding following the consummation of the business combination, assuming the no redemption scenario and the maximum redemption scenario, respectively.

•

approximately 42,547,822 shares of Class E common stock are anticipated to be issued to Topps’ equityholders as consideration in the business combination, valued at $10.15 per share. This represents approximately (a) 37.1% or 37.7% of the number of shares of common stock that will be outstanding following the consummation of the business combination, assuming the no redemption scenario and the maximum redemption scenario, respectively and (b) 85.5% or 85.8% of the total voting power of the common stock that will be outstanding following the consummation of the business combination, assuming the no redemption scenario and the maximum redemption scenario, respectively.

•

7,684,730 shares of Class B common stock are anticipated to be issued to Topps’ equityholders as consideration in the business combination, valued at $10.15 per share, which are comprised entirely of the Holder Earnout Shares. The Holder Earnout Shares are not reflected in the shares represented in the no redemption scenario or maximum redemption scenario described herein; however, the Holder Earnout Shares will be entitled to vote at the time of issuance. The Holder Earnout Shares therefore represent an additional approximately (a) 6.7% or 6.8% of the remaining number of shares of common stock that will be outstanding following the consummation of the business combination, assuming the no redemption scenario and the maximum redemption scenario, respectively and (b) 1.5% of the remaining total voting power of the common stock that will be outstanding following the consummation of the business combination.

•

Up to 24,630,542 shares of Class A common stock are anticipated to be issued to the PIPE Investors pursuant to the PIPE Investment, at a price of $10.15 per share. This represents approximately (a) 21.5% or 21.8% of the number of shares of common stock that will be outstanding following the consummation of the business combination, assuming the no redemption scenario and the maximum redemption scenario, respectively and (b) 5.0% of the total voting power of the common stock that will be outstanding following the consummation of the business combination.

•

28,631,250 warrants will be outstanding following the business combination. The warrants, which will not be redeemed in connection with the redemption by a public shareholder of a public share, will be exercisable at any time commencing on the later of 30 days after the completion of the business combination and 12 months from the closing of the MUDS IPO. The shares of Class A common stock underlying these warrants represent approximately (a) 20.0% or 20.2% of the fully-diluted number of shares of common stock (comprised of Class A common stock and Class E common stock, and excluding the Holder Earnout Shares) immediately following the consummation of the business combination, assuming the no redemption scenario and the maximum redemption scenario, respectively and (b) 5.4% or 5.5% of the total fully-diluted voting power of the common stock immediately following the consummation of the business combination, assuming the no redemption scenario and the maximum redemption scenario, respectively. The warrants outstanding after the business combination will include 12,818,750 warrants held by the Sponsor, Jefferies or their respective permitted transferees, which are not redeemable. As such, the post-combination company will have no opportunity to manage the dilution therefrom.

•

The post-combination company will reserve approximately 6% of the number of outstanding shares of the post-combination company’s Class A common stock on a fully diluted basis (as of immediately following the business combination) pursuant to the Incentive Plan and expects to grant equity awards under the Incentive Plan. The granted awards, when vested and settled or exercisable, may result in the issuance of additional shares up to the amount of the share reserve under the Incentive Plan.

•

The post-combination company may determine, subject to the receipt of any shareholder or stock exchange approvals that may be required, to issue additional shares of common stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the business combination.

The issuance of additional shares of common stock (or other equity securities of equal or senior rank), including through the exercise of warrants, could have the following effects for holders of public shares who elect not to redeem their shares:

•	your proportionate ownership interest in the post-combination company will decrease;

•	the relative voting strength of each previously outstanding share of common stock will be diminished; or

•	the market price of the Class A common stock may decline.

On [●], 2021, the most recent practicable date prior to the date of this proxy statement, the price per warrant closed at $[●]. As such, the aggregate value of the warrants at such price is equal to $[●]. In addition, on [●], 2021, the most recent practicable date prior to the date of this proxy statement, the price per share of Class A common stock closed at $[●]. If the shares of Class A common stock are trading above the exercise price of $11.50 per warrant, the warrants are considered to be “in the money” and are therefore more likely to be exercised by the holders thereof (when they become exercisable). This in turn increases the risk to non-redeeming stockholders that the warrants will be exercised, which would result in immediate dilution to the non-redeeming stockholders.

We have no operating history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

MUDS is a blank check company with no operating history or results.

This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of loss of the post-combination company combines the historical audited results of operations of MUDS for the year ended December 31, 2020 and the unaudited results of MUDS for the three months ended March 31, 2021, with the historical audited results of operations of Topps for the year ended January 2, 2021 and the unaudited results of Topps for the three months ended March 31, 2021 respectively, and gives pro forma effect to the business combination as if it had been consummated on December 31, 2020. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of MUDS as of December 31, 2020 and of Topps as of January 2, 2021 and gives pro forma effect to the business combination as if it had been consummated on December 31, 2020.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the business combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

We are subject to complex securities laws and regulations and accounting principles and interpretations. The preparation of our financial statements requires us to interpret accounting principles and guidance and to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. We base our interpretations, estimates and judgments on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for the preparation of our financial statements. GAAP presentation is subject to interpretation by the SEC, the Financial Accounting Standards Board and various other bodies formed to interpret and create appropriate accounting principles and guidance. If one of these bodies disagrees with our accounting recognition, measurement or disclosure or any of our accounting interpretations, estimates or assumptions, it may have a significant effect on our reported results and may retroactively affect previously reported results.

On April 12, 2021, the staff (the “SEC Staff”) of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for warrants Issued by Special Purpose Acquisition Companies

(“SPACs”) (the “SEC Staff Statement”).” In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on December 10, 2020 and December 14, 2020, the outstanding warrants were accounted for as equity within our balance sheet. After discussion and evaluation, including with our independent registered public accounting firm and the audit committee of the MUDS Board (the “Audit Committee”), and taking into consideration the SEC Staff Statement, we reevaluated the accounting treatment of our 15,812,500 public warrants and 12,818,750 private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result of the foregoing, on May 10, 2021, the Audit Committee concluded, in consultation with our management, that its previously issued financial statements for the periods beginning with the period from July 30, 2020 (date of inception) through December 31, 2020 should be restated (the “Restatement”) because of a misapplication of the guidance around accounting for the warrants and should no longer be relied upon.

As a result, included on our consolidated balance sheet as of December 31, 2020 contained elsewhere in this proxy statement/prospectus are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, Derivatives and Hedging, provides for the re-measurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our consolidated financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

No assurance can be given that additional guidance or new regulations or accounting principles and interpretations will not be released that would require us to reclassify our warrants as liabilities measured at fair value, with changes in fair value reported each period in earnings and/or require a restatement of our financial statements with respect to treatment of the warrants.

Any restatement of our financial results could, among other potential adverse effects:

•	result in us incurring substantial costs;

•	affect our ability to timely file our periodic reports until the restatement is completed;

•	divert the attention of our management and employees from managing our business;

•	result in material changes to our historical and future financial results;

•	result in investors losing confidence in our operating results;

•	subject us to securities class action litigation; and

•	cause our stock price to decline.

We have identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, or if we identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Following the issuance of the SEC Statement, on May 10, 2021, after consultation with our independent registered public accounting firm, our management and the Audit Committee concluded that, in light of the SEC

Statement, it was appropriate to initiate the Restatement. See “—Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of such process, we identified a material weakness in our internal controls over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

We and, following the Transactions, the post-combination company, may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.

As a result of the material weakness we identified in our internal controls over financial reporting (see above), the Restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, the Financial Accounting Standards Board and various other bodies formed to interpret and create appropriate accounting principles and guidance we and, following the Transactions, the post-combination company, face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date of this proxy statement/prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete the Transactions.

Topps’ financial forecasts, which were presented to the MUDS Board and are included in this proxy statement, may not prove accurate.

In connection with the Transactions, MUDS’ management presented certain forecasted financial information for Topps to the MUDS Board, which was internally prepared and provided by Topps. The forecasts were based on numerous variables and assumptions known to Topps at the time of preparation. Such variables and assumptions are inherently uncertain and many are beyond the control of Topps. Important factors that may affect actual results and cause the forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the businesses of Topps (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the competitive environment, changes in technology, and general business and economic conditions. Various assumptions underlying the forecasts may prove to not have been, or may no longer be, accurate. The forecasts may not be realized, and actual results may be significantly higher or lower than projected in the forecasts. The forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of such forecasts in this proxy statement should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts.

Termination of the Merger Agreement could negatively impact MUDS.

If the business combination is not completed for any reason, including as a result of MUDS’ stockholders declining to approve the proposals required to effect the business combination, the ongoing businesses of MUDS may be adversely impacted and, without realizing any of the anticipated benefits of completing the business combination, MUDS would be subject to a number of risks, including the following:

•

MUDS may experience negative reactions from the financial markets, including negative impacts on its stock price (including to the extent that the current market price reflects a market assumption that the business combination will be completed);

•	MUDS will have incurred substantial expenses and will be required to pay certain costs relating to the business combination, whether or not the business combination is completed; and

•

since the Merger Agreement restricts the conduct of MUDS’ business prior to completion of the business combination, MUDS may not have been able to take certain actions during the pendency of the business combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available. See “The Merger Agreement—Covenants and Agreements” for a description of the restrictive covenants applicable to MUDS.

If the Merger Agreement is terminated and the MUDS Board seeks another merger or business combination, MUDS stockholders cannot be certain that MUDS will be able to find another acquisition target that would constitute a business combination or that such other merger or business combination will be completed.

Even if MUDS consummates the business combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of the warrants may be amended.

The exercise price for the public warrants is $11.50 per share of Class A common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

If MUDS is unable to complete an initial business combination, MUDS’ warrants may expire worthless.

If MUDS is unable to complete an initial business combination, MUDS’ warrants may expire worthless.

MUDS may redeem the unexpired public warrants prior to their exercise at a time and at a price that is disadvantageous to public warrant holders, thereby making their public warrants worthless, and exercise of a significant number of the public warrants could adversely affect the market price of Class A common stock.

MUDS will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which MUDS gives proper notice of such redemption and provided certain other conditions are met. Redemption of the outstanding public warrants could force public warrant holders to: (i) exercise their public warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their public warrants at the then-current market price when they might otherwise wish to hold their public warrants or (iii) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of their public warrants. Additionally, if a significant number of public warrant holders exercise their public warrants instead of accepting the nominal redemption price, the issuance of these shares would dilute other equity holders, which could reduce the market price of the Class A common stock. In early May, MUDS Class A common stock briefly traded above $18.00 in intraday trading; however, trading prior to the warrants becoming exercisable is not relevant to MUDS’ ability to redeem the public warrants.

None of the private warrants will be redeemable by MUDS so long as they are held by the Sponsor, Jefferies or their permitted transferees.

Our ability to successfully effect the business combination and to be successful thereafter will be dependent upon the efforts of certain key personnel, including the key personnel of Topps. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

Our ability to successfully effect the business combination is dependent upon the efforts of our key personnel, including the key personnel of Topps. We anticipate that some or all of the management of Topps will remain in place. Topps’ success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Topps’ officers could have a material adverse effect on Topps’ business, financial condition, or operating results.

MUDS and Topps will be subject to business uncertainties and contractual restrictions while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on MUDS and Topps. These uncertainties may impair our or Topps’ ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the business combination, our or Topps’ business could be harmed.

We will be required to pay Topps stockholders for a significant portion of the tax benefits relating to pre-business combination tax assets and attributes and such payments may exceed the amount of any tax savings realized.

At the closing of the Transactions, MUDS will enter into the Tax Receivable Agreement, substantially in the form attached as Annex H to this proxy statement. The Tax Receivable Agreement will generally provide for the payment by the post-combination company to existing Topps stockholders of 85% of the amount of the actual tax savings, if any, in U.S. federal, state, local, and non-U.S. income tax that the post-combination company actually realizes (or are deemed to realize in the case of an acceleration event, as discussed below) in periods after the closing of the Transactions as a result of certain pre-existing tax attributes, provided, that, the total (i) tax attributes with respect to which payments are made under the Tax Receivable Agreement shall not exceed $70 million and (ii) payments made under the Tax Receivable Agreement shall not exceed $16 million.

In the case of a change of control of the post-combination company, certain divestitures that do not constitute a change of control of the post-combination company, or a material breach of the post-combination company’s obligations under the Tax Receivable Agreement, the post-combination company will be required to make an accelerated payment to existing Topps stockholders in an amount equal to the present value of future payments under the Tax Receivable Agreement, which payment would be based on certain assumptions, including those relating to the post-combination company’s future taxable income. Consequently, it is possible in these circumstances that the actual cash tax savings realized by the post-combination company may be significantly less than the corresponding Tax Receivable Agreement payments the post-combination company is required to make. Furthermore, the acceleration of the post-combination company’s obligations under the Tax Receivable Agreement in these circumstances could have a substantial negative impact on its liquidity. Additionally, the obligation to make payments under the Tax Receivable Agreement, including the acceleration of the post-combination company’s obligation to make payments in the event of a change of control, could make it a less attractive target for a future acquisition.

While the timing of any payments under the Tax Receivable Agreement will vary depending upon the amount and timing of the post-combination company’s taxable income, we expect that the payments that the post-combination company will be required to make under the Tax Receivable Agreement could be substantial. Payments under the Tax Receivable Agreement will be based on the tax reporting positions that the post-combination company determines, and such tax reporting positions are subject to challenge by taxing authorities. Payments made under the Tax Receivable Agreement will not be returned upon a successful challenge by a taxing authority to the post-combination company’s reporting positions, although such excess payments made to existing Topps stockholders may be netted against payments otherwise to be made to existing Topps stockholders after the post-combination company determines such excess. Any payments made by the post-combination company under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to it.

For more information about the Tax Receivable Agreement, please see the section entitled “Proposal No. 1—The Business Combination Proposal—Certain Agreements Related to the Business Combination—Tax Receivable Agreement.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

MUDS could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions and changes in tax law could reduce MUDS’ after-tax income and adversely affect MUDS’ business and financial condition. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “ Tax Act”), enacted in December 2017, resulted in fundamental changes to the U.S. Internal Revenue Code of 1986 (the “Code”), as amended, including, among many other things, a reduction to the federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect us, Topps, or its subsidiaries. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, or effect other changes that could have a material adverse effect on MUDS’ financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, MUDS’ effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge MUDS’ interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to MUDS’ income tax provision that could increase MUDS’ effective tax rate.

Subsequent to the completion of the business combination, MUDS may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on MUDS’ financial condition, results of operations and MUDS’ stock price, which could cause you to lose some or all of your investment.

Although MUDS has conducted due diligence on the Topps business, MUDS cannot assure you that this diligence will surface all material issues that may be present in such business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Topps business and outside of MUDS’ and Topps’ control will not later arise. As a result of these factors, MUDS may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if MUDS’ due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with MUDS’ preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on MUDS’ liquidity, charges of this nature could contribute to negative market perceptions about MUDS or its securities. Accordingly, any of MUDS stockholders who choose to remain our stockholders following the business combination could suffer a reduction in the value of their shares.

Following the consummation of the business combination, our only significant asset will be our ownership interest in the Topps business and such ownership may not be sufficiently profitable or valuable to enable us to pay any dividends on our Class A common stock or satisfy our other financial obligations.

Following the consummation of the business combination, we will have no direct operations and no significant assets other than its ownership interest in the Topps business. We will depend on the Topps business for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company and to pay any dividends with respect to Class A common stock. The earnings from, or other available assets of, the Topps business may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on the common stock or satisfy its other financial obligations.

Please see the sections titled “MUDS’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for more information.

Delaware law, the Charter and the Amended and Restated Bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Charter and Amended and Restated Bylaws that will be in effect upon completion of the Transactions differ from MUDS’ existing Amended and Restated Certificate of Incorporation and Bylaws. The Charter and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Post-Closing Board and therefore depress the trading price of our Class A common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the Post-Closing Board or taking other corporate actions, including effecting changes in management. Among other things, the Charter and Amended and Restated Bylaws include provisions regarding:

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Post-Closing Board;

•	the inability of stockholders to act by written consent at any time when there are not any shares of Class E common stock outstanding;

•	the requirement that a special meeting of stockholders be called only by or at the direction of the Post-Closing Board, the Chairman of the Board or the Chief Executive Officer;

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advance notice procedures with which stockholders must comply to nominate candidates to the Post-Closing Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the composition of the Post-Closing Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the post-combination company;

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subject to the Investor Rights Agreement and any rights granted to one or more series of preferred stock then outstanding, the right of the affirmative vote of a majority of remaining directors to fill a vacancy on the Post-Closing Board, which prevents stockholders from being able to fill vacancies on the Post-Closing Board; and

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the ability of the Post-Closing Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Post-Closing Board or management. In addition, as a Delaware corporation, the post-combination company will generally be subject to provisions of Delaware law, including the DGCL, although the post-combination company will elect not to be governed by Section 203 of the DGCL.

Any provision of the Charter, Amended and Restated Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock.

In addition, the provisions of the Investor Rights Agreement, as described below, provide the stockholders party thereto with certain board representation and other consent rights that could also have the effect of delaying or preventing a change in control.

The Charter designates a state court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit the ability of stockholders to obtain a favorable judicial forum for disputes with or with our directors, officers or employees and may discourage stockholders from bringing such claims.

Under the Charter, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum will be the Delaware Court of Chancery (or, in the event that the Delaware Court of Chancery lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall, to the fullest extent permitted by law, be another state or federal court located within the State of Delaware, in each such case):

•	any derivative action or proceeding brought on behalf of the Company;

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any action asserting a claim of breach of a fiduciary duty owed by or other wrongdoing by any current or former director, officer, employee, agent or stockholder of the Company to us or our stockholders;

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any action asserting a claim arising under any provision of the DGCL or the Charter or Amended and Restated Bylaws (as either may be amended, or restated) or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery;

•	any action asserting a claim governed by the internal affairs doctrine; of the State of Delaware).

Notwithstanding the foregoing, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, and the Charter does not preclude or contract the scope of exclusive federal jurisdiction for suits brought under the Securities Exchange Act of 1934. These provisions of the Charter could limit the ability of stockholders to obtain a favorable judicial forum for certain disputes with or with its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Further, there is uncertainty about whether a court would enforce such a provision as it relates to the Securities Act. If a court were to find these provisions of the Charter inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition and results of operations.

Subsequent to the completion of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although MUDS has conducted due diligence on the Topps business, MUDS cannot assure you that this diligence will surface all material issues that may be present in such business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Topps business and outside of MUDS’ and Topps’ control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if MUDS’ due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with MUDS’ preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, charges of this nature could contribute to negative market perceptions about us or our securities. Accordingly, any of MUDS stockholders who choose to remain stockholders of the Company following the business combination could suffer a reduction in the value of their shares.

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors, stockholders or securities analysts, the market price of our securities following the consummation of the business combination may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the business combination, there has not been a public market for stock relating to the Topps business and trading in shares of Class A common stock has not been active. Accordingly, the valuation ascribed to the Topps business and Class A common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination.

The trading price of the Class A common stock following the business combination may fluctuate substantially and may be lower than its current price. This may be especially true for companies like ours with a small public float. If an active market for MUDS’ securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations. The trading price of the Class A common stock following the business combination will depend on many factors, including those described in the “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in the Class A common stock since you might be unable to sell your shares at or above the price attributed to them in the business combination. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities following the business combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	speculation in the press or investment community;

•	actual or anticipated developments in the post-combination company’s business, competitors’ businesses or the competitive landscape generally;

•	the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to ours;

•	changes in laws and regulations affecting the post-combination company’s business;

•	commencement of, or involvement in, litigation involving the post-combination company;

•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of Class A common stock available for public sale;

•	any major change in the post-combination company’s board of directors or management;

•	sales of substantial amounts of Class A common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	general economic and political conditions such as recessions, interest rates, “trade wars,” pandemics (such as COVID-19) and acts of war or terrorism; and

•	other risk factors listed under “Risk Factors.”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NASDAQ have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors, including, most recently, the impact of the novel coronavirus, COVID-19, and any other global pandemics, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our Class A common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following the business combination. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

Our quarterly operating results may fluctuate significantly following the business combination.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions; and

•	expansion to new markets.

If, following the business combination, securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our markets, or if they change their recommendations regarding Class A common stock adversely, then the price and trading volume of Class A common stock could decline.

The trading market for Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of Class A common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

There is no guarantee that an active and liquid public market for shares of the Class A common stock will develop.

MUDS is currently a blank check company and there has not been a public market for shares of Topps common stock since it is a private company. A liquid trading market for Class A common stock may never develop.

In the absence of a liquid public trading market:

•	you may not be able to liquidate your investment in shares of the Class A common stock;

•	you may not be able to resell your shares of Class A common stock at or above the price attributed to them in the business combination;

•	the market price of shares of Class A common stock may experience significant price volatility; and

•	there may be less efficiency in carrying out your purchase and sale orders.

We may be unable to obtain additional financing to fund our operations or growth.

We may require additional financing to fund our or growth. The failure to secure additional financing could have a material adverse effect on our continued development or growth. None of our officers, directors or stockholders will be obligated to provide any financing to us after the business combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We will be subject to laws, regulations and rules enacted by national, regional and local governments and the NASDAQ. In particular, we will be required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take and will continue to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following December 10, 2025, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three- year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find Class A common stock less attractive because we rely on these exemptions. If some investors find Class A common stock less attractive as a result, there may be a less active trading market for Class A common stock and our stock price may be more volatile.

Risks Related to the Redemption

You must tender your shares of Class A common stock in order to validly seek redemption at the special meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your common stock certificates to MUDS’ transfer agent or to deliver your shares of common stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares of common stock, in each case, by two business days prior to the special meeting. The requirement for physical or electronic delivery by two business days prior to the special meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the business combination.

MUDS does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of MUDS stockholders do not agree.

MUDS’ existing certificate of incorporation does not provide a specified maximum redemption threshold, except that MUDS will not redeem public shares in an amount that would cause MUDS’ net tangible assets to be less than $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act). However, the Merger Agreement provides that MUDS’ and Topps’ respective obligations to consummate the business combination are conditioned on MUDS having at least $5,000,001 of net tangible assets as of the closing of the Transactions. Additionally, (a) the obligations of Topps to consummate the Transactions are conditioned upon, among others, the amount of Available Closing Buyer Cash being no less than $350 million as of the closing of the Transactions and (b) the obligations of MUDS to consummate the Transactions are conditioned upon, among others, the amount of Available Closing Buyer Cash being no less than $350 million minus the Backstop Amount. As a result, MUDS may be able to complete the business combination even though a substantial portion of public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to the Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by MUDS or the persons described above have been entered into with any such investor or holder. MUDS will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the business combination proposal or other proposals (as described in this proxy statement) at the special meeting.

In the event that the aggregate cash consideration that MUDS would be required to pay for all shares of Class A common stock that are validly submitted for redemption, plus any amount required to satisfy the foregoing cash conditions pursuant to the terms of the Merger Agreement, exceeds the aggregate amount of cash available to MUDS, MUDS may not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof and MUDS may instead search for an alternate business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 20% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the public shares unless such stockholder first obtains MUDS’ prior consent. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, MUDS will require each public stockholder seeking to exercise redemption rights to certify to MUDS whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to MUDS at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which MUDS makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over MUDS’ ability to consummate the business combination and you could suffer a material loss on your investment in MUDS if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if MUDS consummates the business combination. As a result, you will continue to hold that number of shares aggregating to more than 20% of the public shares and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. MUDS cannot assure you that the value of such excess shares will appreciate over time following the business combination or that the market price of shares of Class A common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge MUDS’ determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, MUDS stockholders’ ability to vote all of their shares (including such excess shares) for or against the business combination is not restricted by this limitation on redemption.

We cannot be certain as to the number of public shares that will be redeemed and the potential impact to stockholders who do not elect to redeem their public shares.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position. We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the Closing or any alternative business combination. Certain events following the consummation of any initial business combination, including the business combination, and including redemptions of public shares, may cause an increase or decrease in our share price, and may result in a lower value realized now than a stockholder of MUDS might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. Each stockholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

On [●], 2021, the most recent practicable date prior to the date of this proxy statement, the closing price per share of Class A common stock was $[●]. Holders of public shares should be aware that, while we are unable to predict the price per share of the Class A common stock of the post-combination company – and accordingly we are unable to predict the potential impact of redemptions on the per share value of public shares owned by non-redeeming stockholder – increased levels of redemptions by holders of public shares may be a result of the price per share of Class A common stock falling below the redemption price. We expect that more holders of public shares may elect to redeem their public shares if the share price of the Class A common stock is below the projected redemption price of $10.15 per share, and we expect that more holders of public shares may elect not to redeem their public shares if the share price of the Class A common stock is above the projected redemption price of $10.15 per share. Each public share that is redeemed will represent both (i) a reduction, equal to the amount of the redemption price, of the cash that will be available to MUDS from the trust account and (ii) a corresponding increase in each holder of public shares’ pro rata economic and ownership interest in the post-combination company following the consummation of the business combination. In addition, in the event that more than 21,772,783 public shares are redeemed, the minimum cash condition in favor of Topps as set forth in the Merger Agreement may not be satisfied, and the business combination may not be consummated. Based on the approximate redemption price per share of $10.15 as of [●], 2021, the latest practicable date prior to this proxy statement/prospectus, a hypothetical 1% increase or decrease in the number of public shares redeemed would result in a decrease or increase, respectively, of $3.2 million of cash available in the trust account.

SPECIAL MEETING OF MUDS STOCKHOLDERS

General

MUDS is furnishing this proxy statement to MUDS stockholders as part of the solicitation of proxies by the MUDS Board for use at the special meeting of MUDS stockholders to be held on [•], 2021, and at any adjournment or postponement thereof. This proxy statement provides MUDS stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place of the Special Meeting

The special meeting of stockholders will be held via live webcast at [•] a.m. Eastern Time, on [•], 2021. The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/MUDS2021SM, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication. Please have your Control Number, which can be found on your proxy card, to join the special meeting. If you do not have a control number, please contact the Continental Stock Transfer Company, the Transfer Agent.

Purpose of the Special Meeting

At the special meeting, MUDS is asking holders of common stock to consider and vote upon:

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a proposal to approve the business combination described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the Transactions (including the Mergers). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal”;

•	a proposal to approve and adopt the Charter. Please see the section entitled “Proposal No. 2 — The Charter Proposal”;

•

a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the Charter, presented separately in accordance with the requirements of the SEC. Please see the section entitled “Proposal No. 3 — The Governance Proposals”;

•

a proposal to approve, for purposes of complying with the applicable provisions of NASDAQ Listing Rule 5635, the issuance of common stock in connection with the Transactions, including, without limitation, in connection with the First Merger and the PIPE Investment. Please see the section entitled “Proposal No. 4 — The NASDAQ Proposal”;

•

a proposal to approve and adopt the Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. Please see the section entitled “Proposal No. 5 — The Incentive Plan Proposal”;

•

a proposal to elect eight directors to serve staggered terms on the MUDS Board until immediately following the first, second and third annual meetings of MUDS stockholders following the consummation of the Transactions, as applicable, and until their respective successors are duly elected and qualified. Please see the section entitled “Proposal No. 6 — The Director Election Proposal”; and

•

a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the NASDAQ proposal, the charter proposal, the governance proposals, the incentive plan proposal or the director election proposal. Please see the section entitled “Proposal No. 7 — The Adjournment Proposal.”

Recommendation of the MUDS Board

The MUDS Board unanimously recommends that stockholders vote “FOR” the business combination proposal, “FOR” the charter proposal, “FOR” the governance proposals, “FOR” the NASDAQ proposal, “FOR” the incentive plan proposal, “FOR” the director election proposal and “FOR” the adjournment proposal, if presented.

When you consider the MUDS Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of MUDS stockholders generally. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The MUDS Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the MUDS stockholders that they vote “FOR” the proposals presented at the special meeting.

Record Date; Persons Entitled to Vote

MUDS has fixed the close of business on June 30, 2021, as the record date for determining MUDS stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on the record date, there were 39,531,250 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote per share at the special meeting.

Quorum

Holders of a majority in voting power of common stock issued and outstanding and entitled to vote at the special meeting, present in person, or represented by proxy, via the virtual meeting platform, constitute a quorum. The initial stockholders, who currently own approximately 20% of MUDS’ issued and outstanding shares of common stock, will count toward this quorum. At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. Broker non-votes not will be counted for purposes of determining the existence of a quorum. In the absence of a quorum, the chairman of the special meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 19,765,626 shares of common stock would be required to achieve a quorum.

Vote Required

The approval of each of the business combination proposal, the governance proposals (which are non-binding advisory votes), the incentive plan proposal, the NASDAQ proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of MUDS’ outstanding shares of common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal, the governance proposals, the incentive plan proposal, the NASDAQ proposal and the adjournment proposal will have no effect on such proposals. The initial stockholders (including the Sponsor) have agreed to vote their founder shares and any public shares they may hold in favor of the business combination. Currently, the initial stockholders own approximately 20% of MUDS’ issued and outstanding common stock, including all of the outstanding founder shares. As a result, if the minimum number of shares of common stock required to establish a quorum is represented in person or by proxy at the special meeting, then the affirmative vote of holders of 1,976,564 shares of Class A common stock would be required to approve each of the business combination proposal, the NASDAQ proposal and the incentive plan proposal. If all outstanding shares of common stock are represented in person or by proxy at the special meeting, then the affirmative vote of holders of 11,859,376 shares of Class A common stock would be required to approve each of the business combination proposal, the NASDAQ proposal and the incentive plan proposal.

The approval of the charter proposal requires (i) the affirmative vote or written consent of holders of a majority of the shares of Class B common stock then outstanding and (ii) the affirmative vote of holders of a majority of MUDS’ outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “AGAINST” such proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote thereon at the special meeting. This means that the eight director nominees who receive the most affirmative votes will be elected. MUDS stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

The Transactions will be consummated only if the business combination proposal, the charter proposal and the NASDAQ proposal are approved at the special meeting. Each of the business combination proposal, the charter proposal and the NASDAQ proposal are cross-conditioned on the approval of the others. The director election proposal and the incentive plan proposal are conditioned on the approval of the business combination proposal, the charter proposal and the NASDAQ proposal. The governance proposals are non-binding advisory votes. It is important for you to note that in the event that the MUDS stockholder proposals do not receive the requisite vote for approval, we will not consummate the business combination.

Effect of Abstentions and Broker Non-Votes

Abstentions will have no effect on the outcome of each of the business combination proposal, the governance proposals, the NASDAQ proposal, the incentive plan proposal, the director election proposal and the adjournment proposal. However, abstentions will count as a vote “AGAINST” the charter proposal.

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non- vote.”

Broker non-votes will not be counted for the purposes of determining the existence of a quorum. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Voting Your Shares — Stockholders of Record

If you are a MUDS stockholder of record, you may vote by mail or in person at the special meeting. Each share of common stock that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your one or more proxy cards show the number of shares of common stock that you own.

There are four ways to vote your shares of common stock at the special meeting:

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Vote by Mail: by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. By signing the proxy card and returning it in the enclosed prepaid envelope to the foregoing address, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your common shares will be voted as recommended by the MUDS Board. The MUDS Board recommends voting “FOR” the business combination Proposal, “FOR” the charter proposal, “FOR” the governance proposals, “FOR” the director election proposal, “FOR” the incentive plan proposal, “FOR” the NASDAQ proposal and “FOR” the adjournment proposal, if presented. Votes submitted by mail must be received by [●] Eastern Time on [●], 2021.

•	Vote by Internet: visit www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on [•], 2021 (have your proxy card in hand when you visit the website);

•	Vote by Phone: by calling toll-free (within the U.S. or Canada) 1-800-690-6903 (have your proxy card in hand when you call); or

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Vote at the Special Meeting: you can attend the special meeting via the virtual meeting platform and vote during the meeting by following the instructions on your proxy card. You can access the special meeting by visiting the website www.virtualshareholdermeeting.com/MUDS2021SM. You will need your control number for access. If you do not have a control number, please contact Continental Stock Transfer. Instructions on how to attend and participate at the special meeting are available at www.proxyvote.com.

Voting Your Shares — Beneficial Owners

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If your shares of common stock are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares of common stock held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares of common stock in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement in most cases you may do this by telephone or over the Internet as instructed. As a beneficial owner, if you wish to vote at the special meeting, you will need to bring to the special meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares of common stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at the special meeting by doing any one of the following:

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you may send a later-dated, signed proxy card to Continental Stock Transfer & Trust Company, Attn: Proxy Group at 1 State Street, New York, NY 10004 or by facsimile to Continental Stock Transfer & Trust Company at (212) 509-5152;

•	you may notify MUDS’ Secretary in writing before the special meeting that you have revoked your proxy;

•

you may send a notice of revocation in writing to Continental Stock Transfer & Trust Company, Attn: Proxy Group at 1 State Street, New York, NY 10004 or by facsimile to Continental Stock Transfer & Trust Company at (212) 509-5152, before the special meeting that have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote at the special meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of common stock, you may call D.F. King & Co., Inc., MUDS’ proxy solicitor, at (800) 549-6864 or MUDS at (646) 747-9500.

Redemption Rights

Pursuant to MUDS’ existing certificate of incorporation, holders of public shares may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the Transactions. If a public stockholder properly seeks redemption as described in this section and the business combination is consummated, MUDS will redeem these shares for a pro rata portion of funds deposited in the trust account, and the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 20% of the public shares. Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The initial stockholders (including the Sponsor) will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly in connection with the Transactions.

Public stockholders may demand redemption by delivering their stock, either physically or electronically using Depository Trust Company’s DWAC System, to MUDS’ transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00, and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to submit or tender their shares.

Any request to redeem the public shares, once made, may be withdrawn at any time until the vote is taken with respect to the business combination proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, and MUDS continues to search for a target company then MUDS’ public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, MUDS will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares. Additionally, if MUDS would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, MUDS will not be able to consummate the business combination.

The closing price of the Class A common stock on June 30, 2021, the record date for the special meeting, was $12.46 per share. The cash held in the trust account on such date was approximately $321 million

(approximately $10.15 per public share). Prior to exercising redemption rights, stockholders should verify the market price of Class A common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. MUDS cannot assure you that you will be able to sell your shares of Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in MUDS’ securities when public stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Class A common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the business combination proposal by delivering your stock certificate (either physically or electronically) to MUDS transfer agent prior to the vote at the special meeting, and the business combination is consummated.

If the business combination is not approved and MUDS does not consummate an initial business combination by September 10, 2022, MUDS will be required to dissolve and liquidate the trust account by returning the then remaining funds in such account to the public stockholders, and MUDS warrants will expire worthless.

Appraisal Rights

MUDS stockholders, MUDS unitholders and MUDS warrant holders do not have appraisal rights in connection with the Transactions under the DGCL.

Proxy Solicitation Costs

MUDS is soliciting proxies on behalf of the MUDS Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person.

MUDS will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. MUDS has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting and will pay D.F. King & Co., Inc. a fee of $25,000.00, plus costs and expenses, which fee also includes D.F. King & Co., Inc. acting as the inspector of elections at the special meeting. MUDS will reimburse D.F. King & Co., Inc. for reasonable out-of-pocket expenses and will indemnify D.F. King & Co., Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. MUDS will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those beneficial owners. MUDS’ directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

MUDS stockholders are being asked to approve the business combination with Topps described in this proxy statement, including (a) adopting the Merger Agreement and (b) approving the transactions contemplated by the Merger Agreement and related agreements described in this proxy statement. The discussion in this proxy statement of the business combination and the principal terms of the Merger Agreement is subject to, and is qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this proxy statement.

You should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement. Please see the subsection entitled “— Certain Agreements Related to the Business Combination — Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement.

We may consummate the business combination only if it is approved by the affirmative vote of the holders of a majority of the votes cast by holders of our outstanding shares of common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote at the special meeting.

General

Structure of the Transactions

Pursuant to the Merger Agreement, a business combination between MUDS and Topps will be effected through the First Merger, whereby First Merger Sub will merge with and into Topps, with Topps surviving such merger as a wholly owned subsidiary of MUDS, followed by the Second Merger, whereby, immediately following the First Merger and as part of the same overall transaction as the First Merger, Topps will merge with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly owned subsidiary of MUDS.

Prior to the Closing, Topps will effect the Pre-Closing Recapitalization, which will result in the reclassification of Topps’ equity securities, such that the outstanding equity securities of Topps prior to the Closing will consist of Topps Class A-1 common stock, Topps Class A-2 common stock and Topps Class B common stock. Following the Pre-Closing Recapitalization, and pursuant to the Plan of Liquidation, Holdings will distribute all of the issued and outstanding capital stock of Topps to Holdings’ equityholders, following which Holdings’ equityholders will become stockholders of Topps.

The following diagram illustrates the ownership structure of MUDS immediately following the business combination (percentages shown as voting power) and (a) excludes the impact of the shares of Class A common stock underlying the warrants, (b) assumes that no MUDS public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in MUDS’ trust account, (c) assumes that the Backstop Amount is fully funded and (d) includes the Holder Earnout Shares:

Merger Consideration

Subject to the terms of the Merger Agreement, the aggregate consideration to be paid to stockholders of Topps will consist of:

•	a combination of stock and cash consideration in an aggregate amount equal to $1.227 billion, minus (a) the net indebtedness of Topps as of immediately prior to the Closing, minus (b) MUDS’ and Topps’

transaction expenses, in each case, incurred in connection with the Transactions, up to a maximum aggregate amount of $50 million (and with respect to MUDS, up to a maximum amount of $25 million), minus (c) any remaining amounts payable by Topps under any affiliated contract being terminated as part of the Transactions (the “Closing Merger Consideration”);

•

7,684,730 shares of Class B common stock of the post-combination company, subject to forfeiture if certain share price targets are not achieved in accordance with the applicable terms set forth in the Merger Agreement (and which will convert into shares of the post-combination company’s Class A common stock or Class E common stock, as applicable, upon the achievement of such share price targets);

•	rights to receive payments under the Tax Receivable Agreement; and

•	rights to certain tax refunds received by the post-combination company in respect of pre-Closing tax periods.

The cash portion of the Closing Merger Consideration will be an amount equal to (a) the amount of cash permitted to be distributed by Topps to its stockholders prior to the Closing but not so distributed, plus (b) all amounts in MUDS’ trust account (after reduction for the aggregate amount required to be paid in connection with any valid stockholder redemptions), plus (c) the aggregate amount of the PIPE Investment funded as of immediately prior to the Closing (clauses (b) and (c), together, the “Available Closing Buyer Cash”), minus (d) MUDS’ and Topps’ transaction expenses, in each case, incurred in connection with the Transactions, up to an aggregate amount of $50 million (and with respect to MUDS, up to a maximum amount of $25 million), minus (e) the greater of (i) the amount by which the cash and cash equivalents of Topps is less than $50 million and (ii) the amount by which the net indebtedness of Topps exceeds $144 million, minus (f) any remaining amounts payable by Topps under any affiliated contract being terminated as part of the Transactions; provided, that the amount of cash consideration may be reduced if necessary to ensure (x) that total cash consideration is no more than sixty percent of the total consideration payable to Topps stockholders at the Closing or (y) that certain equityholders of Topps (other than Tornante Topps, LLC and Topps Management, LLC) receive no less than 5,001,125 shares of the post-combination company’s Class A common stock in the aggregate in connection with the Transactions.

The remainder of the Closing Merger Consideration will be paid in shares of Class A common stock and Class E common stock valued at $10.15 per share. The portion of the Closing Merger Consideration to be paid to stockholders of Topps that are affiliated with Michael Eisner (namely, Tornante Topps LLC) will consist entirely of Class E common stock (which will entitle the holder thereof to 10 votes per share) and will not include any cash. The portion of the Closing Merger Consideration to be paid to all other stockholders of Topps will consist of cash and Class A common stock (which will entitle the holder thereof to 1 vote per share).

Please see the summary of the Merger Agreement in the section entitled “— Certain Agreements Related to the Business Combination — Merger Agreement” below.

Impact of the Business Combination on MUDS’ Public Float

It is anticipated that, upon completion of the business combination, (a) excluding the impact of the shares of Class A common stock underlying warrants, (b) assuming that the Backstop Amount is fully funded and 24,630,542 shares of Class A common stock are issued in connection with the PIPE Investment (c) excluding the Holder Earnout Shares (which will by their terms be entitled to vote from the time of issuance), (d) assuming transaction expenses for MUDS and Topps of $50.0 million and (e) assuming an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to Topps’ management services agreement of $10.0 million, the varying ownership levels of the post-combination company will be as set forth below. The no redemption scenario further assumes that (i) no MUDS public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in MUDS’ trust account and (ii) no shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and 7,906,250 founder shares shall have converted into 7,906,250 shares of Class A common stock. By contrast, the maximum redemption scenario further assumes that (x) MUDS public stockholders holding an aggregate of 21,772,783 shares of Class A common stock exercise redemption rights with respect to their shares for a pro rata portion of the funds in MUDS’ trust account and (y) 1,609,144 shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and 6,297,106 founder shares shall have converted into 6,297,106 shares of Class A common stock.

	Assuming No Redemptions		Assuming Maximum Redemptions
	Economic Ownership Percentage	Percentage Voting Power	Economic Ownership Percentage	Percentage Voting Power
MUDS existing public stockholders	27.6%	6.4%	8.7%	2.0%
PIPE Investors (including the Mudrick Backstop Parties)	21.5%	5.0%	21.8%	5.0%
Sponsor	6.9%	1.6%	5.6%	1.3%
Michael Eisner (through Tornante)	37.1%	85.5%	37.7%	85.8%
Topps’ current indirect investors (excluding Tornante)	6.9%	1.6%	26.2%	6.0%

Certain Agreements Related to the Business Combination

Merger Agreement

The summary of the material provisions of the Merger Agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. All stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the business combination.

Closing and Effective Time of the Transactions

The closing of the Transactions will take place as promptly as practicable following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to Closing of the Transactions,” unless MUDS and Topps agree in writing to another time or unless the Merger Agreement is terminated. The Transactions are expected to be consummated promptly after the approval of MUDS stockholders at the special meeting of such stockholders described in this proxy statement.

Representations and Warranties

The Merger Agreement contains representations and warranties of Holdings relating, among other things, to:

•	organization and corporate power;

•	authorization and no conflicts;

•	title to Topps common stock;

•	litigation; and

•	brokerage.

The Merger Agreement contains representations and warranties of Topps relating, among other things, to:

•	organization and corporate power;

•	subsidiaries;

•	authorization and no conflicts;

•	capitalization;

•	financial statements;

•	no material adverse effect and absence of certain changes;

•	title to properties;

•	tax matters;

•	contracts commitments;

•	intellectual property, IT and privacy matters;

•	litigation;

•	undisclosed liabilities;

•	governmental consents;

•	employee benefit plans;

•	insurance;

•	environmental matters;

•	affiliated transactions;

•	brokerage;

•	permits and compliance with laws;

•	international trade compliance and sanctions;

•	employees;

•	anti-corruption; and

•	this proxy statement.

The Merger Agreement contains representations and warranties of MUDS, First Merger Sub and Second Merger Sub relating, among other things, to:

•	corporate organization;

•	due authorization;

•	no conflict;

•	litigation and proceedings;

•	governmental authorities and consents;

•	financial ability and trust account;

•	brokers’ fees;

•	SEC reports, financial statements and Sarbanes-Oxley Act;

•	undisclosed liabilities;

•	business activities;

•	tax matters;

•	capitalization;

•	NASDAQ listing;

•	PIPE Financing;

•	sponsor support agreement;

•	related party transactions; and

•	Investment Company Act of 1940.

Covenants

The parties have each agreed to use commercially reasonable efforts to obtain certain required consents and approvals so long as any consents required pursuant to any material contract of Topps or any of its subsidiaries is not otherwise terminable at will, for convenience or upon or after notice of termination is provided by a party thereto. The parties have also agreed to take such other actions as may be reasonably necessary to satisfy the conditions of the other parties as set forth in the Merger Agreement or to otherwise comply with the Merger Agreement and to consummate the Transactions as soon as practicable.

Prior to the Closing, Topps has agreed to, and cause its subsidiaries to, use commercially reasonable efforts to operate its business in the ordinary course of business and to continue to accrue and collect accounts receivables, accrue and pay accounts payable and other expenses as well as establish reserves for uncollectible accounts and manage inventory in accordance with past practices, in each case, including recent past practice in light of the current COVID-19 pandemic.

Topps and MUDS have agreed that, unless otherwise required or permitted under the Merger Agreement, required by law or in connection with the Pre-Closing Recapitalization and the Holdings Liquidation and subject to certain disclosed exceptions, neither Topps nor its subsidiaries will take, among others, the following actions during the interim period between signing of the Merger Agreement and closing of the Transactions without the prior written consent of MUDS (which consent will not be unreasonably conditioned, withheld, delayed or denied):

•	change or amend its certificate of formation or incorporation, limited liability company agreement, bylaws or other organizational documents;

•

make, declare, set aside, establish a record date for or pay any dividend or distribution, other than any dividends or distributions from any wholly owned subsidiary of Topps to any other wholly owned subsidiaries of Topps or any permitted uses of amounts that would otherwise constitute Distributable Cash;

•

enter into, assume, assign, amend or modify any material term of or terminate any collective bargaining or similar agreement of Topps or any of its subsidiaries (other than entry into such agreements in the ordinary course of business);

•

issue, deliver, sell, transfer, pledge, dispose of or place any lien (other than a permitted lien) on any shares of capital stock or any other equity or voting securities of Topps or any of its subsidiaries;

•	issue or grant any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or voting securities of Topps;

•	subject to certain exceptions, sell, assign, transfer, convey, lease, license, abandon, allow to lapse of expire, subject to or grant any lien on any material assets, rights or properties;

•

sell, lease, license, sublicense, assign, transfer, waive, abandon, allow to lapse, fail to maintain or otherwise dispose of any intellectual property (other than (i) licenses and sublicenses granted in the ordinary course of business or (ii) with respect to intellectual property that Topps or any of its subsidiaries have determined, in the exercise of their commercially reasonable business judgment, to be immaterial or obsolete) or disclosed any material trade secrets of Topps or any of its subsidiaries to any person (other than in the ordinary course of business to a person bound by written confidentiality obligations);

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(i) cancel or compromise any claim or indebtedness owed to Topps or any of its subsidiaries, (ii) settle any pending or threatened action or proceeding (a) if such settlement would require (x) payment by Topps in an amount greater than $500,000, or (y) any of Topps or its subsidiaries to perform or satisfy material continuing obligations, (b) to the extent such settlement includes an agreement to accept or concede injunctive relief or (c) to the extent such settlement involves a governmental authority or alleged criminal wrongdoing, or (iii) agree to modify in any respect materially adverse to Topps and its subsidiaries any confidentiality or similar contract to which Topps or any of its subsidiaries are a party;

•

except as otherwise required by law or the terms of any existing company benefit plan, contract or collective bargaining agreement, of Topps or its subsidiaries as in effect as on the date of the Merger Agreement, (i) materially increase the compensation or benefits of any employee, officer, director or consultant of Topps or any of its subsidiaries except for increases in salary, hourly wage rates, declaration of bonuses or benefits (other than severance, retention or retirement benefits) made in the ordinary course of business to such employees, officers, directors or consultants with annual base salary less than $300,000 or for ordinary course annual salary increases for 2021 for all employees that do not exceed, in the aggregate, 5% of the aggregate salary paid by Topps and its subsidiaries in calendar year 2020, (ii) make any grant of any severance, retention or termination payment to any person, except in connection with the promotion, hiring or firing of any employee or in the ordinary course of business consistent with past practice, (iii) make any change in the key management structure of Topps or any of its subsidiaries, including the hiring of additional officers or the termination of existing officers, (iv) hire any employee or service provider having an annual base salary in excess of $300,000 or (v) except as permitted by clauses (i) and (ii), establish, adopt, enter into, amend in any material respect or terminate any company benefit plan or policy;

•	acquire (by merger, consolidation, acquisition of a substantial portion of stock or assets or otherwise), directly or indirectly, any material portion of assets, securities or businesses;

•

make any loans or advance any money or other property to any third party, except for certain advances to employees or officers, prepayments and deposits paid to suppliers of Topps and its subsidiaries and trade credit extended to customers of Topps or any of its subsidiaries, in each case, in the ordinary course of business;

•

enter into, assume, assign, amend or modify any material term or terminate certain types of contracts (other than any company benefit plan) of Topps or its subsidiaries or any real property lease, other than in the ordinary course of business;

•	redeem, purchase or otherwise acquire, any equity interests (convertible or otherwise) of Topps or any of its subsidiaries;

•	adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any equity interests or securities of Topps;

•

make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of Topps and its subsidiaries, other than as may be required by applicable law, GAAP or regulatory guidelines;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Topps or any of its subsidiaries;

•

make, change or rescind any income or other material tax election, adopt or change any material financial or tax accounting methods, principles, or practices, file any amended income or other material tax return, settle or compromise any material tax liability, enter into any closing agreement with respect to any tax, consent in writing to any extension or waiver of the limitations period applicable to any material tax claim or assessment, surrender any right to claim a refund of a material amount of taxes, enter into any tax sharing or tax indemnification agreement or similar agreement (except, in each case, for such agreements that are ordinary course contracts not primarily relating to taxes), file any claim for a refund of taxes with any taxing authority, request a ruling or similar guidance from any taxing authority with respect to any tax matter, or file any income or other material tax return in a manner inconsistent with past practice;

•

directly or indirectly incur or modify in any material respect the terms of, any indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person for indebtedness (other than indebtedness under the existing credit facility in connection with any refinancing or extension of the existing credit facility contemplated by the Merger Agreement or capital leases entered into in the ordinary course of business);

•	voluntarily fail to maintain in full force and effect material insurance policies covering Topps or its subsidiaries in a form and amount consistent with past practices;

•

enter into any transaction or materially amend any existing agreement with any person that, to the knowledge of Topps, is an affiliate of Holdings, or Topps or any of its subsidiaries subject to certain exclusions, including ordinary course payments of annual compensation, provision of benefits or reimbursement or advancement of expenses in respect of members or stockholders who are employees of Topps;

•	enter into any agreement that materially restricts Topps or any of its subsidiaries to engage or compete in any line of business or enter into any new line of business;

•	make any capital expenditures that exceed $1,000,000 in the aggregate other than as consistent with Topps’ annual capital expenditures budget for periods following April 6, 2021; or

•	enter into any agreement, or otherwise become obligated, to do any of the foregoing.

Topps and MUDS have agreed that, unless otherwise required or permitted under the Merger Agreement, and subject to certain disclosed exceptions, neither MUDS nor its subsidiaries will take the following actions during the interim period between signing of the Merger Agreement and Closing, without the prior written consent of Topps (which consent will not be unreasonably conditioned, withheld, delayed or denied, except in certain cases as described in the Merger Agreement as to which Topps’ consent may be granted or withheld in its sole discretion):

•	change, modify or amend MUDS’ trust agreement or organizational documents or the organizational documents of the First Merger Sub or Second Merger Sub;

•	declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, MUDS;

•	split, combine or reclassify any capital stock of, or other equity interests in, MUDS;

•

other than in connection with the MUDS Stockholder Redemption or as otherwise required by MUDS’ organizational documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, MUDS;

•

make, change or rescind any income or other material tax election, adopt or change any material financial or tax accounting methods, principles, or practices, file any amended income or other material tax return, settle or compromise any material tax liability, enter into any closing agreement with respect to any income or other material tax, consent in writing to any extension or waiver of the limitations period applicable to any material tax claim or assessment, surrender any right to claim a refund of a material amount of taxes, enter into any tax sharing or tax indemnification agreement or similar agreement (except, in each case, for such agreements that are ordinary course contracts not primarily relating to taxes), request a ruling or similar guidance from any taxing Authority with respect to any tax matter, or file any income or other material tax return in a manner inconsistent with past practice;

•

enter into, renew or amend in any material respect, any transaction or contract with an affiliate of MUDS (including (i) the sponsors or anyone related by blood, marriage or adoption to any sponsor and (ii) any Person in which any sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

•	waive, release, compromise, settle or satisfy any pending or threatened material claim, action or proceeding or compromise or settle any liability;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, MUDS or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than the (i) issuance of Class A common stock in connection with the exercise of any warrants outstanding on the date of the Merger Agreement, (ii) issuance of Class A common stock on the terms set forth in the PIPE Subscription Agreements; or

•	amend, modify or waive any of the terms or rights set forth in, any warrant or the warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein.

The Merger Agreement also contains additional covenants of the parties, including, among other things, covenants providing for:

•	the parties to prepare and file this proxy statement and to solicit proxies from MUDS stockholders to vote on the proposals that will be presented for consideration at the special meeting;

•	compliance with the notification and reporting requirements under the HSR Act (such filing was made on April 20, 2021);

•	mutual exclusivity during the interim period between signing of the Merger Agreement and closing of the Transactions;

•	each party to take certain actions to effect the intended tax treatment of the Transactions;

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	the parties to cooperate;

•	customary indemnification of, and provision of insurance with respect to, former and current officers and directors of MUDS and Topps and each of their respective subsidiaries;

•

MUDS to use its reasonable best efforts to take all actions and do all things necessary to consummate the transactions contemplated by the PIPE Subscription Agreements on the terms and conditions described therein;

•

MUDS to take all actions and do all things necessary, proper or advisable to satisfy on a timely basis all conditions and covenants applicable to MUDS in the Sponsor Support Agreement and to enforce its rights under each such agreement;

•

MUDS to use its reasonable best efforts to ensure MUDS remains listed as a public company on, and for shares of Class A common stock (including shares issuable upon conversion of Class B common stock and Class E common stock) to be listed on, the NASDAQ;

•

MUDS to take all commercially reasonable steps as may be required to cause any acquisition or disposition of Class A common stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to MUDS to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•

MUDS to use reasonable best efforts to ensure that a mutually agreed slate of director nominees for the post-combination company are elected as the only members of the MUDS Board effective immediately after the Closing;

•

MUDS to approve and, subject to approval of the stockholders of MUDS, adopt, a management incentive equity plan as mutually agreed by MUDS and Topps prior to the filing of this proxy statement in definitive form; and

•

MUDS from signing of the Merger Agreement to the Closing to take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and not take any action that would cause MUDS to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

Conditions to Closing of the Transactions

General Conditions

Consummation of the Transactions is conditioned on the approval of the business combination proposal, the charter proposal and the NASDAQ proposal as described in this proxy statement.

In addition, the consummation of the Transactions is conditioned upon, among other things:

•	the termination or expiration of the waiting period under the HSR Act;

•

no order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, and no statute, rule or regulation that is in effect and enjoins or prohibits the consummation of the Transactions;

•	MUDS having at least $5,000,001 of net tangible assets remaining after redemptions by MUDS stockholders; and

•

the delivery by each of Topps and MUDS to the other of a certificate with respect to the truth and accuracy of such party’s representations and warranties as of the Closing, as well as the performance by such party of the covenants and agreements contained in the Merger Agreement required to be complied with by such party prior to the Closing.

MUDS’ Conditions to Closing

The obligations of MUDS, First Merger Sub and Second Merger Sub to consummate the Transactions are also conditioned upon, among other things:

•	the accuracy of the representations and warranties of Holdings and Topps (subject to customary bring-down standards);

•	the absence of any Material Adverse Efffect since April 6, 2021;

•	there having been no material breach of the covenants of Topps;

•	the Available Closing Buyer Cash being equal to at least $350 million minus the Backstop Amount; and

•	consummation of the Pre-Closing Recapitalization and the Holdings Liquidation, in each case substantially as contemplated by the Merger Agreement.

Topps’ Conditions to Closing

The obligations of Topps to consummate the Transactions are also conditioned upon, among other things:

•	the accuracy of the representations and warranties of MUDS, First Merger Sub and Second Merger Sub (subject to customary bring-down standards);

•	there having been no material breach of the covenants of MUDS, First Merger Sub and Second Merger Sub;

•	there being at least $350,000,000 of Available Closing Buyer Cash;

•	the covenants of the Sponsor under the Sponsor Support Agreement having been performed in all material respects;

•	the shares of Class A common stock issuable in connection with the Transactions and the PIPE Investment having been approved for listing on NASDAQ, subject to official notice of issuance; and

•	the Existing Buyer Certificate of Incorporation having been amended and restated in the form of the Charter.

Waiver

Any party to the Merger Agreement may, at any time prior to the closing of the Transactions, by action taken by its board of directors or equivalent governing body, or officers thereunto duly authorized, waive in writing any of its rights or conditions in its favor under the Merger Agreement.

Termination

The Merger Agreement may be terminated and the Transactions abandoned, but not later than the Closing, as follows:

•	by mutual written consent of MUDS and Topps;

•

by MUDS if the Transactions are not consummated on or before January 6, 2022 (the “Termination Date”), which may be automatically extended, in the event that any action or legal proceeding for specific performance or other equitable relief by Holdings or Topps with respect to the Merger Agreement or any other Transaction Agreement or otherwise with respect to the Transactions is commenced or pending on or before January 6, 2022, until 30 days following the date on which a final, non-appealable order or judgment has been entered with respect to such action or legal proceeding, provided that MUDS’ failure to fulfill any obligation under the Merger Agreement is not the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

•

by Topps if the Transactions are not consummated on or before the Termination Date, provided that Topps’ failure to fulfill any obligation under the Merger Agreement is not the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before the Termination Date;

•

by either MUDS or Topps if the other party has breached any of its covenants, agreements, representations or warranties which would cause the conditions to closing of the Transactions not to be satisfied and has not cured its breach, if curable, within twenty business days of an intent to terminate, provided that the terminating party’s failure to fulfill any obligation under the Merger Agreement is not the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before the Termination Date or, in the case of a termination by Topps, the extended Termination Date, as applicable;

•	by either MUDS or Topps if a final, non-appealable governmental order or a statute, rule or regulation permanently enjoins or prohibits consummation of the Mergers;

•

by either MUDS or Topps if stockholder approval is not obtained at the stockholders’ meeting (subject to any adjournment or postponement thereof), provided that MUDS is not entitled to terminate on these grounds if, at the time of such termination, MUDS is in breach of certain obligations with respect to this proxy statement and the stockholders’ meeting, provided further that no termination right shall be available to any party on these grounds if the incentive plan proposal is the only MUDS stockholder proposal not approved at the special meeting;

•	by written notice to MUDS from Topps if, after the special meeting (subject to any adjournment, postponement or recess thereof), the Available Closing Buyer condition has not been met; or

•	by written notice to Topps from MUDS if there has been a Material Adverse Effect on Topps.

Effect of Termination

In the event of proper termination by either MUDS or Topps, the Merger Agreement will become void and have no effect (other than with respect to certain surviving obligations specified in the Merger Agreement), without any liability on the part of any party thereto or its respective affiliates, officers, directors, employees or stockholders, other than liability of any party thereto for fraud or any intentional and willful breach of the Merger Agreement by such party occurring prior to such termination.

Fees and Expenses

All fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses; provided that, if the Closing occurs, MUDS shall pay all of its transaction expenses in an amount not to exceed $35 million and all of Topps’ transaction expenses.

Amendments

The Merger Agreement may be amended by the parties thereto at any time by execution of a duly authorized agreement in writing executed on behalf of each of the parties in the same manner as the Merger Agreement and which makes reference to the Merger Agreement. MUDS would file a Current Report on Form 8-K and issue a press release to disclose any amendment to the Merger Agreement entered into by the parties. If such amendment is material to investors, a proxy statement supplement would also be sent to holders of common stock as promptly as practicable.

Governing Law; Consent to Jurisdiction

The Merger Agreement is governed by the laws of the State of Delaware. The parties to the Merger Agreement have irrevocably submitted to the exclusive jurisdiction of federal and state courts of the State of Delaware.

Investor Rights Agreement

At the consummation of the Transactions, MUDS, Tornante, MDP, and certain parties listed therein will enter into an investor rights agreement, (the “Investor Rights Agreement”) which will provide, among other things, certain director nomination rights with respect to the post-Closing board of directors of the post-combination company on a go-forward basis, including that, so long as Topps is a “controlled company” under the NASDAQ listing standards, Tornante, and indirectly, Michael Eisner, will be entitled to nominate all members of the Post-Closing Board, subject to applicable independence requirements and MDP’s rights with respect to its designee. The post-combination company will also agree not to remove directors designated by the aforementioned parties other than for “cause.” We expect to be a controlled company within the meaning of the NASDAQ rules at the Closing and has agreed to certain covenants in accordance therewith. The foregoing summary of material provisions of the Investor Rights Agreement is qualified by reference to the complete text of the form of Investor Rights Agreement, a copy of which is attached as Annex G to this proxy statement. All stockholders are encouraged to read the Investor Rights Agreement in its entirety for a more complete description of the terms and conditions of the Investor Rights Agreement.

Tax Receivable Agreement

At the consummation of the Transactions, MUDS will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with certain equityholders of the post-combination company. Pursuant to the Tax Receivable Agreement, the post-combination company will be required, among other things, to pay the equityholders party thereto 85% of the amount of the actual tax savings, if any, in U.S. federal, state, local and non-U.S. income tax that the post-combination company actually realizes as a result of certain preexisting tax attributes; provided, that the total (i) tax attributes with respect to which payments are made under the Tax Receivable Agreement shall not exceed $70 million and (ii) payments made under the Tax Receivable Agreement shall not exceed $16 million.

In the case of a change of control of the post-combination company, certain divestitures that do not constitute a change of control of the post-combination company, or a material breach of the post-combination company’s obligations under the Tax Receivable Agreement, the post-combination company will be required to make a payment to certain equityholders of the post-combination company in an amount equal to the present value of future payments under the Tax Receivable Agreement, which payment would be based on certain assumptions, including those relating to the post-combination company’s future taxable income. The foregoing summary of material provisions of the Tax Receivable Agreement is qualified by reference to the complete text of the form of Tax Receivable Agreement, a copy of which is attached as Annex H to this proxy statement. All stockholders are encouraged to read the Tax Receivable Agreement in its entirety for a more complete description of the terms and conditions of the Tax Receivable Agreement.

Registration Rights Agreement

At the consummation of the Transactions, MUDS, the Sponsor, and certain parties listed therein will enter into a registration rights agreement (the “Registration Rights Agreement”) in respect of the shares of Class A common stock held by such persons (including shares of Class A common stock underlying other securities held by such persons). Pursuant to such agreement, the parties will be entitled to certain customary registration rights, including demand, shelf and piggy-back rights, subject to cut-back provisions.

The parties to the Registration Rights Agreement will be subject (subject to customary exceptions, including for permitted transfers) to a contractual lock-up on the sale of common stock as follows: (a) in the case of the Sponsor, (i) with respect to the shares it receives upon conversion of its Class B common stock (but not shares received in respect of its Backstop Amount), 12 months from Closing (subject to earlier termination if common stock trades above $12.00 for 20 trading days in any 30 consecutive trading days beginning 150 days after the Closing), and (ii) with respect to its warrants, 30 days after the Closing and (b) in the case of all other parties thereto (including Tornante and MDP), 6 months from the Closing. The Holder Earnout Shares are also subject to lock-up until such later date as there has been a triggering event with respect to such shares. The foregoing summary of material provisions of the Registration Rights Agreement is qualified by reference to the complete text of the form of Registration Rights Agreement, a copy of which is attached as Annex I to this proxy statement. All stockholders are encouraged to read the Registration Rights Agreement in its entirety for a more complete description of the terms and conditions of the Registration Rights Agreement.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, on April 6, 2021, MUDS and the Sponsor entered into a sponsor support agreement (the “Sponsor Support Agreement”). Pursuant to the terms of the Sponsor Support Agreement, the Sponsor agreed (i) to vote all of its shares of common stock (a) in favor of (x) the adoption of the Merger Agreement and approval of the Transactions (including the Mergers) and (y) the other MUDS stockholder proposals and (b) against any proposal that would materially impede the Transactions, (ii) not to redeem any shares of Class A common stock, in connection with the MUDS Stockholder Redemption, (iii) for a period of three (3) years following the Closing, not to form a “group” for the purpose of voting against persons nominated by the equityholders of Holdings for election as directors of MUDS, (iv) to waive anti-dilution rights that would result in Class B common stock converting on anything other than a 1-to-1 basis and (v) if more than 20% of Class A common stock is redeemed by MUDS stockholders in connection with the MUDS Stockholder Redemption, to surrender for cancellation up to 2,635,416 shares of Class B common stock in proportion to the incremental percentage of shares redeemed above such 20% threshold. The foregoing summary of material provisions of the Sponsor Support Agreement is qualified by reference to the complete text of the Sponsor Support Agreement, a copy of which is attached as Annex D to this proxy statement. All stockholders are encouraged to read the Sponsor Support Agreement in its entirety for a more complete description of the terms and conditions of the Sponsor Support Agreement.

Subscription Agreements

In connection with the execution of the Merger Agreement, MUDS entered into Subscription Agreements and the Backstop Agreement with PIPE Investors (the “PIPE Subscription Agreements”). Pursuant to the terms of the Subscription Agreements and the Backstop Agreement, MUDS has agreed to issue and sell to the PIPE Investors and the PIPE Investors have agreed to purchase up to an aggregate of 24,630,542 shares of Class A common stock, for a purchase price of $10.15 per share and for an aggregate commitment of $250,000,000, inclusive of the full Backstop Amount.

As part of the PIPE Investment, MUDS entered into the Backstop Agreement with the Mudrick Backstop Parties, pursuant to which the Mudrick Backstop Parties have agreed to purchase an aggregate of up to 9,852,216 shares of Class A common stock for an aggregate purchase price of $10.15 per share and for an aggregate commitment of up to the Backstop Amount, provided, that the Mudrick Backstop Parties may elect in connection with the Closing to reduce the Backstop Amount by the excess above $350,000,000 (if any) of the amount of the Available Closing Buyer Cash (including the maximum Backstop Amount).

The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of the PIPE Investment. The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto and (iii) the Outside Date (as defined in the Merger Agreement). The foregoing summary of material provisions of the Subscription Agreements and the Backstop Agreement is qualified by reference to the complete text of the form of Subscription Agreement and the form of Backstop Agreement, copies of which are attached, respectively, as Annex E and F to this proxy statement. All stockholders are encouraged to read the form of Subscription Agreement and form of Backstop Agreement in their entirety for a more complete description of the terms and conditions of such agreements.

Name, Headquarters; Stock Symbols

The name of the post-combination company after the consummation of the Transactions will be Topps Companies, Inc. and its headquarters will be located at 1 Whitehall Street, New York, New York 10004. We intend to apply to continue the listing of Class A common stock and public warrants on NASDAQ and Class A common stock and warrants will begin trading on the NASDAQ under the symbols “TOPP” and “TOPPW” respectively. As a result, our publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security.

Background of the Transactions

MUDS is a blank check company formed as a corporation in Delaware on July 30, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The business combination with Topps is the result of an extensive search for a potential transaction, utilizing MUDS’ existing network and the investing, operating and transactional experience of MUDS’ management team and the MUDS Board. The terms of the Transactions are the result of arm’s-length negotiations between representatives of MUDS and representatives of Topps over the course of approximately three months. The following is a brief discussion of the background of these negotiations, the Merger Agreement and the Transactions.

On December 10, 2020, MUDS completed its initial public offering. Prior to the consummation of the MUDS IPO, neither MUDS, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with MUDS.

After the MUDS IPO, MUDS commenced an active search for prospective business combination targets. Representatives of MUDS contacted and were contacted by a number of individuals with respect to potential acquisition opportunities.

In evaluating potential businesses and assets to acquire, MUDS and the Sponsor surveyed the landscape of potential acquisition opportunities based on their knowledge of, and familiarity with, the M&A marketplace. In general, MUDS looked for acquisition targets that (i) are post-restructured companies, (ii) are middle market companies, (iii) have stressed capital structures, (iv) are market leaders with defensible business models and stable cash flows, (v) are valued in the private market at a significant discount to their publicly traded peers, (vi) have strong management teams and (vii) would benefit from being a publicly traded company. MUDS applied these criteria when evaluating potential targets. Topps was an attractive potential acquisition target because, among other things, Topps (a) is a middle market company, (b) is a market leader with a defensible business model and stable cash flows, (c) is valued in the private market at a significant discount to its publicly traded peers, (d) has a strong management team and (e) would benefit from being a publicly traded company. MUDS’ existing certificate of incorporation provides that, prior to MUDS’ initial business combination, the doctrine of corporate opportunity shall not apply with respect to any of MUDS’ directors or officers unless such corporate opportunity is expressly offered to such person solely in his or her capacity as a director or officer of MUDS and such opportunity is one MUDS is legally and contractually permitted to undertake and would otherwise be reasonable for MUDS to pursue and the director or officer is permitted to refer that opportunity to MUDS without violating any other legal obligation. This provision may present a conflict of interest in the event that a director or officer of MUDS is offered a corporate opportunity in a capacity other than his or her capacity as a director or officer of MUDS (and that corporate opportunity is suitable for MUDS). MUDS does not believe that this potential conflict of interest impacted MUDS’ search for prospective business combination targets.

In connection with their evaluation of potential acquisition targets, MUDS and its management and/or affiliates, including the Sponsor:

•	considered and conducted an analysis of over 25 potential acquisition targets (including Topps);

•

entered into non-disclosure agreements with five of such potential acquisition targets (other than Topps), the terms of each of which were customary and did not include standstill obligations (the “Other Potential Targets”); and

•

ultimately engaged in detailed discussions, due diligence and negotiations with two potential acquisition targets (other than Topps), Company A and Company B. Company A is an online-only fashion retailer and Company B is an early-stage automotive technology business.

Shortly after consummation of the MUDS IPO, representatives of MUDS had informal discussions with Company A concerning a potential SPAC merger, and MUDS submitted a non-binding indication of interest on December 21, 2020. Discussions of transaction terms and business diligence continued throughout January. In the beginning of February, MUDS decided not to pursue a transaction with Company A, as its underlying business trends had degraded and its financial statements were not “public-company ready.”

On January 20, 2021, Company B’s financial advisor contacted MUDS to determine if MUDS was interested in exploring a business combination with their client who was seeking to go public via a deSPAC transaction. On January 27, 2021, MUDS signed a confidentiality agreement with Company B and shortly thereafter received access to Company B’s virtual data room, which contained information on the business including a management presentation, financial model, industry overview presentation and other supporting materials. Between February 3, 2021 and February 10, 2021, representatives of MUDS had several virtual meetings with Company B’s management team and its advisors to discuss the business, valuation expectations and process. On February 13, 2021, MUDS submitted a formal non-binding letter of intent to acquire 100% of the outstanding capital stock of Company B. Between February 13 and February 16, representatives of MUDS and its financial advisors discussed and evaluated the merits of pursuing a transaction with Company B but ultimately decided that Topps represented a better fit with the target criteria of MUDS, as well as a more actionable transaction, as Company B was still pursuing discussions regarding alternate transactions.

MUDS determined not to pursue a business combination with the Other Potential Targets because, in the judgment of MUDS’ management and the MUDS Board, Topps offered a better opportunity based on the aforementioned criteria.

As part of its evaluation of potential acquisition targets, MUDS’ management and the MUDS Board discussed on a regular basis the status of management’s and its representatives’ discussions with various acquisition targets. These updates generally addressed the potential targets under consideration and the status of the discussions, if any, with the respective acquisition targets. These updates continued throughout the period of time when MUDS was evaluating various acquisition targets.

In the course of its evaluation of potential acquisition targets, Topps was identified as a potential acquisition target by MUDS. On December 28, 2020, representatives of Deutsche Bank Securities Inc., financial advisor to Topps (“DB”), contacted representatives of MUDS to discuss a potential business combination transaction between MUDS and Topps.

On December 30, 2020, Topps and MUDS executed a non-disclosure agreement.

On January 14, 2021, representatives of MUDS, Topps and DB held a telephonic meeting to discuss the terms of a potential business combination transaction, including, at a high-level, valuation. Topps indicated that the enterprise value implied in a potential business combination transaction should be in the range of 11.5x-12.5x 2021 estimated Adjusted EBITDA. Between January 14 and February 9, representatives of MUDS, Topps and DB held several telephonic meetings during which they discussed the potential business combination, including informal discussions regarding valuation. During this period, representatives of Topps provided MUDS with certain forecasted financial information, including with respect to revenue, pro forma adjusted EBITDA and capital expenditures, which is more fully discussed in “Certain Forecasted Financial Information for Topps” in this proxy statement.

On January 15, 2021, representatives of Topps sent a draft non-binding term sheet (the “term sheet”) to MUDS, which included the following material terms:

•

The acquisition would be structured as a reversed subsidiary merger of a wholly-owned subsidiary of Buyer with and into Topps (with Topps surviving), followed by a merger of Topps with and into a limited liability company subsidiary of MUDS. The distribution of the equity interests of Topps from Holdings to its equity holders was to precede the first merger.

•	Purchase price to be based on a fixed enterprise value as adjusted for net debt at Closing.

•

Consideration to be in the form of cash and stock, with the amount of cash consideration to be determined by adding (i) the amount of cash in the MUDS trust account after reserving amounts required to satisfy redemptions, plus (ii) the proceeds of the PIPE, plus (iii) the amount of distributable cash at Topps at closing, with distributable cash equal to the lesser of (a) cash of Topps in excess of an undefined amount and (b) the amount by which net debt of Topps was less than an undefined amount. The remainder of the consideration was contemplated to be in shares of MUDS Class A common stock valued at $10 per share; provided, that Tornante would receive only stock consideration, and Tornante’s stock consideration would be in the form of Class E common stock carrying 10 votes per share.

•	MUDS to enter into a tax receivables agreement whereby it agrees to pay to the existing Topps equityholders 85% of the tax savings recognized by the post-combination company following the Closing.

•

The Refund Consideration would be payable to Topps equityholders up to an amount equal to $23 million in the form of additional merger consideration if received by the post-combination company following the Closing (and may be distributed to Topps equityholders prior to the Closing if received by Topps prior to the Closing).

•	The transaction would include a PIPE financing at an undefined amount.

•	Prior to Closing, Topps would use commercially reasonable efforts to refinance or extend or obtain commitments to refinance or extend at Closing, its existing credit facility.

•	Topps’ obligation to consummate the business combination would be subject to a unilateral minimum cash condition.

•

Sponsor would be obligated to execute a support agreement agreeing to purchase shares in the PIPE, agreeing not to form a group to vote against directors nominated by the existing Topps equityholders, agreeing to vote in favor of the transaction, agreeing to vote against any proposals that would materially impede the transactions and agreeing not to redeem any MUDS common stock.

•

The size and slate of the initial board of directors of the post-combination company will be mutually agreed between Sponsor and Tornante, provided that MDP shall be entitled to designate one director,

and if MDP holds less than 10% of the issued and outstanding shares of the post-combination company, such nominee shall be subject to Tornante’s approval. Each key committee of the board should have at least one independent director. If eligible, the post-combination company shall be considered a “controlled company” for stock exchange purposes.

In the course of overall negotiations of the term sheet, representatives of MUDS understood from representatives of Tornante and MDP that the inclusion of the Pre-Closing Recapitalization, the Holdings Liquidation, the multi-class capitalization structure that includes high vote Class E stock to be issued to Michael Eisner through Tornante, the director nomination rights of Tornante and MDP and the earnout consideration were fundamental requirements of the Topps equityholders in any potential business combination, and as such, these terms were not negotiated to any material degree.

On January 19, 2021, MUDS sent a revised draft of the term sheet to Topps that included an outline of the terms of a potential business combination transaction. The term sheet did not address a valuation of Topps but included terms with respect to (i) a PIPE Investment of at least $250 million (inclusive of a backstop from the Mudrick Backstop Parties, which backstop could be reduced by 50% of MUDS’ available cash in excess of $250 million, including cash remaining in the trust account following stockholder redemptions and the proceeds from the PIPE Investment), (ii) a mutual minimum cash condition of at least $250 million, (iii) no forfeiture of founder shares and (iv) a requirement that Topps enter into exclusive negotiations with MUDS. MUDS felt the commitment by the MUDS Backstop Parties was an important element of its proposal, as it showed commitment to the transaction and would be well-received by potential PIPE Investors.

On February 9, 2021, representatives of DB sent MUDS a revised draft of the term sheet that (i) removed the mutual minimum cash condition of $250 million and instead inserted a minimum cash condition of $350 million solely in favor of Topps, (ii) modified the exclusivity provision to make it mutually binding upon Topps and MUDS, (iii) provided for forfeiture of a to-be-determined number of founder shares by the Sponsor based upon the number of public shares that are redeemed and (iv) included a cap on the amount of the Refund Consideration equal to $15 million, which was ultimately set forth in the Merger Agreement and which reflected further discussions among the parties and the provision of additional information with respect to Topps’ tax assets. Jefferies did not play a significant role in advising MUDS in respect of negotiations of transaction terms between MUDS and Topps related to the business combination, as Jefferies was focused on the marketing of the PIPE Investment in its role as co-placement agent. DB did, however, play an active role in advising Topps in respect of negotiations related to the business combination.

On February 10, 2021, MUDS submitted a formal bid package to Topps that included a non-binding letter of intent and term sheet (including MUDS’ view on valuation, which was based on a $1.3 billion enterprise value, representing a multiple of 12.5x 2021 estimated Adjusted EBITDA). The bid package contemplated (i) a PIPE Investment of at least $350 million (inclusive of a backstop from the Mudrick Backstop Parties) and correlative changes to the circumstances in which the Backstop Amount could be reduced, (ii) terms of the forfeiture of the Sponsor’s founder shares that are consistent with the terms ultimately agreed upon in the definitive documentation with respect to the business combination, which provide that, if more than 20% of the Class A common stock is redeemed by MUDS stockholders in connection with the Transactions, the Sponsor will surrender for cancellation up to 2,635,416 shares of Class B common stock in proportion to the incremental percentage of shares redeemed above such 20% threshold, (iii) reversion to a mutual minimum cash condition, which was important to MUDS given the incremental commitment being made by the MUDS Backstop Parties, (iv) reversion to a one-way exclusivity construct whereby Topps would be required to enter into exclusive negotiations with MUDS and (v) providing for a price per share of $10.15 for the stock consideration to be issued in the First Merger and in connection with the PIPE Investment.

On February 12, 2021, representatives of MUDS discussed the terms of its formal bid package with representatives of DB.

On February 13, 2021, representatives of MUDS sent a revised draft of the term sheet to representatives of DB and thereafter convened a telephonic meeting to discuss the same. The revised draft term sheet included (i) a proposed earnout based on Topps’ 2021 and 2022 actual EBITDA performance, which Topps had indicated was important to them given Topps’ continuing belief that the underlying business would continue to exceed expectations and (ii) a mutual exclusivity provision.

On February 14, 2021, representatives of DB, on behalf of Topps, sent a revised draft of the term sheet to MUDS. The revised draft of the term sheet included (i) a cap on MUDS’ transaction expenses equal to $35 million as Topps wanted to protect against value leakage, (ii) additional parameters regarding the amount of cash that Topps would be permitted to distribute to its stockholders prior to the consummation of the business combination, (iii) a modification of the minimum cash closing condition such that it would not be a condition to MUDS’ obligations to consummate the business combination and (iv) modifications to the proposed earnout, which contemplated (a) “triggering events” based on Topps’ 2021 EBITDA performance and share price targets and (b) forfeiture on the fourth anniversary of the closing of the business combination absent a “triggering event.”

Later on February 14, 2021, representatives of Weil, Gotshal & Manges LLP, legal counsel to MUDS (“Weil”), sent a further revised draft of the term sheet to DB. The further revised draft of the term sheet included (i) additional clarity regarding the calculation of the cash portion of transaction consideration to be paid to stockholders of Topps in connection with the business combination, including a dollar-for-dollar reduction in an amount equal to the greater of (a) the amount by which cash and cash equivalents of Topps immediately prior to Closing is less than $50 million and (b) the amount by which the net indebtedness of Topps is more than $144 million and (ii) modifications to the proposed earnout, which contemplated (a) “triggering events” based on the achievement of share price targets and (b) forfeiture on the third anniversary of the closing of the business combination absent a “triggering event.”

On February 15, 2021, MUDS convened a telephonic meeting of the MUDS Board, during which the MUDS board discussed MUDS’ management’s recommendation to execute a term sheet in furtherance of MUDS’ preliminary discussions with Topps (the most recent draft of which had been shared with the MUDS Board prior to such meeting). The term sheet would generally be non-binding but would require both MUDS and Topps to enter into a period of mutual exclusivity. During the meeting, members of MUDS’ management provided the MUDS Board with an overview of Topps’ operations, business lines, current financial condition and principal assets, as well as certain material terms of the term sheet, valuation and financing required for the business combination. Prior to the meeting, the MUDS Board was provided with certain forecasted financial information provided by Topps. The MUDS Board considered and discussed the assumptions underlying the forecasted financial information provided by Topps, including key growth areas and other economic drivers such as (i) planned international expansion, e-commerce and other new market and sector opportunities, (ii) new digital product initiatives, (iii) additional licensing opportunities and extensions of existing licensing relationships, (iv) further penetration of existing core markets, (v) a rebound from the decline in the revenue from Physical Sports & Entertainment and Confections due to the COVID-19 pandemic, (vi) additional Gift Cards sales from new and existing customers and (vii) the application of Topps’ Project 2020 concept to new products for 2021 (Project 70). After discussion, the members of the MUDS Board voiced their support for MUDS’ execution of the term sheet and entry into a period of mutual exclusivity with Topps. No presentation of MUDS’ financial advisors was made to the MUDS Board in respect of the Transactions.

Also on February 15, 2021 representatives of MUDS, Topps, DB, Weil and Kirkland & Ellis LLP, legal counsel to Topps (“Kirkland”), met virtually to discuss the terms of the term sheet, including the minimum cash conditions for each party, the size of the proposed PIPE investment and the circumstances under which the Mudrick Backstop Parties may reduce the Backstop Amount.

On February 16, 2021 MUDS and Topps executed the term sheet finalizing the valuation at the approximately $1.3 billion enterprise value. Throughout the negotiation of the term sheet and subsequent process to negotiate and finalize the definitive documentation in respect of the business combination, MUDS’ management, with input from representatives of each of Jefferies LLC, financial and capital markets advisor to MUDS and lead placement agent with respect to the PIPE Investment (“Jefferies”), and Weil, regularly corresponded via email and over the telephone and met virtually with representatives of Topps, Tornante and MDP in respect of the term sheet and the business combination. The aggregate fees payable to Jefferies that are contingent on the consummation of the Transactions (including the PIPE Investment), comprised of the deferred underwriting fee and a placement fee for the PIPE Investment, are $14,068,750.

On February 17, 2021 representatives of Weil were granted access to a virtual data room containing due diligence materials.

On February 19, 2021 Weil sent DB an initial legal due diligence request list, which covered general corporate, capitalization, financing, material contracts, labor and employment, employee benefits, litigation, intellectual property, data privacy, real property, regulatory and environmental, health and safety matters. Thereafter, representatives of Weil and DB continued to correspond with respect to various legal diligence questions and answers from Topps’ management team.

On February 24, 2021, representatives from MUDS, Topps, DB, Jefferies, Craig-Hallum Capital Group LLC, co-placement agent with respect to the PIPE Investment (“CH”), ROTH Capital Partners, LLC, co-placement agent with respect to the PIPE Investment (“Roth” and, together with Jefferies, CH and DB, the “Placement Agents”), Weil, Kirkland, MDP and Tornante held a virtual meeting to discuss the process and potential timeline of the business combination, including the drafting and negotiation of definitive documentation and the PIPE Investment. Throughout the period from February 24, 2021 until the execution of the Merger Agreement on April 6, 2021, these parties held periodic virtual meetings to provide updates to the above-referenced parties with respect to the Transactions. MUDS and the Placement Agents entered into an engagement letter on March 5, 2021 whereby the Placement Agents were engaged to act as MUDS’ placement agents in connection with the PIPE Investment.

On February 24, 2021, Weil sent Kirkland an initial draft of the form of Subscription Agreement to be entered into by the PIPE Investors. Following such date and through April 2, 2021, Weil and Kirkland continued to negotiate and revise the form of Subscription Agreement, including discussions of material terms such as termination rights and conditionality of the PIPE Investment in relation to the broader Transactions.

On February 26, 2021, representatives of Topps, Weil and Kirkland held a virtual diligence session to address questions arising from MUDS’ diligence review. Diligence questions mainly focused on (i) Topps’ organizational structure and the operations of its material operating subsidiaries, (ii) Topps’ manufacturing and supply relationships (iii) commercial licensing arrangements, (iv) environmental and real estate matters, (v) employee matters, and (vi) data protection and privacy matters. Weil, Kirkland and DB corresponded several times throughout the remainder of February, March and the beginning of April 2021 to discuss disclosure requests and responses in connection with MUDS’ and its advisors’ diligence review.

Later on February 26, 2021, Kirkland sent Weil an initial draft of the Merger Agreement, which, among other terms and conditions, provided for (i) certain MUDS public stockholders to enter into voting and support agreements in connection with the execution of the Merger Agreement, and other MUDS public stockholders to enter into non-redemption agreements in connection with the execution of the Merger Agreement, (ii) express permission for Topps to purchase shares of MUDS prior to the Closing, (iii) a prohibition on the MUDS Board changing its recommendation that stockholders approve the business combination, (iv) a cap on the cash consideration to be paid to Topps’ stockholders in connection with the First Merger and (v) the Pre-Closing Recapitalization and the Holdings Liquidation.

On March 1, 2021, representatives of Weil and Kirkland met telephonically to discuss the Pre-Closing Recapitalization and the Holdings Liquidation, including the objectives and mechanics thereof, the current capitalization of Topps and Holdings and the accredited investor status of the existing members of Holdings who would become stockholders of Topps prior to the Closing.

Also on March 1, 2021, MUDS engaged Stikeman Elliott LLP in order to conduct legal due diligence with respect to certain Canadian legal matters.

On March 4, 2021, representatives of Weil and Kirkland held a telephonic meeting to discuss the terms and conditions of the initial draft merger agreement. The primary items discussed were (i) whether the consideration to be received by Topps’ stockholders would be reduced by the amount of the parties’ transaction expenses (and if so, whether there would be a maximum amount with respect to any such reduction), (ii) the mix of cash and stock consideration to be received by Topps stockholders (including the maximum cash consideration and minimum amount of stock consideration that would be payable to Topps’ stockholders), (iii) the calculation of net indebtedness (including the line items that would be included as components thereof), (iv) the closing conditions and (v) whether the MUDS Board would be able to change its recommendation that stockholders approve the business combination. In addition, the parties agreed that the Merger Agreement and related documentation would not include an expectation that certain MUDS public stockholders enter into voting and support agreements or non-redemption agreements, and Topps would not be expressly permitted to purchase shares of MUDS prior to the Closing. Over the course of the ensuing month and until the evening of April 5, 2021, Weil and Kirkland continued to negotiate the Merger Agreement and related transaction documents. Significant additional areas of discussion and negotiation included, in addition to the items set forth above, (x) the post-closing governance structure of the post-combination company, (y) the termination rights of the parties, and (z) the scope of the representations and warranties and covenants of the parties.

In the weeks leading up to March 6, 2021, the Placement Agents worked with Topps and MUDS to develop an investor presentation to present to prospective investors in the PIPE Investment. The investor presentation outlined the proposed business combination and included information regarding Topps.

On March 6, 2021, the Placement Agents commenced outreach to potential PIPE Investors, and during the ensuing weeks, the management teams from MUDS and Topps, as well as representatives of Tornante and MDP, held virtual sessions with prospective investors during which the investor presentation was presented to such prospective investors. Investors were selected from a pool of investors that have preexisting relationships with MUDS, Topps and/or the placement agents (specifically, unaffiliated third-party business partners of Topps and Tornante, limited partners of Mudrick Capital and existing clients of the Placement Agents) that were determined to have potential interest in the investment opportunity presented by the business combination.

On March 11, 2021, Kirkland sent Weil an initial draft of the disclosure schedules to the Merger Agreement. From March 11, 2021 through April 6, 2021, Weil and Kirkland exchanged drafts of the disclosure schedules in order to finalize and supplement the same based on the parties’ and their advisors’ ongoing diligence review.

On March 18, 2021, Weil sent Kirkland an initial draft of the Sponsor Support Agreement, pursuant to which the Sponsor agreed (i) to vote all of its shares of MUDS common stock (a) in favor of (x) the adoption of the Merger Agreement and approval of the Transactions (including the Mergers) and (y) the other MUDS stockholder proposals and (b) against any proposal that would materially impede the Transactions, (ii) not to redeem any shares of Class A common stock, in connection with the MUDS Stockholder Redemption, (iii) for a period of three (3) years following the Closing, not to form a “group” for the purpose of voting against persons nominated by the equityholders of Holdings for election as directors of MUDS, (iv) to waive anti-dilution rights that would result in Class B common stock converting on anything other than a 1-to-1 basis and (v) if more than 20% of the shares of Class A common stock is redeemed by MUDS stockholders in connection with the MUDS Stockholder Redemption, to surrender for cancellation up to 2,635,416 shares of Class B common stock in proportion to the incremental percentage of shares redeemed above such 20% threshold. From March 18, 2021 through April 4, 2021, Weil and Kirkland exchanged drafts to substantially finalize the Sponsor Support Agreement.

On March 22, 2021, Kirkland sent Weil an initial draft of the Registration Rights Agreement. From March 22, 2021 through April 6, 2021, Weil and Kirkland exchanged drafts to substantially finalize the Registration Rights Agreement. The primary issue that was negotiated among the parties was the circumstances under which the holders of registrable securities would be required to agree to be restricted from trading in Class A common stock in the event that such holder was not a participant in an offering of Class A common stock that was initiated in accordance with and pursuant to the Registration Rights Agreement.

On March 23, 2021, Kirkland sent Weil initial drafts of the MUDS Charter and the proposed amended and restated bylaws of the post-combination company. Following such date and through April 5, 2021, Weil and Kirkland exchanged drafts to substantially finalize the proposed organizational documents of the post-combination company. The terms of such organizational documents generally reflected the applicable terms set forth in the term sheet.

On March 31, 2021, the form of Subscription Agreement was provided to the potential PIPE Investors. Following such date and through April 2, 2021, representatives of Weil corresponded and met telephonically with counsel to certain PIPE Investors in order to discuss further potential changes to and finalize the form of Subscription Agreement.

Later on March 31, 2021, the parties agreed upon a form of Merger Agreement, which was subject to further discussion and negotiation among the parties, to be provided to the PIPE Investors, and which form was substantially the same in all material respects to the final executed Merger Agreement.

On April 2, 2021, Kirkland sent Weil executed accredited investor questionnaires from each of the individuals and entities that would be stockholders of Topps following the Pre-Closing Recapitalization and the Holdings Liquidation.

Later on April 2, 2021, Weil sent Kirkland an initial draft of the Backstop Agreement. From April 2, 2021 through April 4, 2021, Weil and Kirkland exchanged drafts to substantially finalize the Backstop Agreement. The terms of the Backstop Agreement generally reflected the applicable terms set forth in the term sheet.

On April 3, 2021, Kirkland sent Weil an initial draft of the Investor Rights Agreement. From April 3, 2021 through April 4, 2021, Weil and Kirkland exchanged drafts to substantially finalize the Investor Rights Agreement. The terms of the Investor Rights Agreement generally reflected the applicable terms set forth in the term sheet.

On April 3, 2021, Kirkland sent Weil an initial draft of the Tax Receivable Agreement. From April 3, 2021 through April 5, 2021, Weil and Kirkland exchanged drafts to substantially finalize the Tax Receivable Agreement. The primary issue that was negotiated among the parties pertained to the scope of tax attributes that would be covered by the agreement.

On April 5, 2021, the MUDS Board met via videoconference to discuss and evaluate the potential business combination with Topps, with representatives of Weil participating. In the weeks prior to the meeting, MUDS’ management had provided the MUDS Board with certain financial analyses based on the forecasted information provided by Topps, including an analysis of comparable companies in the industry sectors of toys/collectibles/novelty, confectionary/snacking, sports/entertainment and gaming/digital interaction. Such analyses included data with respect to (a) enterprise value expressed as a multiple of projected revenue, adjusted EBITDA and adjusted EBITDA minus capital expenditures, (b) compound annual growth rate, (c) adjusted EBITDA margin and (d) adjusted EBITDA minus capital expenditures margin, each of which is more fully discussed in “Certain Financial Analysis.” On the videoconference, representatives of Weil reviewed with the MUDS Board its fiduciary duties and summarized the material terms of the Transactions, including those contained in the Merger Agreement and related transaction documents, as well as those related to the PIPE Investment. The MUDS Board discussed the related party transaction considerations in the context of the Transactions as it relates to the Sponsor Support Agreement and the Backstop Agreement (see “Certain Relationships and Related Person Transactions”). Mr. Mudrick reviewed with the MUDS Board the rationale for the Transactions and MUDS’ management’s perspective on a number of considerations, including Topps’ valuation as implied by the terms of the Transactions (and the validation of such valuation by virtue of the quality of investors and relative size of the PIPE Investment), how that valuation compared to comparable companies (see “Certain Financial Analysis”) and the benefits to MUDS stockholders of consummating the Transactions. The MUDS Board viewed Topps’ enterprise value as a multiple of estimated Adjusted EBITDA, and Adjusted EBITDA minus capital expenditures for calendar year 2021 as the most relevant financial metrics on which to evaluate Topps based on their belief that Adjusted EBITDA minus capital expenditures is the appropriate metric to evaluate the cash generated by the Topps business, as well as the fact that Adjusted EBITDA is the most prevalent and relevant metric for the toys/collectibles/novelty, confectionary/snacking, sports/entertainment, and gaming/digital interaction sectors more broadly. The results of this analysis as described in “Certain Financial Analysis” supported the MUDS Board’s determination, based on a number of factors, that the terms of the Transactions were advisable and in the best interests of MUDS and its stockholders. After discussion, including a question-and-answer session among the MUDS Board, MUDS’ management and representatives of Weil, the MUDS Board unanimously (i) determined that it is in the best interests of MUDS and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the Merger Agreement and the Transactions, including the Mergers, on the terms and subject to the conditions of the Merger Agreement and (iii) adopted a resolution recommending the Mergers be adopted by MUDS stockholders.

Immediately following the adjournment of the meeting of the MUDS Board, a meeting of the Audit Committee of the MUDS Board (the “MUDS Audit Committee”) was held to consider approval of the Backstop Agreement and the Sponsor Support Agreement, each of which constitutes a related-party transaction under MUDS’ policy with respect to related party transactions. The members of the MUDS Audit Committee considered and approved such agreements.

On the morning of April 6, 2021, following the approval of the Transactions by the MUDS Board, MUDS and Topps executed the Merger Agreement. Concurrently with the execution of the Merger Agreement, (i) MUDS and the Sponsor entered into the Sponsor Support Agreement, (ii) MUDS and the PIPE Investors entered into the Subscription Agreements and (iii) MUDS and the Mudrick Backstop Parties entered into the Backstop Agreement.

Later in the morning of April 6, 2021 and prior to the commencement of trading of the shares of Class A common stock on the NASDAQ, MUDS and Topps issued a joint press release regarding the Transactions. On the same day, MUDS filed a Current Report on Form 8-K, which included the joint press release, the investor presentation prepared in connection with the PIPE Investment, the Merger Agreement (and related exhibits) and the other material agreements entered into by MUDS in connection with the Transactions.

On May 5, 2021, representatives of Kirkland sent representatives of Weil an initial draft of the proposed modifications to the Merger Agreement that would constitute the Amendment.

On May 7, 2021, representatives of Kirkland sent representatives of Weil a draft of the Amendment.

On May 10, 2021, the MUDS Board convened a telephonic meeting to discuss, among other things, the Amendment, with representatives of Weil participating. After discussion, including a question-and-answer session among the MUDS Board, MUDS’ management and representatives of Weil, the MUDS Board unanimously (i) determined that it is in the best interests of MUDS and its stockholders, and declared it advisable, to enter into the Amendment and (ii) approved the Amendment.

Later on May 10, 2021, MUDS, Topps and the other parties to the Merger Agreement executed the Amendment.

MUDS’ Board of Directors’ Reasons for Approval of the Transactions

The MUDS Board, in evaluating the Transactions, consulted with MUDS’ management and financial and legal advisors. In reaching its unanimous resolution (i) that the Merger Agreement and the Transactions are advisable and in the best interests of MUDS and its stockholders and (ii) to recommend that the stockholders adopt the Merger Agreement and approve the business combination and the transactions contemplated thereby, the MUDS Board considered and evaluated a number of factors, including the factors discussed below. The

MUDS Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The MUDS Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the MUDS Board’s reasons for the Transactions and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The MUDS Board considered a number of factors pertaining to the Transactions as generally supporting its decision to enter into the Merger Agreement and the related agreements and the transactions contemplated thereby, including but not limited to, the following material factors:

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Topps has a portfolio of iconic brands with strong licensing relationships. Topps has a diverse portfolio of intellectual property built on long-term strategic licensing partnerships with global iconic brands. The exclusivity arrangements with respect to certain licensed products, including, for example, Bundesliga, Major League Baseball Properties and UEFA Champions League, strengthen the company’s long-term positioning with respect to certain of Topps’ product offerings.

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Strong industry tailwinds driven by growing enthusiasm around sports and entertainment collectibles. Topps’ historical revenue growth in its Sports & Entertainment business and projected revenue growth based on management estimates.

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Experienced and proven management team. Topps has a strong and experienced management team (with more than 20 years of industry experience on average), and its senior management team intends to remain with the post-combination company in the capacity of officers and/or directors, which will provide helpful continuity in advancing the post-combination company’s strategic and growth goals.

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Long-term committed shareholder with history of success. Michael Eisner and his controlled affiliates are not selling any equity of Topps in the Transactions and will continue to own more than a majority of the voting power of the post-combination company on a pro forma basis, which the MUDS Board believed reflected such stockholders’ belief in and commitment to the continued growth prospects of the post-combination company on a go-forward basis.

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Attractive growth profile. The MUDS Board considered the growing demand for Topps’ digital offerings and its accelerated e-Commerce revenues since fiscal year 2015, coupled with significant investments in digital and e-commerce capabilities, and new and extended licensing opportunities, including, for example, recent launches of Disney and Marvel apps, potential opportunities to acquire rights for products that utilize blockchain technology, recent acquisitions of rights for Formula 1, an international motorsport, and additional UEFA tournaments and recent Gift Cards client acquisitions including, for example, Airbnb, Doordash and Instacart.

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Financial condition. The MUDS Board also considered factors such as Topps’ historical financial results, outlook, financial plan and debt structure, including that Topps has demonstrated robust margins, consistent free cash flow generation and low capital expenditures.

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Attractive valuation. As more fully described under “Certain Financial Analysis” the business combination values Topps at a discount to selected comparable companies with respect to key financial metrics relative to collectibles, sports and entertainment and confections peers. In addition, the MUDS Board believed that the valuation presented an attractive investment opportunity based on Topps’ pro forma implied enterprise value as a multiple of estimated 2021 pro forma Adjusted EBITDA.

•	PIPE Investment. The third-party investor interest in the PIPE Investment served as a validation of the valuation and opportunity presented by the business combination.

•	Lock-Up. The stockholders of Topps immediately prior to the Closing will agree to be subject to a 6-month lock-up in respect of the shares of common stock issued to them as consideration in the business combination (subject to certain limited, customary exceptions with respect to permitted transfers), which will provide important stability to the post-combination company.

•	Due Diligence. MUDS conducted a diligence review of Topps and its business, including review of relevant documentation and discussions with Topps’ management and Topps’ financial and legal advisors.

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Other Alternatives. After a review of other business combination opportunities reasonably available to MUDS, the MUDS Board believes that the proposed business combination represents the best potential business combination for MUDS and the most attractive opportunity for MUDS’ shareholders based upon the process utilized to evaluate and assess other potential acquisition targets, and that such process has not presented a better alternative.

•	Negotiated Transaction. The financial and other terms and condition of the Merger Agreement are reasonable and were the product of arm’s length negotiations between MUDS and Topps.

The MUDS Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Transactions, including, but not limited to, the following:

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Product Risks. The risk that certain agreements or arrangements with respect to Topps’ rights to licensed products could be terminated or not extended or renewed in the future, including with respect to licenses that are exclusive to Topps.

•	Macroeconomic Risks. Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects they could have on the post-combination company’s revenues.

•	Benefits May Not Be Achieved. The risk that the potential benefits of the Transactions may not be fully achieved or may not be achieved within the expected timeframe.

•	Growth Initiatives May Not be Achieved. The risk that the growth initiatives may not be fully achieved or may not be achieved within the expected timeframe.

•	No Third-Party Valuation. The risk that MUDS did not obtain a third-party valuation or fairness opinion in connection with the Transactions.

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Rights of Michael Eisner and his controlled affiliates and other Topps stockholders pursuant to the Investor Rights Agreement. The risks relating to the rights granted to Michael Eisner and his controlled affiliates and other Topps stockholders pursuant to the Investor Rights Agreement, including the right to nominate all of the members of the board of directors of the post-combination company on a go-forward basis (subject to certain ownership thresholds).

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Multi-Class Voting Structure. The risks associated with having a multi-class share structure pursuant to which one class of shares has 10 times the voting power of the publicly traded shares of the post-combination company.

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Geopolitical Risk. Topps currently conducts business in several countries outside of the United States, and customers or suppliers in such foreign jurisdictions may react negatively to the proposed business combination or other influences.

•	Regulatory Risks. The risks of changes in Topps’ regulatory environment, including food safety regulations or laws.

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Liquidation. The risks and costs to MUDS if the business combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in MUDS being unable to effect a business combination within the completion window and force MUDS to liquidate.

•	Stockholder Vote. The risk that MUDS stockholders may fail to vote to approve the business combination.

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Redemption Risk. The potential that a significant number of MUDS stockholders elect to redeem their public shares prior to the consummation of the business combination pursuant to MUDS’ current charter, which would potentially make the business combination more difficult or impossible to complete.

•	Closing Conditions. The fact that completion of the Transactions is conditioned on the satisfaction of certain closing conditions that are not within MUDS’ control.

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Listing Risks. The challenges associated with preparing Topps, a private company, for the applicable disclosure and listing requirements to which the post-combination company will be subject as a publicly traded company on the Nasdaq.

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MUDS Stockholders Holding a Minority Position in the Post-Combination Company. The risk that MUDS’ public stockholders will hold a minority position in the post-combination company (approximately 27.6% economic ownership and 6.4% voting power, assuming the no redemption scenario), which may reduce the influence that MUDS’ current stockholders have on the management of MUDS.

•	Litigation. The possibility of litigation challenging the Transactions or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Transactions.

•	Fees and Expenses. The fees and expenses associated with completing the Transactions.

•	Other Risks. Various other risks associated with the business of Topps, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement.

In addition to considering the factors described above, the MUDS Board also considered the following:

•

Interests of Certain Persons. Some officers and directors of MUDS may have interests in the Transactions as individuals that are in addition to, and that may be different from, the interests of MUDS stockholders (see section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). MUDS’ independent directors reviewed and considered these interests during the negotiation of the Transactions and in evaluating and unanimously approving, as members of the MUDS Board, the Merger Agreement and the Transactions.

The MUDS Board concluded that the potential benefits that it expected MUDS and its stockholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. The MUDS Board also noted that MUDS stockholders would have a substantial economic interest in the post-combination company (depending on the level of MUDS stockholders that sought redemption of their public shares into cash). Accordingly, the MUDS Board unanimously determined that the Merger Agreement and the related agreements and the transactions contemplated thereby were advisable and in the best interests of MUDS and its stockholders.

Certain Forecasted Financial Information for Topps

Prior to approval by the MUDS Board of the Transactions and the execution of the Merger Agreement and related agreements, Topps provided MUDS with internally prepared forecasts, including for calendar year 2021 and calendar year 2022. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP with respect to forward-looking financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by MUDS’ management may not be comparable to similarly titled amounts used by other companies.

As a private company, Topps does not, as a matter of course, make public projections as to future performance, revenues, earnings or other results of operations. The forecasts were prepared solely for internal use, capital budgeting and other management purposes, and may not be indicative of what Topps may report following the Transaction. The forecasts are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or equity or debt holders.

Topps believes that the assumptions used to derive its forecasts are both reasonable and supportable. In preparing the models, Topps’ management relied on a number of factors, including the executive team’s significant experience in the sports and entertainment and confections industries and the historical performance of Topps. The forecasts are in line with operating trends in 2020, which were a departure from trends in 2018-2019. Management expects a continuation of the revenue growth in 2021 and 2022, driven by a strong Physical Sports & Entertainment collectibles market, the growth of Digital Sports & Entertainment products, additional Gift Cards sales from existing and new customers, and a rebound from the decline in Confections revenue in 2020 attributable to the impact of the COVID-19 pandemic.

The most significant assumptions upon which Topps’ management based its forecasts are:

•

Physical Sports & Entertainment – Continued overall growth in 2021 and 2022 forecasts driven by strong demand for collectibles based on the expected rebound in products geared for children to collect and play games, which were negatively impacted by the COVID-19 pandemic and the continuation of trends experienced in 2020, including:

•	An increase from 63% to 75% of net sales to non-refundable channels, along with an approximate 500 basis point reduction in returns for baseball products sold in the retail channel;

•	Increases in prices on certain individual products without marketplace resistance;

•	The implementation of product allocations to balance customer demand with the ability to maintain product scarcity; and

•	The growth in user base and spend in the e-commerce channel, notwithstanding the cycling of Project 2020 results.

•

Digital Sports & Entertainment - Growth driven by initiatives to expand the user base and engagement within existing apps, with less than 1% of forecasted consolidated 2021 and 2022 net sales from collectibles that utilize blockchain technology.

•	Gift Cards – The benefit from new client acquisitions in 2020 and the further leveraging of Topps’ e-gift platform.

•

Confections – Total net sales growth of 13.5% in 2021, reflecting a rebound from COVID-19 pandemic headwinds in 2020, which represents a normalized growth rate of 3% from pre-pandemic 2019 net sales levels.

•

Corporate Expenses – Increases mostly impacted by higher compensation costs driven by the return to normalized staffing levels after the impact of COVID-19 in 2020 and an overall increase in employee compensation, approximately $9.0 million of annualized incremental costs to operate as a public company, and corporate analytics initiatives, including estimated costs associated with building a data analytics organization to improve business performance of approximately $1.5 million and $2.0 million in 2021 and 2022, respectively.

The forecasts reflect the consistent application of the accounting policies of Topps and should be read in conjunction with the accounting policies included in Note 2 — “Summary of Significant Accounting Policies” accompanying the historical audited consolidated financial statements of Topps and included elsewhere in this proxy statement.

In the materials provided to the MUDS Board, MUDS’ management presented certain forecasted financial information for Topps provided by Topps. The forecasted financial information provided to the MUDS Board included estimates for revenue, pro forma Adjusted EBITDA and capital expenditures, in each case for 2021 and 2022.

The selected forecasted financial information included in this proxy statement has been prepared by, and is the responsibility of, Topps’ management. BDO USA, LLP (“BDO”) has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying selected forecasted financial information and, accordingly, BDO does not express an opinion or any other form of assurance with respect thereto. The BDO report included in this proxy statement relates to Topps’ historical financial statements. They do not extend to the selected forecasted financial information and should not be read to do so.

The following table presents the selected forecasted financial information that MUDS’ management provided to the MUDS Board and which was used by MUDS in connection with the financial analysis summarized below:

(in millions)	Fiscal Year 2021E	Fiscal Year 2022E
Revenue	$692	$777
Physical Sports and Entertainment	$398	$454
Digital Sports and Entertainment	$41	$51
Gift Cards	$28	$37
Confections	$225	$236

Pro Forma Adjusted EBITDA	$105	$115
Capital Expenditures	$5	$5
Pro Forma Adjusted EBITDA Margin	15.1%	14.8%

This summary of the forecasts is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. None of Topps, MUDS, or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the forecasts, and none of them undertake any obligation to update or otherwise revise or reconcile the forecasts to reflect circumstances existing after the date the forecasts were generated, or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the forecasts are shown to be in error, in each case, except as may be required under applicable law. While presented with numerical specificity, these forecasts were based on numerous variables and assumptions known to Topps at the time of preparation. These variables and assumptions are inherently uncertain and many are beyond the control of Topps. Important factors that may affect actual results and cause the forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the businesses of Topps (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the competitive environment, changes in technology, general business and economic conditions and other factors described or referenced under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Various assumptions underlying the forecasts may prove to not have been, or may no longer be, accurate. The forecasts may not be realized, and actual results may be significantly higher or lower than projected in the forecasts. The forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of the forecasts in this proxy statement should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts. For all of these reasons, the forward-looking financial information described below and the assumptions upon which they are based (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to number of risks and uncertainties, and readers of this proxy statement are cautioned not to unduly rely or place undue certainty on them.

Certain Financial Analysis

Comparable Company Analysis

MUDS’ management primarily relied upon a comparable company analysis to assess the value that the public markets would likely ascribe to the post-combination company following a business combination with Topps, and this analysis was shared with the MUDS Board. The relative valuation analysis was based on selected publicly-traded companies in each of the toys/collectibles/novelty sector, the confectionery/snacking sector, the sports/entertainment sector and the gaming/digital interaction sector. The selected companies in each sector were chosen because they were determined by MUDS’ management to be leaders in their particular sector (but, for the avoidance of doubt, none of the selected companies is necessarily a direct competitor of Topps). The comparable companies the MUDS Board reviewed within (1) the toys/collectibles/novelty sector were: Games Workshop Group PLC; Hasbro, Inc.; Collectors Universe, Inc.; Mattel, Inc., Spin Master Corp. and Funko, Inc.; (2) the confectionary/snacking sector were: Chocoladefabriken Lindt & Sprüngli AG; Utz Brands, Inc.; Mondelez International, Inc.; The Hershey Company; Hostess Brands, Inc.; and Cloetta AB (publ); (3) the sports/entertainment sector were: Liberty Formula 1; Manchester United Plc; and World Wrestling Entertainment, Inc.; and (4) the gaming/digital interaction sector were: Take-Two Interactive Software, Inc.; Zynga Inc.; Glu Mobile Inc; and Stillfront Group AB (publ). Given that Topps’ business consists of two independent operating segments with very different products, competitors, and financial profiles, MUDS’ management felt it appropriate to benchmark Topps’ Sports & Entertainment and Confections segments individually against publicly-traded companies in each segment’s respective sector. For the Sports & Entertainment segment, that sector was toys/collectibles/novelty and for the Confections segment that sector was confectionary/snacking. In addition, Topps has digital gaming and collectibles business lines within its Sports & Entertainment segment that, while early stage, have a different growth profile and potential margin profile than Topps’ traditional physical trading cards business. As such, MUDS’ management deemed it appropriate to include several publicly traded companies in the gaming/digital interaction sector in its relative valuation analysis. Lastly, MUDS’ management determined to include publicly-traded companies in the sports and entertainment sector given the scarcity of pure-play publicly traded sports assets. While these companies, which are considered to be leaders in their sectors, may share certain characteristics that are similar to those of Topps, the MUDS Board recognized that no company was identical in nature to Topps.

Using publicly available information and information from certain data sources, MUDS’ management provided information to the MUDS Board with respect to the selected companies listed above regarding the enterprise values (defined as equity value plus net debt plus minority investments minus unconsolidated investments (where minority investments and/or unconsolidated investments are material) as a multiple of sell-side consensus (as per Factset, Bloomberg, and Capital IQ) estimated earnings before interest expense, interest income, income tax provision, depreciation, amortization of intangible assets and non-income taxes, which we refer to as EBITDA, for calendar year 2021 with respect to each such selected comparable company. The multiples for the selected comparable companies and the median for each sector are summarized in the table below:

Selected Public Company	Enterprise Value / CY 2021E EBITDA
Toys/Collectibles/Novelties Sector
Games Workshop Group PLC	18.1x
Hasbro, Inc.	15.0x
Collectors Universe, Inc.	14.1x
Mattel, Inc.	11.8x
Spin Master Corp.	10.3x
Funko, Inc.	11.1x

Median	13.0x

Selected Public Company	Enterprise Value / CY 2021E EBITDA
Confectionary/Snacking Sector
Chocoladefabriken Lindt & Sprüngli AG	22.8x
Utz Brands, Inc.	19.3x
Mondelez International, Inc.	16.9x
The Hershey Company	16.6x
Hostess Brands, Inc.	11.0x
Cloetta AB (publ)	10.8x

Median	16.8x

Sports/Entertainment Sector
Liberty Formula 1	25.6x
Manchester United Plc	15.2x
World Wrestling Entertainment, Inc.	14.8x

Median	15.2x

Gaming/Digital Interaction Sector
Take-Two Interactive Software, Inc.	20.8x
Zynga Inc.	13.3x
Glu Mobile Inc (4)	16.3x
Stillfront Group AB (publ)	12.6x

Median	14.8x

Based on the review of these selected comparable publicly traded companies, the MUDS Board concluded that Topps’ pro forma implied enterprise value as a multiple of estimated 2021 Adjusted EBITDA of 12.5x (based upon the estimated calendar year 2021 Adjusted EBITDA for Topps of $105 million as described above in “Certain Forecasted Financial Information for Topps”) represented an attractive valuation. See “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations —Non-GAAP Information” for a definition of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP financial measure.

Using publicly available information and information from certain data sources, MUDS management provided information to the MUDS Board with respect to the selected companies listed above regarding the enterprise values (defined as equity value plus net debt plus minority investments minus unconsolidated investments (where minority investments and/or unconsolidated investments are material)) as a multiple of estimated revenue for calendar year 2021 with respect to each such selected comparable company. The multiples for the selected comparable companies and the median for each sector are summarized in the table below:

Selected Public Company	Enterprise Value / CY 2021E Revenue
Toys/Collectibles/Novelties Sector
Games Workshop Group PLC	8.7x
Hasbro, Inc.	2.8x
Collectors Universe, Inc.	4.8x
Mattel, Inc.	1.9x
Spin Master Corp.	1.6x
Funko, Inc.	1.6x

Median	2.4x

Selected Public Company	Enterprise Value / CY 2021E Revenue

Confectionary/Snacking Sector
Chocoladefabriken Lindt & Sprüngli AG	4.6x
Utz Brands, Inc.	3.1x
Mondelez International, Inc.	3.6x
The Hershey Company	4.4x
Hostess Brands, Inc.	2.7x
Cloetta AB (publ)	1.6x

Median	3.3x

Sports/Entertainment Sector
Liberty Formula 1	5.1x
Manchester United Plc	2.2x
World Wrestling Entertainment, Inc.	4.1x

Median	4.8x

Gaming/Digital Interaction Sector
Take-Two Interactive Software, Inc.	5.1x
Zynga Inc.	2.2x
Glu Mobile Inc (4)	4.1x
Stillfront Group AB (publ)	4.8x

Median	4.5x

Based on the review of these selected comparable publicly traded companies, the MUDS Board noted that Topps’ pro forma implied enterprise value as a multiple of estimated 2021 revenue of 1.9x (based upon the estimated 2021 revenue for Topps of $692 million as described above in “Certain Forecasted Financial Information for Topps”) represented an attractive valuation. While the MUDS Board considered Topps’ pro forma implied enterprise value as a multiple of estimated 2021 revenue, this analysis was not a focus of the MUDS Board’s deliberations because the approach to investment decisions and investing experience of certain members of the MUDS Board, including Mr. Jason Mudrick and Mr. David Kirsch, place a greater emphasis on valuation metrics related to profitability and cash flow. As such, estimated revenue was not as relevant to the MUDS Board’s consideration as were estimated adjusted EBITDA and estimated adjusted EBITDA minus capital expenditures. However, the placement agents for the PIPE Investment advised MUDS that estimated revenue may be important to the investment decisions of prospective PIPE Investors, and, therefore, the MUDS Board considered estimated 2021 revenue, and such information was included in the presentation provided to prospective PIPE Investors.

Using publicly available information and information from certain data sources, MUDS’ management provided information to the MUDS Board with respect to the selected companies listed above regarding the enterprise values (defined as equity value plus net debt plus minority investments minus unconsolidated investments (where minority investments and/or unconsolidated investments are material) as a multiple of sell-side consensus (as per Factset, Bloomberg, and Capital IQ) estimated EBITDA minus capital expenditures for calendar year 2021 with respect to each such selected comparable company. The multiples for the selected comparable companies and the median for each sector are summarized in the table below:

Selected Public Company	Enterprise Value / CY 2021E EBITDA minus Capex
Toys/Collectibles/Novelties Sector
Games Workshop Group PLC	20.5x
Hasbro, Inc.	17.2x
Collectors Universe, Inc.	15.6x
Mattel, Inc.	14.3x
Spin Master Corp.	16.0x
Funko, Inc.	15.2x

Median	15.8x

Confectionary/Snacking Sector
Chocoladefabriken Lindt & Sprüngli AG	34.2x
Utz Brands, Inc.	23.5x
Mondelez International, Inc.	20.4x
The Hershey Company	22.2x
Hostess Brands, Inc.	14.4x
Cloetta AB (publ)	14.4x

Median	21.3x

Sports/Entertainment Sector
Liberty Formula 1	26.6x
Manchester United Plc	N/A
World Wrestling Entertainment, Inc.	19.9x

Median	23.3x

Gaming/Digital Interaction Sector
Take-Two Interactive Software, Inc.	23.4x
Zynga Inc.	14.5x
Glu Mobile Inc (4)	16.8x
Stillfront Group AB (publ)	16.2x

Median	16.5x

Based on the review of these selected comparable publicly traded companies, the MUDS Board concluded that Topps’ pro forma implied enterprise value as a multiple of estimated Adjusted EBITDA minus capital expenditures of 13.1x (based upon the estimated calendar year 2021 Adjusted EBITDA minus capital expenditures for Topps of $100 million as described above in “Certain Forecasted Financial Information for Topps”) represented an attractive valuation. See “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations —Non-GAAP Information” for a definition of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP financial measure.

Using publicly available information and information from certain data sources, MUDS management provided information to the MUDS Board with respect to the selected companies listed above regarding the estimated compound annual growth rate for revenue for 2020-2022 (“CAGR”). The CAGR for the selected comparable companies and the median for each sector are summarized in the table below:

Selected Public Company	CAGR 2020-2022E
Toys/Collectibles/Novelties Sector
Games Workshop Group PLC	13%
Hasbro, Inc.	9%
Collectors Universe, Inc.	48%
Mattel, Inc.	4%
Spin Master Corp.	4%
Funko, Inc.	12%

Median	10%

Confectionary/Snacking Sector
Chocoladefabriken Lindt & Sprüngli AG	8%
Utz Brands, Inc.	12%
Mondelez International, Inc.	5%
The Hershey Company	3%
Hostess Brands, Inc.	4%
Cloetta AB (publ)	3%

Median	4%

Sports/Entertainment Sector*
Liberty Formula 1	N/A
Manchester United Plc	2%
World Wrestling Entertainment, Inc.	7%

Median	2%

Gaming/Digital Interaction Sector
Take-Two Interactive Software, Inc.	14%
Zynga Inc.	24%
Glu Mobile Inc (4)	12%
Stillfront Group AB (publ)	30%

Median	19%

*	Sports/Entertainment Sector estimated based on 2019-2021E in order to mitigate COVID-19 impact.

Based on the review of these selected comparable publicly traded companies, the MUDS Board concluded that Topps’ CAGR of 17% (based upon the estimated calendar year 2021 and 2022 revenue for Topps of $692 million and $777 million, respectively, as described above in “Certain Forecasted Financial Information for Topps”), as well as Topps’ CAGR with respect to its Sports & Entertainment segment (21%) and Confections segment (9%) (in each case, based upon the estimated calendar year 2021 and 2022 revenue of Topps for such segments, as described above in “Certain Forecasted Financial Information for Topps”) represented an attractive valuation.

Using publicly available information and information from certain data sources, MUDS management provided information to the MUDS Board with respect to the selected companies listed above regarding the estimated EBITDA margin (defined as EBITDA divided by net sales) for calendar year 2021 with respect to each such selected comparable company. The estimated EBITDA margin for the selected comparable companies and the median for each sector are summarized in the table below:

Selected Public Company	2021E EBITDA Margin
Toys/Collectibles/Novelties Sector
Games Workshop Group PLC	48%
Hasbro, Inc.	19%
Collectors Universe, Inc.	34%
Mattel, Inc.	16%
Spin Master Corp.	15%
Funko, Inc.	14%

Median	18%

Confectionary/Snacking Sector
Chocoladefabriken Lindt & Sprüngli AG	20%
Utz Brands, Inc.	16%
Mondelez International, Inc.	21%
The Hershey Company	26%
Hostess Brands, Inc.	24%
Cloetta AB (publ)	15%

Median	20%

Sports/Entertainment Sector
Liberty Formula 1	22%
Manchester United Plc	28%
World Wrestling Entertainment, Inc.	27%

Median	27%

Gaming/Digital Interaction Sector
Take-Two Interactive Software, Inc.	24%
Zynga Inc.	16%
Glu Mobile Inc (4)	25%
Stillfront Group AB (publ)	38%

Median	25%

Based on the review of these selected comparable publicly traded companies, the MUDS Board concluded that Topps’ pro forma estimated 2021 adjusted EBITDA margin of 15.1% (based upon the estimated calendar year 2021 adjusted EBITDA and revenue for Topps of $105 million and $692 million, respectively, as described above in “Certain Forecasted Financial Information for Topps”) was reasonable. See “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Information” for a definition of adjusted EBITDA and a reconciliation to the most directly comparable GAAP financial measure.

Using publicly available information and information from certain data sources, MUDS management provided information to the MUDS Board with respect to the selected companies listed above regarding the estimated EBITDA minus capital expenditures margin (defined as EBITDA minus capital expenditures divided by net sales) for calendar year 2021 with respect to each such selected comparable company. The estimated EBITDA minus capital expenditures margin for the selected comparable companies and the median for each sector are summarized in the table below:

Selected Public Company	2021E EBITDA Minus Capex Margin
Toys/Collectibles/Novelties Sector
Games Workshop Group PLC	42%
Hasbro, Inc.	16%
Collectors Universe, Inc.	31%
Mattel, Inc.	14%
Spin Master Corp.	10%
Funko, Inc.	10%

Median	15%

Confectionary/Snacking Sector
Chocoladefabriken Lindt & Sprüngli AG	13%
Utz Brands, Inc.	13%
Mondelez International, Inc.	17%
The Hershey Company	20%
Hostess Brands, Inc.	19%
Cloetta AB (publ)	11%

Median	15%

Sports/Entertainment Sector
Liberty Formula 1	21%
Manchester United Plc	1%
World Wrestling Entertainment, Inc.	20%

Median	20%

Gaming/Digital Interaction Sector
Take-Two Interactive Software, Inc.	22%
Zynga Inc.	15%
Glu Mobile Inc (4)	25%
Stillfront Group AB (publ)	30%

Median	23%

Based on the review of these selected comparable publicly traded companies, the MUDS Board concluded that Topps’ pro forma estimated 2021 adjusted EBITDA minus capital expenditures margin of 14% (based upon the estimated calendar year 2021 adjusted EBITDA minus capital expenditures and revenue for Topps of $100 million and $692 million, respectively, as described above in “Certain Forecasted Financial Information for Topps”) was reasonable. See “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Information” for a definition of adjusted EBITDA and a reconciliation to the most directly comparable GAAP financial measure

Satisfaction of the 80% Test

It is a requirement under MUDS’ current certificate of incorporation that any business acquired by MUDS have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account at the time of the execution of a definitive agreement for an initial business combination). As of April 6, 2021, the date of the execution of the Merger Agreement, the balance of the funds in the trust account was at least $309.9 million (excluding $11.1 million of deferred underwriting commissions) and 80% thereof represents approximately

$247.9 million. In reaching its conclusion on the 80% asset test, the MUDS Board used as a fair market value the $1.227 billion enterprise value for Topps, which was implied based on the terms of the Transactions agreed to by the parties in negotiating the Merger Agreement.

The parties to the Merger Agreement considered factors such as Topps’ historical financial results, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors. The MUDS Board believes that the consideration being paid in the Mergers, which amount was negotiated at arm’s-length, was advisable and in the best interests of MUDS and its stockholders and appropriately reflected Topps’ value.

The MUDS Board believes that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of Topps met the 80% requirement. Based on the fact that the $1.227 billion fair market value of Topps as described above is in excess of the threshold of approximately $247.9 million, representing 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions), the MUDS Board determined that the fair market value of Topps was in excess of 80% of the funds in the trust account and that the 80% test was satisfied.

Interests of Certain Persons in the Business Combination

In considering the recommendation of the MUDS Board to vote in favor of approval of the business combination proposal and the other proposals, stockholders should keep in mind that the Sponsor and officers and directors of MUDS have interests in such proposals that are different from, or in addition to, those of MUDS stockholders generally. In particular:

•

The Sponsor currently holds 7,906,250 founder shares. If the Transactions or another business combination are not consummated by September 10, 2022, MUDS will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the MUDS Board, dissolving and liquidating. In such event, the 7,906,250 founder shares which were acquired for an aggregate purchase price of $25,000 ($0.0032 per share) prior to the MUDS IPO, would be worthless because the Sponsor is not entitled to participate in any redemption or liquidation of the trust account with respect to the founder shares. The aggregate market value of founder shares held by the Sponsor was (i) $98.5 million based upon the closing price of $12.46 per share on the NASDAQ on June 30, 2021, the record date and (ii) $80.2 million, based upon the per share value implied in the Transactions of $10.15 per share of Class A common stock. Consequently, because the MUDS public stockholders purchased the MUDS units at $10 and the Sponsor purchased the founder shares at $0.0032 per share, the Sponsor may earn a positive rate of return even if the share price of the post-combination company falls significantly below the per share value implied in the Transactions of $10.15 per share of Class A common stock and the public shareholders of MUDS experience a negative rate of return. Each of MUDS’ independent directors holds a direct or indirect economic interest in the Sponsor.

•

In connection with the MUDS IPO (including the exercise of the over-allotment option by the underwriters), the Sponsor purchased an aggregate of 11,237,500 private placement warrants from MUDS for an aggregate purchase price of $11,237,500 (or $1.00 per warrant). A portion of the proceeds MUDS received from these purchases were placed in the trust account. Such warrants had an aggregate market value of approximately $47 million based upon the closing price of $4.18 per warrant on the NASDAQ on June 30, 2021, the record date for the special meeting. The private placement warrants will become worthless if MUDS does not consummate a business combination by September 10, 2022.

•

The Sponsor has agreed that it will be liable to MUDS if and to the extent any claims by a third party for services rendered or products sold to MUDS, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.15 per share due to reductions in the value of the trust assets, less taxes payable (subject to certain exceptions).

•

MUDS has agreed to pay the Sponsor a total of  $10,000 per month for office space, utilities and secretarial and administrative support and to reimburse the Sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. In addition, we have agreed to reimburse MUDS’ officers and directors for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. However, if MUDS fails to consummate a business combination within the completion window, such persons will not have any claim against the trust account for reimbursement. Accordingly, MUDS may not be able to reimburse these expenses if the business combination or another business combination is not consummated by September 10, 2022. As of the date of this proxy statement, no amounts were incurred or accrued in respect of such expense reimbursement obligation.

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•

As part of the PIPE Investment, the Mudrick Backstop Parties, affiliates of Jason Mudrick and our Sponsor, have agreed to purchase up to 9,852,216 shares of Class A common stock for a purchase price of $10.15 per share and for an aggregate commitment of up to the Backstop Amount in accordance with the Backstop Agreement.

Board of Directors Following the Business Combination

Upon consummation of the Transactions, the MUDS Board anticipates each Class I director having a term that expires immediately following MUDS’ annual meeting of stockholders in 2022, each Class II director having a term that expires immediately following MUDS’ annual meeting of stockholders in 2023 and each Class III director having a term that expires immediately following MUDS’ annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Michael Eisner, Andrew Redman, Eric Eisner, Maria Seferian, Jill Ellis, Scott Pasquini, Marc Lasry and Meltem Demirors have each been nominated to serve as directors of the post-combination company upon completion of the Transactions.

Please see the sections entitled “Proposal No. 6 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

Redemption Rights

Pursuant to MUDS’ existing certificate of incorporation, holders of public shares may elect to redeem their public shares irrespective of whether they vote for or against the Transactions or whether they were a stockholder on the record date for the stockholder meeting held to approve the Transactions. If a holder properly seeks redemption as described in this section and the business combination is consummated, MUDS will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 20% of the public shares.

Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The initial stockholders (including the Sponsor) will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly in connection with the Transactions.

Holders may demand redemption by delivering their stock, either physically or electronically using Depository Trust Company’s DWAC System, to MUDS’ transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to submit or tender their shares.

Any request to redeem the public shares, once made, may be withdrawn at any time up to the date set forth in this proxy. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, and MUDS continues to search for a target company then MUDS’ public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, MUDS will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares. Additionally, if MUDS would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, MUDS will not be able to consummate the business combination.

The closing price of the Class A common stock on June 30, 2021, the record date for the special meeting, was $12.46 per share. The cash held in the trust account on such date was approximately $321 million (approximately $10.15 per public share). Prior to exercising redemption rights, stockholders should verify the market price of Class A common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. MUDS cannot assure its stockholders that they will be able to sell their shares of Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Class A common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the business combination proposal by delivering your stock certificate (either physically or electronically) to MUDS’ transfer agent prior to the vote at the special meeting, and the business combination is consummated.

Sources and Uses for the Business Combination

The following table summarizes the estimated sources and uses for funding the Transactions (all amounts in millions):

Sources		Uses
Equity issued to Topps’ indirect investors(3)	$511.9	Equity issued to Topps’ indirect investors(3)	$511.9
Cash available in MUDS trust account(1)	$321.0	Cash paid to Topps’ indirect investors	$521.0
PIPE Investment proceeds(2)	$250.0	Estimated fees, expenses(4)	$50.0
Cash from Balance Sheet(5)	$50.0	Cash to Balance Sheet(5)	$50.0

Total sources	$1,132.9	Total uses	$1,132.9

(1)

Cash available in MUDS trust account (a) assumes no shares of Class A common stock are redeemed in connection with the business combination and (b) excludes estimated interest earned by closing date and remaining operating cash.

(2)	Includes maximum Backstop Amount.
(3)

Assumes the issuance of 50.43 million shares, in the aggregate, of Class A common stock and Class E common stock at a value of $10.15 per share. Excludes earnout consideration issued to Topps stockholders.

(4)	Estimated total transaction expenses for both MUDS and Topps.
(5)

Estimated based on $88.4 million in cash as of August 15, 2021. Excludes distribution or other permitted uses of approximately $38.4 million in distributable cash by Topps prior to the Closing in accordance with the terms of the Merger Agreement.

Material U.S. Federal Income Tax Consequences of the Redemption to MUDS Stockholders

The following is a discussion of material U.S. federal income tax considerations for holders of shares of Class A common stock that elect to have their Class A common stock redeemed for cash if the business combination is completed. This discussion applies only to Class A common stock that is held as a capital asset within the meaning of Section 1221 of the Code and the treasury regulations thereunder (“Treasury Regulations”) and does not address all the U.S. federal income tax consequences that may be relevant to the a holders of Class A common stock in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to such holders of Class A common stock that are subject to special treatment under the Code, such as:

•	financial institutions;

•	real estate investment trusts and regulated investment companies;

•	other entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations (including private foundations), pension funds or governmental organizations;

•	brokers or dealers in securities or currencies;

•	individual retirement and other deferred accounts;

•	insurance companies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	U.S. citizens or lawful permanent residents living abroad;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or former long-term residents of the U.S.;

•	Investors holding Class A common stock in connection with a trade or business conducted outside of the U.S.;

•	holders owning or treated as owning 5% or more of Class A common stock (except as described below);

•	“S corporations,” or other pass-through entities (and investors therein);

•	grantor trusts;

•	“passive foreign investment companies,” referred to as “PFICs,” or “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax; and

•	persons holding Class A common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” constructive sale transaction, or other integrated investment.

For purposes of this section, a U.S. holder is a beneficial owner of Class A common stock who or which is any of the following for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this section, a Non-U.S. holder is a beneficial owner of Class A common stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption.

If an entity treated as a partnership for U.S. federal income tax purposes holds Class A common stock, the U.S. federal income tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, the partners in a partnership that holds Class A common stock are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion is based upon the Code, applicable Treasury Regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax (such as gift and estate taxes), are not addressed herein.

No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF A REDEMPTION OF YOUR CLASS A COMMON STOCK.

U.S. Federal Income Tax Consequences for MUDS Stockholders Exercising Redemption Rights

In the event that a holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of MUDS Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of shares of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A common stock, a U.S. holder will be treated as described below under the section entitled “U.S. holders — taxation of redemption treated as a sale of Class A common stock,” and a Non-U.S. holder will be treated as described under the section entitled “Non-U.S. holders — taxation of redemption treated as a sale of Class A common stock.” If the redemption does not qualify as a sale of shares of Class A common stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “U.S. holders — taxation of redemption treated as a distribution,” and the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. holders — taxation of redemption treated as a distribution.”

Whether a redemption of shares of Class A common stock qualifies for sale treatment will depend largely on the total number of shares of Class A common stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the business combination or the PIPE Investment) relative to all shares of Class A common stock outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of Class A common stock (rather than as a corporate distribution) if the redemption: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s interest in MUDS; or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of Class A common stock actually owned by the holder, but also shares of Class A common stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option (including, for this purpose, the public warrants). Moreover, any Class A common stock that a holder directly or constructively acquires pursuant to the business combination or the PIPE generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of MUDS outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than 80% of the percentage of MUDS outstanding voting stock actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a holder’s interest if either (i) all of the shares of Class A common stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of Class A common stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in MUDS. Whether the redemption will result in a “meaningful reduction” in a holder’s proportionate interest in MUDS will depend on the particular facts and circumstances.

However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “U.S. holders — taxation of redemption treated as a distribution,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “Non-U.S. holders — taxation of redemption treated as a distribution.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or possibly in other stock constructively owned by it.

A holder of Class A common stock should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. holders — taxation of redemption treated as a distribution

If the redemption of a U.S. holder’s shares of Class A common stock is treated as a distribution, as discussed above under the section entitled “U.S. Federal Income Tax Consequences for MUDS Stockholders Exercising Redemption Rights,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from MUDS’ current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of MUDS’ current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in their Class A common stock. Any remaining excess distribution will be treated as gain recognized on the sale or other taxable disposition of the Class A common stock and will be treated as described below under the section entitled “U.S. holders — taxation of redemption treated as a sale of Class A common stock.”

Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividends.

U.S. holders — taxation of redemption treated as a sale of Class A common stock

If the redemption of a U.S. holder’s shares of Class A common stock is treated as a sale, as discussed above under the section entitled “U.S. Federal Income Tax Consequences for MUDS Stockholders Exercising Redemption Rights,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in their shares of Class A common stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A common stock (shares of Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. holders — taxation of redemption treated as a distribution

If the redemption of a Non-U.S. holder’s shares of Class A common stock is treated as a distribution, as discussed above under the section entitled “U.S. Federal Income Tax Consequences for MUDS Stockholders Exercising Redemption Rights,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of MUDS’ current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S., we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Distributions in excess of MUDS’ current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in the Class A common stock redeemed. Any remaining excess distribution will be treated as gain recognized on the sale or other taxable disposition of the Class A common stock and will be treated as described below under the section entitled “Non-U.S. holders — taxation of redemption treated as a sale of Class A common stock.”

The withholding tax described above does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on the repatriation from the U.S. of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Non-U.S. holders — taxation of redemption treated as a sale of Class A common stock

If MUDS’ redemption of a Non-U.S. holder’s shares of Class A common stock is treated as a sale, as discussed above under the section entitled “U.S. Federal Income Tax Consequences for MUDS Stockholders Exercising Redemption Rights,” subject to the discussions of FATCA (as defined below) and backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held Class A common stock, and, in the case where shares of Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of Class A common stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of Class A common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. A Non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on certain amounts of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless Class A common stock is regularly traded on an established securities market, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. There can be no assurance that Class A common stock will be treated as regularly traded on an established securities market. However, MUDS believes that they are not and have not been at any time since its formation a U.S. real property holding company and we do not expect to be a U.S. real property holding corporation immediately after the Mergers are completed.

FATCA Withholding Taxes.

Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of dividends on Class A common stock, and subject to the discussion of certain proposed Treasury Regulations below, on the gross proceeds from a disposition of Class A common stock, in each case if paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. The IRS released proposed Treasury Regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of Class A common stock. In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. holders should consult their tax advisers regarding the possible implications of FATCA.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends received by U.S. holders of Class A common stock, and the proceeds received on the sale, exchange or redemption of Class A common stock effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Class A common stock and proceeds from the sale, exchange, redemption or other disposition of Class A common stock may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. holders may be subject to backup withholding on, amounts received in respect of their Class A common stock, unless the Non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to Class A common stock and proceeds from the sale of other disposition of Class A common stock received in the U.S. by a Non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE CONCLUSIONS EXPRESSED ABOVE ARE BASED ON CURRENT LAW. FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THOSE CONCLUSIONS. THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF HOLDERS OF CLASS A COMMON STOCK. IT DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES.

Anticipated Accounting Treatment

The Transactions will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, MUDS will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on existing Topps’ stockholders being the majority stockholder and holding majority voting power in the post-combination company, Topps’ senior management comprising the majority of the senior management of the post-combination company, and the ongoing operations of Topps comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of MUDS issuing shares for the net assets of Topps, accompanied by a recapitalization. The net assets of MUDS will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Topps.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The Transactions are subject to these requirements and may not be completed until the expiration or termination of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC. If the FTC or the Antitrust Division issues a Request for Additional Information and Documentary Material (a “Second Request”) within the initial 30-day waiting period, the waiting period with respect to the Transactions will be extended for an additional period of 30 calendar days, which will begin on the date on which the filing parties each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On April 20, 2021, MUDS and Topps each filed the required forms under the HSR Act with the Antitrust Division and the FTC and requested early termination. The waiting period with respect to the Transactions expired on May 20, 2021.

At any time before or after consummation of the Transactions, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transactions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There is no assurance that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Transactions on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Neither MUDS nor Topps is aware of any material regulatory approvals or actions that are required for completion of the Transactions other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Litigation Related to the Transactions

On May 28, 2021, Jeffery Cooper, a purported stockholder of Mudrick Capital Acquisition Corp. II (“MUDS”), filed a lawsuit in the Supreme Court of the State of New York, County of New York, captioned Jeffery Cooper v. Mudrick Capital Acquisition Corp. II., et al., against MUDS and the MUDS Board (the “Cooper Complaint”). The Cooper Complaint asserts a breach of fiduciary duty claim against the individual defendants and an aiding and abetting claim against MUDS in connection with the proposed transaction between MUDS and Topps. The Cooper Complaint alleges, among other things, that (i) defendants agreed to inadequate consideration in connection with the proposed transaction, and (ii) the Proxy Statement filed with the SEC on May 13, 2021 in connection with the proposed transaction is materially misleading. The Cooper Complaint seeks, among other things, to enjoin the proposed transaction, rescind the transaction or award rescissory damages to the extent it is consummated, and an award of attorneys’ fees and expenses.

Vote Required

The approval of the business combination proposal will require the affirmative vote of a majority of the votes cast by holders of MUDS’ outstanding shares of common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote at the special meeting. In the event a quorum is achieved by the presence of (i) holders of the minimum number of shares required to achieve a quorum, then the affirmative vote of holders of 1,976,564 shares (in addition to the shares held by the initial stockholders) would be required to approve the business combination proposal and (b) in the event a quorum is achieved by the presence of holders of 100% of the shares, then the affirmative vote of holders of 11,859,376 shares (in addition to the shares held by the initial stockholders) would be required to approve the business combination proposal. If a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the business combination proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the business combination proposal. Broker non-votes will not be counted in connection with the determination of whether a valid quorum is established and will also have no effect on the business combination proposal. Additionally, the business combination will not be consummated if MUDS has less than $5,000,001 of net tangible assets after taking into account the holders of public shares that properly demanded that MUDS redeem their public shares for their pro rata share of the trust account.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal and the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the Transactions.

Recommendation of the MUDS Board

THE MUDS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE MUDS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE CHARTER PROPOSAL

Overview

MUDS stockholders are also being asked to approve and adopt the Charter in the form attached hereto as Annex B, which, in the judgment of the MUDS Board, is necessary to adequately address the needs of MUDS following the consummation of the Transactions. If the business combination proposal and the charter proposal are approved, the Charter would replace MUDS’ existing certificate of incorporation at the Closing.

The following is a summary of the key changes effected by the Charter, but this summary is qualified in its entirety by reference to the full text of the Charter, a copy of which is included as Annex B:

•	change the purpose of MUDS to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware”;

•

increase the total number of shares of our capital stock from 111,000,000 shares to 410,000,000 shares, which would consist of (A) 350,000,000 shares of Class A common stock, (B) 8,000,000 shares of Class B common stock, which shall consist of 4,000,000 shares of Series B-1 common stock and 4,000,000 shares of Series B-2 common stock, (C) 50,000,000 shares of Class E common stock and (D) 2,000,000 shares of preferred stock;

•

delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company and to make other conforming changes (including eliminating the correlative privileges of the existing shares of Class B common stock);

•	provide that MUDS will not be governed by Section 203 of the DGCL;

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provide that only as long as any shares of Class E common stock remain outstanding, any action required or permitted to be taken at any annual or special meeting of MUDS stockholders may be taken by written consent of MUDS stockholders;

•

provide that, except as otherwise provided in the Charter or by law, shares of Class A common stock and Class B common stock shall be entitled to one vote per share on all matters on which stockholders generally are entitled to vote, whereas shares of Class E common stock will be entitled to 10 votes per share on such matters;

•

provide for the terms of the conversion of Class E common stock into Class A common stock (i) at the option of the holder thereof, (ii) in the event of a transfer to anyone other than a “Qualified Transferee” (as defined in the Charter) and (iii) upon the occurrence of the “Sunset Time” (as defined in the Charter);

•

provide for transfer restrictions with respect to shares of common stock held by any person that received shares of common stock as consideration under the Merger Agreement (or upon distribution from such recipient) and did not execute a counterpart to the Registration Rights Agreement agreeing to be party thereto; and

•

provide for the terms of the Earnout Consideration, as set forth in the Merger Agreement, in the form of the Class B common stock, including the transfer restrictions with respect thereto and the conversion of the Class B common stock into Class A common stock upon the occurrence of a “Triggering Event” (as defined in the Charter).

Under Section 203 of the DGCL, the amendment to the Charter to elect not to be governed by Section 203 of the DGCL would not become effective until 12 months after the date the Charter is filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL, and would not apply to any stockholder who became an “interested stockholder” (as defined in Section 203 of the DGCL) prior to the date the Charter is filed with the Secretary of State of the State of Delaware.

Reasons for the Amendments

Each of these amendments was negotiated as part of the Transactions. The MUDS Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

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Amending Article II and renumbering Article III to provide that the purpose of MUDS is “to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).” The MUDS Board believes this change is appropriate to remove language applicable to a blank check company.

•

Amending Section 4.1 to increase our total number of authorized shares of capital stock. The amendment allows for the issuance of the approximately 82,745,639 shares of common stock necessary to consummate the Transactions including, without limitation, the First Merger (including the Holder Earnout Shares and assuming the no redemption scenario) and the PIPE Investment and also provides flexibility for future issuances of common stock if determined by the MUDS Board to be in the best interests of MUDS without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

•

Deleting the prior Article IX to eliminate provisions specific to our status as a blank check company and to make other conforming changes (including eliminating the correlative privileges of the shares of Class B common stock). These revisions are desirable because the provisions that are specific to our status as a blank check company will serve no purpose following the Transactions. For example, these proposed amendments remove the requirement to dissolve the Company and allow us to continue as a corporate entity with perpetual existence following consummation of the Transactions.

•

Adding a new Article X to cause MUDS to elect not to be governed by Section 203 of the DGCL. The amendment is intended to (a) make it easier for a potential acquirer to consummate certain types of transactions involving the post-combination company that have not been approved by the Post-Closing Board and (b) provide the potential for additional liquidity in our stock in the event that any of our major stockholders following the consummation of the Transactions determines to transfer a large portion of their shares of common stock (after the expiration of any lock-up period applicable to such transfer).

•

Amending the prior Article VII and renumbering such article as Article VIII to provide that as long as any shares of Class E common stock remain outstanding, any action required or permitted to be taken at any annual or special meeting of MUDS stockholders may be taken by written consent of MUDS stockholders. The MUDS Board believes that this change is appropriate to provide a measure of convenience to the post-combination company in the event that the results of a stockholder meeting would be a foregone conclusion. In addition, the amendment will provide for greater transparency once the holders of Class E common stock and their Qualified Transferees cease to beneficially own such shares, because the stockholders will no longer be able to act by written consent, which will allow all stockholders the opportunity to consider, discuss and vote on pending stockholder actions.

•

Amending Section 4.3 to provide for the terms of Class E common stock, including that such shares will be entitled to 10 votes per share on all matters on which stockholders generally are entitled to vote and that such shares will convert into Class A common stock under certain circumstances. The MUDS Board negotiated the terms of the “high vote” stock of the post-combination company as an inducement to Michael Eisner and his controlled affiliates to cause Topps to enter into the Merger Agreement.

•

Adding a new Article V to provide for transfer restrictions with respect to shares of common stock held by any person that received shares of common stock as consideration under the Merger Agreement (or upon distribution from such recipient) and did not execute a counterpart to the Registration Rights Agreement agreeing to be party thereto. As a material inducement to MUDS entering into the Merger Agreement, MUDS required that each equityholder of Topps receiving common stock in connection with the consummation of the Transactions would be required to agree to transfer restrictions with respect to such shares. The MUDS Board believes that such transfer restrictions will align the parties with respect to the long-term success of the post-combination company.

•

Adding the terms of the Earnout Consideration in Articles IV and V, as set forth in the Merger Agreement. The terms of the Earnout Consideration are an integral part of the Transactions, and the MUDS Board believes that memorializing the terms of the Earnout Consideration in the Charter, including the transfer restrictions with respect thereto and the conversion of the Class B common stock into Class A common stock or Class E common stock, as applicable, upon the occurrence of a “Triggering Event” (as defined in the Charter), was the best way to enforce such terms and ensure that the holders thereof had adequate notice of such terms.

Vote Required

The approval of the charter proposal will require (i) the affirmative vote or written consent of holders of a majority of the shares of Class B common stock then outstanding and (ii) the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal. Abstentions and broker- non-votes will count as a vote “against” the charter proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal, and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal or the NASDAQ proposal does not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the MUDS Board

THE MUDS BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 3 — THE GOVERNANCE PROPOSALS

Overview

As required by SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, MUDS is requesting that our stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions in the Charter, which are separately being presented in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions and which will be voted upon on a non-binding advisory basis. This separate vote is not otherwise required by Delaware law separate and apart from the charter proposal, but pursuant to SEC guidance, MUDS is required to submit these provisions to our stockholders separately for approval. However, the stockholder vote regarding these proposals are advisory votes, and are not binding on MUDS or the MUDS Board (separate and apart from the approval of the governance proposals). Furthermore, the Transactions are not conditioned on the separate approval of the advisory charter proposal (separate and apart from approval of the charter proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, MUDS intends that the Charter will take effect upon the Closing (assuming approval of the charter proposal).

Proposal No. 3A: Election Not to be Governed by Section 203 of the DGCL

Description of Amendment

The amendment would cause MUDS to not to be governed by Section 203 of the DGCL.

Reasons for the Amendment

The company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board and at least 66 2⁄3% of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Under Section 203 of the DGCL, the amendment to the Charter to elect not to be governed by Section 203 of the DGCL would not become effective until 12 months after the date the Proposed Charter is filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL, and would not apply to any stockholder who became an “interested stockholder” (as defined in Section 203 of the DGCL) prior to the date the Proposed Charter is filed with the Secretary of State of the State of Delaware.

The MUDS Board has elected to opt out of Section 203 and believes that doing so will ultimately make it easier for a potential acquirer to consummate certain types of transactions involving the post-combination company that have not been approved by the Post-Closing Board. In addition, opting out of Section 203 may provide the potential for additional liquidity in our stock in the event that any of our major stockholders following the consummation of the Transactions determines to transfer a large portion of their shares of common stock (after the expiration of any lock-up period applicable to such transfer).

Proposal No. 3B: Change in Authorized Shares

Description of Amendment

The amendment would increase the total number of shares of our capital stock from 111,000,000 shares to 410,000,000 shares, which would consist of (A) 350,000,000 shares of Class A common stock, (B) 8,000,000 shares of Class B common stock, which shall consist of 4,000,000 shares of Series B-1 common stock and 4,000,000 shares of Series B-2 common stock, (C) 50,000,000 shares of Class E common stock and (D) 2,000,000 shares of MUDS preferred stock.

Reasons for the Amendment

The amendment provides for an increase in authorized shares to allow for the issuance of the approximately 82,745,639 shares of common stock necessary to consummate the Transactions including, without limitation, the First Merger (including the Holder Earnout Shares and assuming the no redemption scenario) and the PIPE Investment and also provides flexibility for future issuances of common stock if determined by the MUDS Board to be in the best interests of MUDS without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Proposal No. 3C: Action by Written Consent

Description of Amendment

The amendment provides that, for so long as any shares of Class E common stock remain outstanding, any action required or permitted to be taken at any annual or special meeting of MUDS stockholders may be taken by written consent of MUDS stockholders.

Reasons for Amendment

This amendment is intended to provide a measure of convenience to the post-combination company, and avoid the costs and expenses associated with convening a meeting of stockholders, when the result of such a meeting would be a foregone conclusion. In addition, this amendment is intended to provide for greater transparency once the holders of Class E common stock and their Qualified Transferees cease to beneficially own shares of Class E common stock. Where stockholders are not permitted to act by written consent, any matter that a company or our stockholders wish to present for a stockholder vote must be noticed in advance and presented at a meeting of stockholders. This transparency and fairness allows all stockholders to consider, discuss and vote on pending stockholder actions.

Proposal No. 3D: Voting Rights

Description of Amendment

The amendment provides that the shares of Class E common stock will be entitled to 10 votes per share on all matters on which stockholders generally are entitled to vote and that such shares will convert into Class A common stock under certain circumstances.

Reasons for Amendment

The MUDS Board negotiated the terms of the “high vote” stock of the post-combination company as an inducement to Michael Eisner and his controlled affiliates to cause Topps to enter into the Merger Agreement. The MUDS Board believes that the post-combination company’s success is in part dependent on its ability to undertake a long-term view, and the controlling interest in the post-combination company held by Michael Eisner and his controlled affiliates will enhance the post-combination company’s ability to focus on long-term value creation, insulating the post-combination company from short-term outside influences.

Proposal No. 3E: Transfer Restrictions

Description of Amendment

The amendment provides for transfer restrictions with respect to shares of common stock held by any person that received shares of common stock as consideration under the Merger Agreement (or upon distribution from such recipient) and did not execute a counterpart to the Registration Rights Agreement agreeing to be party thereto.

Reasons for Amendment

As a material inducement to MUDS entering into the Merger Agreement, MUDS required that each equityholder of Topps receiving common stock in connection with the consummation of the Transactions would be required to agree to transfer restrictions with respect to such shares. The MUDS Board believes that such transfer restrictions will align the parties with respect to the long-term success of the post-combination company.

Proposal No. 3F: Terms of Earnout Consideration

Description of Amendment

The amendment provides the terms of the Earnout Consideration. In connection with the Transactions, Class B common stock will be issued in two equal series consisting of 3,842,365 shares of Series B-1 common stock and 3,842,365 shares of Series B-2 common stock. Class B common stock will convert automatically into shares of Class E common stock (in the case of Tornante) and shares of Class A common stock (in all other cases) upon a “triggering event” (as discussed below). Any shares of Class B common stock that have not vested by the third anniversary of the Closing shall be cancelled. Prior to the occurrence of a triggering event, the shares of Class B common stock generally may not be transferred by the holder thereof.

A “triggering event” will occur with respect to the Series B-1 common stock if the volume-weighted average share price of Class A common stock is $14.00 or above for 20 trading days within a 30 consecutive trading day period within 18 months after the Closing. If such triggering event (or another triggering event) has not previously occurred, a triggering event will occur with respect to both the Series B-1 common stock and Series B-2 common stock if the volume-weighted average share price of Class A common stock is $16.00 or above for 20 trading days within a 30 consecutive trading day period within 3 years after the Closing. A triggering event will also occur if there is a merger, consolidation, tender offer, exchange offer, business combination or sale at or above the relevant share price.

Reasons for Amendment

The terms of the Earnout Consideration are an integral part of the Transactions. The MUDS Board believes that memorializing the terms of the Earnout Consideration in the Charter, including the transfer restrictions with respect thereto and the conversion of the Class B common stock into Class A common stock or Class E common stock, as applicable, upon the occurrence of a “Triggering Event” (as defined in the Charter), was the best way to enforce such terms and ensure that the holders thereof had adequate notice of such terms.

Vote Required

The approval of each of the governance proposals will require the affirmative vote of a majority of the votes cast by holders of MUDS’ outstanding shares of common stock represented at the special meeting by attendance via the virtual meeting website or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting, abstentions and broker non-votes with regard to the governance proposals will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the governance proposals.

As discussed above, a vote to approve the governance proposals is an advisory vote, and therefore, is not binding on MUDS, Topps or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, MUDS and Topps intend that the Charter, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the business combination, assuming adoption of the charter proposal.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal or the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the MUDS Board

THE MUDS BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE GOVERNANCE PROPOSALS.

PROPOSAL NO. 4 — THE NASDAQ PROPOSAL

Overview

Assuming the business combination proposal is approved, a portion of the consideration payable in connection with the Transactions will be paid to the stockholders of Topps pursuant to the Merger Agreement through stock consideration consisting, based on the assumptions in the no redemption scenario set forth in this proxy statement, of approximately 7,882,545 shares of Class A common stock, 42,547,822 shares of Class E common stock, 3,842,365 shares of Series B-1 common stock and 3,842,365 shares of Series B-2 common stock. The Class E common stock, Series B-1 common stock and Series B-2 common stock are convertible into Class A common stock in specified circumstances.

Additionally, in connection with the Transactions, MUDS entered into Subscription Agreements with the PIPE Investors pursuant to which MUDS has agreed to issue and sell to the PIPE Investors and the PIPE Investors have agreed to purchase up to an aggregate of 24,630,542 shares of Class A common stock, for a purchase price of $10.15 per share and for an aggregate commitment of $250,000,000, inclusive of the maximum Backstop Amount.

As part of the PIPE Investment, MUDS entered into the Backstop Agreement with the Mudrick Backstop Parties, pursuant to which the Mudrick Backstop Parties have agreed to purchase an aggregate of up to 9,852,216 shares of Class A common stock for a purchase price of $10.15 per share and for an aggregate commitment of up to the Backstop Amount; provided, that the Mudrick Backstop Parties may elect in connection with the Closing to reduce the Backstop Amount by the excess above $350,000,000 (if any) of the amount of the Available Closing Buyer Cash (including the maximum Backstop Amount).

As contemplated by the incentive plan proposal, MUDS intends to reserve 7,336,614 shares of Class A common stock for grants of awards under the Incentive Plan. For more information on the incentive plan proposal, please see the section entitled “Proposal No. 5 — The Incentive Plan Proposal.”

The terms of the stock portion of the Closing Merger Consideration, the Earnout Consideration, the PIPE Investment (including the Backstop Agreement), and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto, the form of the Subscription Agreement, which is attached as Annex F hereto, the Backstop Agreement, which is attached as Annex G hereto and the form of the Incentive Plan, which is attached as Annex C hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why MUDS Needs Stockholder Approval

MUDS is proposing the NASDAQ Proposal in order to comply with NASDAQ Listing Rules 5635 (a) and (b).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities. Collectively, the Class A common stock, Class E common stock and Holder Earnout Shares issued in connection with the Transactions and the PIPE Investment will exceed 20% or more of the outstanding common stock and 20% or more of the voting power, in each case, outstanding before the issuance of such shares in connection with the Transactions and the PIPE Investment. In addition, MUDS intends to reserve for issuance shares of Class A common stock for potential future issuances of Class A common stock under the Incentive Plan.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Because the issuances to Tornante in the Transactions will result in Tornante owning more than 20% of common stock outstanding before the issuances, such issuances may be deemed a change of control.

Effect of Proposal on MUDS Stockholders

If the NASDAQ proposal is adopted, and the Transactions are consummated, it is estimated that (i) up to 24,630,542 shares of Class A common stock will be issued in connection with the PIPE Investment, (ii) approximately 7,882,545 shares of Class A common stock and 42,547,822 shares of Class E common stock will be issued as the stock portion of the Closing Merger Consideration (assuming the no redemption scenario) and (iii) 7,684,730 Holder Earnout Shares will be issued as earnout consideration in accordance with the terms of the Merger Agreement. In addition, 7,336,614 shares of Class A common stock will be reserved for grants of awards under the Incentive Plan. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the post-combination company.

For the reasons described above, we are seeking the approval of our stockholders for the issuance of shares of our common stock pursuant to the Transactions.

Vote Required

The approval of the NASDAQ proposal will require the affirmative vote of a majority of the votes cast by holders of outstanding shares of common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

This proposal is conditioned upon the approval of the business combination proposal and the charter proposal. If the business combination proposal or the charter proposal are not approved, this proposal will have no effect, even if approved by MUDS stockholders.

Recommendation of the MUDS Board

THE MUDS BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 5 — THE INCENTIVE PLAN PROPOSAL

At the special meeting, MUDS stockholders will be asked to approve the Topps Companies, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”). The MUDS Board adopted the Incentive Plan on      , subject to its approval by MUDS stockholders. If the stockholders approve the Incentive Plan, it will become effective upon the Closing. The MUDS Board unanimously recommends that the stockholders vote “FOR” approval of the Incentive Plan.

Incentive Plan

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools the Post-Closing Board regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee equity incentive program provides a range of incentives with sufficient flexibility to permit the compensation committee of the Post-Closing Board to implement strategies that will make the most effective use of the shares our stockholders authorize pursuant to the Incentive Plan. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the post-combination company and its stockholders. Approval of the Incentive Plan by our stockholders will allow us to continue to grant equity incentive awards at levels determined by the Post-Closing Board and permit the compensation committee of the Post-Closing Board. The Incentive Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and other service providers, and to provide long-term incentives that align the interests of our employees, directors and other service providers with the interests of our stockholders.

Requested Share Authorization

The Incentive Plan authorizes the Post-Closing Board to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and restricted stock units (“RSUs”). Under the Incentive Plan, we will be authorized to issue up to 7,336,614 shares.

Summary of the Incentive Plan

The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, a copy of which is attached to this proxy statement as Annex C.

General. The purpose of the Incentive Plan is to assist us in securing and retaining the services of eligible award recipients to provide incentives to employees, directors, and consultants and promote the long-term financial success of the post-combination company and thereby increase stockholder value.

Authorized Shares. Subject to adjustment provisions in the Incentive Plan, the maximum aggregate number of shares authorized for issuance under the Incentive Plan is 7,336,614 shares (the “Share Reserve”), which is approximately equal to 6% of the outstanding shares of the post-combination company’s Class A common stock on a fully diluted basis as of the Closing. Such shares shall consist of authorized but unissued or reacquired shares or any combination thereof. The Share Reserve will automatically increase on January 1st of each year beginning in 2022 and ending with a final increase on January 1, 2031, in an amount equal to 4% of the total number of shares of Class A common stock outstanding on December 31st of the preceding calendar year. The Post-Closing Board may provide that there will be no January 1st increase in the Share Reserve for any such year or that the increase in the Share Reserve for any such year will be a smaller number of shares of the post-combination company’s Class A common stock than would otherwise occur pursuant to the preceding sentence.

Share Counting. If an award granted under the Incentive Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock or RSUs, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares) that were subject thereto will become available for future grant or sale under the Incentive Plan (unless the Incentive Plan has been terminated). With respect to stock appreciation rights, only shares actually issued pursuant thereto will cease to be available under the Incentive Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Incentive Plan (unless the Incentive Plan has been terminated). Shares that have actually been issued under the Incentive Plan under any award will not be returned to the Incentive Plan and will not become available for future distribution under the Incentive Plan; however, if shares issued pursuant to awards of restricted stock or RSUs are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the Incentive Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the Incentive Plan. To the extent an award under the Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Incentive Plan.

Certain Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares of common stock or our other securities, or other change in our corporate structure affecting the common stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, will adjust the number and class of shares that may be delivered under the Incentive Plan and/or the number, class, and price of shares covered by each outstanding award. In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

Limitation on Awards to Non-Employee Directors. The maximum grant date fair value for awards (combined with fees or awards paid in cash) that may be issued to any one non-employee member of the Post-Closing Board (other than the Chairman, Co-Chairman or Vice Chairman of the Post-Closing Board) during any given fiscal year of the post-combination company in respect of the non-employee director’s service as a member of the Post-Closing Board during such year is $750,000, increased to $1,000,000 in such director’s first year of service as a member of the Post-Closing Board. However, the compensation committee of the Post-Closing Board may make exceptions to this limit and in no event shall such limit apply to the Chairman, Co-Chairman or Vice Chairman of the Post-Closing Board.

Other Award Limits. To comply with applicable tax rules, the Incentive Plan limits the number of shares that may be issued upon the exercise of incentive stock options granted under the Incentive Plan to 7,336,614.

Administration. The Post-Closing Board or a committee thereof has the authority to administer the Incentive Plan, provided that different committees may administer the Incentive Plan with respect to different groups of participants. The administrator has the authority to, in its discretion: (i) determine the fair market value of our common stock; (ii) engage consultants and obtain market studies and reports to assist in the administration of the Incentive Plan; (iii) select the employees, directors, and consultants to whom awards may be granted; (iv) determine the number of shares to be covered by each award granted under the Incentive Plan; (v) approve forms of award agreements for use under the Incentive Plan; (vi) determine the terms and conditions, not inconsistent with the terms of the Incentive Plan, of awards, including, but not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto, based in each case on such factors as the administrator determines; (vii) construe and interpret the terms of the Incentive Plan and awards granted thereunder; (viii) prescribe, amend, and rescind rules and regulations relating to the Incentive Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; (ix) modify or amend each award, subject to the terms of the Incentive Plan, including, but not limited to, discretionary authority to extend the post-termination exercise period of awards, to extend the maximum term of an option, subject to the provisions of the Incentive Plan, and to accelerate, in whole or in part, the vesting of an award; (x) allow participants to satisfy withholding tax obligations in a manner prescribed in the Incentive Plan; (xi) authorize any person to execute on our behalf any instrument required to effect the grant of an award previously granted by the administrator; and (xii) make all other determinations deemed necessary or advisable for administration of the Incentive Plan. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards under the Incentive Plan.

Eligibility. Awards may be granted to service providers, including employees, officers, directors and consultants of the post-combination company or any parent or subsidiary corporation of the post-combination company. Incentive stock options may be granted only to employees, officers or directors who, as of the time of grant, are employees of the post-combination company or any parent or subsidiary corporation of the post-combination company. As of the filing of this proxy statement, giving pro forma effect to the Transactions, we had approximately 550 service providers, including 535 employees, 4 officers, 6 non-employee directors, and 15 consultants who would be eligible to participate under the Incentive Plan.

Stock Options. A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price will be determined by the administrator, but may not be less than the fair market value of our common stock subject to the option on the date the option is granted (or, with respect to incentive stock options, less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the post-combination company or any affiliate, a “Ten Percent Stockholder”), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option, the vesting terms, and the acceptable form of consideration for exercising an option, including the method of payment. As the administrator determines, such consideration may consist entirely of cash, check, promissory note, to the extent permitted by applicable laws, shares of common stock, cashless exercise, net exercise, such other consideration and method of payment, to the extent permitted by applicable laws, or any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash or shares of common stock or a combination thereof, as determined by the administrator, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the administrator on the date of grant. Upon exercising a SAR, a participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, and other terms and conditions of any SAR will be as set forth in the award agreement.

Termination of Service. Except as otherwise provided in an applicable award document, upon a termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s death or disability, unless otherwise provided in an applicable award or other agreement, a participant (or a participant’s beneficiary, personal representative, or estate, as applicable) may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of 12 months following the termination date or, if earlier, until the expiration of the term of such award. Unless provided otherwise in an award or other agreement, an option or SAR will terminate on the date that a participant is terminated for cause and the participant will not be permitted to exercise such award.

Restricted Stock and RSUs. Restricted shares are awards of shares, the grant, issuance, retention, vesting, and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment) and terms as the administrator deems appropriate. RSUs are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the administrator deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents. Generally, unless the administrator provides otherwise, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, provided that if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Transferability of Awards. Unless determined otherwise by the administrator, awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant only by the participant.

Change in Control. Unless provided otherwise in an award agreement or other written agreement between a participant and the post-combination company or an affiliate or by the Post-Closing Board at the time of grant of an award, in the event of a Change in Control (as defined in the Incentive Plan), the Post-Closing Board may take one or more of the following actions with respect to awards, contingent upon the closing or completion of the Change in Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the company pursuant to the Change in Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as determined by the Post-Closing Board (or, if no such determination is made, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

(v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Post-Closing Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Post-Closing Board equal to the excess, if any, of (A) the value of the property a participant would have received upon the exercise of the award over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price.

The Post-Closing Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

Withholding. Prior to the delivery of any shares or cash pursuant to an award, the Post-Closing Board will have the power and right to deduct or withhold from any and all payments made under the Incentive Plan, or to require the participant to remit to the Post-Closing Board an amount sufficient to satisfy federal, state, local, foreign, or other taxes, if any, required by law to be withheld by us with respect to an award or the shares acquired pursuant thereto.

The administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the post-combination company withhold otherwise deliverable shares having a fair market value equal to the statutory amount required to be withheld, (iii) delivering to the post-combination company already-owned shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such shares will not result in any adverse accounting consequences, as the administrator determines in its sole discretion, or (iv) selling a sufficient number of shares otherwise deliverable to the participant through such means as the administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, or local marginal income tax rates applicable to the participant with respect to the award on the date that the amount of tax to be withheld is to be determined. The fair market value of the shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

Termination and Amendment, Term. The Post-Closing Board may at any time amend, alter, suspend, or terminate the Incentive Plan, provided that stockholder approval will be obtained for any Incentive Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension, or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator, which agreement must be in writing and signed by the participant and the post-combination company. Further, without stockholder approval, except as otherwise permitted by the Incentive Plan, (i) no changes to the terms of an award may be made to lower its exercise or base price; (ii) no other action may be taken with respect to an award that would be considered a “repricing” under GAAP or the applicable listing standards of the national securities exchange on which the shares underlying the award are listed; and (iii) no award may be repurchased for cash or canceled in exchange for another award at a time when the award’s exercise or base price is greater than the fair market value of the underlying shares, unless the cancellation and exchange occurs in connection with a Change in Control. Termination of the Incentive Plan will not affect the administrator’s ability to exercise the powers granted to it under the Incentive Plan with respect to awards granted under the Incentive Plan prior to the date of such termination. Subject to stockholder approval at the special meeting, the Incentive Plan became effective upon its adoption by the Post-Closing Board and, unless sooner terminated, will continue in effect for a term of ten years from the later of (A) the effective date of the Incentive Plan or (B) the earlier of the most recent Post-Closing Board or stockholder approval of an increase in the number of shares reserved for issuance under the Incentive Plan.

Clawback. All awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the administrator may impose such other clawback, recovery, or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause, as defined in the Incentive Plan. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the post-combination company or an affiliate thereof.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

RSUs. A participant generally will recognize no income upon the receipt of a restricted stock unit. Upon the settlement of a restricted stock unit, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “—Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “—Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

Grants of awards under the Incentive Plan to our executive officers, non-executive directors, and other eligible participants are subject to the discretion of the committee. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Incentive Plan. However, if the MUDS stockholders approve the Incentive Plan and it becomes effective, we anticipate making grants of time-vesting stock options (the “2021 Options”), time-vesting restricted stock units, and performance-vesting restricted stock units (such restricted stock units, collectively, the “2021 RSUs”) to certain employees and service providers in fiscal year 2021 on the Closing Date, in the case of the 2021 Options, and approximately 65 days following the Closing Date, in the case of the 2021 RSUs. While the amounts of the 2021 Options and 2021 RSUs are subject to the discretion of the committee and may ultimately change prior to the grant date, we anticipate that the aggregate estimated grant date dollar values of the 2021 Options and the 2021 RSUs (assuming achievement of the performance goals at target for any performance-vesting 2021 RSUs) granted to our Named Executive Officers will be as follows: (i) Michael Brandstaedter: $900,000; (ii) John Mueller: $600,000; and (iii) Jason Thaler: $300,000. We also anticipate that the aggregate estimated grant date fair values of the 2021 Options and the 2021 RSUs (assuming achievement of the performance goals at target for any performance-vesting 2021 RSUs) granted to (A) all of our executive officers; (B) our non-executive directors; and (C) all other employees, including all current officers who are not executive officers are: $1,920,000, $600,000 and $11,850,000, respectively.

Vote Required for Approval

The approval of the Incentive Plan Proposal will require the affirmative vote of a majority of the votes cast by holders of MUDS’ outstanding shares of common stock represented at the special meeting by attendance via the virtual meeting or by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting, abstentions and broker non-votes with regard to the Incentive Plan Proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Incentive Plan Proposal.

The Incentive Plan Proposal is conditioned upon the approval of the business combination proposal, the NASDAQ proposal, and the charter proposal. If such proposals are not approved, the Incentive Plan Proposal will have no effect, even if approved by MUDS stockholders.

The existence of financial and personal interests of one or more of MUDS’ directors and officers may result in a conflict of interest on the part of such director or officer between what he, she, or they may believe is in the best interests of MUDS and its stockholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that stockholders vote for the proposal. In addition, MUDS officers have interests in the Transactions that may conflict with your interests as a stockholder. For a further discussion of these considerations, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Recommendation of the MUDS Board

THE MUDS BOARD UNANIMOUSLY RECOMMENDS THAT MUDS STOCKHOLDERS VOTE “FOR” THE APPROVAL AND THE ADOPTION OF THE INCENTIVE PLAN.

PROPOSAL NO. 6 — THE DIRECTOR ELECTION PROPOSAL

Overview

Assuming the business combination proposal, the NASDAQ proposal and the charter proposal are approved at the meeting, stockholders are being asked to elect eight (8) directors to the Post-Closing Board, effective immediately following the consummation of the business combination, with each Class I director having a term that expires immediately following the post-combination company’s annual meeting of stockholders in 2022, each Class II director having a term that expires immediately following the post-combination company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires immediately following the post-combination company’s annual meeting of stockholders in 2024, or, in each case, until their respective successor is duly elected and qualified, or until their earlier resignation, removal or death.

Director Nominees

The MUDS Board has nominated each of Michael Eisner, Eric Eisner, Jill Ellis, Marc Lasry, Scott Pasquini, Andy Redman and Maria Seferian to serve as directors of the post-combination company, with Andy Redman and Maria Seferian as Class I directors, Meltem Demirors, Eric Eisner and Jill Ellis as Class II directors and Michael Eisner, Marc Lasry and Scott Pasquini as Class III directors. For more information on the experience of the nominees, please see the section entitled “Management After the Business Combination.”

Vote Required

If a quorum is present, directors are elected by a plurality of the votes cast by holders of Class A Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote at the meeting, voting as a single class. This means that the eight nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve. Accordingly, if a valid quorum is established, a stockholder’s failure to vote by proxy or to vote at the meeting and “WITHHOLD” votes with regard to the director election proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the director election proposal. Broker non-votes will not be counted in connection with the determination of whether a valid quorum is established and will also have no effect on the outcome of the director election proposal. Cumulative voting is not permitted in the election of directors.

Consummation of the Transactions is conditioned on the approval of each of the business combination proposal, the charter proposal and the NASDAQ proposal. It is important for you to note that in the event that the business combination proposal, the charter proposal or the NASDAQ proposal do not receive the requisite vote for approval, we will not consummate the business combination or elect the nominees set forth in this proposal.

Recommendation of the MUDS Board

THE MUDS BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES TO THE POST-CLOSING BOARD OF DIRECTORS.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of MUDS and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the MUDS Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposal, the governance proposals, the incentive plan proposal, the director election proposal or the NASDAQ proposal.

In no event will MUDS solicit proxies to adjourn the special meeting or consummate the business combination beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for the Sponsor, MUDS and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on such proposal and to meet the requirements that are necessary to consummate the business combination. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the MUDS Board is empowered under Delaware law to postpone the meeting at any time prior to the special meeting being called to order. In addition, pursuant to MUDS’ amended and restated certificate of incorporation, the chairman of the meeting may adjourn the meeting from time to time, whether or not there is a quorum, to reconvene at the same or some other place — irrespective of whether the adjournment proposal is approved. In either such event, MUDS will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement or adjournment.

Vote Required

The approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast by holders of MUDS’ outstanding shares of common stock represented in person or by proxy at the special meeting and entitled to vote thereon. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals. Accordingly, if a valid quorum is established, a MUDS stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the adjournment proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the adjournment proposal. Broker non-votes will not be counted in connection with the determination of whether a valid quorum is established and will also have no effect on the outcome of the adjournment proposal.

Recommendation of the MUDS Board

THE MUDS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MUDS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO MUDS

Introduction

MUDS was incorporated on July 30, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses. MUDS’ efforts to identify a prospective target business were not limited to any particular industry or geographic region. Prior to executing the Merger Agreement, MUDS’ efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Initial Public Offering and Simultaneous Private Placement

On December 10, 2020, MUDS consummated its initial public offering of 27,500,000 units. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a purchase price of $11.50 per share, subject to adjustment as provided in MUDS’ final prospectus filed with the Securities and Exchange Commission on December 9, 2020 (File No. 333-249402). The units from the MUDS IPO were sold at an offering price of $10.00 per unit, generating gross proceeds to MUDS of $275,000,000. MUDS granted the underwriters a 45-day option to purchase up to 4,125,000 additional units to cover over-allotments, if any. Simultaneously with the consummation of the MUDS IPO, MUDS consummated the private sale of 11,375,000 warrants at $1.00 per warrant for an aggregate purchase price of $11,375,000. Transaction costs amounted to $17,874,801, consisting of $6,325,000 of underwriting fees, $11,068,750 of deferred underwriting fees and $481,051 of other offering costs. The deferred underwriting fee payable in connection with the consummation of the business combination will remain constant and will not be adjusted based on the number of shares that are redeemed. As such, the deferred underwriting fee would represent approximately 3.4% and 11.1% of the value of the cash remaining in the trust account assuming the no redemption scenario and the maximum redemption scenario, respectively.

On December 14, 2020, the underwriters exercised the over-allotment option in full and purchased an additional 4,125,000 units at a purchase price of $10.00 per unit, generating gross proceeds of $41,250,000. Simultaneously with the exercise of the over-allotment option by the underwriters, MUDS consummated the private sale of 1,443,750 warrants at $1.00 per warrant for an aggregate purchase price of $1,443,750.

Following the consummation of the MUDS IPO, the exercise of the overallotment option by the underwriters and subsequent related private placements, a total of $320,993,750 was deposited into the trust account and the remaining net proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Except as described in the prospectus for the MUDS IPO, these proceeds will not be released until the earlier of the completion of an initial business combination and MUDS’ redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

Fair Market Value of Target Business

The target business or businesses that MUDS acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for its initial business combination, although MUDS may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. The MUDS Board determined that this test was met in connection with the proposed business combination with Topps as described in the section titled “Proposal No. 1 — The Business Combination Proposal.”

Stockholder Approval of Business Combination

Under MUDS’ existing amended and restated certificate of incorporation, in connection with any proposed business combination, MUDS must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for MUDS’ initial public offering. Accordingly, in connection with the business combination with Topps, the MUDS public stockholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, the Sponsor has agreed to vote the founder shares as well as any shares of common stock acquired in the market in favor of such proposed business combination.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding MUDS or its securities, the Sponsor or our directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately-negotiated transactions or in the open market either prior to or following the completion of our Transactions. The purpose of any such purchases of shares could be to vote such shares in favor of the Transactions and thereby increase the likelihood of obtaining stockholder approval of the Transactions or to satisfy the closing condition in an agreement with a target that requires us to have a minimum amount of cash at the closing of the Transactions, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with the Transactions. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

Liquidation if No Business Combination

Under MUDS’ existing certificate of incorporation, if MUDS does not complete a business combination within the completion window, MUDS will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of MUDS’ remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to MUDS’ obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the warrants will expire. Holders of warrants will receive nothing upon a liquidation with respect to such rights and the warrants will be worthless.

The Sponsor has agreed to waive its rights to participate in any distribution from MUDS’ trust account or other assets with respect to the founder shares. There will be no distribution from the trust account with respect to MUDS’ warrants, which will expire worthless if MUDS is liquidated.

The proceeds deposited in the trust account could, however, become subject to the claims of MUDS’ creditors which would be prior to the claims of the MUDS public stockholders. Although MUDS has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses MUDS has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although MUDS will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Accordingly, the actual per-share redemption price could be less than approximately $10.15, plus interest, due to claims of creditors. Additionally, if MUDS is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in MUDS’ bankruptcy estate and subject to the claims of third parties with priority over the claims of MUDS stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by MUDS stockholders in connection with a liquidation may be reduced. Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the redemption of any public shares properly submitted in connection with the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend any provisions of our amended and restated certificate of incorporation to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of our initial public offering or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our business combination by September 10, 2020, subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The portion of MUDS’ trust account distributed to the MUDS public stockholders upon the redemption of 100% of its outstanding public shares in the event MUDS does not complete its initial business combination within the completion window may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, if a business combination does not occur, it is MUDS’ intention to redeem its public shares as soon as reasonably possible following the expiration of the time periods described above and, therefore, MUDS does not intend to comply with the procedures required by Section 280 of the DGCL, which would limit the amount and duration of MUDS stockholders’ liability with respect to liquidating distributions as described above. As such, MUDS stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of MUDS stockholders may extend well beyond the third anniversary of such date.

Furthermore, if the portion of MUDS’ trust account distributed to the MUDS public stockholders upon the redemption of 100% of its public shares in the event MUDS does not complete its initial business combination within the required time period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six-years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

Because MUDS will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires MUDS to adopt a plan, based on facts known to it at such time that provides for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent ten (10) years. However, because MUDS is a blank check company, rather than an operating company, and MUDS’ operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, MUDS will seek to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against MUDS are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.15 per share due to reductions in the value of the trust assets, less taxes payable (subject to certain exceptions).

Facilities

MUDS currently maintains its principal executive offices at 527 Madison Avenue, 6th Floor, New York, NY 10022 and maintains other offices as provided to it by its officers. The cost for this space is included in the $10,000 per-month aggregate fee an affiliate of the Sponsor charges MUDS for general and administrative services pursuant to a letter agreement between MUDS and such affiliate of the Sponsor. MUDS believes, based on rents and fees for similar services in the relevant areas, that the fee charged by such affiliate of the Sponsor is at least as favorable as MUDS could have obtained from an unaffiliated person. MUDS considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Upon consummation of the business combination, the principal executive offices of MUDS will be those of Topps, at which time nothing more will be paid to such affiliate of the Sponsor.

Employees

MUDS has four (4) executive officers. These individuals are not obligated to devote any specific number of hours to MUDS’ matters and intend to devote only as much time as they deem necessary to its affairs. MUDS does not intend to have any full time employees prior to the consummation of a business combination.

Management, Directors and Executive Officers

MUDS’ current directors and executive officers (with ages as of July 26, 2021) are as follows:

Name	Age	Title
Jason Mudrick	46	Chief Executive Officer and Chairman of the Board of Directors
Victor Danh	43	Vice President
David Kirsch	41	Vice President and Director
Glenn Springer	47	Chief Financial Officer
Dennis Stogsdill	50	Director
Scott Kasen	55	Director
Dr. Brian Kushner	62	Director

Jason Mudrick has been our Chief Executive Officer and chairman of our board of directors since August 2020. Mr. Mudrick is the founder and Chief Investment Officer of Mudrick Capital Management, L.P. (“Mudrick Capital”), an investment firm that specializes in long and short investments in distressed credit. Mudrick Capital was founded in 2009 with $5 million under management. As of August 2020, the firm had grown to approximately $2.5 billion under management, primarily for institutional clients. Mr. Mudrick began his Wall Street career in 2000 advising on mergers and acquisition transactions as an Associate in Merrill Lynch’s Mergers & Acquisitions Investment Banking Group. In 2001, he joined Contrarian Capital Management, where he began his focus on distressed investing. Beginning in October 2002, Mr. Mudrick served as Managing Director and Portfolio Manager of the Contrarian Equity Fund, a fund specializing in post-restructured equities, which he managed until his departure at the end of 2008. As Managing Director and Portfolio Manager of the Contrarian Equity Fund, Mr. Mudrick specialized in investing in post-restructured equities, among other things. In 2009, Mr. Mudrick founded Mudrick Capital to continue his specialty of investing in distressed debt and post-restructured equities. Mr. Mudrick has served on numerous ad hoc creditors’ committees and eleven post-restructured companies’ boards of directors, including Safety-Kleen Holdings, Integrated Alarm Services Group, Salton, Rotech Healthcare, NJOY Holdings, Corporate Risk Holdings, Fieldwood Energy, Proenza Schouler, cxLoyalty and Thryv Holdings, Inc., where he is currently the Chairman of the Board. Mr. Mudrick was also Chief Executive Officer and director of Mudrick Capital Acquisition Corporation, our predecessor special purpose acquisition company. Mr. Mudrick also spent two years in graduate school teaching economics classes to Harvard University undergraduates. Mr. Mudrick has a B.A. in Political Science from the College of the University of Chicago and a J.D. from Harvard Law School. Mr. Mudrick was previously admitted to the New York State Bar. Mr. Mudrick’s qualifications to serve on our Board of Directors include his extensive leadership and board experience, his track record as a founder and Chief Investment Officer of Mudrick Capital, his current board experience, including as Chairman of the Board of Thryv Holdings, Inc., and his network of contacts in the distressed investing field.

Victor Danh has been our Vice President since August 2020. Mr. Danh is a Managing Director and Senior Analyst at Mudrick Capital, where he is responsible for analyzing distressed credit and equity opportunities across a diverse range of industries and overseeing and coordinating the research team. Prior to joining Mudrick Capital, Mr. Danh was a Vice President and Assistant Portfolio Manager at Contrarian Capital Management, LLC from 2003 to 2009 where he focused on deep value and distressed investments in a wide range of industries across the entire capital structure. Previously, Mr. Danh worked at Merrill Lynch in the Mergers and Acquisitions Group and at UBS in the Technology Investment Banking Group. Mr. Danh previously served on the Board of Directors of Seventy Seven Energy and is currently serving on the Board of Directors of Expanse Energy Solutions, Inc. Mr. Danh was also Vice President of Mudrick Capital Acquisition Corporation. Mr. Danh received a B.A. in Economics from Harvard College.

David Kirsch, has been our Vice President and a member of our board of directors since August 2020. Mr. Kirsch is a Managing Director and Senior Analyst at Mudrick Capital, where he is responsible for analyzing distressed credit and equity opportunities across a diverse range of industries. Prior to joining Mudrick Capital, from 2008 to 2010 Mr. Kirsch was a Senior Analyst and Managing Director at Miura Global Management, a large global long-short equity hedge fund, where he was responsible for coverage of the financial and consumer industries across the Americas, Europe and Asia. Mr. Kirsch gained extensive restructuring experience as a Director at Alvarez & Marsal from 2003 – 2008. At Alvarez & Marsal, he held primary or lead management roles on an interim basis for distressed companies and advised creditors on balance sheet solutions to maximize the value of their investments. Mr. Kirsch began his Wall Street career as an Analyst in the Healthcare Industry Group in the Investment Banking Division of Banc of America Securities. He is currently serving on the Board of Directors of NJOY Holdings, Proenza Schouler and Targus Holdings and previously served on the Board of Directors of NYDJ. Mr. Kirsch currently serves as Chairman of the Board for Hycroft Mining Holding Corporation and Nelson Education. Mr. Kirsch was also Vice President and director of Mudrick Capital Acquisition Corporation. Mr. Kirsch received his B.S. Magna Cum Laude in Economics from the Wharton School at the University of Pennsylvania. Mr. Kirsch’s qualifications to serve on our Board of Directors include his extensive leadership and board experience, his track record as Managing Director and Senior Analyst of Mudrick Capital, his current board experience, and his network of contacts in the distressed investing field.

Glenn Springer has been our Chief Financial Officer since August 2020. Mr. Springer is the Chief Financial Officer of Mudrick Capital, where he oversees the finance, accounting and operations functions. Prior to joining Mudrick Capital, Mr. Springer was Chief Financial Officer and Chief Operating Officer at Turtle Creek Investment Advisors, LLC from 2007 to 2008 where he developed from inception, its operational and financial infrastructure. Prior to joining Turtle Creek, Mr. Springer served as Chief Financial Officer & Chief Compliance Officer of SBZ Select Investments, LLC from 2005 to 2007 where he was responsible for the finance, accounting and compliance functions, including the registration of two investment advisors with the SEC. Previously, Mr. Springer served as Controller (A.A.I.UK), Director of Fund Accounting and a Risk Management Affiliated Fund Analyst at Asset Alliance Corporation from 2000 to 2004. Prior to Asset Alliance, Mr. Springer was a Senior Accountant in PricewaterhouseCoopers, LLP’s Financial Services and Business Advisory Services Group from 1998 to 2000 where his focus was on audits of a variety of investment companies including hedge funds and private equity funds. Mr. Springer began his career at Richard A. Eisner & Co. LLP from 1996 to 1998 where he was a Senior Accountant in the Audit Department. Mr. Springer was also Chief Financial Officer of Mudrick Capital Acquisition Corporation. Mr. Springer received a B.A. from the State University of Albany and an M.B.A. from Baruch College, CUNY. Mr. Springer is a Certified Public Accountant in the State of New York.

Dennis Stogsdill has served as one of our directors since December 2020. Mr. Stogsdill has in excess of 25 years of experience in management consulting, advising troubled companies, lenders and equity sponsors in distressed and non-distressed situations. Mr. Stogsdill began his career in 1994 working as a management consultant at GB Consulting and later in 1996 joined the global restructuring group of Arthur Andersen. In 2001 he helped form the restructuring group of the investment bank Berenson Minella. In 2002, he joined Alvarez & Marsal LLC, a global consulting firm specializing in corporate turnarounds and financial restructurings. Mr. Stogsdill is currently Managing Director at Alvarez & Marsal LLC and has been involved in all aspects of the reorganization process, including acting in executive-level roles such as Chief Restructuring Officer. Mr. Stogsdill periodically served as the interim Chief Executive Officer or Chief Restructuring Officer (or in an analogous position) of companies which elected to utilize bankruptcy proceedings as a part of their financial restructuring process and, as such, he served as an executive officer of various companies which filed bankruptcy petitions under federal law, including, without limitation, Fairway Group Holdings in 2015, Revel Casino in 2013, Fresh & Easy Markets in 2013 and M&G Chemicals SA in 2017. Mr. Stogsdill has a B.S. from Rutgers University. Mr. Stogsdill is well-qualified to serve on our Board of Directors due to his experience in finance, business, operations and in restructuring and turnaround situations.

Scott Kasen serves as one of our directors since December 2020. Mr. Kasen has been a private investor since 2010 and is currently a board member of SK Restaurant Holdings LLC. From August 2016 through August 2020 Mr. Kasen served as a director of Thryv Holdings, Inc. and from February 2016 to November 2018 was a member of the board of directors for Targus Cayman Holdco Limited. Previously, Mr. Kasen has held several senior leadership positions within Contrarian Capital Management, LLC, including co-portfolio manager of European Fund, LP and Contrarian Capital Senior Secured, LP. Mr. Kasen has previously held leadership roles as Vice President with The Trump Organization and has served as a partner with A.B. Edelman Management Company and Velocity Crossover Investors. Mr. Kasen also previously served on the board of directors for Special Metals, Inc. and Cascade Timberlands, LLC. Mr. Kasen received his Bachelor of Science degree from Rutgers University and his Master of Business Administration degree from The Columbia Business School. In light of Mr. Kasen’s business experience, we believe it is appropriate for Mr. Kasen to serve as a director.

Dr. Brian Kushner serves as one of our directors since December 2020. Dr. Kushner has, since 2009, served as a Senior Managing Director at FTI Consulting, Inc. (NYSE: FCN), a global business advisory firm, where he serves as the leader of the Private Capital Advisory Services practice and as the co-leader of the Technology practice, the Aerospace, Defense and Government Contracting practice and the Activism and M&A Solutions practice. Prior to joining FTI, Dr. Kushner was the co-founder of CXO, L.L.C., a boutique interim and turnaround management consulting firm that was acquired by FTI at the end of 2008. Over the past two decades, he has served as Chief Executive Officer, the Chief Restructuring Officer or a Director of more than two dozen public and private technology, manufacturing, telecom and defense companies, and has led, or participated in the sale or acquisition of over 25 companies. Dr. Kushner periodically served as the interim CEO or Chief Restructuring Officer (or in an analogous position) of companies which elected to utilize bankruptcy proceedings as a part of their financial restructuring process and, as such, he served as an executive officer of various companies which filed bankruptcy petitions under federal law, including, without limitation, Relativity Media LLC in 2015. Dr. Kushner began his career in 1982 at BDM International, a defense firm, and remained with them following their acquisition by Ford Motor Company, and stayed on to become Chief Scientist and General Manager as part of the management team that completed a leveraged buyout of BDM in 1990 with the Carlyle Group. Dr. Kushner serves as an independent director and Chair of the Audit Committee of Cumulus Media, Inc. (NASDAQ: CMLS), a leader in the radio broadcasting industry, since 2018; an independent director and member of the Audit, the Finance, the Technology and the Strategy and Operations Committees of Resideo Technologies, Inc. (NYSE:REZI), a leader in smart home products and systems, since 2019; and an independent director and Chair of the Audit Committee of Gibson Brands, Inc., a manufacturer of guitars and other musical instruments, since 2018. Dr. Kushner is also a member of the Advisory Council of the College of Natural Sciences at the University of Texas at Austin and is an Emeritus member of the Engineering College Council at Cornell University in Ithaca, New York. Previously, from 2016 – 2020, he served as an independent director and Chair of the Audit Committee of Thryv, Inc. (fka Dex Media Holdings Inc.), a digital and print marketing company; an independent director of DevelopOnBox Holding, LLC d/b/a Zodiac Systems, a video software engineering services firm, where he served on the Audit and Governance Committees, from 2016 – until the sale of the company to Orion Innovation in 2020; from 2016 - 2018, he served as a non-executive independent director, Chair of the Remuneration Committee and a member of the Audit Committee of the Luxfer Group, PLC (NYSE: LXFR), a specialty materials manufacturing company; from 2015 to 2016 he served as an independent director and Chair of the Audit Committee of Everyware Global, Inc, the manufacturing company that is the parent of the Oneida and Anchor Hocking brands (since renamed the Oneida Group); from 2013 to 2015 the Lead Independent Director of Damovo, LLC, the ultrahigh reliability and data systems integration company; from 2010 to 2013 as Chair of Caribbean Asset Holdings, the voice, video and telephony company serving many Caribbean islands; from 2009 to 2013 as managing member and director of DLN Holdings, LLC, a mid-tier defense contractor; from 2007 to 2012 as director and acting Chair of Sage Telecom, Inc., a competitive local exchange carrier and a Silver Point Capital portfolio company; from 2006 to 2009 a director of Pacific Crossing Limited, a telecom carrier; and from 2003 to 2008 an independent director of Headway Resources, a staffing company. Dr. Kushner was also a director of Mudrick Capital Acquisition Corporation. Dr. Kushner has a Ph.D. in Applied and Engineering Physics with a minor in Electrical Engineering from Cornell University, as well as an M.S. and B.S. in Applied and Engineering Physics from Cornell. Dr. Kushner is well-qualified to serve on our Board of Directors due to his substantial executive-level operational experience in a broad spectrum of industries, his knowledge and expertise in M&A and in IT, his extensive experience over the last 20 years as an independent director, and his extensive network of contacts in both private equity, hedge funds and distressed investing.

Director Independence

Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The MUDS Board has determined that each of Messrs. Stogsdill, Kasen and Kushner are “independent directors” as defined in Nasdaq’s listing standards and applicable SEC rules.

Number and Terms of Office of Officers and Directors

The MUDS Board consists of five (5) members. The MUDS Board is divided into three (3) classes with only one (1) class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Stogsdill, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Kasen and Kushner, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Mudrick and Kirsch, will expire at the third annual meeting of stockholders. In accordance with Nasdaq’s corporate governance requirements, we are not required to hold an annual meeting until one full year after our first fiscal year end following our listing on Nasdaq. As a result, we may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Subject to any other special rights applicable to our stockholders, any vacancies on the MUDS Board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of the MUDS Board that includes any directors representing the Sponsor then on the MUDS Board, or by a majority of the holders of our founder shares.

Our officers are appointed by the MUDS Board and serve at the discretion of the MUDS Board, rather than for specific terms of office. The MUDS Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the MUDS Board.

Committees of the Board of Directors

The MUDS Board has two (2) standing committees: an audit committee and a compensation committee. Subject to phase-in rules, Nasdaq rules and Rule 10A-3 of the Exchange Act generally require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that has been approved by the MUDS Board and has the composition and responsibilities described below.

During the fiscal year ended December 31, 2020, the MUDS Board passed three actions by unanimous written consent and held no meetings, the audit committee of the MUDS Board held no meetings and the compensation committee of the MUDS Board held no meetings. Each of MUDS’ directors attended at least 75% of their respective board and committee meetings. MUDS does not have a policy regarding director attendance at annual meetings, but encourages the directors to attend if possible.

Audit Committee

The MUDS Board has established an audit committee of our board of directors. Messrs. Stogsdill, Kasen and Kushner serve as members of our audit committee, and Dr. Kushner chairs the audit committee. Under Nasdaq’s listing standards and applicable SEC rules, we are required to have at least three (3) members of the audit committee, all of whom must be independent. Each of Messrs. Stogsdill, Kasen and Kushner meet the independent director standard under Nasdaq’s listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

The MUDS Board has adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The MUDS Board has established a compensation committee of the MUDS Board. Messrs. Stogsdill, Kasen and Kushner serve as members of our compensation committee. Under Nasdaq’s listing standards and applicable SEC rules, we are required to have at least two (2) members of the compensation committee, all of whom must be independent. Messrs. Stogsdill, Kasen and Kushner are independent and Mr. Kasen chairs the compensation committee.

The MUDS Board has adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

The MUDS Board does not have a standing nominating committee though MUDS intends to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the MUDS Board. The MUDS Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Stogsdill, Kasen and Kushner. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, MUDS does not have a nominating committee charter in place.

The MUDS Board will also consider director candidates recommended for nomination by the MUDS stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). MUDS stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in MUDS’ bylaws.

MUDS has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the MUDS Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

The MUDS Board has adopted a Code of Ethics applicable to our directors, officers and employees. We have previously filed a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement filed in connection with the MUDS IPO. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. Please see the section entitled “Where You Can Find More Information.”

Executive Compensation

No MUDS officer or director has received any cash compensation for services rendered to MUDS. MUDS pays the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Transactions, MUDS will cease paying these monthly fees. Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by MUDS to MUDS’ officers and directors prior to, or in connection with any services rendered in order to effectuate, the consummation of the Transactions. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on MUDS’ behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. MUDS does not have a policy that prohibits the Sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. The audit committee of the MUDS Board reviews on a quarterly basis all payments that were made by MUDS to the Sponsor, officers or directors, or to our or their affiliates. For more information about the interests of the Sponsor in the Transactions, see “Proposal No. 1—The Business Combination Proposal.”

We are not party to any agreements with our executive officers or directors that provide for benefits upon termination of employment or departure from the MUDS Board, as applicable.

Independent Auditors’ Fees

The firm of WithumSmith+Brown, PC, which we refer to as “Withum,” acts as MUDS’ independent registered public accounting firm for the year ended December 31, 2020. The following is a summary of fees paid or to be paid to Withum for services rendered. Withum will not act as the independent registered public accounting firm for the post-combination company after the consummation of the business combination.

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of MUDS’ year-end financial statements and services that are normally provided by Withum in connection with regulatory filings. The aggregate fees billed by Withum for professional services rendered for the audit of MUDS’ annual financial statements, review of the financial information included in Forms 10-Q for the respective periods and other required filings with the SEC for the period from July 30, 2020 (inception) through December 31, 2020 totaled approximately $31,000. The aggregate fees of Withum related to audit services in connection with the MUDS IPO totaled approximately $63,000. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of MUDS’ financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. MUDS did not pay Withum for consultations concerning financial accounting and reporting standards for the period from July 30, 2020 (inception) through December 31, 2020.

Tax Fees

MUDS did not pay Withum for tax services, planning or advice for the period from July 30, 2020 (inception) through December 31, 2020.

All Other Fees

MUDS did not pay Withum for other services for the period from July 30, 2020 (inception) through December 31, 2020.

Audit Committee Pre-Approval Policies and Procedures

The audit committee of the MUDS Board was formed upon the consummation of the MUDS IPO. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of the audit committee were approved by the MUDS Board. Since the formation of the audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the deminimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against MUDS, and MUDS has not been subject to any such proceeding in the twelve (12) months preceding the date of this proxy statement.

Audit Committee Report

The audit committee of the MUDS Board has reviewed and discussed MUDS’ audited financial statements with management, and has discussed with MUDS’ independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the audit committee recommended to the MUDS Board that the audited financial statements for the year ended December 31, 2020 be included in MUDS’ annual report on Form 10-K/A, as amended, for the last fiscal year for filing with the SEC.

Periodic Reporting and Audited Financial Statements

MUDS has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, MUDS’ annual reports (as amended through the date hereof) contain financial statements audited and reported on by MUDS’ independent registered public accounting firm.

MUDS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (restated)

References to the “Company,” “us,” “our” or “we” refer to Mudrick Capital Acquisition Corporation II. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and related notes included herein.

Overview

We are a blank check company formed under the laws of the State of Delaware on July 30, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. We intend to effectuate the Transactions using cash from the proceeds of the MUDS IPO and the sale of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete the Transactions will be successful.

Results of Operations

We have neither engaged in any operations (other than searching for a business combination after the MUDS IPO) nor generated any revenues to date. Our only activities from inception through December 31, 2020 were organizational activities, those necessary to prepare for the MUDS IPO, described below and after the MUDS IPO, the search for a target company. We do not expect to generate any operating revenues until after the completion of the Transactions, at the earliest. We generate non-operating income in the form of interest income on marketable securities held in the trust account after the MUDS IPO. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

As a result of the restatement described in Note 2 of the notes to the audited financial statements included herein, we classify the warrants issued in connection with the MUDS IPO as liabilities at their fair value and adjust the warrant instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations.

For the three months ended March 31, 2021, we had a net income of $4,272,515, which consisted of interest earned on marketable securities held in Trust Account of $30,258 and a change in the fair value of warrant liabilities of $4,963,883, offset by general and administrative expenses of $721,626.

For the period from July 30, 2020 (inception) through December 31, 2020, we had a net loss of $1,737,398, which consisted of formation and operating costs of $110,911, change in fair value of warrants of $938,033 and transactions costs of $696,870, which are offset by interest earned on marketable securities held in the trust account of $8,416.

Liquidity and Capital Resources

On December 10, 2020, we consummated the MUDS IPO of 27,500,000 units, at a price of $10.00 per unit, generating gross proceeds of $275,000,000. Simultaneously with the closing of the MUDS IPO, we consummated the sale of 11,375,000 private placement warrants at a price of $1.00 per private placement warrant in a private placement to the Sponsor and Jefferies, generating gross proceeds of $11,375,000.

On December 14, 2020, we sold an additional 4,125,000 units for total gross proceeds of $41,250,000 in connection with the underwriters’ full exercise of their over-allotment option. Simultaneously with the closing of the over-allotment option, we also consummated the sale of an additional 1,443,750 private placement warrants at $1.00 per private placement warrant, generating total proceeds of $1,443,750.

Following the MUDS IPO, the full exercise of the over-allotment option and the sale of the private placement warrants, a total of $320,993,750 was placed in the trust account. We incurred $17,874,801 in transaction costs, including $6,325,000 of underwriting fees, $11,068,750 of deferred underwriting fees and $481,051 of other offering costs.

For the three months ended March 31, 2021, cash used in operating activities was $273,793. Net income of $4,272,515 was affected by a change in the fair value of warrant liabilities of $4,963,883, interest earned on marketable securities held in trust account of $30,258, and changes in operating assets and liabilities, which provided $447,833 of cash from operating activities.

For the period from July 30, 2020 (inception) through December 31, 2020, cash used in operating activities was $175,021. Net loss of $1,737,398 was affected by change in fair value of warrants of $938,033, transaction costs allocated to warrants of $696,870, operating costs paid through a promissory note of $1,250, interest earned on marketable securities held in the trust account of $8,416 and changes in operating assets and liabilities, which used $65,360 of cash from operating activities.

As of March 31, 2021 and December 31, 2020, we had marketable securities held in the trust account of $320,997,316 and $321,002,166, respectively. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account to complete the Transactions. We may withdraw interest to pay taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete the Transactions, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of March 31, 2021, we had $885,553 of cash held outside of the trust account. We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete a business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that a business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the private placement warrants.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2021 and December 31, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support services. We began incurring these fees on December 7, 2020 and will continue to incur these fees monthly until the earlier of the completion of the business combination and our liquidation.

The underwriters are entitled to a deferred fee of $0.35 per unit, or $11,068,750 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

Pursuant to a registration rights agreement entered into on December 7, 2020, the holders of the founder shares, private placement warrants and securities that may be issued upon conversion of certain working capital loans will be entitled to registration rights that require us to register a sale of any of the securities held by them pursuant to a registration rights agreement. The holders of the majority of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by us, subject to certain limitations. Notwithstanding the foregoing, Jefferies may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years, respectively, after the MUDS IPO and may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liability

We account for the warrants issued in connection with the MUDS IPO in accordance with the guidance contained in ASC 815-40-15-7D under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach.

Class A Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of

Class A common stock subject to mandatory redemption are classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. Our Class A common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Net Loss per Common Share

We apply the two-class method in calculating earnings per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the trust account, net of applicable franchise and income taxes, by the weighted average number of Class A redeemable common stock outstanding for the period. Net loss per common share, basic and diluted for Class B non-redeemable common stock is calculated by dividing the net income, less income attributable to Class A redeemable common stock, by the weighted average number of Class B non-redeemable common stock outstanding for the period presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Through December 31, 2020, our efforts have been limited to organizational activities and activities relating to the MUDS IPO and since the MUDS IPO, the search for a target business with which to consummate an initial business combination. We have engaged in limited operations and have not generated any revenues. We have not engaged in any hedging activities since our inception on July 30, 2020. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

As of March 31, 2021 and December 31, 2020, we were not subject to any market or interest rate risk. The net proceeds of the MUDS and the sale of the private placement warrants held in the trust account have been invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

INFORMATION ABOUT TOPPS

Throughout this section, unless otherwise noted “we”, “us”, “our,” “Topps” and the “Company” refers to Topps Intermediate Holdco, Inc. and its consolidated subsidiaries. Trademarks and trade names referred to in this proxy statement may be owned by third parties, and solely for convenience, may appear without the ® or ™ symbols. Such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

Company Overview

Topps is a global consumer products company that entertains and delights consumers through a diverse, engaging, multi-platform product portfolio that includes physical and digital collectibles, trading cards, trading card games, sticker and album collections, memorabilia, curated experiential events, gift cards and novelty confections. Founded in 1938, we have evolved from a Brooklyn, NY based family-owned chewing gum company to a global sports and entertainment, digital/media and confections company. Our diverse, yet complementary businesses and longstanding relationships with many brands, celebrities, distributors, brick & mortar and direct to consumer retailers and consumers have created a strong foundation for growth. Our brand and retail partnerships have been built on a long history of trust. Many of our products have had a prominent position on retailers’ shelves and check-out stands for decades. We have also forged strong consumer connections through our worldwide e-commerce business, led by topps.com along with a portfolio of mobile digital applications (“apps”) that were downloaded in over 100 countries last year. Finally, we operate a gift cards business (“Gift Cards”) with a global platform that processed over $1 billion in gift card sales for several leading digital companies last year. We believe our years of experience, brand recognition and customer engagement and loyalty lead to robust product innovation and performance.

We have an attractive financial profile with recurring, organic net sales growth, increasing margins, and a low level of capital expenditures. These attributes allow us to generate significant free cash flow. In fiscal year 2020, we generated $566.6 million in net sales, $83.7 million in net income and $101.0 million in Adjusted EBITDA. From fiscal year 2018 to fiscal year 2020, our net income margin increased by 14.3 percentage points to 14.8% in 2020 from 0.5% in 2018, and our Adjusted EBITDA margin grew by 9.1 percentage points to 17.8% in 2020 from 8.7% in 2018. Our focus on product and platform innovation has fueled expansion of our digital businesses which has driven significant margin expansion alongside strong revenue growth. Our net sales, net income and Adjusted EBITDA in fiscal year 2020 reflect compound annual growth rates of 11.9%, 491.9% and 60.3%, respectively, since 2018. See “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Information” for a definition of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP financial measure.

We produce and sell a diverse portfolio of multi-platform products across two operating segments: Sports & Entertainment and Confections.

Sports & Entertainment - Our Sports & Entertainment segment produces products in the form of physical and digital collectibles including trading cards, trading card games and sticker and album collections and curated experiential events featuring sports and entertainment personalities, as well as manages the gift card programs for widely recognized global digital companies. We are one of the oldest and most familiar brand names in the sports and entertainment collectibles industry, and we strategically leverage the Topps name throughout the segment’s portfolio. We have longstanding relationships with key sports and entertainment licensors and maintain distribution and marketing capabilities that have enabled us to become the licensing partner of choice for many of the most iconic global brands. We have enduring multi-year license agreements with widely recognized properties and an increasing focus on international sports and entertainment licenses, including a 70-year relationship with Major League Baseball (“MLB”), a 43-year relationship with Lucasfilm for Star Wars (The Walt Disney Company), a 15-year relationship with World Wrestling Entertainment, a 12-year relationship with the German Bundesliga (“Bundesliga”), a 7-year relationship with Major League Soccer, a 6-year relationship with UEFA Champions League and a 4-year relationship with the National Hockey League. Most recently, we added Formula 1 and other UEFA tournaments. We also have a collection of wholly-owned proprietary intellectual property including Garbage Pail Kids, Wacky Packages and Mars Attacks, and we license from third parties other entertainment properties including Minions.

Our Physical Sports & Entertainment products are distributed globally through over 580,000 retail outlets, as well as partner websites. Digital Sports & Entertainment focuses on free-to-play apps. Our apps foster communities of users who collect and purchase digital trading cards and other virtual goods and play interactive contests. Our portfolio of apps is based on many widely recognized sports and entertainment properties including the following apps (license partners): Topps BUNT (Major League Baseball), Topps KICK (Major League Soccer, UEFA Champions League and Bundesliga), Topps NHL Skate (National Hockey League), Disney Collect! by Topps (The Walt Disney Company), Marvel Collect! by Topps (Marvel/The Walt Disney Company), Star Wars: Card Trader by Topps (Lucasfilm/The Walt Disney Company) and Topps WWE Slam (World Wrestling Entertainment). The average user rating of our apps is over four out of five stars on both the Apple App and Google Play platforms. In addition to mobile digital applications, we are focused on developing digital collectibles that utilize blockchain technology and successfully released several products in 2020 with more planned in the near-term.

Our Gift Cards business is a leading processor, distributor and program manager of prepaid gift cards and provider of cloud-based financial services and white label e-gift solutions for widely recognized digital businesses that include Airbnb, Deliveroo, DoorDash, Hulu, Instacart, Netflix, Nike, Twitch and Uber. We manage our clients’ gift card programs through a network of over four million worldwide locations, as well as partner websites. We have generated over $1 billion of gift card sales for our partners in fiscal year 2020.

Our Sports & Entertainment segment generated $368.2 million in net sales and $88.4 million in Adjusted EBITDA (an Adjusted EBITDA margin of 24.0%) for fiscal year 2020. Fiscal year 2020 net sales and Adjusted EBITDA reflect compound annual growth rates of 28.0% and 122.7%, respectively, since Fiscal year 2018.

Confections - Using the Bazooka Candy Brands tradename, our Confections segment produces, markets and distributes novelty confections under iconic brands including Ring Pop, Push Pop, Baby Bottle Pop, Juicy Drop, Finders Keepers, Mega Mouth, Bazooka bubble gum and certain licensed products worldwide. Our product lines include lollipops, gummies, and chewy candy; however, we also have offerings in gum and chocolate. Many of our products are distinguished by unique packaging and/or features which enable interaction with the product, engaging consumers in a differentiated experience that we call Edible Entertainment®. In the U.S., over the past six years, Confections has grown retail sales faster than the overall confections category, even in the COVID-19 impacted retail environment. From 2014 through 2020, Topps U.S. retail confections sales have grown at a compound annual rate of 5.2%, more than three times the U.S. confections category growth for the same period, according to Nielsen all-outlet data for 2014 and U.S. Information Resources, Inc. (IRI) all-outlet data for 2015 through 2020. Confections is most developed in the premium, front-end section of the store, where, among non-chocolate manufacturers in the U.S., Topps’ Confections ranks third based on 2020 U.S. IRI retail dollar sales. Our products lead in the premium, high velocity, novelty non-chocolate confections business, with three of the top ten and four of the top 20 best-selling non-chocolate items in the front-end section of large format stores (all outlets except convenience) according to IRI. Our Confections products reach over 125,000 U.S. retail outlets including leading mass merchants, warehouse clubs, grocery stores, convenience stores, drug stores, home improvement stores, discount chains, military outlets, e-commerce retailers, other specialty accounts and also reach retail news and confections outlets around the world. Confections generated $198.4 million in net sales and $38.8 million in Adjusted EBITDA (an Adjusted EBITDA margin of 19.5%) for fiscal year 2020.

While our products have been trusted for generations, we place significant emphasis on innovation. Innovation is a key component of our corporate culture, and we aim to continually evolve our products across our segments through the introduction of new features on our existing product portfolio, development of new products, addition of adjacent sports and entertainment licensing opportunities, expansion into new geographic regions and acquisitions. All our key product lines include newly developed innovative products. We believe our commitment to innovation has driven our growth and is a key reason why consumers continue to choose our products. The following table highlights several of our key partners, brands and products across both Sports & Entertainment and Confections (Net sales for fiscal year 2020):

Company History

In 1938, the Shorin family founded Topps Chewing Gum, and in our early years we produced a popular penny candy, Topps Gum, from a factory in Brooklyn, NY. After the introduction of Bazooka bubble gum in 1947, we expanded from a confections-only product portfolio to a diverse offering of sports and entertainment products through the addition of trading cards to our product line in 1951. Since 1951, we have expanded our Sports & Entertainment product portfolio to include some of the most popular and iconic brands and exciting digital products while our Confections product portfolio has expanded from chewing gum to include novelty branded lollipops, gummies and chocolate.

In 2007, The Tornante Company (“Tornante”), a private investment company founded by Michael Eisner, the former CEO of The Walt Disney Company, and Madison Dearborn Partners (“MDP”), a private equity firm, acquired us in a take-private transaction. Since the acquisition, we have worked closely with Tornante and MDP on several initiatives which have grown our net sales and Adjusted EBITDA. We have continued to grow and enhance our core businesses through product innovation, production efficiencies, significantly improved competitive positioning and strategic changes resulting in tremendous digital growth, several new brands, and brand extensions.

Each of our segments and brands has a long heritage, beginning over 80 years ago with the introduction of Topps Chewing Gum in 1938 and subsequently the introduction of the modern-day baseball card in 1952.

Competitive Strengths

We have an 80-year history of delivering unique innovations for our global brands and brand partnerships and are widely recognized as a leader in each of our businesses. Our multi-platform product innovations and digital media innovations have increased our profitability and provide us with a stable financial profile to invest in future growth. We have an experienced management team with the desire and skills to continue to transform the way people experience sports and entertainment and interact with our confections products. These values anchor our key competitive strengths.

Diverse, global brand portfolio built upon long-term strategic partnerships and core brands

Our extensive portfolio of intellectual property licensed from third parties under multi-year and often exclusive arrangements represents a significant competitive advantage in the sports and entertainment collectibles industry. Partnerships with widely recognized brands enable us to launch products that capitalize on consumer awareness of these brands. Since our invention of the modern-day baseball card in 1952, the Topps name has been synonymous with the category. We are well-known for our long-term association with marquee partnerships and core brands including Major League Baseball (70 years), Star Wars (43 years), World Wrestling Entertainment (15 years), Bundesliga (12 years), Major League Soccer (7 years), UEFA Champions League (6 years) and the NHL (4 years). We have been innovating and driving to expand our brands and partnerships. Our trusted reputation, premier partnerships, integrated global distribution platform, marketing capabilities and multiple physical and digital product lines have enabled us to add new license partners and brands over the last several years including Formula 1, other UEFA tournaments, Marvel and Disney. Gift Cards, acquired in 2011, has retained all its material client relationships with high-profile, high-growth digital companies that were added post-acquisition, including Airbnb, Deliveroo, DoorDash, Hulu, Instacart, Netflix, Nike, Twitch and Uber.

Confections has an iconic and balanced portfolio of established brands including Bazooka (74 years), Ring Pop (44 years), Push Pop (35 years), Baby Bottle Pop (23 years), Juicy Drop (18 years) and Finders Keepers (4 years).

Leading global Sports & Entertainment segment featuring multi-platform products appealing to a broad consumer base

Our Sports & Entertainment business is focused on the excitement of opening a physical or digital pack of cards or stickers and building a collection. We continually innovate to provide unique, experiential, and interactive content for collectors across many demographics and income levels, from kids to investors who view our collectibles as an alternative asset class. Our physical product portfolio is diversified across different price points (retailing from $1 to $25,000) and is distributed via e-commerce, specialty retail including hobby and collectibles shops, major retail and kiosks through over 580,000 outlets globally. In 2012, we launched Digital Sports & Entertainment with our first app, Topps BUNT. We developed digital trading cards to leverage our Physical Sports & Entertainment content and bring collectibles to life with video, special effects and three-dimensional images. Since launching Topps BUNT, we have expanded to a portfolio of eight apps, many of which are category-leaders in user satisfaction. The average user rating of our apps is four out of five stars on the Apple App and Google Play platforms. Our apps appeal to a wide range of fans and collectors that appreciate the convenience of digital trading and the fun, unique experience the apps provide to collect, trade and play with their digital collectibles on their mobile devices. Our innovation and development strategy is focused on improving user satisfaction by leveraging our technology platform to enhance the user experience with a progression of activities and games and to produce engaging digital collectibles. Our marketing focuses on community-building through watch parties, interactive events to showcase our products and profitable user acquisition techniques. Our innovation and marketing activities have grown the number of users of our apps and the percentage of those users who make purchases within our apps. We also sell digital collectibles using third-party blockchain networks and retain a share of the secondary market transaction proceeds. Our multi-platform Sports & Entertainment products reach a broad customer base and are an important consideration for our brand partners seeking to expand their audience. To enhance the visibility of our products, we have over 1,000 contracts with athletes and entertainers, many of whom are celebrities. These contracts provide for unique features including pictures, autographs, memorabilia, personal appearances, marketing, promotion and other activations. We obtain over four million autographs per year from athletes and entertainers for inclusion within our products and host many world class events annually to drive consumer engagement through interactive content that brings fans closer to their heroes. Our athlete and entertainer agreements include autograph and special event arrangements with some of the world’s biggest stars including Derek Jeter, Mike Trout, Cristiano Ronaldo and Lionel Messi.

Growth and margin expansion driven by continued development and innovation of digital distribution channels

We have successfully developed scalable digital distribution channels that augment our wholesale channels with direct-to-consumer engagement. Our digital distribution channels include Physical Sports & Entertainment e-commerce, Digital Sports & Entertainment and Gift Cards. Our Physical Sports & Entertainment e-commerce includes several online exclusive product innovations that are distributed directly to consumers. In 2016, we launched Topps NOW, which offers limited edition print-on-demand trading cards that capture daily topical sports and entertainment moments and brings collectible memories directly and quickly to consumers’ doorsteps. Topps NOW launched with Major League Baseball and has since been launched with several other partners including Bundesliga, Major League Soccer, Star Wars, UEFA Champions League and World Wrestling Entertainment. Topps NOW also extends beyond licenses to leverage current events and cultural moments. Over two million Topps NOW cards were sold between 2018 and 2020. We built our Digital Sports & Entertainment app infrastructure to leverage economies of scale from a consolidated technology platform that runs multiple apps. The universal technology platform enables us to customize one app and easily migrate that customization to other apps. As we continue to grow net sales by increasing the number of users who make purchases in our apps, we further leverage the fixed costs of our technology platform. Gift Cards earns a share of net sales from every gift card or digital PIN code sold. As we grow our gift card sales volume with our existing clients and add new clients, we continue to realize operating leverage on our fixed cost technology infrastructure.

Resilient Confections business driving consistent, profitable growth regardless of economic situation or competitive environment

From 2014 through 2020, our U.S. Confections compound annual retail sales growth rate was 5.2% which is more than three times the total U.S. confections category compound annual growth rate of 1.6% according to Nielsen all-outlet data for 2014 and U.S. IRI all-outlet data for 2015 through 2020. Our retail sales growth outperformed the category due to continued investment in core brands and products, aggressive innovation to enter new categories and development of a fast-growing e-commerce channel. Our products are leaders in premium, novelty non-chocolate confection, with three of the top ten and four of the top 20 best-selling non-chocolate items in the front-end section of large format stores (all outlets except convenience) according to IRI. Our top front-end sales rankings among longstanding confections industry staples like Skittles, Starburst and Twizzlers, demonstrate the strength of our brands. Our brand recognition across multiple generations and our sales rankings have enabled us to maintain retail penetration across the most established retailers throughout the U.S.

Attractive financial profile with net sales and profitability growth, low capital expenditures and strong cash flow

In the last three years we have used our operational excellence, innovations and leadership position to grow net sales and improve profitability. From 2018 to 2020, we have grown total net sales by a compound annual growth rate of 11.9%. Due to our global outsourced manufacturing relationships for all Sports & Entertainment products and most of our Confections products, we have been able to manage our capital expenditures below 1% of net sales in fiscal years 2018, 2019 and 2020. Our net sales growth, profitability and low capital expenditures generate positive cash flow that provide us the unique financial flexibility to evaluate new licensing opportunities, new innovative physical and digital products, mergers and acquisitions and other business and financial opportunities that fit within our strategic and geographic adjacencies.

Long-tenured management team with an established track record of success

We have a deep roster of talented managers led by Michael Brandstaedter, our Chief Executive Officer, who has over 25 years of industry experience. We have upgraded key management positions throughout the organization, forming a highly experienced and motivated management team with a proven track record of globally growing world-class brands and products. We will continue to benefit from our relationship with the Tornante organization, founded in 2005 by Michael Eisner, the former Chairman and Chief Executive Officer of The Walt Disney Company. The Tornante Company is a privately-held company that makes investments and incubates companies and opportunities in the media and entertainment space.

Growth Strategy

Drive growth through innovation and consumer engagement

While our products have been trusted for generations, we place significant emphasis on innovation. Innovation is a key component of our corporate culture, and we aim to continually evolve our products across our segments through the introduction of new features on our existing product portfolio, development of new products, addition of adjacent sports and entertainment licensing opportunities, expansion into new geographic regions and acquisitions. All our key product lines include newly developed innovative products. We believe our commitment to innovation has driven our growth and is a key reason why consumers continue to choose our products. Our innovation capabilities, combined with consumer-focused market research, allow us to continue our track record of successful new product launches that leverage market trends, cultural events and our ability to anticipate consumer needs. We proactively collaborate with our retail partners on customized product innovations. Our product innovation pipeline focuses on unique content, interactive experiences and the intersection of physical and digital with social engagement. We are also highly focused on our responsibility as stewards of our brands and partners’ brands. We are respectful towards the tradition of sports and entertainment as we continue to invest in new product innovations that drive our company’s growth. For example, in Physical Sports & Entertainment, we have expanded our wholesale product line to include more premium and exclusive retail products. We have introduced unique experiential and collaborative products including Transcendent, a product that offers a one-of-a-kind experience between collectors and their heroes and online exclusive products that include unique artist collaborations reinterpreting our iconic trading cards. We plan to grow e-commerce by expanding offerings of our existing portfolio, building more exclusive products and increasing our print-on-demand umbrella by adding to our portfolio of licensed properties and artist collaborations. Gift Cards is at the forefront of innovation by expanding the functionality and use-case for gift cards beyond the traditional physical gift card and into a convenient global payment solution. By diversifying our distribution capabilities into multiple alternative and emerging formats, including mobile wallets, e-commerce sites, banking apps, loyalty programs, bulk sales and ATMs, we are able to help our clients solve global payment challenges in high-growth, cash-based markets. Confections launches many new product and packaging configurations each year including core novelty line extensions, new seasonal offerings, candy and toy extensions and variety packs.

Continued digital distribution channel growth through innovation and monetization of our higher user base

We provide branded product formats customized for our digital distribution channels to address our consumers’ desire for convenience, immediacy and value and introduce product innovations each year to grow the share of our digital channel net sales. To build the best product offerings, we are investing in core disciplines across technology, analytics and marketing including improved content and search results to rapidly bring innovative new experiences to market while gaining a unique understanding of our users. In 2020, we experienced robust growth across our topps.com user base. Net sales for our e-commerce channel grew 260% from $25.6 million in 2019 to $92.2 million in 2020. After the COVID-19 pandemic subsides, we believe that online spending will continue due to higher overall demand for our products, an increased investment and strategic focus in the e-commerce channel and a larger online customer base. We plan to invest in marketing and monetization tools to capitalize on our higher user base and launch several new online exclusive products on topps.com. We redefined the trading card model by introducing print-on-demand products including curated sets by famous players and artistic reinterpretations of nostalgic cards tapping into the consumer preferences for instant gratification, customization and nostalgia. For example, we introduced a new print-on-demand product, Project 2020, a 400-card set that featured 20 of our historical classic trading cards re-interpreted by 20 contemporary artists. Over 75,000 consumers participated in this online exclusive product purchasing over 2.4 million cards. The Project 2020 concept is being applied to a new product for 2021, Project 70, the 70th anniversary of Topps’ Major League Baseball cards, and features 51 contemporary artists providing their take on Topps’ nostalgia. Digital Sports & Entertainment has focused on improving user engagement and growing the community to increase user spending. We have improved user engagement and spending through the introduction of new features determined by data analytics of real usage behavior. The new features have been improved with data from comparative testing of alternative designs using rapid development iteration cycles. To grow our user community, we have introduced watch parties (online events for new programming releases by our content partners and other special occasions) and live events on Twitch, a leading live streaming platform for gamers. Gift Cards introduced a cloud-based e-commerce and digital bulk distribution platform to capitalize on the trend of bulk corporate orders and online digital gifting of gift cards. This service offering was quickly adopted by our gift card partners and contributed to incremental client sales of gift cards in 2020.

Product and platform innovation to reach larger, high growth segments

We have established a set of competencies that position us at the forefront of the evolving sports and entertainment physical and digital collectibles industries. In the immediate term, our focus will be on reinforcing our competitive strengths and core competencies in order to continue iterating on our core user experiences and engagement while we enhance the data analytics, marketing and technological infrastructure that allow us to monetize our growing customer base and scale our offerings across our platforms. In 2016, Physical Sports & Entertainment introduced the first-ever on-demand trading card, Topps NOW, on topps.com. Over the next five years, we continued to evolve the Topps NOW platform by taking traditional products found on retailer shelves and extending the product lines into topical, relevant and exclusive products delivered to consumers’ doors via topps.com. Digital Sports & Entertainment remains dually driven to keep our existing users engaged while we expand the capabilities of the platform which will enable us to attract new audiences, increase the number of users making purchases in our apps and reach new geographies. We successfully released Garbage Pail Kids collections using a blockchain platform in 2020 and see further opportunity to expand into other properties with this highly secure digital platform that protects the authenticity of our consumers’ digital product purchases while providing us with incremental net sales generated through the secondary trading of these digital goods. Gift Cards is continuing to invest in enhancements to its platform functionality including customer care tools and the development of a set of digital interfaces which allow our clients to manage their consumers’ stored gift card balance and other transactional activity. We have also developed a white label e-gift platform suite of services that enables our clients to sell directly to their customers. The continued introduction of new enhancements to our platform further increases our value to clients, reduces the burden on our clients’ engineering teams, attracts new clients and differentiates our offering. Confections is focused on building strong brand platforms from which we launch product innovations. We have extended our existing power brands, Ring Pop, Push Pop, Baby Bottle Pop and Juicy Drop, into gummy formats. The Juicy Drop platform includes a portfolio of iconic product extensions that include the original Juicy Drop Pop which has been extended into Juicy Drop Taffy, Juicy Drop Gummies and Juicy Drop Gum. We have also selectively launched successful new brand innovations and strategic partnerships including the candy and toy surprise product, Finders Keepers.

Maintain discipline and strengthen presence across distribution channels and geographies

In 2020, Physical Sports & Entertainment experienced demand increases that significantly outstripped our ability to supply product due to the five to six-month lead time required to produce our products. To address the unfulfilled demand in 2021, we plan to maintain disciplined distribution management and implement product allocation caps, increase and shift supply to our e-commerce channel, topps.com, and selectively increase prices particularly in the hobby channel. We also see opportunities to develop the hobby collectibles market in EMEA. Hobby market products include more autographs and other memorabilia and are generally sold at higher price points on a firm sale basis, mitigating the risk of returns. We have expanded our distribution platform geographically increasing our presence throughout Europe, Asia and South America and attracted several international sports and entertainment properties including Bundesliga in 2008 and the UEFA Champions League in 2015. Specifically, within Asia we opened an office in Tokyo, Japan and see opportunities to attract sports and entertainment properties unique to this region. We continually evaluate our license portfolio to improve our license arrangements and seek opportunistic licensing opportunities. Occasionally, we exit licenses to optimize the overall license portfolio performance. Within Confections, we sell approximately 77% of our products in the front-of-store location. We believe there is significant opportunity to expand our distribution into the back-of-store with many of our existing retailers by introducing additional multi-count bag and box products as well as seasonal product innovations. We also seek to improve our penetration of specialty retailers (home improvement, auto, entertainment, home décor) and convenience channels. We currently sell our products around the world; however, international currently represents a relatively small percentage of our annual net sales. Given our brand strength, global footprint and technical expertise, we see opportunities to selectively expand internationally as we follow the growth of our brands and partners and penetrate markets with strong consumer affinities for our products.

Continued investment behind our market-leading brand portfolio and expansion into adjacencies

We have iconic brands and a proven ability to innovate, which enable us to approach adjacencies strategically and enhance our brand relevance with consumers. We plan to continue our investment in innovations, marketing analytics and advertising to profitably grow the net sales of our product offerings and the categories in which they participate. We have innovated the way we market and advertise. We have been an early adopter of new channels including digital, social media, influencers, partnerships, event-based consumer engagement and experiential events that address a wide range of consumers. We believe our marketing efforts have improved our penetration, market share and increased usage occasions, even in some of our more mature categories. For example, we have partnerships with sports media platforms like MLB Network and Sky Sports to distribute content and leverage the reach of our partners to drive the awareness of our products and our website, topps.com. Net sales growth from our innovations has improved operating leverage on our fixed cost base which has, in turn, enabled the financial flexibility to add new strategic partners and relationships. For example, in our Sports & Entertainment segment we recently licensed intellectual property rights to Formula 1, an international motorsport and additional UEFA tournaments. In Digital Sports & Entertainment, we see opportunities to expand into the eSports, video game and music industries as well as to further penetrate the film/television categories by exploring potential partnerships in all these areas. Gift Cards evaluates the evolving online-based business models to identify new trends and secure emerging category leaders as new clients. In 2015, we identified the streaming category and began to secure partnerships with Hulu, Netflix and SlingTV. In 2020, we identified the food delivery category as the next major growth opportunity and began to secure partnerships with many of the industry leaders, including DoorDash, Deliveroo, Instacart and Uber Eats. In 2017, our Confections segment identified candy and toy surprise as a key confections segment. To enter this new segment, we partnered with another confections company to launch Finders Keepers candy and toy surprise product. The Finders Keepers brand is the number two U.S. candy and toy surprise brand, behind Kinder Joy, and has grown U.S. retail sales 11.4% based on the IRI 52-week period ending December 27, 2020.

Our Segments

We manage our operations in two reportable segments: Sports & Entertainment and Confections.

Sports & Entertainment – Our Sports & Entertainment business includes Physical Sports & Entertainment, Digital Sports & Entertainment, and Gift Cards. Our Physical Sports & Entertainment and Digital Sports & Entertainment offerings leverage our license agreements with major sports leagues, players’ associations and entertainment companies to create and market a broad variety of mass market, limited edition and innovative collectibles. Our Physical Sports & Entertainment offerings are comprised of physical collectibles such as trading cards, trading card games, sticker and album collections and curated experiential events featuring sports and entertainment personalities and are sold through mass market retail outlets, hobby stores and through topps.com, among other channels. Our Digital Sports & Entertainment offerings consist mainly of free-to-play apps, which allow users to collect and purchase digital trading cards and virtual goods. In addition to mobile digital applications, we are focused on developing digital collectibles that utilize blockchain technology and have successfully released several products in 2020 with more planned in the near-term. Our Gift Cards services platform includes program management, cloud-based financial services, white label e-gifting solutions, card production and management, marketing and promotions and analytics.

Confections – Our Confections segment produces, markets and distributes predominantly non-chocolate novelty confections under iconic brands including Ring Pop, Push Pop, Baby Bottle Pop, Juicy Drop Pop, Finders Keepers, Mega Mouth, Bazooka brand bubble gum and certain licensed products worldwide. Our brands include lollipops, gummies, and chewy candy, though we also have offerings in gum and chocolate. Our Confections products reach over 125,000 U.S. retail outlets including leading mass merchants, warehouse clubs, grocery stores, convenience stores, drug stores, home improvement stores, discount chains, military outlets, e-commerce retailers, other specialty accounts and retail news and confections outlets around the world.

Our organizational structure is primarily organized around the Sports & Entertainment and Confections segments, which enable us to organize our reporting, personnel and business processes for repeatable success in our global markets in these two categories. There is no material overlap in the functions of our Sports & Entertainment and Confections segments except for corporate shared services including information technology, accounting, finance, legal, human resources and office services. As a result, we have defined our operating segments accordingly, as this aligns with how our Chief Operating Decision Maker (CODM) reviews financial results, manages our business, including resource allocation and performance assessment. None of our other reporting units meets the quantitative thresholds to qualify as reportable segments.

Sports & Entertainment Overview

In North America and Asia, Physical Sports & Entertainment products are generally sold in the form of trading cards, while throughout the rest of the world Physical Sports & Entertainment products are typically sold in the form of trading cards, trading card games and sticker and album collections. We market our products in various sized packages for distribution through a variety of trade channels. Sticker and album products are designed so that stickers, which are sold in packages, can be placed in an associated album that contains detailed information on the subject.

We distribute sports card products in North America under the Topps, Bowman, Heritage, Five Star and Transcendent brand names among many others. Trading cards marketed by us contain photographs of athletes and other features, including player and team statistics, biographical material and, in certain cases, pieces of memorabilia (e.g., game-worn clothing swatch) and/or player autographs. Card and sticker and album collections often use special technologies and reproduction techniques. Cards may include features such as foil stamping and film lamination. We continuously strive to update the features of our card and sticker and album collections and seek new ideas and printing technologies. High-end products, which are sold at premium price points, target avid collectors and are sold through collectibles and hobby stores and topps.com. Our diversified marketing strategy ensures each sports card product has its own positioning within the marketplace. Internationally, we distribute trading cards, trading card games and sticker and album collections under the Topps, Merlin and Attax brands.

In 2016, we launched exclusive pack products designed for both Target and Walmart, and we introduced Transcendent to leverage the growing consumer trends of immediacy and experiential/high-touch. Topps Transcendent is a high-end, limited run, luxury product that includes one-of-a-kind collectibles and experiences. Transcendent products typically include autographed cards, pictures and access to unique memorable events where fans can interact with their favorite stars.

We market and sell trading cards, memorabilia, and a growing line of products through e-commerce at topps.com. In 2016, we launched our first-ever on-demand trading card brand, Topps NOW, which jumpstarted our successful e-commerce channel. In 2017, we continued our innovation with further enhancements to Topps NOW and introduced new print-on-demand products for Star Wars as well as for our own intellectual property, Garbage Pail Kids. In 2018, we continued Topps NOW growth as we increased our daily offerings and added a new Moment-of-the-Week product that captured the key moment from each week of the Major League Baseball season as voted by our consumers. We also launched an innovation, the Living Set program. This exciting, groundbreaking product was modeled after the historic 1953 Topps Baseball format and featured hand-painted designs by renowned sports artist Mayumi Seto. In 2018, we followed the Living Set with curated sets, collections of cards hand-picked by famous players and celebrities including Francisco Lindor, Bryce Harper and Gary Vaynerchuk. In 2020 we introduced Project 2020, a reinterpretation of 20 of our classic trading cards featuring 20 greats of the game by 20 famous artists including Ben Baller, Sophia Chang and Jacob Rochester.

We have expanded from Physical Sports & Entertainment products to include fast-growing, innovative digital collectibles. We launched Digital Sports & Entertainment in 2012 with our first app, Topps BUNT. Since launching Topps BUNT we now have a portfolio of eight apps, many of which are category-leaders. Digital Sports & Entertainment provides users digital trading cards, interactive contests and other experiences through free-to-play mobile apps. Our portfolio of apps is based on many widely recognized sports and entertainment properties. All apps run on a modern, scalable, and flexible technology platform, allowing for quick implementation of new licenses and product enhancements. The apps are distributed through online app platforms including the Apple App and Google Play stores.

In 2011, we successfully expanded our digital focus with the acquisition of what is now known as Gift Cards, which provides one-stop fully integrated global gift card and payment solutions. Gift Cards currently processes and manages the gift card programs for leading consumer-centric technology companies. Gift Cards manages client’s gift card programs via a network of over four million locations across over 40 countries and over ten formats worldwide.

Our Sports & Entertainment segment accounted for 49.7%, 52.4% and 65.0% of our consolidated net sales for the fiscal years 2018, 2019 and 2020, respectively. From 2018 through 2020, we grew Sports & Entertainment net sales at a compound annual growth rate of 28.0%, from $224.8 million in 2018 to $368.2 million in 2020. During the same period, the Sports & Entertainment Adjusted EBITDA increased from $17.8 million in 2018 to $88.4 million in 2020, representing a compound annual growth rate of 122.7%. The growth in net sales and Adjusted EBITDA are due in part to the growth of our digital distribution channels which include Physical Sports & Entertainment e-commerce, Digital Sports & Entertainment and Gift Cards.

Confections Overview

We market premium quality novelty lollipop brands and other non-chocolate and chocolate confections products throughout the world. Many of our top selling confections products are enhanced with unique packaging and/or features, allowing the consumer to “interact” with the product differentiating us from competing products. We have four core products in the U.S. market: Ring Pop, Push Pop, Baby Bottle Pop and Juicy Drop Pop. Internationally, we market these brands with similar product formats and market other brands and products that are not generally available in the U.S. Our total portfolio of confections products includes a range of brands, products, flavor variants and packaging configurations with over 300 SKUs globally. Our Confections segment accounted for 50.3%, 47.6% and 35.0% of our consolidated net sales for the fiscal years 2018, 2019 and 2020, respectively.

Products and Economic Model

Below is a breakdown of how each of our offerings functions and the respective economic model.

Physical Sports & Entertainment – Physical Sports & Entertainment sells physical trading cards (or collectible cards), trading card games and stickers and albums. A trading card is a small card, usually made out of paperboard or thick paper or a sticker made out of paper with adhesive on the back side, which usually contains an image of a certain person, place or thing (fictional or real) and a short description of the picture on one side of the card along with other text (e.g., biographical information, statistics, trivia) usually on the other side of the card. Stickers are usually collected and displayed inside albums that are specially designed to hold the stickers. There is a wide variation of different types of cards. Cards can include elements that facilitate trading card games or memorabilia like swatches of game-worn uniforms, clothing and autographs which increase the value of the cards. The cards are enclosed in foil wraps, cellophane, tins, or plastic cases and include approximately 1 to several 100 cards in a package. The entire set of cards that comprises a product sometimes has certain cards that are more scarce than other cards, which is controlled through the manufacturing process. It is less common to find these rarer cards within packages, which makes the value of these cards higher. To collect the rarer cards, consumers purchase multiple packs of cards. Products are typically sold in packages or sets at a wide variety of price points and appeal to a broad spectrum of consumers. Entry-level products at lower price points target casual consumers, children, and new collectors. We also sell products at higher price points which are aimed at high-end enthusiasts and investors some of whom view our collectibles as an alternative asset class. We sell our physical trading cards through wholesale distributors who sell to retail stores including mass market, specialty, hobby, newsstand, grocery and directly to hobby stores and online through our e-commerce website topps.com, Amazon and other online retailers.

Digital Sports & Entertainment – Digital Sports & Entertainment develops, markets and distributes mobile apps that provide users the ability to collect, trade and play interactive contests with digital collectibles. A digital collectible may be a digital image in the relatively same shape and size as a physical trading card but viewed on a mobile device, or they may have different shapes and qualities unique to digital like a three-dimensional image. Digital collectibles have features that are unique to the digital format compared to physical trading cards including recorded video (e.g., a highlight video of a game-winning homerun by a baseball player) and special effects (e.g., sounds and animations of images). The digital cards for our sports properties also contain statistics and other information that can be accessed by user actions. For example, when the user taps on the card on their mobile device, the statistics appear on the virtual backside of the card. The statistics from live sporting events are updated in virtually real-time. The connectivity of mobile devices enables users of our apps to follow other collectors, trade with fans all over the world, compete in interactive contests and chat with other collectors all from within the app. The apps are free-to-play, and users can enter sports contests that are synchronized with live events. Users earn free digital coins from playing with the apps and can use the coins to purchase digital collectibles. Like the physical sports and entertainment model, there are certain collectibles that are more scarce than other cards, which is controlled by our production process. To improve the odds of obtaining these rarer cards, users purchase special currency that can be redeemed. When consumers purchase the special currency, primarily through the Apple Apps or Google Play stores, we receive proceeds from the platforms net of a platform service fee.

Gift Cards - Gift Cards, branded as Topps Digital Services (“TDS”), is a full-service provider, closed-loop gift card processor, first-party branded platform and distributor of prepaid cards (“PPC”s) sometimes referred to as gift cards or stored-value cards. A closed-loop gift card can only be redeemed for goods and services provided by the issuer (e.g., Netflix) of the gift card. Gift Cards provides a streamlined solution that utilizes a scalable, turn-key, worldwide owned and operated platform for the distribution and management of PPC programs, primarily for large Internet-based companies where the PPC market is experiencing the greatest growth. Gift Cards has achieved success by aggregating closed-looped gift card processing and global distribution into a single platform, thereby reducing the burden on our clients’ internal teams (e.g., information technology, accounting, reporting, legal, finance, sales). With a single integration and agreement with us, our clients have instant access to virtually all meaningful gift card (physical) and code distribution (online) opportunities in over 40 countries and over four million locations, making our owned and operated platform one of the largest PPC networks available in the industry. We created a new service offering, Launch Gift Cards, in 2018, to operate a closed-loop first party branded white label e-gift platform and branded corporate order portals to primarily service our clients. Our financial motivation is aligned with our clients as both of us collectively benefit from higher sales of PPCs, and we earn a share of net sales on each sale of a gift card or digital PIN code. A gift card program at retail provides our clients with a strategic marketing channel for driving brand awareness, customer acquisition and net sales. In addition, in primarily cash-based markets without wide access to credit cards, our PPCs provide our clients’ consumers a vital payment alternative. On behalf of our clients, we identify distribution opportunities, source physical cards (if necessary), negotiate distribution, manage execution and implement an on-going calendar of innovative marketing events across all distribution channels. We are entrusted with managing annual marketing budgets that are funded by our clients to build program visibility. We negotiate on behalf of our clients to help achieve efficient processing costs charged by third-party activator platforms. As part of our processing services, we collect the net proceeds from gift card sales, typically retain our fee and remit the remaining balance to our clients. We typically collect the proceeds from gift card sales in the functional currency in which the cards were issued across over 30 currencies simplifying the remittance process for our clients. We provide our clients with a comprehensive cloud-based reporting tool to aggregate all gift card sales data across the globe. Our online analytics and reporting tool includes customizable dashboards that are updated daily and provide our clients near real-time performance information about their programs and related trending analysis. As we earn a share of net sales from every card or digital PIN sold, we realize operating leverage on our fixed cost technology infrastructure.

Confections – Our Confections segment produces, markets and distributes a diversified set of premium quality novelty confections in the U.S. and abroad under iconic brands including Ring Pop, Push Pop, Baby Bottle Pop, Juicy Drop, Finders Keepers, Mega Mouth, Bazooka brand bubble gum and certain licensed products worldwide. Our brands are primarily focused on non-chocolate confections and include lollipops, gummies, and chewy candy, though we also have offerings in gum and chocolate. Many of Topps’ top selling confections products are enhanced with unique packaging, allowing the consumer to “interact” with the product, which we believe differentiates Topps from competing products. Our Juicy Drop brand has spawned several products, including Juicy Drop Pop, Juicy Drop Taffy, Juicy Drop Gummies, Juicy Drop Gum and Juicy Drop Dip ‘n Sticks, all of which include the use of a sour gel to dip into or squeeze on to a pop, taffy, gum or gummies. We sell our products through distributors and directly to certain large retailers.

Production

Sports & Entertainment - In the U.S., photographs of athletes used in our products are taken by freelance photographers on special assignment or are purchased from the sports leagues or other third parties such as Getty Images. Pictures of entertainment subjects are generally furnished by the respective licensor or created by artists retained by us. Computerized graphic artwork and design development for all our products are completed by staff artists or by independent design agencies under our direction. Our graphic services department also utilizes computerized technology to enhance and color-correct photography and computer imaging to create interesting and unusual backgrounds and visual effects. High-quality substrates (paperboard, foil board) are sent directly to third-party printers by our suppliers. Pictures are printed utilizing a variety of techniques and often include foil stamping and ultraviolet coating. Cards that require specialized printing and the combination of various substrates like plastic, polystyrene, and holographic foils are purchased in full sheet form from specialty partners. Full sheets are then cut into individual cards, collated, wrapped in a variety of package configurations, and shipped to customers by these same outside printers or by contract packers. For products that include autographs, game-worn or other clothing or relics, we inspect these items manually at our operations center and ship the completed cards to our third-party co-packers to insert into the completed product. Sticker production in Europe is subcontracted and mainly coordinated by a supplier in Italy, and album production is subcontracted to three suppliers in Italy. Adhesive material and packaging are sourced and printed by various subcontractors in Italy. A very small portion of some of our components for our collectible products are produced and subcontracted to various manufacturers in China. All our Digital Sports & Entertainment apps are developed in-house. Digital images are produced from original images and video provided by our licensor partners or their licensed third-party photography partners and enhanced through both in-house and graphic design freelancers. Gift Cards manages the outsourced production and inventory management of physical gift cards for our clients and is generally not responsible for the cost of the physical gift cards.

Confections - We source our products primarily through third-party, international co-manufacturing relationships and have one company-owned facility in Scranton, Pennsylvania that produces our highest-volume product, Ring Pop. Our largest third-party manufacturer’s business is dedicated almost fully to our business and is a long-standing relationship. It produces Push Pop, Baby Bottle Pop, Juicy Drop Pop, and several other lollipop items in factories in Taiwan, Thailand, and China. Our co-manufacturers are committed to upholding the highest quality, safety, and regulatory standards, providing us with superior products. The rest of our portfolio of gummy, chewy, gum and chocolate products are produced by a network of co-packers in locations around the world including Mexico, China, Turkey, and Spain. We typically enter one-year supply contracts for our products, which lock in the cost for most of our sourced products in the U.S. Prices for most products are set annually based on market dynamics to eliminate the risk of locking in unfavorable pricing when the costs of certain raw materials are above historical norms. Our third-party manufacturers bear all risk of changes in commodity prices. Our Finders Keepers candy and toy surprise product is a co-marketing and distribution agreement. We are responsible for marketing and distribution, and our partner is responsible for product design and manufacturing oversight.

Distribution and Marketing

In the U.S., we distribute our sports and entertainment physical products to retail outlets, including mass merchandisers, supermarkets and drug stores and through hobby and collectible retailers. Our internal team sells our products to hobby stores, hobby distributors, national accounts and category managers who service major retail outlets. Our international distribution capabilities enable our products to reach over 60 countries around the world with net sales generated primarily through distributors, field sales force, and wholesalers. Digital Sports & Entertainment distributes apps on several app platforms including the Apple App and Google Play stores. We primarily market our apps with online media, social media influencers and co-promotions with our Physical Sports & Entertainment. Gift Cards provides clients access to over four million card and electronic code distribution locations worldwide. This includes a network of the largest global retailers like 7-Eleven, Family Mart, Oxxo, Rewe, Target, Tesco and Walmart, as well a comprehensive network of alternative distribution options including Amazon, PayPal and many more.

Our Confections products reach over 125,000 U.S. retail outlets including supermarkets, drugstores, convenience stores, mass merchandisers, warehouse clubs, dollar stores, and specialty accounts. Confections manages a direct sales force in the high-volume core markets of the U.S. and U.K. In the U.S., our direct sales force also manages 12 leading brokers who manage over 50% of our gross sales, but sales to selected retailers are handled directly. We last implemented a price increase in the U.S., which was in-line with the confections category and competitor price increases, in the fourth quarter of 2018. Internationally, our confections sales are generated primarily through master distributor agreements in each country, and our products reach retail news and confections outlets around the world. However, we also sell our products under licensing arrangements in South America, Australia, Israel and select Asian markets. Globally, our Confections brands and products are supported by advertising which runs on television and digital media.

Customers

We have longstanding partnerships and stable relationships with leading retailers and wholesale distributors worldwide, further strengthening and building brand recognition in new and existing markets. Our Sports & Entertainment sales have no material customer concentrations. While most of our top Sports & Entertainment customers are in the U.S., two are in the U.K. Our largest customer is Walmart which is the only customer that represents greater than 10% of our consolidated net sales.

Licenses

Sports & Entertainment is highly dependent upon licensing arrangements with sports leagues and entertainment companies to produce our products. The terms of these licensing arrangements depend on a variety of factors, and vary with respect to term, territory, exclusivity, product category (e.g., physical or digital), minimum guarantee, royalty rate, marketing commitment and other terms. Our portfolio of longstanding multi-year licensing agreements represents a competitive advantage in the sports and entertainment industry. Sports products marketed in the U.S. are generally produced under license agreements with individual athletes and/or their players associations, as well as under the licensing bodies of the professional sports leagues. A significant focus of Sports & Entertainment is to obtain and renew attractive sports and entertainment licenses, all of which have various expiration dates. We have a longstanding relationship with Major League Baseball, dating back to 1951, and we are an exclusive licensee. We have increased our international sports properties by securing exclusive rights for Bundesliga (2008), the UEFA Champions League (2015), Formula 1 (2020) and other UEFA tournaments (2021). We also enter into license agreements with entertainment companies to market certain products. Our entertainment collectibles licenses feature some of the most well-recognized and beloved entertainment properties of all time, including Disney, Marvel, Star Wars, Minions and World Wrestling Entertainment.

We have a non-exclusive license with the Major League Baseball Players Association (the “MLBPA Agreement”) and individual, non-exclusive license agreements with almost every Major League Baseball player. These individual player license agreements, which are in addition to our agreement with the Major League Baseball Players Association and administered by the Major League Baseball Players Association, provide us with additional rights to use a player’s attributes (e.g., name, likeness and signatures) on our trading cards and other products. We typically extend these individual player license agreements each year. We also have an exclusive agreement with Major League Baseball Properties, Inc. (the “MLB Agreement,” together with the MLBPA Agreement, the “Baseball Agreements”) which, among other things, covers the use of the names and insignias of the baseball teams and leagues in connection with our baseball products. Topps’ business is substantially dependent upon the Major League Baseball licenses. Our Baseball Agreements allow us to produce and sell our baseball products globally. Our Baseball Agreements are terminable by the licensors only in the event of a breach by us of the terms of the agreements; for example, if we fail to make required payments in the amounts and on the schedules set forth in the Baseball Agreements, misuse the licensor’s intellectual property, fail to obtain the required licensor approvals, do not produce any products under the agreement, transfer the agreements in violation of their terms or otherwise fail to comply with the terms of the agreements. In most cases, any termination right is subject to our ability to cure any potential breaches. Such agreements are not terminable for convenience.

Generally, we enter our licensing arrangements for terms of two to five years, subject to extensions upon mutual agreement and under other specified circumstances. Our Baseball Agreements, and our individual player license agreements, are scheduled to expire at various dates between 2022 and 2025, but we currently expect to be able to produce substantially all our current licensed baseball products through 2025. When we seek to retain a license, including individual player license agreements, we often enter new or extended arrangements prior to the final expiration of any such arrangements and we are in discussions to do so with respect to the Baseball Agreements and individual player license agreements. Our ability to renew the Baseball Agreements, as well as all our other license agreements, is impacted by various factors, including costs to acquire the licenses and market competition. See “Risk Factors—Intellectual Property and License Risks” included elsewhere in this proxy statement, for more detail around risks pertaining to our licensing arrangements.

As of January 2, 2021, contractual spending commitments under our Baseball Agreements and all our other currently executed royalty contracts are expected to be $34.0 million, $29.7 million, $12.9 million, $10.1 million and $10.0 million in each of 2021, 2022, 2023, 2024 and 2025, respectively. The largest portion of these commitments in each of the periods presented above relate to our Baseball Agreements, and depending upon certain sales levels and the configurations of our licensed products, we may be required to make additional royalty payments under our Baseball Agreements based on a collective royalty rate across our Baseball Agreements of between 10% and 30% of contractual net sales. The contractual spending commitments under our Baseball Agreements include royalty payments, marketing and promotional requirements and direct payments to players for certain services. Future contractual commitments under our currently executed royalty contracts, including our Baseball Agreements, could also change if such contracts are renewed or renegotiated prior to expiration of the applicable terms.

We also license our own Bazooka, Bazooka Joe, Ring Pop, Push Pop, and Baby Bottle Pop trademarks to third parties. Subsequently, we have expanded the program to include additional licensees and product categories including our Wacky Packages and Garbage Pail Kids brands.

Intellectual Property

We own several registered trademarks, including Topps, Bowman, Bazooka, Bazooka Joe, Ring Pop, Push Pop, Baby Bottle Pop, Juicy Drop, Wacky Packages and Garbage Pail Kids. Most of our principal trademarks have been registered in the U.S. and other countries where our products are sold. We consider our trademarks, copyrights and other intellectual property rights to have significant value to our business and are important to marketing our products. Most of our products are produced and sold under trademarks that we either own or license from third parties. See “—Licenses,” for a description of our licensing arrangements.

Competition

We believe the industries in which we operate are highly competitive. We compete for sales as well as counter and retail space with large corporations in the publishing, toy, digital apps, electronic payments and confections industries, and many of these corporations have substantial resources. Within each product category, most of our products compete with other widely advertised brands and store brand products. Competition in our categories is based on several factors including price, quality, product innovation, availability and brand recognition. We believe the strong recognition of the Topps brand and our differentiated portfolio of quality branded products give us a competitive advantage. Within Sports & Entertainment we compete directly with Hasbro, Leaf, Panini, Pokémon, Rittenhouse and Upper Deck and several companies that offer digital apps including Electronic Arts, Epics, Panini and Quidd. Gift cards primarily competes with clients making the commitment to build a program in-house and with major global gift card activators like Blackhawk Network, Euronet Worldwide and InComm Payments as well as several white label e-gift providers, including Buyatab Online Inc., Givex Corporation and Gyft, Inc. Confections competes directly with the top non-chocolate front end players, including Ferrero SpA (Kinder Joy), Mars, Inc. (Starburst and Skittles), Perfetti Van Melle (Airheads) and The Hershey Company (Twizzlers).

Industry Overview

Physical Sports & Entertainment – Within the trading card category there is limited shelf space for multiple brands and significant investment is required to build brand equity with consumers. The trading card industry growth has been characterized by several macro-trends that include consumer demand for nostalgia, unique customizations of products, streaming content related to the creation and unboxing of product, viral demand driven by online social media influencers and communities, alternative investments, online marketplaces and instant gratification from shortened order to delivery times for customized online products. The sports and entertainment card industry is now viewed beyond the scope of a collectible hobby and is becoming an alternative investment. Although there are many factors that have caused this change, a few reasons why cards have become an alternative investment include: (i) cards are designed and produced in limited quantities to preserve scarcity some of which are sequentially numbered; (ii) independent card grading provides a layer of authenticity and establishes uniform criteria for measuring the quality of cards; and (iii) cards have a relatively liquid market compared to other collectibles as there are many platforms to trade cards, and the physical product itself is relatively easy to store and transport. We believe our unique product innovations and features that have addressed these macro trends position us to continue to create unique product innovations that will continue to address consumer demand.

Digital Sports & Entertainment – Our digital collecting apps are part of the mobile game segment of the global games market. We believe that the rapid growth of the mobile game market has been driven by continued

advances in wireless communications technology, proliferation of multimedia-enabled mobile handsets, increasing availability of high-quality mobile apps and increasing end-user awareness of, and demand for mobile apps and the widespread appeal of social apps among a younger, more tech-savvy consumer base. Most social apps like our digital apps are free-to-play and generate net sales through the in-app sale of virtual goods. Virtual goods are services and products that are available in apps that are procured using real money. These goods do not translate into real-life goods and are particular to a certain app. The rising popularity of free-to-play apps among collectors as well as game developers has encouraged the purchase of virtual goods, thereby resulting in a rapid forward momentum of the market. Compared to pay-to-play business models, the free-to-play approach tends to attract a wider audience of players, thereby increasing the number of players who have the potential to become paying users. By attracting a larger audience, the free-to-play model also enables a higher degree of in-app social interaction, which enhances the experience for all players. We believe our portfolio of branded digital apps improves our ability to gain recognition and attract users who will interact with each other improving the user experience for our apps. Our digital virtual goods that we sell within our apps are unique collectibles that provide us the opportunity to grow our share of this large market.

Gift Cards – The global PPC market (sometimes referred to as gift cards or stored-value cards) has experienced tremendous growth during the last decade. Users may redeem PPCs at the issuers’ physical storefront location or on websites accessible by users’ mobile devices or personal computers. For example, Netflix gift cards enable users to initiate or extend a Netflix subscription, and Uber gift card users can pay for a ride through the Uber app that is used to request the car service. However, implementing a gift card program can represent a substantial investment due to the complexity and number of specialized service providers in the PPC industry. With the strong growth in PPCs has come a significant increase in the number of stakeholders required to bring a global card program to market, including issuers, processors, activators, program managers, manufacturers, merchandisers and distributors. PPCs are processed via a network of three major payment gateway processors, along with several smaller companies or “activators”, to authorize and settle PPC transactions by ‘activating’ PPCs when a consumer loads funds (with cash or with a debit or credit card payment) at a retail store location or online. We believe we are uniquely positioned to service clients seeking to establish a gift card program with our one-stop platform that provides global processing and distribution for gift card programs.

Confections – The confections industry is comprised of three segments: chocolate confections, non-chocolate confections and gum and mint products. Within these categories are a wide variety of products including chocolate bars, pan coated chocolate pieces, toffees, caramels, hard candies, lollipops, gummies, chewy candies, jellybeans, licorice, gum and mints. Chocolate products come primarily in milk and dark chocolate with a variety of fillings and inclusions. Non-chocolate products generally come in a variety of fruit flavors including strawberry, cherry, fruit punch, raspberry, orange, lime, and lemon. Gums come in both mint and fruit flavors. Confections has high consumer penetration, with almost all consumers eating some sort of confection. While confections have strong sales throughout the year, sales peaks occur during the key holidays of Valentine’s Day, Easter, Halloween and Christmas. Confections is a highly consistent, stable category that is generally unaffected by economic changes or consumer health habits as it is viewed by consumers as a low-cost, permissible treat.

Seasonality

We experience seasonality based on the timing of sports calendars and entertainment releases. Although exciting sports and entertainment events occur throughout the year, and our physical and digital collectibles are sold throughout the year, our net sales are highest in the second half of the year due to the overlapping sports calendars of European football and Major League Baseball. Generally, our EMEA net sales from sports sticker albums and Match Attax products are driven by the launch of UEFA Champions League and Bundesliga products, with much of the net sales activity occurring in the third and fourth quarter. Sales of entertainment cards, sticker albums and games tend to be driven by the timing of product introductions and the property on which they are based, often peaking with the release of a movie or the rise in popularity of a licensed property (e.g., Star Wars and World Wrestling Entertainment). Hence, quarterly results may vary. Digital Sports &

Entertainment and Gift Cards have net sales that are generally even throughout the first, second and third quarters with higher net sales in the fourth quarter holiday season. Our Confections business experiences seasonality mainly based on the timing of certain holidays and the school calendar. Although Confections products are available throughout the year, our sales from this business are typically higher in our second and third fiscal quarters relative to the first and fourth quarters, driven by school summer breaks. Net sales can be significantly impacted by the introduction of new products and line extensions as well as by advertising and consumer and trade support programs.

Human Capital Management

We recognize that attracting, motivating and retaining passionate talent at all levels is vital to continuing our success. By improving employee retention and engagement, we also improve our ability to protect the long-term interests of our stakeholders and stockholders. We invest in our employees through high-quality benefits and various health and wellness initiatives and offer competitive compensation packages, ensuring fairness in internal compensation practices. As of January 26, 2021, we employed 525 full-time and 2 part-time employees worldwide. Collective bargaining agreements covered approximately 98 employees. We also engage temporary employees and consultants. We have not experienced any work stoppages. We have high employee engagement and consider our current relationship with our employees to be good.

Information Systems

We utilize industry standard technology and systems to support financial accounting, financial planning and analysis, financial reporting and operations including customer service, order management and supply chain management. We leverage a leading technology platform to support the business-to-consumer channel with customer relationship management and e-commerce systems. A single enterprise resource planning (“ERP”) ecosystem is used by Physical Sports & Entertainment and Confections in North America for operations, procurement, receiving, warehousing, inventory management and order processing and is used by Digital Sports & Entertainment for financial accounting and reporting. Our ERP environment for Physical Sports & Entertainment and Confections provides us with the ability to transact with customers and vendors in real time, optimize manufacturing in support of our demand signals and order cycles, efficiently process orders and shipments and manage inventory. We also use targeted information technology systems and analytics to support business intelligence and processes across our sales channels, including in relation to trade management, industry trends, demand forecasting and segment planning and reporting. Over the last year, we have outsourced the management and maintenance of our information technology hardware and software to third party providers retaining internal control to provide oversight and capabilities to provide complex end user issue resolution. We continue to innovate and invest in information systems and technology to optimize our technology portfolio, improve cyber security, enhance customer experience, drive sales and create operating efficiencies. We believe our existing systems are scalable to support future growth.

Regulatory Compliance

Our global operations are subject to a variety of laws, regulations and compliance obligations. To appropriately address these obligations, we maintain robust internal controls and management processes that govern our actions and mitigate or eliminate our risk of non-compliance. We also maintain physical, operational and technical safeguards, which we established to address non-compliance risks, which have been identified through internal and external audits, risk assessments or other reporting channels.

We have an effective product quality control and safety program. This program is integral to our global supply chain platform and is intended to ensure that all products we purchase, manufacture and distribute are safe, are of high quality and comply with all applicable laws and regulations. We evaluate our supply chain including ingredients, packaging, processes, products, distribution and the environment to determine where product quality and safety controls are necessary, and we identify risks and establish controls intended to ensure product quality and safety. In addition, various governmental agencies and third-party firms, as well as our quality assurance staff, conduct audits of all facilities that manufacture our products to ensure effectiveness and compliance with our program and all applicable laws and regulations.

We believe that we are in material compliance with all such applicable laws and regulations, and we do not anticipate any significant additional expenditures relating to maintaining our compliance. However, due to the sometimes rapidly evolving nature of these laws and regulations (including as related to legal developments as a result of COVID-19), geopolitical considerations and changes in customers’ product requirements, there can be no assurance that current expenditures will be adequate or that violations will not occur. Any violations could result in fines, penalties or customer disengagements that may have a material impact on our financial performance. See “Risk Factors” included elsewhere in this proxy statement, for more detail around risks pertaining to compliance with laws and regulations.

Food Regulation – The manufacture and sale of our confections products and ingredients is highly regulated and subject to local, national and multinational regulations related to labeling (such as front-of-pack labeling based on nutrient profiles), health and nutrition claims, packaging, pricing, marketing and advertising (including restrictions, such as those on promotions or advertising products, with specified nutrient profiles on certain channels or platforms or during certain hours of the day) and related areas. In the U.S., our activities are subject to regulation by various governmental agencies, including the Food and Drug Administration, the Department of Agriculture, the Federal Trade Commission, the Department of Commerce and Environmental Protection Agency, as well as various state and local agencies. Similar agencies also regulate our businesses outside of the U.S.

Certain jurisdictions in which our products are sold have imposed, or are considering imposing, taxes, labeling requirements or other limitations on, or regulations pertaining to, the sale of certain of our confections products, ingredients or substances contained in, or attributes of, our confections products, including those that contain added sugars or sodium, that exceed a specified caloric content or include specified ingredients.

In addition, various jurisdictions regulate our operations by enforcing standards for select confections products, grading confections products and regulating trade practices related to the sale and pricing of our confections products. At least 25 countries in the European Union (the “EU”) have implemented extended producer responsibility (“EPR”) policies as part of national packaging waste policies that make manufacturers responsible for the cost of recycling food and beverage packaging after consumers use it. EPR policies are also being contemplated in other jurisdictions around the world, including certain states in the U.S.

Information Security and Data Privacy – We are subject to laws and regulations in the U.S. and other countries relating to the collection, use and security of personal information and data, the Internet, behavioral tracking, mobile applications and advertising and marketing activities (including sweepstakes, contests and giveaways). Such laws and regulations are subject to significant change, and additional laws in all of these areas are likely to be passed in the future, which could result in significant limitations on or changes to our business practices and the ways in which we can collect, use, host, store or transmit the personal information and data of our customers or employees, communicate with our customers and deliver products and services, or may significantly increase our compliance costs.

Several jurisdictions have passed new laws and regulations in this area, and other jurisdictions are considering imposing additional restrictions. For instance, in the EU, the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018, for all EU member states, includes operational requirements for companies receiving or processing personal data of EU residents. In the U.S., the California Consumer Privacy Act (“CCPA”), which became effective on January 1, 2020, provides for a private right of action for data breaches and requires companies that process information about California residents to make disclosures to consumers about their data collection, use and sharing practices and to allow consumers to opt out of certain data sharing with third parties. In New York, the Stop Hacks and Improve Data Security Act (the

“SHIELD Act”), which became effective on March 21, 2020, requires companies to implement a written information security program that contains appropriate administrative, technical and physical safeguards.

Our business is subject to other specific laws related to information security and data privacy. For instance, various jurisdictions prohibit or limit our ability to collect data involving certain audiences, including children under the age of thirteen pursuant to the Children’s Online Privacy Protection Act (“COPPA”). In addition, due to our reliance on mobile digital applications and mobile devices for certain of our product and service offerings, we are also subject to regulations regarding communication via this channel, such as the Telephone Consumer Protection Act (“TCPA”). Compliance with these laws may greatly reduce our ability to contact our users through this channel.

As our business expands to include new uses or collection of data that are subject to information security and data privacy or security regulations, our compliance requirements and costs will increase, and we may be subject to increased regulatory scrutiny.

Environmental Considerations

Beyond our ordinary course operating and capital expenditures we make to comply with environmental laws and regulations, we have made several commitments to protect and reduce any negative impact on the environment in recent years, including the reduction of unnecessary packaging and related plastic components of our Confections products. For example, we reduced the plastic content in our Ring Pop. We believe that we comply in all material respects with existing federal, state and local regulations relating to the protection of the environment. Such environmental regulations have not had a material impact on our capital expenditures, earnings or competitive position.

Properties

We currently have 15 offices/facilities in 9 countries, including the U.S., U.K., Germany, Italy, India, Canada, Brazil, Japan and China. Our global footprint ensures optimal distribution capabilities which help facilitate international expansion. We lease all our office space except for our owned and operated manufacturing plant in Scranton, Pennsylvania.

Legal Proceedings

We are currently party to certain legal proceedings, none of which we believe to be material to our business or financial condition.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors

The following persons (with ages as of July 26, 2021) are anticipated to be the executive officers and directors of the post-combination company upon the consummation of the business combination:

Name	Age	Title
Michael Brandstaedter	51	President and Chief Executive Officer
John Mueller	58	Chief Financial Officer
Jason Thaler	50	Chief Legal Officer
Michael Eisner	79	Chairman, Director
Meltem Demirors	34	Director
Eric Eisner	47	Director
Jill Ellis	54	Director
Marc Lasry	61	Director
Scott Pasquini	42	Director
Andy Redman	40	Executive Chairman, Director
Maria Seferian	48	Director

Information about the Anticipated Executive Officers and Directors Upon the Closing of the Business

Combination

Michael Brandstaedter first joined Topps as the General Manager of Global Confectionery in August 2009, and has served as Topps’ President and Chief Executive Officer since August 2016. Previously, Mr. Brandstaedter worked in brand management roles at Kraft Foods and Nabisco, running various businesses in the Snacks and Confections categories. Mr. Brandstaedter holds a Bachelor of Science in Applied Economics from Cornell University and Master of Business Administration from the University of Michigan, Stephen M. Ross School of Business.

John Mueller currently serves as Topps’ Chief Financial Officer, a position he has held since joining Topps in April 2014. In this position, Mr. Mueller oversees all accounting and finance matters including reporting, tax compliance, cash management, planning and analysis. Prior to joining Topps, Mr. Mueller served as Chief Financial Officer at XO Group, a media and technology company, from September 2008 to November 2013. Mr. Mueller holds a Bachelor of Science in Business Administration & Management from the University of Minnesota and a Master of Business Administration from Harvard Business School.

Jason Thaler currently serves as Topps’ General Counsel, a position he has held since joining Topps in July 2012. Upon the closing of the business combination, Mr. Thaler will serve as Chief Legal Officer of Topps. Mr. Thaler brings over 20 years of in-house and law firm experience to Topps, focusing on corporate governance, intellectual property, mergers and acquisitions, contracts and compliance. Prior to joining Topps, Mr. Thaler served as General Counsel and Secretary for Equinox Fitness, a luxury fitness company, and Senior Vice President, General Counsel and Secretary at PRIMEDIA, Inc., a media and advertising company), for several years. Mr. Thaler has a B.A. in Business Administration from the University at Albany and J.D. from Fordham University.

Michael Eisner currently serves as Chairman of the Board of Holdings, a position he has held since January 2021. Mr. Eisner previously served as Chairman of the Board of Holdings from 2007 to 2013. Mr. Eisner currently serves as the founder of The Tornante Company, LLC, a privately held company that invests in, acquires, incubates, and operates media and entertainment companies. Previously, Mr. Eisner, served as the Chairman and Chief Executive Officer of The Walt Disney Company for 21 years from 1984 to 2005, transforming the company from a film and theme park company with $1.8 billion in enterprise value into a global media empire valued at $80 billion. Mr. Eisner graduated from Lawrenceville School in 1960 and Denison

University in 1964 with a B.A. in English literature and theater. The MUDS Board believes that Mr. Eisner’s extensive public company experience and extensive executive leadership experience in the media and entertainment industry qualifies him to serve as a director on the Post-Closing Board.

Meltem Demirors will join Topps as a director upon the closing of the business combination. Ms. Demirors currently serves as Chief Strategy Officer of CoinShares (International) Limited, a publicly listed digital asset investment firm. Ms. Demirors has held that role since May 2018, and oversees the firm’s corporate strategy, investments, and growth efforts. Previously, she was part of the founding team of Digital Currency Group, a venture capital company focusing on the digital currency market, where she worked from May 2015 to February 2018 as its Vice President of Development. She currently is a course lecturer at Oxford Saïd Business School, and is co-chair of the WEF Cryptocurrency Council and actively involved in bitcoin education and advocacy efforts. Ms. Demirors currently serves as a director on the board of Coinshares Co., Coinshares Capital LLC, Kingdom Trust, Mintgreen Corp., and Compass Mining Corp., and as a board advisor for Blockdaemon, Inc. and Casa, Inc. Ms. Demirors holds a Bachelor of Arts in Mathematical Economic Analysis and a Masters of Business Administration from MIT Sloan School of Management. The MUDS Board believes that Ms. Demirors’ expertise in digital currency and experience in managing digital asset investments qualifies her to serve as a director on the Post-Closing Board.

Eric Eisner joined Holdings as a director in January 2016. Mr. Eisner also currently serves as a consultant for The Tornante Company, LLC, board member of The Eisner Foundation, and founder and CEO of Double E Pictures, LLC, a production company. Mr. Eisner holds a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration from the UCLA Anderson School of Management. The MUDS Board believes that Mr. Eisner’s previous directorship experience with Topps and his extensive leadership experience in the media and entertainment industry qualifies him to serve as a director on the Post-Closing Board.

Jill Ellis joined Holdings as a director in October 2020. Ms. Ellis also currently serves as the President, Soccer Operations, of The Yucaipa Companies, a position she has held since January 2021. Prior to that, Ms. Ellis served as head coach of the United States women’s national team in the United States Soccer Federation from August 2014 to October 2019. The MUDS Board believes that Ms. Ellis’s significant experience with international soccer operations and federations as well as her experience serving as a senior executive at a national governing body for soccer qualifies her to serve as a director of the Post-Closing Board.

Marc Lasry will join Topps as a director upon the closing of the business combination. Currently, Mr. Lasry serves as Chairman and Chief Executive Officer of global investment firm, Avenue Capital Group, positions he has held since co-founding the company in 1995. Mr. Lasry is also currently a member of the Council on Foreign Relations, and he has served on various other boards of advisors and directors of both for-profit and not-for-profit private and public companies. Mr. Lasry graduated with a B.A. in History from Clark University and a J.D. from New York Law School. The MUDS Board believes that Mr. Lasry’s directorship experience with private and public companies as well as his legal background qualifies him to serve as a director of the Post-Closing Board.

Scott Pasquini joined Holdings as a director in January 2015. Mr. Pasquini also currently serves as a Managing Director at Madison Dearborn Partners, LLC (“Madison Dearborn”), a private equity firm for which he has been a general partner since 2007, and Co-Head of Madison Dearborn’s Telecom, Media & Tech Services investment team, a position he has held since December 2020. Prior to his roles at Madison Dearborn and Topps, Mr. Pasquini worked as an associate at GTCR Golder Rauner, a private equity firm, between 2003 and 2005, and at Merrill Lynch in their mergers and acquisitions group from 2001 to 2003. Mr. Pasquini has served on the board of various companies focused on IT technologies and brings two decades of experience to his role at Topps. Mr. Pasquini holds a Bachelor of Science in Engineering, Operations Research and Financial Engineering from Princeton University and a Master of Business Administration from Harvard Business School. The MUDS Board believes that Mr. Pasquini’s directorship experience with a variety of companies where he advised on key strategic and financial decisions, coupled with his leadership experience in the telecom, media and tech services industry qualifies him to serve as a director of the Post-Closing Board.

Andy Redman joined Holdings as a board member in October 2007 and has served as the Executive Chairman of the Board of Topps since January 2021. Previously, Mr. Redman served as Chairman of the Board of Holdings from 2013 to 2020. In addition to his role at Topps, Mr. Redman serves as President and Chief Operations Officer at The Tornante Company, LLC, where he has worked since October 2005. Since joining Tornante, Mr. Redman has overseen all of Tornante’s operations, businesses, and investments, including Tornante’s acquisition of Topps in 2007. Mr. Redman holds a Bachelor of Science in Engineering from Princeton University. The MUDS Board believes that Mr. Redman’s extensive executive leadership experience in the media and entertainment industry as well as his deep knowledge of Topps’ business, strengths and opportunities, qualifies him to serve as a director of the Post-Closing Board.

Maria Seferian joined Holdings as a director in March 2018. In addition to her position at Holdings, Ms. Seferian has also served as chairperson of The Museum of Contemporary Art in Los Angeles since September 2018, and General Counsel for Hillspire in the San Francisco Bay Area since 2014. Previously, Ms. Seferian served as the Interim Director and CEO of The Museum of Contemporary Art, Los Angeles, from 2013 to 2014, and as a partner at the law firm Munger, Tolles & Olson, LLP from 2001 to 2014. Ms. Seferian holds a Bachelor of Arts in philosophy and Master of Arts from the University of Illinois at Urbana-Champaign and a J.D. from Harvard Law School. The MUDS Board believes that Ms. Seferian’s legal background and directorship experience qualifies her to serve as a director of the Post-Closing Board.

Family Relationships

Michael Eisner is the father of Eric Eisner. Aside from the aforementioned relationship, there are no other family relationships between any of the post-combination company’s executive officers, directors or director nominees.

Board Composition

The post-combination company’s business affairs will be managed under the direction of the Post-Closing Board. The Post-Closing Board will consist of eight members, divided into three classes of staggered three-year terms.

As discussed more fully under the section entitled “The Business Combination Proposal — Related Agreements — Investor Rights Agreement”, the post-combination company will enter into the Investor Rights Agreement with the Sponsor, Tornante and MDP. Pursuant to the Investor Rights Agreement, following the closing of the business combination, so long as Topps is a “controlled company” under the NASDAQ listing standards, Tornante, and indirectly, Michael Eisner, will be entitled to nominate all members of the Post-Closing Board, subject to applicable independence requirements and MDP’s rights with respect to its designee; if Topps is not a “controlled company,” Tornante will have the right to nominate to the Post-Closing Board a number of directors equal to the total number of directors multiplied by the percentage of the total voting power of shares of the post-combination company held by Tornante and its permitted transferees at such time (the “Tornante Ownership Percentage”), rounded up to the nearest whole number. Tornante’s right to nominate any directors will terminate at any time that the Tornante Ownership Percentage is less than 10%, and, in the event that the Tornante Ownership Percentage is less than 50% and rounding to the nearest whole number would result in Tornante having the right to nominate over 50% of the total number of directors, Tornante will instead have the right, but not the obligation, to nominate to the Post-Closing Board a number of directors equal to the total number of directors multiplied by the Tornante Ownership Percentage, rounded down to the nearest whole number. In the event that any Tornante director ceases to serve as a director for any reason prior to the expiration of that director’s term, such Tornante director’s replacement will be designated by Tornante as set forth in the Investor Rights Agreement.

Pursuant to the business combination Agreement, MUDS and Topps agreed that the initial Board upon the completion of the business combination will be the following eight individuals: Meltem Demirors, Michael Eisner,

Eric Eisner, Jill Ellis, Marc Lasry, Scott Pasquini, Andy Redman and Maria Seferian. In the event that any of the eight individuals are unable or unwilling to serve as a director upon the Closing, his or her replacement will be mutually agreed between MUDS and Topps.

The Post-Closing Board will be divided into three staggered classes of directors. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•	the Class I directors, whose terms will expire in 2022, will be Andy Redman and Maria Seferian;

•	the Class II directors, whose terms will expire in 2023, will be Meltem Demirors, Eric Eisner and Jill Ellis; and

•	the Class III directors, whose terms will expire in 2024, will be Michael Eisner, Marc Lasry and Scott Pasquini.

Status as a Controlled Company

After the completion of the business combination, Tornante will possess the ability to vote a majority of the post-combination company’s outstanding voting common stock. As a result, the post-combination company will be a “controlled company” under the NASDAQ corporate governance requirements.

Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of the Post-Closing Board consist of independent directors;

•

the requirement that the post-combination company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•

the requirement that the post-combination company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Following the consummation of the business combination, the post-combination company intends to utilize these exemptions. As a result, the post-combination company may not have a majority of independent directors on the Post-Closing Board, and the Compensation and Nominating and Corporate Governance Committees may not consist entirely of independent directors and the Compensation and Nominating and Corporate Governance Committees may not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NASDAQ.

Director Independence

Under the rules of NASDAQ, a director will only qualify as an “independent director” if such person is not an officer or employee of the company or its subsidiaries and such person does not have a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Prior to the consummation of the business combination, the MUDS Board will undertake a review of the independence of each director and consider whether each director has a material relationship with Topps or MUDS that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. MUDS anticipates that, as a result of this review, Meltem Demirors, Jill Ellis, Marc Lasry, Scott Pasquini and Maria Seferian will be considered “independent directors” as defined under the listing requirements and rules of the NASDAQ, and that Marc

Lasry, Scott Pasquini and Maria Seferian will be considered independent for purposes of audit committee service under Rule 10A-3 under the Exchange Act. In making these determinations, the MUDS Board will consider the current and prior relationships that each non-employee director has with MUDS and Topps and all other facts and circumstances the MUDS Board deem relevant in determining independence, including the beneficial ownership of the post-combination company’s common stock held by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”

Committees of the Board of Directors

Following the closing of the business combination, the standing committees of the Post-Closing Board will consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The expected composition of each committee following the business combination, and the responsibilities of each of the committees, is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Post-Closing Board.

Audit Committee

Upon consummation of the business combination, the post-combination company’s Audit Committee will be composed of Scott Pasquini, Marc Lasry and Maria Seferian, with Scott Pasquini serving as chair of the committee. We anticipate that, prior to the completion of the business combination, the MUDS Board will determine that Marc Lasry, Scott Pasquini and Maria Seferian meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of NASDAQ. We anticipate that, prior to the consummation of the business combination, the MUDS Board will determine that Marc Lasry and Scott Pasquini are each an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NASDAQ. The Audit Committee’s responsibilities will include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of the post-combination company’s independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by the post-combination company’s independent registered public accounting firm;

•	review the post-combination company’s policies on risk assessment and risk management;

•

reviewing and discussing with management and the independent registered public accounting firm the post-combination company’s annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of the post-combination company’s internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether the post-combination company’s audited financial statements shall be included in the post-combination company’s Annual Report on Form 10-K;

•	monitoring the post-combination company’s compliance with legal and regulatory requirements as they relate to the post-combination company’s financial statements and accounting matters;

•	preparing the Audit Committee report required by the rules of the SEC to be included in the post-combination company’s annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing and discussing with management and the post-combination company’s independent registered public accounting firm the post-combination company’s earnings releases and scripts.

•	The Post-Closing Board will adopt a written charter for the audit committee which will be available on Topps’ website upon the completion of the business combination.

Compensation Committee

Upon consummation of the business combination, the post-combination company’s Compensation Committee will be composed of Michael Eisner and Scott Pasquini, with Michael Eisner serving as chair of the committee. Under NASDAQ listing standards, as a controlled company, the post-combination company will not be required to have a compensation committee composed entirely of independent directors. While the post-combination company intends to rely upon this exemption for controlled companies, we anticipate that, prior to the completion of the business combination, the MUDS Board will determine that Scott Pasquini is independent. The Compensation Committee’s responsibilities upon completion of the business combination will include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of the post-combination company’s chief executive officer;

•

evaluating the performance of the post-combination company’s chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of the post-combination company’s chief executive officer;

•	reviewing and approving the compensation of the post-combination company’s other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	conducting the independence assessment outlined in NASDAQ rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of NASDAQ;

•	reviewing and establishing the post-combination company’s overall management compensation, philosophy and policy;

•	overseeing and administering the post-combination company’s compensation and similar plans;

•	reviewing and making recommendations to the Post-Closing Board with respect to director compensation; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in the post-combination company’s annual proxy statement or Annual Report on Form 10-K.

The Post-Closing Board will adopt a written charter for the compensation committee, which will be available on Topps’ website upon the completion of the business combination.

Nominating and Corporate Governance Committee

Upon consummation of the business combination, the post-combination company’s Nominating and Corporate Governance Committee will be composed of Eric Eisner and Jill Ellis, with Jill Ellis serving as chair of the committee. Under NASDAQ listing standards, as a controlled company, the post-combination company will not be required to have a nominating and corporate governance committee comprised entirely of independent directors. While the post-combination company intends to rely upon this exemption for controlled companies, we anticipate that, prior to the completion of the business combination, the MUDS Board will determine that Jill Ellis is independent. The Nominating and Corporate Governance Committee’s responsibilities upon completion of the business combination will include:

•	developing and recommending to the Post-Closing Board criteria for board and committee membership;

•

subject to the rights of Tornante under the Investor Rights Agreement, identifying and recommending to the Post-Closing Board the persons to be nominated for election as directors and to each of the Post-Closing Board’s committees;

•	developing and recommending to the Post-Closing Board best practices and corporate governance principles;

•	developing and recommending to the Post-Closing Board a set of corporate governance guidelines; and

•	reviewing and recommending to the Post-Closing Board the functions, duties and compositions of the committees of the Post-Closing Board.

Code of Conduct and Ethics

Following the consummation of the business combination, the post-combination company will adopt a code of conduct and ethics that will apply to the post-combination company’s directors, officers and employees in accordance with applicable federal securities laws, a copy of which will be available on the investor relations page of Topps’ website at www.topps.com. The post-combination company will make a printed copy of the code of conduct and ethics available to any stockholder who so requests. Following the business combination, requests for a printed copy may be directed to: The Topps Companies, Inc., 1 Whitehall Street, New York, NY 10004, Attention: Jason Thaler.

If the post-combination company amends or grants a waiver of one or more of the provisions of the post-combination company’s code of ethics, it intends to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of the post-combination company’s code of ethics that apply to the post-combination company’s principal executive officer, principal financial officer and principal accounting officer by posting the required information on the investor relations page of the post-combination company’s website at www.topps.com. The information on this website is not part of this proxy statement.

EXECUTIVE COMPENSATION

MUDS

None of MUDS’ officers or directors have received any cash compensation for services rendered to us. Commencing on the date that MUDS’ securities were first listed on Nasdaq, MUDS has agreed to pay the Sponsor (or an affiliate thereof) a total of $10,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of MUDS’ initial business combination or MUDS’ liquidation, MUDS will cease paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, will be paid to MUDS’ Sponsor, officers, and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of MUDS’ initial business combination. However, these individuals were and will be reimbursed for any out-of-pocket expenses incurred in connection with activities on MUDS’ behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. MUDS’ audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, or directors, or MUDS’ or any of their respective affiliates. Any such payments prior to an initial business combination were or will be made using funds held outside MUDS’ trust account. Other than quarterly audit committee review of such reimbursements, MUDS has not implemented any additional controls governing MUDS’ reimbursement payments to MUDS’ directors and officers for their out-of-pocket expenses incurred in connection with MUDS’ activities on MUDS’ behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, has been or will be paid by the company to MUDS’ Sponsor, officers, directors, or any of their respective affiliates, prior to completion of an initial business combination.

For more information about the interests of the Sponsor, directors and officers in the Transactions, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

TOPPS

The following discussion and analysis of compensation arrangements of the named executive officers of Topps for the fiscal year ended January 2, 2021 (i.e., pre-Transactions) should be read together with the compensation tables and related disclosures provided below and in conjunction with Topps’ financial statements and related notes appearing elsewhere in this proxy statement. Compensation information included in the following discussion is presented in actual dollar amounts.

Introduction

As an “emerging growth company,” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules, Topps has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies.” This section discusses the material components of the executive compensation program for Topps’ Chief Executive Officer and Topps’ two other most highly compensated executive officers who Topps refer to collectively as Topps’ “Named Executive Officers.” For the fiscal year ended January 2, 2021, Topps’ Named Executive Officers and their positions were as follows:

•	Michael Brandstaedter, Chief Executive Officer and President;

•	John Mueller, Chief Financial Officer; and

•	Jason Thaler, General Counsel.

Topps’ compensation policies and philosophies are designed to align compensation with business objectives and the creation of stockholder value, while also enabling Topps to attract, motivate, and retain individuals who contribute to its long-term success. Topps believes its executive compensation program must be competitive in order to attract and retain executive officers. Topps seeks to implement compensation policies and philosophies by linking a significant portion of Topps’ executive officers’ cash compensation to performance objectives and has historically provided a portion of their compensation as long-term incentive compensation in the form of equity awards in Topps Management LLC.

To date, the compensation of Topps’ Named Executive Officers has consisted of a base salary, an annual cash incentive bonus that was not subject to a maximum payout limit, equity compensation in Topps Management LLC, and health and welfare benefits. Topps’ Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances pursuant to the Topps Severance Plan.

The Topps’ board of directors has historically determined all of the components of compensation of Topps’ executive officers. As Topps transitions from a private company to a publicly traded company, the post-combination company will evaluate its compensation program as circumstances require. As part of the ongoing evaluation, it is expected that the compensation committee of the post-combination company will apply Topps’ policies and philosophies described above.

Topps expects that it will develop an executive compensation program for the post-combination company that is consistent with Topps’ existing compensation policies and philosophies following the Transactions, which are designed to align compensation with business objectives and the creation of stockholder value, while also enabling it to attract, motivate, and retain individuals who contribute to Topps’ long-term success. The compensation reported in this summary compensation table below is not necessarily indicative of how Topps’ Named Executive Officers will be compensated in the future, and this discussion may contain forward-looking statements that are based on Topps’ current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that Topps adopts in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to, or earned by the Topps Named Executive Officers for the fiscal year ended January 2, 2021.

Name and Principal Position	Year	Salary ($)	Nonequity Incentive Plan Compensation(1) ($)	All Other Compensation ($) (2)	Total ($)
Michael Brandstaedter Chief Executive Officer	2020	596,177	1,000,000	19,000	1,615,177
John Mueller Chief Financial Officer	2020	398,617	450,000	13,957	862,574
Jason Thaler General Counsel	2020	377,222	450,000	19,000	846,222

(1)

Represents annual bonuses paid to each of Topps’ Named Executive Officers based upon the achievement of EBITDA-based performance metrics and the discretion of Topps’ board of directors. For additional information regarding bonus targets, please see the section entitled “Narrative to Summary Compensation Table” below.

(2)	Amounts reported in this column reflect the portion of each Named Executive Officer’s health insurance coverage premiums paid by Topps.

Narrative Disclosure to Summary Compensation Table

Equity Incentives

Brandstaedter Agreements

Mr. Brandstaedter is party to award agreements with Topps Management LLC, dated October 12, 2009; April 15, 2011; June 1, 2013; July 18, 2014; and July 20, 2017, pursuant to which Mr. Brandstaedter was issued 560,000 Units; 120,000 Units; 401,212 Units; 270,303 Units; and 270,303 Units, respectively, in Topps Management LLC that are intended to constitute “profits interests” for U.S. federal income tax purposes (which Topps refers to, and we refer to herein, as “Units”), and represent the right to share in any increase in the equity value of Topps Management LLC that exceeds a specified threshold. Fifty percent of each award of Mr. Brandstaedter’s Units are subject to time-vesting conditions (which Topps refers to as the “Time-Vesting Units”) and 50% of each award of Mr. Brandstaedter’s Units are subject to performance-vesting conditions (which Topps refers to as the “Performance-Vesting Units”). The Time-Vesting Units generally vest over a four-year period, commencing on the second anniversary of the vesting start date (as set forth in the applicable award agreement), and all of Mr. Brandstaedter’s Time-Vesting Units, other than 27,030 Units granted pursuant to the July 20, 2017 award agreement, have vested as of the filing of this proxy statement. Mr. Brandstaedter’s remaining unvested Time-Vesting Units will vest on August 1, 2021, provided that Mr. Brandstaedter will not receive any distributions in respect of such Time-Vesting Units until all other members of Holdings (other than Topps Management LLC) have first received, under the Holdings operating agreement, a return of their respective capital contributions to Holdings plus a return of at least 8% per annum, commencing on the date they made such capital contribution to Holdings, compounded annually. The Performance-Vesting Units are split into two tranches, with 50% of the Performance-Vesting Units vesting upon the members of Holdings receiving distributions equal to at least 2.5 times their respective capital contributions to Holdings and 50% of the Performance-Vesting Units vesting upon the members of Holdings receiving distributions equal to at least 3.5 times their respective capital contributions to Holdings. It is anticipated that all of the Performance-Vesting Units will vest in connection with the Transactions.

In the event Mr. Brandstaedter is terminated without “cause,” due to death or “disability,” or resigns for “good reason” (as each term is defined in the Topps Management LLC operating agreement), Mr. Brandstaedter’s Time-Vesting Units shall continue to vest for one additional year from his date of termination, such that all Time-Vesting Units will be fully vested. Upon any other terminations of employment, all unvested Time-Vesting Units and Performance-Vesting Units shall be forfeited for no additional consideration. Upon any termination, Topps Management LLC will have the ability to repurchase any vested Time-Vesting Units, as well as any Performance-Vesting Units, in each case, at fair market value. In the event this repurchase occurs within six months of a “change in control event” (as defined therein and summarized below), Mr. Brandstaedter will be entitled to receive the excess, if any, of the change in control event proceeds Mr. Brandstaedter would have received in connection with the change in control event over the amount Mr. Brandstaedter previously received when his Units were repurchased.

Upon the occurrence of a change in control event, any unvested portion of the change in control event proceeds Mr. Brandstaedter would have received pursuant to his unvested Time-Vesting Units will become fully vested on the first anniversary of the closing of such change in control event. In the event Mr. Brandstaedter’s employment is terminated without “cause,” due to his death or “disability,” or due to a “constructive termination” following a change in control event, but prior to the receipt of any unvested proceeds described in this paragraph, such proceeds shall be immediately vested and payable to Mr. Brandstaedter. Upon a termination for any other reason following a change in control event but prior to the receipt of any unvested proceeds described in this paragraph, Mr. Brandstaedter’s rights to any unvested proceeds shall be forfeited for no additional consideration.

For the purpose of Mr. Brandstaedter’s Units, “cause” means Mr. Brandstaedter’s: (i) material breach of the Topps Management LLC operating agreement (provided that for purposes of Article 7 thereof, a breach of clause (c) of Section 10.1 thereof shall be deemed material only to the extent that such breach could reasonably be expected to materially adversely affect or otherwise malign the business or reputation of The Topps Company, Inc. and its subsidiaries or Holdings or any of its equityholders); (ii) material failure to perform the duties reasonably directed by the board of directors of Holdings or The Topps Company, Inc., as the case may be, which failure, if curable, is not cured within 15 days after written notice to Mr. Brandstaedter; (iii) repeated failure (whether or not subject to cure and whether or not cured pursuant to the foregoing clause (ii)) to perform the duties reasonably directed by the board of directors of Holdings or The Topps Company, Inc., as the case may be; (iv) conviction (or entry of a guilty plea or plea of no contest) of a felony or crime involving moral turpitude or the commission of an act involving gross misconduct, fraud, embezzlement, or theft with respect to The Topps Company, Inc. or any of its subsidiaries, Holdings or Topps Management LLC; (v) illegal substance abuse or habitual drunkenness; or (vi) intentional misconduct or gross negligence resulting in, or that could reasonably be expected to result in, material harm to the reputation, business relations, or business of The Topps Company, Inc., Holdings, Topps Management LLC, or any of their respective affiliates.

For the purpose of Mr. Brandstaedter’s Units, “change in control event” means a transaction or series of related transactions (i) as a result of which neither MDP nor Tornante (or their respective affiliates) shall have the power to control (whether individually or together) the management, policies, and business decisions of Holdings or (ii) resulting in the sale of all or substantially all of the assets of Topps, as a whole, to a person other than MDP or Tornante (or their respective affiliates).

For the purpose of Mr. Brandstaedter’s Units, “disability” means his inability to perform his employment-related duties for The Topps Company, Inc. by virtue of illness or physical or mental disability (from any cause or causes whatsoever) in substantially the manner and to the extent required of him prior to the commencement of such disability and he shall fail to perform such duties for periods aggregating 180 days, whether or not continuous, in any continuous 360-day period.

For the purpose of Mr. Brandstaedter’s Units, “constructive termination” means the resignation of Mr. Brandstaedter as a results of a material diminution or material adverse change in Mr. Brandstaedter’s duties, compensation, travel, perquisites, office, or location of employment, but without regard to Mr. Brandstaedter’s status or entitlements as a member of Topps Management LLC, provided that changes in employer, reporting change (including change in title to accommodate such change in reporting chain), and supervisor in connection with a change in control event shall not alone be deemed to constitute such a material diminution or adverse change or otherwise result in a constructive termination

Mueller Agreement

Mr. Mueller is party to an award agreement with Topps Management LLC, dated July 18, 2014, pursuant to which Mr. Mueller was issued 800,000 Units in Topps Management LLC. Fifty percent of Mr. Mueller’s Units are Time-Vesting Units and 50% of his Units are Performance-Vesting Units. Mr. Mueller’s Units are generally subject to the same terms and conditions as Mr. Brandstaedter’s Units, including with respect to the Time-Vesting Units and Performance-Vesting Units; provided, however, that all of Mr. Mueller’s Time-Vesting Units have fully vested as of the filing of this proxy statement. For a description of the terms of Mr. Brandstaedter’s Units, see the section entitled “Narrative Disclosure to Summary Compensation Table — Equity Incentives — Brandstaedter Agreements” above.

Thaler Agreements

Mr. Thaler is party to award agreements with Topps Management LLC, dated June 1, 2013 and July 18, 2014, pursuant to which Mr. Thaler was issued 280,000 Units and 170,505 Units, respectively, in Topps Management LLC. Fifty percent of each of award of Mr. Thaler’s Units are Time-Vesting Units and 50% of each award of Mr. Thaler’s Units are Performance-Vesting Units. Mr. Thaler’s Units are generally subject to the same terms and conditions as Mr. Brandstaedter’s Units, including with respect to the Time-Vesting Units and Performance-Vesting Units; provided, however, that all of Mr. Thaler’s Time-Vesting Units have fully vested as of the filing of this proxy statement. For a description of the terms of Mr. Brandstaedter’s Units, see the section entitled “Narrative Disclosure to Summary Compensation Table — Equity Incentives — Brandstaedter Agreements” above.

2020 Annual Cash Incentive Compensation

Our annual cash incentive awards have historically been of a discretionary nature, and in determining the annual cash incentive awards payable to our Named Executive Officers for any given fiscal year, the Topps’ board of directors considers a variety of factors, including, without limitation, (i) the Company’s achievement of certain performance targets established annually by the Topps’ board of directors and (ii) individual performance. For the fiscal year ending January 2, 2021, each Named Executive Officer, other than Mr. Brandstaedter, was eligible to receive an annual cash incentive payment targeted at 40% of the Named Executive Officer’s base salary, and Mr. Brandstaedter was eligible to receive an annual cash incentive payment targeted at 60% of his base salary. The Named Executive Officers must generally be employed on the date of payment in order to receive payment of an annual cash incentive payment.

Offer Letters

Brandstaedter Offer Letter

Topps is party to an offer letter with Mr. Brandstaedter, dated August 15, 2016, which provides for an “at-will” term of employment and may be terminated at any time by either party for any reason or no reason. Mr. Brandstaedter’s employment letter sets forth his position as Chief Executive Officer, and provides for (i) an initial annual salary of $500,000, which was increased to $605,000 as of January 1, 2021 and (ii) an equity grant of 3% of the Units in Topps Management LLC. Mr. Brandstaedter’s offer letter also contains a performance-based cash incentive bonus, which is payable, in addition to his annual cash incentive payment, upon the achievement of the following performance metrics in the following amounts: (A) if Topps’ gross revenue exceeds $500 million in any fiscal year and EBITDA exceeds $50 million in the same fiscal year, then Mr. Brandstaedter would be entitled to a one-time bonus of $1,000,000, and (B) if Topps’ gross revenue exceeds $750 million in any fiscal year and EBITDA exceeds $75 million in the same fiscal year, then Mr. Brandstaedter would be entitled to an additional one-time bonus of $5,000,000 (with such bonuses collectively referred to herein as the “Brandstaedter Bonuses”). The Brandstaedter Bonuses, to the extent earned and paid, will reduce any amounts Mr. Brandstaedter would otherwise be entitled to receive with respect to the units Mr. Brandstaedter holds in Topps Management LLC. For the 2020 fiscal year, Mr. Brandstaedter’s annual base salary was $596,177 and annual bonus target was 60% of his base salary.

Mueller Offer Letter

Topps is a party to an offer letter with Mr. Mueller, dated March 21, 2014, which provides for an “at-will” term of employment and may be terminated at any time by either party for any reason or no reason. Mr. Mueller’s offer letter sets forth his position as Vice President, Chief Financial Officer, and provides for (i) an initial annual salary of $350,000, (ii) the ability to participate in the Topps employee and fringe benefit plans as may be in effect from time to time, and (iii) an annual performance-based bonus with a target equal to 40% of his base salary based on the achievement of individual and performance objectives established by Topps. Mr. Mueller’s offer letter also entitles Mr. Mueller to an equity grant of 800,000 Units in Topps Management LLC. For the 2020 fiscal year, Mr. Mueller’s annual base salary was $398,617 and annual bonus target was 40% of his base salary.

Thaler Offer Letter

Topps is a party to an offer letter with Mr. Thaler, dated June 7, 2012, which provides for an “at-will” term of employment and may be terminated at any time by either party for any reason or no reason. Mr. Thaler’s offer letter sets forth his position as General Counsel and provides for (i) an initial annual salary of $275,000, (ii) the ability to participate in the Topps employee and fringe benefit plans as may be in effect from time to time, and (iii) an annual performance-based bonus with a target equal to 40% of base salary based on the achievement of individual and performance objectives established by Topps. Mr. Thaler’s offer letter also entitles Mr. Thaler to an equity grant of 280,000 Units in Topps Management LLC, and a sign on bonus in the amount of $35,000 that was paid within 60 days of Mr. Thaler’s commencement of employment. For the 2020 fiscal year, Mr. Thaler’s annual base salary was $377,222 and annual bonus target was 40% of his base salary.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes, for each of the Named Executive Officers, the outstanding equity-based awards held as of January 2, 2021, which consist exclusively of Units in Topps Management LLC. See the section entitled “Equity Incentives” above for additional information regarding the Units.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date(2)
Michael Brandstaedter(3)	783,879.8	837,938.2	1,621,818	N/A	N/A
John Mueller(4)	400,000	400,000	800,000	N/A	N/A
Jason Thaler(5)	225,253	225,252	450,505	N/A	N/A

(1)

The equity awards disclosed in this table are Units of Topps Management LLC, which are intended to be profits interests for federal income tax purposes. For more information on these Units, see the section entitled “Equity Incentives” above. Despite the fact that these Units do not require the payment of an exercise price or have an option expiration date, Topps believes they are economically similar to stock options and, as such, they are reported in this table as “Option” awards. Awards reflected as “unexercisable” are Incentive Units that have not yet vested. Awards reflected as “exercisable” are Incentive Units that have vested but remain outstanding.

(2)	These awards are not traditional options, and, therefore, there is no exercise price or expiration date associated with them.
(3)

Mr. Brandstaedter’s Time-Vesting Units granted in 2009 were subject to time-based vesting conditions and vested as follows: (i) 20% on August 3, 2011; (ii) 30% on August 3, 2012; (iii) 30% on August 3, 2013; and (iv) 20% on August 3, 2014. Mr. Brandstaedter’s Time-Vesting Units granted in 2011 were subject to time-based vesting conditions and vested as follows: (A) 20% on March 15, 2013; (B) 30% on March 15, 2014; (C) 30% on March 15, 2015; and (D) 20% on March 15, 2016. Mr. Brandstaedter’s Time-Vesting Units granted in 2013 were subject to time-based vesting conditions and vested as follows: (I) 20% on May 1, 2015; (II) 30% on May 1, 2016; (III) 30% on May 1, 2017; and (IV) 20% on May 1, 2018. Mr. Brandstaedter’s Time-Vesting Units granted in 2014 were subject to time-based vesting conditions and vested as follows: (a) 20% on July 1, 2016; (b) 30% on July 1, 2017; (c) 30% on July 1, 2018; and (d) 20% on July 1, 2019. Mr. Brandstaedter’s Time-Vesting Units granted in 2017 were subject to time-based vesting conditions and vested as follows: (w) 20% on August 1, 2018; (x) 30% on August 1, 2019; (y) 30% on August 1, 2020; and (z) 20% on August 1, 2021. Mr. Brandstaedter’s Performance-Vesting Units granted in each of 2009, 2011, 2013, 2014, and 2017 are subject to performance-vesting conditions and vest with respect to 50% of the Performance-Vesting Units upon members of Holdings receiving distributions equal to at least 2.5 times their respective capital contributions to Holdings. The remaining 50% of Mr. Brandstaedter’s Performance-Vesting Units granted in each of 2009, 2011, 2013, 2014, and 2017 vest upon members of Holdings receiving distributions equal to at least 3.5 times their respective capital contributions to Holdings.

(4)

Mr. Mueller’s Time-Vesting Units granted in 2014 were subject to time-based vesting conditions and vested as follows: (i) 20% on July 1, 2016; (ii) 30% on July 1, 2017; (iii) 30% on July 1, 2018; and (iv) 20% on July 1, 2019. Mr. Mueller’s Performance-Vesting Units granted in 2014 are subject to performance-vesting conditions and vest with respect to 50% of the Performance-Vesting Units upon members of Holdings receiving distributions equal to at least 2.5 times their respective capital contributions to Holdings. The remaining 50% of Mr. Mueller’s Performance-Vesting Units granted in 2014 vest upon members of Holdings receiving distributions equal to at least 3.5 times their respective capital contributions to Holdings.

(5)

Mr. Thaler’s Time-Vesting Units granted in 2013 were subject to time-based vesting conditions and vested as follows: (i) 20% on May 1, 2015; (ii) 30% on May 1, 2016; (iii) 30% on May 1, 2017; and (iv) 20% on May 1, 2018. Mr. Thaler’s Time-Vesting Units granted in 2014 were subject to time-based vesting conditions and vested as follows: (A) 20% on July 1, 2016; (B) 30% on July 1, 2017; (C) 30% on July 1, 2018; and (D) 20% on July 1, 2019. Mr. Thaler’s Performance-Vesting Units granted in 2013 and 2014 are subject to performance-vesting conditions and vest with respect to 50% of the Performance-Vesting Units upon members of Holdings receiving distributions equal to at least 2.5 times their respective capital contributions to Holdings. The remaining 50% of Mr. Thaler’s Performance-Vesting Units granted in 2013 and 2014 vest upon members of Holdings receiving distributions equal to at least 3.5 times their respective capital contributions to Holdings.

Emerging Growth Company Status

As an emerging growth company, Topps is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of the Topps Chief Executive Officer to the median of the annual total compensation of all of the Topps’ employees, each, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Potential Payments Upon Termination or Change in Control

The Named Executive Officers are eligible to receive severance payments pursuant to the Topps Company, Inc. Severance Plan (which Topps refers to as the “Severance Plan”). Pursuant to the terms of the Severance Plan, upon a Named Executive Officer’s termination without “cause” (as defined in the Severance Plan), each Named Executive Officer would be entitled to severance benefits in the form of annual base salary continuation for a period equal to the sum of (i) six weeks plus (ii) one additional week for each full year of employment with Topps. Severance benefits are payable in equal installments in accordance with Topps’ ordinary payroll schedule. Any severance benefits received shall be reduced by the gross-biweekly earned income derived from the Named Executive Officer’s subsequent employment. For the fiscal year ending January 2, 2021, assuming a termination without cause had occurred on January 2, 2021 with respect to each Named Executive Officer, the Topps Named Executive Officers would have been entitled to the following severance amounts, less any applicable taxes: $194,904.07 for Mr. Brandstaedter, $91,988.46 for Mr. Mueller, and $101,559.85 for Mr. Thaler.

In addition to the severance benefits described above, upon a change in control of Topps, each of the Named Executive Officers will be entitled to receive payments in respect of his Units to the extent such Units have vested as of the time of the change in control. For a description of the terms of the Units, including with respect to vesting, see the section entitled “Narrative Disclosure to Summary Compensation Table — Equity Incentives” above. In connection with the Transactions, each Named Executive Officer’s Performance-Vesting Units will vest, and the Named Executive Officers will receive payments in respect of their vested Time-Vesting Units and Performance-Vesting Units in accordance with their terms.

401(k) Plan

Topps maintains the Topps Company 401(k) Savings and Investment Plan (the “401(k) Plan”), which is a tax-qualified retirement plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, participants may elect to defer a portion of their compensation (i) on a pre-tax basis or (ii) pursuant to a Roth deferral on a post-tax basis and have the deferral contributed to the 401(k) Plan, subject, in each case, to applicable annual aggregate contribution limits under the Code. Deferral contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participant elective deferrals are 100% vested at all times. Under the 401(k) Plan, Topps may also make discretionary matching contributions equal to a uniform percentage or dollar amount of a participant’s elective deferrals each payroll period. As of the filing of this proxy statement, Topps has not made any matching contributions under the 401(k) Plan.

As a U.S. tax-qualified retirement plan, contributions to the 401(k) Plan made on a pre-tax basis and earnings on such contributions are not taxable to participants until distributed from the 401(k) Plan. Roth deferral contributions to the 401(k) Plan are not taxable to participants upon distribution, and earnings on such contributions are not taxable to participants upon distribution if the distribution is a qualifying distribution. No participant contributions are deductible by Topps. However, in the event that Topps decides to make any matching contributions to participants, such matching contributions would be deductible by Topps.

Non-Employee Director Compensation

Employee directors and directors affiliated with MDP and Tornante receive no additional compensation for serving on the board of directors. Accordingly, none of our directors, other than Mses. Seferian and Ellis, received compensation for the fiscal year ended January 2, 2021.

Non-Employee Director Compensation for Fiscal Year 2020. The following table presents the total compensation for each person who served as a non–employee member of the Holdings board of directors during the fiscal year ending January 2, 2021. Other than as set forth in the table and described more fully below, neither Topps nor Holdings paid any compensation, reimbursed any expense of, made any equity awards or non–equity awards to, or paid any other compensation to any of the other non–employee members of the Topps’ or Holdings’ board of directors during the fiscal year ending January 2, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Maria Seferian	25,000	—	25,000
Jill Ellis	12,500	37,250	49,750

(1)

As of January 2, 2021, Mses. Seferian and Ellis each held 90,000 and 100,000 unvested Units of Topps Management LLC. Amount reported for Ms. Ellis reflects the grant date fair value of the Units, determined as of the grant date (August 1, 2020) in accordance with FASB ASC Topic 718. Fifty percent of Ms. Ellis’ Units granted on August 1, 2020 are subject to time-based vesting conditions and vest as follows: (i) 25% on August 1, 2021; (ii) 25% on August 1, 2022; (iii) 25% on August 1, 2023; and (iv) 25% on August 1, 2024. The remaining 50% of the Units granted to Ms. Ellis on August 1, 2020 are subject to performance-vesting conditions and vest with respect to 50% of the performance-vesting Units upon members of Holdings receiving distributions equal to at least 2.5 times their respective capital contributions to Holdings. The remaining 50% of Ms. Ellis’ performance-vesting Units granted in 2020 vest upon members of Holdings receiving distributions equal to at least 3.5 times their respective capital contributions to Holdings.

Description of Director Compensation. With respect to fiscal year 2020, each of Mses. Seferian and Ellis was entitled to receive an annual cash retainer of $25,000, payable quarterly in arrears. Because Ms. Ellis joined Holdings’ board of directors on August 1, 2020, after the start of the 2020 fiscal year, her cash retainer was pro-rated for fiscal year 2020.

In addition, in connection with Ms. Ellis’ appointment to Holdings’ board in fiscal year 2020, she received a grant of 100,000 Units in Topps Management LLC on August 1, 2020, consisting of time-vesting Units (50% of the Units granted) and performance-vesting Units (50% of the Units granted). Ms. Ellis’ time-vesting Units vest in equal installments over a four-year period, commencing on August 1, 2021, subject to Ms. Ellis’ continued service on the Holdings board as of the applicable vesting date. However, Ms. Ellis will not receive any distributions in respect of such time-vesting Units until all other members of Holdings (other than Topps Management LLC) have first received, under the Holdings operating agreement, a return of their respective capital contributions to Holdings plus a return of at least 8% per annum, commencing on the date they made such capital contribution to Holdings, compounded annually. Ms. Ellis’ performance-vesting Units are split into two tranches, with 50% of the performance-vesting Units vesting upon the members of Holdings receiving distributions equal to at least 2.5 times their respective capital contributions to Holdings and 50% of her performance-vesting Units vesting upon the members of Holdings receiving distributions equal to at least 3.5 times their respective capital contributions to Holdings, subject, in each case, to Ms. Ellis’ continued service on Holdings’ board as of the applicable vesting dates. It is anticipated that all of the performance-vesting Units will vest in connection with the Transactions. In the event of Ms. Ellis’ separation from the board of Holdings for any reason or no reason, all unvested Units as of such separation will be forfeited for no consideration, and Ms. Ellis will be entitled to retain any Units that had vested as of such separation.

Following the completion of the Transactions, the post-combination company will implement a formal policy pursuant to which the post-combination company’s non-employee directors will be eligible to receive compensation for service on the Post-Closing Board and committees of the Post-Closing Board, which compensation will generally consist of a combination of cash retainers and fees, stock options and restricted stock units.

Actions Taken in Connection with the Transactions

Employment Agreements

In connection with the Transactions, the post-combination company intends to enter into employment agreements with certain current members of the Topps management team and is currently negotiating the terms of those agreements in consultation with an independent compensation consultant engaged to assist in determining appropriate compensation arrangements for the post-combination company’ management team.

Grants of New Equity Awards

If the MUDS stockholders approve the Incentive Plan and it becomes effective, we anticipate making grants of time-vesting stock options, time-vesting restricted stock units, and performance-vesting restricted stock units to certain employees and service providers in fiscal year 2021 following the Closing Date. For additional information on these equity incentive awards and a description of the Incentive Plan, see the section entitled “Proposal No. 5 — The Incentive Plan Proposal.”

Executive Officer and Director Compensation Following the Transactions

Following the Closing, the post-combination company intends to develop an executive compensation program that is designed to align compensation with its business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to its long-term success. The executive compensation program may include executive compensation plans for which the post-combination company would seek stockholder approval following the closing of the business combination, including the Incentive Plan. Please see the section of this proxy statement entitled “Proposal No. 5—The Incentive Plan Proposal” for further information regarding the Incentive Plan. Decisions on the executive compensation program will be made by the Post-Closing Board or the compensation committee of the Post-Closing Board.

In accordance with the Amended and Restated Bylaws, following the completion of the business combination, the Post-Closing Board will determine the annual compensation to be paid to the members of the Post-Closing Board.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement. Certain total amounts may not foot due to rounding.

Introduction

MUDS is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Mudrick Capital Acquisition Corporation II (“MUDS” or the “Company”, before the business combination) and Topps adjusted to give effect to the business combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

MUDS is a blank check company incorporated in Delaware on July 30, 2020. MUDS was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. At March 31, 2021, there was approximately $321.0 million held in the trust account of MUDS that holds the proceeds from the MUDS IPO (“Trust Account”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of MUDS and the historical balance sheet of Topps on a pro forma basis as if the Transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 combines the historical statements of operations of MUDS and Topps on a pro forma basis as if the Transactions, summarized below, had been consummated on January 1, 2020.

The historical financial information of MUDS was derived from the unaudited condensed financial statements of MUDS as of and for the three months ended March 31, 2021 and audited financial statements of MUDS as of December 31, 2020 and for the period from July 30, 2020 (inception) through December 31, 2020, which are included elsewhere in this proxy statement. The historical financial information of Topps was derived from the unaudited condensed consolidated financial statements of Topps as of and for the thirteen weeks ended April 3, 2021 and audited consolidated financial statements of Topps as of and for the year ended January 2, 2021, which is included elsewhere in this proxy statement. Topps operates and reports its financial results on 52/53-week fiscal periods ending on the Saturday nearest the last day of the calendar year. The pro forma condensed combined statement of operations is presented based on the fiscal year and fiscal quarter of MUDS. Because Topps’ year-end differs by less than 93 days from MUDS year-end, MUDS combined its statement of operations and that of Topps using their respective fiscal years and fiscal quarters.

This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, MUDS’ and Topps’ audited financial statements and related notes, the sections titled “MUDS’ Management’s Discussion and Analysis of Financial Condition and Results of Operations ,” and “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The business combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, MUDS will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of Topps issuing stock for the net assets of MUDS, accompanied by a recapitalization. The net assets of MUDS will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Topps.

Topps has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•

Topps’ stockholders will have the largest portion of the voting rights in the post-combination company which is mainly due to the issuance of Class E common stock to certain Topps’ stockholders that will be entitled to 10 votes per share;

•

The board of directors of the post-combination company will have eight members and, on a go-forward basis, so long as Topps is a “controlled company” under the NASDAQ listing standards, Tornante, and indirectly, Michael Eisner, will be entitled to nominate all members of the Post-Closing Board, subject to applicable independence requirements and MDP’s rights with respect to its designee.

•	Topps’ existing management will hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	Topps is significantly larger than MUDS by assets, net sales, and employees; and

•

The purpose and intent of the business combination is to create an operating public company through MUDS, with management continuing to use Topps’ platform to grow the business and the combined entity will retain the Topps name.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below:

•	Assuming No Redemptions: This presentation assumes that no stockholders of the Class A common stock exercise redemption rights with respect to their public shares.

•

Assuming Maximum Redemptions: This presentation assumes that 21,772,783 shares of the current outstanding Class A common stock are redeemed (which is derived from the number of shares that could be redeemed in connection with the business combination at an assumed redemption price of $10.15 per share based on $321.0 million of funds held in the Trust Account as of March 31, 2021 and still satisfy the minimum cash condition of $350.0 million set forth in the Merger Agreement, and after giving effect to the PIPE Investment, including the backstop amount of $100.0 million funded by certain funds and accounts managed by Mudrick Capital Management, L.P. (the “Mudrick Backstop Parties”) (the “Maximum Redemption scenario”).

Description of the Transaction

On April 6, 2021, MUDS entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, a business combination between MUDS and Topps will be effected by a merger of a direct, wholly- owned subsidiary of MUDS with and into Topps with Topps surviving as a direct, wholly-owned subsidiary of MUDS (the “First Merger”), followed immediately by a merger of Topps with and into a limited liability company that is a direct, wholly-owned subsidiary of MUDS disregarded as separate from MUDS for income tax purposes (the “Second Merger” and together with the First Merger, the “Mergers”).

Concurrently, with the execution of the Merger Agreement, MUDS entered into the Subscription Agreements. Pursuant to the Subscription Agreements, the PIPE Investors have agreed to purchase, and MUDS has agreed to sell to the PIPE Investors, an aggregate of 24,630,542 shares of Class A common stock at a purchase price of $10.15 per share, for an aggregate purchase price of $250.0 million, inclusive of the Backstop Amount (the “PIPE Investment”). The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

As part of the PIPE Investment, the Mudrick Backstop Parties agreed to purchase an aggregate of up to 9,852,216 shares of Class A common stock at a purchase price of $10.15 per share, and for an aggregate commitment of up to $100.0 million (the “Backstop Amount”); provided, that the Mudrick Backstop Parties may elect in connection with the closing to reduce the Backstop Amount by the excess above $350.0 million (if any) of the amount of the Available Closing Buyer Cash (including the maximum Backstop Amount).

The consideration to be paid at the closing of the business combination in the form of cash consideration and stock amount (“Closing Merger Consideration”), shall be based on the Purchase Enterprise Value, as defined in the Merger Agreement, minus the closing net indebtedness, minus transaction expenses up to a maximum amount of $50.0 million, minus any remaining amounts payable by Topps under any affiliated contract being terminated as part of the Transactions.

In addition to the Closing Merger Consideration, additional share consideration (“Earnout Consideration”) of 7,684,730 shares of Class B common stock at closing at $10.15 per share will be issued to the Topps’ stockholders, subject to the vesting terms set forth in the Merger Agreement. Class B common stock will convert into shares of the Class A common stock or Class E common stock, as applicable, upon the achievement of share price targets. The Closing Merger Consideration does not include the Earnout Consideration.

Further, the total consideration to be paid to the Topps’ stockholders include (i) the rights under the Tax Receivables Agreement (“TRA”) and (ii) the rights to certain cash tax refunds or overpayment credit received by the Company in respect of pre-closing returns, as permitted by the Merger Agreement (“Refund Consideration”). The Closing Merger Consideration does not include the amounts under the TRA and the Refund Consideration. See additional information regarding the TRA and Refund Consideration in the Merger Agreement and the section titled “Topps’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement. The amount of Refund Consideration shall be paid in cash to the Topps’ stockholders within thirty days after receipt of cash refund or overpayment credit by Topps.

The following represents the aggregate Closing Merger Consideration under the no redemption and maximum redemption scenarios:

	Assuming No Redemptions	Assuming Maximum Redemptions
	(in thousands)
Cash Consideration	$520,997	$300,000
Implied Value of Share Consideration
Class A common stock(1)	80,008	301,005
Class E common stock(1)	431,860	431,860
Total Value of Closing Merger Consideration	$1,032,865	$1,032,865

(1)

Consists of 7,882,545 shares of Class A common stock and 42,547,822 shares of Class E common stock assuming no redemptions, and 29,655,680 shares of Class A common stock and 42,547,822 shares of Class E common stock assuming maximum redemptions. Shares of Class E common stock are pari passu to shares of Class A common stock in all respects except that holders of Class E common stock will be entitled to 10 votes per share. Value of share consideration is based on $10.15 per share, the actual consideration provided will be based on the value of the stock at the time of the close of the business combination.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of MUDS following the completion of the business combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	MUDS (Historical)	Topps. (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
ASSETS
Current assets:
Cash and cash equivalents	$—	$139,684	$886	$320,997	A	$104,130	$(220,997)	M	$104,130
				(30,998)	B		208,377	M
				(11,069)	C		12,620	N
				144,000	D
				100,000	D
				(491,246)	E
				(29,751)	E
				(38,373)	F
Cash	886	—	(886)	—		—	—		—
Accounts receivable, net	—	122,280	—	—		122,280	—		122,280
Inventories, net	—	64,813	—	—		64,813	—		64,813
Prepaid expenses and other current assets	—	35,671	201	(3,153)	B	32,719	—		32,719
Prepaid expenses	201	—	(201)	—		—	—		—

Total current assets, net	$1,087	$362,448	$—	$(39,593)		$323,942	$—		$323,942
Property, Plant and Equipment, net	—	6,904	—	—		6,904	—		6,904
Intangible Assets, net	—	53,144	—	—		53,144	—		53,144
Goodwill	—	75,204	—	—		75,204	—		75,204
Cash and marketable securities held in trust account	320,997	—	—	(320,997)	A	—	—		—
Other assets	—	1,076	—	—		1,076	—		1,076

Total assets	$322,084	$498,776	$—	$(360,590)		$460,270	$—		$460,270

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)

AS OF MARCH 31, 2021

(in thousands)

	MUDS (Historical)	Topps (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$129,570	$—	$—		$129,570	$—		$129,570
Accrued expenses and other current liabilities	—	86,636	590	5,550	G	92,260	—		92,260
				(516)	B
Accounts payable and accrued expenses	583	—	(583)	—		—	—		—
Advance from related party.	7	—	(7)	—		—	—		—
Current portion of long term debt	—	2,000	—	—		2,000	—		2,000

Total current liabilities	590	218,206	—	5,034		223,830	—		223,830
Long term debt	—	192,645	—	—		192,645	—		192,645
Deferred income tax liabilities, net	—	5,116	—	—		5,116	—		5,116
Warrant liability	19,596	—	—	—		19,596	—		19,596
Deferred underwriting fee payable	11,069	—	—	(11,069)	C	—	—		—
Other liabilities	—	11,800	—			11,800	—		11,800

Total liabilities	31,255	427,767	—	(6,035)		452,987	—		452,987
Commitments
Class A common stock subject to possible redemption	285,829	—	—	(285,829)	H	—	—		—

STOCKHOLDERS’ EQUITY
Common stock	—	—	—	—		—	—		—
Class A common stock	—	—	—	1	D	7	(0.2)	O	7
				1	D
				1	I
				0.3	J
				3	H
				1	K
Class B common stock	1	—	—	(1)	K	—	—		—

	MUDS (Historical)	Topps (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Class E common stock	—	—	—	4	I	4	—		4
Additional paid-in capital	$2,464	$194,788	$—	$(32,294)	B	$170,970	$(220,997)	M	$170,970
				143,999	D		208,377	M
				99,999	D		0.2	O
				(520,792)	E		12,620	N
				(1)	I
				(4)	I
				(0.3)	J
				285,826	H
				2,535	L
				(5,550)	G
Retained earnings/ (Accumulated deficit)	2,535	(104,999)	—	(205)	E	(144,918)	—		(144,918)
				(38,373)	F
				(2,535)	L
				(1,341)	B
Accumulated other comprehensive loss	—	(18,780)	—	—		(18,780)	—		(18,780)

Total stockholders’ equity	5,000	71,009	—	(68,726)		7,283	—		7,283

Total liabilities and stockholders’ equity	$322,084	$498,776	$—	$(360,590)		$460,270	$—		$460,270

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	MUDS (Historical)	Topps (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Net Sales	$—	$166,618	$—	$—		$166,618	$—	$166,618
Cost of sales	—	100,996	—	—		100,996	—	100,996

Gross Profit	—	65,622	—	—		65,622	—	65,622
Selling, general and administrative expenses	—	30,739	722	(516)	BB	30,923	—	30,923
				(22)	AA
General and administrative expenses	722	—	(722)	—		—	—	—
Income/(loss) from operations	(722)	34,883	—	538		34,699	—	34,699
Change in fair value of warrant liability	4,964	—	—	—		4,964	—	4,964
Transactions costs	—	—	—	—		—	—	—
Interest earned on marketable securities held in Trust Account	30	—	—	(30)	CC	—	—	—
Interest expense, net of interest income	—	3,944	—	—		3,944	—	3,944
Other non-operating loss, net	—	701	—	—		701	—	701

Income before income taxes	4,272	30,238	—	508		35,018	—	35,018
Provision for income taxes	—	6,866	—	(7)	DD	6,859	—	6,859

Net Income	$4,272	$23,372	$—	$515		$28,159	$—	$28,159

Weighted average shares of common shares outstanding – basic and diluted						114,592,159		112,983,367
Net income per share attributable to common stockholders – basic and diluted						$0.25		$0.25

	MUDS (Historical)	Topps (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Redemptions)	Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Net income per share – basic and diluted		$233,720
Weighted average number of shares of Class A redeemable common stock outstanding – basic and diluted	31,625,000
Income per share of Class A redeemable common stock – basic and diluted	$0.00
Weighted average number of shares of Class B non-redeemable common stock outstanding – basic and diluted	7,906,250
Net loss per share of Class B non-redeemable common stock – basic and diluted	$0.54

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	MUDS (Historical Restated)	Topps (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Net Sales	$—	$566,565	$—	$—		$566,565	$—	$566,565
Cost of sales	—	353,186	—	—		353,186	—	353,186

Gross Profit	—	213,379	—	—		213,379	—	213,379
Selling, general and administrative expenses	—	117,372	111	227	AA	117,710	—	117,710
Formation and operational costs	111	—	(111)	—		—	—	—

Income/(loss) from operations	(111)	96,007	—	(227)		95,669	—	95,669
Change in fair value of warrants	(938)	—	—	—		(938)	—	(938)
Transactions costs	(697)	—	—	(1,857)	BB	(2,554)	—	(2,554)
Interest earned on marketable securities held in Trust Account	8	—	—	(8)	CC	—	—	—
Interest expense, net of interest income	—	11,656	—	—		11,656	—	11,656
Other non-operating loss, net	—	9	—	—		9	—	9

Income/(loss) before income taxes	(1,738)	84,342	—	(2,092)		80,512	—	80,512
Provision for income taxes	—	688	—	(2)	DD	686	—	686

Net Income/(loss)	$(1,738)	$83,654	$—	$(2,090)		$79,826	$—	$79,826

	MUDS (Historical Restated)	Topps (Historical)	Reclassification Adjustments	Transaction Accounting Adjustments (Assuming No Redemptions)	Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Weighted average shares of common shares outstanding – basic and diluted					114,592,159		112,983,367
Net income per share attributable to common stockholders – basic and diluted					$0.70		$0.71
Net income per share – basic and diluted		$836,540
Weighted average number of shares of Class A redeemable common stock outstanding – basic and diluted	30,875,000
Income per share of Class A redeemable common stock – basic and diluted	$0.00
Weighted average number of shares of Class B non-redeemable common stock outstanding – basic and diluted	6,994,758
Net loss per share of Class B non-redeemable common stock – basic and diluted	$(0.25)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.    Basis of Presentation

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, MUDS will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of Topps issuing stock for the net assets of MUDS, accompanied by a recapitalization. The net assets of MUDS will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Topps.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the business combination occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 present pro forma effect to the business combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Topps as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	MUDS’ unaudited condensed balance sheet as of March 31, 2021 and the related notes, included elsewhere in this proxy statement; and

•	Topps’ unaudited condensed consolidated balance sheet as of April 3, 2021 and the related notes, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	MUDS’ unaudited condensed statement of operations for the three months ended March 31, 2021 and the related notes, included elsewhere in this proxy statement; and

•	Topps’ unaudited condensed consolidated statement of operations and comprehensive income for the thirteen weeks ended April 3, 2021 and the related notes, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	MUDS’ audited statement of operations for the period from July 30, 2020 (inception) through December 31, 2020 and the related notes, included elsewhere in this proxy statement; and

•	Topps’ audited consolidated statement of operations and comprehensive income for the year ended January 2, 2021 and the related notes, included elsewhere in this proxy statement.

Topps operates and reports its financial results on 52/53-week fiscal periods ending on the Saturday nearest the last day of the calendar year. The pro forma condensed combined statement of operations is presented based on the fiscal year and fiscal quarter of MUDS. Because Topps’ year-end differs by less than 93 days from MUDS’ year-end, MUDS combined its statement of operations and that of Topps using their respective fiscal years and fiscal quarters.

The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that MUDS believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. MUDS believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of MUDS and Topps.

2.    Accounting Policies

Upon consummation of the business combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, which requires the depiction of the accounting for the transaction (“Transaction Accounting Adjustments”) and presentation of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). MUDS has elected not to present Management Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the year presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the business combination occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of $321.0 million held in the Trust Account to cash that becomes available at transaction close.

(B)

Reflects estimated transaction costs of approximately $34.2 million, comprised of advisory, banking, printing, legal, and accounting fees and equity issuance costs that are capitalized into Additional Paid-In Capital or are expensed as a part of the business combination. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $31.0 million and relief of $3.2 million of prepaid costs for these transaction fees. Of the $34.2 million of transaction costs,

$0.5 million was accrued, $32.3 million are equity issuance costs which are reflected as an offset to Additional Paid-In Capital and the remaining balance of $1.3 million is expensed through Accumulated Deficit.

(C)	Reflects the payment of $11.1 million of deferred underwriters’ fees due at the close of the transaction.

(D)

Reflects $150.0 million of the PIPE Financing Amount, net of financing cost of $6.0 million, and additional investment of $100.0 million paid by the Mudrick Backstop Parties to purchase additional Class A common stock at a price of $10.15 per share.

(E)

Reflects the total cash of $521.0 million to be paid to the Topps’ stockholders under no redemption scenario including cash consideration of $491.2 million and cash distribution of $29.8 million to participants of Topps’ Management Equity Plan for settlement of the Management Residual Interests (“MRI Units”).

(F)

Reflects the estimated dividend payment by Topps ($28.4 million) and payment under any affiliated contract being terminated as part of the transaction prior to the closing of the transaction ($10.0 million). This adjustment is based on Topps’ projected cash and cash equivalents balances excluding all amounts payable or held for payment to Gift Cards customers in excess of Distributable Cash, as defined in the Merger Agreement, and is subject to change. Any increase/decrease in projected cash and cash equivalents balances over the Distributable Cash amount will result in a commensurate increase/decrease in the estimated dividend payment provided that all other conditions specified in the Merger Agreement will be met. See additional information regarding these conditions in the Merger Agreement as well as a description of Closing Cash Consideration, and adjustments made in connection with calculating Closing Cash Consideration, in the section titled “Proposal No. 1—The Business Combination Proposal” and included elsewhere in this proxy statement. Dividends will be paid to the extent permitted under the Topps credit agreement.

(G)	Reflects the Refund Consideration due to Topps’ stockholders.

(H)	Reflects the reclassification of 28.2 million shares of Class A common stock subject to possible redemption to Class A common stock with a par value of $0.0001 and Additional Paid-In Capital.

(I)

Reflects the Class A common stock and Class E common stock consideration that will be issued to the Topps’s stockholders of 5.0 million and 42.5 million shares, respectively, including both Class A common stock and Class E common stock are at $0.0001 par value.

(J)	Reflects the stock distribution of 2.9 million Class A common stock at $0.0001 par value for the settlement of the MRI Units.

(K)

Reflects the conversion of all outstanding Class B common stock to Class A common stock upon closing of the transaction. This includes 7.9 million shares of Class B common stock held by the Sponsor and converted to Class A common stock.

(L)	Reflects the recapitalization of the historical MUDS’ accumulated deficits into Additional Paid-In Capital.

(M)

Reflects the maximum redemption of 21.8 million public shares for aggregate redemption payments of $221.0 million allocated to Class A common stock and Additional Paid-In Capital using a par value $0.0001 per share and a redemption price of $10.15 per share. The maximum redemption is determined based on funds held in the Trust Account as of March 31, 2021 and still satisfy the minimum cash condition of $350.0 million set forth in the Merger Agreement. As such, the cash consideration is reduced by $208.4 million excluding reduction of cash payment made to vested MRI Units of $12.6 million to meet the minimum cash condition (see adjustment N below).

(N)

The cash consideration is further reduced by $12.6 million to reflect the reallocation of settlement of MRI Units by reduction of cash payment distribution and increase of 1.2 million shares of Class A common stock distribution under maximum redemption scenario. No impact to the total distribution amounts of MRI Units.

(O)	Reflects the forfeiture of Class B common stock in proportion to the incremental percentages over 20% of Class A common stock redeemed by MUDS stockholders in connection with the transaction.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(AA)

In the statement of operations for the year ended December 31, 2020, reflects the recognition of stock compensation expense for distribution of MRI Units upon consummation of the business combination. In the statement of operations for the three months ended March 31, 2021, reflects the removal of stock compensation expense which has been included as part of the adjustment in unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020. The amount recognized for the year ended December 31, 2020 represents the recognition of the unamortized original grant date fair value of MRI Units given the related market and performance conditions will be met upon consummation of the transaction, including the payment of vested MRI Units.

(BB)

Reflects the total estimated transaction costs expensed as a part of the business combination in the statement of operations for the year ended December 31, 2020 and the removal of the transaction costs in the statement of operations for the three months ended March 31, 2021. Transaction costs are reflected as if incurred on January 1, 2020, the date the business combination occurred for the purposes of the unaudited pro forma condensed statement of operations.

(CC)	Represents the elimination of investment income related to the marketable securities held in the Trust Account.

(DD)

Reflects the net impact on income taxes resulting from an income tax provision attributable to application of the estimated blended federal and state statutory tax rate of 24.18% to the adjustment relating to the elimination of investment income related to the marketable securities held in the Trust Account. Stock compensation expense for distribution of MRI Units and transaction costs are considered to be non tax deductible.

4.    Earnings/loss per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the year presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the business combination have been outstanding for the entire year presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption by MUDS’ public stockholders of shares for the three months ended March 31, 2021 and year ended December 31, 2020:

	Three Months Ended March 31, 2021		Year Ended December 31, 2020
	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net income (in thousands)	$28,159	$28,159	$79,826	$79,826
Weighted average shares of common stock outstanding - basic and diluted (1)	114,592,159	112,983,367	114,592,159	112,983,367
Net income per share - basic and diluted	$0.25	$0.25	$0.70	$0.71

(1)

MUDS currently has 12,818,750 private placement warrants and 15,812,500 public warrants. Each private placement and public warrant is exercisable to purchase one share of Class A common stock for $11.50 per share. These warrants are currently considered anti-dilutive and excluded from net income per share calculation because it is not known if the share price will be over $11.50 at closing of the Transactions. However, in the event the share price meets the $11.50 threshold, the warrants will be included in the calculation as dilutive shares. The impact for the three months ended March 31, 2021 would be a decrease of $0.05 and $0.04 in the diluted net income per share assuming a market price of $11.50 of Class A common stock in the No Redemption and Maximum Redemption scenarios, respectively. After considering the combined impact of the numerator and denominator adjustments, the warrants were concluded to be anti-dilutive for the year ended December 31, 2020.

The following summarizes the number of shares outstanding under the two redemption scenarios(1):

	No Redemptions			Maximum Redemptions
	Shares	Ownership%	Voting%	Shares	Ownership %	Voting%
MUDS existing public stockholders	31,625,000	28%	6%	9,852,217	9%	2%
PIPE Investors (including Mudrick Backstop Parties)	24,630,542	21%	5%	24,630,542	22%	5%
Sponsor	7,906,250	7%	2%	6,297,106	6%	1%
Topps’ current indirect investors	50,430,367	44%	87%	72,203,502	64%	92%
Total	114,592,159	100%	100%	112,983,367	100%	100%

(1)	This number of shares does not include 7,684,730 shares of Class B common stock that will be issued to Topps’ stockholders, subject to the vesting terms set forth in the Merger Agreement.

TOPPS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our audited consolidated financial statements as of and for the fiscal years ended January 2, 2021 (“fiscal year 2020”), December 28, 2019 (“fiscal year 2019”) and December 29, 2018 (“fiscal year 2018”), and our unaudited condensed consolidated financial statements as of April 3, 2021 and for the thirteen weeks ended April 3, 2021 (“fiscal quarter 2021”) and fourteen weeks ended April 4, 2020 (“fiscal quarter 2020”), together with related notes thereto, included elsewhere in this proxy statement. The discussion and analysis should also be read together with the section entitled “Information About Topps” and our pro forma financial information for fiscal quarter ended April 3, 2021 and fiscal year 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of Topps’ control. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this proxy statement. Certain total amounts may not foot due to rounding. Unless the context requires otherwise, references herein to “the Company” “we” “us” and “our” refer to Topps Intermediate Holdco, Inc. and its subsidiaries prior to the Transactions and to the post-combination company and its subsidiaries, following the consummation of the Transactions.

Our Business

Topps is a global consumer products company with products that entertain and delight consumers through a diverse and engaging multi-platform product portfolio including physical and digital collectibles, trading cards, trading card games, sticker and album collections, memorabilia, curated experiential events, gift cards and novelty confections. Founded in 1938, we have evolved from a Brooklyn, NY based family-owned chewing gum company to a global sports and entertainment, digital/media and confections company. We have a worldwide platform, a diverse yet complementary business portfolio and longstanding relationships with many brands, celebrities, distributors, retailers and consumers. Our worldwide e-commerce business generally operates through our website, topps.com. We operate a mobile digital applications (“apps”) business with apps that were downloaded in over 100 countries last year and a gift cards business (“Gift Cards”) with a global platform that processed over $1 billion in gift card sales for our digital company clients last year. Our brand partners and retail relationships have been built on a long history of trust. Many of our products have had a prominent position on retailers’ shelves and check-out stands for decades. We believe our brand recognition and customer loyalty lead to robust product performance.

We have an 80-year history of delivering unique innovations for our global brands and brand partnerships and are widely recognized as a leader in each of our businesses. Our multi-platform product offerings and digital media innovations have increased our profitability and provide us a stable financial profile to invest in future growth. We have an experienced management team with a desire and skills to continue to transform the way people experience sports and entertainment and interact with our Confections products.

The following table sets forth a summary of our key financial results for the fiscal years and fiscal quarters indicated:

	Fiscal year			13 weeks ended	14 weeks ended
	2020	2019	2018	April 3, 2021	April 4, 2020
(in thousands)
Net sales	$566,565	$460,315	$452,828	$166,618	$107,282
Net income	83,654	8,802	2,388	23,372	421
Adjusted EBITDA (1)	101,040	51,466	39,300	35,890	12,911

(1)

Adjusted EBITDA is a non-GAAP financial measure. See “—Non-GAAP Information” below for our definition of, and additional information about, Adjusted EBITDA, and for a reconciliation to net income, the most directly comparable GAAP financial measure.

Basis of Presentation

Fiscal Periods

We operate on a 52/53-week fiscal year ending on the last Saturday closest to the end of the calendar year. In a 52-week fiscal year, each of the Company’s quarterly periods comprises 13 weeks ending on the Saturday closest to the end of the calendar year. The additional week in a 53-week fiscal year is added to the first quarter, resulting in a 14-week quarter. The fiscal year ended January 2, 2021 was a 53-week fiscal year and consequently includes an extra week of sales and expenses relative to the 52-week fiscal years ended December 28, 2019 and December 29, 2018. The fiscal quarter ended April 4, 2020 was a 14-week fiscal quarter and consequently includes an extra week of sales and expenses relative to the 13-week fiscal quarter ended April 3, 2021.

Segments

The Company operates its business and reports its financial results through two reportable segments, Sports & Entertainment and Confections.

Sports & Entertainment

Our Sports & Entertainment business includes Physical Sports & Entertainment, Digital Sports & Entertainment and Gift Cards. Our Physical Sports & Entertainment and Digital Sports & Entertainment offerings leverage our license agreements with major sports leagues, players’ associations and entertainment companies to create and market a broad variety of mass market, limited edition and innovative collectibles. Our Physical Sports & Entertainment offerings are comprised of physical collectibles such as trading cards, trading card games, sticker and album collections, and curated experiential events featuring sports and entertainment personalities, and are sold through mass market retail outlets, hobby stores and through topps.com, among other channels. Our Digital Sports & Entertainment offerings consist mainly of free-to-play mobile digital applications, which allow users to collect and purchase digital trading cards and virtual goods although increasingly we see blockchain collectibles as a growing element of our digital product offerings. Our Gift Cards services platform is focused on servicing the world’s biggest digital companies and includes program management, cloud-based financial services, white label solutions for the customer’s apps and owned outlets, card production and management, marketing and promotions and analytics.

Confections

Our Confections business is engaged in the creation, manufacture and distribution of predominantly non- chocolate candy products. Our leading brands include Ring Pop, Push Pop, Baby Bottle Pop, Juicy Drop, Finders Keepers, Mega Mouth and Bazooka brand bubble gum. Our Confections products reach over 125,000 U.S. retail outlets including leading mass merchants, warehouse clubs, grocery stores, convenience stores, drug stores, home improvement stores, discount chains, military outlets, e-commerce retailers, other specialty accounts and retail news and confections outlets around the world.

Significant Events and Transactions Affecting Comparability

The following events and transactions have affected the comparability of our results of operations between the periods presented in this proxy statement or may affect the comparability of these results with our results of operations for future periods:

Business Combination

On April 6, 2021, the Company entered into the Merger Agreement with MUDS, as amended on May 10, 2021, which, among other things, provides for the First Merger followed by the Second Merger. Upon consummation of the Transactions the post-combination company will be renamed Topps Companies, Inc.

Our unaudited pro forma condensed combined balance sheet indicates that upon the consummation of the Transactions, we expect to have available cash of at least $104.1 million (which is subject to additional operating cash flows expected to be generated subsequent to April 3, 2021), regardless of the amount of redemptions by MUDS’ public shareholders pursuant to the terms of the Merger Agreement. This amount reflects Topps’ cash and cash equivalents balance as of April 3, 2021 which includes cash payable or held for payment to the Gift Cards customers, MUDS’ cash in trust, the proceeds of the PIPE Investment and net of approximately $48 million in transaction costs paid related to the Transactions and the related PIPE Investment (including approximately $11.1 million in deferred underwriting fees related to the MUDS IPO). The amount of redemptions is not expected to impact our pro forma cash and cash equivalents as of April 3, 2021 because the Merger Agreement requires that incremental amounts of available cash are paid to certain of our equity-holders in consideration of shares to be redeemed in the Business Combination and certain management residual interests and contractual amounts due to such equity-holders. See “Unaudited Pro Forma Condensed Combined Financial Information.”

As a result of the Transactions, we expect to become the successor to an SEC-registered and NASDAQ-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources. We estimate these incremental costs to be approximately $12 million per year, although actual costs may be higher or lower than this amount.

LATAM Divestiture

In July 2019, we sold our local South American confections business that included operations in Uruguay, Brazil and Argentina (the “LATAM Divestiture”), while retaining our export-based business in Mexico, Central America, the Caribbean and Puerto Rico. The sale resulted in a loss of $13.2 million in fiscal year 2019 due to the difference between the sale price, net assets book value, and cumulative foreign exchange difference recognized at the time of sale. The sold business contributed $3.8 million in net sales and $1.4 million in operating loss for the first seven months of fiscal year 2019, compared to $7.4 million in net sales and $2.3 million in operating loss for all of fiscal year 2018, decreases of $3.6 million and $0.9 million, respectively. As a result of the divestiture, our net sales and profits for the periods presented in this proxy statement may not be directly comparable between periods and future periods.

Effect of Foreign Currency Exchange Rate Fluctuations

Our business is exposed to foreign currency transaction gains and losses as the result of certain receivables from our foreign subsidiaries and non-U.S. dollar payables due to certain suppliers, particularly confections contract manufacturers in East Asia. We also routinely enter into foreign currency forward contracts to manage the foreign currency risks associated with payments to suppliers. We recognized foreign currency transaction gains and losses within several operating expense line-items of our statement of operations and comprehensive income, according to the nature and purpose of the underlying transactions. These gains and losses reflect the impact of foreign currency exchange fluctuations between the time of recording sales and costs and the settlement of the underlying transactions. The changes in value of our forward contracts prior to and at settlement are recorded under the “loss/(gain) on derivative instruments, net” caption of our statement of operations and comprehensive income. We do not enter into hedging instruments for speculative purposes. We also seek to naturally hedge our foreign exchange transaction exposure by matching the transaction currencies for our cash inflows and outflows.

We are also subject to foreign currency translation risk due to the translation of the results of certain of our subsidiaries from their respective functional currencies to the U.S. dollar, our reporting currency. In fiscal year 2020, approximately $61.1 million, or 10.8% of our total consolidated net sales were translated into U.S. dollars from our subsidiaries’ functional currencies, mainly the British Pound Sterling (GBP) and the Euro. A 10% increase or decrease in the average exchange rate of the GBP and Euro against the U.S. dollar would have caused our consolidated net sales for fiscal year 2020 to decrease or increase by approximately $6 million, excluding the transaction effects discussed above. Exchange rates between most of the major foreign currencies used to transact business and the U.S. dollar have fluctuated significantly over the last few years and we expect that they will continue to fluctuate. In particular, the economies of countries in Europe have been experiencing weakness associated with high sovereign debt levels, weakness in the banking sector, uncertainty over the future of the Eurozone and volatility in the value of the Euro, including instability surrounding the withdrawal of the United Kingdom from the European Union, referred to as Brexit.

Seasonality

Our Sports & Entertainment business experiences seasonality based on the timing of sports calendars and entertainment releases. See “Information About Topps—Seasonality.”

COVID-19 Impact

The novel coronavirus that was declared a global pandemic by the World Health Organization in March 2020 (“COVID-19”) adversely impacted global commercial activity. The COVID-19 pandemic has had significant repercussions across local, regional and global economies and financial markets. The full extent to which the COVID-19 pandemic may continue to impact our business, financial condition and results of operations is highly uncertain and subject to change, and will depend on a number of factors beyond our control. We are continuing to monitor the ongoing financial impact that the COVID-19 pandemic will have on our business and will make adjustments accordingly. See “Risks Related to Topps’ Business—Economic Risks and Current Events.”

Operations and Supply

The direct impact of the COVID-19 pandemic on our business, beyond disruptions to normal business operations in several offices, resulted mainly from retail foot traffic disruptions and disruptions to the global supply chain. The COVID-19 pandemic, and responses to it, disrupted retail foot-traffic due to government and regulatory orders or guidelines for the closure of retail stores considered “non-essential,” occupancy limitations and social distancing. Our global supply chain is largely outsourced, and we rely on manufacturers and distributors in countries such as China, Taiwan and Thailand for Confections and the U.S. and Italy for Sports & Entertainment. For example, we adjusted our order volumes for Confections products in response to the substantial decline in retail foot traffic in the second quarter of fiscal year 2020, and, once retail foot traffic returned, we experienced challenges in reinstating Confections production and imports to appropriate levels and experienced delays in the planned introduction of new products. However, we successfully mitigated the supply chain impact of the COVID-19 pandemic for our Sports & Entertainment offerings by diverting to other manufacturers as needed. See “—Key Factors Affecting our Results—Maintain an efficient and reliable supply chain.”

Demand

Our Physical Sports & Entertainment global soccer products were impacted with the changes in the timing of soccer seasons and events and the social impact of children collecting and playing games due to COVID-19 closures. Therefore, we had higher provisions for returns in our global soccer products during 2020. We saw an increase in Gift Cards net sales during the COVID-19 pandemic which may have been partially driven by pandemic-driven corporate bulk purchasing which may moderate during 2021, Gift Cards sales growth is expected to continue into fiscal years 2021 and 2022 based on the continued growth of its existing clients, addition of new clients launched at the end of 2020 and the rebound of certain clients negatively impacted by the COVID-19 pandemic (e.g., ride-hailing and vacation and lodging rentals). We expect 2021 and 2022 Physical Sports & Entertainment e-commerce sales levels to be higher than our 2020 sales level, excluding the impact of Project 2020 and its 2021 successor product, Project 70. We have assumed Project 70 will perform more conservatively than Project 2020, which generated net sales of approximately $38 million in 2020. After the COVID-19 pandemic subsides, we believe that online spending will continue due to higher overall demand for our products, an increased investment and strategic focus in the e-commerce channel and a larger online customer base.

With the COVID-19 pandemic, we initially experienced a decrease in demand for our Confections products. The negative impact to demand was caused by delays in or reduced purchases from customers and consumers who were reluctant or unable to leave home or otherwise shop in a normal manner due to restrictions on or closure, either temporarily or permanently, of many retail stores in which our products are sold. In the first fiscal quarter of 2021, we continued to see an increase in demand in our Confections products.

Cost mitigation actions

In fiscal year 2020, we also reduced marketing spend and implemented furloughs. Most of our furloughed employees have since returned to work and we have normalized our marketing costs to budgeted levels in 2021.

While the COVID-19 pandemic has affected consumer spending patterns, we believe that the shift to higher online spending has contributed positively to our sales trends, especially in the second half of fiscal year 2020.

Key Factors Affecting Our Results

Our results of operations depend to a significant extent on our ability to execute successfully on our business strategy, including with respect to the following:

Continued product innovation

We have an 80-year history of delivering unique innovations for our global brands and brand partnerships and are widely recognized as a leader in sports and entertainment collectibles and interactive confections. We must build on our strong track record through continuous innovation in order to acquire new consumers, increase sales and expand our markets. For example, in April 2020, we released Project 2020, a collection of physical baseball cards offered on topps.com that visually reimagined select baseball cards that have defined generations. Project 2020 was a collaboration with 20 artists from around the globe, including famed streetwear designers, tattoo and graffiti artists and jewelry designers. A total of 400 cards were recreated, with two new cards made available at each time for 48 hours exclusively on topps.com. This online-exclusive project proved a success, contributing over $38 million in net sales in fiscal year 2020. The success of Project 2020 is being applied to a new product, Project 70, for the 70th anniversary of Topps’ Major League Baseball cards. Project 70 features 51 contemporary artists and is anticipated to continue to improve our user engagement and grow our community to increase user spending. Our constant product innovation through new initiatives focusing on unique content and interactive experiences has driven our current growth in Sports & Entertainment and we expect continued innovation will drive our future growth.

Confections focuses on developing stable brand platforms from which we launch product innovations. We launch many new Confections product and packaging configurations each year including core novelty line extensions, new seasonal offerings, candy and toy extensions and variety packs. For example, Push Pop Gummy Roll and Juicy Drop Dip ‘N Stix have been successful extensions to our core Push Pop and Juicy Drop brand platforms. The success of our product innovations such as new product and packaging configurations could impact our results of operations and financial performance trends.

See “Information About Topps—Growth Strategy.”

Expand the reach of our digital offerings

We have successfully expanded our scalable digital distribution channels, expanding our wholesale channels with direct-to-consumer engagement. Our digital distribution channels include select Physical Sports & Entertainment e-commerce products with several online exclusives distributed directly to consumers. We have also built our Digital Sports & Entertainment app infrastructure to leverage economies of scale from a consolidated technology platform that runs multiple apps, providing users with unique experiences and digital products to collect and trade on mobile devices. In the first fiscal quarter of 2021, we launched certain non-fungible token (“NFT”) products. Our NFT products are sold on the blockchain allowing consumers to enter a digital marketplace where they can buy, trade, and sell their digital assets. All NFTs are stored and viewable in a consumer’s account. We expect to continue investing in our digital offerings to continue to expand digital sales as a proportion of our total sales. See “Information About Topps – Competitive Strengths – Growth and margin expansion driven by continued development and innovation of digital distribution channels.” The results of our efforts are subject to uncertainty, including whether consumers will continue to adopt e-commerce and the potential introduction of similar digital products by our competitors.

Build on our diverse portfolio of licensed and proprietary rights

The success of our Sports & Entertainment business depends on our ability to maintain and grow our portfolio of licensed and proprietary rights. We have longstanding license agreements with widely recognized sports and entertainment properties, including an over 70-year relationship with Major League Baseball, an over 40-year relationship with Lucasfilm for Star Wars (The Walt Disney Company), and a 15-year relationship with World Wrestling Entertainment. We have continued building on our rights to international sports properties, securing exclusive rights for the German Bundesliga (since 2008), Major League Soccer (since 2014), the UEFA Champions League (since 2015) and Formula 1 (since 2020). We also have a collection of wholly-owned intellectual property, including Garbage Pail Kids and Wacky Packages. We seek to maintain a balanced portfolio of exclusive and non-exclusive licenses, which we regularly evaluate for ways to improve our financial performance. The cost of our licensed rights is our single largest direct cost for Physical Sports & Entertainment products and changes to the economic terms of our license portfolio could materially impact the performance of our Sports & Entertainment business. See “Information About Topps– Competitive Strengths – Diverse, global brand portfolio built upon long-term strategic partnerships and core brands” and “Information About Topps – Licenses.”

Maintain an efficient and reliable supply chain

We utilize various contract manufacturers throughout the U.S. and one key supplier in Europe for the production of most of our Physical Sports & Entertainment products. For our limited edition and made-to-order projects, we typically plan and source fixed bids for the production of our projects well in advance, allowing us to manage costs. We believe our supply chain risk for Physical Sports & Entertainment is mitigated by our extensive network of contract manufacturers, allowing us to locate and shift production if and when needed. Our Confections products are manufactured primarily through a longstanding arrangement with a manufacturer with factories located in China, Taiwan and Thailand, other contract manufacturers, and our owned facility in Scranton, Pennsylvania. Our Confections manufacturing costs are subject to cost variances, including for the price of ingredients and components, and the impact of tariffs and changes in labor and other manufacturing costs. We typically negotiate price and cost adjustments annually under our existing contracts.

Key Components of Sales and Expenses

Net Sales

Sports & Entertainment. We sell our Physical Sports & Entertainment offerings directly and through distributors, mainly to hobby stores, big box retailers and directly to consumers primarily through topps.com. In our Physical Sports & Entertainment business, we record sales upon product delivery to the customer.

Net sales through our hobby channel were estimated to be approximately 45%, 51% and 50% of Physical Sports & Entertainment for fiscal year 2020, fiscal year 2019 and fiscal year 2018, respectively. Our hobby channel sales are typically non-refundable, resulting in revenue recognition at the invoiced sales price.

Net sales through the retail channel were estimated to be approximately 25%, 37% and 39% of Physical Sports & Entertainment for fiscal year 2020, fiscal year 2019 and fiscal year 2018, respectively. Our retail channel sales are typically refundable, and result in revenue recognition at the invoiced sale price, less anticipated sales returns, discounts and vendor allowances.

Net sales through the e-commerce channel were estimated to be approximately 30%, 12% and 11% of Physical Sports & Entertainment for fiscal year 2020, fiscal year 2019 and fiscal year 2018, respectively. Our e-commerce channel products, including print-on-demand collections and autographed memorabilia are mainly sold direct-to consumer through topps.com on a non-refundable basis, except in the event of damages, resulting in revenue recognition at the invoiced sales price.

Net sales of Digital Sports & Entertainment products, such as tokens used for games or apps, are recognized upon the purchase of virtual currency by the customer. A deferral is recorded based upon an estimate of unredeemed virtual currency. For our Gift Cards offering, we act as an agent and record revenue on a net basis (i.e., the difference between gift card sales prices and the amounts remitted to clients).

Confections. We sell our Confections offerings directly and through distributors, mainly to supermarkets, drugstores, convenience stores, mass merchandisers, warehouse clubs, dollar stores and specialty accounts. We recognize revenue for our Confections business upon delivery. Confections net sales reflect allowances for product returns, trade promotions and distribution costs, resulting in revenue recognition at the invoiced sales price, less returns and allowances.

Costs and Expenses

Cost of Sales. Cost of sales for our Sports & Entertainment and Confections segments are comprised mainly of manufacturing of finished goods inventory, other inventory-related costs such as autographs and relics, freight, product development and royalty-related costs. Royalties relate to license agreements with sports leagues, players associations, individuals and entertainment companies for the use of their intellectual property in our products.

Selling, general and administrative expenses. Selling, general and administrative (“SG&A”) expenses consist primarily of advertising and marketing, personnel costs, including executive salaries and benefits, administrative costs, professional services (including legal, regulatory and audit), legal settlements and contingencies, foreign exchange gains and losses, insurance (including, following the consummation of the Transactions, public company director and officer liability insurance), rent, maintenance and utilities costs.

Other non-operating loss, net. Other non-operating loss, net consists of loss or gain on derivative instruments reflecting the changes in fair value of our foreign currency forward purchase contracts. In the thirteen weeks ended April 3, 2021 it also consisted of the recognition for loss or gain on cryptocurrency transactions.

Provision for income taxes. We account for income taxes using the asset and liability method whereby deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of the assets and liabilities. The provision for income taxes reflects worldwide net income earned recognizing taxes based on the various domestic and foreign tax jurisdictions, with taxes mainly paid in the various U.S. federal and state jurisdictions, as impacted by various U.S. tax elections. Tax law changes, increases or decreases in permanent differences between book and tax items, accruals or adjustments of accruals for tax contingencies or valuation allowances, and the change in the mix of earnings from these taxing jurisdictions all affect our overall effective tax rate. Our effective tax rates were less than 1%, 36%, 69%, 23%, and 83% in fiscal years 2020, 2019, 2018 and thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020, respectively. The effective tax rate for fiscal year 2020 reflected a discrete income tax benefit of $24.2 million due to our realignment of Sports & Entertainment segment worldwide operations, where certain tax elections were made for U.S. federal tax purposes to treat several foreign subsidiaries as disregarded entities for U.S. federal tax purposes and to consolidate them in the Company’s tax return for U.S. tax purposes. See Note 8 to our audited consolidated financial statements included elsewhere in this proxy statement.

Results of Operations

Comparison of the Thirteen Weeks Ended April 3, 2021 to Fourteen Weeks Ended April 4, 2020

The following table sets forth a summary of our condensed consolidated results of operations for the periods indicated, and the changes between periods.

	13 weeks ended	14 weeks ended
	April 3, 2021	April 4, 2020	$ Change	% Change
(in thousands, except percentages)
Net sales	$166,618	$107,282	$59,336	55.3%
Cost of sales	100,996	67,164	33,832	50.4%

Gross profit	65,622	40,118	25,504	63.6%
Selling, general and administrative expenses	30,739	32,517	(1,778)	(5.5)%

Income from operations	34,883	7,601	27,282	358.9%
Interest expense, net of interest income	3,944	2,930	1,014	34.6%
Other non-operating loss/(gain) net	701	2,240	(1,539)	(68.7)%

Income before income taxes	30,238	2,431	27,807	1,143.9%
Provision for income taxes	6,866	2,010	4,856	241.6%

Net income	$23,372	$421	$22,951	5,451.5%

Net Sales

Net sales increased by $59.3 million, or 55.3%, to $166.6 million in the thirteen weeks ended April 3, 2021 from $107.3 million in the fourteen weeks ended April 4, 2020, reflecting substantially higher Sports & Entertainment sales as well as an increase in Confections sales.

	13 weeks ended	14 weeks ended
	April 3, 2021	April 4, 2020	$ Change	% Change
(in thousands)
Net sales	$166,618	$107,282	$59,336	55.3%
Sports & Entertainment	103,159	50,250	52,909	105.3%
Confections	63,459	57,032	6,427	11.3%

Sports & Entertainment net sales increased by $52.9 million, or 105.3%, driven mainly by an increase of $41.0 million in Physical Sports & Entertainment product sales. Key factors contributing to the Sports & Entertainment increase include:

•

$21.8 million increase in the e-commerce channel, which capitalized on the sale of new baseball and other online exclusives and a favorable shift of new product releases during the first fiscal quarter of 2021 compared to the first fiscal quarter of 2020. The first fiscal quarter of 2021 included net sales from Project 70 which launched in the quarter and net sales from Project 2020, which culminated during the quarter. By comparison, the first fiscal quarter of 2020 did not have significant net sales related to Project 2020. Additionally, growth in UEFA Champions League and the launch of Formula One online exclusives contributed to the net sales improvement;

•

$19.2 million increase was related to an ongoing growth in demand for other hobby and retail products in our baseball portfolio, which led to higher sales volume for products released in the first quarter of each year;

•

$6.2 million increase in Digital Sports & Entertainment net sales, mainly reflecting the increased popularity of digital apps among new and existing users and improved consumer online engagement with our apps, most notably BUNT, as well as the sale of a Godzilla digital collectible utilizing blockchain technology; and

•	$5.7 million increase in Gift Cards net sales, driven by the continued strength of our diverse client portfolio and a consumer shift towards digital gift card gifting.

Confections net sales increased by $6.4 million, or 11.3%, mainly reflecting a renewed demand across the portfolio, including the most recent product launches, Push Pop Gummy Roll and Juicy Drop Dip ‘N Stix, as well as $3.3 million in higher Ring Pop sales across all channels and a multipack product sold at retail and online.

Cost of Sales and Gross Margins

Cost of sales increased by $33.8 million, or 50.4%, to $101.0 million in the thirteen weeks ended April 3, 2021 from $67.2 million in the fourteen weeks ended April 4, 2020, driven by an increase in Sports & Entertainment and Confections costs, largely reflecting the changes in the respective sales trends.

	13 weeks ended	14 weeks ended
	April 3, 2021	April 4, 2020	$ Change	% Change
(in thousands)
Cost of Sales	$100,996	$67,164	$33,832	50.4%
Sports & Entertainment	58,701	32,946	25,755	78.2%
Confections	42,295	34,218	8,077	23.6%

Sports & Entertainment cost of sales increased by $25.8 million, or 78.2%. Key factors contributing to the Sports & Entertainment cost of sales increase include:

•	$10.3 million increase in Physical Sports & Entertainment royalty-related costs due to increased volume, license mix and product mix;

•	$6.9 million increase in Physical Sports & Entertainment manufacturing costs due to higher sales volume and higher supplier pricing;

•

$2.7 million increase in Physical Sports & Entertainment autograph and relic costs primarily due to the inclusion of more autograph-intensive baseball products in the fiscal first quarter of 2021 compared to the fiscal first quarter of 2020;

•	$2.1 million increase in freight costs primarily related to a shift in channel mix towards e-commerce which generally incurs higher shipping costs; and

•	$1.7 million increase in Digital Sports & Entertainment platform and hosting fees in line with the increased sales volume.

Confections cost of sales increased by $8.1 million, or 23.6%, mainly reflecting a product mix shift towards higher cost products and a $3.1 million increase in inbound and outbound freight costs as a result of expedited shipping methods to meet demand.

Our consolidated gross margin (gross profit as a percentage of net sales) improved by 2.0 percentage points, to 39.4% in the thirteen weeks ended April 3, 2021 from 37.4% in the fourteen weeks ended April 4, 2020. The improvement mainly reflected a mix shift of net sales to e-commerce in Physical Sports & Entertainment and the improved profitability of Sports & Entertainment.

Selling, General and Administrative (SG&A)

SG&A decreased by $1.8 million in the first quarter of 2021, or 5.5%, to $30.7 million in the thirteen weeks ended April 3, 2021 from $32.5 million in the fourteen weeks ended April 4, 2020. The decrease primarily reflects a favorable impact of foreign exchange on the remeasurement of intercompany balances due to a stronger British Pound Sterling versus the US Dollar exchange rate, partially offset by higher employee-related costs in the first quarter of 2021 compared to the first fiscal quarter of 2020.

SG&A included $0.5 million and $0.8 million in the thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020, respectively, in related party management fees and expenses payable to our sponsors, The Tornante Company (Tornante) and Madison Dearborn Partners (MDP). See “Certain Relationships and Related Person Transactions.”

Interest expense (income), net

Interest expense increased by $1.0 million, to $3.9 million in the thirteen weeks ended April 3, 2021 from $2.9 million in the fourteen weeks ended April 4, 2020, mainly reflecting interest expense on the $75 million of increased term loan borrowing associated with the 2020 Refinancing (as defined below). See “—Liquidity and Capital Resources—Debt.”

Other non-operating loss, net

Other non-operating loss, net decreased by $1.5 million, to $0.7 million in the thirteen weeks ended April 3, 2021 from $2.2 million in the fourteen weeks ended April 4, 2020, primarily reflecting fair value changes in our foreign currency forward contracts, and gains related to cryptocurrency transactions in the first fiscal quarter of 2021.

Provision for income taxes

Income taxes increased by $4.9 million, or 241.6%, to $6.9 million in the thirteen weeks ended April 3, 2021 from $2.0 million in the fourteen weeks ended April 4, 2020. The increase was primarily due to a change in the effective rates for income taxes from 22.7% and 82.7% for the thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020, respectively. The effective tax rate for the thirteen weeks ended April 3, 2021 differed from the U.S. federal statutory rate of 21.0% primarily due to the impact of state taxes and the tax benefit for certain tax elections, which allows certain foreign losses to be deducted against U.S. taxable income. The effective tax rate for the fourteen weeks ended April 4, 2021 differed from the U.S. federal statutory rate of 21.0% due to the impact of state taxes and the impact of certain foreign losses and the impact of their valuation allowance with no U.S. tax benefit.

Net Income

Net income increased $23.0 million to $23.4 million in the thirteen weeks ended April 3, 2021, from $0.4 million in the fourteen weeks ended April 4, 2020, for the reasons discussed above.

Comparison of Year Ended January 2, 2021 to Year Ended December 28, 2019

The following table sets forth a summary of our consolidated results of operations for the periods indicated, and the changes between periods.

	Fiscal Year
	2020	2019	$ Change	% Change
(in thousands, except percentages)
Net sales	$566,565	$460,315	$106,250	23.1%
Cost of sales	353,186	295,680	57,506	19.4%

Gross profit	213,379	164,635	48,744	29.6%
Selling, general and administrative expenses	117,372	125,928	(8,556)	(6.8)%

Income from operations	96,007	38,707	57,300	148.0%
Interest expense, net of interest income	11,656	13,139	(1,483)	(11.3)%
Loss on sale from subsidiaries	—	13,151	(13,151)	n.m.
Loss/(gain) on derivative instruments, net	9	(1,308)	1,317	(100.7)%

Income before income taxes	84,342	13,725	70,617	514.5%
Provision for income taxes	688	4,923	(4,235)	(86.0)%

Net income	$83,654	$8,802	$74,852	850.4%

n.m. = not meaningful

Net Sales

Net sales increased by $106.3 million in 2020, or 23.1%, to $566.6 million in 2020 from $460.3 million in 2019, reflecting substantially higher Sports & Entertainment sales that more than offset a decline in Confections sales.

	Fiscal year
	2020	2019	$ Change	% Change
(in thousands)
Net sales	$566,565	$460,315	$106,250	23.1%
Sports & Entertainment	368,196	241,260	126,936	52.6%
Confections	198,369	219,055	(20,686)	(9.4)%

Sports & Entertainment net sales increased by $126.9 million, or 52.6%, driven mainly by higher sales of baseball products partially offset with higher provisions for returns on global soccer products within Physical Sports & Entertainment, which accounted for $103.5 million of the total net sales increase. Key factors contributing to the Sports & Entertainment increase include:

•

approximately $67.0 million increase in the e-commerce channel, as a result of new online exclusives and the success of print-on-demand products, including Project 2020, which had approximately $38.0 million of net sales; the other $29.0 million of the increase in e-commerce net sales was primarily related to the launch of several new baseball trading card online exclusives;

•

approximately $35.0 million increase related to hobby and retail channels net of returns as demand for our products led to successful launches of new products and higher net sales volumes for existing products, primarily baseball;

•	$12.3 million increase in Digital Sports & Entertainment net sales, mainly reflecting improved consumer online engagement with our apps; and

•	$11.1 million increase in Gift Cards net sales, driven by continued growth of food delivery and home entertainment gift card portfolios.

Confections net sales declined by $20.7 million, or 9.4%, mainly reflecting the reduction in retail foot traffic and the related impact on lollipop sales across the portfolio, including Ring Pop multipacks and club packs, and supply chain delays attributable to the COVID-19 pandemic, most notably in the second quarter. The decline was also driven by $7.3 million of lower Juicy Drop product sales including gum, gummies and taffy during the year. Our seasonal sales were also adversely impacted, with net sales declines of $2.5 million, mostly related to lower-than-normal Halloween orders from customers due to the COVID-19 pandemic and related potential stay-at-home orders. However, the declines were partially offset by new product innovations throughout the year, including, primarily, the successful introduction of the Push Pop Gummy Roll, which had sales of $4.3 million.

Cost of Sales and Gross Margins

Cost of sales increased by $57.5 million in 2020, or 19.4%, to $353.2 million in 2020 from $295.7 million in 2019, reflecting an increase in Sports & Entertainment costs, partially offset by lower Confections costs, largely reflecting the changes in the respective sales trends.

	Fiscal year
	2020	2019	$ Change	% Change
(in thousands)
Cost of Sales	$353,186	$295,680	$57,506	19.4%
Sports & Entertainment	232,349	163,802	68,547	41.8%
Confections	120,837	131,878	(11,041)	(8.4)%

Sports & Entertainment cost of sales increased by $68.5 million, or 41.8%, driven primarily by the increase in sales volume for Physical Sports & Entertainment. Key factors contributing to the Sports & Entertainment cost of sales increase include:

•

$25.7 million and $5.5 million increase in Physical Sports & Entertainment manufacturing and freight costs, respectively, driven by increased sales volume, higher supplier costs due to product mix and a channel mix shift to e-commerce, which has higher freight costs associated with sales;

•

$23.9 million increase in Physical and Digital Sports & Entertainment royalty-related costs primarily due to increased sales volume and license mix, partially offset by the impact of the expirations of the English Premier League license in 2019 on Physical and Digital Sports & Entertainment and the National Football League license in 2020 on Digital Sports & Entertainment;

•	$4.1 million increase in Digital Sports & Entertainment platform and hosting fees due to increased sales volume; and

•	$3.2 million increase in Physical and Digital Sports & Entertainment product development costs.

The remainder of the increase was attributable to smaller increases in other product costs across Physical and Digital Sports & Entertainment and Gift Cards.

Confections cost of sales decreased by $11.0 million, or 8.4%, mainly reflecting decreased sales volume and the success of mitigation efforts in our supply chain to reduce tariffs on imports by shifting manufacturing to suppliers outside of China in fiscal year 2020.

Our consolidated gross margin (gross profit as a percentage of net sales) improved by 1.9 percentage points, to 37.7% in fiscal year 2020 from 35.8% in fiscal year 2019. The improvement mainly reflected the increase in Gift Cards sales and the substantial increase in Physical Sports & Entertainment e-commerce sales.

Selling, General and Administrative (SG&A)

SG&A decreased by $8.6 million in fiscal year 2020, or 6.8%, to $117.4 million in 2020 from $125.9 million in fiscal year 2019, reflecting lower personnel costs and lower marketing spend, primarily on Confections, related to our implementation of COVID-19 mitigation measures, as well as lower travel costs.

SG&A included $2.2 million and $2.3 million in fiscal year 2020 and 2019, respectively in related party management fees and expenses payable to our sponsors, Tornante and MDP. See “Certain Relationships and Related Person Transactions.”

Interest expense (income), net

Interest expense declined by $1.4 million, to $11.7 million in fiscal year 2020 from $13.1 million in fiscal year 2019, mainly reflecting a lower interest rate on our credit facilities during fiscal year 2020. We refinanced our debt in October 2020, resulting in higher borrowings as of January 2, 2021 compared with December 28, 2019; however, the lower interest rate during fiscal year 2020 offset the impact of the higher borrowings later in the year. See “—Liquidity and Capital Resources—Debt.”

Loss on sales of subsidiaries

Loss on sales of subsidiaries relates to a transaction in 2019 resulting in no impact in fiscal year 2020 and $13.2 million in 2019. See “—Significant Events and Transactions Affecting Comparability—LATAM Divestiture.”

Loss/(gain) on derivative instruments, net

Loss on derivative instruments was negligible in fiscal year 2020 while in fiscal year 2019 we recorded a gain on derivative instruments of $1.3 million, reflecting fair value changes in our foreign currency forward contracts.

Provision for income taxes

Income taxes decreased by $4.2 million, or 86.0%, to $0.7 million in fiscal year 2020 from $4.9 million in fiscal year 2019 despite substantial improvement in pre-tax income. The decrease was primarily due to $24.2 million federal and state income tax benefit relating to U.S. tax elections related to the Company’s Sports & Entertainment segment, resulting in certain foreign subsidiaries treated as disregarded entities for U.S. Federal tax purposes. In 2019, the Company recognized a tax benefit of $3.4 million relating to the impact of the non-recurring Confections segment’s Loss on sales of subsidiaries. See “—Key Components of Sales and Expenses—Provision for income taxes.”

Net Income

Net income increased by $74.9 million to $83.7 million in 2020, from $8.8 million in 2019, for the reasons discussed above.

Comparison of Year Ended December 28, 2019 to Year Ended December 29, 2018

The following table sets forth a summary of our consolidated results of operations for the periods indicated, and the changes between periods.

	Fiscal Year
	2019	2018	$ Change	% Change
(in thousands, except percentages)
Net sales	$460,315	$452,828	$7,487	1.7%
Cost of sales	295,680	304,936	(9,256)	(3.0)%

Gross profit	164,635	147,892	16,743	11.3%
Selling, general and administrative expenses	125,928	125,948	(20)	—

Income from operations	38,707	21,944	16,763	76.4%
Interest expense, net of interest income	13,139	12,753	386	3.0%
Loss on sale of subsidiaries	13,151	—	13,151	n.m.
Loss/(gain) on derivative instruments, net	(1,308)	1,372	(2,680)	(195.3)%

Income before income taxes	13,725	7,819	5,906	75.5%
Provision for income taxes	4,923	5,431	(508)	(9.4)%

Net income	$8,802	$2,388	$6,414	268.6%

n.m. = not meaningful

Net Sales

Net sales increased by $7.5 million in 2019, or 1.7%, to $460.3 million in 2019 from $452.8 million in 2018, as higher Sports & Entertainment sales more than offset a decline in Confections sales.

	Fiscal year
	2019	2018	$ Change	% Change
(in thousands)
Net sales	$460,315	$452,828	$7,487	1.7%
Sports & Entertainment	241,260	224,843	16,417	7.3%
Confections	219,055	227,985	(8,930)	(3.9)%

Sports & Entertainment net sales increased by $16.4 million, or 7.3%, driven mainly by improved sales of baseball collectibles in the Physical Sports & Entertainment hobby and e-commerce channels and two UEFA Champions League Match Attax launches in the U.K. in fiscal year 2019 against one launch in fiscal year 2018. Key factors contributing to the Sports & Entertainment increase include:

•

$7.5 million increase in the Physical Sports & Entertainment hobby and retail channels driven mainly by the sale of baseball product offerings, including the strength of our Bowman portfolio and an increase in pricing for certain collections, partially offset by the discontinuation of English Premier League products as a result of our non-renewal of the underlying license in 2019 and a decline in entertainment products sales, including Star Wars and Topps-owned intellectual property;

•

$5.0 million increase in the e-commerce channel driven by increased demand and volume for baseball online exclusive collections, new print-on-demand releases and curated sets, which were offset by a decline in net sales for The Living Set print-on-demand release launched in 2018;

•	$1.4 million increase in Digital Sports & Entertainment net sales, mainly reflecting the launch of our Marvel Collect! app in the second quarter and Disney Collect! app in the fourth quarter; and

•	$1.4 million increase in Gift Cards net sales, driven by the addition of new clients and growth of existing clients.

Confections net sales decreased by $8.9 million, or 3.9%. The LATAM Divestiture accounted for $3.8 million of the decline, as fiscal year 2018 net sales include a full year of operations and fiscal year 2019 net sales only include the seven months of operation prior to the LATAM Divestiture. The decrease was also attributable to a $2.9 million decline in sales of Juicy Drop brand products, and a $2.0 million decline in Baby Bottle Pop Popping Powder, which launched in 2018, and an unfavorable foreign currency impact on sales. These declines were partially offset by higher Ring Pop seasonal and back-of-store sales and the strength of Finders Keepers sales.

Cost of Sales and Gross Margins

Cost of sales decreased by $9.3 million, or 3.0%, to $295.7 million in 2019 from $304.9 million in 2018, reflecting decreases in both Sports & Entertainment and Confections costs.

	Fiscal year
	2019	2018	$ Change	% Change
(in thousands)
Cost of Sales	$295,680	$304,936	$(9,256)	(3.0)%
Sports & Entertainment	163,802	167,190	(3,388)	(2.0)%
Confections	131,878	137,746	(5,868)	(4.3)%

Sports & Entertainment cost of sales declined by $3.4 million, or 2.0%. Key factors contributing to the Sports & Entertainment cost of sales decrease include:

•	$11.5 million decrease in Physical and Digital Sports & Entertainment royalty-related costs, mainly attributable to license mix including the non-renewal of the English Premier League license in 2019;

•	$3.8 million increase in autograph and relic costs in Physical Sports & Entertainment due to a channel mix shift to hobby;

•	$3.2 million increase in Physical Sports & Entertainment variable contract manufacturing costs based on increased sales volume; and

•	$1.5 million increase in Digital Sports & Entertainment platform and hosting fees.

The remainder of the offset was attributable to smaller increases in other product costs across Physical and Digital Sports & Entertainment and Gift Cards.

Confections cost of sales decreased by $5.9 million, or 4.3%, reflecting the impact of the LATAM Divestiture, lower freight costs and favorable foreign currency impact on purchases. The decline was partially offset by higher tariffs of $2.5 million on products imported from China and higher inventory obsolescence related mainly to Baby Bottle Pop Popping Powder.

Our consolidated gross margin (gross profit as a percentage of net sales) improved by 3.1 percentage points, to 35.8% in fiscal year 2019 from 32.7% in fiscal year 2018. The improvement mainly reflected the increase in demand and improved profitability in Physical Sports & Entertainment retail and hobby sales.

Selling, General and Administrative (SG&A)

SG&A expenses remained unchanged at $125.9 million for fiscal years 2019 and 2018. Our SG&A expenses reflected lower Confections marketing costs offset by slightly higher marketing costs for Sports & Entertainment, and the cycling of costs associated with mergers and acquisitions activity in 2018. 2019 SG&A also reflects higher employee-related costs, information technology costs to support growth and slightly higher restructuring-related charges, offset by a decline in professional fees, primarily legal services.

SG&A included $2.3 million and $2.2 million in fiscal years 2019 and 2018, respectively, in related party management fees and expenses payable to our sponsors, Tornante and MDP. See “Certain Relationships and Related Person Transactions.”

Interest expense (income), net

Interest expense increased by $0.3 million in 2019, or 3.0%, to $13.1 million in 2019 from $12.8 million from 2018, reflecting higher borrowing under the Company’s revolving credit facility.

Loss on sales of subsidiaries

Loss on sales of subsidiaries was $13.2 million in 2019. See “—Significant Events and Transactions Affecting Comparability—LATAM Divestiture.”

Loss/(gain) on derivative instruments, net

Gain on derivative instruments was $1.3 million in 2019, while in 2018 we recorded a loss on derivative instruments of $1.4 million. In both periods, this reflected fair value changes in our foreign currency forward contracts.

Provision for income taxes

Income taxes decreased by $0.5 million in 2019, or 9.4%, to $4.9 million in 2019 from $5.4 million in 2018. The decrease was primarily due to a change in the income composition between U.S. income and foreign loss, including the impact of a lower valuation allowance in fiscal year 2019. The lower valuation allowance in fiscal year 2019 was a result of a decrease in foreign losses during the year. See “—Key Components of Sales and Expenses—Provision for income taxes.”

Net Income

Net income increased $6.4 million to $8.8 million in 2019, from $2.4 million in 2018, for the reasons discussed above.

Non-GAAP Information

This proxy statement includes Adjusted EBITDA, which is a non-GAAP measure that we use to supplement our results presented in accordance with U.S. GAAP. Adjusted EBITDA is defined as earnings before interest, income taxes and depreciation and amortization, and further adjusted to exclude the impact of certain items that are non-cash, unrelated to our core revenue-generating operations or that affect the comparability of our results from period to period. These further adjustments for the periods presented in this proxy statement include sponsor fees, transaction and refinancing costs, losses on sales of subsidiaries, foreign currency transaction costs and other non-cash, non-recurring or non-core costs.

We use Adjusted EBITDA to evaluate the underlying performance of our revenue-generating operations and facilitate comparisons of our recurring operating performance between periods and to the reported operating performance of other companies. We believe Adjusted EBITDA is also useful in evaluating our operating performance, as it is similar to measures reported by our competitors and is regularly used by security analysts and investors in analyzing companies’ operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled performance measures of other companies in our industry or in other industries. Adjusted EBITDA excludes certain items required by U.S. GAAP and should not be considered as an alternative to information reported in accordance with U.S. GAAP.

The table below presents a reconciliation of our Adjusted EBITDA to our net income for the fiscal years and fiscal quarters indicated:

	Fiscal year			13 weeks ended	14 weeks ended
	2020	2019	2018	April 3, 2021	April 4, 2020
(in thousands)
Net income	$83,654	$8,802	$2,388	$23,372	$421
Adjusted for:
Interest expense, net	11,656	13,139	12,753	3,944	2,930
Income tax expense, net	688	4,923	5,431	6,866	2,010
Depreciation and amortization	4,193	4,693	4,927	969	1,084
Transaction costs (1)	378	1,084	4,657	36	4
Sponsor management fees and expenses (2)	2,199	2,271	2,227	459	776
Non-cash and non-core (gains)/losses, net (3)	(2,958)	2,372	2,322	(490)	3,131
Miscellaneous non-core costs (4)	1,221	2,339	3,223	33	315
Other non-operating losses (gains) (5)	9	(1,308)	1,372	701	2,240
Loss on sale of subsidiaries	—	13,151	—	—	—

Consolidated Adjusted EBITDA	$101,040	$51,466	$39,300	$35,890	$12,911

Per reportable segment:
Sports & Entertainment	$88,389	$32,190	$17,829	$31,981	$6,758
Confections	38,750	42,191	44,507	10,738	11,351
Unallocated corporate expenses	(26,099)	(22,915)	(23,036)	(6,829)	(5,198)

(1)	Includes transaction costs related to the sale of our Latin American business in 2019 and, for other periods, transaction costs related to potential transactions and refinancing costs.
(2)

Represents fixed annual management fees and reimbursements paid to our sponsors, Tornante and MDP, pursuant to our management agreement, which will be terminated upon the consummation of the Business Combination.

(3)

Primarily includes the foreign exchange remeasurement impact on intercompany balances, stock-based compensation, gains and losses on fixed asset disposals, changes in estimates for unfunded pension liabilities and impairment charges.

(4)

Primarily includes costs related to executive severance and personnel restructuring, intellectual property litigation outside of the normal course of business, non-recurring third-party advisory costs for application development and systems upgrades and, in fiscal year 2020 and first quarter 2020, certain costs related to the impact of the COVID-19 pandemic, including costs related to human resource management and supply chain costs resulting from government shut down orders.

(5)	Represents gains and losses on foreign currency forward contracts and gains and losses on cryptocurrency assets.

Liquidity and Capital Resources

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital needs, capital expenditures, contractual obligations, debt service and other commitments with cash flows from operations and other sources of funding. Our principal sources of liquidity to date have included cash from operating activities and debt proceeds. Our recurring capital expenditure requirements are described under “—Cash Flows” below. Our ability to expand and grow our business will depend on many factors, including our working capital needs and the evolution of our operating cash flows.

As of April 3, 2021, we had cash and cash equivalents of $139.7 million and $194.6 million of debt. As of January 2, 2021, we had cash and cash equivalents of $153.1 million and $194.6 million of debt (compared to

$43.0 million in cash and cash equivalents, and $127.5 million in debt as of December 28, 2019). On a pro forma basis, assuming the Transactions were consummated on that date, our cash and cash equivalents as of April 3, 2021 would have amounted to approximately $104.1 million (which includes cash payable or held for payment to the Gift Cards customers) regardless of the extent of pre-consummation redemptions by MUDS’ shareholders. See “—Significant Events and Transactions Affecting Comparability—Transactions.” We believe our operating cash flows, together with our cash on hand, the proceeds or our debt refinancing (discussed below under “Debt”) and the cash proceeds from the Transactions will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this proxy statement. To the extent that our current resources are insufficient to satisfy our cash requirements in the next twelve-months or beyond, we may need to seek additional equity or debt financing. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to scale back our existing operations, which could have an adverse impact on our business and financial prospects.

Debt

As of April 3, 2021 and January 2, 2021, we had $194.6 million in debt outstanding pursuant to our term loan, which bore interest at an effective rate of 6.5% as of that date. In October 2020, we refinanced our debt (the “2020 Refinancing”), resetting certain financial covenants and incurring an incremental $75 million loan, net of an original issue discount of $1.1 million. The 2020 Refinancing permitted us to declare and pay a one-time $100.0 million dividend to our shareholders. We also have a $30 million revolving loan facility, including a sub-facility for letters of credit, under which a $1.8 million letter of credit was outstanding as of April 3, 2021, and $28.2 million was available for borrowing. Refer to Note 7 to our audited consolidated financial statements and Note 6 to our unaudited condensed consolidated financial statements included elsewhere in this proxy statement for additional information regarding our long-term debt.

All obligations under the credit agreement are secured by first-priority liens, subject to permitted liens, on substantially all our assets. The credit agreement relating to the term loan includes customary financial and non-financial covenants, events of default, baskets and cure rights. The financial covenant in the credit agreement requires us to maintain a first lien net leverage ratio of no greater than 4.50 to 1.00 as of the last day of each four fiscal quarter period. As of the four fiscal quarter period ended January 2, 2021, our first lien net leverage ratio as calculated under the credit agreement was 1.60 to 1.00. As of the four fiscal quarter period ended April 3, 2021, our first lien net leverage ratio as calculated under the credit agreement was 1.34 to 1.00. The credit agreement provides the borrower the right to request to add one or more new terms loans or increase the commitments under the revolving loan facility, in each case, in an aggregate amount such that the first lien net leverage ratio is no greater than 2.75 to 1.00, after giving effect to any such incurrence (and, in the case of any increase in the commitments under the revolving loan facility, assuming that the full amount of such increase then being established is drawn) on a pro forma basis, as of the last day of the most recently ended four fiscal quarter period for which financial statements have been delivered to the lenders under the credit agreement. The lenders under the credit agreement will not be under any obligation to provide any such additional term loans or revolving loan facility commitment increases, and the incurrence of any additional term loans or the increase in the revolving loan facility commitments is subject to customary conditions precedent. The covenants in the term loan credit agreement restrict the ability of our subsidiaries to pay dividends or otherwise transfer assets to the Company or its direct and indirect equity-holders. The credit agreement permits our subsidiaries to pay dividends up to an aggregate amount not to exceed the greater of $3.0 million and 1.00% of Consolidated Total Assets, subject to no default or event of default, and pro forma compliance with the financial covenant. We are in compliance with the covenants under our credit facilities as of the date of this proxy statement. See “Risks Related to Topps’ Business—Liquidity and Financing Risks.”

Pursuant to the terms of the Merger Agreement, we are in the process of using commercially reasonable efforts to refinance or extend, or obtain commitments to refinance or extend, the Senior Secured Credit Facilities at or prior to the Closing of the Transactions, including to provide for total commitments and outstanding loans thereunder in an amount not to exceed $250.0 million. There can be no assurance, however, that we will be able to obtain a refinancing or extension of the Senior Secure Credit Facilities on terms that are acceptable to us, or at all.

Cash Flows

The following table summarizes our cash flows as follows:

	Fiscal year			13 weeks ended	14 weeks ended
	2020	2019	2018	April 3, 2021	April 4, 2020
(in thousands)
Net cash provided by (used in) operating activities	$147,053	$27,388	$9,509	$(11,507)	$(8,848)
Net cash (used in) investing activities	(488)	(1,823)	(4,364)	(317)	(116)
Net cash (used in) provided by financing activities	(34,297)	(6,134)	(5,904)	(552)	22,375
Effect of foreign exchange rates on cash and cash equivalents	(2,190)	(958)	339	(1,024)	2,962

Net increase (decrease) in cash and cash equivalents	110,078	18,473	(420)	(13,400)	16,373
Cash and cash equivalents at beginning of period	43,006	24,533	24,953	153,084	43,006

Cash and cash equivalents at end of period	$153,084	$43,006	$24,533	$139,684	$59,379

Cash Flows Provided by Operating Activities

Net cash used in operating activities increased by $2.7 million, or 30.1%, to $11.5 million in the thirteen weeks ended April 3, 2021 from $8.8 million in the fourteen weeks ended April 4, 2020, primarily reflecting a decline in operating working capital, mainly related to the timing of the remittance to our clients of the proceeds of higher 2020 Gift Cards sales net of our fee.

Net cash provided by operating activities increased by $119.7 million, or 436.9%, to $147.1 million in 2020 from $27.4 million in 2019, primarily reflecting $74.9 million of higher net income, net of non-cash cost items (which decreased by $11.2 million between periods), and higher operating working capital, mainly a $90.8 million increase in accounts payable due in part to the timing of collections of Gift Cards sales and the subsequent remittance to our clients of the proceeds net of our fee.

Net cash provided by operating activities increased by $17.9 million, or 188.0%, to $27.4 million in 2019 compared to $9.5 million in 2018, primarily reflecting $6.4 million of higher net income, net of non-cash cost items, and changes in operating working capital primarily related to the timing of purchases and sales in the fourth quarter of 2019. Non-cash cost items increased by $8.9 million in fiscal year 2019 compared to fiscal year 2018, driven by the loss on the sale of subsidiaries related to the LATAM Divestiture in the third quarter of fiscal year 2019.

Cash Flows Used in Investing Activities

Our recurring capital expenditure needs consist mainly of machinery and equipment for our Confections factory and investments in information technology infrastructure.

For the thirteen weeks ended April 3, 2021 and the fourteen weeks ended April 4, 2020, net cash used in investing activities was $0.3 million and $0.1 million, respectively, primarily comprised of acquisitions of property, plant and equipment.

For the fiscal year ended 2020 and fiscal year ended 2019, net cash used in investing activities was $0.5 million and $1.8 million, respectively, primarily comprised of acquisitions of property, plant and equipment.

For the fiscal year ended 2018, net cash used in investing activities was $4.4 million and was primarily comprised of acquisitions of property, plant and equipment of $3.5 million. We also acquired intangibles related to Confections intellectual property for $0.7 million.

Cash Flows Used in Financing Activities

For the thirteen weeks ended April 3, 2021, net cash used in financing activities was $0.6 million primarily reflecting net repayments of debt. For the fourteen weeks ended April 4, 2020, net cash provided by financing activities was $22.4 million, primarily reflecting net new borrowings.

For the fiscal year ended 2020, net cash used in financing activities was $34.3 million. This reflected a $100.0 million distribution to equity holders, partially offset by $65.7 million in net new borrowings.

For the fiscal year ended 2019 and fiscal year 2018, net cash used in financing activities was $6.1 million and $5.9 million, respectively, mainly reflecting net repayments of debt.

Commitments and Contingencies

Refer to Note 15 of our audited consolidated financial statements included elsewhere in this proxy statement for a summary of our commitments as of January 2, 2021. As of the thirteen weeks ended April 3, 2021 there have been no significant changes to our material cash commitments from those discussed in our January 2, 2021 audited consolidated financial statements. In addition to the aforementioned debt obligations, our material cash commitments as of January 2, 2021 primarily included minimum guarantees under our license agreements totaling $98.2 million (of which approximately $34.4 million are payable in 2021). These license agreements also contain various royalty rates based upon sales. Our obligations also include rent totaling $7.6 million for a number of office facilities under non-cancelable operating lease agreements that expire at various dates between 2021 and 2025. Approximately $3.2 million of the $7.6 million rent payments are payable in 2021. The lease for our headquarters expires in August 2022. We have $2.6 million in commitments for purchase obligations and other items, of which approximately $1.5 million are payable in 2021.

In addition, as of April 3, 2021, a portion of our cash and cash equivalents balance consists of funds that we collect on behalf of and remit to our Gift Cards clients. These cash amounts are unrestricted and may vary depending on Gift Cards sales during the period and the timing of settlement of the payables balance, which in turn depends on terms established with our clients.

As part of the Transactions, the post-combination company will enter into a Tax Receivable Agreement, with certain equity-holders. Pursuant to the Tax Receivable Agreement, the post-combination company will be required, among other things, to pay certain equity-holders 85% of the amount of actual tax savings, if any, in U.S. federal, state, local and non-U.S. income tax that the post-combination company actually realizes as a result of certain preexisting tax attributes; provided that the total (i) tax attributes with respect to which payments are made under the Tax Receivable agreement shall not exceed $70 million and (ii) payments under the Tax Receivable Agreement shall not exceed $16 million. The TRA liability, when the amount is deemed probable under ASC 450, “Contingencies”, will be recorded in our consolidated statements of operations and comprehensive income post-combination. In case of a change in control of the post-combination company, certain divestitures that do not constitute a change of control of the post-combination company, or a material breach of the post-combination company obligations under the Tax Receivable Agreement, the post-combination company will be required to make a payment to certain Tax Receivable Agreement parties of the post-combination company in an amount equal to the present value of future payments under the Tax Receivable Agreement, which payment would be based on certain assumptions, including those relating to the post-combination company’s future taxable income.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires our management to make judgments, estimates and assumptions that impact the reported amount of net sales and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2 to our audited consolidated financial statements included elsewhere in this proxy statement. Our critical accounting policies are described below.

Revenue Recognition

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration we expect to receive in exchange for those products or services. Certain revenue transactions such as Sports & Entertainment retail channel sales and Confections sales contain variable consideration components such as allowances for sales returns and vendor allowances. We estimate any variable consideration for sales at the inception of a revenue-generating transaction, and the estimates are based on our historical performance or specific terms with the customer, using the expected value method. Reserves for returns and allowances are recorded as a reduction to accounts receivable and we update our estimates as information becomes available. The estimates on sales returns and vendor allowances are subject to uncertainty as our actual returns and allowances may vary depending on external factors outside our control that could result in increased returns. Our allowances for sales returns were $39.5 million as of April 3, 2021, $38.6 million as of January 2, 2021, and $26.9 million as of December 28, 2019.

Goodwill and indefinite-lived intangible assets

We test our goodwill for impairment at the reporting unit level. Goodwill impairment testing requires the development of estimates to establish the fair value of our reporting units in accordance with ASC 350, “Intangibles—Goodwill and Other” (“ASC 350”). We do not amortize our indefinite-lived intangible assets and follow ASC 350 to test for impairment annually or where indicators exist. We quantitatively test our goodwill and indefinite-lived intangible assets for impairment annually on the first day of our fiscal fourth quarter, or when events or circumstances indicate the estimated fair value of a reporting unit may no longer exceed its carrying value or the carrying amount of the indefinite-lived intangible asset exceeds its fair value.

In performing the quantitative test of goodwill and indefinite-lived intangible assets, fair value was determined based on a calculation which gave consideration to an income approach and relief from royalty method, respectively, utilizing the discounted cash flow method. Significant assumptions used to determine fair value under the discounted cash flow method included current marketplace factors and risks, as well as assumptions of growth in future years. When forecasting these future trends, we utilized historical financial performance, expected terminal growth rates, internal forecasts, including assumptions for sales, operating expense and capital expenditure and working capital needs, and planned initiatives which would impact financial performance.

Changes in certain significant assumptions could have a significant impact on the estimated fair value, and therefore, a future impairment of goodwill or other indefinite-lived intangible assets. Based on assessments performed in 2020, 2019 and 2018, no impairment was recognized on goodwill or indefinite-lived intangible assets. Refer to Note 5 to our audited consolidated financial statements included elsewhere in this proxy statement for additional information regarding our goodwill.

Income Taxes

We account for income taxes under the provisions of ASC 740, “Income Taxes” (“ASC 740”), which generally requires the recognition of deferred tax assets and deferred tax liabilities for the expected future tax consequences of events that have been included in the audited consolidated financial statements. Under this method, we determine deferred tax assets and deferred tax liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and deferred tax liabilities is recognized in income in the period that includes the enactment date.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, carryback potential (if permitted under the tax law) and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

We record uncertain tax positions in accordance with ASC 740 in which we determine whether it is more-likely-than-not that the tax positions will be sustained on the basis of the technical merits of the position and for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Income taxes are provided on unremitted earnings from foreign subsidiaries unless such earnings are expected to be indefinitely reinvested. Indefinite reinvestment is determined by management’s judgment about and intentions concerning our future operations. There have been no material changes in the underlying assumptions and estimates used in these calculations in the relevant period.

Refer to Note 8 to our audited consolidated financial statements included elsewhere in this proxy statement for additional information regarding our income taxes.

Recently Issued and Adopted Accounting Pronouncements

Recently issued and adopted accounting pronouncements are described in Note 2 to our audited consolidated financial statements included elsewhere in this proxy statement.

On December 30, 2018, the first day of fiscal year 2019, the Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”), using the modified retrospective transition method. Results for 2019 and thereafter are presented under ASC 606, while prior period amounts have not been adjusted and are reported in accordance with the previously applicable revenue standard. The adoption of ASC 606 did not have a material impact on our fiscal year 2019 results or the comparability of our results of operations between periods.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. MUDS is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of this extended transition period. The post-combination company is expected to remain an emerging growth company at least through the end of the 2021 fiscal year and is expected to continue to take advantage of the benefits of the extended transition period. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions for emerging growth companies because of the potential differences in accounting standards used.

Quantitative and Qualitative Disclosures About Market Risk

We have in the past and may in the future be exposed to foreign currency exchange rate risks. See “—Significant Events and Transactions Affecting Comparability—Effect of Foreign Currency Exchange Rate Fluctuations” for a discussion of our exposure to foreign currency exchange risks. We do not hold financial instruments for trading purposes.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities following the business combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Charter is attached as Annex B to this proxy statement. We urge you to read the Charter in its entirety for a complete description of the rights and preferences of our securities following the business combination.

Authorized and Outstanding Stock

The Charter authorizes the issuance of shares of capital stock consisting of (a) 2,000,000 shares of preferred stock, par value $0.0001 per share, (b) 350,000,000 shares of Class A common stock, par value $0.0001 per share, (c) 8,000,000 shares of Class B common stock, which shall consist of two series: (A) 4,000,000 shares of Series B-1 common stock and (B) 4,000,000 shares of Series B-2 common stock and (d) 50,000,000 shares of Class E common stock, par value $0.0001 per share. The outstanding shares of common stock are, and the shares of common stock issuable in connection with the business combination and the PIPE Investment will be, duly authorized, validly issued, fully paid and non-assessable.

The Charter provides the following conditions for automatic conversion of shares of Class E common stock into shares of Class A common stock: (i) at the option of the holder thereof, (ii) in the event of a transfer to anyone other than a “Qualified Transferee” (as defined in the Charter) and (iii) upon the occurrence of the “Sunset Time,” which is defined as 5:00 p.m. New York City time on the first day (x) following the death or irreversible mental incapacity of Michael Eisner, (y) Michael Eisner ceases to own, directly or indirectly, a majority of the voting power of Tornante and (z) the aggregate number of shares of Common Stock beneficially owned by Michael Eisner, his affiliates and their respective Permitted Transferees (as defined in the Charter) is less than one-third of the number of shares of Common Stock beneficially owned by such persons immediately after giving effect to the closing of the Transactions (assuming, in each case, the share counts are equitably adjusted for any stock split, stock dividend, recapitalization, reorganization, merger, amendment of the Charter, scheme, arrangement or otherwise affecting the Common Stock occurring after the Charter becomes effective).

As of the record date for the stockholder meeting, there were (i) 31,625,000 shares of Class A common stock outstanding, (ii) 7,906,250 shares of Class B common stock outstanding, (iii) no shares of preferred stock outstanding, (iv) 12,818,750 private placement warrants outstanding and (v) 15,812,500 public warrants outstanding.

Pursuant to the terms of our existing certificate of incorporation, issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock upon the consummation of the business combination. The Sponsor has waived its anti-dilution protections with respect to the conversion of shares of Class B common stock into Class A common stock, such that such shares will convert into an equal number of shares of Class A common stock in connection with the business combination.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Charter, the holders of Class A, Class B and Class E common stock will possess all voting power for the election of directors and all other matters requiring stockholder action. The holders of Class A and Class B common stock will be entitled to one vote per share on matters to be voted on by stockholders. The holders of Class E common stock will be entitled to ten votes per share on matters to be voted on by stockholders. The holders of common stock will at all times vote together as one class on all matters submitted to a vote of the common stock under the Charter.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock or any other class or series of stock having a preference over or the right to participate, under the Charter, holders of Class A common stock and Class E common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Post-Closing Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Dividends and other distributions shall not be declared or paid on the Class B common stock, except as follows: if, at any time the Post-Closing Board declares a dividend or other distribution on the outstanding shares of Class A common stock, and any shares of Class B common stock remain issued and outstanding, then the Post-Closing Board shall at such time declare a dividend on the outstanding shares of Class B common stock in the form of the right to receive an amount per share equal to the per share amount of the dividend declared by the Post-Closing Board in respect of Class A common stock. However, in lieu of payment thereon, with respect to any shares of Class B common stock that remain outstanding as of the payment date for such dividend, the post-combination company shall set aside or reserve for payment an amount equal to such payment, which shall be paid to the applicable holders, if at all, only upon the occurrence of a Triggering Event (as defined in the Charter) with respect to such shares.

Liquidation, Dissolution and Winding Up

Except as otherwise provided herein, in the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of preferred stock have been satisfied.

If, as of the date of determining the stockholders of the Company entitled to participate in a distribution of the remaining assets of the Company in connection with a liquidation, dissolution or winding up any shares of Class B common stock remain issued and outstanding, then the holders of such shares of Class B common stock shall only be entitled to receive the par value of such shares, unless the amount of the distribution in connection with or following such liquidation, dissolution or winding up that would be payable in respect of a share of Class A common stock would cause a Triggering Event (as defined in the Charter) for such share of Class B common stock. To the extent that any remaining assets of the Company are to be distributed to the holders of Class B common stock, then such amounts shall be distributed ratably to the participating shares of common stock and the shares of Class B common stock (assuming that, notwithstanding anything to the contrary set forth in the Charter, the shares of each series of Class B common stock then outstanding are treated as participating shares and tested separately on a series-by-series basis to determine whether a Triggering Event has occurred with respect to such series, and without duplication of any amounts that would otherwise be payable in respect of the shares of Class A common stock or Class E common stock, as applicable, into which such shares of Class B common stock would otherwise be convertible in connection with a Triggering Event).

Preemptive or Other Rights

The holders of common stock will not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to common stock.

Capital Stock Prior to the Business Combination

MUDS is providing stockholders with the opportunity to redeem all or a portion of their public shares upon the consummation of the business combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the business combination, subject to the limitations described herein. The Sponsor has agreed to waive its redemption rights with respect to its shares of common stock in connection with the consummation of the business combination. The Sponsor has also agreed to waive its right to a conversion price adjustment with respect to any shares of common stock it may hold in connection with the consummation of the business combination.

The approval of the business combination requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of common stock represented in person or by proxy at the special meeting and entitled to vote thereon. However, the participation of the Sponsor, or its affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the business combination even if a majority of the stockholders vote, or indicate their intention to vote, against the business combination.

The Sponsor has agreed to vote its shares of common stock in favor of the business combination and the other proposals described in this proxy statement. As of the date of filing this proxy statement, the Sponsor and MUDS’ directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote “for” or “against” the business combination.

Pursuant to MUDS’ existing certificate of incorporation, if MUDS is unable to consummate a business combination within the completion window, MUDS will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest earned on the fund held in the trust account not previously released to MUDS to pay its taxes (less up to $100,000 to such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of MUDS’ remaining stockholders and the MUDS Board in accordance with applicable law, dissolve and liquidate, subject in each case to MUDS’ obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to MUDS’ warrants, which will expire worthless if MUDS fails to complete its initial business combination within such completion window.

The Sponsor has entered into a letter agreement with MUDS, pursuant to which it has waived its rights to liquidating distributions from the trust account with respect to any founder shares held by them if MUDS fails to complete its initial business combination within the completion window. However, if the Sponsor or any of MUDS’ officers, directors or any of their respective affiliates acquires public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if MUDS fails to complete its initial business combination within the completion window. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event MUDS does not complete its initial business combination and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of the public shares. The Sponsor and MUDS’ executive officers and directors have agreed, pursuant to a written agreement with MUDS, that they will not propose any amendment to MUDS’ existing certificate of incorporation to modify the substance or timing of MUDS’ obligation to provide for the redemption of the public shares in connection with an initial business combination or to redeem 100% of the public shares if MUDS does not complete its initial business combination within the completion window, unless MUDS provides its public stockholders with the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment.

In the event of a liquidation, dissolution or winding up of the Company after the consummation of a business combination, stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that MUDS will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which will be net of taxes paid by MUDS) upon the completion of MUDS’ initial business combination, subject to the limitations described herein.

Units

Each unit consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units, and only whole warrants will trade.

Founder Shares

In connection with the execution of the Merger Agreement, MUDS entered into the Sponsor Support Agreement. Pursuant to the terms of the Sponsor Support Agreement, the Sponsor agreed (i) to vote any shares of the Company’s securities held by such party in favor of the business combination proposal and the other proposals described in this proxy statement, (ii) not to redeem any shares of common stock owned by it for redemption in connection with the transactions contemplated by the Merger Agreement, expect to the extent expressly contemplated by the Merger Agreement and (iii) to be bound to certain other obligations as described therein.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of initial business combination on a one-for-one basis, subject to adjustment as provided herein. As additional shares of Class A common stock are to be issued in excess of the amounts sold in the MUDS IPO in connection with the business combination, the Sponsor has waived its right to have the ratio at which shares of Class B common stock were to convert into shares of Class A common stock be adjusted so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock equaled, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the MUDS IPO plus all shares of Class A common stock issued in connection with the business combination (net of the number of shares of Class A common stock redeemed in connection with the proposed business combination). Pursuant to the terms of the Sponsor Support Agreement, the Sponsor agreed to forego any adjustment to the conversion ratio in connection with the business combination for its shares of Class B common stock and, as a result, the shares of Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis at the closing of the business combination. With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to MUDS’ officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of MUDS’ initial business combination or (B) subsequent to MUDS’ initial business combination, (x) if the reported closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after MUDS’ initial business combination or (y) the date, following the completion of MUDS’ initial business combination, on which MUDS completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

MUDS’ existing certificate of incorporation authorizes 2,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The MUDS Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The MUDS Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and could have anti-takeover effects. The ability of the MUDS Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of MUDS or the removal of existing management. We have no preferred stock outstanding as of the date of this proxy statement. Although MUDS does not currently intend to issue any shares of preferred stock, MUDS cannot assure you that it will not do so in the future. No shares of preferred stock are being issued or registered in the business combination.

Redeemable Warrants

Each whole warrant entitles the registered holder to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the MUDS IPO or 30 days after the completion of MUDS’ initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. The warrants will expire five years after the completion of MUDS’ initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant will be exercisable, and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of its initial business combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of MUDS’ initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of MUDS’ initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before MUDS sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by MUDS in the MUDS IPO.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on MUDS stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after its initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

The warrants have certain anti-dilution and adjustments rights upon certain events.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement MUDS filed in connection with the MUDS IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

In addition, if (x) MUDS issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of MUDS’ initial business combination at a newly issued price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of MUDS’ initial business combination on the date of the consummation of its initial business combination (net of redemptions), and (z) the market value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the market value and the newly issued price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the market value and the newly issued price. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, MUDS will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the business combination (subject to limited exceptions), and they will not be redeemable by MUDS so long as they are held by the Sponsor, Jefferies LLC (“Jefferies”) or their respective permitted transferees. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor, Jefferies or their respective permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants. For as long as the private placement warrants are held by Jefferies and/or its designees or affiliates, such private placement warrants may not be exercised after five years from the effective date of the MUDS IPO.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock based on the calculation described above with respect to the public warrants.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of MUDS’ officers and directors may, but are not obligated to, loan MUDS funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by the Sponsor or their affiliates, or MUDS’ officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Dividends

MUDS has not paid any cash dividends on the common stock to date and does not intend to pay cash dividends prior to the completion of MUDS’ initial business combination. The payment of cash dividends in the future (following consummation of the business combination) will be dependent upon the post-combination company’s revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition subsequent to completion of MUDS’ initial business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of the Post-Closing Board at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws

The Charter, proposed amended and restated bylaws and the DGCL contain provisions which are summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Post-Closing Board. These provisions are intended to avoid costly takeover battles, reduce the post-combination company’s vulnerability to a hostile change of control and enhance the ability of the Post-Closing Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the post-combination company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

These provisions include:

Classified Board

The Post-Closing Board will be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of the Post-Closing Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Post-Closing Board. The Charter also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the Post-Closing Board. Upon completion of the business combination, the Post-Closing Board is expected to have eight members.

Stockholder Action by Written Consent

At any time shares of Class E common stock remain outstanding, any action required or permitted to be taken at any annual or special meeting of stockholders of the post-combination company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the post-combination company in accordance with the proposed amended and restated bylaws and applicable law. At any time when there are not any shares of Class E common stock outstanding, any action required or permitted to be taken by the stockholders of the post-combination company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Special Meetings of Stockholders

Special meetings of the stockholders of the post-combination company may be called only by or at the direction of the Post-Closing Board, the Chairman of the Board or the Chief Executive Officer.

Advance Notice Procedures

The proposed amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Post-Closing Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Post-Closing Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Secretary of the post-combination company timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the proposed amended and restated bylaws do not give the Post-Closing Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the proposed amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the post-combination company. These provisions do not apply to nominations pursuant to the Investor Rights Agreement. See “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Investor Rights Agreement” for more details with respect to the Investor Rights Agreement.

Vacancies

Subject to the rights granted in the Investor Rights Agreement and the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Post-Closing Board that results from an increase in the number of directors and any vacancies on the Post-Closing Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director (and not by the stockholders).

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock of the post-combination company will be available for future issuance without stockholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable the Post-Closing Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the post-combination company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the management of the post-combination company and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations

Upon completion of the business combination, the post-combination company will not be subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (1) before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the post-combination company for a three-year period. This provision may encourage companies interested in acquiring the post-combination company to negotiate in advance with the Post-Closing Board because the stockholder approval requirement would be avoided if the Post-Closing Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Post-Closing Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, stockholders of the post-combination company will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any stockholders of the post-combination company may bring an action in the name of the post-combination company to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Charter provides that, unless the post-combination company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state or federal court located within the State of Delaware) will be the sole and exclusive forum for any state court action for (1) any derivative action or proceeding brought on behalf of the post-combination company, (2) any action asserting a claim of breach of a fiduciary duty owed by or other wrongdoing by any current or former directors, officers, employees, agents or stockholders of the post-combination company to the post-combination company or its stockholders, or any clam for aiding and abetting such alleged breach, (3) any action asserting a claim arising under any provision of the DGCL, the Charter (as it may be amended or restated) or the proposed amended and restated bylaws (as they may be amended or restated) or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (4) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. The federal district courts of the United States of America are, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, and the Charter (as it may be amended or restated) does not preclude or contract the scope of exclusive federal jurisdiction for suits brought under the Securities Exchange Act of 1934. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the post-

combination company will be deemed to have notice of and to have consented to the provisions of the Charter described above. Although MUDS believes these provisions benefit the post-combination company by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against the post-combination company or its directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the post-combination company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain Indemnitees (as defined in the Charter). The Charter does not renounce the post-combination company’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the post-combination company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the post-combination company if it is a business opportunity that (i) the post-combination company and its subsidiaries are neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the business of the post-combination company and its subsidiaries or is of no practical advantage to the post-combination company and its subsidiaries, (iii) is one in which the post-combination company and its subsidiaries have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of an Indemnitee or an affiliate of an Indemnitee (other than the post-combination company or any of its subsidiaries) over which such Indemnitee has no direct or indirect influence or control, including, but not limited to, a blind trust.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of the post-combination company and its stockholders, through stockholders’ derivative suits on behalf of the post-combination company, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The proposed amended and restated bylaws provide that the post-combination company must indemnify and advance expenses to the directors and officers of the post-combination company to the fullest extent authorized by Delaware law. The post-combination company also will be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees and agents for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions that are included in the Charter and proposed amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the post-combination company and its stockholders. In addition, your investment may be adversely affected to the extent the post-combination company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Our Transfer Agent and Warrant Agent

The transfer agent for common stock and warrant agent for the warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing

Upon the consummation of the business combination, the post-combination company intends to apply to continue the listing of its publicly traded Class A common stock and warrants on NASDAQ under the symbols “TOPP” and “TOPPW,” respectively, upon the closing of the business combination. As a result, MUDS’ publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Price Range of MUDS’ Securities

Our public units, each of which consists of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable public warrant, each whole public warrant entitling the holder thereof to purchase one share of Class A common stock, began trading on NASDAQ under the symbol “MUDS” on December 8, 2020. On January 28, 2021, we announced that holders of our public units could elect to separately trade the Class A common stock and the public warrants included in the public units, or to continue to trade the public units without separating them. The separated Class A common stock and public warrants began trading on NASDAQ under the symbols “MUDS” and “MUDSW,” respectively. Each public warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustments as described in our final prospectus dated December 9, 2020, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A common stock and will become exercisable 30 days after the completion of the Transactions. Our public warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation as described in the MUDS IPO prospectus.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, Class A common stock and public warrants as reported on NASDAQ for the periods presented.

Period	Common Stock(2)		Warrants(2)		Units(1)
	High	Low	High	Low	High	Low
2021:
Third Quarter(3)	$12.65	$10.42	$4.30	$3.07	$14.80	$12.00
Second Quarter	$18.78	$9.83	$7.50	$0.53	$22.40	$10.09
First Quarter	$10.42	$9.70	$1.50	$0.51	$10.93	$9.95
2020:
Fourth Quarter	n/a	n/a	n/a	n/a	$10.43	$10.00
Third Quarter	n/a	n/a	n/a	n/a	n/a	n/a
Second Quarter	n/a	n/a	n/a	n/a	n/a	n/a
First Quarter	n/a	n/a	n/a	n/a	n/a	n/a

(1)	MUDS’ units began trading on the NASDAQ on December 8, 2020.
(2)	Class A common stock and warrants began trading separately on the NASDAQ on January 28, 2020.
(3)	Through July 26, 2021.

On April 5, 2021, the last trading date before the public announcement of the Transactions, MUDS units, Class A common stock and public warrants closed at $10.23, $9.90 and $0.75, respectively.

Price Range of Topps’ Securities

Historical market price information regarding Topps is not provided because there is no public market for its securities. As of the date of this Proxy Statement, Topps had six holders of record of its common stock.

MUDS’ Dividend Policy

MUDS has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Transactions. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Transactions. The payment of any cash dividends subsequent to Transactions will be within the discretion of the Post-Closing Board at such time. Further, if we incur any indebtedness in connection with the Transactions, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Topps’ Dividend Policy

Our ability to pay dividends on our common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our board of directors may deem relevant. Additionally, our credit agreement places restrictions on the ability of our subsidiaries to pay cash dividends or make distributions to us.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information with respect to (i) the beneficial ownership of Class A common stock and Class B common stock, as of June 30, 2021, the record date for the special meeting and (ii) the expected beneficial ownership of Class A common stock, Class B common stock and Class E common stock immediately following the consummation of the business combination, assuming that no shares are redeemed, and alternatively that 21,772,783 of the public shares are redeemed, for:

•	each person known by us to be, or who is expected to be upon consummation of the business combination, the beneficial owner of more than 5% of any class of our outstanding common stock;

•	each member of the MUDS board of directors and each of MUDS’ executive officers who beneficially owns our common stock;

•

each person who will become a member of the post-combination company’s board of directors or an executive officer of the post-combination company upon the consummation of the business combination who is expected to beneficially own shares of our common stock; and

•

all of the members of the MUDS board of directors and MUDS’ executive officers as a group, and all members of the MUDS board of directors and the executive officers of MUDS following consummation of the business combination as a group.

As of June 30, 2021, MUDS had 39,531,250 shares of common stock issued and outstanding, consisting of (i) 31,625,000 shares of Class A common stock owned by 1 holder of record and (ii) 7,906,250 shares of Class B common stock owned by 1 holder of record. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

The number of shares and the percentages of beneficial ownership below on a pre-Business Combination basis are based on the number of shares of common stock issued and outstanding as of June 30, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of June 30, 2021. MUDS did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The expected beneficial ownership of shares of common stock post-business combination in the no redemption scenario has been determined based upon the following assumptions: (i) no public stockholder has exercised its redemption rights to receive cash from the trust account in exchange for its shares of Class A common stock, (ii) there will be an aggregate of 114,592,159 shares of common stock issued and outstanding at the closing of the business combination (excluding the Holder Earnout Shares), (iii) 24,630,542 shares of Class A common stock have been issued in connection with the PIPE Investment, (iv) 7,882,545 shares of Class A common stock are issued to certain former equityholders of Holdings as consideration in the First Merger, (v) 7,684,730 shares of Class B common stock are issued to the former equityholders of Holdings as Earnout Consideration, (vi) 42,547,822 shares of Class E common stock are issued to certain former equityholders of Holdings as consideration in the First Merger, (vii) no shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and all 7,906,250 founder shares shall have converted into 7,906,250 shares of Class A common stock and (viii) none of the public warrants or private placement warrants have been exercised.

The expected beneficial ownership of shares of common stock post-business combination in the maximum redemption scenario has been determined based upon the following assumptions: (i) public stockholders have exercised their redemption rights with respect to 21,772,783 shares of Class A common stock, (ii) there will be an aggregate of 112,983,367 shares of common stock issued and outstanding at the closing of the Business Combination (excluding the Holder Earnout Shares) (iii) 24,630,542 shares of Class A common stock have been issued in connection with the PIPE Investment, (iv) 29,655,680 shares of Class A common stock are issued to certain former equityholders of Holdings as consideration in the First Merger, (v) 7,684,730 shares of Class B common stock are issued to the former equityholders of Holdings as Earnout Consideration, (vi) 42,547,822 shares of Class E common stock are issued to certain former equityholders of Holdings as consideration in the First Merger, (vii) 1,609,144 shares of Class B common stock have been surrendered by the Sponsor pursuant to the Sponsor Support Agreement, and 6,297,106 founder shares shall have converted into 6,297,106 shares of Class A common stock and (viii) none of the public warrants or private placement warrants have been exercised.

The expected beneficial ownership of shares of common stock post-business combination further assumes the Closing occurs on August 15, 2021, estimated transaction expenses for MUDS and Topps of $50.0 million, an estimated dividend payment by Topps of $28.4 million and a termination payment with respect to the management services agreement of $10.0 million.

If the actual facts are different from the foregoing assumptions, ownership figures in the post-combination company and the columns under the title “After the Business Combination” in the following table will be different.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

	Before the Business Combination					After the Business Combination
						Assuming No Redemptions							Assuming Maximum Redemptions
	Class A Common Stock		Class B Common Stock			Class A Common Stock		Class B Common Stock		Class E Common Stock			Class A Common Stock		Class B Common Stock		Class E Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares	% of Class	Number of Shares	% of Class	% of Total Voting Power	Number of Shares	% of Class	Number of Shares	% of Class	Number of Shares	% of Class	% of Total Voting Power(13)	Number of Shares	% of Class	Number of Shares	% of Class	Number of Shares	% of Class	% of Total Voting Power(13)
Mudrick Capital Acquisition Holdings II LLC (2)(3)	—	—	7,906,250	100%	20.0%	7,906,250	11.0%	—	—	—	—	1.6%	6,297,106	8.9%	—	—	—	—	1.3%
Jason Mudrick (2)(3)(10)	—	—	7,906,250	100%	20.0%	17,758,466	24.6%	—	—	—	—	3.6%	16,149,322	22.9%	—	—	—	—	3.3%
Victor Danh	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
David Kirsch	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Glenn Springer	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Dennis Stogsdill (3)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Scott Kasen (3)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Dr. Brian Kushner (3)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
All directors and executive officers of MUDS as a group (7 individuals)(2)	—	—	7,906,250	100%	20.0%	17,758,466	24.6%	—	—	—	—	3.6%	16,149,322	22.9%	—	—	—	—	3.3%
Directors and Executive Officers After Consummation of the Business Combination
Michael Brandstaedter	—	—	—	—	—	766,332	1.1%	124,632	1.6%			*	1,097,194	1.6%	124,632	1.6%	—	—	*
John Mueller	—	—	—	—	—	402,096	*	61,478	*			*	575,699	*	61,478	*	—	—	*
Jason Thaler	—	—	—	—	—	226,433	*	34,620	*			*	324,194	*	34,620	*	—	—	*
Meltem Demirors	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Michael Eisner (9)	—	—	—	—	—	—	—	3,661,062	47.6%	42,547,822	100%	85.5%	—	—	3,661,062	47.6%	42,547,822	100%	85.8%
Eric Eisner	—	—	—	—	—	—		—					—		—		—	—
Jill Ellis	—	—	—	—	—	26,334	*	4,803	*			*	37,703	*	4,803	*	—	—	*
Marc Lasry	—	—	—	—	—	—		—					—		—		—	—
Scott Pasquini	—	—	—	—	—	—		—					—		—		—	—
Andy Redman (12)	—	—	—	—	—	—		—					—		—		—	—
Maria Seferian						34,310	*	5,764	*			*	49,123	*	5,764	*	—	—	*
All Directors and Executive Officers After Consummation of the Business Combination	—	—	—	—	—	1,455,505	2.0%	3,892,359	50.7%	42,547,822	100%	85.8%	2,083,913	2.9%	3,892,359	50.7%	42,547,822	100%	86.2
Other 5% Stockholders
Citadel Advisors LLC (4)	1,480,068	4.70%	—	—	3.7%	1,480,068	2.1%	—	—	—	—	*	1,480,068	2.1%	—	—	—	—	*
Basso SPAC Fund LLC (5)	1,602,930	5.10%	—	—	4.1%	1,602,930	2.2%	—	—	—	—	*	1,602,930	2.3%	—	—	—	—	*
Aristeia Capital, LLC (6)	1,750,000	6.40%	—	—	4.4%	1,750,000	2.4%	—	—	—	—	*	1,750,000	2.5%	—	—	—	—	*
Adage Capital Partners, L.P. (7)	2,475,000	7.80%	—	—	6.3%	2,475,000	3.4%	—	—	—	—	*	2,475,000	3.5%	—	—	—	—	*
MDP Funds (8)	—	—	—	—	—	4,926,108	6.8%	3,517,491	45.8%	—	—	1.0%	25,141,481	35.7%	3,517,491	45.8%	—	—	5.1%
Tornante Topps LLC (9)	—	—	—	—	—	—	—	3,661,062	47.6%	42,547,822	100%	85.5%	—	—	3,661,062	47.6%	42,547,822	100%	85.8%
Mudrick Capital Management L.P. and its affiliates(2)(3)(10)	—	—	7,906,250	100%	20.0%	17,758,466	24.6%	—	—	—	—	3.6%	16,149,322	22.9%	—	—	—	—	3.3%
Viking Global Investors LP(11)	3,047,904	9.60%	—	—	7.7%	3,047,904	4.2%	—	—	—	—	*	3,047,904	4.3%	—	—	—	—	*

*	Denotes less than 1%.

Percentage of total voting power represents voting power with respect to all shares of Class A common stock, Class B common stock and Class E common stock, as a single class. After the business combination, each share of Class A common stock and Class B common stock will be entitled to one vote per share, and each share of Class E common stock will be entitled to 10 votes per share. For more information about the voting rights of Common Stock following the consummation of the business combination, see “Description of Securities.”

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 527 Madison Avenue, 6th Floor, New York, New York 10022.
(2)

Interests shown before the business combination consist of founder shares, classified as shares of Class B common stock. Such shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein.

(3)

The Sponsor is the record holder of the founder shares. Mudrick Capital Management, L.P. is the managing member of the sponsor and has voting and dispositive power over the founder shares. Jason Mudrick is the sole member of Mudrick Capital Management, LLC, the general partner of Mudrick Capital Management, L.P., and as a result each has voting and investment discretion with respect to the shares held by the Sponsor. Mudrick Capital Management, L.P., Mudrick Capital Management LLC and Jason Mudrick disclaim beneficial ownership over any securities directly held by the Sponsor other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The Sponsor is 100% owned by investment funds and separate accounts managed by Mudrick Capital Management, L.P. Each of our independent directors hold a direct or indirect interest in the Sponsor.

(4)

According to a Schedule 13G filed with the SEC on February 16, 2021, Citadel Advisors LLC, (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), CALC IV LP (“CALC4”), Citadel Securities GP LLC (“CSGP”) and Mr. Kenneth Griffin (collectively with Citadel Advisors, CAH, CGP, Citadel Securities, CALC4 and CSGP, the “Reporting Persons”) filed with respect to 1,480,068 shares of Class A common stock of the above-named issuer owned by Citadel Equity Fund Ltd., a Cayman Islands company (“CEFL”), Citadel Multi-Strategy Equities Master Fund Ltd., a Cayman Islands company (“CM”), and Citadel Securities. Citadel Advisors is the portfolio manager for CEFL and CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. The address of each reporting person is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(5)

According to a Schedule 13G filed with the SEC on February 24, 2021, Bass SPAC Fund LLC (“Basso SPAC”) is the owner of 1,602,930 shares of Class A Common Stock. Basso Management, LLC is the manager of Basso SPAC. Basso Capital Management serves as the investment manager of Basso SPAC. Basso GP, LLC is the general partner of Basso Capital Management, L.P. Howard I. Fischer is the principal portfolio manager for Basso SPAC, the Chief Executive Officer and a Founding Managing Partner of Basso Capital Management, L.P., and a member of each of Basso Management, LLC and Basso GP, LLC. Accordingly, each of Basso Management, LLC, Basso Capital Management, L.P., Basso GP, LLC and Howard I. Fischer may be deemed to indirectly beneficially own the shares owned by Basso SPAC. The address of all five reporting persons is 1266 East Main Street, Fourth Floor, Stamford, Connecticut 06902.

(6)

According to a Schedule 13G filed with the SEC on February 16, 2021, 1,750,000 shares of Class A Common Stock are owned by Aristeia Capital, L.L.C., whose address is One Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(7)

According to an amendment to Schedule 13G filed with the SEC on December 21, 2020, Adage Capital Partners, L.P. (“ACP”) is the record owner of the shares. Adage Capital Partners GP, L.L.C. (“ACPGP”) is general partner of ACP, and Adage Capital Advisors, L.L.C. (“ACA”) is managing member of ACPGP. Each of Robert Atchinson and Phillip Gross is a managing member of ACA. Based on such relationships, ACPGP, ACA and Mssrs. Atchinson and Gross may be deemed to be beneficial owners of the shares held of record by ACP. The address for each reporting person is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(8)	Includes, (i) following the consummation of the business combination and assuming no redemption, 3,862,613 shares of Class A common stock and 2,758,101 shares of Class B common stock held directly by

Madison Dearborn Capital Partners V-A, L.P. (“MDP A”), 1,024,684 shares of Class A common stock and 731,676 shares of Class B common stock held directly by Madison Dearborn Capital Partners V-C, L.P. (“MDP C”) and 38,812 shares of Class A common stock and 27,713 shares of Class B common stock held directly by Madison Dearborn Capital Partners V Executive-A, L.P. (“MDP Exec” and, together with MDP A and MDP C, the “MDP Funds”) and (ii) following the consummation of the business combination and assuming maximum redemption, 19,713,695 shares of Class A common stock and 2,758,101 shares of Class B common stock held directly by MDP A, 5,229,702 shares of Class A common stock and 731,676 shares of Class B common stock held directly by MDP C and 198,083 shares of Class A common stock and 27,713 shares of Class B common stock held directly by MDP Exec. Madison Dearborn Partners V-A&C, L.P. (“MDP A&C”) is the general partner of each of the MDP Funds. Messrs. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP A&C that have the power, acting by majority vote, to vote or dispose of the shares directly held by the MDP Funds. Messrs. Finnegan and Mencoff and MDP A&C each hereby disclaims any beneficial ownership of any shares directly held by the MDP Funds, except to the extent of his or its pecuniary interest therein. The address for MDP A&C, the MDP Funds and Messrs. Finnegan and Mencoff is c/o Madison Dearborn Partners, LLC, 70 West Madison Street, Suite 4600, Chicago, Illinois 60602.
(9)

Includes 3,661,062 shares of Class B common stock and 42,547,822 shares of Class E common stock held by Tornante Topps LLC following the business combination. Michael Eisner owns 100% of Tornante Topps LLC and has full voting and dispositive power of the shares held by Tornante Topps, LLC. The address of Tornante Topps LLC is 233 South Beverly Drive, 2nd Floor, Beverly Hills, California, 90212. Prior to the closing of the Transactions, The Tornante Company LLC intends to enter into a letter agreement with Andy Redman, pursuant to which Tornante will make certain transfers to Mr. Redman that will result, upon consummation of the First Merger, in Mr. Redman owning, subject to adjustment, approximately (i) 938,523 shares of Class E common stock, which, because of the automatic conversion provisions of the Buyer Charter, will result in Mr. Redman holding 938,523 shares of Class A common stock and Tornante holding 41,609,299 shares of Class E common stock; and (ii) 80,756 shares of Class B common stock, which will result in Tornante holding 3,580,306 shares of Class B common stock.

(10)

Includes, following the consummation of the business combination, 9,852,216 shares of Class A common stock issued to the Mudrick Backstop Parties in connection with the PIPE Investment. Mudrick Capital Management, L.P. is the investment manager of Mudrick Distressed Opportunity Fund Global, L.P., Blackwell Partners LLC – Series A, Boston Patriot Batterymarch St LLC, Mudrick Distressed Opportunity Drawdown Fund II, L.P. and Mudrick Distressed Opportunity Drawdown Fund II SC, L.P. (the “Mudrick Backstop Parties”) and holds voting and dispositive power over the shares of Class A common stock held by the Mudrick Backstop Parties. Jason Mudrick is the sole member of Mudrick Capital Management, LLC, the general partner of Mudrick Capital Management, L.P., and as a result each has voting and investment discretion with respect to the shares held by the Mudrick Backstop Parties. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(11)

According to a Schedule 13G filed with the SEC on April 16, 2021, Viking Global Investors LP (“VGI”) Viking Global Performance LLC (“VGP”), Viking Global Equities II LP (“VGEII”), Viking Global Equities Master Ltd. (“VGEM”), Viking Long Fund GP LLC (“VLFGP”), Viking Long Fund Master Ltd. (“VLFM”), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet filed with respect to 3,047,904 shares of Class A common stock of the above-named issuer owned by VGEII, VGEM and VLFM. VGI provides managerial services to VGEII, VGEM and VLFM. VGI has the authority to dispose of and vote the shares of Common Stock directly owned by VGEII, VGEM and VLFM. VGP, as the general partner of VGEII, has the authority to dispose of and vote the shares of Common Stock directly owned by VGEII. VGP serves as investment manager to VGEM and has the authority to dispose of and vote the shares of Common Stock directly owned by VGEM. VLFGP serves as the investment manager of VLFM and has the authority to dispose of and vote the shares of Common Stock directly owned by VLFM. Mr. Halvorsen, Mr. Ott and Ms. Shabet, as Executive Committee Members of Viking Global Partners LLC, general partner of VGI, VGP and VLFGP have shared authority to dispose of and vote the shares of Common Stock beneficially owned by VGI, VGP and VLFGP. The address of each of the foregoing is 55 Railroad Avenue, Greenwich, Connecticut 06830.

(12)

Prior to the closing of the Transactions, The Tornante Company LLC intends to enter into a letter agreement with Andy Redman, pursuant to which Tornante will make certain transfers to Mr. Redman that will result, upon consummation of the First Merger, in Mr. Redman owning, subject to adjustment, approximately (i) 938,523 shares of Class E common stock, which, because of the automatic conversion provisions of the Buyer Charter, will result in Mr. Redman holding 938,523 shares of Class A common stock and Tornante holding 41,609,299 shares of Class E common stock; and (ii) 80,756 shares of Class B common stock, which will result in Tornante holding 3,580,306 shares of Class B common stock. The address for Mr. Redman is c/o Tornante Topps LLC, 233 South Beverly Drive, 2nd Floor, Beverly Hills, California 90212.

(13)

Total voting power after the business combination excludes the impact of the Holder Earnout Shares, which will by their terms be entitled to vote from the time of issuance. The Holder Earnout Shares are subject to the vesting terms set forth in the Merger Agreement and described elsewhere in this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

MUDS Related Party Transactions

Founder Shares and Private Placement Warrants

In August 2020, the Sponsor purchased an aggregate of 8,625,000 shares of Class B common stock for an aggregate purchase price of $25,000, or approximately $0.003 per share. In November 2020, the Sponsor returned to MUDS, at no cost, an aggregate of 1,437,500 founder shares, which were cancelled, resulting in an aggregate of 7,187,500 founder shares outstanding and held by the Sponsor. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of MUDS IPO. MUDS effected a stock dividend with respect to the Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of the initial stockholders at 20% of the issued and outstanding shares of common stock upon the consummation of the MUDS IPO. The Sponsor currently holds 7,906,250 shares of Class B common stock.

The Sponsor also purchased an aggregate of 11,237,500 private placement warrants for a purchase price of $1.00 per warrant in private placements that occurred simultaneously with the closing of MUDS IPO and the exercise of the over-allotment option by the underwriters. As such, the Sponsor’s interest in the MUDS IPO was valued at $11,237,500, based on the number of private placement warrants purchased. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each of our independent directors holds a direct or indirect interest in the Sponsor.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the founder shares until the earlier to occur of: (A) one year after the completion of a business combination and (B) subsequent to a business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) the date on which MUDS completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

MUDS entered into an Administrative Services Agreement pursuant to which it pays an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of MUDS’ initial business combination or its liquidation, it will cease paying these monthly fees.

Expense Reimbursement

The Sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on behalf of MUDS, such as identifying potential target businesses and performing due diligence on suitable business combinations. MUDS’ audit committee reviews on a quarterly basis all payments that were made by MUDS to its Sponsor, officers, directors or its or any of their respective affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on behalf of MUDS.

Promissory Note

On July 30, 2020, the Sponsor issued an unsecured promissory note to MUDS (the “Promissory Note”), pursuant to which MUDS may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $135,680 was repaid at the closing of MUDS’ IPO on December 10, 2020.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of MUDS’ officers and directors may, but are not obligated to, loan MUDS funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a business combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the private placement warrants. In the event that a business combination does not close, MUDS may use a portion of proceeds held outside the trust account to repay the Working Capital Loans, but no proceeds held in the trust account would be used to repay the Working Capital Loans. As of June 30, 2021, there were no amounts outstanding under the Working Capital Loans.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, on April 6, 2021, MUDS and the Sponsor entered into the Sponsor Support Agreement. The following summary of the Sponsor Support Agreement is qualified by reference to the complete text of the Sponsor Support Agreement, a copy of which is attached as Annex D to this proxy statement. All stockholders are encouraged to read the Sponsor Support Agreement in its entirety for a more complete description of the terms and conditions thereof.

Pursuant to the terms of the Sponsor Support Agreement, the Sponsor agreed (i) to vote all of its shares of common stock (a) in favor of (x) the adoption of the Merger Agreement and approval of the Transactions (including the Mergers) and (y) the other MUDS stockholder proposals and (b) against any proposal that would materially impede the Transactions, (ii) not to redeem any shares of Class A common stock, in connection with the MUDS Stockholder Redemption, (iii) for a period of three (3) years following the Closing, not to form a “group” for the purpose of voting against persons nominated by the equityholders of Holdings for election as directors of MUDS, (iv) to waive anti-dilution rights that would result in Class B common stock converting on anything other than a 1-to-1 basis and (v) if more than 20% of Class A common stock is redeemed by MUDS stockholders in connection with the MUDS Stockholder Redemption, to surrender for cancellation up to 2,635,416 shares of Class B common stock in proportion to the incremental percentage of shares redeemed above such 20% threshold. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Sponsor Support Agreement.”

Registration Rights Agreement

At the consummation of the Transactions, MUDS, the Sponsor, and certain parties listed therein will enter into a registration rights agreement in respect of the shares of Class A common stock held by such persons (including shares of Class A common stock underlying other securities held by such persons). Pursuant to such agreement, the parties will be entitled to certain customary registration rights, including demand, shelf and piggy-back rights, subject to cut-back provisions.

The parties to the Registration Rights Agreement will be subject (subject to customary exceptions, including for permitted transfers) to a contractual lock-up on the sale of common stock as follows: (a) in the case of the Sponsor, (i) with respect to the shares it receives upon conversion of its Class B common stock (but not shares received in respect of its Backstop Amount), 12 months from Closing (subject to earlier termination if common stock trades above $12.00 for 20 trading days in any 30 consecutive trading days beginning 150 days after the Closing), and (ii) with respect to its warrants, 30 days after the Closing and (b) in the case of all other parties thereto (including Tornante and MDP), 6 months from the Closing. The Holder Earnout Shares are also subject to lock-up until such later date as there has been a triggering event with respect to such shares. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Registration Rights Agreement.”

PIPE Investment

As part of the PIPE Investment, MUDS entered into the Backstop Agreement with the Mudrick Backstop Parties, pursuant to which the Mudrick Backstop Parties have agreed to purchase an aggregate of up to 9,852,216 shares of Class A common stock for an aggregate purchase price of $10.15 per share and for an aggregate commitment of up to the Backstop Amount, provided, that the Mudrick Backstop Parties may elect in connection with the Closing to reduce the Backstop Amount by the excess above $350,000,000 (if any) of the amount of the Available Closing Buyer Cash (including the maximum Backstop Amount). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Agreements Related to the Business Combination — Subscription Agreements.”

Policy for Approval of Related Party Transactions

Pursuant to the charter of the audit committee of the MUDS Board, our audit committee shall review and, if appropriate, approve or ratify any related person transactions and other significant conflicts of interest, in each case in accordance with MUDS’ Code of Business Conduct and Ethics and Related Party Transactions Policy.

Topps Related Party Transactions

Management Services Agreement

On October 12, 2007, the Topps Company, Inc. and Holdings entered into a management services agreement (the “Management Services Agreement”), pursuant to which certain members of Holdings provide management, financial and consulting services to Topps. The Management Services Agreement provides for an annual management fee of $2.0 million, payable in monthly installments to Holdings. During 2020, 2019 and 2018, Topps recorded charges and reimbursable expenses pursuant to the Management Services Agreement of $2.2 million, $2.3 million and $2.2 million, respectively. As of January 2, 2021 and December 28, 2019, the outstanding amounts payable to Holdings were $0.3 million and $0.4 million, respectively.

Under the Merger Agreement, Topps agreed to cause the termination of the Management Services Agreement at or prior to closing under the Merger Agreement. In connection with the closing, the Management Services Agreement will be terminated in exchange for an aggregate termination payment of $10.0 million, with 75% of such termination payment being paid to (or as directed by) Tornante and 25% of such termination payment being paid to (or as directed by) Madison Dearborn Capital Partners V Executive-A, L.P., the current payees under the Management Services Agreement. This termination payment will either be paid (a) from distributable cash of Topps on or prior to liquidation or dissolution of Holdings prior to the closing date of the business combination (resulting in a reduction of amounts otherwise payable as merger consideration) and/or (b) on the closing date of the business combination directly by MUDS (after deduction of the termination payment from the merger consideration payable in the business combination).

Board Structure

In connection with appointing Andrew Redman as Executive Chairman of Topps, Topps agreed to pay half of Mr. Redman’s base salary and offset such amount from the management fee payable to Tornante. Because Mr. Redman was appointed Executive Chairman in 2021, during 2020, 2019 and 2018, there was no amount deducted from the management fee payable to Tornante in connection with this arrangement.

Tornante Television License Agreement

On March 12, 2021, The Topps Company, Inc., a wholly-owned subsidiary of Topps, entered into a deal memorandum (the “Memorandum”) with Tornante Television, LLC, a subsidiary of Tornante, for the license of certain intellectual property owned by Topps. Under the terms of the Memorandum, Topps agreed to grant Tornante Television the right to develop and produce one initial animated program based on Topps’ Garbage Pail Kids (“GPK”). Topps also granted to Tornante Television an exclusive right to produce live stage productions based on GPK intellectual property, subject to Tornante Television first producing an animated program. In connection with this arrangement, Topps did not pay or receive any consideration during 2020, 2019 or 2018.

Arrangements with Companies Controlled by MDP

MDP is a private equity firm that invests in companies that may purchase products or services from, or sell products and services to Topps in the ordinary course of business in amounts that are not material in amount or significance. These transactions are negotiated on an arms-length basis and, in the aggregate, Topps paid $1.6 million, $0.5 million and $0.4 million to these entities during 2020, 2019 and 2018, respectively.

Related Person Transaction Policy Following the Business Combination

Upon consummation of the business combination, it is anticipated that the Post-Closing Board will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the post-combination company’s executive officers or a member of the Post-Closing Board;

•	any person who is known by the post-combination company to be the beneficial owner of more than 5% of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

It is also anticipated that the post-combination company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee Charter, the Audit Committee will have the responsibility to review and approval all related person transactions.

SECURITIES ACT RESTRICTIONS ON RESALE OF MUDS’ SECURITIES

In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that following the consummation of the Transactions, we will no longer be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock or warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the Common Stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also be limited by manner of sale provisions and notice requirements.

As of the date of this proxy statement, MUDS had 39,531,250 shares of common stock outstanding. Of these shares, 31,625,000 shares sold in the MUDS IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the shares of Class A common stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Transactions are approved, the (i) shares of Class A common stock we issue to the PIPE Investors pursuant to the PIPE Subscription Agreements, and (ii) the shares of Class A common stock, Class B common stock and Class E common stock issued to the stockholders of Topps as consideration in the First Merger, in each case will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 28,631,250 warrants of MUDS outstanding, consisting of 15,812,500 public warrants originally sold as part of the units issued in the MUDS IPO, inclusive of the full exercise of the underwriters’ over-allotment option, and 12,818,750 private placement warrants (of which 11,237,500 warrants were sold to the Sponsor and 1,581,250 were sold to Jefferies) that were sold in private sales in connection with the MUDS IPO, including in connection with the full exercise of the over-allotment option.

Each warrant is exercisable for one share of Class A common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we will be obligated to use best efforts to file no later than 15 business days after the closing of the Transactions a registration statement under the Securities Act covering the 28,631,250 shares of Class A common stock that may be issued upon the exercise of the warrants, and use best efforts to cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Transactions.

APPRAISAL RIGHTS

Neither MUDS stockholders nor MUDS unit or warrant holders have appraisal rights under the DGCL in connection with the Transactions.

INDEPENDENT REGISTERED ACCOUNTING FIRMS

Representatives of MUDS’ independent registered accounting firm, Withum, will not be present at the special meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

The MUDS Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Such proposals must be received by MUDS at its executive offices a reasonable time before MUDS begins to print and mail its 2022 annual meeting proxy materials in order to be considered for inclusion in MUDS’ proxy materials for the 2022 annual meeting.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary of MUDS at the principal executive offices of MUDS not later than the close of business on the 90th nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered no earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by MUDS. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The MUDS Board or the chairman of the meeting may refuse to present any stockholder proposal not made in compliance with the foregoing procedures.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the MUDS Board, any committee chairperson or the non-management directors as a group by writing to the MUDS Board or committee chairperson in care of Mudrick Capital Acquisition Corporation II, 527 Madison Avenue, 6th Floor, New York, NY 10022.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, MUDS and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of MUDS’ annual report to stockholders and MUDS’ proxy statement. Upon written or oral request, MUDS will deliver a separate copy of the annual report and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that MUDS deliver single copies of such documents in the future. Stockholders may notify MUDS of their requests by calling or writing MUDS at its principal executive offices at 527 Madison Avenue, 6th Floor, New York, NY 10022 or (646) 747-9500.

TOPPS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Topps as of January 2, 2021 and December 28, 2019 and for the years ended January 2, 2021, December 28, 2019 and December 29, 2018, appearing in this proxy statement, have been audited by BDO USA, LLP (“BDO”), independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

MUDS files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by MUDS with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on MUDS at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to MUDS has been supplied by MUDS, and all such information relating to Topps has been supplied by Topps. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the business combination, you should contact via phone or in writing:

Mudrick Capital Acquisition Corporation II

527 Madison Avenue, 6th Floor

New York, NY 10022

Tel: (646) 747-9500

Email: info@mudrickcapital.com

You may also contact MUDS’ proxy solicitor at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll-Free: (800) 549-6864

Banks and Brokers Call: (212) 269-5550

MUDS@dfking.com

If you are a stockholder of MUDS and would like to request documents, please do so by [●], 2021, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement of MUDS for the special meeting. We have not authorized anyone to give any information or make any representation about the Transactions, Topps or MUDS that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

MUDRICK CAPITAL ACQUISITION CORPORATION II

UNAUDITED FINANCIAL STATEMENTS

MUDRICK CAPITAL ACQUISITION CORPORATION II

AUDITED FINANCIAL STATEMENTS (AS RESTATED)

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of April 3, 2021 (unaudited) and January 2, 2021 (audited)	F-42

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income for the thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020	F-43

Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020	F-44

Unaudited Condensed Consolidated Statements of Cash Flows for the thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020	F-45

Notes to Condensed Consolidated Financial Statements	F-47

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

MUDRICK CAPITAL ACQUISITION CORPORATION II

CONDENSED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$885,553	$1,117,679
Prepaid expenses	200,788	167,708

Total Current Assets	1,086,341	1,285,387
Cash and marketable securities held in Trust Account	320,997,316	321,002,166

TOTAL ASSETS	$322,083,657	$322,287,553

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$583,261	$102,348
Advance from related party	6,559	—

Total Current Liabilities	589,820	102,348
Warrant liability	19,596,218	24,560,101
Deferred underwriting fee payable	11,068,750	11,068,750

TOTAL LIABILITIES	31,254,788	35,731,199

Commitments and Contingencies
Class A common stock subject to possible redemption 28,160,166 and 27,738,814 shares at approximately $10.15 per share as of March 31, 2021 and December 31, 2020, respectively	285,828,860	281,556,344
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 3,464,834 and 3,886,186 shares issued and outstanding (excluding 28,160,166 and 27,738,814 shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	346	389
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,906,250 shares issued and outstanding, at March 31, 2021 and December 31, 2020	791	791
Additional paid-in capital	2,463,755	6,736,228
Retained earnings/(Accumulated deficit)	2,535,117	(1,737,398)

Total Stockholders’ Equity	5,000,009	5,000,010

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$322,083,657	$322,287,553

The accompanying notes are an integral part of the unaudited condensed financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION II

CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited)

General and administrative expenses	$721,626

Loss from operations	(721,626)
Other income:
Interest earned on marketable securities held in Trust Account	30,258
Change in fair value of warrant liability	4,963,883

Other income	4,994,141

Net income	$4,272,515

Weighted average shares outstanding of Class A redeemable common stock	31,625,000

Basic and diluted income per share, Class A redeemable common stock	$0.00

Weighted average shares outstanding of Class B non-redeemable common stock	7,906,250

Basic and diluted net loss per share, Class B non-redeemable common stock	$0.54

The accompanying notes are an integral part of the unaudited condensed financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION II

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	3,886,186	$389	7,906,250	$791	$6,736,228	$(1,737,398)	$5,000,010
Change in value of Class A common stock subject to redemption	(421,352)	(43)	—	—	(4,272,473)	—	(4,272,516)
Net income	—	—	—	—	—	4,272,515	4,272,515

Balance – March 31, 2021	3,464,834	$346	7,906,250	$791	$2,463,755	$2,535,117	$5,000,009

The accompanying notes are an integral part of the unaudited condensed financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION II

CONDENSED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited)

Cash Flows from Operating Activities:
Net income	$4,272,515
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liability	(4,963,883)
Interest earned on marketable securities held in Trust Account	(30,258)
Changes in operating assets and liabilities:
Prepaid expenses	(33,080)
Accounts payable and accrued expenses	480,913

Net cash used in operating activities	(273,793)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise taxes	35,108

Net cash provided by investing activities	35,108

Cash Flows from Financing Activities:
Advance from related party	6,559

Net cash provided by financing activities	6,559

Net Change in Cash	(232,126)
Cash – Beginning of period	1,117,679

Cash – End of period	$885,553

Non-Cash investing and financing activities:
Change in Class A common stock subject to possible redemption	$4,272,516

The accompanying notes are an integral part of the unaudited condensed financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mudrick Capital Acquisition Corporation II (the “Company”) was incorporated in Delaware on July 30, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company has two wholly owned subsidiaries which were formed on April 1, 2021, Titan Merger Sub I, Inc., a Delaware corporation and Titan Merger Sub II, LLC, a Delaware limited liability company.

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from July 30, 2020 (inception) through March 31, 2021 relates to the Company’s formation, initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Topps Intermediate Holdco, Inc. (“Topps”), a Delaware corporation (see Note 10). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on December 7, 2020. On December 10, 2020, the Company consummated the Initial Public Offering of 27,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $275,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,000,000 warrants (the “Sponsor Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Mudrick Capital Acquisition Holdings II LLC (the “Sponsor”) and the sale of 1,375,000 warrants (the “Jefferies Private Placement Warrants” and together with the Sponsor Private Placement Warrants, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Jefferies LLC (“Jefferies”), generating gross proceeds of $11,375,000 which is described in Note 4.

On December 14, 2020, the underwriters fully exercised their over-allotment option, resulting in an additional 4,125,000 Units issued for an aggregate amount of $41,250,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 1,443,750 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total proceeds of $1,443,750.

Transaction costs amounted to $17,874,801, consisting of $6,325,000 in cash underwriting fees, $11,068,750 of deferred underwriting fees and $481,051 of other offering costs.

Following the closing of the Initial Public Offering on December 10, 2020, and the underwriters’ full exercise of their over-allotment on December 14, 2020, an amount of $320,993,750 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to convert all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to convert their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.15 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to convert their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until September 10, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the amount of funds deposited into the Trust Account ($10.15 per share).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of March 31, 2021, the Company had approximately $885,000 in its operating bank accounts and working capital of approximately $497,000.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a contribution of $25,000 from Sponsor to cover for certain offering costs in exchange for the issuance of the Founder Shares, the loan of up to $300,000 from the Sponsor pursuant to the Note (see Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Note was repaid on December 10, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of March 31, 2021, there were no amounts outstanding under any Working Capital Loan.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A, as filed with the SEC on May 10, 2021. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a

Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.

Class A Common Stock Subject to Possible Redemption

Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Offering Costs

Offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounted to $17,874,801, of which $17,177,931 were charged to stockholders’ equity upon the completion of the Initial Public Offering and $696,870 were expensed to the condensed statement of operations (see Note 1).

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC

815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2021 and December 31, 2020, the Company had a deferred tax asset of approximately $145,000 and $22,000, respectively, which had a full valuation allowance recorded against it of approximately $145,000 and $22,000, respectively.

The Company’s currently taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three months ended March 31, 2021, the Company recorded no income tax expense. The Company’s effective tax rate for the three months ended March 31, 2021 was zero, which differs from the expected income tax rate due to the start-up costs (discussed above), which are not currently deductible, and permanent differences due to the change in the fair value of the warrant liabilities.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. At March 31, 2021, the Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 28,631,250 shares of Class A common stock in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s condensed statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net income (loss) per share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

Three Months Ended March 31, 2021
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$30,258
Less: Company’s portion available to pay taxes	(30,258)

Redeemable Net Earnings	$—

Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	31,625,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00

Non-Redeemable Class B Common Stock
Numerator: Net Income minus Redeemable Net Earnings
Net Income	$4,272,515
Redeemable Net Earnings	—

Non-Redeemable Net Income	$4,272,515

Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted (1)	7,906,250
Income/Basic and Diluted Non-Redeemable Class B Common Stock	$0.54

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheet, primarily due to their short-term nature, except for the warrant liabilities (see Note 9).

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update No. 2020-06, ”Debt—Debt with Conversion and Other Options (Subtopic 470-20)” and “Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic

815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2020-06 effective as of January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 27,500,000 Units at a price of $10.00 per Unit. On December 14, 2020, the underwriters fully exercised their over-allotment option, resulting in an additional 4,125,000 Units issued for an aggregate amount of $41,250,000. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Jefferies purchased an aggregate of 11,375,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant from the Company, of which 10,000,000 Private Placement Warrants were purchased by the Sponsor and 1,375,000 Private Placement Warrants were purchased by Jefferies, in a private placement. On December 14, 2020, as a result of the underwriters’ election to fully exercise their over-allotment option, the Sponsor purchased an additional 1,269,231 Private Placement Warrants and Jeffries purchased an additional 174,519 Private Placement Warrants for a total of 1,443,750 Private Placement Warrants, at a price of $1.00 per Private Placement Warrants, or $1,443,750 in the aggregate. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On August 3, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 8,625,000 shares of Class B common stock (the “Founder Shares”). In November 2020, the Sponsor returned to the Company, at no cost, an aggregate of 1,437,500 Founder Shares, which the Company cancelled. In December 2020, the Company effected a stock dividend of 0.1 shares for each Founder Share outstanding, resulting in an aggregate of 7,906,250 Founder Shares issued and outstanding. The Founder Shares included an aggregate of up to 1,031,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on December 14, 2020, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company has agreed, commencing on December 7, 2020, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial Business Combination or our liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2021, the Company incurred and paid $30,000 in fees for these services.

Promissory Note – Related Party

On July 30, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $135,680 was repaid at the closing of the Initial Public Offering on December 10, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of March 31, 2021 and December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

NOTE 6. COMMITMENTS

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Stockholder Rights

Pursuant to a registration rights agreement entered into on December 7, 2020, the holders of the Founder Shares, Private Placement Warrants and securities that may be issued upon conversion of Working Capital Loans will be entitled to registration rights require the Company to register a sale of any of the securities held by them pursuant to a registration rights agreement. The holders of the majority of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. Notwithstanding the foregoing, Jefferies may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years, respectively, after the Initial Public Offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $11,068,750 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock – The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock – The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of March 31, 2021 and December 31, 2020, there were 3,464,834 and 3,886,186 shares of Class A common stock issued or outstanding (excluding 28,160,166 and 27,738,814 shares of common stock subject to possible redemption), respectively.

Class B Common Stock – The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 7,906,250 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders except as otherwise required by law.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, including pursuant to a specified future issuance, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one for one basis.

NOTE 8. WARRANT LIABILITY

As of March 31, 2021 and December 31, 2020, there were 15,812,500 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination or within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemptions of warrants when the price of Class A common stock equals or exceeds $18.00 – Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to warrant holders

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. If the Company is unable to complete a Business Combination within the

Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

As of March 31, 2021, there were 12,818,750 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments – Debt and Equity Securities.” Held-to-maturity securities are those securities which the

Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

At March 31, 2021, assets held in the Trust Account were comprised of $320,997,316 in money market funds, which primarily invest in U.S. Treasury securities. At December 31, 2020, assets held in the Trust Account were comprised of $425 in cash and $321,001,741 in U.S. Treasury securities. Through March 31, 2021, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	Description	Level	Fair Value
March 31, 2021	Assets:
	Marketable securities held in the Trust Account – Money Market Funds	1	$320,997,316
	Liabilities:
	Warrant Liability – Public Warrants	1	9,933,382
	Warrant Liability – Private Placement	3	9,662,836

	Description	Level	Amortized Cost	Gross Holding Loss	Fair Value
December 31, 2020	Assets:
	Held-to-Maturity Investments – U.S. Treasury Securities (Matured on 3/11/2021)	1	$321,001,741	$(18,297)	$320,983,444
	Liabilities:
	Warrant Liability – Public Warrants	1	—	—	12,573,343
	Warrant Liability – Private Placement	3	—	—	11,986,758

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities the accompanying condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:

	March 31, 2021	December 31, 2020
Stock price	$6.69	$6.87
Strike price	$11.50	$11.50
Term (in years)	5.0	5.0
Volatility	40.0%	40.0%
Risk-free rate	1.20%	0.57%
Dividend yield	0.0%	0.0%

The following table presents the changes in the fair value of Level 3 warrant liabilities:

Private Placement
Fair value as of December 31, 2020	$11,986,758
Change in fair value	(2,323,922)

Fair value as of March 31, 2021	$9,662,836

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for during the three months ended March 31, 2021.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On April 6, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Titan Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company, Titan Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company, Topps Intermediate Holdco, Inc., a Delaware corporation, and Tornante-MDP Joe Holding LLC, a Delaware limited liability company and the sole stockholder of the Topps Intermediate Holdco, Inc. Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Mudrick Capital Acquisition Corporation II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mudrick Capital Acquisition Corp. II (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from July 30, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 30, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 10, 2021

MUDRICK CAPITAL ACQUISITION CORPORATION II

BALANCE SHEET

DECEMBER 31, 2020 (restated)

ASSETS
Current assets
Cash	$1,117,679
Prepaid expenses	167,708

Total Current Assets	1,285,387
Cash and marketable securities held in trust account	321,002,166

Total Assets	$322,287,553

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities
Accrued expenses	$102,348

Total Current Liabilities	102,348
Deferred underwriting fee payable	11,068,750
Warrant liability	24,560,101

Total Liabilities	35,731,199

Commitments and contingencies
Class A common stock subject to possible redemption, 27,738,814 shares at approximately $10.15 per share	281,556,344
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 3,886,186 issued and outstanding (excluding 27,738,814 shares subject to possible redemption)	389
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,906,250 shares issued and outstanding (1)	791
Additional paid-in capital	6,736,228
Accumulated deficit	(1,737,398)

Total Stockholders’ Equity	5,000,010

Total Liabilities and Stockholders’ Equity	$322,287,553

(1)

In November 2020, the Sponsor returned to the Company, at no cost, an aggregate of 1,437,500 Founder Shares, which the Company cancelled. In December 2020, the Company effected a stock dividend of 0.1 shares for each Founder Share outstanding, resulting in an aggregate of 7,906,250 Founder Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share transactions (see Note 6).

The accompanying notes are an integral part of the financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION II

STATEMENT OF OPERATIONS (restated)

FOR THE PERIOD FROM JULY 30, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operational costs	$110,911

Loss from operations	(110,911)
Other income (costs):
Change in fair value of warrants	(938,033)
Transaction costs	(696,870)
Interest earned on marketable securities held in Trust Account	8,416

(1,626,487)

Net loss	$(1,737,398)

Weighted average shares outstanding of Class A redeemable common stock	30,875,000

Basic and diluted income per share, Class A redeemable common stock	$0.00

Weighted average shares outstanding of Class B non-redeemable common stock (1)	6,994,758

Basic and diluted net loss per share, Class B non-redeemable common stock	$(0.25)

(1)

In November 2020, the Sponsor returned to the Company, at no cost, an aggregate of 1,437,500 Founder Shares, which the Company cancelled. In December 2020, the Company effected a stock dividend of 0.1 shares for each Founder Share outstanding, resulting in an aggregate of 7,906,250 Founder Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share transactions (see Note 6).

The accompanying notes are an integral part of the financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION II

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (restated)

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance – July 30, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor (1)	—	—	7,906,250	791	24,209	—	25,000
Sale of 31,625,000 Units, net of underwriting discounts and offering costs	31,625,000	3,163	—	—	287,032,191	—	287,035,354
Sale of Private Placement Warrants (Proceeds received in excess of fair value)	—	—	—	—	1,233,398	—	1,233,398
Common stock subject to possible redemption	(27,738,814)	(2,774)	—	—	(281,553,570)	—	(281,556,344)
Net loss	—	—	—	—	—	(1,737,398)	(1,737,398)

Balance – December 31, 2020	3,886,186	$389	7,906,250	$791	$6,736,228	$(1,737,398)	$5,000,010

(1)

In November 2020, the Sponsor returned to the Company, at no cost, an aggregate of 1,437,500 Founder Shares, which the Company cancelled. In December 2020, the Company effected a stock dividend of 0.1 shares for each Founder Share outstanding, resulting in an aggregate of 7,906,250 Founder Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share transactions (see Note 6).

The accompanying notes are an integral part of the financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION II

STATEMENT OF CASH FLOWS (restated)

FOR THE PERIOD FROM JULY 30, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities:
Net loss	$(1,737,398)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	938,033
Transaction costs allocated to warrants	696,870
Operating costs paid through promissory note	1,250
Interest earned on marketable securities held in Trust Account	(8,416)
Changes in operating assets and liabilities:
Prepaid expenses	(167,708)
Accrued expenses	102,348

Net cash used in operating activities	(175,021)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(320,993,750)

Net cash used in investing activities	(320,993,750)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	309,925,000
Proceeds from sale of Private Placement Warrants	12,818,751
Repayment of promissory note – related party	(135,680)
Payment of offering costs	(321,621)

Net cash provided by financing activities	322,286,450

Net Change in Cash	1,117,679
Cash – Beginning of period	—

Cash – End of period	$1,117,679

Non-Cash financing activities:
Initial classification of Class A common stock subject to possible redemption	$282,595,627

Change in value of Class A common stock subject to possible redemption	$(1,039,283)

Deferred offering costs paid through promissory note – related party	134,430

Deferred offering costs paid directly by Sponsor in consideration for the issuance of Class B common stock	$25,000

Deferred underwriting fee payable	$11,068,750

The accompanying notes are an integral part of the financial statements.

MUDRICK CAPITAL ACQUISITON CORPORATION II

NOTES TO FINANCIAL STATEMENTS (restated)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mudrick Capital Acquisition Corporation II (the “Company”) was incorporated in Delaware on July 30, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from July 30, 2020 (inception) through December 31, 2020 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on December 7, 2020. On December 10, 2020 the Company consummated the Initial Public Offering of 27,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $275,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,000,000 warrants (the “Sponsor Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Mudrick Capital Acquisition Holdings II LLC (the “Sponsor”) and the sale of 1,375,000 warrants (the “Jefferies Private Placement Warrants” and together with the Sponsor Private Placement Warrants, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Jefferies LLC (“Jefferies”), generating gross proceeds of $11,375,000 which is described in Note 5.

On December 14, 2020, the underwriters fully exercised their over-allotment option, resulting in an additional 4,125,000 Units issued for an aggregate amount of $41,250,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 1,443,750 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total proceeds of $1,443,750.

Transaction costs amounted to $17,874,801, consisting of $6,325,000 in cash underwriting fees, $11,068,750 of deferred underwriting fees and $481,051 of other offering costs.

Following the closing of the Initial Public Offering on December 10, 2020, and the underwriters’ full exercise of their over-allotment on December 14, 2020, an amount of $320,993,750 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to convert all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to convert their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.15 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to convert their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until September 10, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the amount of funds deposited into the Trust Account ($10.15 per share).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2020, the Company had approximately $1.1 million in its operating bank accounts and working capital of approximately $1.2 million.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a contribution of $25,000 from Sponsor to cover for certain offering costs in exchange for the issuance of the Founder Shares, the loan of up to $300,000 from the Sponsor pursuant to the Note (see Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Note was repaid on

December 10, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).

In connection with the audit of the Company’s financial statements for the period ended December 31, 2020, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below:

	As
	Previously		As
	Reported	Adjustments	Restated
Balance sheet as of December 10, 2020 (audited)
Total Liabilities	$9,625,000	$20,747,227	$30,372,227
Class A Common Stock Subject to Possible Redemption	265,792,691	(20,747,227)	245,045,464
Class A Common Stock	131	205	336
Additional Paid-in Capital	5,000,336	610,315	5,610,651
Accumulated Deficit	(1,250)	(610,520)	(611,770)
Total Stockholders’ Equity	5,000,008	—	5,000,008
Number of Class A common shares subject to redemption	26,186,472	(2,044,062)	24,142,410
Balance sheet as of December 31, 2020 (audited)
Total Liabilities	$11,171,098	$24,560,101	$35,731,199
Class A Common Stock Subject to Possible Redemption	306,116,446	(24,560,101)	281,556,345
Class A Common Stock	147	242	389
Additional Paid-in Capital	5,101,566	1,634,661	6,736,227
Accumulated Deficit	(102,495)	(1,634,903)	(1,737,398)
Total Stockholders’ Equity	5,000,009	1	5,000,010
Number of Class A common shares subject to redemption	30,158,465	(2,419,651)	27,738,814
Period from July 30, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrants	$—	$(938,033)	$(938,033)
Transaction costs allocated to warrants	—	(696,870)	(696,870)
Net loss	(102,495)	(1,634,903)	(1,737,398)
Weighted average shares outstanding of Class A redeemable common stock	30,875,000	—	30,875,000
Basic and diluted net earnings per share, Class A	0.00	—	0.00
Weighted average shares outstanding of Class B non-redeemable common stock	6,994,758	—	6,994,758
Basic and diluted net loss per share, Class B	(0.01)	(0.24)	(0.25)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Class A Common Stock Subject to Possible Redemption

Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $17,874,801 were charged to stockholders’ equity upon the completion of the Initial Public Offering (see Note 1).

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Loss per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. At December 31, 2020, The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 28,631,250 shares of Class A common stock in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

For the Period From July 30, 2020 (inception) Through December 31,
2020
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$8,416
Income and Franchise Tax	(8,416)

Redeemable Net Earnings	$—

Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	30,875,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00

Non-Redeemable Class B Common Stock
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(1,737,398)
Redeemable Net Earnings	—

Non-Redeemable Net Loss	$(1,737,398)

Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted (1)	6,994,758
Loss/Basic and Diluted Non-Redeemable Class B Common Stock	$(0.25)

Note: As of December 31, 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 27,500,000 Units at a price of $10.00 per Unit. On December 14, 2020, the underwriters fully exercised their over-allotment option, resulting in an additional 4,125,000 Units issued for an aggregate amount of $41,250,000. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 9).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor and Jefferies purchased an aggregate of 11,375,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant from the Company, of which 10,000,000 Private Placement Warrants were purchased by the Sponsor and 1,375,000 Private Placement Warrants were purchased by Jefferies, in a private placement. On December 14, 2020, as a result of the underwriters’ election to fully exercise their over-allotment option, the Sponsor purchased an additional 1,269,231 Private Placement Warrants and Jeffries purchased an additional 174,519 Private Placement Warrants for a total of 1,443,750 Private Placement Warrants, at a price of $1.00 per Private Placement Warrants, or $1,443,750 in the aggregate. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 9). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On August 3, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 8,625,000 shares of Class B common stock (the “Founder Shares”). In November 2020, the Sponsor returned to the Company, at no cost, an aggregate of 1,437,500 Founder Shares, which the Company cancelled. In December 2020, the Company effected a stock dividend of 0.1 shares for each Founder Share outstanding, resulting in an aggregate of 7,906,250 Founder Shares issued and outstanding. The Founder Shares included an aggregate of up to 1,031,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding common shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on December 14, 2020, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company has agreed, commencing on December 7, 2020, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial Business Combination or our liquidation, the Company will cease paying these monthly fees. For period from July 30, 2020 (inception) through December 31, 2020, the Company incurred $10,000 in fees for these services, of which such amount is included in accrued expenses in the accompanying balance sheet.

Promissory Notes — Related Parties

On July 30, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $135,680 was repaid at the closing of the Initial Public Offering on December 10, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

NOTE 7. COMMITMENTS

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on December 7, 2020, the holders of the Founder Shares, Private Placement Warrants and securities that may be issued upon conversion of Working Capital Loans will be entitled to registration rights require the Company to register a sale of any of the securities held by them pursuant to a registration rights agreement. The holders of the majority of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. Notwithstanding the foregoing, Jefferies may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years, respectively, after the Initial Public Offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $11,068,750 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020, there was 3,886,186 shares of Class A common stock issued and outstanding, excluding 27,738,814 shares of Class A common stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020, there were 7,906,250 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, including pursuant to a specified future issuance, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one for one basis.

NOTE 9. WARRANTS

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination or within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemptions of warrants when the price of Class A common stock equals or exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•

if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. INCOME TAX

The Company’s net deferred tax assets are as follows:

December 31,
2020
Deferred tax asset
Net operating loss carryforward	$16,030
Organizational costs/Startup expenses	5,494

Total deferred tax asset	21,524
Valuation allowance	(21,524)

Deferred tax asset, net of allowance	$—

The income tax provision consists of the following:

December 31,
2020
Federal
Current	$—
Deferred	(21,524)
State
Current	$—
Deferred	—
Change in valuation allowance	21,524

Income tax provision	$—

As of December 31, 2020, the Company had $76,333 of U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the consummation of a Business Combination and the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from July 30, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $21,524.

A reconciliation of the federal income tax rate to the Company’s effective tax rate from the period from July 30, 2020 (inception) through December 31, 2020 is as follows:

December 31,
2020
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrants	(11.3)%
Transaction costs	(8.4)%
Change in valuation allowance	(1.3)%

Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 11. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

At December 31, 2020, assets held in the Trust Account were comprised of $425 in cash and $321,001,741 in U.S. Treasury securities. During the period from July 30, 2020 (inception) to December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	Description	Level	Amortized Cost	Gross Holding Loss	Fair Value
December 31, 2020	Assets:
	Held-to-Maturity Investments—U.S. Treasury Securities (Matured on 3/11/2021)	1	$321,001,741	$(18,297)	$320,983,444
	Liabilities:
	Warrant Liability – Public Warrants	1	—	—	12,573,343
	Warrant Liability – Private Placement	3	—	—	11,986,758

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates will be implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:

	At December 10, 2020 (Initial Measurement)	As of December 31, 2020
Stock price	$6.73	$6.87
Strike price	$11.50	$11.50
Term (in years)	5.0	5.0
Volatility	40.0%	40.0%
Risk-free rate	0.58%	0.57%
Dividend yield	0.0%	0.0%
Fair value of warrants – Public Warrants	$0.76	$0.80
Fair value of warrants – Private Warrants	$0.90	$0.94

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of July 30, 2020 (inception)	$—	$—	$—
Initial measurement on December 10, 2020	11,585,352	12,036,716	23,622,068
Change in valuation inputs or other assumptions	401,406	536,627	938,033

Fair value as of December 31, 2020	$11,986,758	$12,573,343	$24,560,101

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from July 30, 2020 (inception) through December 31, 2020.

NOTE 12. SUBSEQUENT EVENTS

On April 6, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Titan Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company, Titan Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company, Topps Intermediate Holdco, Inc., a Delaware corporation, and Tornante-MDP Joe Holding LLC, a Delaware limited liability company and the sole stockholder of the Topps Intermediate Holdco, Inc. Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described herein, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	April 3, 2021 (unaudited)	January 2, 2021 (audited)
ASSETS

Current assets:
Cash and cash equivalents	$139,684	$153,084
Accounts receivable, net	122,280	177,061
Inventories, net	64,813	60,796
Prepaid expenses and other current assets	35,671	40,027

Total current assets, net	362,448	430,968

Property, plant and equipment, net	6,904	7,039
Intangible assets, net	53,144	53,655
Goodwill	75,204	75,204
Other assets	1,076	1,076

Total assets	$498,776	$567,942

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$129,570	$211,838
Accrued expenses and other current liabilities	86,636	94,814
Current portion of long-term debt	2,000	2,000

Total current liabilities	218,206	308,652

Long-term debt	192,645	192,585
Deferred income tax liabilities, net	5,116	5,804
Other liabilities	11,800	12,323

Total liabilities	427,767	519,364
Commitments and Contingencies (Note 10)

Stockholders’ equity:
Common stock, $0.01 par value; 1,000 shares authorized; 100 shares issued and outstanding as of April 3, 2021 and January 2, 2021	$—	$—
Additional paid-in capital	194,788	194,766
Accumulated deficit	(104,999)	(128,371)
Accumulated other comprehensive loss	(18,780)	(17,817)

Total stockholders’ equity	71,009	48,578

Total liabilities and stockholders’ equity	$498,776	$567,942

See Notes to Condensed Consolidated Financial Statements

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in thousands)

(unaudited)

	Thirteen weeks ended April 3, 2021	Fourteen weeks ended April 4, 2020
Net sales	$166,618	$107,282
Cost of sales	100,996	67,164

Gross profit	65,622	40,118
Selling, general and administrative expenses	30,739	32,517

Income from operations	34,883	7,601
Interest expenses, net of interest income	3,944	2,930
Other non-operating loss, net	701	2,240

Income before income taxes	30,238	2,431
Provision for income taxes	6,866	2,010

Net income	$23,372	$421

Per share data:
Net income per share – basic and diluted	$234	$4

Net income	$23,372	$421
Other comprehensive (loss)/ income:
Unrecognized pension and postretirement cost, net of income taxes	(43)	(16)
Foreign currency translation adjustment	(920)	2,846

Total other comprehensive (loss)/income	(963)	2,830

Comprehensive income	$22,409	$3,251

See Notes to Condensed Consolidated Financial Statements

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amounts in thousands, except share data)

(unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Shares	Amount
Balances as of December 28, 2019	100	$—	$194,641	$(112,025)	$(13,835)	$68,781

Net income	—	—	—	421	—	421
Other comprehensive income	—	—	—	—	2,830	2,830
Share-based compensation	—	—	45	—	—	45

Balances as of April 4, 2020	100	$—	$194,686	$(111,604)	$(11,005)	$72,077

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Shares	Amount
Balances as of January 2, 2021	100	$—	$194,766	$(128,371)	$(17,817)	$48,578

Net income	—	—	—	23,372	—	23,372
Other comprehensive loss	—	—	—	—	(963)	(963)
Share-based compensation	—	—	22	—	—	22

Balances as of April 3, 2021	100	$—	$194,788	$(104,999)	$(18,780)	$71,009

See Notes to Condensed Consolidated Financial Statements

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Thirteen weeks ended April 3, 2021	Fourteen weeks ended April 4, 2020
Cash flows — operating activities:
Net income	$23,372	$421
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	969	1,084
Amortization of deferred financing fees	395	200
Amortization of discount on debt	217	76
Unrealized loss on derivative instruments, net	919	2,019
Share-based compensation	22	45
Deferred income taxes	(675)	(5)
Net effect of changes in operating assets and liabilities:
Accounts receivable	54,895	45,639
Inventories	(4,141)	(5,252)
Prepaid expenses and other current assets	3,915	(1,117)
Accounts payable, accrued expenses and other current liabilities	(90,814)	(51,088)
Other assets and liabilities	(511)	(857)
Other	(70)	(13)

Cash used in operating activities	(11,507)	(8,848)

Cash flows — investing activities:
Acquisitions of property, plant and equipment	(317)	(254)
Other	—	138

Cash used in investing activities	(317)	(116)

Cash flows — financing activities:
Repayment of long-term debt	(500)	(625)
Repayment of revolver borrowings	—	(2,000)
Proceeds from revolver borrowings	—	25,000
Deferred financing fees	(52)	—

Cash (used in)/ provided by financing activities	(552)	22,375

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Thirteen weeks ended April 3, 2021	Fourteen weeks ended April 4, 2020
Effect of exchange rate changes on cash and cash equivalents	$(1,024)	$2,962
(Decrease)/increase in cash and cash equivalents	(13,400)	16,373
Cash and cash equivalents – beginning of period	153,084	43,006

Cash and cash equivalents – end of period	$139,684	$59,379

Supplemental disclosures of cash flow information:
Interest paid	$3,255	$4,705
Income taxes paid, net of refunds received	91	697

See Notes to Condensed Consolidated Financial Statements

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Topps Intermediate Holdco, Inc. (“Parent”), together with its wholly-owned subsidiary, The Topps Company, Inc. and its subsidiaries (collectively “Topps”) are referred to as the “Company”. The Company is wholly-owned by Tornante MDP Joe Holding LLC (“Holding”). The Company derives its sales from two reportable segments: Confections, which produces and distributes products such as premium lollipops and gum, and Sports & Entertainment, which primarily designs and distributes collectible cards, stickers and produces integrated digital and online products under licenses with certain major sports leagues and major entertainment companies.

The Company’s products are marketed and distributed primarily in North America, Europe, South America and Asia through operations in the United States, United Kingdom, Germany, India, Italy and Brazil.

NOTE 2 – BASIS OF PRESENTATION AND FISCAL PERIODS

The accompanying interim condensed consolidated financial statements present the financial position of Parent and its wholly-owned subsidiaries as of April 3, 2021 and January 2, 2021 and the results of operations and cash flows for the thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020. The Company operates and reports its annual financial results on 52/53-week fiscal periods ending on the Saturday nearest the last day of its calendar year. The first quarters ended April 3, 2021 and April 4, 2020 were thirteen-week and fourteen-week periods, respectively. The condensed consolidated balance sheet as of January 2, 2021 is derived from the audited consolidated balance sheet for the year then ended. The unaudited results of operations for the thirteen weeks ended April 3, 2021 are not necessarily indicative of results to be expected for the year ended January 1, 2022, nor were those of the comparable fourteen-week period ended April 4, 2020 representative of those actually experienced for the full year 2020.

These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended January 2, 2021 and the related notes thereto included elsewhere in this proxy statement.

NOTE 3 – REVENUE RECOGNITION

Disaggregation of Net Sales

The following table presents net sales disaggregated by segment and major product category for each period:

	Thirteen weeks ended April 3, 2021	Fourteen weeks ended April 4, 2020
	(in thousands)	(in thousands)
Confections segment:
Confections products net sales	$63,459	$57,032
Sports & Entertainment segment:
Physical Sports & Entertainment products	81,379	40,349
Digital Sports & Entertainment products	11,788	5,583
Gift cards	9,992	4,318

Total Sports & Entertainment segment net sales	103,159	50,250

Total net sales	$166,618	$107,282

Contract Liabilities: When consideration is received in advance of the delivery of goods or services, a contract liability is recorded. In these situations, the Company defers revenue on the advanced payment until the customer has control of the finished product, generally within several months. Contract liabilities of $18.7 million and $11.9 million as of April 3, 2021 and January 2, 2021, respectively, are included in accrued expenses and other current liabilities in the condensed consolidated balance sheets.

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INVENTORIES

Inventories, net, consist of the following:

	April 3, 2021	January 2, 2021
	(in thousands)	(in thousands)
Raw materials	$15,614	$15,397
Work in process	20,037	12,884
Finished goods	36,602	40,275

	72,253	68,556
Less: Allowance for obsolescence	7,440	7,760

Inventories, net	$64,813	$60,796

NOTE 5 – ACCUMULATED OTHER COMPREHENSIVE LOSS

The following table provides the changes in the composition of total accumulated other comprehensive loss for the thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020:

	Foreign currency translation	Pension and postretirement plans	Total
	(in thousands)	(in thousands)	(in thousands)
Balance as of December 29, 2019	$(949)	$(12,886)	$(13,835)

Other comprehensive income/(loss) before reclassification, net of income taxes	2,846	(70)	2,776
Amounts reclassified from accumulated other comprehensive loss, net of income taxes	—	54	54
Net other comprehensive income/(loss)	2,846	(16)	2,830

Balance as of April 4, 2020	$1,897	$(12,902)	$(11,005)

	Foreign currency translation	Pension and postretirement plans	Total
	(in thousands)	(in thousands)	(in thousands)
Balance as of January 2, 2021	$(3,621)	$(14,196)	$(17,817)

Other comprehensive loss before reclassification, net of income taxes	(920)	(110)	(1,030)
Amounts reclassified from accumulated other comprehensive loss, net of income taxes	—	67	67
Net other comprehensive loss	(920)	(43)	(963)

Balance as of April 3, 2021	$(4,541)	$(14,239)	$(18,780)

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – LONG-TERM DEBT

Long-term debt consists of the following:

	April 3, 2021	January 2, 2021
	(in thousands)	(in thousands)
Term Loan	$197,615	$198,115
Less: unamortized deferred financing fees	(1,669)	(2,012)
Less: unamortized discount on debt	(1,301)	(1,518)

	194,645	194,585
Less: current portion of long-term debt	(2,000)	(2,000)

Long-term debt	$192,645	$192,585

Credit Agreement

The Company recorded interest expense of $3.9 million and $2.9 million for the thirteen week period ended April 3, 2021 and the fourteen week period ended April 4, 2020, respectively.

As of April 3, 2021 and January 2, 2021 the Company was in compliance with all of the covenants contained in the Credit Agreement.

Revolving Credit Facility

The Company incurred interest on the Revolver of less than $0.1 million and $0.1 million for the thirteen weeks ended April 3, 2021 and fourteen weeks ended April 4, 2020, respectively. The Revolver provides for the issuance of letters of credit on behalf of Topps up to a maximum of $10.0 million. There was no outstanding balance as of April 3, 2021 and January 2, 2021.

NOTE 7 – INCOME TAXES

The provision for income taxes was $6.9 million for the thirteen weeks ended April 3, 2021, and $2.0 million for the fourteen weeks ended April 4, 2020. The effective rates for income taxes were 22.7% and 82.7% for those respective periods. For the thirteen weeks ended April 3, 2021, the effective tax rate differed from the U.S. federal statutory rate of 21.0% primarily due to the impact of state taxes and the tax benefit for certain tax elections, which allows certain foreign losses to be deducted against U.S. taxable income. For the fourteen weeks ended April 4, 2020, the effective tax rate differed from the U.S. federal statutory rate of 21.0% due to the impact of state taxes and the impact of certain foreign losses and the impact of their valuation allowance with no U.S. tax benefit.

NOTE 8 – FINANCIAL INSTRUMENTS

Financial instruments, other than cash, consist principally of cash equivalents, accounts receivable, accounts payable, amounts borrowed under the Credit Agreement and forward currency contracts.

The fair value of cash equivalents, accounts receivable and accounts payable approximates the carrying value of these financial instruments because of their short-term nature. The carrying value of long-term debt as of April 3, 2021 was $192.6 million. As of April 3, 2021, the approximate fair value of long-term debt, based on borrowing rates currently available to the Company for debt with similar terms, approximates its carrying value. See Note 6 – Long-Term Debt.

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The fair values of the foreign currency forward contracts are determined using information provided by the respective counterparties and third parties, adjusted for credit risk. These contracts are classified and disclosed as Level 2 fair value measurements as the information provided is based on observable market-based inputs or corroborated by market data.

The financial liabilities measured by the Company at fair value on a recurring basis as of April 3, 2021 consist of the following:

	Fair Value Measurements at Reporting Date Using
	Quoted Price in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total as of April 3, 2021
	(in thousands)
Description
Derivative Instruments:
Foreign currency contracts	$—	$57	$—	$57

The financial liabilities measured by the Company at fair value on a recurring basis as of January 2, 2021consist of the following:

	Fair Value Measurements at Reporting Date Using
	Quoted Price in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total as of January 2, 2021
	(in thousands)
Description
Derivative Instruments:
Foreign currency contracts	$—	$(869)	$—	$(869)

As of April 3, 2021, the Company does not have any fair value measurements using significant unobservable inputs (Level 3) affecting financial assets and liabilities.

The Company did not qualify for hedge accounting under ASC 815, “Derivatives and Hedging,” as of April 3, 2021 and January 2, 2021.

Realized and unrealized gains and losses on foreign currency forward contracts are presented in other non-operating loss, net in the condensed consolidated statements of operations and comprehensive income. As of April 3, 2021 and January 2, 2021, the fair value of the Company’s foreign currency derivative instruments was $0.1 million and $(0.9 million), respectively, and was recorded within accrued expenses and other current liabilities. For the thirteen weeks ended April 3, 2021 and for the fourteen weeks ended April 4, 2020, there was a $0.2 million net realized gain and a $0.2 million net realized loss on foreign currency forward contracts, respectively.

Outstanding derivative financial instruments expose the Company to credit risk in the event of nonperformance by any of the counterparties to the agreements. The counterparties are all large financial institutions, and thus, the Company does not expect any of them to fail to meet their obligations. In the unlikely event that the counterparties fail to meet the terms of their obligations, the Company’s exposure is limited to the fair value of the derivative financial instruments with respect to outstanding foreign currency forward contracts.

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – SEGMENT REPORTING

The Company identifies its reportable segments according to how the business activities are managed and evaluated and for which discrete financial information is available and regularly reviewed to allocate resources and assess performance by its Chief Operating Decision Maker (“CODM”), which is the Chief Executive Officer. The Company has two reportable segments: Confections and Sports & Entertainment. The Company’s Confections segment consists of the sale of confections products such as lollipops, gummies, taffy and gum. The Sports & Entertainment segment consists of the sale of trading cards and other collectibles utilizing the intellectual property obtained through licenses with certain major sports leagues and entertainment companies, sold both physically and digitally, and the management of prepaid gift card programs for widely recognized global brands.

The Company evaluates performance and allocates resources based on net sales and segment Adjusted EBITDA. Segment Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, adjusted for certain items that affect comparability from period to period. These adjustments include extraordinary, one-time, non-cash and non-core (gains)/losses and transaction-related expenses. The Company excludes these items from earnings when presenting the segment Adjusted EBITDA measure because it believes they are not indicative of a segment’s regular, ongoing operating performance. Adjusted EBITDA is also a performance metric used for incentive compensation purposes. In addition, the Company’s CODM does not use assets by segment to evaluate performance or allocate resources; therefore, assets by segment are not disclosed.

Since the two segments operate independently and serve different markets and customers, there are no sales between segments. The determination of segment results excludes certain expenses designated as Corporate because Corporate is not directly attributable to segment operations. Corporate expenses include those costs incurred by our corporate function, such as accounting, treasury, risk management, human resources, legal, tax and other administrative functions. Information regarding the operations of these reportable segments is as follows:

	Thirteen weeks ended April 3, 2021	Fourteen weeks ended April 4, 2020
	(in thousands)	(in thousands)
Net sales by Segment
Confections	$63,459	$57,032
Sports & Entertainment	103,159	50,250

Total net sales	$166,618	$107,282

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Thirteen weeks ended April 3, 2021	Fourteen weeks ended April 4, 2020
	(in thousands)	(in thousands)
Adjusted EBITDA by Segment
Confections	$10,738	$11,351
Sports & Entertainment	31,981	6,758
Unallocated corporate expenses	(6,829)	(5,198)

Consolidated Adjusted EBITDA	$35,890	$12,911

Reconciling items:
Interest expense, net	$3,944	$2,930
Income tax expense, net	6,866	2,010
Depreciation and amortization	969	1,084
Transaction costs	36	4
Sponsor management fees and expenses	459	776
Non-cash and non-core (gains)/ losses, net	(490)	3,131
Miscellaneous non-core costs	33	315
Other non-operating loss, net	701	2,240

Net income	$23,372	$421

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Licensing Agreements

The Company has licensing arrangements for the usage of intellectual property in the ordinary course of business that include minimum guarantees that are fixed and determinable. These agreements also contain various royalty rates which may require additional payments based upon sales. A substantial portion of the net sales for the Sports & Entertainment segment is derived from the licensing arrangements that have various expiration dates. The ability to renew these agreements is impacted by market competition, and if the Company is unable to renew these agreements on favorable terms, it could adversely affect the financial performance of the Company.

Credit Facilities

The Company’s Credit Agreement contains standard provisions present in credit facilities of this type that obligate the Company to reimburse the banks for any increased costs associated with continuing to hold the outstanding balance of the Revolver, if any, on their books which arise as a result of broadly defined regulatory changes, including changes in reserve requirements and bank capital requirements. In all cases, the Company has the right to repay the Credit Agreement and avoid the increased costs. The term of the indemnities matches the term of the Credit Agreement.

Legal contingencies

There are various lawsuits and claims pending against the Company in the ordinary course of business. The Company believes that any ultimate liability resulting from these actions or claims will not have a material adverse effect on the Company’s results of operations, financial condition or liquidity.

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – SUBSEQUENT EVENTS

On April 6, 2021, Mudrick Capital Acquisition Corporation II, a Delaware corporation and special purpose acquisition company (“MUDS”), entered into an Agreement and Plan of Merger, as amended on May 10, 2021 (the “Merger Agreement”) with Parent. Pursuant to the Merger Agreement, MUDS and Parent will enter into a business combination transaction (the “Business Combination”), which will be accomplished by (i) a merger of a direct, wholly-owned subsidiary of MUDS (“First Merger Sub”) with and into Parent with Parent being the surviving corporation in the merger (the “First Merger”) and (ii) a merger of another direct, wholly-owned subsidiary of MUDS (“Second Merger Sub”) with and into the surviving corporation in the First Merger, with Second Merger Sub being the surviving entity in the merger (the “Second Merger”). Upon consummation of the Business Combination, MUDS will be renamed Topps Companies, Inc.

The total consideration to be received by the Company’s stockholders at the closing of the Business Combination will be a combination of cash and stock and is based on a valuation of the Company at approximately $1.2 billion, adjusted for the net indebtedness of the Company at the closing, transaction expenses up to a maximum aggregate amount of $50.0 million, and any remaining amounts payable by the Company under any affiliated contract being terminated as part of the Business Combination. In addition, total consideration includes: (a) additional share consideration subject to the vesting terms set forth in the Merger Agreement; (b) the rights under the Tax Receivable Agreement (“TRA”) between MUDS and Parent’s stockholders set forth in the Merger Agreement, provided that the total payments under the TRA shall not exceed $16.0 million and (c) the rights to certain cash tax refunds or overpayment credit received by the Company in respect of pre-closing returns, as permitted by the Merger Agreement.

In April 2021, the Company entered into a new license agreement and renewed another license agreement with UEFA. These license agreements include minimum guarantees and various royalty rates which may require additional payments based upon sales.

The Company considers events or transactions that occur after the balance sheet date, but before the consolidated financial statements are issued to identify matters that require additional disclosures. The Company evaluated subsequent events through June 21, 2021, the date on which the consolidated financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm

The Board of Directors

Topps Intermediate Holdco, Inc.

New York, NY

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Topps Intermediate Holdco, Inc. (the “Company”) as of January 2, 2021 and December 28, 2019, the related consolidated statements of operations and comprehensive income, consolidated statements of stockholders’ equity, and cash flows for each of the three years in the period ended January 2, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at January 2, 2021 and December 28, 2019, and the results of its operations and its cash flows for each of the three years in the period ended January 2, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2009.

/s/ BDO USA, LLP

New York, NY

May 11, 2021

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	January 2, 2021	December 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$153,084	$43,006
Accounts receivable, net	177,061	146,966
Inventories, net	60,796	50,270
Prepaid expenses and other current assets	40,027	12,767

Total current assets, net	430,968	253,009

Property, plant and equipment, net	7,039	8,359
Intangible assets, net	53,655	55,700
Goodwill	75,204	75,204
Other assets	1,076	1,319

Total assets	$567,942	$393,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$211,838	$105,829
Accrued expenses and other current liabilities	94,814	72,470
Current portion of long-term debt	2,000	5,783

Total current liabilities	308,652	184,082

Long-term debt	192,585	121,745
Deferred income tax liabilities, net	5,804	6,209
Other liabilities	12,323	12,774

Total liabilities	519,364	324,810
Commitments and Contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.01 par value; 1,000 shares authorized; 100 shares issued and outstanding as of January 2, 2021 and December 28, 2019	$—	$—
Additional paid-in capital	194,766	194,641
Accumulated deficit	(128,371)	(112,025)
Accumulated other comprehensive loss	(17,817)	(13,835)

Total stockholders’ equity	48,578	68,781

Total liabilities and stockholders’ equity	$567,942	$393,591

See Notes to Consolidated Financial Statements

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in thousands)

	Year Ended
	January 2, 2021	December 28, 2019	December 29, 2018
Net sales	$566,565	$460,315	$452,828
Cost of sales	353,186	295,680	304,936

Gross profit	213,379	164,635	147,892
Selling, general and administrative expenses	117,372	125,928	125,948

Income from operations	96,007	38,707	21,944
Interest expenses, net of interest income	11,656	13,139	12,753
Loss on sale of subsidiaries	—	13,151	—
Loss/(gain) on derivative instruments, net	9	(1,308)	1,372

Income before income taxes	84,342	13,725	7,819
Provision for income taxes	688	4,923	5,431

Net income	$83,654	$8,802	$2,388

Per share data:
Net income per share – basic and diluted	$837	$88	$24

Net income	$83,654	$8,802	$2,388
Other comprehensive income/(loss):
Unrecognized pension and postretirement cost, net of income taxes	(1,310)	(1,235)	(239)
Foreign currency translation adjustment	(2,672)	8,004	(1,832)

Total other comprehensive (loss)/income	(3,982)	6,769	(2,071)

Comprehensive income	$79,672	$15,571	$317

See Notes to Consolidated Financial Statements

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amounts in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Shares	Amount
Balances as of December 30, 2017	100	$—	$194,124	$(122,919)	$(18,533)	$52,672
Net income	—	—	—	2,388	—	2,388
Other comprehensive loss	—	—	—	—	(2,071)	(2,071)
Share-based compensation	—	—	307	—	—	307

Balances as of December 29, 2018	100	$—	$194,431	$(120,531)	$(20,604)	$53,296

Net income	—	—	—	8,802	—	8,802
Other comprehensive income	—	—	—	—	6,769	6,769
Cumulative effect of accounting change	—	—	—	(296)	—	(296)
Share-based compensation	—	—	210	—	—	210

Balances as of December 28, 2019	100	$—	$194,641	$(112,025)	$(13,835)	$68,781

Net income	—	—	—	83,654	—	83,654
Other comprehensive loss	—	—	—	—	(3,982)	(3,982)
Dividends	—	—	—	(100,000)	—	(100,000)
Share-based compensation	—	—	125	—	—	125

Balances as of January 2, 2021	100	$—	$194,766	$(128,371)	$(17,817)	$48,578

See Notes to Consolidated Financial Statements

TOPPS INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year Ended
	January 2, 2021	December 28, 2019	December 29, 2018
Cash flows — operating activities:
Net income	$83,654	$8,802	$2,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	2,149	2,534	2,675
Amortization of definite-lived intangible assets	2,044	2,159	2,252
Amortization of deferred financing fees	908	972	864
Amortization of discount on debt	445	276	267
Non-cash loss on sale of subsidiaries	—	12,261	—
Increase/(decrease) of bad debt provision	225	(182)	274
Unrealized (gain)/loss on derivative instruments, net	(874)	(825)	1,639
Share-based compensation	125	210	307
Deferred income taxes	43	(1,094)	(850)
Net effect of changes in operating assets and liabilities:
Accounts receivable	(30,206)	(15,404)	(25,102)
Inventories	(9,923)	9,043	(11,559)
Prepaid expenses and other current assets	(26,438)	(1,528)	(151)
Accounts payable	105,232	14,451	13,771
Accrued expenses and other current liabilities	21,975	(1,703)	23,155
Other assets and liabilities	(510)	(336)	(1,124)
Other	(1,796)	(2,248)	703

Cash provided by operating activities	147,053	27,388	9,509

Cash flows — investing activities:
Acquisitions of property, plant and equipment	(794)	(2,068)	(3,492)
Acquisitions of intangibles	—	—	(683)
Other	306	245	(189)

Cash used in investing activities	(488)	(1,823)	(4,364)

Cash flows — financing activities:
Repayment of long-term debt	(1,886)	(1,416)	(3,756)
Proceeds from refinancing of long-term debt	73,875	1,636	—
Repayment of revolver borrowings	(30,000)	(17,000)	(6,000)
Proceeds from revolver borrowings	25,000	12,000	4,000
Deferred financing fees	(1,286)	(1,354)	(148)
Cash dividends paid	(100,000)	—	—

Cash used in financing activities	(34,297)	(6,134)	(5,904)

Effect of exchange rate changes on cash and cash equivalents	(2,190)	(958)	339
Increase/(decrease) in cash and cash equivalents	110,078	18,473	(420)
Cash and cash equivalents - beginning of period	43,006	24,533	24,953

Cash and cash equivalents - end of period	$153,084	$43,006	$24,533

Supplemental disclosures of cash flow information:
Interest paid	$12,210	$12,006	$8,791
Income taxes paid, net of refunds received	22,850	5,480	5,126

Supplemental schedule of non-cash investing activities:
Accrued but unpaid purchase consideration for acquisition of intangibles	$—	$—	$293

See Notes to Consolidated Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS

Topps Intermediate Holdco, Inc. (“Parent”), together with its wholly-owned subsidiary, The Topps Company, Inc. and its subsidiaries (collectively “Topps”) are referred to as the “Company”. The Company is wholly-owned by Tornante MDP Joe Holding LLC (“Holding”). The Company derives its sales from two reportable segments: Confections, which produces and distributes products such as premium lollipops and gum, and Sports & Entertainment, which primarily designs and distributes collectible cards, stickers and produces integrated digital and online products under licenses with certain major sports leagues and major entertainment companies.

The Company’s products are marketed and distributed primarily in North America, Europe, South America and Asia through operations in the United States, United Kingdom, Germany, India, Italy and Brazil.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Fiscal Year: The accompanying consolidated financial statements present the financial position of Parent and its wholly-owned subsidiaries as of January 2, 2021 and December 28, 2019 and the results of operations and cash flows for the years ended January 2, 2021, December 28, 2019 and December 29, 2018. The Company operates and reports its financial results on 52/53-week fiscal periods ending on the Saturday nearest the last day of its calendar year. The year ended January 2, 2021, represents the 53-week fiscal period, December 29, 2019 through January 2, 2021 (“2020”). The years ended December 28, 2019 and December 29, 2018 represent the 52-week fiscal periods, December 30, 2018 through December 28, 2019 (“2019”) and December 31, 2017 through December 29, 2018 (“2018”), respectively. All significant intercompany balances and transactions have been eliminated. The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). No additional material adjustments to the consolidated financial statements would need to be made to present the financial position, results of operations and cash flows of Topps and its wholly-owned subsidiaries on a stand-alone basis at such dates and for such fiscal periods.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions which affect the amounts reported in the consolidated financial statements and accompanying notes. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, based on historical experience, expectations of future impacts and other assumptions that we believe are reasonable, actual results could differ from these estimates. Additionally, given the uncertainty of the global economic environment and the impact of the novel coronavirus pandemic (“COVID-19”), the Company’s estimates could be significantly different than future performance. The significant estimates that affect the consolidated financial statements include, but are not limited to product returns and allowances, the recoverability of inventories, and the appropriate useful lives of fixed assets and intangible assets, impairment assessments for goodwill and indefinite-lived intangible assets.

Revenue Recognition: The Company accounts for net sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) ASU 2014-09, “Revenue from Contracts with Customers”, as amended and the related (Subtopic 340-40) “Other Assets and Deferred Costs – Contracts with Customers”, collectively Accounting Standards Codification Topic (“ASC”) “ASC 606”.

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. The Company enters into revenue-generating transactions containing promised goods that are generally capable of being distinct and accounted for as distinct performance obligations. The Company primarily recognizes revenue at a point in time for all its products.

The Company has determined that, for substantially all revenue-generating transactions, there is one distinct performance obligation, which encompasses the delivery to our customers of finished tangible physical products, customers’ use of digital applications, or the activation of gift cards. The Company satisfies the performance obligation and records revenue when transfer of control has passed to the customer, based on the terms of sale. Customers are considered to have control once they can direct the use and receive substantially all the benefits of the product. Transfer of control passes to wholesale customers and distributors upon receipt by the customer (e.g., FOB destination). Control passes to e-commerce customers upon receipt by the customer. The Company may also ship product directly from its supplier to the customer and recognize revenue when the product is delivered to and accepted by the customer (e.g., FOB port). Control passes to mobile customers using digital applications upon the purchase of virtual currency by the customer. The Company records a deferral based upon an estimate of unredeemed virtual currency.

The Company evaluated the presentation of revenue on a gross versus net basis in connection with the sale of gift cards. In this evaluation, the Company considered if it obtains control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment, inventory risk, and discretion in establishing price. The Company has determined that it does not control a promised good or service before transferring that good or service to the customer, but rather arranges for another entity to provide the goods or services and determined net presentation is appropriate for the Company’s gift cards revenue.

The transaction price for wholesale revenue is determined based upon the invoiced sales price, less anticipated sales returns, discounts and certain vendor allowances. The transaction price for direct-to-consumer e-commerce revenue is determined based upon invoiced sales price, less anticipated sales returns and discounts. The transaction price for virtual currency in digital applications is determined based upon invoiced sales price. No significant allocations of transactions prices are required.

Consideration promised in the Company’s contracts with customers is variable due to anticipated reductions such as sales returns and discounts. The Company estimates at the inception of a revenue-generating transaction any variable consideration for sales of certain products and records allowances. These estimates are based on the Company’s historical performance or specific terms with the customer, using the expected value method, and updated as additional information becomes available. Reserves for returns, allowances, and discounts are recorded as a reduction to accounts receivable in the consolidated balance sheets.

The Company has made a policy election to account for shipping and handling activities that occur after the customer has obtained control of a good as a fulfillment cost rather than an additional promised service. The Company has also elected to exclude from the measurement of the transaction price all taxes assessed, such as sales tax and value added tax. Additionally, the Company has elected not to disclose certain information related to unsatisfied performance obligations as they have an original expected length of one year or less.

Payment terms for wholesale and distributor transactions depend on the agreement with the customer and require payment on a short-term basis. Payment is due at the time of sale for e-commerce transactions, purchases of virtual currency in digital applications and the sale of gift cards.

See Note 13 – Segment Reporting for disaggregation disclosure of net sales.

Contract Liabilities: When consideration is received in advance of the delivery of goods or services, a contract liability is recorded. In these situations, the Company defers revenue on the advanced payment until the customer has control of the finished product, generally within several months. Contract liabilities are included in Accrued expenses and other current liabilities in the consolidated balance sheets. See Note 6 – Other Assets and Liabilities.

Foreign Currency Translation: The financial statements of subsidiaries outside the United States are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated into U.S. dollars at the rates of exchange at the balance sheet date with the resulting translation adjustments included in accumulated other comprehensive loss on the accompanying consolidated balance sheets. Income and expense items are translated at the average exchange rate for the applicable reporting period. Gains and losses from foreign currency transactions of these subsidiaries are included in net income.

Comprehensive Income/Loss: Comprehensive income/(loss) consists of net income, foreign currency translation adjustments and pensions and postretirement benefits liability adjustments. Amounts included in other comprehensive income/(loss) are recorded net of the related income tax effects, where applicable, in accordance with ASC 220, “Income Statement – Reporting Comprehensive Income”, as amended.

The following table provides the changes in the composition of total accumulated other comprehensive loss for the years-ended January 2, 2021, December 28, 2019 and December 29, 2018:

	Foreign Currency Translation (1) (2)	Pension and Postretirement Plans (3)	Total
	(in thousands)
Balance as of December 30, 2017	$(7,121)	$(11,412)	$(18,533)
Other comprehensive loss before reclassification, net of income taxes	(1,832)	(411)	(2,243)
Amounts reclassified from accumulated other comprehensive loss, net of income taxes	—	172	172

Net other comprehensive loss	(1,832)	(239)	(2,071)

Balance as of December 29, 2018	$(8,953)	$(11,651)	$(20,604)

Other comprehensive income/ (loss) before reclassification, net of income taxes	2,885	(1,443)	1,442
Amounts reclassified from accumulated other comprehensive loss, net of income taxes	5,119	208	5,327

Net other comprehensive income/ (loss)	8,004	(1,235)	6,769

Balance as of December 28, 2019	$(949)	$(12,886)	$(13,835)

Other comprehensive loss before reclassification, net of income taxes	(2,672)	(1,521)	(4,193)
Amounts reclassified from accumulated other comprehensive loss, net of income taxes	—	211	211

Net other comprehensive loss	(2,672)	(1,310)	(3,982)

Balance as of January 2, 2021	$(3,621)	$(14,196)	$(17,817)

(1)

Amounts reclassified from accumulated other comprehensive loss for foreign currency translation relates to the cumulative foreign currency translation resulting from the sale of a subsidiaries in 2019. Refer to Note 16 – Sale of subsidiaries.

(2)

The Company does not recognize deferred taxes for foreign currency translation gains and losses because it does not anticipate reversal in the foreseeable future; therefore, amounts presented do not include income tax.

(3)

Amounts reclassified from accumulated other comprehensive loss for pension and postretirement plans relate to amortization of actuarial loss and amortization of prior service cost credits. Refer to Note 9 – Employee Benefit Plans.

Cash and Cash Equivalents: Cash and cash equivalents include all cash balances and highly liquid investments purchased with an initial maturity to the Company of three months or less.

Accounts Receivable, net: The Company records a receivable when a customer is invoiced upon the shipment of product. For products ordered online and within digital applications, the Company records a receivable upon the completion of a customer order. As disclosed in Revenue Recognition policy, accounts receivable is recorded net of reserves for returns, allowances, and discounts.

The Company makes ongoing estimates relating to the collectability of its accounts receivable and records an allowance for uncollectible accounts receivable as a best estimate of probable losses inherent in accounts receivable, based on any known troubled accounts, historical experience and other currently available evidence. The Company’s allowance for uncollectible accounts receivable was $0.8 million and $0.6 as of January 2, 2021 and December 28, 2019, respectively.

Financial Instruments and Credit Risk: Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, accounts receivable and forward contracts. The Company maintains cash and cash equivalents with various high-quality financial institutions. The Company performs ongoing credit evaluations of its customers’ financial condition, except for customers who prepay by electronic transfer or credit card prior to shipment. The Company establishes an allowance for doubtful accounts when required based upon factors surrounding the credit risk of customers, historical trends and other information.

Derivative Financial Instruments: In accordance with ASC 815, “Derivatives and Hedging” (“ASC 815”), all derivatives are recorded in the balance sheet at fair value, and changes in fair value are recognized as a component of net income (unless specific hedge accounting criteria are met). The Company did not designate any of its derivatives as hedges for accounting purposes, and accordingly, all changes in the fair value of such instruments are recognized in earnings for the period.

The Company regularly enters into contracts that are intended to manage its foreign currency risks associated with the anticipated purchase of confections inventories from foreign manufacturers and to hedge risks associated with the collection of trade receivables from customers in certain foreign countries. The Company does not enter into derivative instruments for speculative purposes. See Note 10 – Financial Instruments.

Inventories: Inventories as of January 2, 2021 and December 28, 2019 are stated at lower of cost or market, as determined on a first-in, first-out basis. Discounts and other cash consideration received from a vendor related to inventory purchases are reflected as a reduction in the cost of the related inventory item and are therefore reflected in cost of sales when the related inventory item is sold. Based upon a consideration of quantities on hand, actual and projected sales volume, slow-moving and obsolete inventory is written down to its estimated net realizable value. See Note 3 – Inventories.

Property, Plant and Equipment and Definite-Lived Intangible Assets: In accordance with ASC 360, “Property, Plant, and Equipment”, long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method based on estimated useful lives of forty years for buildings and improvements, shorter of term of lease or estimated useful life for leasehold improvements, three to twelve years for machinery, equipment and software, and fifteen years for licensing agreement and customer relationships. Expenditures for new property, plant and equipment that substantially extend the useful life of an asset are capitalized. Ordinary repairs and maintenance costs are expensed as incurred. Property under capital leases is amortized over the lives of the respective leases or the estimated useful lives of the assets, whichever is shorter. See Note 4 – Property, Plant and Equipment and Note 5 – Goodwill and Intangible Assets.

Goodwill and Other Indefinite-Lived Intangible Assets: Goodwill and other intangible assets with indefinite lives are tested for impairment annually or more frequently if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount, pursuant to ASC 350, “Intangibles—Goodwill and Other” (“ASC 350”), as amended in January 2017 by ASU 2017-04 “Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). In accordance with ASC 350, goodwill is allocated to reporting units based on the fair value of assets acquired on the date of the acquisition.

The Company’s measurement date for purposes of assessing an impairment of its goodwill and indefinite-lived intangible assets is the first day of its fiscal fourth quarter, which was October 4, 2020 for the year ended January 2, 2021 and September 29, 2019 for the year ended December 28, 2019. The Company compares the fair value of each reporting unit to the corresponding carrying value and would recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. For indefinite-lived intangible assets, the Company compares the fair value of an indefinite-lived intangible asset to the corresponding carrying value. An impairment loss is recognized if the carrying value of an indefinite-lived intangible assets exceeds its fair value. See Note 5 – Goodwill and Intangible Assets.

Operating Leases: Total rent payments under operating leases that include scheduled payment increases and rent holidays are amortized on a straight-line basis over the term of the lease. Landlord allowances are amortized using the straight-line method over the term of the lease as a reduction of rent expense. See Note 15 – Commitments and Contingencies.

Deferred Financing Fees: The Company accounts for deferred financing fees in long-term debt in the consolidated balance sheets under the provisions of ASU 2015-03 “Simplifying the Presentation of Debt Issuance Costs”. Deferred financing fees are amortized using the effective interest method over the term of the Credit Agreement, as amended. See Note 7 – Long-Term Debt.

Income Taxes: The Company accounts for income taxes under the provisions of ASC 740, “Income Taxes” (“ASC 740”), which generally requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences of events that have been included in the consolidated financial statements or income tax returns. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and income tax bases of assets and liabilities, using enacted income tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in income in the period that includes the enactment date.

The Company then assesses the likelihood that the deferred tax assets will be realized. A valuation allowance is established against deferred tax assets to the extent the Company believes that it is more likely than not that the deferred tax asset will not be realized, taking into consideration the level of historical taxable income and projections for the future taxable income over the periods in which the temporary differences are deductible.

The Company accounts for uncertainty in income taxes recognized in the Company’s consolidated financial statements under ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”), which also prescribes a more likely than not threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a return, as well as guidance on de-recognition, classification, interest and penalties and financial statement reporting disclosures.

The Company includes interest and penalties in the provision for income taxes in the accompanying consolidated statements of operations and comprehensive income. See Note 8 – Income Taxes.

Pension and Other Postretirement Benefits: The Company accounts for pension and postretirement benefit plans in accordance with the provisions of ASC 715, “Compensation – Retirement Benefits”, as amended. The funded status of each pension and other postretirement benefit plan is required to be reported as an asset (for overfunded plans) or a liability (for underfunded plans). The determination of the Company’s obligation and expense for pension and other postretirement benefits is dependent on its selection of certain assumptions used by actuaries in calculating those amounts. Assumptions are made about interest rates, expected investment return on plan assets, rates of increase in health care costs and total involuntary turnover rates.

In addition, the Company’s actuarial consultants use factors such as estimated withdrawal rates and estimated mortality rates to develop the Company’s valuations. The Company reviewed and updated these assumptions as of January 2, 2021 and December 28, 2019, respectively. The Company is required to consider current market conditions, including changes in interest rates, in making these assumptions. The actuarial assumptions that the Company uses may differ materially from actual results due to changing market and economic conditions, higher or lower withdrawal rates and/or longer or shorter life spans of participants. These differences may have a significant impact on the amount of pension and postretirement benefits expense the Company has recorded or may record. See Note 9 – Employee Benefit Plans.

Cost of sales: Cost of sales are primarily comprised of the purchasing and manufacturing of finished goods inventory, freight, product development, other inventory-related costs such as obsolescence, and royalty-related costs.

The Company obtains licenses from third parties for use of their intellectual property in its products. The Company’s licensing agreements may call for minimum guarantee and other royalty payments in advance of or subsequent to product releases. Amounts paid in advance are recorded as an asset in prepaid expenses and other current assets and costs accrued are recorded in accrued expenses and other current liabilities in the consolidated balance sheets, and are charged to cost of sales when the related revenue is recognized in the consolidated statements of operations and comprehensive income.

Shipping and Handling Costs: The Company includes amounts billed to customers for shipping costs primarily in net sales. The related internal and external shipping and handling costs incurred by the Company are included in cost of goods sold in the accompanying consolidated statements of operations and comprehensive income.

Advertising and Marketing Expenses: For 2020, 2019 and 2018, advertising and marketing expenses included in selling, general and administrative expenses were $31.8 million, $34.2 million and $35.4 million, respectively. Advertising and marketing expenses are recognized as incurred.

Research and Development Expenses: For 2020, 2019 and 2018, research and development expenses included in selling, general and administrative expenses were $0.2 million, $0.1 million and $0.2 million, respectively. Research and development expenses are recognized as incurred.

Share-based Compensation: The Company accounts for its Management Equity Plan in accordance with ASC 718, “Compensation – Stock Compensation”, as amended, which requires compensation expense relating to share-based payments to be recognized using a fair-value measurement method.

For service-based and performance-based awards with graded vesting, the Company has elected to use the straight-line attribution method of recognizing compensation expense over the vesting period. The fair value of each new restricted unit award is estimated on the date of grant using a Lattice option-pricing model. For 2020, 2019 and 2018, share-based compensation expense, as included in selling, general and administrative expenses, was $0.1 million, $0.2 million and $0.3 million, respectively. The Company elects to recognize the effect of forfeitures in the period they occur. See Note 12 – Management Equity Plan.

Fair Value Measurements and Disclosures: The Company reports in accordance with ASC 820, “Fair Value Measurement”, which requires that financial assets and liabilities be classified and disclosed in one of the following categories of the fair value hierarchy:

Level 1 – Based on unadjusted quoted prices for identical assets or liabilities in an active market.

Level 2 – Based on observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3 – Based on unobservable inputs that reflect the entity’s own assumptions about the assumptions that a market participant would use in pricing the asset or liability.

The accounting guidance on fair value measurement also requires disclosures of amounts and reasons for significant transfers between Level 1 and Level 2 fair value measurements, the reconciliation for fair value measurements using significant unobservable inputs (Level 3), including separate presentation of information about purchases, sales, issuances and settlements, and other disclosure requirements about inputs and valuation techniques. There were no transfers between Level 1 and Level 2 in 2020, 2019 and 2018.

As of January 2, 2021 and December 28, 2019, the carrying amount of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable approximated fair value because of their short-term maturity and long-term debt approximated fair value based on the borrowing rates currently available to the Company for debt with similar terms. Fair value levels have been presented for employee benefit plan assets and financial instruments. See Notes 9 and 10, Employee Benefit Plans and Financial Instruments, respectively.

Segment Reporting: The Company identifies operating segments as components of the Company for which discrete financial information is available and is regularly reviewed by its chief operating decision maker (“CODM”) in making decisions regarding resource allocation and performance assessment. The Company’s Chief Executive Officer has been identified as its CODM. The Company has determined it operates in two distinct operating and reportable segments, Confections and Sports & Entertainment, as the CODM is receiving and using information at these levels to evaluate financial performance and allocate resources. See Note 13 – Segment Reporting.

Emerging Growth Company: Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company is expected to be an emerging growth company and has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company will adopt the new or revised standard at the time private companies adopt, or choose to early adopt, the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company difficult because of the potential differences in accounting standards used.

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASC 606”), which replaces numerous requirements in U.S. GAAP, including industry-specific requirements, and provides companies with a single revenue recognition model for recognizing revenue from contracts with customers.

ASC 606 requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the guidance requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

On December 30, 2018, the first day of fiscal year 2019, the Company adopted ASC 606 under the modified retrospective transition method applied to those revenue-generating contracts which were not completed as of

December 30, 2018. Results for 2020 and 2019 are presented under ASC 606, while 2018 amounts have not been adjusted and are reported in accordance with the Company’s historical accounting. The Company has elected all practical expedients available under the modified retrospective method, where applicable, with respect to accounting treatments, presentations and financial disclosures.

The adoption of ASC 606 did not have material impact on the consolidated financial statements. The Company recorded a net increase in 2019 opening accumulated deficit of $0.3 million due to the cumulative impact of adopting ASC 606, which resulted in the deferral of certain net sales and costs for outstanding performance obligations.

In August 2016, The FASB issued ASU No. 2016-15, “Statement of Cash Flows” (“ASC 230”): Classification of Certain Cash Receipts and Cash Payments, and clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows and amends certain disclosure requirements of ASC 230. The Company adopted this ASU on December 30, 2018, the first day of fiscal year 2019. The adoption had no material impact on the Company’s consolidated statements of cash flows.

In March 2017, the FASB issued ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 changes how employers that sponsor defined benefit pension and/or other postretirement benefit plans present the cost of the benefits in the income statement. The Company has adopted this ASU on December 30, 2018, the first day of fiscal year 2019. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In February 2018 the FASB issued ASU 2018-02, “Income Statement — Reporting Comprehensive Income (“ASC 220”): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income”, that gives entities the option to reclassify to retained earnings tax effects related to items that have been stranded in accumulated other comprehensive income as a result of the Tax Cut and Jobs Act. The Company has adopted this ASU on December 30, 2018, the first day of fiscal year 2019. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (“ASC 842”). ASC 842 requires lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. ASC 842 is effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, ASC 842 is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (“ASC 326”): Measurement of Credit Losses on Financial Instruments”. This ASU modifies the measurement of expected credit losses of certain financial instruments. This ASU is effective for public entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, this ASU is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application is permitted. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (“ASC 815”): Targeted Improvements to Accounting for Hedging Activities”, which amends ASC 815, “Derivatives and Hedging”. The purpose of this ASU is to better align accounting rules with a company’s risk management activities and financial reporting for hedging relationships, better reflect economic results of hedging in financial statements, simplify hedge accounting requirements and improve the disclosures of hedging arrangements. This ASU is effective for public entities for its annual or any interim periods in fiscal years beginning after December 15,

2010. All other entities should adopt this ASU for its annual or any interim in fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (“ASC 740”): Simplifying the Accounting for Income Taxes”. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC 740. The amendments also improve consistent application of and simplify GAAP for other areas of ASC 740 by clarifying and amending existing guidance. For private companies, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt this ASU in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

NOTE 3 – INVENTORIES

Inventories, net, consist of the following:

	January 2, 2021	December 28, 2019
	(in thousands)	(in thousands)
Raw materials	$15,397	$14,087
Work in process	12,884	7,646
Finished goods	40,275	35,456

	68,556	57,189
Less: Allowance for obsolescence	7,760	6,919

Inventories, net	$60,796	$50,270

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, net, consist of the following:

	January 2, 2021	December 28, 2019
	(in thousands)	(in thousands)
Land	$780	$780
Buildings and improvements	2,960	2,930
Leasehold improvements	3,986	3,983
Machinery and equipment	16,463	15,677
Software	10,058	9,966

	34,247	33,336
Less: Accumulated depreciation and amortization	27,208	24,977

Property, plant and equipment, net	$7,039	$8,359

As of January 2, 2021 and December 28, 2019, property, plant and equipment acquired, but not yet in service, was $0.6 million and $0.4 million, respectively. Depreciation and amortization expense for 2020, 2019 and 2018 was $2.1 million, $2.5 million and $2.7 million, respectively.

NOTE 5 – GOODWILL AND INTANGIBLE ASSETS

Goodwill and other intangible assets with indefinite lives are not amortized and are tested for impairment annually or more frequently if circumstances indicate a possible impairment exists. The Company evaluates the goodwill of its reporting units and indefinite-lived intangible assets for impairment on the first day of the fiscal fourth quarter. Impairment is the condition that exists when the carrying amount exceeds its fair value

Developing estimates of fair value requires significant judgment, including making assumptions about appropriate discount rates, perpetual growth rates, relevant comparable market multiples and the amount and timing of expected future cash flows. The Company compared the estimated fair value of each reporting unit and indefinite-lived intangible assets using discounted cash flows under the income approach method and the relief from royalty method, respectively. The cash flows employed in the valuation analysis are based on the Company’s best estimates considering current marketplace factors and risks, as well as assumptions of growth rates in future years. There is no assurance that actual results in the future will approximate these forecasts.

In 2020, 2019 and 2018 the Company evaluated its reporting units that have allocated goodwill to determine if on a quantitative basis, the fair value for each of the reporting units exceeded the corresponding carrying value of those reporting units. For all reporting units in 2020, 2019 and 2018, the estimated fair value exceeded carrying value. Therefore, the results of the goodwill impairment testing did not result in any impairment as of January 2, 2021, December 28, 2019 and December 29, 2018. Further, there was no impairment related to indefinite-lived intangible assets in 2020, 2019 and 2018.

Goodwill by reportable segment as of January 2, 2021 and December 28, 2019 consists of the following:

Amounts
(in thousands)
Confections	$63,362
Sports & Entertainment	11,842

Goodwill	$75,204

The following table provides the gross carrying amount and accumulated amortization for each major class of intangible asset:

	January 2, 2021			December 28, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Amount	Gross Carrying Amount	Accumulated Amortization	Net Amount
	(in thousands)			(in thousands)
Definite-lived intangible assets subject to amortization:
Sports & Entertainment Major League Baseball licensing agreement	$27,447	$(24,171)	$3,276	$27,447	$(22,341)	$5,106
Confections customer relationships and lists	3,305	(2,918)	387	3,305	(2,703)	602

Total definite-lived intangible assets	30,752	(27,089)	3,663	30,752	(25,044)	5,708

Indefinite-lived intangible assets not subject to amortization:
Confections trademarks	22,392	—	22,392	22,392	—	22,392
Sports & Entertainment tradename	27,600	—	27,600	27,600	—	27,600

Total indefinite-lived intangible assets	49,992	—	49,992	49,992	—	49,992

Total intangible assets, net	$80,744	$(27,089)	$53,655	$80,744	$(25,044)	$55,700

The estimated life assigned to the Confections licensing agreement and customer relationships is fifteen years, with a remaining unamortized life of two years as of January 2, 2021.

For 2020, 2019 and 2018, amortization expense related to definite-lived intangible assets was $2.0 million, $2.2 million and $2.2 million, respectively. Amortization expense is included in selling, general and administrative expenses in the consolidated statements of operations and comprehensive income.

Over the remaining useful life, the Company expects the annual amortization of definite-lived intangible assets to be as follows:

Year	Amounts
(in thousands)
2021	$2,045
2022	1,618

$3,663

NOTE 6 – OTHER ASSETS AND LIABILITIES

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	January 2, 2021	December 28, 2019
	(in thousands)	(in thousands)
Income tax receivable	$20,725	$—
Prepaid contracts and royalties	4,622	3,783
Other prepaid expenses	6,742	4,576
Other current assets	7,938	4,408

Prepaid expenses and other current assets	$40,027	$12,767

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	January 2, 2021	December 28, 2019
	(in thousands)	(in thousands)
Accrued royalties	$30,119	$19,680
Accrued compensation and benefits	14,794	11,181
Contract liabilities	11,865	5,370
Accrued inventory	12,372	9,557
Accrued trade management	5,408	6,210
Accrued advertising and marketing	7,350	4,043
Other taxes payable	1,993	570
Accrued professional fees	507	3,044
Accrued interest expense	143	2,321
Income tax payable	—	1,480
Other accrued expenses and current liabilities	10,263	9,014

Accrued expenses and other current liabilities	$94,814	$72,470

NOTE 7 – LONG-TERM DEBT

Long-term debt consists of the following:

	January 2, 2021	December 28, 2019
	(in thousands)	(in thousands)
Term Loan	$198,115	$125,000
Revolver	—	5,000

	198,115	130,000
Less: unamortized deferred financing fees	(2,012)	(1,634)
Less: unamortized discount on debt	(1,518)	(838)

	194,585	127,528
Less: current portion of long-term debt	(2,000)	(5,783)

Long-term debt	$192,585	$121,745

Credit Agreement

On October 2, 2013, Parent, as a Guarantor, and Topps, as the Borrower, entered into a new Credit Agreement (the “Credit Agreement”) with a group of commercial financial institutions, comprised of a $135.0 million five-year term loan (the “Term Loan”) and a $30.0 million revolving loan facility maturing on April 2, 2018 (the “Revolver”). Topps received proceeds of $133.2 million, net of an original issue discount of $1.8 million, and repaid its former long-term debt in full. The Credit Agreement is fully and unconditionally guaranteed, jointly and severally, by Parent and, subject to customary exceptions, all of the wholly-owned domestic subsidiaries and certain foreign subsidiaries of Topps (collectively, the “Guarantors”). All obligations under the Credit Agreement are secured by first-priority liens, subject to permitted liens, on all assets of Topps and the Guarantors, respectively (including a pledge by Parent of the capital stock of Topps). On August 25, 2016, the existing Credit Agreement was amended to extend the maturity date of the Term Loan by two years to October 2, 2020 and the Revolver by two years to April 2, 2020 (the “2016 Refinancing”). On September 30, 2019, the existing Credit Agreement was further amended to extend the maturity date of the Term Loan by two years to October 2, 2022 and the Revolver by two years to April 2, 2022 (the “2019 Refinancing”). In conjunction with the 2019 Refinancing, the Company received proceeds of $2.3 million, net of an original issue discount of $0.6 million, and incurred financing fees of $1.2 million, which are included in long-term debt on the consolidated balance sheet and amortized over the term of the Credit Agreement, as amended. On October 23, 2020, the Credit Agreement was amended to increase the principal amount by $75.0 million net of an original issue discount of $1.1 million (the “2020 Refinancing”). In conjunction with the 2020 Refinancing, the Company incurred financing fees of $1.1 million. The 2020 Refinancing also included the reset of certain financial covenants, which permitted the Company to declare and pay dividends of $100.0 million to Holding. The Company accounted for the 2016 Refinancing, 2019 Refinancing and 2020 Refinancing as debt modifications.

Borrowings under the Credit Agreement bear interest at a rate equal to, at the option of Topps, either an Alternate Base Rate (“ABR”) or a Eurodollar rate (“Eurodollar Rate”), in each case, plus an applicable margin (the “Applicable Margin”). The ABR Rate per annum is equal to the highest of (1) the Prime Rate in effect on such day and (2) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00%, and (3) the Eurodollar Rate for a Eurodollar Loan denominated in U.S. Dollars, with a one-month Interest Period (as defined below) plus 1.00%. The Eurodollar Rate is based on the LIBOR rate for U.S. Dollars in effect prior to the commencement of the Interest Period (as defined below), but solely with respect to the Term Loan borrowing, shall not be less than 1.25% per annum. For Eurodollar Loans, Topps can select an interest period of one, two, three or six months or as mutually agreed to with the relevant affected lenders (each, an “Interest Period”). The Applicable Margin (i) for the Term Loan, as amended in the 2019 Refinancing, is 4.25% with respect to ABR loans and 5.25% with respect to Eurodollar Loans and (ii) for loans under the Revolver after the effective date of the 2019 Refinancing, is 4.25% with respect to ABR loans and 5.25% with respect to Eurodollar loans.

Interest is payable at the end of each calendar quarter on the ABR Loans and on the last day of the selected Interest Period for the Eurodollar loans, or, in the case of an Interest Period in excess of three months, on each date that is three months, or whole multiple thereof, after the commencement of such Interest Period.

Under the terms of the Credit Agreement, the initial and all subsequent three-month borrowings under the Term Loan are based on the Eurodollar Rate with a three-month Interest Period. As of January 2, 2021, the effective rate for outstanding borrowings under the Term Loan was 6.50%. The Company paid interest on the Term Loan of $11.7 million for the period ended January 2, 2021. In addition, to accrete the loan to the full principal amount of the Term Loan, the Company records to interest expense $1.1 million of original issue discount over the length of the Term Loan. Additionally, the Company recorded to interest expense the (i) amortization of deferred financing fees related to the 2016 Refinancing, 2019 Refinancing and 2020 Refinancing of $0.9 million, $1.0 million and $0.9 million and (ii) amortization of discount of $0.4 million, $0.3 million and $0.3 million in 2020, 2019 and 2018, respectively.

Principal on the Term Loan is payable in quarterly installments which commenced March 28, 2014, in an amount equal to one quarter of one percent (0.25%) of the aggregate principal amount of the Term Loan after the 2019 and 2020 Refinancing. These payments can be reduced by certain prepayments and are subject to acceleration requiring mandatory prepayment of the principal, including if an excess cash flow sweep is triggered. No mandatory prepayments were due as of January 2, 2021. The Company can also elect to make optional prepayments subject to certain conditions. No optional prepayments have been made as of January 2, 2021.

The Credit Agreement requires Parent, Topps and the restricted subsidiaries of Topps to maintain a first lien net leverage ratio and also contains customary affirmative and negative covenants and event of default provisions. In addition, the Company is subject to other various financial reporting, financial and other covenants, including maintaining specific liquidity measurements. In addition, there are negative covenants, including certain restrictions on the Company’s ability to incur additional indebtedness, create liens, make investments, extend a loan or advance, consolidate or merge with other entities, dispose or acquire assets, enter into transactions with affiliates, pay dividends, and make prepayments. As of January 2, 2021, the Company was in compliance with all of the covenants contained in the Credit Agreement.

Revolving Credit Facility

In addition to paying interest on any outstanding loans under the Revolver as described above, Topps is required to pay a commitment fee of 0.375% or 0.50% per annum, based on the first lien net leverage ratio (as defined in the Credit Agreement) of the Parent, Topps and the restricted subsidiaries of Topps, with respect to the unused Revolver commitments.

The Revolver also provides for the issuance of letters of credit on behalf of Topps up to a maximum of $10.0 million, of which $1.7 million was outstanding as of January 2, 2021. The Company has no borrowings outstanding under the Revolver as of January 2, 2021. The Company paid interest on the Revolver of $0.5 million and $1.1 million for 2020 and 2019, respectively. As of January 2, 2021 and December 28, 2019, the effective rate of interest for borrowings under the Revolver was 6.54% and 8.33% respectively.

Maturities of Long-term Debt

Maturities of the Company’s long-term debt consist of the following:

Amounts
(in thousands)
2021	$2,000
2022	196,115

$198,115

NOTE 8 – INCOME TAXES

The consolidated income before income taxes consists of:

	2020	2019	2018
	(in thousands)	(in thousands)	(in thousands)
United States	$105,143	$22,191	$22,863
Foreign	(20,801)	(8,466)	(15,044)

Total	$84,342	$13,725	$7,819

The provision for income taxes consists of the following:

	2020	2019	2018
	(in thousands)	(in thousands)	(in thousands)
Current provision:
Federal	$93	$5,065	$4,835
State and local	281	569	1,099
Foreign	271	383	347

Total current provision	645	6,017	6,281
Deferred provision/(benefit)
Federal	7	(814)	(469)
State and local	36	(280)	(381)
Foreign	—	—	—

Total deferred provision/(benefit)	43	(1,094)	(850)

Total provision for income taxes	$688	$4,923	$5,431

The consolidated effective income tax rate is different from the U.S. Federal statutory rate. The reconciliation between the effective income tax rate on income before income taxes and the statutory tax rate of 21% is as follows:

	2020	2019	2018
	(in thousands)	(in thousands)	(in thousands)
Provision at U.S. Federal statutory rate	$17,660	$2,820	$1,642
Valuation allowances	4,681	2,129	3,470
State and local taxes, net of federal tax effect	250	228	567
Taxable liquidation of foreign subsidiaries	(20,994)	—	—
Other items, net	(909)	(254)	(248)

Provision for income taxes	$688	$4,923	$5,431

As part of the Company’s realignment of its Sports & Entertainment segment worldwide operations, certain tax elections were made for U.S. Federal tax purposes in which several foreign subsidiaries will be consolidated in the Company’s tax return for U.S. tax purposes. As a result of treating these foreign subsidiaries as disregarded entities, a federal and state income tax benefit of $24.2 million was recognized for the year ended January 2, 2021.

Significant components of net deferred income tax assets and liabilities consist of the following:

	January 2, 2021	December 28, 2019
	(in thousands)	(in thousands)
Deferred income tax assets
Inventory	$2,348	$2,555
Sales returns and allowances	1,674	1,347
Pension and other postretirement benefit obligations	2,778	2,763
Net operating losses	16,878	13,058
Other	1,064	1,458

Subtotal deferred income tax assets	24,742	21,181

Less: valuation allowances	(16,878)	(13,058)

Total deferred income tax assets	7,864	8,123

Deferred income tax liabilities
Intangible assets	12,857	13,307
Property, plant and equipment	811	1,025

Total deferred income tax liabilities	13,668	14,332

Deferred income tax liabilities, net	$5,804	$6,209

In accordance with ASC 740, the Company has established valuation allowances against deferred income tax assets where it has determined is not more likely than not that the deferred income tax assets will be realized. For 2020 and 2019, the total valuation allowances against deferred income tax assets increased by $3.8 million and $1.0 million, respectively. As of January 2, 2021, the Company intends to indefinitely reinvest its foreign earnings and expects future U.S. cash generation to be sufficient to meet future U.S. cash needs.

The Company is subject to the tax on global intangible low-taxed income (“GILTI”), and has made an accounting policy election to account for the tax effects of the GILTI provision as a current expense in the period the tax is incurred. For 2020 and 2019, the Company has no GILTI tax.

As of January 2, 2021, the Company has local foreign net operating loss carryforwards of $65.2 million, $3.5 million and $3.9 million related to its United Kingdom, Italian and Brazilian operations, respectively, which do not expire but could be subject to use limitations, and $3.9 million related to Indian operations which expire through 2028. The Company also has certain state net operating loss carryforwards, subject to state allocations and use limitations, net of minimum taxes, which will expire through 2031.

The following table summarizes the activity related to the Company’s uncertain tax positions (excluding interest and penalties and related tax attributes):

	January 2, 2021	December 28, 2019
	(in thousands)	(in thousands)
Balance at beginning of fiscal year	$350	$365
Gross increases related to current year tax positions	—	449
Settlements and statute of limitation expirations	—	(464)

Balance at end of fiscal year	$350	$350

Included in the balance of Unrecognized Tax Benefits (“UTBs”) as of January 2, 2021 and December 28, 2019, are $0.4 million and $0.4 million, respectively, of tax benefits that, if recognized, would affect the effective tax rate. The Company recognizes interest accrued related to UTBs and penalties as income tax expense. The Company has not accrued any penalties for the respective periods. The accrued interest expenses were immaterial for each of the fiscal years.

The Company increased its reserve in 2019 by $0.4 million for any positions claimed on the Company’s foreign tax returns that could be challenged by local taxing authorities. These uncertain tax positions are included within other liabilities in the consolidated balance sheet. The Company believes that it is reasonably possible that no increase or decrease will occur within the coming year. The Company is not aware of any material adjustments not already accrued related to any of the current U.S. Federal, state or foreign income tax returns, under examination and previous audits have been completed with no material adjustments. The Company is subject to taxation in the United States and various states and foreign jurisdictions. With few exceptions, as of January 2, 2021, the Company is no longer subject to U.S. federal, state, local, or foreign examinations by tax authorities for years before 2017.

NOTE 9 – EMPLOYEE BENEFIT PLANS

U.S. Employee Benefit Plans

During 2020 and 2019, the Company maintained a qualified defined benefit pension plan (“Qualified Plan”) and a Postretirement Healthcare Plan in the U.S. for all eligible non-union personnel. The Qualified Plan and the Postretirement Healthcare Plan are collectively referred to herein as the “Employee Benefits Plans.” The Company’s policy is to fund the Qualified Plan in accordance with the limits defined by the Employee Retirement Income Security Act of 1974 and U.S. income tax regulations. Future benefit accruals under the Company’s Qualified Plan were frozen and eligibility for participation in the Postretirement Healthcare Plan was closed on April 1, 2006. Assumed rate of compensation increases have no impact on the Employee Benefit Plans as they are frozen.

Effective December 31, 2011, as amended in 2014, the Postretirement Healthcare Plan was transitioned into a new plan that provides a $2,652 annual amount to current participants with which each participant will be able to purchase their own medical insurance coverage. No increases for 2019 and forward are assumed in the plan assumptions. The Postretirement Healthcare Plan has no assets and the premiums are paid on an ongoing basis. Assumed healthcare cost trend rates and the rate of compensation increases have no impact on the Postretirement Healthcare Plan as a flat amount is provided for annually. No federal subsidy is expected.

The Company also contributes to a multi-employer defined pension plan for its US-based union employees under a collective bargaining agreement with the Central Pennsylvania Teamster Local Union No. 229. The current agreement is effective January 1, 2020 to December 31, 2022. For 2020 and 2019, contributions made to this plan were less than $0.1 million.

The Company sponsors a defined contribution plan, which qualifies under Sections 401(a) and 401(k) of the Internal Revenue Code (“401(k) Plan”). While all non-union employees are eligible to participate in the 401(k) Plan, participation is optional. The Company has elected not to make any matching contributions to the 401(k) Plan for 2020 and 2019.

Benefit Obligations and Periodic Costs

The changes in benefit obligations and the accumulated benefit obligations of the Employee Benefit Plans consist of the following:

	January 2, 2021		December 28, 2019
	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan
	(in thousands)		(in thousands)
Change in Benefit Obligation:
Benefit obligation, beginning of year	$28,460	$2,317	$25,604	$2,380
Service cost	—	3	—	3
Interest cost	816	65	998	92
Actuarial loss	1,794	72	3,334	76
Gross benefits paid	(1,481)	(224)	(1,476)	(234)

Benefit obligation, end of year	29,589	2,233	28,460	2,317

Accumulated benefit obligation	$29,589	$—	$28,460	$—

The changes in plan assets of the Employee Benefit Plans consist of the following:

	January 2, 2021			December 28, 2019
	Qualified Plan	Postretirement Healthcare Plan	Total	Qualified Plan	Postretirement Healthcare Plan	Total
	(in thousands)			(in thousands)
Change in Plan Assets:
Fair value of plan assets, beginning of year	$19,312	$—	$19,312	$17,136	$—	$17,136
Actual return on plan assets	1,080	—	1,080	2,652	—	2,652
Employer contribution	1,425	224	1,649	1,000	234	1,234
Gross benefits paid	(1,481)	(224)	(1,705)	(1,476)	(234)	(1,710)

Fair value of plan assets, end of year	$20,336	$—	$20,336	$19,312	$—	$19,312

The weighted-average assumptions used to determine the Employee Benefit Plan obligations consist of the following:

	January 2, 2021		December 28, 2019
	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan
Discount rate	2.50%	2.00%	3.15%	2.95%

The funded status and the related amounts for the Employee Benefit Plans included in the consolidated balance sheets in accrued expenses and other current liabilities and other liabilities consist of the following:

	January 2, 2021		December 28, 2019
	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan
	(in thousands)		(in thousands)
Fair value of plan assets	$20,336	$—	$19,312	$—
Benefit obligations	29,589	2,233	28,460	2,317

Funded status	$(9,253)	$(2,233)	$(9,148)	$(2,317)

Amounts included in the consolidated balance sheets for the Employee Benefit Plans in accrued expenses and other current liabilities and other liabilities consist of the following:

	January 2, 2021		December 28, 2019
	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan
	(in thousands)		(in thousands)
Current liability	$—	$(241)	$—	$(260)
Noncurrent liability	(9,253)	(1,992)	(9,148)	(2,057)

Total	$(9,253)	$(2,233)	$(9,148)	$(2,317)

The net actuarial loss (gain) and prior service cost, reflected within accumulated other comprehensive loss for the Employee Benefit Plans, consist of the following:

	January 2, 2021		December 28, 2019		December 29, 2018
	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan
	(in thousands)		(in thousands)		(in thousands)
Net actuarial loss (gain)	$19,351	$(95)	$17,987	$(167)	$16,787	$(244)
Prior service cost credits	(96)	(538)	(101)	(854)	(107)	(1,139)

Total	$19,255	$(633)	$17,886	$(1,021)	$16,680	$(1,383)

Other changes in Plan Assets and Benefit Obligations recognized in other comprehensive loss for the Employee Benefit Plans, consist of the following:

	2020		2019		2018
	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan
	(in thousands)		(in thousands)		(in thousands)
Current year actuarial loss	$1,968	$72	$1,764	$76	$516	$1
Amortization of actuarial gain (loss)	(604)	—	(563)	2	(543)	—
Amortization of prior service cost credits	5	316	5	284	5	312

Current year actuarial loss	$1,369	$388	$1,206	$362	$(22)	$313

The amounts included within other comprehensive income from the Qualified Plan for 2020, 2019 and 2018 are presented net of income tax provision of $0.4 million, $0.3 million and less than $0.1 million, respectively.

The Company estimates that $0.7 million of net actuarial losses from the Qualified Plan will be amortized from accumulated other comprehensive loss into net periodic benefit cost in the fiscal year 2021, ending January 1, 2022.

The weighted-average assumptions used to calculate net periodic benefit costs consist of the following:

	2020		2019		2018
	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan
Discount rate	3.15%	2.95%	4.20%	4.10%	3.55%	3.30%
Expected return on plan assets	7.00%	—	7.00%	—	7.00%	—
Healthcare cost trend
- Initial rate		—		—		—
- Ultimate rate		—		—		—
- Years to ultimate		—		—		—

The components of net periodic benefit cost consist of the following:

	2020		2019		2018
	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan	Qualified Plan	Postretirement Healthcare Plan
	(in thousands)		(in thousands)		(in thousands)
Service cost	$—	$3	$—	$3	$—	$3
Interest cost	816	65	998	92	959
Expected return on plan assets	(1,253)	—	(1,083)	—	(1,268)	79
Amortization of actuarial losses/(gain)	604	—	563	(2)	543
Amortization of prior service credits, net	(5)	(316)	(5)	(284)	(5)	(312)

Net periodic benefit cost (credit)	$162	$(248)	$473	$(191)	$229	$(230)

Prior service cost changes are amortized on a straight-line basis over the average remaining service period for employees active on the date of an amendment. Gains and losses are amortized on a straight-line basis over the average remaining service period of employees active on the valuation date.

Fair Value Measurements of Qualified Plan Assets

The following is a description of the valuation methodologies used for the Qualified Plan assets, measured at fair value:

•	Cash and cash equivalents: Cash equivalents consist of cash on deposit in money market funds. Cash equivalents are stated at cost, which approximates fair value.

•	Equity securities: Equity securities are valued at the closing price reported in the active market in which the individual security is traded.

•	Fixed income securities, including Corporate, U.S. and Foreign Bonds: These securities are valued at the closing prices reported in the active market in which the individual security is traded.

•	Mutual funds: Mutual funds are valued at the net asset value (NAV) of shares held by the plans at year end. The NAV is calculated based on the underlying shares and investments held by the fund.

•	Other: Other assets, if any, are valued based on data inputs as observed by the trust fund manager

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Pension Plan trustees believe the valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The levels assigned to the Qualified Plan Assets as of January 2, 2021 consist of the following:

Asset Category	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Percentage of Plan Assets, January 2, 2021
	(in thousands)
Cash and Cash Equivalents	$979	$56	$923	$—	4.8%
Equity Securities
Pension trust funds invested in common and preferred stock	5,508	5,508	—	—	27.1%
Mutual funds	5,305	5,305	—	—	26.1%
Foreign stocks	233	233	—	—	1.1%
Fixed Income
Pension trust funds invested in corporate bonds	6,226	—	6,226	—	30.6%
Mutual funds	2,085	2,085	—	—	10.3%

Total	$20,336	$13,187	$7,149	$—	100.0%

The levels assigned to the Qualified Plan Assets as of December 28, 2019 consist of the following:

Asset Category	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Percentage of Plan Assets, December 28, 2019
	(in thousands)
Cash and Cash Equivalents	$1,016	$262	$754	$—	5.3%
Equity Securities
Pension trust funds invested in common and preferred stock	5,141	5,141	—	—	26.6%
Mutual funds	4,938	4,938	—	—	25.6%
Foreign stocks	169	169	—	—	0.8%
Fixed Income
Pension trust funds invested in corporate bonds	5,982	—	5,982	—	31.0%
Mutual funds	2,066	2,066	—	—	10.7%

Total	$19,312	$12,576	$6,736	$—	100.0%

Investment Strategy Qualified Plan

The Company’s investment strategy with respect to its Qualified Plan is to maximize the long-term total return within prudent levels of risk through a combination of income and capital appreciation. Risk to capital is minimized through the diversification of investments across and within various asset categories. The Company intends to fund the future contributions of the Qualified Plan obligations as needed based on changes in the value of Qualified Plan Assets and movements in interest rates and in accordance with regulatory funding requirements.

For 2020, 2019 and 2018, contributions of $1.4 million, $1.0 million and $0.7 million, respectively, were made to the Qualified Plan. The Company is required to make minimum cash contributions to the Qualified Plan of approximately $1.1 million during the fiscal year ending January 1, 2022.

The fair value of Qualified Plan Assets as of the January 2, 2021 and December 28, 2019 measurement dates were $20.3 million and $19.3 million, respectively. The basis of the long-term rate of return assumption reflects the then current asset mix for the Qualified Plan of approximately 40% debt securities, 60% equity securities with assumed average annual returns of approximately 5% to 6% for debt securities and 7% to 9% for equity securities. The investment portfolio for the Qualified Plan will be adjusted periodically to maintain the current ratios of debt securities and equity securities, as necessary. Additional consideration is given to the historical returns for the Qualified Plan as well as future long-range projections of investment returns for each asset category.

The Qualified Plan Assets are invested in trusts with various debt and equity funds. A fiduciary committee establishes the target asset mix and monitors asset performance. The expected rate of return on assets includes the determination of a real rate of return for equity and fixed income investments applied to the portfolio based on their relative weighting increased by an underlying assumption for inflation.

The asset allocations of the Qualified Plan by asset category consist of the following:

	Target Allocation
	January 1, 2022	January 2, 2021	December 28, 2019
Asset Category:
Equity Securities	60%	54%	53%
Debt Securities	40%	41%	42%
Cash and other	–	5%	5%

Expected Future Benefit Payments Employee Benefit Plans

Expected future benefit payments from Company assets consist of the following:

Years ending December	Qualified Pension Plan	Postretirement Healthcare Plan
2021	$2,073	$241
2022	2,363	223
2023	2,433	206
2024	1,771	191
2025	2,395	176
2026-2030	8,866	683

Other Regional Employee Plans

The Company sponsors local international defined contribution and money purchase pension plans in the U.K. and Ireland to eligible employees and in accordance with local regulations. The Company’s contributions to these plans are expensed in the period in which they become payable. For 2020, 2019 and 2018, contributions made to these plans were $0.6 million, $0.5 million and $0.3 million, respectively.

NOTE 10 – FINANCIAL INSTRUMENTS

Financial instruments, other than cash, consist principally of cash equivalents, accounts receivable, accounts payable, amounts borrowed under the Credit Agreement and forward currency contracts.

The fair value of cash equivalents, accounts receivable and accounts payable approximates the carrying value of these financial instruments because of their short-term nature. The carrying value of long-term debt as of January 2, 2021 was $192.6 million. As of January 2, 2021, the approximate fair value of long-term debt, based on borrowing rates currently available to the Company for debt with similar terms, approximates its carrying value. See Note 7 – Long-Term Debt.

The fair values of the foreign currency forward contracts are determined using information provided by the respective counterparties and third parties, adjusted for credit risk. These contracts are classified and disclosed as Level 2 fair value measurements as the information provided is based on observable market-based inputs or corroborated by market data.

The financial liabilities measured by the Company at fair value on a recurring basis as of January 2, 2021 consist of the following:

	Fair Value Measurements at Reporting Date Using
	Quoted Price in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total as of January 2, 2021
	(in thousands)
Description
Derivative Instruments:
Foreign currency contracts	$—	$(869)	$—	$(869)

The financial liabilities measured by the Company at fair value on a recurring basis as of December 28, 2019 consist of the following:

	Fair Value Measurements at Reporting Date Using
	Quoted Price in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total as of December 28, 2019
	(in thousands)
Description
Derivative Instruments:
Foreign currency contracts	$—	$7	$—	$7

As of January 2, 2021, the Company does not have any fair value measurements using significant unobservable inputs (Level 3) affecting financial assets and liabilities.

As of January 2, 2021, the Company had outstanding foreign currency forward contracts with notional values of $31.5 million. Approximately 69% of the contracts will mature within six months from January 2, 2021. The fair value of these forward contracts is the amount the Company would receive or pay to terminate them. The Company did not qualify for hedge accounting under ASC 815 as of January 2, 2021 and December 28, 2019.

Realized and unrealized gains and losses on foreign currency forward contracts are presented in loss/(gain) on derivative instruments, net in the consolidated statements of operations and comprehensive income. As of January 2, 2021 and December 28, 2019, the fair value of the Company’s foreign currency derivative instruments was $0.9 million and less than $0.1 million, respectively, and was recorded within accrued expenses and other current liabilities. For 2020, net realized loss on foreign currency forward contracts was $0.9 million, and for 2019 and 2018, net realized gains on foreign currency forward contracts were $0.5 million and $0.3 million, respectively.

Outstanding derivative financial instruments expose the Company to credit risk in the event of nonperformance by any of the counterparties to the agreements. The counterparties are all large financial institutions, and thus, the Company does not expect any of them to fail to meet their obligations. In the unlikely event that the counterparties fail to meet the terms of their obligations, the Company’s exposure is limited to the fair value of the derivative financial instruments with respect to outstanding foreign currency forward contracts.

NOTE 11 – STOCKHOLDERS’ EQUITY

The Parent has 1,000 authorized shares of common stock, of which 100 shares were issued and outstanding to Holding as of January 2, 2021, December 28, 2019 and December 29, 2018. Each share has a par value of $0.01. There were no changes in the outstanding shares of common stock for the past three years. Each share of common stock is entitled to one vote. The business and affairs of the Parent are managed by Parent’s Board of the Directors.

In connection with the 2020 Refinancing, the Parent declared and paid $100.0 million in dividends, equivalent to $1,000 dividends per share on October 23, 2020. See Note 7 – Long-Term Debt.

NOTE 12 – MANAGEMENT EQUITY PLAN

On April 24, 2008, Topps Management LLC was established as an entity whereby certain Topps management, employees and certain members of the Board of Management of Holding (collectively “Participants”) may share in the profits of Holding in the form of Management Residual Interests (“MRI Units”). Concurrent with the establishment of Topps Management LLC, up to 9,010,104 MRI Units were authorized to be issued under the Operating Agreement of the Topps Management LLC, as amended in 2011. To date, a total of 17,583,108 MRI Units have been issued to certain participants in the form of awards (“Awards”), with a balance of 6,042,700 MRI Units issued and outstanding as of January 2, 2021, net of forfeitures of 11,540,408 MRI Units. The Awards contain certain service and performance vesting conditions which must be met by Participants, prior to their vesting in the MRI Units. The MRI Units are subject to achieving certain financial hurdles, such as an annual return on capital by the equity members of Holding, excluding Topps Management LLC, which must be achieved prior to a residual profit being distributed to Participants.

No MRI Units were granted in 2019. For 2020, the assumptions used to estimate the fair value of the MRI Units granted under the Management Equity Plan consist of the following:

2020
Units issued	100,000
Expected term (years)	3.0
Expected volatility	45%
Dividends	—
Risk-free interest rate	2.90%

Non-vested MRI Units outstanding as of January 2, 2021 and December 28, 2019, and the changes for 2020 and 2019, consist of the following:

	Service-Condition Vesting Awards		Performance-Condition Vesting Awards
	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value
Non-vested, December 29, 2018	939,785		939,785
Issued	–	$0.54	–	$0.21
Vested	(337,381)	$0.53	(337,381)	$0.21
Forfeited	(20,000)	$0.71	(20,000)	$0.24

Non-vested, December 28, 2019	582,404		582,404
Issued	50,000	$0.54	50,000	$0.21
Vested	(268,925)	$0.54	(268,925)	$0.22
Forfeited	(62,500)	$0.51	(62,500)	$0.20

Non-vested, January 2, 2021	300,979		300,979

Total compensation cost related to non-vested MRI Units not recognized as of January 2, 2021 is approximately $0.2 million and the remaining weighted average period over which it is expected to be recognized as of January 2, 2021 is 2.9 years for both service-condition units and performance-condition units. Share-based compensation cost is expensed on a straight-line basis over the requisite service period, which is generally the vesting period. The expected volatility is estimated from the observed historical equity volatilities of the common stock of comparable companies.

NOTE 13 – SEGMENT REPORTING

The Company identifies its reportable segments according to how the business activities are managed and evaluated and for which discrete financial information is available and regularly reviewed to allocate resources and assess performance by its CODM, which is the Chief Executive Officer. The Company has two reportable segments: Confections and Sports & Entertainment. The Company’s Confections segment consists of the sale of confections products such as lollipops, gummies, taffy and gum. The Sports & Entertainment segment consists of the sale of trading cards and other collectibles utilizing the intellectual property obtained through licenses with certain major sports leagues and entertainment companies, sold both physically and digitally, and the management of prepaid gift card programs for widely recognized global brands.

The Company evaluates performance and allocates resources based on net sales and segment Adjusted EBITDA. Segment Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, adjusted for certain items that affect comparability from period to period. These adjustments include extraordinary, one-time, non-cash and non-operating (gains)/losses and transaction-related expenses. The Company excludes these items from earnings when presenting the segment Adjusted EBITDA measure because it believes they are not indicative of a segment’s regular, ongoing operating performance. Adjusted EBITDA is also a performance metric used for incentive compensation purposes. In addition, the Company’s CODM does not use assets by segment to evaluate performance or allocate resources, and therefore, assets by segment are not disclosed.

Accounting policies associated with Company’s operating segments are described above in Note 2.

Since the two segments operate independently and serve different markets and customers, there are no sales between segments. The determination of segment results excludes certain expenses designated as Corporate because they are not directly attributable to segment operations. Corporate expenses include those costs incurred by our corporate function, such as accounting, treasury, risk management, human resources, legal, tax and other administrative functions. Information regarding the operations of these reportable segments is as follows:

	2020	2019	2018
	(in thousands)	(in thousands)	(in thousands)
Net sales by Segment
Confections	$198,369	$219,055	$227,985
Sports & Entertainment	368,196	241,260	224,843

Total net sales	$566,565	$460,315	$452,828

	2020	2019	2018
	(in thousands)	(in thousands)	(in thousands)
Adjusted EBITDA by Segment
Confections	$38,750	$42,191	$44,507
Sports & Entertainment	88,389	32,190	17,829
Unallocated corporate expenses	(26,099)	(22,915)	(23,036)

Consolidated Adjusted EBITDA	$101,040	$51,466	$39,300

Reconciling items:
Interest expense, net	$11,656	$13,139	$12,753
Income tax expense, net	688	4,923	5,431
Depreciation and amortization	4,193	4,693	4,927
Transaction costs	378	1,084	4,657
Sponsor management fees and expenses	2,199	2,271	2,227
Non-cash and non-operating (gains)/ losses, net	(2,958)	2,372	2,322
Miscellaneous non-core costs	1,221	2,339	3,223
Loss/(gain) on derivative instruments, net	9	(1,308)	1,372
Loss on sale of subsidiaries	—	13,151	—

Net income	$83,654	$8,802	$2,388

Net Sales and Long-lived Assets by Geographic Area

After allocation of net sales by segment, the Company’s largest concentration of net sales by geographic area is within the United States. The Company determines the geographic location of net sales based on the location of its customers. The Company’s net sales by geographic area were as follows:

	2020	2019	2018
	(in thousands)	(in thousands)	(in thousands)
Net sales
United States (*)	$482,529	$367,507	$348,916
International	84,036	92,808	103,912

Total net sales	$566,565	$460,315	$452,828

(*) Includes digital application sales to international customers, as well as all gift cards sales under master agreements between U.S. domiciled subsidiaries with each client.

The Company’s largest concentrations of long-lived assets consist of property and equipment, including leasehold improvements for its offices and machinery and equipment used in operations, primarily in the United States. Long-lived assets attributable to operations were as follows:

	January 2, 2021	December 28, 2019
	(in thousands)	(in thousands)
Long-lived assets
United States	$6,313	$7,619
International	726	740

Total long-lived assets	$7,039	$8,359

Disaggregation of Net Sales

The following table presents net sales disaggregated by segment and major product category for each year:

	2020	2019	2018
	(in thousands)	(in thousands)	(in thousands)
Confections segment:
Confections products net sales	$198,369	$219,055	$227,985
Sports & Entertainment segment:
Physical Sports & Entertainment products	313,698	210,182	196,572
Digital Sports & Entertainment products	30,563	18,255	16,887
Gift cards	23,935	12,823	11,384

Total Sports & Entertainment segment net sales	368,196	241,260	224,843

Total net sales	$566,565	$460,315	$452,828

Concentration

One of the Company’s wholesale customers accounted for 11%, 13% and 13% of net sales during the years ended January 2, 2021, December 28, 2019 and December 29, 2018 respectively, which is included in both of the Company’s reportable segments.

NOTE 14 – RELATED PARTY TRANSACTIONS

Topps has an agreement with Holding (“Services Agreement”), whereby certain Members of Holding provide management, financial and consulting services to Topps. In exchange for services rendered under the Services Agreement, Topps is required to remit an annual management fee of $2.0 million, payable in monthly installments to the Members. For 2020, 2019 and 2018, Topps recorded charges and reimbursable expenses pursuant to the Services Agreement of $2.2 million, $2.3 million and $2.2 million, respectively, which are included in selling, general and administrative expenses in the consolidated statements of operations and comprehensive income. In 2020, 2019 and 2018, one member of the Board received director’s fees of less than $0.1 million, which are included in selling, general and administrative expenses in the consolidated statements of operations and comprehensive income. As of January 2, 2021 and December 28, 2019, the outstanding amounts payable to related party were $0.3 million and $0.4 million, respectively, which were reflected in accrued expenses and other current liabilities on the consolidated balance sheets.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Key Contractual Obligations

Future minimum payments under existing key contractual obligations consist of the following as of January 2, 2021:

	Year Ending December
	2021	2022	2023	2024	2025	Thereafter	Total
	(in thousands)
Payments under non-cancelable leases	$3,151	$2,762	$907	$639	$185	$—	$7,644
Payments under royalty contracts	34,356	29,714	12,943	10,101	10,013	1,101	98,228
Purchase obligations and other	1,481	951	115	77	—	—	2,624
Long-term debt	2,000	196,115	—	—	—	—	198,115

Total	$40,988	$229,542	$13,965	$10,817	$10,198	$1,101	$306,611

Leases

The Company leases several office facilities under non-cancelable operating lease agreements that expire at various dates through 2021-2025. For 2020, 2019 and 2018, the Company recorded $3.0 million, $3.0 million and $2.7 million, respectively, of rent expense under its non-cancelable leases.

Licensing Agreements

The Company has licensing arrangements for the usage of intellectual property in the ordinary course of business that include minimum guarantees, which are presented in the preceding table as these minimum guarantees are fixed and determinable. These agreements also contain various royalty rates which may require additional payments based upon sales. A substantial portion of the net sales for the Sports & Entertainment segment is derived from the licensing arrangements, that have various expiration dates. The ability to renew these agreements is impacted by market competition, and if the Company is unable to renew these agreements on favorable terms, it could adversely affect the financial performance of the Company.

Credit Facilities

The Company’s Credit Agreement contains standard provisions present in credit facilities of this type that obligate the Company to reimburse the banks for any increased costs associated with continuing to hold the loan on their books which arise as a result of broadly defined regulatory changes, including changes in reserve requirements and bank capital requirements. In all cases, the Company has the right to repay the Credit Agreement and avoid the increased costs. The term of the indemnities matches the term of the Credit Agreement.

As of January 2, 2021, the Company has an outstanding standby letter of credit in the amount of $1.7 million. See Note 7 – Long-Term Debt.

Legal contingencies

There are various lawsuits and claims pending against the Company in the ordinary course of business. The Company believes that any ultimate liability resulting from these actions or claims will not have a material adverse effect on the Company’s results of operations, financial condition or liquidity.

NOTE 16 – SALE OF SUBSIDIARIES

Effective July 31, 2019, the Company consummated sale agreements to sell three foreign subsidiaries in Uruguay, Brazil and Argentina. These entities were primarily related to Confections sales and operations in

South America. These transactions enabled the Company to further enhance the efficiency and success of the global Confections business, as in conjunction with the sale agreements, the Company completed a long-term licensing and distribution agreement with the buyer. This agreement will maintain the continued distribution of the current Confections brands and products that are sold in South America. Mexico, Central America, the Caribbean and Puerto Rico will remain markets that the Company will continue to operate directly.

For 2019, operating results reflect the retained markets for the full year and the South American portion of the Latin America Confections business for the seven months of operations prior to sale. For 2018, operating results reflect the retained markets and the South American portion of the Latin America Confections business for the entire year.

The results of the operations for the period from December 30, 2018 through the date of sale are as follows:

(in thousands)
Net sales	$3,820
Cost of sales	3,280

Gross profit	540
Selling, general and administrative expenses	1,619
Depreciation and amortization	301

Operating loss	$(1,380)

The carrying amounts of the assets and liabilities over which control was lost, at the date of sale were as follows:

(in thousands)
Cash	$890
Accounts receivable, net	1,570
Inventories, net	1,930
Prepaid expenses and other current assets	1,560
Property, plant and equipment, net	2,880
Other assets	457
Accounts payable and accrued expenses	(1,255)

Net assets derecognized	$8,032

Loss on sale of subsidiaries was calculated as follows:

(in thousands)
Net assets derecognized	$8,032
Consideration paid	—
Cumulative foreign exchange difference recognized upon sale	5,119

Loss on sale	$13,151

The Company received a tax benefit of approximately $3.4 million related to the sale of these subsidiaries, which are treated as disregarded entities for U.S. Federal tax purposes.

NOTE 17 – SUBSEQUENT EVENTS

On April 6, 2021, Mudrick Capital Acquisition Corporation II, a Delaware corporation and special purpose acquisition company (“MUDS”), entered into an Agreement and Plan of Merger, as amended on May 10, 2021

(the “Merger Agreement”) with Parent. Pursuant to the Merger Agreement, MUDS and Parent will enter into a business combination transaction (the “Business Combination”), which will be accomplished by (i) a merger of a direct, wholly-owned subsidiary of MUDS (“First Merger Sub”) with and into Parent with Parent being the surviving corporation in the merger (the “First Merger”) and (ii) a merger of another direct, wholly-owned subsidiary of MUDS (“Second Merger Sub”) with and into the surviving corporation in the First Merger, with Second Merger Sub being the surviving entity in the merger (the “Second Merger”). Upon consummation of the Business Combination, MUDS will be renamed Topps Companies, Inc.

The total consideration to be received by the Company’s stockholders at the closing of the Business Combination will be a combination of cash and stock and is based on a valuation of the Company at approximately $1.2 billion, adjusted for the net indebtedness of the Company at the closing, transaction expenses up to a maximum aggregate amount of $50.0 million, and any remaining amounts payable by the Company under any affiliated contract being terminated as part of the Business Combination. In addition, total consideration includes: (a) additional share consideration subject to the vesting terms set forth in the Merger Agreement; (b) the rights under the Tax Receivable Agreement (“TRA”) between MUDS and Parent’s stockholders set forth in the Merger Agreement, provided that the total payments under the TRA shall not exceed $16.0 million and (c) the rights to certain cash tax refunds or overpayment credit received by the Company in respect of pre-closing returns, as permitted by the Merger Agreement.

In April 2021, the Company entered into a new license agreement and renewed another license agreement with UEFA. These license agreements include minimum guarantees and various royalty rates which may require additional payments based upon sales.

The Company considers events or transactions that occur after the balance sheet date, but before the consolidated financial statements are issued to identify matters that require additional disclosures. The Company evaluated subsequent events through May 11, 2021, the date on which the consolidated financial statements were available to be issued.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

MUDRICK CAPITAL ACQUISITION CORPORATION II,

TITAN MERGER SUB I, INC.,

TITAN MERGER SUB II, LLC,

TOPPS INTERMEDIATE HOLDCO, INC.

and

TORNANTE-MDP JOE HOLDING LLC

dated as of

April 6, 2021

EXECUTION VERSION

A-ii

A-iii

EXHIBITS

Exhibit A	–	Form of Buyer Charter
Exhibit B	–	Form of Buyer Bylaws
Exhibit C	–	Form of Investor Rights Agreement
Exhibit D	–	Form of Registration Rights Agreement
Exhibit E	–	Sponsor Support Agreement
Exhibit F	–	Form of Tax Receivable Agreement
Exhibit G	–	Form of First Merger Certificate
Exhibit H	–	Form of Second Merger Certificate
Exhibit I	–	Accredited Investor Questionnaire

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 6, 2021, by and among Mudrick Capital Acquisition Corporation II, a Delaware corporation (“Buyer”), Titan Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Buyer (“First Merger Sub”), Titan Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Buyer (“Second Merger Sub”), Topps Intermediate Holdco, Inc., a Delaware corporation (the “Company”), and Tornante-MDP Joe Holding LLC, a Delaware limited liability company (“Holdings”). Buyer, First Merger Sub, Second Merger Sub, the Company and Holdings are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, Buyer is a blank check company incorporated in Delaware and formed to acquire one or more operating businesses through a Business Combination;

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (“DLLCA”) and other applicable Laws, the Parties intend to enter into a business combination transaction by which: (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Surviving Entity”);

WHEREAS, prior to the Closing Date and the consummation of the Mergers, the Company will consummate the Pre-Closing Recapitalization;

WHEREAS, for U.S. federal income Tax purposes (and for purposes of any applicable state or local income Tax that follows the U.S. federal income Tax treatment), each of the Parties intends that (i) the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder, and (ii) this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g);

WHEREAS, the board of directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable, (ii) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement and (iii) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of the Company;

WHEREAS, Holdings, in its capacity as the sole stockholder of the Company, has, by its execution and delivery hereof, approved and adopted this Agreement, the First Merger and the other Transactions in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”);

WHEREAS, the board of directors of Buyer has unanimously (i) determined that it is in the best interests of Buyer and the stockholders of Buyer, and declared it advisable, to enter into this Agreement providing for the

Mergers in accordance with the DGCL and DLLCA, as applicable, (ii) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement and (iii) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of Buyer (the “Buyer Board Recommendation”);

WHEREAS, prior to the First Effective Time and the closing of the PIPE Investment, Buyer shall (i) subject to obtaining the approval of the Buyer Stockholder Matters, amend and restate the Existing Buyer Certificate of Incorporation to be substantially in the form of Exhibit A attached hereto (the “Buyer Charter”) and (ii) amend and restate the bylaws of Buyer to be substantially in the form of Exhibit B attached hereto (the “Buyer Bylaws”);

WHEREAS, at the Closing, Buyer, Holdings, certain Holders and certain other parties will execute and deliver an Investor Rights Agreement, substantially in the form attached as Exhibit C hereto (as amended, restated, modified, supplemented or waived from time to time, the “Investor Rights Agreement”);

WHEREAS, at the Closing, the Sponsor, Buyer, Holdings, certain Holders and certain other parties will execute and deliver an Amended and Restated Registration Rights Agreement, substantially in the form attached as Exhibit D hereto (as amended, restated, modified, supplemented or waived from time to time, the “Registration Rights Agreement”);

WHEREAS, on or prior to the date hereof, Buyer has obtained commitments in the aggregate amount of $250,000,000 (the “PIPE Financing Amount”) from certain investors (including an Affiliate (or Affiliates) of the Sponsor) for a private placement of shares of Buyer Class A Common Stock at the Per Share Price (the “PIPE Investment”) pursuant to the terms of subscription agreements (as amended, restated, modified or supplemented from time to time, each, a “PIPE Subscription Agreement”), with such private placements to be consummated prior to the consummation of the Transactions;

WHEREAS, concurrently with execution and delivery of this Agreement, (a) as part of the PIPE Investment, an Affiliate (or Affiliates) of the Sponsor has delivered a PIPE Subscription Agreement pursuant to which such Person(s) has agreed to purchase (as part of the PIPE Investment) shares of Buyer Class A Common Stock at Closing for an aggregate purchase price of up to approximately $100,000,000 (the “Mudrick Backstop Amount”) at the Per Share Price on the terms and subject to the conditions set forth therein and (b) the Sponsor and Buyer have executed and delivered that certain Sponsor Support Agreement, a copy of which is attached as Exhibit E hereto (as amended, restated, modified or supplemented from time to time, the “Sponsor Support Agreement”), pursuant to which, among other things, (i) the Sponsor has agreed to appear at the Special Meeting (including any adjournment or postponement thereof) for purposes of constituting a quorum, voting in favor of each of the Buyer Stockholder Matters and voting against any proposal that would impede the consummation of the Transaction, (ii) Sponsor has agreed not to seek redemption of any of its Buyer Common Stock, (iii) the Sponsor has agreed to waive any anti-dilution protections applicable to the Buyer Class B Common Stock issued and outstanding, and (iv) the Sponsor has agreed to the forfeiture of up to 2,635,416 shares of Buyer Class B Common Stock under the circumstances specified therein; and

WHEREAS, in connection with the Closing, 7,684,730 Holder Earnout Shares in the aggregate will be issued to the Holders, subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets as further set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01. Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Accredited Investor” means an “accredited investor” as defined and determined pursuant to Rule 501(a) of the Securities Act.

“Accredited Investor Questionnaire” has the meaning specified in Section 3.02(b).

“Acquisition Transaction” has the meaning specified in Section 10.03(a).

“Action” means any claim, action, suit, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Acquired Companies” means the Company and each of its Subsidiaries.

“Acquired Company Representative” has the meaning specified in Section 6.22.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided that, other than with respect to references to Affiliates of the Sponsor in the Recitals hereto, in no event shall the Buyer Parties or the Sponsor be considered an Affiliate of any portfolio company or any investment fund affiliated with or managed by Mudrick Capital Management, L.P. nor shall any portfolio company or any investment fund affiliated with or managed by Mudrick Capital Management, L.P. be considered an Affiliate of Buyer or the Sponsor; provided, further, that, in no event shall the Company or any of the Company’s Subsidiaries be considered an Affiliate of any portfolio company (other than the Acquired Companies) of any investment fund affiliated with any direct or indirect equityholder of Holdings nor shall any portfolio company (other than the Acquired Companies) of any investment fund affiliated with any equityholder of Holdings be considered to be an Affiliate of the Company or any of the Company’s Subsidiaries.

“Aggregate Cash Cap” means an amount equal to 60% of the Closing Merger Consideration.

“Agreement” has the meaning specified in the preamble hereto.

“Allocation Schedule” means a schedule, dated as of the Closing Date, and executed by Tornante and MDP setting forth for each Holder (i) the name and payment instructions for such Holder, (ii) the number and type of Company Common Stock held as of the Closing Date by such Holder, (iii) the Base Allocable Percentage for such Holder, (iv) the portion of the Closing Class A-2 Share Consideration, Closing Class B Share Consideration or Closing Class E Consideration, as applicable, allocable to such Holder, (v) the portion of the Closing Cash Consideration allocable to such Holder, (vi) the portion of the Closing Merger Consideration allocable to such Holder, and (vii) the Earnout Allocable Percentage for such Holder, as applicable.

“Audited Financial Statements” has the meaning specified in Section 6.05(a).

“Available Closing Buyer Cash” means an amount equal to (i) the aggregate cash proceeds from the Trust Account (after reduction for the aggregate amount required to be paid in connection with the Buyer Stockholder Redemption), plus (ii) the aggregate amount of cash that has been funded to and remains with Buyer or its designee pursuant to the PIPE Subscription Agreements as of immediately prior to the Closing.

“Base Allocable Percentage” means, with respect to each Holder, the percentage to be set forth across from such Holder’s name on the Allocation Schedule under the heading “Base Allocable Percentage,” which percentage shall be determined based on the amount of the Closing Merger Consideration payable to each Holder in accordance with Section 3.1 of the Holdings LLC Agreement and accounting for the Buyer Common Stock at a price per share equal to the Per Share Price. The aggregate Base Allocable Percentages in respect of all Holders shall be equal to one hundred percent (100%).

“Book-Entry Shares” has the meaning specified in Section 3.08(c).

“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.

“Business Combination Proposal” has the meaning specified in Section 10.03(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Buyer” has the meaning specified in the Preamble hereto.

“Buyer Arrangements” has the meaning specified in Section 8.06.

“Buyer Board Recommendation” has the meaning specified in the Recitals hereto.

“Buyer Bylaws” has the meaning specified in the Recitals hereto.

“Buyer Charter” has the meaning specified in the Recitals hereto.

“Buyer Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Buyer. When used herein, any reference to Buyer Class A Common Stock (a) with respect to periods prior to the Closing and the effective amendment and restatement of the Existing Buyer Certificate of Incorporation in the form of the Buyer Charter, shall be a reference to Buyer Class A Common Stock having the rights, powers and preferences set forth in the Existing Buyer Certificate of Incorporation and (b) with respect to periods from and after the Closing and the effectiveness of the Buyer Charter, shall be a reference to Buyer Class A Common Stock having the rights, powers and preferences set forth in the Buyer Charter.

“Buyer Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Buyer, including the Series B-1 Common Stock of the Buyer (the “Buyer Series B-1 Common Stock”) and the Series B-2 Common Stock of the Buyer (the “Buyer Series B-2 Common Stock”). When used herein, any reference to Buyer Class B Common Stock (a) with respect to periods prior to the Closing and the effective amendment and restatement of the Existing Buyer Certificate of Incorporation in the form of the Buyer Charter, shall be a reference to Buyer Class B Common Stock having the rights, powers and preferences set forth in the Existing Buyer Certificate of Incorporation and (b) with respect to periods from and after the Closing and the effectiveness of the Buyer Charter, shall be a reference to Buyer Class B Common Stock having the rights, powers and preferences set forth in the Buyer Charter.

“Buyer Class E Common Stock” means the Class E common stock, par value $0.0001 per share, of Buyer.

“Buyer Closing Statement” has the meaning specified in Section 4.03.

“Buyer Common Stock” means, as applicable, the Buyer Class A Common Stock, Buyer Class B Common Stock and/or the Buyer Class E Common Stock.

“Buyer Cure Period” has the meaning specified in Section 12.01(d).

“Buyer Organizational Documents” means the Certificate of Incorporation and Buyer’s bylaws, as amended and in effect on the date hereof.

“Buyer Parties” means Buyer, First Merger Sub and Second Merger Sub.

“Buyer Party Representations” means the representations and warranties of Buyer, First Merger Sub and Second Merger Sub expressly and specifically set forth in ARTICLE VII of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Buyer Party Representations are solely made by Buyer, First Merger Sub and Second Merger Sub.

“Buyer Stockholder Matters” has the meaning specified in Section 10.02(a)(i).

“Buyer Stockholder Redemption” has the meaning specified in Section 10.02(a)(i).

“Buyer Stockholders” means the holders of shares of Buyer Common Stock.

“Buyer Transaction Expenses” means all accrued fees, costs and expenses of Buyer incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein to be performed or complied with at or before Closing, and the consummation of the Transactions, including the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of Buyer, whether paid or unpaid prior to the Closing.

“Buyer Warrant” means a warrant entitling the holder to purchase one share of Buyer Class A Common Stock per warrant.

“Cash and Cash Equivalents” means, for any Person, all cash and cash equivalents (including marketable securities, checks and bank deposits, but excluding all amounts payable or held for payment to the gift card customers of the Acquired Companies), in each case (including the components thereof) calculated consistent with Schedule 1.01(b) attached hereto.

“Certificate” has the meaning specified in Section 3.08(c).

“Closing” has the meaning specified in Section 4.01.

“Closing Cash and Cash Equivalents” means Cash and Cash Equivalents of the Company as of 12:01 a.m. Eastern Time on the Closing Date.

“Closing Cash Cap” means an amount equal to the Aggregate Cash Cap, minus the sum of (a) any dividend paid by the Company after the date hereof and prior to the Closing, plus (b) any amounts reasonably expected to be paid under Section 10.04(f), as determined by Holdings in good faith, plus (c) any amounts reasonably expected to be paid under the Tax Receivable Agreement, as determined by Holdings in good faith.

“Closing Cash Consideration” means an amount equal to the lesser of (a) the result equal to (i) the amount of Distributable Cash to the extent not used for a Permitted Use by the Company prior to the Closing, plus (ii) the

Available Closing Buyer Cash, minus (iii) the Buyer Transaction Expenses (provided that for purposes of this calculation the Buyer Transaction Expenses shall not exceed $25,000,000 in the aggregate), minus (iv) the Company Transaction Expenses, minus (v) the amount (if any) that is the greater of (A) the amount by which Closing Cash and Cash Equivalents is less than $50,000,000 and (B) the amount by which the Closing Net Indebtedness of the Company exceeds $144,000,000, minus (vi) the Remaining Termination Payments and (b) the Closing Cash Cap; provided, that if such Closing Cash Consideration would result in (i) 5,001,125 minus (ii) the number of shares of Buyer Class A Common Stock constituting the Closing Class B Share Consideration, being a number greater than zero (such number, the “Base Number”), then the Closing Cash Consideration shall be reduced by the product of (A) the Base Number, multiplied by (B) $10.15.

“Closing Cash Percentage” means the percentage determined by dividing the Closing Cash Consideration (determined without regard to any reduction in such amount arising as a result of the proviso to the definition thereof) by the Closing Merger Consideration.

“Closing Class A-2 Cash Consideration” means an amount equal to the Closing A-2 Merger Consideration multiplied by Closing Cash Percentage.

“Closing Class A-2 Merger Consideration” means the Topps Management Base Allocable Percentage multiplied by the Closing Merger Consideration.

“Closing Class A-2 Share Consideration” means a number of shares (rounded down in the aggregate to the nearest whole share) of Buyer Class A Common Stock determined by dividing (i) the Closing Class A-2 Merger Consideration minus the Closing Class A-2 Cash Consideration by (ii) the Per Share Price.

“Closing Class B Cash Consideration” means an amount equal to (i) the Closing Cash Consideration minus (ii) the Closing Class A-2 Cash Consideration.

“Closing Class B Merger Consideration” means the Remaining Base Allocable Percentage multiplied by the Closing Merger Consideration.

“Closing Class B Share Consideration” means a number of shares (rounded down in the aggregate to the nearest whole share) of Buyer Class A Common Stock determined by dividing (i) an amount equal to (a) the Closing Class B Merger Consideration, minus the Closing Class B Cash Consideration by (ii) the Per Share Price. For the avoidance of doubt, in no event shall the Closing Class B Share Consideration be less than 5,001,125 shares of Buyer Class A Common Stock.

“Closing Class E Consideration” means a number of shares (rounded down in the aggregate to the nearest whole share) of Buyer Class E Common Stock equal to the quotient of (i) the Tornante Closing Merger Consideration, divided by (ii) the Per Share Price.

“Closing Date” has the meaning specified in Section 4.01.

“Closing Merger Consideration” means (a) the Purchase Enterprise Value, minus (b) the Closing Net Indebtedness, minus (c) the sum of the Buyer Transaction Expenses and the Company Transaction Expenses (in the case of this clause (c), up to a maximum aggregate amount of $50,000,000; provided that for purposes of this calculation the amount of the Buyer Transaction Expenses shall not exceed $25,000,000 in the aggregate), minus (d) the Remaining Termination Payments. For the avoidance of doubt, the Closing Merger Consideration does not include the Earnout Consideration.

“Closing Net Indebtedness” means, as of 12:01 a.m. Eastern Time on the Closing Date, an amount equal to (i) the indebtedness of the Acquired Companies for borrowed money (including any such indebtedness for borrowed money outstanding as of such time as part of any Permitted Debt Financing), minus (ii) the Cash and

Cash Equivalents of the Acquired Companies after giving effect to any use of Distributable Cash in accordance with the Permitted Uses prior to such time, in each case (including the component parts thereof) calculated consistent with Schedule 1.01(b) attached hereto.

“Closing Stock Amount” means an amount equal to the Closing Merger Consideration minus the Closing Cash Consideration.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the preamble hereto.

“Company Class A-1 Common Stock” means the Class A-1 common stock, par value $0.01 per share, of the Company.

“Company Class A-2 Common Stock” means the Class A-2 common stock, par value $0.01 per share, of the Company.

“Company Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Company Closing Statement” has the meaning specified in Section 4.04.

“Company Common Stock” means the Company Class A-1 Common Stock, Company Class A-2 Common Stock and the Company Class B Common Stock.

“Company Cure Period” has the meaning specified in Section 12.01(c).

“Company Employee” means any current or former employee, officer, director or individual consultant of the Company or its Subsidiaries.

“Company Intellectual Property” has the meaning specified in Section 6.10(a).

“Company Plans” has the meaning specified in Section 6.14(a).

“Company Products” has the meaning specified in Section 6.10(b).

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in ARTICLE VI of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Company Representations are solely made by the Company.

“Company Stockholder Approval” has the meaning specified in the Recitals hereto.

“Company Trade Secrets” has the meaning specified in Section 6.10(d).

“Company Transaction Expenses” means all accrued fees, costs and expenses of Holdings and the Acquired Companies incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein to be performed or complied with at or before Closing, and the consummation of the Transactions, whether paid or unpaid prior to the Closing, including the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of Holdings and the Acquired Companies.

“Confidentiality Agreement” has the meaning specified in Section 13.09.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases and purchase orders and all amendments, modifications and supplements thereto.

“Counsel” has the meaning specified in Section 13.17.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“Credit Facility” means that certain Credit Agreement dated as of October 2, 2013, among The Topps Company, Inc., Topps Intermediate Holdco, Inc., the several banks and other financial institutions or entities party thereto from time to time as lenders, Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank Securities Inc. and BMO Capital Markets, as Joint Lead Arrangers and Bookrunners, and BMO Capital Markets, as Documentation Agent, as amended by the First Amendment to Credit Agreement, dated as of August 25, 2016 the Second Amendment to Credit Agreement, dated as of September 30, 2019, the Third Amendment to Credit Agreement, dated as of October 18, 2019, the Fourth Amendment to Credit Agreement, dated as of October 23, 2020, and the Fifth Amendment to Credit Agreement, dated as of March 24, 2021, and as may be further amended, restated, amended and restated, supplemented or otherwise modified, extended or refinanced in connection with a Permitted Debt Financing.

“D&O Tail” has the meaning specified in Section 9.02(b).

“DGCL” has the meaning specified in the Recitals hereto.

“Distributable Cash” means an amount of cash of the Acquired Companies equal to the lesser of (a) the amount of Closing Cash and Cash Equivalents of the Acquired Companies as of 12:01 a.m. Eastern Time on the Closing Date in excess of $50,000,000 and (b) the amount by which the Closing Net Indebtedness of the Acquired Companies is less than $144,000,000.

“DLLCA” has the meaning specified in the Recitals hereto.

“Earnout Allocable Percentage” means, with respect to each Holder, the percentage to be set forth across from such Holder’s name on the Allocation Schedule under the heading “Earnout Allocable Percentage,” which percentage shall be determined based on the portion of a distribution to which such Holder is entitled under Section 3.1(a)(xi) of the Holdings LLC Agreement.

“Earnout Consideration” means 7,684,730 Holder Earnout Shares, consisting of 3,842,365 shares of Buyer Series B-1 Common Stock and 3,842,365 shares of Buyer Series B-2 Common Stock.

“Earnout Notice” has the meaning specified in Section 9.02(b)(ii)

“Earnout Restrictions” has the meaning specified in Section 9.02(b)(iv)

“Earnout Termination Date” has the meaning specified in Section 9.02(b)

“Enforceability Exceptions” has the meaning specified in Section 5.02(a)

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment, natural resources or human health and safety (as it relates to exposure to Hazardous Materials), each as in effect on or prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.08(a).

“Exchange Fund” has the meaning specified in Section 3.08(b).

“Excluded Share” has the meaning specified in Section 3.02(e).

“Existing Buyer Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Buyer, filed with the Secretary of State of the State of Delaware on December 7, 2020, as amended and in effect on the date hereof.

“Export Approvals” has the meaning specified in Section 6.20.

“Extended Termination Date” has the meaning specified in Section 12.01(c).

“FDA” has the meaning specified in Section 6.19(c)(ii).

“Financial Statements” has the meaning specified in Section 6.05(a).

“First Certificate of Merger” has the meaning specified in Section 2.02.

“First Effective Time” has the meaning specified in Section 2.02.

“First Merger” has the meaning specified in the Recitals hereto.

“First Merger Sub” has the meaning specified in the Preamble hereto.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Government Closure” has the meaning specified in Section 8.03(a).

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” or words of similar meaning and regulatory effect under applicable Environmental Laws including asbestos, polychlorinated biphenyls, radon, urea formaldehyde, per- and polyfluoroalkyl substances, petroleum, petroleum hydrocarbons, petroleum products or petroleum by-products.

“Holder” means an equityholder of Holdings as of the date hereof. As of immediately prior to the Closing, the Holders shall directly hold all of the outstanding shares of Company Class A-1 Common Stock, Company Class A-2 Common Stock and Company Class B Common Stock, as applicable.

“Holder Earnout Shares” means shares of Buyer Class B Common Stock issued as Holder Earnout Shares pursuant to Section 3.06.

“Holdings” has the meaning specified in the Preamble hereto.

“Holdings Liquidation” has the meaning specified in Section 3.05.

“Holdings Liquidation Date” has the meaning specified in Section 3.05.

“Holdings LLC Agreement” means that certain Second Amended and Restated Operating Agreement of Holdings, dated as of July 22, 2009, as amended, modified, supplemented or waived from time to time.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICE” has the meaning specified in Section 6.21(d).

“Incentive Equity Plan” has the meaning specified in Section 9.10.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (i) all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money, (ii) indebtedness evidenced by any note, bond, debenture or other debt security of such Person, (iii) obligations for the deferred purchase price of property or other services (other than trade payables incurred in the ordinary course of business), (iv) all obligations as lessee that are required to be capitalized in accordance with GAAP, (v) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, to the extent drawn or claimed against, (vi) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, (vii) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (viii) all obligations of the type referred to in clauses (i) - (vii) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person.

“Indemnitee Affiliate” has the meaning specified in Section 9.02(c).

“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Regulatory Consent Authority or any subpoena, interrogatory or deposition.

“Insurance Policies” has the meaning specified in Section 6.15.

“Intellectual Property” means all intellectual property rights (including with respect to technology) created, arising, or protected under applicable Law (or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world), including all: (i) patents and patent applications, including all continuations, divisionals, continuations-in-part, provisionals and patents issuing on any of the foregoing (collectively, “Patents”), (ii) trademarks, service marks, trade names, brand names, logos, corporate names, trade styles and other source of business identifiers, together with all of the goodwill associated with any of the foregoing, and all registrations, applications for registration, renewals and extensions of any of the foregoing (collectively, “Trademarks”), (iii) copyrights and rights in works of authorship, compilations, data, database and design rights, whether or not registered or published, and all registrations, applications for registration, renewal, extensions and reversions of any of the foregoing, (iv) internet domain names and social media accounts, (v) trade secrets rights and rights in confidential information and other non-public or proprietary information (whether or not patentable), including ideas, formulas, recipes, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how, customer lists and information (collectively, “Trade Secrets”), and (vi) intellectual property rights arising from or related to software or technology, and (vii) moral rights, rights of attribution, rights of privacy and publicity.

“Intended Income Tax Treatment” has the meaning specified in Section 10.04(b).

“Interim Period” has the meaning specified in Section 8.01.

“Investor Rights Agreement” has the meaning set forth in the Recitals hereto.

“IT Systems” means all information technology, computer systems, networks, servers, hardware, technology, software, databases, websites, and computer equipment owned, purported to be owned, leased or licensed by any of the Acquired Companies.

“JOBS Act” has the meaning specified in Section 9.11.

“Law” means any statute, law, ordinance, rule, regulation, Governmental Order, or other legal requirement (including common law) in each case, of any Governmental Authority.

“Lease” has the meaning specified in Section 6.07(c).

“Leased Real Property” has the meaning specified in Section 6.07(c).

“Licensed Intellectual Property” means any Intellectual Property used, held for use or practiced by an Acquired Company (other than Owned Intellectual Property).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“Material Adverse Effect” means, with respect to the Company, any change, event, state of facts, development, circumstance, occurrence or effect that (i) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Acquired Companies, taken as a whole, or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on the business, assets, results of operations or condition (financial or otherwise) of the Acquired Companies, taken as a whole with respect to clause (i) above: (a) any change in applicable Laws or GAAP or any interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Mergers or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 6.03 and, to the extent related thereto, the condition in Section 11.02(a)), (d) any change generally affecting any of the industries or markets in which the Company or its Subsidiaries operate or the economy as a whole, (e) the taking of any action expressly required by this Agreement or with the prior written consent of Buyer (provided that the exceptions in this clause (e) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 6.03 and, to the extent related thereto, the condition in Section 11.02(a)), (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (h) any failure of the Acquired Companies, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect) and (i) COVID-19 or COVID-19 Measures; provided that, in the case of clauses (a), (b), (d), (f), (g) and (i), such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on the Acquired Companies, taken as a whole, as compared to other industry participants.

“MDP” means Madison Dearborn Partners, LLC and the investment funds it advises.

“Mergers” has the meaning specified in the Recitals hereto.

“Mudrick Backstop Amount” has the meaning set forth in the Recitals hereto.

“Multiemployer Plan” means any “multiemployer plan” subject to ERISA that is described in Section 3(37) of ERISA.

“NASDAQ” means the Nasdaq Capital Markets LLC.

“Organizational Documents” of a Person means its articles of incorporation, certificate of incorporation, articles of organization, articles of association, memorandum of association, certificate of formation, by-laws, limited liability company agreement and/or other organizational documents, as applicable.

“Overpayment Credit” means any overpayment of Taxes from a Pre-Closing Tax Period or any prepayment of Taxes in a Pre-Closing Tax Period applied to reduce Taxes in a tax period (or the portion of a Straddle Period) beginning after the Closing Date.

“Owned Intellectual Property” means any Intellectual Property that is owned or purported to be owned by an Acquired Company, including all Scheduled Intellectual Property.

“Owned Real Property” means all real property owned by the Company or its Subsidiaries.

“Party” has the meaning specified in the Preamble hereto.

“Patents” has the meaning specified in the definition of Intellectual Property.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Price” means $10.15, as the same may be adjusted in accordance with Section 1.04 hereof.

“Permits” means any approvals, authorizations, registrations, consents, licenses, permits or certificates of a Governmental Authority.

“Permitted Debt Financing” has the meaning specified in Section 8.08.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions and only to the extent appropriate reserves have been established in accordance with GAAP, if required (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions, in each case, for which appropriate reserves have been established in accordance with GAAP, (iv) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (A) are matters of record, (B) would be disclosed by a current, accurate survey or physical inspection of such real property, or (C) do not materially interfere with the present uses of such real property, (v) Liens that (A) were not incurred in connection with indebtedness for borrowed money and (B) the impact of which are not material to any of the Acquired Companies, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (vii) Liens securing any Indebtedness of the Acquired Companies as of the date of this Agreement (including pursuant to the Credit Facility) and in connection with any Permitted Debt Financing and (viii) Liens described on Schedule 1.01(a).

“Permitted Uses” has the meaning on Schedule 8.01.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law, or by any of the Acquired Companies in any of their privacy policies, notices or contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person.

“Personnel IP Contracts” has the meaning specified in Section 6.10(d).

“PIPE Financing Amount” has the meaning specified in the Recitals hereto.

“PIPE Investment” has the meaning specified in the Recitals hereto.

“PIPE Investor” means an investor party to a PIPE Subscription Agreement.

“PIPE Subscription Agreement” has the meaning specified in the Recitals hereto.

“Plans” means any “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and other employment, individual consulting, stock purchase, stock option, equity or equity-based awards, severance, retention, change in control, fringe benefit, bonus, incentive, commission, health and welfare, retirement, supplemental retirement, nonqualified deferred compensation, employee loan, retiree medical, life insurance, tuition reimbursement, employee assistance, pension and all other employee benefit plans, programs, policies, arrangements, or agreements (in each case, other than any Multiemployer Plan or governmental or statutory benefit or compensation plans and plans, programs, policies or agreements required to be maintained by applicable Law or are maintained by any Governmental Authority).

“Pre-Closing Recapitalization” has the meaning specified in Section 3.04.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, for any Straddle Period, the portion through the end of the Closing Date.

“Privacy Laws” means any and all applicable Laws and self-regulatory guidelines to which any of the Acquired Companies is bound (including of any applicable foreign jurisdiction), relating to the receipt, collection, compilation, use, storage processing, sharing, safeguarding, or security (technical, physical or administrative), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including, but not limited to, as applicable, the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), Payment Card Industry Data Security Standard (PCI-DSS), EU General Data Protection Regulation (GDPR), Telephone Consumer Protection Act (TCPA), and the Children’s Online Privacy Protection Act (COPPA), and any and all applicable Laws relating to breach notification or marketing in connection with Personal Information, and any applicable Laws relating to the use of biometric identifiers.

“Privileged Communications” has the meaning specified in Section 13.17.

“Proxy Clearance Date” has the meaning specified in Section 10.02(a)(i).

“Proxy Statement” has the meaning specified in Section 10.02(a)(i).

“Publicly Available Software” means each of: (a) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, “copyleft,” open source software (e.g. Linux), or similar licensing and distribution models; and (b) any software that requires as a condition of use, modification, or distribution of such software that such software or other software or technology incorporated into, derived from, or distributed with such software: (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; or (iii) be redistributable at no or minimal charge. Publicly Available Software includes software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (A) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g. PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and the Apache Server License.

“Purchase Enterprise Value” means $1,227,000,000.

“Refund Consideration” has the meaning specified in Section 10.04(e).

“Registration Rights Agreement” has the meaning specified in the Recitals.

“Regulatory Consent Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.

“Remaining Base Allocable Percentage” means 100% minus the Tornante Base Allocable Percentage minus the Topps Management Base Allocable Percentage.

“Remaining Earnout Allocable Percentage” means 100% minus the Tornante Earnout Allocable Percentage minus the Topps Management Earnout Allocable Percentage.

“Remaining Termination Payments” has the meaning given to such term in Section 8.09.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Sale Transaction” has the meaning specified in Section 3.06(c)(i)(2).

“Sanctions Laws” means (a) the economic sanctions Laws, rules, regulations and executive orders of the United States, including the International Emergency Economic Powers Act (50 U.S.C. §§1701 et seq.), the Trading with the Enemy Act (50 App. U.S.C. §§1 et seq.), and any economic sanctions administered by OFAC; and (b) any other applicable economic sanctions Laws, rules or regulations of a Governmental Authority with applicable jurisdiction over the Company or its Subsidiaries.

“Scheduled Intellectual Property” has the meaning specified in Section 6.10(a).

“Schedules” means (i) in the case of the Company, the disclosure schedules of the Company and Holdings and (ii) in the case of Buyer, the disclosure schedules of the Buyer Parties.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning specified in Section 7.08(a).

“Second Certificate of Merger” has the meaning specified in Section 2.02.

“Second Effective Time” has the meaning specified in Section 2.02.

“Second Merger” has the meaning specified in the Recitals hereto.

“Second Merger Sub” has the meaning specified in the Preamble hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Seller Group” has the meaning specified in Section 13.17.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Special Meeting” has the meaning specified in Section 10.02(b).

“Specified Representations” means (a) in the case of the Company, the representations and warranties contained in Section 6.01 (Organization and Corporate Power); Section 6.02 (Subsidiaries); Section 6.03(a) (Authorization); Section 6.04 (Capitalization); and Section 6.18 (Brokerage); and (b) in the case of Buyer, the representations and warranties contained in Section 7.01 (Corporate Organization); Section 7.02 (Due Authorization); Section 7.07 (Brokers’ Fees); Section 7.11 (Capitalization).

“Sponsor” means Mudrick Capital Acquisition Holdings II LLC, a Delaware limited liability company.

“Sponsor Support Agreement” has the meaning set forth in the Recitals hereto.

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surrender Documentation” has the meaning specified in Section 3.08(c).

“Surviving Corporation” has the meaning specified in the Recitals hereto.

“Surviving Entity” has the meaning specified in the Recitals hereto.

“Surviving Provisions” has the meaning specified in Section 12.02.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge of any kind whatsoever in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement to be entered into by Buyer, the Company, Holdings, and the Holders on the Closing Date substantially in the form attached hereto as Exhibit F.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

“Terminating Buyer Breach” has the meaning specified in Section 12.01(d).

“Terminating Company Breach” has the meaning specified in Section 12.01(c).

“Termination Date” has the meaning specified in Section 12.01(c).

“Topps Company” means The Topps Company, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company.

“Topps Management Base Allocable Percentage” means the Base Allocable Percentage for Topps Management, LLC (prior to giving effect to any distribution to its members) as determined in accordance with the Allocation Schedule.

“Topps Management Earnout Allocable Percentage” means the Earnout Allocable Percentage for Topps Management, LLC (prior to giving effect to any distribution to its members) as determined in accordance with the Allocation Schedule.

“Tornante” means Tornante Topps LLC.

“Tornante Base Allocable Percentage” means the Base Allocable Percentage for Tornante as determined in accordance with the Allocation Schedule.

“Tornante Closing Merger Consideration” means product of (i) the Closing Merger Consideration multiplied by (ii) the Tornante Base Allocable Percentage.

“Tornante Earnout Allocable Percentage” means the Earnout Allocable Percentage for Tornante as determined in accordance with the Allocation Schedule.

“Trade Secrets” has the meaning specified in the definition of Intellectual Property.

“Trademarks” has the meaning specified in the definition of Intellectual Property.

“Transaction Agreements” shall mean this Agreement, the Investor Rights Agreement, the Registration Rights Agreement, the Sponsor Support Agreement, the PIPE Subscription Agreements, the Buyer Charter, the Buyer Bylaws, the Tax Receivable Agreement, and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers and the Pre-Closing Recapitalization; provided, that notwithstanding anything to the contrary herein, none of the Buyer Parties, the board of directors of any Buyer Party, nor the officers of any Buyer Party shall be deemed to be making any representation or warranty with respect to, or shall be deemed to have approved, the Pre-Closing Recapitalization or the Holdings Liquidation; provided, further, without limiting any rights of Holdings and the Company hereunder with respect thereto, that the boards of directors of Buyer Parties have neither reviewed nor approved any agreements, resolutions or other documents related to the Pre-Closing Reorganization or the Holdings Liquidation.

“Treasury Regulations” means the regulations promulgated under the Code.

“Triggering Event” has the meaning specified in Section 3.06(c).

“Trust Account” has the meaning specified in Section 7.06(a).

“Trust Agreement” has the meaning specified in Section 7.06(a).

“Trustee” has the meaning specified in Section 7.06(a).

“Unaudited Financial Statements” has the meaning specified in Section 6.05(a).

“Volume Weighted Average Share Price” means the volume-weighted average price of a share of Buyer Class A Common Stock as displayed on the Buyer’s page on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day.

“Waived 280G Benefits” has the meaning specified in Section 8.06.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar laws.

“Warrant Agreement” means that certain Warrant Agreement, dated as of December 7, 2020, between Buyer and Continental Stock Transfer & Trust Company, a New York corporation.

Section 1.02. Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively,

(iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s and its Subsidiaries’ business, consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19).

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 8:00 p.m. Eastern Time on the day that is one (1) day prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such Party or its legal counsel via electronic mail.

Section 1.03. Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge, following reasonable inquiry of their respective direct reports, of, in the case of the Company, Mike Brandstaedter, John Mueller, Jason Thaler, Dan Carus and, in the case of the Buyer Parties, Jason Mudrick and David Kirsch.

Section 1.04. Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock (other than in connection with the Pre-Closing Recapitalization) or shares of Buyer Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Stock or shares of Buyer Common Stock, as applicable, will be appropriately adjusted to provide to the holders of Company Common Stock or the holders of Buyer Common Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not be construed to permit Buyer, the Company, First Merger Sub or Second Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

ARTICLE II

THE MERGERS

Section 2.01. The Mergers.

(a) At the First Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL, First Merger Sub and the Company shall consummate the First Merger, pursuant to which First Merger Sub shall be merged with and into the Company, following which the separate corporate existence of First Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the First Merger and as a direct, wholly owned subsidiary of Buyer (provided that references to the Company for periods after the First Effective Time until the Second Effective Time shall include the Surviving Corporation).

(b) At the Second Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL and the DLLCA, the Surviving Corporation shall be merged with and into Second Merger Sub, following which the separate corporate existence of the Surviving Corporation shall cease and Second Merger Sub shall continue as the Surviving Entity after the Second Merger and as a direct, wholly owned subsidiary of Buyer (provided that references to the Company or the Surviving Corporation for periods after the Second Effective Time shall include the Surviving Entity).

Section 2.02. Effective Times. On the terms and subject to the conditions set forth herein, on the Closing Date, the Company and First Merger Sub shall cause the First Merger to be consummated by filing the certificate of merger in substantially the form of Exhibit G attached hereto (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Buyer and specified in the First Certificate of Merger, being the “First Effective Time”). As soon as practicable following the First Effective Time and in any case on the same day as the First Effective Time, the Surviving Corporation and Second Merger Sub shall cause the Second Merger to be consummated by filing the certificate of merger in substantially the form of Exhibit H attached hereto (the “Second Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL and DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Buyer and specified in the Second Certificate of Merger, being the “Second Effective Time”).

Section 2.03. Effect of the Mergers.

(a) At the First Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of First Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of First Merger Sub and the Company set forth in this Agreement to be performed after the First Effective Time.

(b) At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Second Merger Sub and the Surviving Corporation shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Surviving Entity and the Surviving Corporation set forth in this Agreement to be performed after the Second Effective Time.

Section 2.04. Governing Documents. Subject to Section 9.02, at the First Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and bylaws of First Merger Sub as in effect immediately prior to the First Effective Time, except that the name of the Surviving Corporation shall be “Topps Intermediate Holdco, Inc.” Subject to Section 9.02, at the Second Effective Time, the certificate of formation and operating agreement of Second Merger Sub shall be the certificate of formation and operating agreement of the Surviving Entity until thereafter amended in accordance with its terms and as provided by applicable Law, except that the name of the Surviving Entity shall be “Topps Intermediate Holdco LLC.”

Section 2.05. Directors/Managers and Officers of the Surviving Corporation and the Surviving Entity. Immediately after the First Effective Time, the board of directors and officers of the Surviving Corporation shall be the board of directors and officers of First Merger Sub immediately prior to the First Effective Time. Immediately after the Second Effective Time, the board of managers and officers of the Surviving Entity shall be the board of managers and officers as set forth in the amended and restated operating agreement of the Surviving Entity.

Section 2.06. Further Assurances. If, at any time after the First Effective Time or the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the First Merger and the Surviving Entity following the Second Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, First Merger Sub and Second Merger Sub, the applicable directors, officers, members and managers of the Company, First Merger Sub and Second Merger Sub (or their designees) are fully authorized in the name of their respective corporations/companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

MERGER CONSIDERATION; CONVERSION OF SECURITIES

Section 3.01. Merger Consideration. The total consideration to be paid to the Holders in respect of the First Merger shall equal (a) the Closing Merger Consideration, plus (b) the Earnout Consideration plus (c) the rights under the Tax Receivable Agreement, plus (d) the right to receive the Refund Consideration. The Closing Merger Consideration, in the form of the Closing Cash Consideration and the Closing Stock Amount, and the Earnout Consideration (subject to the vesting terms set forth herein) shall be paid to the Holders at the Closing in accordance with the Allocation Schedule and the terms herein.

Section 3.02. Effect of First Merger on Company Common Stock. On the terms and subject to the conditions set forth herein, at the First Effective Time, by virtue of the First Merger and without any further action on the part of any Party or the holders of any securities of Buyer, the following shall occur:

(a) (i) each share of Company Class A-1 Common Stock issued and outstanding as of immediately prior to the First Effective Time (other than Excluded Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive (A) a number of shares of Buyer Class E Common Stock equal to the quotient of the Closing Class E Consideration, divided by the number of shares of Company Class A-1 Common Stock issued and outstanding as of immediately prior to the First Effective Time, (B) a number of shares of each of Buyer Series B-1 Common Stock and Buyer Series B-2 Common Stock equal to the quotient of (x) the product of (1) the Tornante Earnout Allocable Percentage multiplied by (2) 3,842,365, divided by (y) the number of shares of Company Class A-1 Common Stock issued and outstanding as of immediately prior to the First Effective Time, (C) the right to receive a pro rata portion of proceeds that may become payable to the Holders under the Tax Receivable Agreement equal to the quotient of (x) the product of (1) the Tornante Earnout Allocable Percentage, multiplied by (2) the applicable proceeds that become payable thereunder (if any), divided by (y) the number of shares of Company Class A-1 Common Stock outstanding as of immediately prior to the

First Effective Time and (D) the right to receive a pro rata portion of the Refund Consideration equal to the quotient of (x) the product of (1) the Tornante Earnout Allocable Percentage, multiplied by (2) the amount of the Refund Consideration (if any), divided by (y) the number of shares of Company Class A-1 Common Stock outstanding as of immediately prior to the First Effective Time;

(ii) each share of Company Class A-2 Common Stock issued and outstanding as of immediately prior to the First Effective Time (other than Excluded Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive (A) a number of shares of Buyer Class A Common Stock equal to the quotient of the Closing Class A-2 Share Consideration, divided by the number of shares of Company Class A-2 Common Stock issued and outstanding as of immediately prior to the First Effective Time, (B) an amount of cash equal to the quotient of the Closing Class A-2 Cash Consideration, divided by the number of shares of Company Class A-2 Common Stock issued and outstanding as of immediately prior to the First Effective Time, (C) a number of shares of each of Buyer Series B-1 Common Stock and Buyer Series B-2 Common Stock equal to the quotient of (x) the product of (1) the Topps Management Earnout Allocable Percentage, multiplied by (2) 3,842,365, divided by (y) the number of shares of Company Class A-2 Common Stock issued and outstanding as of immediately prior to the First Effective Time, (D) the right to receive a pro rata portion of proceeds that may become payable to the Holders under the Tax Receivable Agreement equal to the quotient of (x) the product of (1) the Topps Management Earnout Allocable Percentage, multiplied by (2) the applicable proceeds that become payable thereunder (if any) divided by (y) the number of shares of Company Class A-2 Common Stock outstanding as of immediately prior to the First Effective Time and (E) the right to receive a pro rata portion of the Refund Consideration equal to the quotient of (x) the product of (1) the Topps Management Earnout Allocable Percentage, multiplied by (2) the amount of the Refund Consideration (if any), divided by (y) the number of shares of Company Class A-2 Common Stock outstanding as of immediately prior to the First Effective Time;

(iii) each share of Company Class B Common Stock issued and outstanding immediately prior to the First Effective Time (other than Excluded Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive (A) a number of shares of Buyer Class A Common Stock equal to the quotient of the Closing Class B Share Consideration, divided by the number of shares of Company Class B Common Stock issued and outstanding as of immediately prior to the First Effective Time, (B) an amount of cash equal to the quotient of the Closing Class B Cash Consideration, divided by the number of shares of Company Class B Common Stock issued and outstanding as of immediately prior to the First Effective Time, (C) a number of shares of each of Buyer Series B-1 Common Stock and Buyer Series B-2 Common Stock equal to the quotient of (x) the product of (1) the Remaining Earnout Allocable Percentage multiplied, by (2) 3,842,365, divided by (y) the number of shares of Company Class B Common Stock issued and outstanding as of immediately prior to the First Effective Time, (D) the right to receive a pro rata portion of proceeds that may become payable to the Holders under the Tax Receivable Agreement equal to the quotient of (x) the product of (1) the Remaining Earnout Allocable Percentage, multiplied by (2) the applicable proceeds that become payable thereunder (if any), divided by (y) the number of shares of Company Class B Common Stock outstanding as of immediately prior to the First Effective Time and (E) the right to receive a pro rata portion of the Refund Consideration equal to the quotient of (x) the product of (1) the Remaining Earnout Allocable Percentage, multiplied by (2) the amount of the Refund Consideration (if any), divided by (y) the number of shares of Company Class B Common Stock outstanding as of immediately prior to the First Effective Time.

(b) Any payment of Buyer Class A Common Stock to a Holder pursuant to Section 3.02(a) shall be expressly conditioned upon such Holder providing written evidence reasonably satisfactory to Buyer that such Holder is an Accredited Investor (including by delivery of an Accredited Investor Questionnaire in the form attached hereto as Exhibit I (each, an “Accredited Investor Questionnaire”) completed in a manner reasonably satisfactory to Buyer).

(c) From and after the First Effective Time, Holdings and the Holders shall cease to have any other rights in and to the Company, the Surviving Corporation or the Surviving Entity, and each Certificate relating to the ownership of shares of Company Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the applicable portion of the consideration set forth in Section 3.02(a). At the First Effective Time, the stock transfer books of the Company shall be closed, and no transfer of the Company Common Stock shall be made thereafter.

(d) Each issued and outstanding share of common stock of First Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the First Effective Time, all certificates representing the common stock of First Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(e) Each share of Company Common Stock held in the Company’s treasury or owned by Buyer, First Merger Sub, Second Merger Sub or the Company immediately prior to the First Effective Time (each, an “Excluded Share”) shall be cancelled and no consideration shall be paid or payable with respect thereto.

(f) Notwithstanding anything to the contrary herein, no fraction of a share of Buyer Common Stock will be issued by virtue of the First Merger, and each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock of the same class and series that otherwise would be received by such holder of Company Common Stock) shall not receive from Buyer any shares of Buyer Common Stock or other consideration in lieu of such fractional share.

Section 3.03. Effect of Second Merger. On the terms and subject to the conditions set forth herein, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party or the holders of any securities of Buyer or the Surviving Corporation: (a) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor; and (b) the limited liability company interests of Second Merger Sub outstanding immediately prior to the Second Effective Time shall be converted into and become the limited liability company interests of the Surviving Entity, which shall constitute one hundred percent (100%) of the outstanding equity of the Surviving Entity. From and after the Second Effective Time, the limited liability company interests of the Second Merger Sub shall be deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence.

Section 3.04. Pre-Closing Recapitalization. Prior to the First Effective Time, without breach of any representation, warranty, covenant or agreement of Holdings or the Company under any Transaction Agreement and notwithstanding anything to the contrary contained herein, the Company will undergo a recapitalization duly authorized in accordance with its Organizational Documents, whereby (i) the aggregate number of authorized shares of Company Common Stock will be increased, (ii) the authorized shares of Company Common Stock will consist of shares of Company Class A-1 Common Stock, Company Class A-2 Common Stock, and Company Class B Common Stock, and (iii) each existing share of Company Common Stock as of immediately prior to such recapitalization will be exchanged (which may be by merger of a newly formed wholly owned subsidiary with and into the Company) for such new shares of Company Class A-1 Common Stock, Company Class A-2 Common Stock and Company Class B Common Stock (the “Pre-Closing Recapitalization”). The Company shall consider in good faith any comments to the definitive documentation with respect to the Pre-Closing Recapitalization provided by Buyer, which comments Buyer shall deliver to the Company promptly (and in any event within ten (10) Business Days) after receipt of drafts thereof, and the Company shall revise such definitive documentation to incorporate any changes the Parties determine are necessary or appropriate given such comments.

Section 3.05. Holdings Liquidation and Distribution. At any time prior to the Closing Date, without breach of any representation, warranty, covenant or agreement of Holdings or the Company under any Transaction

Agreement and notwithstanding anything to the contrary contained herein, Holdings shall be permitted to adopt a plan of liquidation and dissolution and distribution agreement and to effect the complete liquidation and dissolution of Holdings in accordance with the Delaware Limited Liability Company Act (the “Holdings Liquidation” and the date of such Holdings Liquidation being the “Holdings Liquidation Date”). The Holdings Liquidation shall occur immediately following the consummation of the Pre-Closing Recapitalization and in any event prior to the Closing. The Parties acknowledge and agree that the Holdings Liquidation shall result in the distribution of Company Class A-1 Common Stock, Company Class A-2 Common Stock and Company Class B Common Stock to the members of Holdings as of immediately prior to the effectiveness of the Holdings Liquidation. Holdings shall consider in good faith any comments to the definitive documentation with respect to the Holdings Liquidation provided by Buyer, which comments Buyer shall deliver to Holdings promptly (and in any event within ten (10) Business Days) after receipt of drafts thereof, and Holdings shall revise such definitive documentation to incorporate any changes the Parties determine are necessary or appropriate given such comments.

Section 3.06. Earnout.

(a) Holder Earnout Shares. When issued in accordance with the terms herein, the Holder Earnout Shares will be subject to (i) restrictions on transfer, as more fully described in Section 3.06(b)(iv), the Buyer Charter and the Investor Rights Agreement, as applicable, and (ii) forfeiture in the event such Holder Earnout Shares are not earned in accordance with Section 3.06(c) on or prior to the third (3rd) anniversary of the Closing Date (the “Earnout Termination Date”).

(b) Procedures Applicable to the Holder Earnout Shares.

(i) At the Closing, the Buyer shall place the restrictive legends, in substantially the form set forth in Section 3.06(b)(i)(A), on the certificates or book entries representing the Holder Earnout Share:

(A) “THESE SECURITIES ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER, DATED APRIL 6, 2021 (THE “MERGER AGREEMENT”), BY AND AMONG TOPPS INTERMEDIATE HOLDCO, INC., MUDRICK CAPITAL ACQUISITION CORPORATION II, TITAN MERGER SUB I, INC., TITAN MERGER SUB II, LLC AND TORNANTE-MDP JOE HOLDING LLC, AS THE SAME MAY BE AMENDED, RESTATED OR AMENDED & RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS CONTAINED IN THE MERGER AGREEMENT HAVE BEEN FULFILLED.”

(ii) As soon as practicable after Buyer becomes aware of the occurrence of a Triggering Event (including as a result of the receipt of written notice of a Triggering Event from MDP or Tornante), Buyer shall prepare and deliver, or cause to be prepared and delivered, in consultation with MDP and Tornante, a mutually agreeable written notice to the Holders (each, an “Earnout Notice”), which Earnout Notice shall set forth in reasonable detail the Triggering Event giving rise to the Holder Earnout Shares becoming earned, and the number of Holder Earnout Shares that have been so earned.

(iii) Promptly following the later of (x) the date of delivery of an Earnout Notice and (y) the date on which the Lock Up Period (as defined in the Buyer Charter or the Investor Rights Agreement, as applicable) expires with respect to the applicable Holder Earnout Shares, the Buyer shall cause the legend set forth in Section 3.06(b)(i)(A) to be removed from certificates or book entries representing Holder Earnout Shares to which the Earnout Restrictions have ceased to apply.

(iv) Subject to, and without limitation of, the terms of the Buyer Charter, the Buyer Bylaws and the Investor Rights Agreement, as applicable, the holders of the Holder Earnout Shares shall not directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, any of the Holder Earnout Shares (such restrictions, the “Earnout Restrictions”), in each case, until the date on which the relevant Triggering Event(s) has been satisfied as described in Section 3.06(c)

below, and thereafter, such Holder Earnout Shares shall continue to be subject to the terms and restrictions of the Buyer Charter, the Buyer Bylaws and the Investor Rights Agreement, including any applicable Lock Up Period thereunder.

(v) For the avoidance of doubt, no additional shares of the Buyer Common Stock will be subject to the Earnout Restrictions in this Section 3.06, and upon the earlier of (i) all of the Holder Earnout Shares becoming earned in accordance with this Section 3.06, and (ii) the Earnout Termination Date, the provisions of this Section 3.06 shall no longer have any force or effect. Notwithstanding the foregoing, any Holder Earnout Shares that are not earned in accordance with the terms of Section 3.06 as of the end of the day on the Earnout Termination Date shall be automatically forfeited to the Buyer, in each case without any further action by any Person, and shall be cancelled and retired, and the Holders shall not have any rights with respect thereto.

(c) Triggering Events. The Holder Earnout Shares shall be earned, and as a result no longer subject to the Earnout Restrictions, as follows (each such event, a “Triggering Event”):

(i) with respect to shares of Buyer Series B-1 Common Stock that constitute Holder Earnout Shares, the earlier to occur of the following (but only if occurring on or prior to the eighteen (18) month anniversary of the Closing Date):

(1) the Volume Weighted Average Share Price equals or exceeds $14.00 per share for any twenty (20) trading days within any thirty (30) consecutive trading day period following the Closing; and

(2) if Buyer, the Surviving Entity or any of its Subsidiaries consummates a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets (each, a “Sale Transaction”) and the consideration (other than contingent consideration) payable in respect of each outstanding share of Buyer Class A Common Stock exceeds $14.00 per share; and/or

(ii) with respect to any shares of Buyer Series B-1 Common Stock for which a Triggering Event has not previously occurred and any shares of Buyer Series B-2 Common Stock that constitute Holder Earnout Shares, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1) the Volume Weighted Average Share Price equals or exceeds $16.00 per share for any twenty (20) trading days within any thirty (30) consecutive trading day period following the Closing; and

(2) if Buyer, the Surviving Entity or any of its Subsidiaries consummates a Sale Transaction and the consideration (other than contingent consideration) payable in respect of each outstanding share of Buyer Class A Common Stock exceeds $16.00 per share.

(d) Achievement of Multiple of Triggering Events. For the avoidance of doubt, each Triggering Event pursuant to Section 3.06(c) will only be deemed to occur once, if at all, and in no event shall the Holders or any other Person, in the aggregate, be entitled to more than 7,684,730 Holder Earnout Shares.

(e) Adjustments. If the Buyer at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of the applicable Organizational Documents, scheme, arrangement or otherwise or extraordinary dividend resulting from an asset sale or leveraged recapitalization), each of the applicable per share prices in Section 3.06(c) shall be equitably adjusted by the Buyer in good faith to take into account such stock split, stock dividend, recapitalization, reorganization, merger, amendment of the applicable Organizational Documents, scheme, arrangement or extraordinary dividend or other applicable transaction.

(f) Forfeiture. Notwithstanding anything to the contrary contained in this Section 3.06, in the event of any Sale Transaction that does not constitute a Triggering Event, any outstanding Holder Earnout Shares for which a Triggering Event has not occurred as of the consummation of such Sale Transaction shall be automatically forfeited to Buyer, without any further action by any Person, and shall be cancelled and retired, and the Holders shall not have any rights with respect thereto.

Section 3.07. Allocation Schedule. At least one (1) Business Day prior to the Closing Date, the Company shall deliver the Allocation Schedule to Buyer and the Exchange Agent. The Allocation Schedule and the calculations and determinations contained therein shall be prepared in accordance with the Organizational Documents of the Company, the DGCL and the applicable definitions contained in this Agreement.

Section 3.08. Surrender of Company Common Stock and Disbursement of Consideration.

(a) Prior to the First Effective Time, Buyer shall appoint a commercial bank or trust company (the “Exchange Agent”) for the purposes of exchanging shares of Company Common Stock for the portion of the Closing Merger Consideration and the Holder Earnout Shares payable to each Holder pursuant to Section 3.01.

(b) At the First Effective Time, Buyer shall deposit with the Exchange Agent to be held in trust the aggregate amount of the cash equal to the Closing Cash Consideration and make available the aggregate amount of equity equal to the Closing Stock Amount and the Holder Earnout Shares, in each case, required pursuant to the Allocation Schedule to fund the payments set forth in Section 3.02(a)(i), Section 3.02(a)(ii) and Section 3.02(a)(iii). Such cash and equity deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”. At the First Effective Time, Buyer shall deliver irrevocable instructions to the Exchange Agent to deliver the Closing Merger Consideration out of the Exchange Fund in the manner it is contemplated to be issued or paid pursuant to this ARTICLE III.

(c) No later than five (5) days prior to the anticipated Closing Date, Buyer shall deliver or cause to be delivered to each Holder: a letter of transmittal in customary form mutually agreed between Buyer and the Company as soon as practicable after the date hereof (the “Letter of Transmittal”) specifying that delivery shall be effected, and risk of loss and title to the shares of Company Common Stock shall pass, only upon delivery to the Exchange Agent of (x) the stock certificates representing all of such shares of Company Common Stock (“Certificates”) (or affidavits of loss in lieu of the Certificates as provided in Section 3.08(f)) or (y) any shares of Company Common Stock in book-entry form (“Book-Entry Shares””)(clauses (x) or (y), together with the Letter of Transmittal, the “Surrender Documentation”). Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 3.08(f)) or Book-Entry Shares to the Exchange Agent in accordance with the terms of the Surrender Documentation, the Exchange Agent will deliver to the holder of such Certificate or Book-Entry Shares in exchange therefor such holder’s portion of the Closing Merger Consideration and Holder Earnout Shares as determined in accordance with Section 3.02(a) hereof, with: (A) any cash portion of the Closing Merger Consideration being delivered in accordance with instructions provided by such Holder in the Letter of Transmittal and (B) the equity portion of the Closing Merger Consideration and Holder Earnout Shares being delivered via book-entry issuance, in each case, less any required Tax withholdings as provided in Section 3.09; provided, however, that if the holder of such Certificate or Book-Entry Shares delivers to the Exchange Agent the Surrender Documentation with respect to such Holder’s Certificates or Book-Entry Shares at least two (2) Business Days prior to the Closing Date, the Exchange Agent shall deliver to the holder of such Certificate or Book-Entry Shares in exchange therefor such holder’s portion of the Closing Merger Consideration and Holder Earnout Shares covered by such Surrender Documentation in accordance with clauses (A) and (B) of this sentence on the Closing Date or as promptly as practicable thereafter. The Certificates or Book-Entry Shares so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate or Book-Entry Share shall represent after the First Effective Time for all purposes only the right to receive the applicable portion of the consideration set forth in Section 3.02(a) attributable to such Certificate or Book-Entry Share. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the applicable portion of the Closing Merger Consideration and Holder Earnout Shares to be delivered upon due surrender of the Certificate or Book-Entry Shares may be issued to such transferee if the

Certificate or Book-Entry Shares formerly representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(d) From and after the First Effective Time, there shall be no transfers on the transfer books of the Company of any shares of Company Common Stock that were outstanding immediately prior to the First Effective Time. If, after the First Effective Time, any Certificate or Book-Entry Share is presented to the Surviving Corporation, the Surviving Entity, Buyer or the Exchange Agent for transfer, it shall be cancelled and deemed exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 3.09) the portion of the consideration set forth in Section 3.02(a) represented by such Certificate or Book-Entry Share, as applicable.

(e) Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the Company for one hundred and eighty (180) days after the First Effective Time may be delivered to the Surviving Entity upon the Surviving Entity’s instruction. Any Holder who has not theretofore complied with this ARTICLE III shall thereafter look only to the Surviving Entity for payment of their respective portion of the consideration set forth in Section 3.02(a) (after giving effect to any required Tax withholdings as provided in Section 3.09) upon due surrender of its Certificates (or affidavits of loss in lieu of such certificates as provided in Section 3.08(f) or other applicable documentation) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, the Surviving Entity, Buyer, the Exchange Agent or any other Person shall be liable to any Holder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(f) In the event any Certificate shall have been lost, stolen or destroyed: (i) upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed; and (ii) if required by Buyer, the posting by such Person of a bond in customary amount and upon such terms as may be required by Buyer as indemnity against any claim that may be made against it, the Surviving Corporation or the Surviving Entity with respect to such Certificate, the Exchange Agent will deliver to such Person the portion of the Closing Merger Consideration attributable to such Certificate (after giving effect to any required Tax withholdings as provided in Section 3.09).

Section 3.09. Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Buyer, First Merger Sub, Second Merger Sub, the Company, the Surviving Corporation, the Surviving Entity, the Exchange Agent and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of any such payment under applicable Law. If Buyer, First Merger Sub, Second Merger Sub, any of their respective Affiliates, or any party acting on their behalf determines that any payment to Holdings hereunder is subject to deduction and/or withholding, then Buyer shall (i) provide notice to Holdings as soon as reasonably practicable after such determination and (ii) cooperate with Holdings to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.

ARTICLE IV

CLOSING TRANSACTIONS; ADJUSTMENT TO MERGER CONSIDERATION

Section 4.01. Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 10:00 a.m. Eastern Time on the third (3rd) Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in ARTICLE XI (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing) or (b) at such other place, time or date as Buyer and the Company may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 4.02. Closing Deliverables.

(a) Company and Holdings Closing Deliverables. At the Closing, the Company or Holdings shall deliver to Buyer:

(i) evidence that the Pre-Closing Recapitalization and the Holdings Liquidation have been effectuated substantially as described in Section 3.04 and Section 3.05;

(ii) the Tax Receivable Agreement, duly executed by the Holders party thereto;

(iii) the Investor Rights Agreement, duly executed by the Holders party thereto; and

(iv) the Registration Rights Agreement, duly executed by the Holders party thereto.

(b) Buyer Closing Deliverables. At the Closing, Buyer shall;

(i) deposit (or cause to be deposited) with the Exchange Agent the Exchange Fund;

(ii) deliver to the Holders and the Company, the Tax Receivable Agreement, duly executed by Buyer;

(iii) deliver to the Holders and the Company, the Investor Rights Agreement, duly executed by Buyer; and

(iv) deliver to the Holders and the Company the Registration Rights Agreement, duly executed by the Buyer and the Sponsor.

Section 4.03. Buyer Closing Statement. At least two (2) Business Days prior to the Closing Date, and in any event not earlier than the time that holders of Buyer Class A Common Stock may no longer elect redemption in accordance with the Buyer Stockholder Redemption, Buyer shall prepare and deliver to the Company a statement (the “Buyer Closing Statement”) setting forth in good faith: (a) the aggregate amount of cash in the Trust Account (prior to giving effect to the Buyer Stockholder Redemption) and the PIPE Investment proceeds received and to be received by Buyer prior to the Closing; (b) the aggregate amount of all payments required to be made in connection with the Buyer Stockholder Redemption; (c) the Available Closing Buyer Cash resulting therefrom; (d) the amount of the Buyer Transaction Expenses (including copies of invoices for third party Buyer Transaction Expenses (whether paid or unpaid prior to Closing), together with applicable Tax forms for any unpaid Buyer Transaction Expenses), (e) the number of shares of Buyer Class A Common Stock to be outstanding as of immediately prior to the Closing after giving effect to the Buyer Stockholder Redemption and the issuance of shares of Buyer Class A Common Stock pursuant to the PIPE Subscription Agreements and (f) the number of shares of Buyer Class A Common Stock that may be issued upon the exercise of all Buyer Warrants issued and outstanding as of immediately prior to the Closing and the exercise prices therefor; in each case, including reasonable supporting detail therefor. The Buyer Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Buyer Closing Statement until the Closing, Buyer shall (x) cooperate with and provide the Company and its Representatives all information reasonably requested by the Company or any of its Representatives and within Buyer’s or its Representatives’ possession or control in connection with the Company’s review of the Buyer Closing Statement and (y) consider in good faith any comments to the Buyer Closing Statement provided by the Company, which comments the Company shall deliver to Buyer no less than one (1) Business Day prior to the Closing Date, and Buyer shall revise such Buyer Closing Statement to incorporate any changes Buyer determines are necessary or appropriate given such comments.

Section 4.04. Company Closing Statement. At least four (4) Business Days prior to the Closing Date, the Company shall prepare and deliver to Buyer a statement (the “Company Closing Statement”) setting forth its good faith estimate as of the Closing Date of: (a) the Company’s calculation of Closing Cash and Cash Equivalents; (b) the amount of the Company Transaction Expenses (including copies of invoices for third party Company Transaction Expenses (whether paid or unpaid prior to Closing), together with applicable Tax forms for any unpaid Company Transaction Expenses); and (c) the Company’s calculation of the Closing Net Indebtedness, in each case, including reasonable supporting detail therefor. The Company Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Company Closing Statement until the Closing, the Company shall (x) reasonably cooperate with and provide Buyer and its Representatives information reasonably requested by Buyer or any of its Representatives and within the Company’s or its Representatives’ possession or control in connection with Buyer’s review of the Company Closing Statement and (y) consider in good faith any comments to the Company Closing Statement provided by Buyer, which comments Buyer shall deliver to the Company no less than two (2) Business Days prior to the Closing Date, and the Company shall revise such Company Closing Statement to incorporate any changes the Company determines are necessary or appropriate given such comments or relating to updated information after initial delivery thereof (and as so revised or updated shall thereafter be deemed the Company Closing Statement). The Buyer Parties shall be entitled to rely (without any duty of inquiry) upon the Company Closing Statement and the Allocation Schedule. The Company and Holdings hereby waive, and the Letter of Transmittal that shall be required to be delivered by the Holders as a condition to receipt of any consideration hereunder shall include a waiver of, any and all claims (x) that the Allocation Schedule did not accurately reflect the terms of the Company Organizational Documents, and (y) in connection with the issuance of any securities of the Company (including any rights to indemnities from the Company or any of its Affiliates pursuant to any Contract entered into by such holder in connection with such issuance).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Holdings represents and warrants to Buyer that the statements in this ARTICLE V are true and correct, except as set forth in the Schedules accompanying this ARTICLE V. The Schedules have been arranged for purposes of convenience in separate sections corresponding to the sections of this ARTICLE V; however, information disclosed on one section of the Schedules shall be deemed to be disclosed on another section of the Schedules or be deemed to be an exception to another representation and warranty in this ARTICLE V, in each case, if the relevance of such information to such other section of the Schedules is reasonably apparent on its face. Capitalized terms used in the Schedules and not otherwise defined therein have the meanings given to them in this Agreement:

Section 5.01. Organization and Corporate Power. Holdings has been duly organized, and is validly existing and in good standing, under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own and operate its properties and to carry on its businesses as now conducted. The copies of the Organizational Documents of Holdings certified by the Secretary of the State of Delaware (to the extent applicable), as in effect on the date hereof, previously made available by Holdings to Buyer are (i) true, correct and complete, (ii) in full force and effect and (iii) have not been further amended in any respect other than in connection with the Pre-Closing Recapitalization. Holdings is qualified to do business and is in good standing as a foreign entity in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not constitute a Material Adverse Effect. Holdings is not in violation of any of the provisions of its Organizational Documents.

Section 5.02. Authorization; No Conflicts.

(a) Holdings has full limited liability company, power and authority to execute and deliver this Agreement and each Transaction Agreement that is to be executed by Holdings, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Transaction Agreements to be executed by Holdings and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of management of Holdings, and Holdings, in its capacity as the sole stockholder of the Company, has, by its execution and delivery hereof irrevocably delivered the Company Stockholder Approval, and no other corporate proceedings on the part of Holdings are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been, and each of the Transaction Agreements to be executed by Holdings will be, at or prior to the Closing, duly and validly authorized, executed and delivered by Holdings, and assuming that this Agreement and each of the Transaction Agreements to be executed by Holdings is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of the Transaction Agreements to be executed by Holdings when so executed and delivered will constitute, legal, valid and binding obligations of Holdings, enforceable against Holdings, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity (the “Enforceability Exceptions”).

(b) The execution, delivery and performance of this Agreement and any Transaction Agreement to which Holdings is a party by Holdings and the consummation of the transactions contemplated hereby or thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of Holdings, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Holdings or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Holdings is a party or by which any of its assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Holdings except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Holdings to enter into and perform its obligations under this Agreement or any Transaction Agreement to which Holdings is a party.

Section 5.03. Title to the Company Common Stock. (i) As of the date hereof and through the Holdings Liquidation, Holdings has good and valid title to and owns, beneficially and of record, all of the outstanding shares of Company Common Stock free and clear of all Liens other than with respect to applicable securities Laws and (ii) following the Holdings Liquidation, the Holders will have, good and valid title to and own, beneficially and of record, all of the outstanding shares of Company Common Stock free and clear of all Liens other than with respect to applicable securities Laws.

Section 5.04. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Holdings, threatened against or affecting Holdings at law or in equity, or before or by any Governmental Authority, which would adversely affect Holdings’ performance under this Agreement or the consummation of the transactions contemplated hereby.

Section 5.05. Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Holdings.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that the statements in this ARTICLE VI are true and correct, except as set forth in the Schedules accompanying this ARTICLE VI. The Schedules have been arranged for purposes of convenience in separate sections corresponding to the sections of this ARTICLE VI; however, information disclosed on one section of the Schedules shall be deemed to be disclosed on another section of the Schedules or be deemed to be an exception to another representation and warranty in this ARTICLE VI, in each case, if the relevance of such information to such other section of the Schedules is reasonably apparent on its face. Capitalized terms used in the Schedules and not otherwise defined therein have the meanings given to them in this Agreement:

Section 6.01. Organization and Corporate Power. The Company has been duly incorporated, and is validly existing and in good standing, under the Laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted. The copies of the Organizational Documents of the Company certified by the Secretary of the State of Delaware, as in effect on the date hereof, previously made available by the Company to Buyer are (i) true, correct and complete, (ii) in full force and effect and (iii) have not been amended in any respect. The Company is qualified to do business and is in good standing as a foreign entity in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not constitute a Material Adverse Effect. The Company is not in violation of any of the provisions of its Organizational Documents.

Section 6.02. Subsidiaries. Except as set forth on Schedule 6.02, the Company does not own or hold the right to acquire any shares, stock, partnership interest or joint venture interest or other equity interest in any other corporation, organization or entity. Except as set forth on Schedule 6.02, the Company owns, directly or indirectly, of record and beneficially, all shares, capital stock and other equity interests in each of its Subsidiaries, free and clear of all Liens (other than Permitted Liens and Liens arising under applicable securities Laws), and all such shares, capital stock and other equity interests are validly issued, fully paid and non-assessable (to the extent such concept is applicable to such shares, capital stock and other equity interests). Each of the Subsidiaries of the Company is duly incorporated, formed or organized, validly existing and in good standing (or its equivalent, if applicable) under the applicable Laws of its jurisdiction of incorporation, formation or organization, and each of the Subsidiaries of the Company has all requisite corporate (or comparable) power and authority to own and operate its properties and to carry on its businesses as now conducted. Each of the Subsidiaries of the Company is qualified to do business and is in good standing (or its equivalent, if applicable) as a foreign entity in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not constitute a Material Adverse Effect. The respective jurisdiction of incorporation or organization of each Subsidiary of the Company is set forth on Schedule 6.02.

Section 6.03. Authorization; No Conflicts.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and each Transaction Agreement that is to be executed by the Company, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Transaction Agreements to be executed by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been, and each of the Transaction Agreements to be executed by the Company will be, at or prior to the Closing, duly and validly authorized, executed and delivered by the Company, and assuming that this Agreement and each of the Transaction Agreements to be executed by the Company is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of the Transaction Agreements to be executed by the Company when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions.

(b) Except for compliance with the requirements under the HSR Act, Securities Laws, the rules and regulations of NASDAQ and any other regulations applicable to the consummation of the transactions contemplated hereby and set forth on Section 6.13 and as set forth on Schedule 6.03, the execution, delivery and performance of this Agreement and any Transaction Agreement to which any Acquired Company is a party by such Acquired Company and the consummation of the transactions contemplated hereby or thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of any Acquired Company, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to the Acquired Companies or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract required to be set forth on Schedule 6.09 (other than with respect to any Plan), or (d) result in the creation of any Lien upon any of the properties or assets of any Acquired Company, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to be material to the Acquired companies, taken as a whole.

Section 6.04. Capitalization.

(a) All of the outstanding shares of capital stock or other equity interests of the Company (i) have been duly authorized and are validly issued, fully paid and non-assessable, (ii) were issued in compliance with Law, (iii) were not issued in breach or violation of any Contract or right of first refusal, rights of first offer or similar rights, and (iv) prior to the Holdings Liquidation Date, are owned by Holdings free and clear of all Liens other than with respect to applicable securities Laws. Except as set forth on Schedule 6.04, there are no outstanding options, warrants, redemption rights, rights to subscribe to, purchase rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares or securities containing any equity features of the Company, or Contracts, commitments, understandings or arrangements, by which the Company is or may become bound to issue additional shares or other equity interests or options, warrants, scrip, rights to subscribe to, purchase rights, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares or other equity interests.

(b) All of the outstanding shares of capital stock or other equity interests of each of the Acquired Companies have been duly authorized and are validly issued and are fully paid and nonassessable. Except as set forth on Schedule 6.04, there are no securities or rights of any of the Acquired Companies, or Contracts, commitments, understandings or arrangements by which any of the Acquired Companies is bound obligating any of the Acquired Companies to redeem or otherwise acquire any shares, shares of capital stock or other equity interests of the Acquired Companies. Except as set forth on Schedule 6.04, none of the Acquired Companies has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into, exchangeable or exercisable for shares or securities having the right to vote) with the share or equity holders of any of the Acquired Companies on any matter. Except as set forth on Schedule 6.04, there are no voting trusts or other agreements or understandings to which any of the Acquired Companies is a party with respect to the voting of the shares, shares of capital stock or other equity interests of the Acquired Companies.

Section 6.05. Financial Statements.

(a) Attached as Schedule 6.05 are the (i) audited consolidated balance sheets, consolidated statements of operations and comprehensive income, consolidated statements of members’ equity and consolidated statements of cash flows of Holdings and its Subsidiaries, as of and for Holdings’ 2019 and 2018 fiscal years ended, together with the auditor’s reports thereon (the “Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet, consolidated statement of operations and comprehensive income, consolidated statement of stockholders’ equity and consolidated statement of cash flows of the Company and its Subsidiaries, as of and for the Company’s fiscal year ended January 2, 2021 (the “Unaudited Financial Statements”, and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements comply as to form in all material respects, and were prepared in accordance, with GAAP applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial position of Holdings and its Subsidiaries (in the case of the Audited Financial Statements) and the Company and its Subsidiaries (in the case of the Unaudited Financial Statements), in each case, at the date thereof and the results of their respective operations, changes in equity and cash flows for the period indicated therein (as applicable) and were derived from and accurately reflect in all material respects, the books and records of the Company and its Subsidiaries (in the case of the Unaudited Financial Statements) and Holdings and its Subsidiaries (in the case of the Audited Financial Statements).

(b) The Company has established and maintains a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Neither the Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

(c) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 6.06. No Material Adverse Effect; Absence of Certain Developments.

(a) Since January 2, 2021 through the date of this Agreement, there has not been any Material Adverse Effect.

(b) Except as set forth on Schedule 6.06, except in connection with the transactions contemplated by this Agreement (including the Pre-Closing Recapitalization), since January 2, 2021 through the date of this Agreement, none of the Acquired Companies has engaged in any material transaction that was not in the ordinary course of business. Without limiting the generality of the foregoing, and except as set forth on Schedule 6.06 and except in connection with the transactions contemplated by this Agreement, since January 2, 2021 through the date of this Agreement, none of the Acquired Companies has taken any action that would have been prohibited by, or required the consent of Buyer under, Section 8.01 if it had been taken after the date hereof and prior to the Closing Date.

Section 6.07. Title to Properties.

(a) Each of the Acquired Companies owns good and valid title to, or hold a valid leasehold interest in, all of the material tangible personal property used by them in the conduct of the Business, free and clear of all Liens, except for Permitted Liens. Each such item of material tangible personal property is in all material respects in operable condition and repair, subject to normal wear and tear, ongoing repairs or refurbishments in the ordinary course and obsolescence in the ordinary course.

(b) Schedule 6.07 contains a list of all Owned Real Property. The Acquired Companies have good, valid and marketable title in fee simple to all Company Owned Real Property, free and clear of all Liens of any nature whatsoever except Permitted Liens. There are no outstanding options or other contractual rights to purchase, lease, occupy or use, or rights of first refusal to purchase, the Owned Real Property or any portion thereof or interests therein. The present use and operation of the Owned Real Property is authorized by, and is in compliance in all material respects with, all applicable zoning, land use, building and fire Laws. There are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Owned Real Property to any Person other than the Acquired Companies, and there is no Person in possession of any of the Owned Real Property other than the Acquired Companies. .

(c) Schedule 6.07 contains a list of all material real property leased or subleased by each of the Acquired Companies as of the date hereof (the “Leased Real Property”). The Acquired Companies have delivered to the Buyer a true, correct and complete copy of the underlying lease with respect to each parcel of Leased Real Property (each, a “Lease”). Except as set forth on Schedule 6.07, with respect to each of the Leases: (i) to the Company’s knowledge, either the Company or one of its Subsidiaries has a valid and enforceable leasehold interest in each parcel or tract of real property leased by any Acquired Company; (ii) none of the Acquired Companies have received written notice of any existing or potential material defaults thereunder by such Acquired Company (as applicable) nor, to the Company’s knowledge, are there any existing material defaults by the lessor thereof; and (iii) to the Company’s knowledge, no event has occurred which (with notice, lapse of time or both) would constitute a material breach or default thereunder by any of the Acquired Companies (as applicable) or, to the Company’s knowledge, any other party thereto. The present use and operation of the Leased Real Property is authorized by, and is in compliance in all material respects with, all applicable zoning, land use, building and fire Laws. There are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Leased Real Property to any Person other than the Acquired Companies, and there is no Person in possession of any of the Leased Real Property other than the Acquired Companies.

Section 6.08. Tax Matters.

(a) All income and other material Tax Returns required by Law to be filed by any of the Acquired Companies have been timely filed (taking into account any applicable extensions), and all such Tax Returns are true, correct and complete in all material respects.

(b) All material Taxes due and payable by any of the Acquired Companies, whether or not shown on any Tax Return, have been paid.

(c) Each Acquired Company has (i) withheld and deducted all material amounts of Taxes required to have been withheld or deducted by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Taxing Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d) No Acquired Company is currently engaged in any audit, administrative proceeding or judicial proceeding with respect to Taxes. No Acquired Company has received any written notice from a Taxing Authority of a dispute or claim with respect to any material amount of Taxes, other than disputes or claims that have since been resolved, and to the Company’s knowledge, no such claims have been threatened in writing. No claim has been made by any Taxing Authority in writing in a jurisdiction where any Acquired Company does not file a Tax Return that such entity is or may be subject to Tax by that jurisdiction that is outstanding or otherwise unresolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, a material amount of Taxes of any Acquired Company.

(e) Within the past three (3) years, no Acquired Company has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(f) With respect to any taxable period of which the statute of limitations remains open or otherwise to the Company’s knowledge, no Acquired Company has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(g) There are no Liens with respect to Taxes on any of the assets of any Acquired Company, other than Permitted Liens.

(h) No Acquired Company has any material liability for the Taxes of any Person (other than another Acquired Company) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by contract (except, in the case of (ii) and (iii), for liabilities pursuant to contracts entered into in the ordinary course of business not primarily relating to Taxes).

(i) No Acquired Company has made a written request for an advance tax ruling, written request for technical advice, or a written request for a change of any method of accounting that is in progress or pending with any Taxing Authority with respect to income Taxes or a material amount of non-income Taxes.

(j) No Acquired Company will be required to include any material amount in taxable income, or exclude any material item of deduction or loss from taxable income, for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) installment sale or deferred intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Law) or open transaction disposition made prior to the Closing, (ii) prepaid amount received or deferred revenue recognized prior to the Closing (other than amounts received or recognized in the ordinary course of business), (iii) change in method of accounting for a taxable period ending on or prior to the Closing Date, (iv) “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing, or (v) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any similar provision of state, local or foreign Law).

(k) Each Acquired Company is in compliance in all material respects with all applicable transfer pricing laws and regulations.

(l) Each Acquired Company has collected all material sales and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such Taxes to the appropriate Taxing Authorities, or has been furnished properly completed exemption certificates.

(m) No Acquired Company has ever been a member of an affiliated group filing a consolidated, joint, unitary or combined Tax Return (other than any such group the common parent of which is the Company or a Subsidiary of the Company). No Acquired Company is a party to, or bound by, any Tax allocation, Tax sharing or Tax indemnification agreement (except, in each case, for any such agreements that are entered into in the ordinary course of business and are not primarily relating to Taxes).

(n) No Acquired Company has any outstanding claim for a refund with any Taxing Authority in respect of Taxes for a Pre-Closing Period.

(o) No Acquired Company has taken any action (or permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

For purposes of this Section 6.08, any reference to the Company or any of its Subsidiaries shall be deemed to include any Person that merged with or was liquidated or converted into the Company or any Subsidiary, as applicable. This Section 6.08, and, to the extent expressly related to Taxes, Section 6.05, Section 6.12 and Section 6.14, are the sole and exclusive representations and warranties of the Acquired Companies in respect of Taxes.

Section 6.09. Contracts and Commitments.

(a) Except as set forth on Schedule 6.09, none of the Acquired Companies is, as of the date hereof, a party to any: (i) collective bargaining agreement; (ii) pension, profit sharing or retirement plan, other than any Multiemployer Plan or any Company Plan, whether or not set forth in Section 6.14 or the Schedules relating thereto; (iii) Contract for the employment of any officer or individual employee on a full-time basis providing for a base salary in excess of three hundred thousand dollars ($300,000) per annum, except for any such Contracts that are terminable upon notice of sixty (60) days or less by an Acquired Company without liability or financial obligation; (iv) agreement, indenture or other evidence of Indebtedness relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien set forth in clauses (i)-(vi) of the definition thereof) on any portion of the assets of the Acquired Companies; (v) guaranty of any obligation for borrowed money or other material guaranty; (vi) any individual lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the rent exceeds two hundred and fifty thousand dollars ($250,000) in a twelve (12) month period; (vii) lease or agreement under which it is lessor of or permits any third-party to hold or operate any property, real or personal, for which the rent exceeds one hundred thousand dollars ($100,000) in a twelve (12) month period; (viii) other than purchase orders entered into in the ordinary course of business, any Contracts with any customers or suppliers of the Acquired Companies, in each case involving consideration in excess of seven hundred fifty thousand dollars ($750,000); (ix) Contracts pursuant to which any of the Acquired Companies grants to a third-party, or a third-party grants to the Company or any of their Acquired Companies, a license, sublicense, right, consent, waiver, covenant or non-assertion with respect to any material Intellectual Property, in each case involving consideration in excess of $500,000 per annum, other than Contracts for the license of commercially available, off-the-shelf software available on standard terms; (x) Contracts that provide for (A) the creation or development by any Acquired Company for any other Person, or for any Acquired Company by any other Person, of material Intellectual Property (including any joint development), or (B) the assignment or other transfer to any Acquired Company from any other Person, or from any Acquired Company to any other Person, of any material Intellectual Property; (xi) Contracts prohibiting or restricting in any respect the ability of any Acquired Company to engage in any business, to operate in any geographical area or to compete with any Person; (xii) Contracts relating to the acquisition or disposition (whether by merger, sale of stock, sale of assets or otherwise) of any Person or material assets or line of business entered into during the past three (3) years or the future acquisition or disposition (whether by merger, sale of stock, sale of assets or otherwise) of any Person or material assets or line of business; (xiii) each joint venture Contract, partnership agreement, limited liability company agreement, strategic alliance agreement or other similar Contract with a third party (a) involving any sharing of profits, revenues, fee income, losses, costs or liabilities or otherwise based in whole or in part on financial performance measures of the Acquired Companies, other than royalties and other fees paid under licenses entered into in the ordinary course of business or (b) pursuant to which the Acquired Companies have any ownership interest in any other Person (in each case, other than with respect to wholly owned Subsidiaries of the Company); (xiv) Contracts providing for the grant of an option or a first-refusal, first-offer or similar preferential right to purchase, lease or acquire any material asset of the Acquired Companies; (xv) Contracts granting exclusivity, “most favored nations”, “take or pay” or similar rights, in each case involving consideration in excess of five hundred thousand dollars ($500,000); (xvi) Contract with any supplier (a) that is a sole source supplier to the Acquired Companies or (b) from which the Acquired Companies source substantially all of their supply of any material product or service, except where the Acquired Companies would likely be able to replace such source of supply with a substitute supply without material delay; (xvii) Contracts under which any of the benefits thereunder, to any Person party thereto, shall be increased, or the vesting of benefits of which shall be accelerated, solely by the consummation of the Transactions or the value of any of the benefits of which shall be calculated on the basis of any of the Transactions, excluding any Plan;

(xviii) Contracts currently in effect to which any present or former director, officer, employee, stockholder or holder of derivative securities of the Acquired Companies, or any member of any such Person’s immediate family, or any entity owned or controlled by any such Person, is a party, excluding any Plans or other benefit or compensation plan or other plans, programs, policies, commitments or arrangements; (xix) settlement or coexistence agreement with respect to any pending or threatened action (a) entered into within twelve (12) months prior to the date of this Agreement, other than settlement agreements for cash only (which has been paid) that does not exceed $200,000 as to such settlement or (b) with respect to which unsatisfied amounts or ongoing obligations remain outstanding; (xx) documents that may be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; and (xxi) any written offer or proposal which, if accepted, would constitute any of the foregoing.

(b) Each of the Contracts listed or required to be listed on Schedule 6.09 is in full force and effect, and is the legal, valid and binding obligation of either the Company or a Subsidiary of the Company which is party thereto, and, to the Company’s knowledge, of the other parties thereto enforceable against each of them in accordance with its terms. Except as set forth on Schedule 6.09, no Acquired Company is in material default under any Contract listed or required to be listed on Schedule 6.09, and, to the Company’s knowledge, the other party to each of the Contracts listed or required to be listed on Schedule 6.09 is not in material default thereunder. Except as set forth on Schedule 6.09, no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default on the part of the Company, or any Subsidiary of the Company or, to the Company’s knowledge, any other party under any Contract listed or required to be listed on Schedule 6.09. To the knowledge of the Company, (i) no party to any Contract listed or required to be listed on Schedule 6.09 has exercised any termination rights with respect thereto, and (ii) no party has given written notice of any material dispute with respect to any Contract listed or required to be listed on Schedule 6.09. The Company has made available to the Buyer true and correct copies of each Contract listed or required to be listed on Schedule 6.09, together with all material amendments, modifications or supplements thereto.

Section 6.10. Intellectual Property; IT and Privacy Matters.

(a) Part 1 of Schedule 6.10(a) sets forth a true, correct and complete list of all registered or applied for items of Intellectual Property (including issued patents), in each case, included in the Owned Intellectual Property (collectively, the “Scheduled Intellectual Property”), including, for each item listed, the record owner, jurisdiction, registration, issuance or application number and registration, issuance or application date, as applicable, status and registrar, as applicable, of each such item. Part 2 of Schedule 6.10(a) sets forth a true, correct and complete list of all material unregistered Trademarks (i.e., material Trademarks for which no Acquired Company owns a registration or pending application) included in the Owned Intellectual Property. Other than where the applicable Acquired Company has, in its reasonable business judgment, determined that Owned Intellectual Property is not material to its business, or in its reasonable business judgment has decided to cancel, abandon, allow to lapse, or not renew such issuance, registration, or application, (a) on a rolling basis, all necessary registration, maintenance and renewal fees due and owing in connection with the Scheduled Intellectual Property are paid to, and all necessary documents, recordations and certifications are filed with the appropriate Governmental Authority for the purposes of maintaining, perfecting and recording ownership of all Scheduled Intellectual Property by the applicable Acquired Company and (b) no issuance or registration obtained or acquired by an Acquired Company, and no application filed or acquired by an Acquired Company, for any Scheduled Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed. All Scheduled Intellectual Property is subsisting, and to the Company’s knowledge, valid and enforceable.

(b) Neither the conduct and operation of the businesses of the Acquired Companies nor the products and services of the Acquired Companies (“Company Products”) including the manufacture, use, practice, offering, licensing, provision, sale, distribution or other exploitation of any Company Products by the Acquired Companies, has infringed, misappropriated, diluted or otherwise violated, or infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any Person in any material respects. No member of the Acquired

Companies is the subject of any pending or, to the Company’s knowledge, threatened material actions either (i) involving a claim against an Acquired Company of infringement, misappropriation, dilution or other violation of any Intellectual Property of any Person, or (ii) challenging the use, ownership, validity or enforceability of any Company Intellectual Property. No Acquired Company has received any written (including by electronic mail) or, to the Company’s knowledge, unwritten notice (A) alleging that it has infringed, misappropriated, diluted or otherwise violated or is infringing, misappropriating, diluting or otherwise violating, any Intellectual Property of any Person in any material respects, or (B) challenging the ownership, use, validity or enforceability of any material Company Intellectual Property.

(c) To the Company’s knowledge, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, no Person has infringed, misappropriated, diluted or otherwise violated, or is infringing, misappropriating, diluting or otherwise violating any Owned Intellectual Property, any Licensed Intellectual Property that is exclusively licensed to any member of the Acquired Companies or any Company Product, and no such claims have been made against any Person by an Acquired Company. No Acquired Company has received notice of, and to the Company’s knowledge, there are not any facts or circumstances that would constitute grounds for any such claim or allegation.

(d) The Acquired Companies are the sole and exclusive owners of all right, title and interest in and to all Owned Intellectual Property, free and clear of all Liens other than Permitted Liens. Except as set forth on Schedule 6.10(d) and except as would otherwise not reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies have valid, enforceable and continuing rights to use, sell, license, and otherwise exploit, as the case may be, pursuant to a valid and enforceable written Contract, all Licensed Intellectual Property as the same is used, sold, licensed or otherwise exploited by the Acquired Companies or as the same is otherwise necessary for the conduct of the business of each Acquired Company as currently conducted. The Owned Intellectual Property, along with the Licensed Intellectual Property (when used within the scope of the applicable license) (collectively, the “Company Intellectual Property”), constitutes all the Intellectual Property necessary and sufficient for the conduct and operation of the businesses of the Acquired Companies as currently conducted. Except as set forth on Schedule 6.03 and as would not, individually or in the aggregate, be material to any of the Acquired Companies, none of the Licensed Intellectual Property, will be adversely affected by reasons of the execution and delivery of this Agreement, the performance by any member of the Acquired Companies of its obligations hereunder, or the consummation of the transactions contemplated by this Agreement.

(e) The Acquired Companies have taken commercially reasonable measures intended to protect and maintain the secrecy and confidentiality of all Trade Secrets included in the Owned Intellectual Property, and all Trade Secrets of any Person in the possession or control of any Acquired Company, or to which any Acquired Company has access or has had access, with respect to which any Acquired Company is subject to confidentiality obligations. No Trade Secrets described in the preceding sentence (“Company Trade Secrets”) have been authorized to be disclosed or have been actually disclosed by any Acquired Company to any Person other than pursuant to a valid and enforceable written non-disclosure agreement restricting the disclosure and use thereof. The Acquired Companies have entered into valid and enforceable written agreements with each Person (including all past and current employees, independent contractors and consultants) involved in the development or creation (including any contributions) of any material Intellectual Property for or on behalf of any Acquired Company pursuant to which such Person has: (i) presently assigned to an Acquired Company all such Person’s right, title and interest in and to all such Intellectual Property or Company Products created or developed for a member of the Acquired Companies in the course of such Person’s employment or engagement thereby; and (ii) agreed to hold all Company Trade Secrets in confidence both during and after his, her or its employment or engagement, as applicable (the “Personnel IP Contracts”). All Personnel IP Contracts are in full force and effect, and have not suffered a material default or breach.

(f) The Acquired Companies have not received any written (or, to the Company’s knowledge unwritten) notice from a third party that an Acquired Company is in breach of, or has breached, any license with respect to Publicly Available Software. No Publicly Available Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the development, maintenance, operation, delivery or provision of any Company Products in a manner that subjects any Owned Intellectual Property to any copyleft license that requires, as a condition to the use, modification or distribution of such Publicly Available Software, that any other Intellectual Property that is incorporating into, derived from, based on, linked to, or used or distributed with such Publicly Available Software, be licensed, distributed or otherwise made available: (i) in source code form; (ii) under terms that permit redistribution, reverse engineering or creation of derivative works or other modification of any of the foregoing Intellectual Property; or (iii) without a license fee. No Owned Intellectual Property or Company Product is subject to any technology or source code escrow arrangement or obligation. No source code included in the Owned Intellectual Property has been licensed or otherwise provided, made available or disclosed to any Person other than disclosure of source code to employees, contractors or consultants of the Company who have executed a Personnel IP Contract.

(g) The Acquired Companies own, or have valid rights to access and use pursuant to a written Contract, all IT Systems. The IT Systems are sufficient for, and operate and perform in all material respects as needed by the Acquired Companies to conduct their businesses as currently conducted. To the Company’s knowledge, the IT Systems do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effects that (i) materially disrupt or adversely affect the functionality of any IT Systems, except as disclosed in their documentation, or (ii) enable or assist any Person to access without authorization any IT Systems. The Acquired Companies have taken reasonable measures intended to maintain the performance and security of the IT Systems and the IT Systems have not suffered any material malfunction, failure or security breach. The Acquired Companies have reasonable back-up and disaster recovery arrangements in the event of a failure.

(h) None of the Acquired Companies has suffered a successful security incident or data breach with respect to, misuse of, or unauthorized access to or disclosure of any Personal Information in the possession or control of any of the Acquired Companies or collected, used or processed by or on behalf of any of the Acquired Companies, and no Acquired Company has provided or been legally required to provide notice of a security incident or data breach to any Person under applicable Privacy Laws.

(i) Each of the Acquired Companies are and have been at all times in compliance in all material respects with (i) applicable Privacy Laws, (ii) the Acquired Companies’ own privacy policies and notices relating to privacy of Personal Information and (iii) all of the Acquiring Companies’ contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information. The Company has implemented and maintained policies, procedures and systems for receiving and responding to requests from individuals concerning their Personal Information. None of the Acquired Companies’ privacy policies or notices contain any material omissions or been misleading or deceptive. None of the Acquired Companies has received any notice of any claims (including written notice from third parties acting on its behalf) of or investigations or regulatory inquiries related to, or been charged with, the violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to any Personal Information. To the knowledge of the Company, there are no facts or circumstances that could form the basis of any such notice or claim.

(j) Each of the Acquired Companies has (i) implemented commercially reasonable technical and organizational safeguards intended to protect all Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure and (ii) taken commercially reasonable steps to require third parties that process, store or otherwise handle any Personal Information do the same. To the knowledge of the Company, any third party who has provided any Personal Information to any of the Acquired Companies has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required.

(k) Each of the Acquired Companies has conducted commercially reasonable privacy and data security testing or audits at reasonable and appropriate intervals and has resolved or remediated in all material respects any privacy or data security issues or vulnerabilities identified. None of the Acquired Companies nor any third party acting at the direction or authorization of any of the Acquired Companies have paid (i) any perpetrator of any data breach incident or cyber-attack or (ii) any third party with actual or alleged information about any data breach incident or cyber-attack.

(l) The execution, delivery and performance of this Agreement will not violate any applicable Privacy Laws or any of the Acquired Companies’ current public-facing privacy policies.

Section 6.11. Litigation. Except as set forth on Schedule 6.11, there are no material Actions or investigations pending or, to the Company’s knowledge, threatened against any of the Acquired Companies, at law or in equity, or before or by any Governmental Authority. Except as set forth on Schedule 6.11, none of the Acquired Companies is subject to any outstanding judgment, order or decree of any Governmental Authority as of the date hereof. There is no unsatisfied judgment or any open injunction binding upon any Acquired Company which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Acquired Companies to enter into and perform its obligations under this Agreement or any Transaction Agreement to which any of the Acquired Companies is a party, as applicable.

Section 6.12. Undisclosed Liabilities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any liability, debt or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, except for liabilities, debts or obligations (a) reflected or reserved for in the Financial Statements or disclosed in any notes thereto, (b) that have arisen since January 2, 2021 in the ordinary course of business of the Acquired Companies, (c) arising under this Agreement and/or the performance by the Company of its obligations hereunder, including transaction expenses, (d) disclosed in the Schedules or (e) that would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

Section 6.13. Governmental Consents. Except for the requirements of the HSR Act, Securities Laws, the NASDAQ and any other regulations that are required for the consummation of the transactions contemplated hereby and set forth on Schedule 6.13, no material authorization of any Governmental Authority is required in connection with any of the execution, delivery or performance of this Agreement or the other Transaction Agreements to be executed by the Company or the consummation by the Company of any other transaction contemplated hereby.

Section 6.14. Employee Benefit Plans.

(a) Except as listed on Schedule 6.14(a), as of the date hereof, none of the Acquired Companies sponsors, maintains or contributes to or has any material liability with respect to any material Plans (the “Company Plans”) or Multiemployer Plans subject to Title IV of ERISA. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (i) each Company Plan has been administered in compliance with its terms and all applicable Laws, including ERISA and the Code, and (ii) all contributions required to be made with respect to any Company Plan on or before the date hereof have been made and all obligations in respect of each Company Plan as of the date hereof have been accrued and reflected in the Company’s financial statements to the extent required by GAAP. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service. There are no material actions, suits or proceedings (other than routine claims for benefits) pending or to the Company’s knowledge expressly threatened in writing against any Company Plan, as of the date hereof.

(b) With respect to each Company Plan set forth on Schedule 6.14(a), the Company has delivered or made available to Buyer copies of (i) each written Company Plan, (ii) the most recent summary plan description, if any, required under ERISA with respect to such Company Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to each such Company Plan (if applicable), (iv) the most recent actuarial valuation (if applicable) relating to such Company Plan, and (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to any Company Plan.

(c) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, with respect to any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), no event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any material tax, fine, lien, penalty or other material liability imposed by Section 502 of ERISA or Section 4975, 4980B, 4980D or 4980H of the Code or for violations of other applicable Laws.

(d) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of Company or any of its Subsidiaries, except continuation coverage pursuant to Section 4980B of the Code or except as may be required pursuant to any other applicable Law.

(e) With respect to any Multiemployer Plan subject to Title IV of ERISA to which the Company or its Subsidiaries has any liability or contributes to: (i) all contributions required to be made by the Company or its Subsidiaries to any such plan have been timely made in all material respects, (ii) none of the Company or its Subsidiaries has incurred (including on account of an ERISA Affiliate) any withdrawal liability under Title IV of ERISA which remains unsatisfied, (iii) to the Company’s knowledge, no such Multiemployer Plan is “insolvent” (as that term is defined in Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA, and (iv) the Company has provided the most recent copy of any notice received by a Multiemployer Plan under Section 101(l) of ERISA pertaining to the Company’s estimated withdrawal liability under Title IV of ERISA.

(f) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any other event(s)) will: (i) result in any severance pay or any increase in severance pay to any Company Employee, or (ii) result in the acceleration of the time of payment or the funding or vesting of any payment of compensation or benefits to any Company Employee under, or materially increase the amount payable to a Company Employee pursuant to, any of the Company Plans.

(g) No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer or director of an Acquired Company who is a “disqualified individual” within the meaning of Section 280G of the Code would reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(h) Each Company Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been established, operated and maintained in compliance with Section 409A of the Code in all material respects. None of the Acquired Companies is party to an agreement providing for a gross-up of Taxes, including under Sections 409A or 4999 of the Code.

Section 6.15. Insurance. Schedule 6.15 sets forth each insurance policy maintained by each of the Acquired Companies as of the date hereof on their properties, assets, products, business or personnel (other than policies underlying any Company Plans) with respect to the policy period that includes the date of this Agreement (the “Insurance Policies”). None of the Acquired Companies is in material default with respect to any provision contained in any Insurance Policy or has failed to give any notice or present any material claim under any Insurance Policy in due and timely fashion.

Section 6.16. Environmental Matters.

(a) The Acquired Companies are and for the past three (3) years have been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required under Environmental Laws, applicable to their operations and their occupancy of any real property, including that listed on Schedule 6.07, except for any non-compliance or failure to obtain or maintain that, individually or in the aggregate, would not reasonably be expected to be material to the Acquired Companies, taken as a whole;

(b) None of the Acquired Companies has received written notice from any Governmental Authority or Person regarding any actual or alleged violation of or liability under any Environmental Laws that is unresolved, except for such notices that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(c) None of the Acquired Companies is subject to any pending or, to the Company’s knowledge, expressly threatened in writing, Actions asserting a remedial obligation or liability under Environmental Laws that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(d) No Acquired Company is subject to any outstanding Governmental Order pursuant to any applicable Environmental Law that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

(e) No Acquired Company nor, to the Company’s knowledge, any predecessor of any Acquired Company or other Person, has Released any Hazardous Material on, under, from or at any real property currently or formerly owned, operated or leased by any Acquired Company that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(f) No Acquired Company nor, to the Company’s knowledge, any entity previously owned by, or any predecessors of, any Acquired Company, has transported or arranged for the transportation of any Hazardous Material to any off-site location, or arranged for the treatment, storage, handling, disposal, or other management of any Hazardous Material at any off-site location, except in either case that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and

(g) The Company has made available to Buyer in the data room all material, non-privileged environmental assessments, reports, audits, investigations or similar reports relating to the Acquired Companies or any real property currently or formerly owned, operated or leased by any Acquired Company or any entity for which any Acquired Company would be liable under Environmental Laws, in its possession or reasonable control.

Section 6.17. Affiliated Transactions. Except for any agreement entered into by Holdings or any of its Affiliates in connection with the consummation of the Pre-Closing Recapitalization, any assets, property, services or rights to be made available to the Acquired Companies pursuant to employment relationships, and the provision of compensation and benefits to employees in the ordinary course of business, except as set forth on Schedule 6.17, no officer, director, manager or Affiliate of any of the Acquired Companies (other than the Acquired Companies) is a party to any agreement or Contract that is still in effect with any of the Acquired Companies or, to the Company’s knowledge, has any ownership interest in any material property owned by any of the Acquired Companies.

Section 6.18. Brokerage. Except as set forth on Schedule 6.18, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any of the Acquired Companies.

Section 6.19. Permits; Compliance with Laws.

(a) Except as set forth on Schedule 6.19(a), each of the Acquired Companies holds, and is and for the past three (3) years has been in compliance in all material respects with, all material Permits required for the operation of the Acquired Companies. None of the Acquired Companies has received written notice of any Actions pending or, to the Company’s knowledge, threatened, relating to the suspension, revocation or modification of any material Permit required for the operation of the business of the Acquired Companies.

(b) Except as set forth on Schedule 6.19(b), (i) the Acquired Companies comply and for the past three (3) years have complied, in all material respects, with all Laws applicable to the Acquired Companies, and (ii) none of the Acquired Companies has, during the past three (3) years, received any written notice of any Action against it alleging any material failure to comply with any applicable Law.

(c) Without limiting the foregoing, except as set forth on Schedule 6.19(c) and except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole:

(i) each of the Acquired Companies is, and for the past three (3) years has been, in material compliance with all applicable Laws related to the development, manufacture, production, import, export, packaging, packing, labeling, handling, storage, transportation, distribution, purchase, sale, advertising or marketing of the food products produced by or on behalf of the Acquired Companies (collectively, “Company Food Products”);

(ii) all manufacturing operations conducted by or on behalf of the Acquired Companies are, and for the past three (3) years have been, conducted in compliance with applicable Food and Drug Administration (“FDA”) current good manufacturing practices, applicable hazard analysis critical control point regulations, standards of identity for food products, and foreign supplier verification requirements, except where such failure to comply would not be material; and

(iii) during the past three (3) years, neither the Acquired Companies, nor to the Company’s knowledge any of their suppliers or co-packers in connection with the Company Food Products, has been subject to any written inspectional observations by a Governmental Authority identifying material violations of applicable food safety laws, any FDA Form 483, warning letter or any written enforcement Action with respect to the Acquired Companies or the Company Food Products, nor are there any such Actions pending or threatened in writing or, to the Company’s knowledge, facts or circumstances in existence that would reasonably be expected to result in any such notice or any such material violation or liability.

(d) Except as set forth on Schedule 6.19(d), in the past three (3) years, no Company Food Product has been recalled, withdrawn, or suspended for any reason, nor has any Company Food Product been discontinued (whether voluntarily or otherwise) due to concerns over potential harm to human health or safety. No proceedings (whether completed or pending) initiated by the FDA or any other Governmental Authority charged with enforcing applicable food safety laws seeking the recall, withdrawal, suspension, or seizure of any Company Food Product are pending or, to the Company’s knowledge, threatened, nor have any such proceedings been pending at any time during the past three (3) years.

Section 6.20. International Trade Compliance; Sanctions. The Acquired Companies (i) are in compliance and have at all times complied with the statutes, regulations, and all Sanctions Laws and (ii) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any required filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer required under the international trade Laws and Sanctions Laws (the “Export Approvals”). There are no pending or, to the knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or legal proceedings against any of the Acquired Companies related to any international trade Laws or Sanctions Laws or any Export Approvals. None of the Acquired Companies or any of their respective directors, officers, employees or agents is a Person that is, or is acting under the direction of, on behalf of or for the benefit of a Person that is, or is owned or controlled by a Person that (a) is the target of Sanctions Laws or restrictive export controls, (b) is located, organized or ordinarily resident in a country or territory that is the target of comprehensive trade sanctions under Sanctions Laws (i.e., as of the date hereof, Cuba, Iran, North Korea, Syria, or the Crimea region of Ukraine), (c) is otherwise a Person with which transactions are prohibited under Sanctions Laws, or (d) has transacted business with any of the foregoing Persons or in any of the foregoing jurisdictions.

Section 6.21. Employees.

(a) Except as set forth on Schedule 6.21(a), none of the Acquired Companies is party to or bound by any collective bargaining agreement with any labor organization. Except as set forth on Schedule 6.21: (a) to the Company’s knowledge, there are and within the past three (3) years have been no union organizing activities involving employees of the Acquired Companies; (b) there are no pending or, to the Company’s knowledge, threatened strikes, work stoppages, walkouts, lockouts, or similar material labor disputes and no such disputes have occurred within the past three (3) years; and (c) within the past six (6) months, none of the Acquired Companies has committed a material unfair labor practice, and there are no pending or, to the Company’s knowledge, threatened, unfair labor practice charges or complaints against any of the Acquired Companies.

(b) The Acquired Companies are, and for the past three (3) years, have been, in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages (including minimum wage and overtime), hours or work, child labor, discrimination, civil rights, withholdings and deductions, classification and payment of employees, independent contractors, and consultants, employment equity, WARN and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, occupational health and safety, workers’ compensation, and immigration. None of the Acquired Companies has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of WARN or issued any notification of a plant closing or mass layoff required by WARN with the six (6) months prior to the Closing.

(c) There are no complaints, charges or claims against the Acquired Companies pending or, to knowledge of the Company, threatened to be brought or filed with any Governmental Authority based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by the Acquired Companies any individual.

(d) The Acquired Companies have incurred no material outstanding liability arising from (i) the failure to pay wages (including overtime wages), (ii) the misclassification of employees as independent contractors and/or (iii) the misclassification of employees as exempt from the requirements of the Fair Labor Standards Act or similar state Laws, in each case of (i) through (iii) in the past three (3) years, and to the Company’s knowledge no circumstances exist under which any of the Acquired Companies would reasonably be expected to incur such material liability.

(e) To the Company’s knowledge, the current employees of the Acquired Companies who work in the United States are authorized and have appropriate documentation to work in the United States. None of the Acquired Companies has, in the past three (3) years, been notified of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement (“ICE”), or other federal agency charged with administration and enforcement of federal immigration laws concerning the Acquired Companies. To the Company’s knowledge, the Acquired Companies have never received any “no match” notices from ICE, the Social Security Administration, or the IRS with respect to current employees.

As of the Closing, the Acquired Companies will have satisfied in all material respects any consent, consultation, notice, or filing obligation owed under applicable Law or labor agreement to any unions, labor organizations, or groups of employees of the Acquired Companies in connection with the execution and delivery of this Agreement and the performance of this Agreement.

Section 6.22. Anti-Corruption. None of the Acquired Companies, or any of their respective officers, directors, managers, employees or, to the Company’s knowledge, any of their agents, in each case acting or purporting to act on behalf of any Acquired Company (each, an “Acquired Company Representative”) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment or unlawfully offered, promised, or authorized the giving of anything of value to any Governmental Authority or any official or other Person employed by a Governmental Authority, (c) made any other unlawful payment, (d) violated any applicable anti-money laundering or anti-terrorism Law or regulation, or (e) taken any action which would cause any Acquired Company to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or any applicable anti-corruption or anti-bribery Law. Without limiting the foregoing, none of the Acquired Companies, or any Acquired Company Representative has offered, given, promised to give, or authorized the giving of any money or anything of value to any Governmental Authority or to any person under circumstances where any Acquired Company knew or had reason to believe that all or a portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Governmental Authority, in each case for the purpose of (i) influencing any act or decision of such Governmental Authority in his or her official capacity; (ii) inducing such Governmental Authority or other Person to perform or omit to perform any activity related to his or her legal duties; (iii) securing any improper advantage from such Governmental Authority; or (iv) inducing such Governmental Authority or other Person to influence or affect any act or decision of any Governmental Authority, in each case, in order to assist any Acquired Company, in obtaining or retaining business for or with, or in directing business to, any Acquired Company. To the knowledge of the Company, as of the date hereof, there are no ongoing internal investigations, third party investigations (including by any Governmental Authority), internal or external audits, or internal or external reports that address or allege actual violations by any Acquired Company of the United States Foreign Corrupt Practices Act of 1977, as amended or any other applicable anti-corruption or anti-bribery Law.

Section 6.23. Proxy Statement. None of the information relating to the Acquired Companies supplied or to be supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion in the Proxy Statement will, as of the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to Buyer’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement, insofar as it relates to information supplied by or on behalf of the Company related to the Acquired Companies for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

Except as set forth in the Schedules to this Agreement dated as of the date of this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent) or in the SEC Reports filed or furnished by Buyer prior to the date hereof (excluding (x) any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto), each Buyer Party represents and warrants to the Company as follows:

Section 7.01. Corporate Organization. Each of Buyer and First Merger Sub is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Second Merger Sub is duly formed and is validly existing as a limited liability company in good standing under the Laws of Delaware and has the limited liability company power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of each of the Buyer Parties previously delivered by Buyer to the Company are true, correct and complete and are in effect as of the date of this Agreement. Each of the Buyer Parties is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Each of the Buyer Parties is duly licensed or qualified and in good standing as a foreign corporation or foreign limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer Parties to enter into this Agreement or consummate the transactions contemplated hereby.

Section 7.02. Due Authorization.

(a) Each of the Buyer Parties has all requisite corporate or entity power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and, upon receipt of approval of the Buyer Stockholder Matters by the Buyer Stockholders, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors or equivalent governing body of the applicable Buyer Party and, except for approval of the Buyer Stockholder Matters by the Buyer Stockholders, no other corporate or equivalent proceeding on the part of any Buyer Party is necessary to authorize this Agreement or such Transaction Agreements or any Buyer Party’s performance hereunder or thereunder. By Buyer’s execution and delivery hereof, it has provided all approvals on behalf of equityholders of First Merger Sub and Second Merger Sub required for the transactions contemplated hereby. This Agreement has been, and each such Transaction Agreement to which such Buyer Party will be party, will be duly and validly executed and delivered by such Buyer Party and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement to which such Buyer Party will be party will constitute, a legal, valid and binding obligation of such Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) Assuming a quorum is present at the Special Meeting, as adjourned or postponed, the only votes of any of Buyer’s capital stock necessary in connection with the entry into this Agreement by Buyer, the consummation of the transactions contemplated hereby, including the Closing, and the approval of the Buyer Stockholder Matters are as set forth on Schedule 7.02(b).

(c) At a meeting duly called and held, the board of directors of Buyer has unanimously: (i) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Buyer’s stockholders; (ii) determined that the fair market value of the Company is equal to at least eighty percent (80%) of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the transactions contemplated by this Agreement as a Business Combination; and (iv) resolved to recommend to the stockholders of Buyer approval of the transactions contemplated by this Agreement.

Section 7.03. No Conflict. The execution, delivery and performance of this Agreement and any Transaction Agreement to which any Buyer Party is a party by such Buyer Party and, upon receipt of approval of the Buyer Stockholder Matters by the Buyer Stockholders, the consummation of the transactions contemplated hereby or by any Transaction Agreement do not and will not (a) conflict with or violate any provision of, or result in the breach of the Buyer Organizational Documents or any organizational documents of any Subsidiaries of Buyer, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Buyer, any Subsidiaries of Buyer or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Buyer or any Subsidiaries of Buyer is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Buyer or any Subsidiaries of Buyer, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any Transaction Agreement to which any of the Buyer Parties is a party, as applicable.

Section 7.04. Litigation and Proceedings. As of the date of this Agreement, there are no pending or, to the knowledge of Buyer, threatened, Actions and, to the knowledge of Buyer, there are no pending or threatened investigations, in each case, against any Buyer Party, or otherwise affecting any Buyer Party or their respective assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any Transaction Agreement to which any of the Buyer Parties is a party, as applicable. As of the date of this Agreement, there is no unsatisfied judgment or any open injunction binding upon any Buyer Party which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform its obligations under this Agreement or any Transaction Agreement to which any of the Buyer Parties is a party, as applicable.

Section 7.05. Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of any Buyer Party with respect to the execution or delivery of this Agreement by each Buyer Party or any Transaction Agreement to which any of the Buyer Parties is a party, as applicable, or the consummation of the transactions contemplated hereby or thereby, except for applicable requirements of the HSR Act, Securities Laws and the NASDAQ and any other regulations that are required for the consummation of the transactions contemplated hereby and set forth on Schedule 6.13.

Section 7.06. Financial Ability; Trust Account.

(a) As of the date hereof, there is at least $320,993,750 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated December 7, 2020, by and between Buyer and the Trustee on file with the SEC Reports of Buyer as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Buyer Organizational Documents and Buyer’s final prospectus dated December 7, 2020. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Buyer has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach thereunder. As of the date hereof, to Buyer’s knowledge, there are no claims or proceedings pending with respect to the Trust Account. Since December 7, 2020, Buyer has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the First Effective Time, the obligations of Buyer to dissolve or liquidate pursuant to the Buyer Organizational Documents shall terminate, and, as of the First Effective Time, Buyer shall have no obligation whatsoever pursuant to the Buyer Organizational Documents to dissolve and liquidate the assets of Buyer by reason of the consummation of the transactions contemplated hereby. To Buyer’s knowledge, as of the date hereof, following the First Effective Time, no stockholder of Buyer shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its shares of Buyer Class A Common Stock for redemption pursuant to the Buyer Stockholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Buyer and, to the knowledge of Buyer, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Buyer, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no

Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (ii) entitle any Person (other than stockholders of Buyer who shall have elected to redeem their shares of Buyer Class A Common Stock pursuant to the Buyer Stockholder Redemption or the underwriters of Buyer’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, except for the Buyer Stockholder Redemption, Buyer has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Buyer on the Closing Date.

(c) As of the date hereof, Buyer does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 7.07. Brokers’ Fees. Except fees described on Schedule 7.07 (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by Buyer or any of its Affiliates, including the Sponsors.

Section 7.08. SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) Buyer has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 10, 2020 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Buyer as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. No Buyer Party has any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

(b) Buyer has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Buyer is made known to Buyer’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Buyer’s knowledge, such disclosure controls and procedures are effective in timely alerting Buyer’s principal executive officer and principal financial officer to material information required to be included in Buyer’s periodic reports required under the Exchange Act.

(c) Buyer has established and maintained a system of internal controls. To Buyer’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Buyer’s financial reporting and the preparation of Buyer’s financial statements for external purposes in accordance with GAAP.

(d) There are no outstanding loans or other extensions of credit made by Buyer to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Buyer. Buyer has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Neither Buyer (including any employee thereof) nor Buyer’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Buyer, (ii) any fraud, whether or not material, that involves Buyer’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Buyer or (iii) any claim or allegation regarding any of the foregoing.

(f) To the knowledge of Buyer, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the knowledge of Buyer, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 7.09. Business Activities.

(a) Since its incorporation, Buyer has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Buyer Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Buyer or to which Buyer is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Buyer or any acquisition of property by Buyer or the conduct of business by Buyer as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Buyer to enter into and perform its obligations under this Agreement. Each of First Merger Sub and Second Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any Transaction Agreement to which it is a party, as applicable, and the other transactions contemplated by this Agreement and such Transaction Agreements, as applicable.

(b) Buyer does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, neither Buyer nor any of its Subsidiaries has any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Except for this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 9.03) or as set forth on Schedule 7.09(c), no Buyer Party is, and at no time has been, party to any Contract with any other Person that would require payments by any Buyer Party in excess of $10,000 monthly, $100,000 in the aggregate with respect to any individual Contract or more than $500,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 9.03) and Contracts set forth on Schedule 7.09(c)).

(d) There is no liability, debt or obligation against Buyer or its Subsidiaries, except for liabilities and obligations (i) reflected or reserved for on Buyer’s consolidated balance sheet for the twelve (12) months ended December 31, 2020 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Buyer and its Subsidiaries, taken as a whole), (ii) that have arisen since the date of Buyer’s consolidated balance sheet for the twelve (12) months ended December 31, 2020 in the ordinary course of the operation of business of Buyer and its Subsidiaries (other than any such liabilities as are not and would not be, in the aggregate, material to Buyer and its Subsidiaries, taken as a whole), (iii) disclosed in the Schedules or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions.

Section 7.10. Tax Matters.

(a) All income and other material Tax Returns required by Law to be filed by Buyer have been timely filed (taking into account any applicable extensions), and all such Tax Returns are true, correct and complete in all material respects.

(b) All material amounts of Taxes due and payable by Buyer, whether or not shown on any Tax Return, have been paid.

(c) Buyer has (i) withheld and deducted all material amounts of Taxes required to have been withheld or deducted by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Taxing Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d) Buyer is not currently engaged in any material audit, administrative proceeding or judicial proceeding with respect to Taxes. Buyer has not received any written notice from a Taxing Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the Buyer’s knowledge, no such claims have been threatened in writing. No claim has been made by any Taxing authority in writing in a jurisdiction where Buyer does not file a Tax Return that Buyer is or may be subject to Taxes by that jurisdiction that is outstanding or otherwise unresolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of Buyer.

(e) There are no Liens with respect to Taxes on any of the assets of Buyer, other than Permitted Liens.

(f) No Buyer Party has taken any action (or permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

(g) All of the membership interests in Second Merger Sub are owned by Buyer, and Second Merger Sub is, and has been since formation, disregarded as an entity (within the meaning of Treasury Regulations Section 301.7701-3) separate from Buyer for U.S. federal income Tax purposes.

This Section 7.10 is the sole and exclusive representation and warranty of the Buyer in respect of Taxes.

Section 7.11. Capitalization.

(a) As of the date hereof, the authorized capital stock of Buyer consists of 111,000,000 shares of capital stock, each with a par value of $0.0001 per share, including (i) 100,000,000 shares of Buyer Class A Common Stock and (ii) 10,000,000 shares of Buyer Class B Common Stock and (iii) 1,000,000 shares of preferred stock, of which (A) 31,625,000 shares of Buyer Class A Common Stock are issued and outstanding as of the date of this Agreement and (B) 7,906,250 shares of Buyer Class B Common Stock are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Buyer Common Stock and Buyer Warrants (1) have been duly authorized and validly issued and are fully paid and nonassessable, (2) were issued in compliance in all material respects with applicable Law, (3) were not issued in breach or violation of any preemptive rights or Contract and (4) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the SEC Reports with respect to certain Buyer Common Stock held by the Sponsors. As of the date hereof, Buyer has issued 28,631,250 Buyer Warrants that entitle the holder thereof to purchase Buyer Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement.

(b) Immediately prior to the closing of the transactions contemplated by the PIPE Subscription Agreements and the completion of the Mergers, the authorized capital stock of Buyer will be as set forth in the Buyer Charter. All shares of Buyer Common Stock to be issued pursuant to this Agreement or otherwise pursuant to the PIPE Subscription Agreement will, when issued, (1) be duly authorized and validly issued and fully paid and nonassessable, (2) assuming the accuracy of the Company’s representations and warranties hereunder and the representations and warranties of the PIPE Investors in the PIPE Subscription Agreements, be issued in compliance in all material respects with applicable Law and (3) not be issued in breach or violation of any preemptive rights or Contract.

(c) Except for this Agreement, the Buyer Warrants and the PIPE Subscription Agreements, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Buyer Common Stock or the equity interests of Buyer, or any other Contracts to which Buyer is a party or by which Buyer is bound obligating Buyer to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Buyer, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Buyer. Except as disclosed in the SEC Reports, the Buyer Organizational Documents or in the Sponsor Support Agreement, there are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any securities or equity interests of Buyer. There are no outstanding bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Buyer’s stockholders may vote. Except as disclosed in the SEC Reports, Buyer is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Buyer Common Stock or any other equity interests of Buyer. Except for the other Buyer Parties, Buyer does not own any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

Section 7.12. NASDAQ Stock Market Listing. The issued and outstanding units of the Buyer, each such unit comprised of one share of Buyer Class A Common Stock and one-half of one Buyer Warrant, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “MUDSU”. The issued and outstanding shares of Buyer Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “MUDS”. The issued and outstanding Buyer Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “MUDSW”. Buyer has not been notified by NASDAQ that it does not comply with any NASDAQ listing rule, which noncompliance is not subject to any compliance extension or ability to remedy, in each case as permitted by the NASDAQ continued listing rules. There is no Action pending or, to Buyer’s knowledge, threatened in writing against Buyer by Nasdaq or the SEC with respect to any intention by such entity to deregister the Buyer Class A Common Stock or Buyer Warrants or terminate the listing of the Buyer Class A Common Stock or the Buyer Warrants on the NASDAQ, other than Actions where a compliance extension or ability to remedy is available under applicable Law. None of Buyer or its Affiliates has taken any action in an attempt to intentionally terminate the registration of the Buyer Class A Common Stock or Buyer Warrants under the Exchange Act except as contemplated by this Agreement. Buyer has not received any written notice from the NASDAQ or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Buyer Class A Common Stock from the NASDAQ or the SEC.

Section 7.13. PIPE Financing.

(a) Buyer has delivered to the Company true, correct and complete copies of each of the PIPE Subscription Agreements entered into by Buyer with the applicable PIPE Investors named therein, pursuant to which the PIPE Investors have committed to provide equity financing to Buyer in connection with the Transactions in the aggregate amount of the PIPE Financing Amount. To the knowledge of Buyer, with respect to each PIPE Investor, the PIPE Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Buyer. Each PIPE Subscription Agreement is a legal, valid and binding obligation of Buyer and, to the knowledge of Buyer, each PIPE Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such PIPE Subscription Agreement violates any Laws. The PIPE Subscription Agreements provide that the Company is a third-party beneficiary thereof and is entitled to enforce such agreements against the PIPE Investor. There are no other agreements, side letters, or arrangements between Buyer and any PIPE Investor relating to any PIPE Subscription Agreement that could affect the obligation of such PIPE Investors to contribute to Buyer the applicable portion of the PIPE Financing Amount set forth in the PIPE Subscription Agreement of such PIPE Investors, and, as of the date hereof, Buyer does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any PIPE Subscription Agreement not being satisfied, or the PIPE Financing Amount not being available to Buyer, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Buyer under any material term or condition of any PIPE Subscription Agreement and, as of the date hereof, Buyer has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any PIPE Subscription Agreement. The PIPE Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Buyer the applicable portion of the PIPE Financing Amount set forth in the PIPE Subscription Agreements on the terms therein.

(b) No fees, consideration or other discounts are payable or have been agreed by Buyer or any of its Subsidiaries (including, from and after the Closing, the Acquired Companies) to any PIPE Investor in respect of its PIPE Investment or, except as set forth in the PIPE Subscription Agreements.

Section 7.14. Sponsor Support Agreement. Buyer has delivered to the Company a true, correct and complete copy of the Sponsor Support Agreement. The Sponsor Support Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Buyer. The Sponsor Support Agreement is a legal, valid and binding obligation of Buyer and, to the knowledge of Buyer, each other party thereto and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under, the Sponsor Support Agreement violates any provision of, or results in the breach of or default under, or require any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Buyer under any material term or condition of the Sponsor Support Agreement.

Section 7.15. Related Party Transactions. Except as described in the SEC Reports or in connection with the PIPE Investment, there are no transactions, Contracts, side letters, arrangements or understandings between any Buyer Party, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of such Buyer Party. No fees or expenses are payable to the Sponsor or any of its Affiliates as a result of the transactions contemplated hereby.

Section 7.16. Investment Company Act. Neither the Buyer nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE VIII

COVENANTS OF THE COMPANY

Section 8.01. Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as expressly contemplated by this Agreement (including with respect to the

Permitted Debt Financing and Permitted Uses of amounts that would otherwise constitute Distributable Cash), set forth on Schedule 8.01 or consented to in writing by Buyer (which consent shall not be unreasonably conditioned, withheld, delayed or denied), (i) use its commercially reasonable efforts to operate its business in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19 and (ii) use its commercially reasonable efforts to continue to accrue and collect accounts receivable, accrue and pay accounts payable and other expenses, establish reserves for uncollectible accounts and manage inventory in accordance with past custom and practice (including, for the avoidance of doubt, recent past practice in light of COVID-19. Notwithstanding anything to the contrary contained herein, nothing herein shall prevent the Company or any of its Subsidiaries from taking or failing to take any action in good faith, including the establishment of any policy, procedure or protocol, reasonably necessary or appropriate to comply with any COVID-19 Measures and (x) no such actions or failure to take such actions shall be deemed to violate or breach this Agreement in any way, (y) all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business and (z) no such actions or failure to take such actions shall serve as a basis for Buyer to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied. Without limiting the generality of the foregoing, except as contemplated by this Agreement, as set forth on Schedule 8.01, in connection with the Pre-Closing Recapitalization or the Holdings Liquidation, as consented to by Buyer in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), or as required by Law, the Company shall not, and the Company shall cause its Subsidiaries not to, during the Interim Period, except as otherwise contemplated by this Agreement:

(a) change or amend the Organizational Documents of the Company;

(b) make, declare, set aside, establish a record date for or pay any dividend or distribution, other than (i) any dividends or distributions from any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiaries of the Company and (ii) any Permitted Use of amounts that would otherwise constitute Distributable Cash;

(c) enter into, assume, assign, partially or completely amend any material term of, modify any material term of or terminate (excluding any expiration in accordance with its terms) any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company or its Subsidiaries is a party or by which it is bound, other than entry into such agreements in the ordinary course of business;

(d) (i) issue, deliver, sell, transfer, pledge, dispose of or place any Lien (other than a Permitted Lien) on any shares of capital stock or any other equity or voting securities of the Company or any of its Subsidiaries or (ii) issue or grant any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or voting securities of the Company;

(e) sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets (including the Owned Real Property), rights or properties of the Acquired Companies, taken as a whole, other than the sale or license of Software, goods and services to customers, or the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete or no longer be material to the business of the Acquired Companies, in each such case, in the ordinary course of business;

(f) sell, lease, license, sublicense, assign, transfer, waive, abandon, allow to lapse, fail to maintain or otherwise dispose of any Intellectual Property (other than (i) licenses and sublicenses granted in the ordinary course of business or (ii) with respect to Intellectual Property that the Acquired Companies have determined, in the exercise of their commercially reasonable business judgment, to be immaterial or obsolete) or disclosed any material Trade Secrets of the Acquired Companies to any Person (other than in the ordinary course of business to a Person bound by written confidentiality obligations);

(g) (i) cancel or compromise any claim or Indebtedness owed to the Company or any of its Subsidiaries, (ii) settle any pending or threatened Action (A) if such settlement would require (x) payment by the

Company in an amount greater than $500,000 or (y) any of the Acquired Companies to perform or satisfy material continuing obligations, (B) to the extent such settlement includes an agreement to accept or concede injunctive relief or (C) to the extent such settlement involves a Governmental Authority or alleged criminal wrongdoing, or (iii) agree to modify in any respect materially adverse to the Acquired Companies any confidentiality or similar Contract to which the Company or any of its Subsidiaries are a party;

(h) except as otherwise required by Law or the terms of any existing Company Plans, Contract or collective bargaining agreement as in effect on the date hereof, (i) materially increase the compensation or benefits of any Company Employee except (A) for increases in salaries, hourly wage rates, declarations of bonuses or benefits (other than severance, retention or retirement benefits) made in the ordinary course of business to any Company Employee with an annual base salary less than $300,000 or (B) for ordinary course annual salary increases for calendar year 2021 for all employees that do not exceed, in the aggregate, five percent (5%) of the aggregate salary paid by the Acquired Companies in calendar year 2020, (ii) make any grant of any severance, retention or termination payment to any Company Employee, except in connection with the promotion, hiring (to the extent permitted by clause (iv) of this paragraph) or firing of any employee in the ordinary course of business, (iii) make any change in the key management structure of the Company or any of its Subsidiaries, including the hiring of additional officers or the termination of existing officers, (iv) hire any employee of the Company or its Subsidiaries or any other individual who is providing or will provide services to the Company or its Subsidiaries, other than the hiring of any employee or service provider with an annual base salary or wage rate of less than $300,000 in the ordinary course of business or (v) establish, adopt, enter into, materially amend in any respect or terminate any material Company Plan or any material plan, agreement, program, policy or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement, except as otherwise permitted by clauses (i) and (ii) of this paragraph;

(i) directly or indirectly acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof other than in the ordinary course of business;

(j) make any loans or advance any money or other property to any Person, except for (A) advances in the ordinary course of business to any Company Employee for expenses not to exceed $50,000 individually or $500,000 in the aggregate, (B) prepayments and deposits paid to suppliers of the Company or any of its Subsidiaries in the ordinary course of business or (C) trade credit extended to customers of the Company or any of its Subsidiaries in the ordinary course of business;

(k) enter into, assume, assign, partially or completely amend any material term of, modify any material term of or terminate (excluding any expiration in accordance with its terms) any Contract of a type required to be listed on Schedule 6.09(a) (other than any Plan), or any lease related to the Leased Real Property, other than entry into such agreements in the ordinary course of business;

(l) redeem, purchase or otherwise acquire, any shares of capital stock (or other equity interests) of the Company or any of its Subsidiaries or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock (or other equity interests) of the Company or any of its Subsidiaries;

(m) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of the Company;

(n) make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Acquired Companies, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(o) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries (other than the transactions contemplated by this Agreement);

(p) make, change or rescind any income or other material Tax election, adopt or change any material financial or Tax accounting methods, principles, or practices, file any amended income or other material Tax Return, settle or compromise any material Tax liability, enter into any closing agreement with respect to any Tax, consent in writing to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, surrender any right to claim a refund of a material amount of Taxes, enter into any Tax sharing or Tax indemnification agreement or similar agreement (except, in each case, for such agreements that are ordinary course contracts not primarily relating to Taxes), file any claim for a refund of Taxes with any Taxing Authority, request a ruling or similar guidance from any Taxing Authority with respect to any Tax matter, or file any income or other material Tax Return in a manner inconsistent with past practice (provided, that any Tax Return filed prior to Closing that is consistent with the requirements set forth in Section 10.04(e) shall be considered consistent with past practice, with respect to the items specifically enumerated in Section 10.04(e));

(q) directly or indirectly, incur, or modify in any material respect the terms of, any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness (other than Indebtedness under the existing Credit Facility of the Acquired Companies, in connection with a Permitted Debt Financing or capital leases entered into in the ordinary course of business);

(r) voluntarily fail to maintain in full force and effect material insurance policies covering the Acquired Companies and their respective properties, assets and businesses in a form and amount consistent with past practices;

(s) enter into any transaction or amend in any material respect any existing agreement with any Person that, to the Company’s knowledge, is an Affiliate of Holdings, the Company or its Subsidiaries (excluding any Company Plans and ordinary course payments of annual compensation, provision of benefits or reimbursement or advancement of expenses in respect of members or stockholders who are Company Employees);

(t) enter into any agreement that materially restricts the ability of the Company or its Subsidiaries to engage or compete in any line of business or enter into a new line of business;

(u) make any capital expenditures that in the aggregate exceed $1,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditures budget for periods following the date hereof, which has been made available to Buyer; or

(v) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 8.01.

Section 8.02. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law or (z) in the opinion of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure, the Company shall, and shall cause its Subsidiaries to, afford to Buyer and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Acquired Companies and so long as reasonably feasible or permissible under applicable Law, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Acquired Companies, and shall use its commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of the Acquired Companies that are in the possession of the Company or its Subsidiaries, in each case, as Buyer and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that Buyer shall not be permitted to perform any environmental sampling at any Owned Real Property or Leased Real Property, including sampling of soil, groundwater, surface water, building materials, indoor or outdoor air or wastewater emissions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request pursuant to this Section 8.02 shall be made in a time and manner so as not to delay the Closing. All information obtained by Buyer and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Closing.

Section 8.03. HSR Act and Approvals.

(a) In connection with the transactions contemplated by this Agreement, the Company shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act; provided that, in the event the Federal Trade Commission and/or the U.S. Department of Justice is closed or not accepting such filings under the HSR Act (a “Government Closure”), such days shall be extended day-for-day, for each Business Day the Government Closure is in effect. The Company shall (i) use its reasonable best efforts to comply as promptly as practicable with any Information or Document Requests and (ii) request early termination of any waiting period under the HSR Act.

(b) The Company shall promptly furnish to Buyer copies of any notices or written communications received by the Company or any of its Affiliates from any third party or any Governmental Authority, and detail any substantive oral communications between the Company or any of its Affiliates and any Governmental Authority, with respect to the transactions contemplated by this Agreement, and the Company shall permit counsel to Buyer an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company and/or its Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that the Company shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of Buyer. The Company agrees to provide, to the extent permitted by the applicable Governmental Authority, Buyer and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

Section 8.04. No Claim Against the Trust Account. Each of the Company and Holdings acknowledges that it has read Buyer’s final prospectus, dated December 7, 2020 and other SEC Reports, the Buyer Organizational Documents, and the Trust Agreement and understands that Buyer has established the Trust Account described therein for the benefit of Buyer’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company and Holdings further acknowledges that, if the transactions contemplated by this Agreement, or, in the event of a termination of this Agreement, another Business Combination, are not consummated by September 10, 2022 or such later date as approved by the stockholders of Buyer to complete a Business Combination, Buyer will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, each of the Company and Holdings (on behalf of itself and its controlled Affiliates) hereby irrevocably waives any past, present or future claim of any kind against, and any right to access, the Trust Account (including any distributions therefrom to Buyer’s public stockholders) or to collect from the Trust Account any monies that may be owed to them by Buyer or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account (or distributions therefrom) at any time for any reason whatsoever; provided, that nothing herein shall serve to limit or prohibit the Company’s or Holdings’ right to pursue a claim against Buyer or any of its Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 13.13 for specific performance or other injunctive relief. Each of the Company and Holdings agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Buyer to induce it to enter in this Agreement, and each of the Company and Holdings further intends and understands such waiver to be valid, binding and enforceable under applicable Law. To the extent either the Company or Holdings commences any Action based upon, in connection with, relating to or arising out of any matter relating to Buyer, which seeks, in whole or in part, monetary relief against Buyer, the Company and Holdings hereby acknowledge and agree that their sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or Holdings (or any party claiming on the Company’s or Holdings’ behalf or in lieu of the Company or Holdings) to have any claim against the Trust Account (including any distributions therefrom to Buyer’s public stockholders) or any amounts contained therein. In the event the Company or Holdings commences any Action based upon, in connection with, relating to or arising out of any matter relating to Buyer, which seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom to Buyer’s public stockholders), whether in the form of money damages or injunctive relief, Buyer shall be entitled to recover from the Company or Holdings the associated legal fees and costs in connection with any such action, in the event Buyer prevails in such action or proceeding. This Section  8.04 shall survive the termination of this Agreement for any reason.

Section 8.05. Proxy Solicitation; Other Actions.

(a) The Company agrees to use reasonable best efforts to provide Buyer as promptly as practicable after the date of this Agreement, audited financial statements, including consolidated balance sheets as of December 31, 2020 and December 31, 2019 and consolidated statements of income and comprehensive income, shareholder’s equity and cash flows, of the Acquired Companies for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, in each case, prepared in accordance with GAAP and Regulation S-X and audited in accordance with the auditing standards of the PCAOB (provided, that such audited financial statements shall not be required to include a signed audit opinion, which signed audit opinion shall be delivered immediately prior to the initial filing of the Proxy Statement with the SEC), and (ii) any unaudited financial statements, including consolidated condensed balance sheets and consolidated condensed statements of income and comprehensive income, shareholder’s equity and cash flows, of the Acquired Companies required under the applicable rules and regulations of the SEC to be included in the Proxy Statement and/or the Closing Form 8-K, in each case, prepared in accordance with GAAP and Regulation S-X. The Company shall be available to, and the Acquired Companies shall use commercially reasonable efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Buyer and its counsel in connection with (A) the drafting of the Proxy Statement and (B) responding in a timely manner to comments on the Proxy Statement from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with Buyer in connection with the preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

(b) From and after the date on which the Proxy Statement is mailed to Buyer’s stockholders, the Company will give Buyer prompt written notice of any action taken or not taken by the Company or its Subsidiaries or of any development regarding the Company or its Subsidiaries, in any such case which is or becomes known by the Company, that would cause the Proxy Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that if any such action shall be taken or fail to be taken or such development shall otherwise occur, Buyer and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement, such that the Proxy Statement no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Buyer pursuant to this Section 8.05 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules.

Section 8.06. Code Section 280G. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations promulgated thereunder) has the right to receive any payments or benefits that would be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations promulgated thereunder), then, the Company will, prior to the Closing Date: (a) solicit and use its reasonable best efforts to obtain from each such “disqualified individual” a waiver of such “disqualified individual’s” right to receive or retain the portion of such payments or benefits that constitutes “parachute payments” (the “Waived 280G Benefits”), so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder); and (b) no later than three (3) Business Days prior to the Closing Date, with respect to each “disqualified individual” who executes the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner intended to satisfy the requirements under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive or retain the Waived 280G Benefits. Prior to, and in no event later than two (2) Business Days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Buyer for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Buyer. No later than five (5) Business Days prior to soliciting the waivers, the Company shall provide Buyer with the calculations and related documentation necessary to determine whether and to what extent the vote described in this Section 8.06 is required in order to avoid the imposition of Taxes under Section 4999 of the Code. To the extent that any Contract, agreement or other arrangement is entered into by, or at the direction of, Buyer and/or any of its Affiliates and any “disqualified individual” (the “Buyer Arrangements”), Buyer shall provide a copy of such Contract, agreement or other arrangement to the Company at least ten (10) Business Days prior to the Closing Date and cooperate with the Company in good faith in order to calculate or determine the value (for purposes of Section 280G of the Code) of any payments or benefits granted or contemplated therein that may constitute, individually or in the aggregate with any other payments and/or benefits, “parachute payments” (within the meaning of Section 280G of the Code); provided, that none of the Company or any of its Affiliates will be deemed to be in breach of the covenants set forth in this Section 8.06 due to Buyer’s breach of its obligations set forth in this Section 8.06 or if the process set forth herein is ultimately determined to be invalid, if such invalidation is due to any inaccuracy or incompleteness in any respect of any such amounts and/or information provided by Buyer with respect to the Buyer Arrangements. Prior to the Closing Date, the Company shall deliver to Buyer evidence that a vote of the holders of the equity interests of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the requisite number of votes was not obtained, and, as a result, the Waived 280G Benefits will not be paid or retained.

Section 8.07. FIRPTA. At the Closing, the Company shall deliver to Buyer (i) a certificate in such form as reasonably requested by Buyer conforming to the requirements of Section 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the Treasury Regulations, and (ii) a copy of the signed notice contemplated by Section 1.897-2(h)(2) of the Treasury Regulations, which Buyer shall be entitled to file with the Internal Revenue Service in accordance with such Treasury Regulation.

Section 8.08. Permitted Debt Financing. Prior to the Closing, the Company shall use commercially reasonable efforts to refinance or extend or obtain commitments to refinance or extend, at or prior to the Closing, the Credit Facility (the “Permitted Debt Financing”), including to allow total commitments and, without duplication, outstanding loans thereunder in an aggregate amount not to exceed $250,000,000.

Section 8.09. Affiliate Agreements. All Contracts set forth on Schedule 8.09 shall be terminated or settled at or prior to the Closing without further liability to Buyer or any of the Acquired Companies. With respect to each such Contract, the Company shall deliver to Buyer evidence of such termination or settlement, as applicable, at or prior to the Closing and the aggregate unpaid amount remaining as of 12:01 a.m. Eastern Time on the Closing Date required to be paid by the Acquired Companies to cause final termination thereof (the “Remaining Termination Payments”). To the extent there are any Remaining Termination Payments, the Buyer shall cause them to be paid at the Closing as directed by the Acquired Companies.

Section 8.10. Draft Allocation Schedule. On or prior to the thirtieth (30th) day after the date hereof, the Company shall deliver a draft Allocation Schedule, prepared in good faith based on assumptions with respect to matters as specified therein and as it deems reasonable under the circumstances.

ARTICLE IX

COVENANTS OF BUYER

Section 9.01. HSR Act and Regulatory Approvals.

(a) In connection with the transactions contemplated by this Agreement, Buyer shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act; provided that, in the event that there is a Government Closure, such days shall be extended day-for-day, for each Business Day the Government Closure is in effect. Buyer shall comply as promptly as practicable with any Information or Document Requests.

(b) Buyer shall request early termination of any waiting period under the HSR Act and undertake promptly any and all action required to (i) obtain termination or expiration of the waiting period under the HSR Act, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.

(c) Buyer shall cooperate in good faith with the Regulatory Consent Authorities and undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement as soon as practicable (but in any event prior to the Termination Date) and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for (A) the sale, licensing or other disposition, or the holding separate, of particular assets, categories of assets or lines of business of the Company or Buyer or (B) the termination, amendment or assignment of existing relationships and contractual rights and obligations of the Company or Buyer and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business or the termination, amendment or assignment of existing relationships and contractual rights, in each case, at such time as may be necessary to permit the lawful consummation of the transactions contemplated hereby on or prior to the Termination Date; provided that Buyer shall not be required to undertake any action under this paragraph that would reasonably and materially impact Buyer’s expected benefits resulting from the transactions contemplated hereby. The entry by any Governmental Authority in any Action of a Governmental Order permitting the consummation of the transactions contemplated hereby but requiring any of the assets or lines of business of Buyer to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Acquired Companies) shall not be deemed a failure to satisfy any condition specified in ARTICLE XI.

(d) Buyer shall promptly furnish to the Company copies of any notices or written communications received by Buyer or any of its Affiliates from any Governmental Authority with respect to the transactions contemplated by this Agreement, and Buyer shall permit counsel to the Company an opportunity to review in advance, and Buyer shall consider in good faith the views of such counsel in connection with, any proposed written communications by Buyer and/or its Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that Buyer shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of the Company. Buyer agrees to provide the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Buyer and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

(e) Except as required by this Agreement, Buyer shall not engage in any action or enter into any transaction, that would reasonably be expected to materially impair or delay Buyer’s ability to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

Section 9.02. Indemnification and Insurance.

(a) From and after the First Effective Time, Buyer agrees that it shall indemnify and hold harmless each present and former director, manager and officer of the Company and Buyer and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the First Effective Time, whether asserted or claimed prior to, at or after the First Effective Time, to the fullest extent that the Company, Buyer or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective Organizational Documents to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Buyer shall cause the Surviving Entity and each of its Subsidiaries to, (i) maintain for a period of not less than six (6) years from the First Effective Time provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors/managers that are no less favorable to those Persons than the provisions of such Organizational Documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six (6) years from the First Effective Time, Buyer shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Buyer’s, the Company’s or any of their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Buyer or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Buyer or its Subsidiaries be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium payable by the Acquired Companies or Buyer, as applicable, for such insurance policy for the year ended December 31, 2020; provided, however, that (i) Buyer may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the First Effective Time (the “D&O Tail”) and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 9.02 shall be continued in respect of such claim until the final disposition thereof.

(c) Buyer and the Company hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the indemnified Persons under this Section 9.02 may have certain rights to indemnification, advancement of expenses and/or insurance provided by current stockholders, members, or other Affiliates of such stockholders or members (“Indemnitee Affiliates”) separate from the indemnification obligations of the Buyer, the Company and their respective Subsidiaries hereunder. The Parties hereby agree (i) that the Buyer, the

Company and their respective Subsidiaries are the indemnitors of first resort (i.e., its obligations to the indemnified Persons under this Section 9.02 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnified Persons under this Section 9.02 are secondary), (ii) that the Buyer, the Company and their respective Subsidiaries shall be required to advance the full amount of expenses incurred by the indemnified Persons under this Section 9.02 and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and required by the Buyer’s, the Company’s and their respective Subsidiaries’ Organizational Documents or any director or officer indemnification agreements, without regard to any rights the indemnified Persons under this Section 9.02 may have against any Indemnitee Affiliate, and (iii) that the Parties (on behalf of themselves and their respective Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 9.02 shall survive the consummation of the First Merger indefinitely and shall be binding, jointly and severally, on Buyer, the Surviving Corporation and the Surviving Entity and all successors and assigns of Buyer, the Surviving Corporation and the Surviving Entity. In the event that Buyer, the Surviving Corporation or the Surviving Entity or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer, the Surviving Corporation or the Surviving Entity, as the case may be, shall succeed to the obligations set forth in this Section  9.02.

Section 9.03. Conduct of Buyer During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 9.03 or as contemplated by this Agreement or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied, except, in the case of clauses (i), (ii), (iv) and (vi) below, as to which the Company’s consent may be granted or withheld in its sole discretion), Buyer shall not and each shall not permit any of its Subsidiaries to:

(i) change, modify or amend the Trust Agreement, the Buyer Organizational Documents or the organizational documents of First Merger Sub or Second Merger Sub;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Buyer; (B) split, combine or reclassify any capital stock of, or other equity interests in, Buyer; or (C) other than in connection with the Buyer Stockholder Redemption or as otherwise required by Buyer’s Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Buyer;

(iii) make, change or rescind any income or other material Tax election, adopt or change any material financial or Tax accounting methods, principles, or practices, file any amended income or other material Tax Return, settle or compromise any material Tax liability, enter into any closing agreement with respect to any income or other material Tax, consent in writing to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, surrender any right to claim a refund of a material amount of Taxes, enter into any Tax sharing or Tax indemnification agreement or similar agreement (except, in each case, for such agreements that are ordinary course contracts not primarily relating to Taxes), request a ruling or similar guidance from any Taxing Authority with respect to any Tax matter, or file any income or other material Tax Return in a manner inconsistent with past practice;

(iv) enter into, renew or amend in any material respect, any Contract with an Affiliate of Buyer (including, for the avoidance of doubt, (x) the Sponsor or anyone related by blood, marriage or adoption to any Sponsor and (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of five percent (5%) or greater);

(v) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;

(vi) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, Buyer or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (x) issuance of Buyer Class A Common Stock in connection with the exercise of any Buyer Warrants outstanding on the date hereof or (y) issuance of Buyer Class A Common Stock at not less than the Per Share Price on the terms set forth in the PIPE Subscription Agreements or (B) amend, modify or waive any of the terms or rights set forth in, any Buyer Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein.

(b) During the Interim Period, Buyer shall, and shall cause its Subsidiaries to use commercially reasonable efforts to comply with, and continue performing under, as applicable, the Buyer Organizational Documents, the Trust Agreement, the Transaction Agreements and all other agreements or Contracts to which Buyer or its Subsidiaries may be a party.

Section 9.04. PIPE Investment. Unless otherwise approved in writing by the Company, Buyer shall not permit any amendment or modification to be made to, or any waiver (in whole or in part) of, any provision or remedy under, or consent to the termination or replacement of, any of the PIPE Subscription Agreements in a manner adverse to the Company. Buyer shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to consummate the transactions contemplated by the PIPE Subscription Agreements on the terms and conditions described therein, including maintaining in effect the PIPE Subscription Agreements and to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Buyer in the PIPE Subscription Agreements and otherwise comply with its obligations thereunder, (ii) in the event that all conditions in the PIPE Subscription Agreements (other than conditions that Buyer or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the PIPE Subscription Agreements at or prior to Closing, (iii) confer with the Company regarding timing of the Expected Closing Date (as defined in the PIPE Subscription Agreements); (iv) deliver notices to counterparties to the PIPE Subscription Agreements sufficiently in advance of the Closing in accordance with the terms of the PIPE Subscription Agreements; and (iv) without limiting the Company’s rights to enforce certain of such PIPE Subscriptions Agreements thereunder or pursuant to Section 13.13, enforce its rights under the PIPE Subscription Agreements in the event that all conditions in the PIPE Subscription Agreements (other than conditions that Buyer or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to pay to (or as directed by) Buyer the applicable portion of the PIPE Financing Amount, as applicable, set forth in the PIPE Subscription Agreements in accordance with their terms. Without limiting the generality of the foregoing, Buyer shall give the Company prompt notice (A) of any amendment to any PIPE Subscription Agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any PIPE Investor known to Buyer; (C) of the receipt of any written notice or other written communication from any PIPE Investor with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any PIPE Subscription Agreement or any provisions of any PIPE Subscription Agreement; and (D) if Buyer does not reasonably expect to receive all or any portion of the PIPE Financing Amount on the terms or in the manner contemplated by the PIPE Subscription Agreements. Buyer shall deliver all notices it is required to deliver under the PIPE Subscription Agreements on a timely basis in order to cause the PIPE Investors to consummate the PIPE Investment immediately prior to the Closing.

Section 9.05. Certain Transaction Agreements. Unless otherwise approved in writing by the Company, no Buyer Party shall permit any amendment or modification to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), of any provision or remedy under, or any replacement of, the Sponsor Support Agreement. Buyer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to Buyer in the Sponsor Support Agreement and otherwise comply with its obligations thereunder and to enforce its rights under each such agreement. Without limiting the generality of the foregoing, Buyer shall give the Company, prompt written notice (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would give rise to any breach or default) by any party to the Sponsor Support Agreement and (B) of the receipt of any written notice or other written communication from any other party to the Sponsor Support Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of the Sponsor Support Agreement.

Section 9.06. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Buyer or its Subsidiaries by third parties that may be in Buyer’s or its Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of Buyer would result in the loss of attorney-client privilege or other privilege from disclosure, Buyer shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Buyer and its Subsidiaries, and shall use commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Buyer that are in the possession of Buyer, in each case as the Company and its Representatives may reasonably request solely for purposes of consummating the Transactions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Second Effective Time.

Section 9.07. Buyer NASDAQ Listing. From the date hereof through the Closing, Buyer shall use reasonable best efforts to ensure Buyer remains listed as a public company on, and for shares of Buyer Class A Common Stock (including shares issuable upon conversion of Buyer Class B Common Stock and Buyer Class E Common Stock) and Buyer Warrants (but, in the case of Buyer Warrants, only to the extent issued and listed as of the date hereof) to be listed on, the NASDAQ.

Section 9.08. Section 16 Matters. Prior to the First Effective Time, Buyer shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of the Buyer Common Stock or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Buyer to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matter, and Buyer shall permit counsel to the Company an opportunity to review in advance, and Buyer shall consider in good faith the view of such counsel in connection with, any such steps.

Section 9.09. Buyer Board of Directors and Officers.

(a) Except as otherwise agreed in writing by the Company and Buyer prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and NASDAQ listing requirements, Buyer shall use reasonable best efforts prior to the First Effective Time to ensure that the individuals listed on Schedule 9.09, and the additional individuals as agreed between Buyer and the Company pursuant to the parameters set forth on Schedule 9.09, are elected as the only directors of Buyer with no vacancies or unfilled newly created directorships (including by seeking to obtain from each existing director an irrevocable resignation effective as of the First Effective Time), in each case effective immediately after the

Closing, and the identities of such individuals shall be made publicly available as promptly as practicable following the date hereof (but in any event prior to the date on which the Proxy Statement is filed with the SEC in definitive form).

(b) Buyer shall take all necessary action prior to the First Effective Time such that (i) each officer of the Buyer in office immediately prior to the First Effective Time shall cease to be an officer immediately following the First Effective Time (including by causing each such officer to tender an irrevocable resignation as officer, effective as of the First Effective Time) and (ii) the persons constituting the officers of the Company prior to the First Effective Time shall, as of immediately following the First Effective Time, be appointed as the officers of Buyer.

(c) If necessary to effect the foregoing in this Section 9.09, the board of directors Buyer shall adopt resolutions prior to the First Effective Time that expand or decrease the size of the board of directors of Buyer.

Section 9.10. Incentive Equity Plan. Prior to the date on which the Proxy Statement is filed with the SEC in definitive form, Buyer shall approve, and subject to approval of the stockholders of Buyer, adopt as of the First Effective Time, a management incentive equity plan, the proposed form and terms of which shall be prepared and delivered by Buyer to the Company and shall be mutually agreed upon by Buyer and the Company prior to the date on which the Proxy Statement is filed with the SEC in definitive form (the “Incentive Equity Plan”).

Section 9.11. Qualification as an Emerging Growth Company. Buyer shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would cause Buyer to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

ARTICLE X

JOINT COVENANTS

Section 10.01. Support of Transaction. Without limiting any covenant contained in ARTICLE VIII or ARTICLE IX, including the obligations of the Company and Buyer with respect to the notifications, filings, reaffirmations and applications described in Section 8.03 and Section 9.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 10.01, Buyer and the Company shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of, and provide notice to, third parties that any of Buyer, the Company, or their respective Affiliates are required to obtain or provide, as applicable, in order to consummate the Transactions; provided, that Holdings and the Company shall not be required to seek any such required consents or approvals of third party counterparties to Contracts with any Acquired Company to the extent such Material Contract is otherwise terminable at will, for convenience or upon or after the giving of notice of termination by a party thereto unless otherwise agreed in writing by the Company and Buyer, and (c) take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Party set forth in ARTICLE XI or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall any Buyer Party or any Acquired Company be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which any Acquired Company is a party or otherwise required in connection with the consummation of the Transactions.

Section 10.02. Proxy Statement; Buyer Special Meeting.

(a) Proxy Statement.

(i) As promptly as practicable after the date of this Agreement, Buyer shall, in accordance with this Section 10.02(a), prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Buyer in advance of the Special Meeting, for the purpose of, among other things: (A) providing Buyer’s stockholders with the opportunity to redeem shares of Buyer Class A Common Stock by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is two (2) Business Days prior to the date of the Special Meeting (the “Buyer Stockholder Redemption”); and (B) soliciting proxies from holders of Buyer Class A Common Stock to vote at the Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Buyer Class A Common Stock, Buyer Class B Common Stock and Buyer Class E Common Stock in connection with the First Merger and the PIPE Financing (including approvals as may be required by NASDAQ); (3) the amendment and restatement of the Certificate of Incorporation in the form of the Buyer Charter attached as Exhibit A hereto; (4) the approval of the adoption of the Incentive Equity Plan; (5) the election of the members of Buyer’s board of directors in accordance with Section 9.09 (6) the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes to approve and adopt any of the foregoing and (7) any other proposals the Parties agree are necessary or desirable to consummate the Transactions (collectively, the “Buyer Stockholder Matters”). Without the prior written consent of the Company, the Buyer Stockholder Matters shall be the only matters (other than procedural matters) which Buyer shall propose to be acted on by the Buyer’s stockholders at the Special Meeting, as adjourned or postponed. The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. As promptly as practicable following (but in no event later than three (3) Business Days following, except as otherwise required by applicable Law) the earlier to occur of (x) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”), Buyer shall (I) file the definitive Proxy Statement with the SEC, and (II) cause the Proxy Statement to be promptly mailed to its stockholders of record, as of the record date to be established by the board of directors of Buyer in accordance with Section 10.02(b).

(ii) Prior to filing with the SEC, Buyer will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Buyer shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Buyer will advise the Company, promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) any request by the SEC for amendment of the Proxy Statement; (F) any comments from the SEC relating to the Proxy Statement and responses thereto; and (G) requests by the SEC for additional information. Buyer shall respond to any SEC comments on the Proxy Statement as promptly as practicable and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided, that prior to responding to any requests or comments from the SEC, Buyer will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

(iii) If, at any time prior to the Special Meeting, Buyer shall discover any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Buyer shall promptly file an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform Buyer of such information, event or circumstance.

(iv) Buyer shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder. The Company agrees to promptly provide Buyer with all information concerning the business, management, operations and financial condition of the Acquired Companies, in each case, reasonably requested by Buyer for inclusion in the Proxy Statement.

(b) Buyer Special Meeting. Buyer shall promptly (and in no event later than the fifth (5th) Business Day following the date of this Agreement) commence a “broker search” in accordance with Rule 14a-12 of the Exchange Act. Buyer shall set a record date (which date shall be mutually agreed by the Company) for determining the Buyer stockholders entitled to vote at the Special Meeting. Buyer shall, prior to or as promptly as practicable following the Proxy Clearance Date (and in no event later than the date the Proxy Statement is required to be mailed in accordance with Section 10.02(a)), duly call and give notice of, the Special Meeting. Buyer shall convene and hold a meeting of Buyer’s stockholders, for the purpose of obtaining the approval of the Buyer Stockholder Matters (the “Special Meeting”), which meeting shall be held not more than thirty (30) days after the date on which Buyer commences the mailing of the Proxy Statement to its stockholders (other than as required by applicable Law or as agreed in writing by the Company). Buyer shall use its reasonable best efforts to take all actions necessary (in its discretion or at the request of the Company) to obtain the approval of the Buyer Stockholder Matters at the Special Meeting, including as such Special Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of the Buyer Stockholder Matters. Buyer shall include the Buyer Board Recommendation in the Proxy Statement. The board of directors of Buyer shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Buyer Board Recommendation. Buyer agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Buyer Stockholder Matters shall not be affected by any intervening event or circumstance other than termination of this Agreement, and Buyer agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the Buyer Stockholder Matters, in each case in accordance with this Agreement, regardless of any intervening event or circumstance other than termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall be entitled to (and, in the case of the following clauses (ii) and (iii), at the request of the Company, shall) postpone or adjourn the Special Meeting for a period of no longer than fifteen (15) days: (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Buyer has determined in good faith is required by applicable Law is disclosed to Buyer’s stockholders and for such supplement or amendment to be promptly disseminated to Buyer’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Buyer Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Buyer Stockholder Matters; or (iv) only with the prior written consent of the Company, for purposes of satisfying the condition set forth in Section 11.03(c) hereof; provided, that, notwithstanding any longer adjournment or postponement period specified at the beginning of this sentence, in the event of any such postponement or adjournment, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved. Buyer shall keep the Company reasonably informed regarding all matters relating to the Buyer Stockholder Matters and the Special Meeting.

Section 10.03. Exclusivity.

(a) During the Interim Period, the Company shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than Buyer and/or any of its Affiliates or Representatives) concerning any purchase of any of the Company’s equity securities or the issuance and sale of any securities of, or membership interests in, the Company or its Subsidiaries (other than any purchases of equity securities by the Company from employees of the Company or its Subsidiaries) or any merger or sale of substantial assets involving the Company or its Subsidiaries, other than immaterial assets or assets sold in the ordinary course of business (each such acquisition transaction, but excluding the Transactions, an “Acquisition Transaction”); provided, that, the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 10.03(a). The Company shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.

(b) During the Interim Period, Buyer shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with the Company, its shareholders and their respective Affiliates and Representatives; provided, that, the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 10.03(b). Buyer shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

(c) Each of Buyer and the Company acknowledges and agrees that, for purposes of determining whether a breach of this Section 10.03 has occurred, the actions of such party’s Affiliates and Representatives shall be deemed to be the actions of such party, and such party shall be responsible for any breach of this Section 10.03 by such Persons.

Section 10.04. Tax Matters.

(a) Notwithstanding anything to the contrary in any Transaction Agreement, Buyer shall pay all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions. Buyer shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, the Acquired Companies will join in the execution of any such Tax Returns.

(b) For U.S. federal income Tax purposes (and for purposes of any applicable state or local income Tax that follows the U.S. federal income Tax treatment), each of the Parties intends that (i) the Pre-Closing Recapitalization will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder, and (iii) the Holder Earnout Shares constitute stock of Buyer for purposes of Section 354 of the Code and not “other property” described in Section 356 of the Code (collectively, the “Intended Income Tax Treatment”). The Parties will prepare and file all Tax Returns consistent with the Intended Income Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to promptly notify all other Parties in writing of any challenge to the Intended Income Tax Treatment by any Governmental Authority (with such notice including a copy of any such challenge).

(c) No Party shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the First Merger and Second Merger from so qualifying for the Intended Income Tax Treatment.

(d) The Company, Buyer, First Merger Sub and Second Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

(e) After the Closing, Buyer shall prepare or cause to be prepared all income Tax Returns of the Company and its Subsidiaries for any Pre-Closing Tax Period or Straddle Period (including, in the event that the First Merger and Second Merger are treated as a transaction described in Treasury Regulation Section 1.1502-75(d)(3)(i), the income Tax Return of the consolidated group that is treated as a continuing in existence following the Merger pursuant to Treasury Regulation Section 1.1502- 75(d)(3)(i)), in each case, the due date of which (taking into account extensions of time to file) is after the Closing Date, but only to the extent not filed prior to the Closing Date (the “Pre-Closing Returns”). Buyer shall submit each such Pre-Closing Return to Tornante and the Sponsor (or its designee) at least thirty days prior to the due date (taking into account any extensions) for Tornante and Sponsor’s (or its designee’s) review and comment. Buyer shall incorporate any reasonable comments made by Tornante and Sponsor (or its designee) prior to filing any Pre-Closing Return. Buyer shall cause the Company and its Subsidiaries to timely file all Tax Returns prepared pursuant to this Section 10.04(e). All Pre-Closing Returns shall be prepared and filed by the historic Tax Return preparers of the Company and its Subsidiaries in a manner consistent with the past procedures and practices and accounting methods of the Company and its Subsidiaries, except as provided by applicable Law, provided that, to the extent permitted by applicable Law, (i) with respect to any Pre-Closing Return for the 2020 tax year, Buyer shall request a credit (rather than a refund) with respect to any overpayment of Taxes, and (ii) with respect to any Pre-Closing Return for the tax year that includes the Closing Date (including, in the event that the Merger is treated as a transaction described in Treasury Regulation Section 1.1502-75(d)(3)(i), the Pre-Closing Return of the consolidated group that is treated as continuing in existence following the Merger pursuant to Treasury Regulation Section 1.1502-75(d)(3)), Buyer shall request a refund (rather than a credit in lieu of a refund) with respect to any overpayment of Taxes (including, for the avoidance of doubt, any overpayment of Taxes for the 2020 tax year that is applied as a credit against taxes with respect to the tax year that includes the Closing Date).

(f) Any cash Tax refund or Overpayment Credit that is received by the Company with respect to any Pre-Closing Returns shall be paid in cash to the Holders within fifteen (15) days after the receipt thereof (or, in the case of an Overpayment Credit within fifteen (15) days of filing the annual or short period Tax Return where such Overpayment Credit is used to reduce Taxes otherwise payable (the “Refund Consideration”). The Refund Consideration shall be paid to the Holders in accordance with the provisions set forth in Section 3.02(a); provided, that in no event shall the Refund Consideration exceed the lesser of (i) $15,000,000 or (ii) the amount of Refund Consideration that is attributable to the matter described on Schedule 10.04(f) (such amount to be determined on a “with and without” basis with respect to such matter) Buyer shall, and shall cause the Company and its Subsidiaries, and any Affiliate thereof, to execute such documents, take such reasonable additional actions, and otherwise reasonably cooperate as may be necessary for such Persons to perfect their rights in and obtain the benefit of the Refund Consideration.

(g) After the Closing, Buyer shall not, and Buyer shall cause its Affiliates (including the Company and its Subsidiaries) not to, except as required by applicable Law, (a) other than Tax Returns that are filed pursuant to

Section 10.04(e), file or amend or otherwise modify any Tax Return, (b) after the date any Tax Return filed pursuant to Section 10.04(e) is filed, amend or otherwise modify any such Tax Return, (c) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency or (d) make or change any Tax election or accounting method or practice, in each case, with respect to a Pre-Closing Tax Period that would be expected to materially reduce the amount of the Refund Consideration.

(h) To the extent it is necessary for purposes of this Agreement to determine the allocation of Taxes among a Straddle Period, Taxes of the Company and its Subsidiaries, as applicable, based on or measured by income, gross or net sales, or payments or receipts shall be allocated between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period beginning after the Closing Date based on an interim closing of the books as of the close of business on the Closing Date and any other Taxes shall be allocated between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period beginning after the Closing Date on a per diem basis. Notwithstanding the foregoing, all Company Transaction Expenses and Buyer Transaction Expenses shall be allocated to the portion of the Straddle Period beginning after the Closing Date.

(i) The Parties acknowledge and agree that any payments made pursuant to Section 10.04(f) or the Tax Receivable Agreement shall be treated as an adjustment to the Closing Merger Consideration by the Parties for applicable income Tax purposes unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

Section 10.05. Confidentiality; Publicity.

(a) The Parties acknowledge that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby. The Company acknowledges that, in connection with the PIPE Investment, Buyer shall be entitled to disclose, to the extent required by the Exchange Act and the rules and regulations promulgated thereunder, any information contained in any presentation to the PIPE Investors, which information may include Confidential Information (as defined in the Confidentiality Agreement); provided, that, Buyer provides the Company with a reasonable opportunity to review and provide comments to such presentation and the Company reasonably consents to the contents thereof.

(b) Prior to the Closing, any public announcement or public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing shall not be issued, without first obtaining the prior consent of the Company or Buyer, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Laws or the rules of any national securities exchange), in which case Buyer or the Company, as applicable, shall use their reasonable best efforts to obtain such consent with respect to such announcement or communication with the other Party, prior to announcement or issuance; provided, further, that, each Party and its Affiliates may make announcements regarding the status and terms of this Agreement and the transactions contemplated hereby that have already been made public without a breach of this Section 10.05 to their respective directors, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, and provided, further, that subject to Section 8.02 and this Section 10.05, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent; provided, further, that notwithstanding anything to the contrary in this Section 10.05(b), nothing herein shall modify or affect Buyer’s obligations pursuant to Section 10.02.

Section 10.06. Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the transactions contemplated hereby.

ARTICLE XI

CONDITIONS TO OBLIGATIONS

Section 11.01. Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:

(a) HSR Approval. The applicable waiting period(s) under the HSR Act and any other approvals that are required for the consummation of the transactions contemplated hereby and set forth on Schedule 6.13 in respect of the Transactions (and any extension thereof, or any timing agreements, understandings or commitments obtained by request or other action of the U.S. Federal Trade Commission and/or the U.S. Department of Justice, as applicable) shall have expired or been terminated.

(b) No Prohibition. There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions.

(c) Net Tangible Assets. Buyer shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Buyer Stockholder Redemption.

(d) Buyer Stockholder Approval. The approval of the Buyer Stockholder Matters shall have been duly obtained in accordance with the DGCL, the Buyer Organizational Documents and the rules and regulations of NASDAQ; provided that the condition in this Section 11.01(d) shall be deemed satisfied if all Buyer Stockholder Matters (other than clause (4) of the definition thereof) have been so obtained.

Section 11.02. Additional Conditions to Obligations of Buyer Parties. The obligations of the Buyer Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Buyer:

(a) Representations and Warranties.

(i) The Company’s Specified Representations (other than the Company’s Specified Representations contained in Section 6.06(a)) and the representations and warranties of Holdings contained in ARTICLE V shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) The Company’s Specified Representations contained in Section 6.06(a) shall be true and correct in all respects as of the Closing Date; provided, that any action taken, or omitted to be taken, that is reasonably necessary or appropriate to comply with the COVID-19 Measures shall not be considered to be a Material Adverse Effect.

(iii) Each of the representations and warranties of the Company contained in ARTICLE VI (other than the Company’s Specified Representations) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b) Agreements and Covenants. As of the Closing, the Company shall not be in material breach of any covenant or agreement contained in this Agreement that the Company was required to perform prior to the Closing.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(d) Officer’s Certificate. The Company shall have delivered to Buyer a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 11.02(a) and Section 11.02(b) have been fulfilled.

(e) Minimum Cash. The Available Closing Buyer Cash shall be at least $350,000,000 minus the Mudrick Backstop Amount (as such Mudrick Backstop Amount may be reduced as provided in the PIPE Subscription Agreement executed by the applicable Affiliate(s) of the Sponsor).

(f) Tax Receivable Agreement. The Company shall have delivered the Tax Receivable Agreement, duly executed by the Company, Holdings, and the members of Holdings, to Buyer.

(g) Pre-Closing Transactions. The Company shall have completed the Pre-Closing Recapitalization, and Holdings shall have completed the Holdings Liquidation, in each case substantially as contemplated by this Agreement.

Section 11.03. Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties.

(i) Buyer’s Specified Representations shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) Each of the representations and warranties of the Buyer Parties contained in ARTICLE VII (other than Buyer’s Specified Representations) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date) except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

(b) Agreements and Covenants. As of the Closing, no Buyer Party shall be in material breach of any covenant or agreement contained in this Agreement that such Buyer Party was required to perform prior to the Closing.

(c) Available Closing Buyer Cash. The Available Closing Buyer Cash shall not be less than $350,000,000.

(d) Officer’s Certificate. Buyer shall have delivered to the Company a certificate signed by an officer of Buyer, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 11.03(a), Section 11.03(b) and Section 11.03(c) have been fulfilled.

(e) Sponsor Support Agreement. Each of the covenants of the Sponsor required under the Sponsor Support Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(f) Buyer Stock. The Buyer Class A Common Stock, whether issuable as part of the PIPE Financing or as part of the Closing Stock Amount, shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(g) Buyer Organizational Documents. The Existing Buyer Certificate of Incorporation shall be amended and restated in the form of the Buyer Charter.

(h) Tax Receivable Agreement. Buyer shall have delivered the Tax Receivable Agreement, duly executed by Buyer, to the Holders and the Company.

Section 11.04. Frustration of Conditions. None of the Buyer Parties or the Company may rely on the failure of any condition set forth in this ARTICLE XI to be satisfied if such failure was caused by such Party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions of the other Party to be satisfied, as required by Section 10.01.

ARTICLE XII

TERMINATION/EFFECTIVENESS

Section 12.01. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing only as follows:

(a) by written consent of the Company and Buyer;

(b) by written notice from either the Company or Buyer to the other if any permanent injunction or other Governmental Order of any Governmental Authority preventing the consummation of the Transactions shall have become final and non-appealable.

(c) by written notice to the Company from Buyer if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 11.02(a) or Section 11.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to twenty (20) Business Days (or any shorter period of the time that remains between the date Buyer provides written notice of such violation or breach and the Termination Date or the Extended Termination Date, as applicable) after receipt by the Company of notice from Buyer of such breach, but only as long as the Company continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before January 6, 2022 (the “Termination Date”); provided, that if any bona fide Action for specific performance or other equitable relief by Holdings or the Company with respect to this Agreement, any other Transaction Agreement or otherwise with respect to the Transactions is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any Party until the date that is thirty (30) days following the date on which a final, non-appealable Governmental Order has been entered with respect to such Action and the Termination Date shall be deemed to be such later date for all purposes of this Agreement (the “Extended Termination Date”); or (iii) the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that, the right to terminate this Agreement under subsection (i) or (ii) shall not be available if Buyer’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(d) by written notice to Buyer from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of any Buyer Party set forth in this Agreement, such that the conditions specified in Section 11.03(a) or Section 11.03(b) would not be satisfied at the Closing (a “Terminating Buyer Breach”), except that, if any such Terminating Buyer Breach is curable by such Buyer Party through the exercise of its commercially reasonable efforts, then, for a period of up to twenty (20) Business Days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Buyer of notice from the Company of such breach, but only as long as Buyer continues to exercise such commercially reasonable efforts to cure such Terminating Buyer Breach (the “Buyer Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Buyer Breach is not cured within the Buyer Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the First Merger or the Second Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(e) by written notice from either the Company or Buyer to the other if the approval of the Buyer Stockholder Matters by the Buyer Stockholders is not obtained at the Special Meeting (subject to any adjournment, postponement or recess thereof); provided, that, the right to terminate this Agreement under this Section 12.01(e) shall not be available to Buyer if, at the time of such termination, Buyer is in breach of Section 10.02; provided further that no termination right shall be available to any party pursuant to this Section 12.01(e) if clause (4) of the definition of Buyer Stockholder Matters is the only Buyer Stockholder Matter not so obtained at the Special Meeting;

(f) by written notice to Buyer from the Company if after the Special Meeting (subject to any adjournment, postponement or recess thereof), the condition set forth in Section 11.03(c) is not satisfied; or

(g) by written notice to the Company from Buyer if there has been a Material Adverse Effect on the Company.

Section 12.02. Effect of Termination. Except as otherwise set forth in this Section 12.02 or Section 13.13, in the event of the termination of this Agreement pursuant to Section 12.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for fraud or any intentional and willful breach of this Agreement by such Party occurring prior to such termination. The provisions of Section 8.04 (No Claim Against the Trust Account), Section 10.05 (Confidentiality; Publicity), this Section 12.02 (Effect of Termination) and ARTICLE XIII (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE XIII

MISCELLANEOUS

Section 13.01. Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body, or officers thereunto duly authorized, waive in writing any of its rights or conditions in its favor under this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 13.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

Section 13.02. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United

States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed (provided that no “bounce-back” or similar message is received), addressed as follows:

(a)	If to the Buyer Parties, to:

Mudrick Capital Acquisition Corporation II

527 Madison Avenue, 6th Floor

New York, New York 10022

Attn: John O’Callaghan

E-mail: jocallaghan@mudrickcapital.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn: Jackie Cohen

E-mail: jackie.cohen@weil.com

(b)	If to the Company, the Surviving Corporation or the Surviving Entity, to:

The Topps Company, Inc.

1 Whitehall Street

New York, NY 10004

Attention:     Jason Thaler

Email:           jthaler@topps.com

with a copy (which shall not constitute notice) to:

The Tornante Company, LLC

233 S. Beverly Dr.

Beverly Hills, CA 90212

Attention:     Andy Redman and Val Cohen

Facsimile:     (310) 228-6801

Email:           andy.redman@tornante.com and val.cohen@tornante.com

and

Madison Dearborn Partners, LLC

Three First National Plaza

70 W. Madison, Suite 4600

Chicago, IL 60602

Attention: Scott G. Pasquini and Annie Terry

Email: spasquini@mdcp.com and aterry@mdcp.com

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: Richard J. Campbell, P.C. and Aisha P. Lavinier

Email: richard.campbell@kirkland.com and

aisha.lavinier@kirkland.com

or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service or ordinary mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

Section 13.03. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties; provided, that the Company may delegate the performance of its obligations or assign its rights hereunder in part or in whole to any controlled Affiliate of the Company so long as the Company remains fully responsible for the performance of the delegated obligations. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 13.03 shall be null and void, ab initio.

Section 13.04. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Buyer (and their successors, heirs and representatives) and each of their respective Indemnitee Affiliates are intended third-party beneficiaries of, and may enforce, Section 9.02, (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 13.14 and Section 13.15, and (c) Counsel are intended third-party beneficiaries of, and may enforce, Section 13.17.

Section 13.05. Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided that if the Closing occurs, Buyer shall pay at or promptly after Closing, all Buyer Transaction Expenses (not to exceed $35,000,000) and all Company Transaction Expenses.

Section 13.06. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 13.07. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.08. Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement (including as a heading set forth in the Schedules) shall be deemed to be a disclosure with respect to (i) such referenced section and (ii) all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

Section 13.09. Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement) and that certain letter agreement, dated as of December 30, 2020, by and between The Topps Company, Inc. and Buyer (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.

Section 13.10. Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 12.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 13.10.

Section 13.11. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 13.12. Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 13.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.13. Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 12.01, this being in addition to any other remedy to which they are entitled under this Agreement or any Transaction Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions of this Agreement or any Transaction Agreement in accordance with this Section 13.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 13.14. Non-Recourse. Subject in all respects to the last sentence of this Section 13.14, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Buyer, First Merger Sub or Second Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 13.14, shall limit, amend or waive any rights or obligations of any party to any Transaction Agreement.

Section 13.15. Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Second Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing and (b) this ARTICLE XIII.

Section 13.16. Acknowledgements.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby; (iii) the Buyer Party Representations constitute the sole and exclusive representations and warranties of Buyer, First Merger Sub and Second Merger Sub; (iv) except for the Company Representations by the Company and the Buyer Party Representations by the Buyer Parties, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (v) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company and the Buyer Party Representations by the Buyer Parties. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof. Except as otherwise expressly set forth in this Agreement, Buyer understands and agrees that any assets, properties and business of the Acquired Companies are furnished “as is”, “where is” and subject to and except for the Company Representations by the Company or as provided in any certificate delivered in accordance with Section 11.02(d), with all faults and without any other representation or warranty of any nature whatsoever. Nothing in this Section 13.16(a) shall relieve any Party of liability in the case of fraud committed by such Party.

(b) Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Schedules, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign Law or otherwise (including any Actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Laws). Each Party acknowledges and agrees that it will not assert, institute or maintain any Action or investigation of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 13.16. Notwithstanding anything herein to the contrary, nothing in this Section 13.16(b) shall preclude any Party from seeking any remedy for actual and intentional fraud by a Party solely and exclusively with respect to the making of any representation or warranty by it in ARTICLE V, ARTICLE VI or ARTICLE VII (as applicable). Each Party shall have the right to enforce this Section 13.16 on behalf of any Person that would be benefitted or protected by this Section 13.16 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 13.16 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the transactions that are contemplated by this Agreement, including any other Transaction Agreement.

Section 13.17. Provisions Respecting Representation of the Company. Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees and Affiliates, that Kirkland & Ellis LLP (“Counsel”) may serve as counsel to the Acquired Companies, on the one hand, and Holdings (individually and collectively, the “Seller Group”), on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Counsel (or any of its respective successors) may serve as counsel to Seller Group or any director, manager, member, partner, officer, employee or Affiliate of any member of Seller Group, in connection with any Action or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of the Company and/or any of its Subsidiaries, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The parties agree to take the steps necessary to ensure that any privilege attaching as a result of Counsel representing the Acquired Companies in connection with the transactions contemplated by this Agreement shall survive the Closing and shall remain in effect, provided that such privilege from and after the Closing shall be controlled by Holdings on behalf of the Seller Group. As to any privileged attorney-client communications between Counsel and the Company or Counsel and any of the Company’s Subsidiaries in connection with the transactions contemplated by this Agreement prior to the Closing Date (collectively, the “Privileged Communications”), Buyer, the Company and each of its Subsidiaries, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the parties after the Closing. In addition, if the Mergers and the other transactions contemplated by this Agreement are consummated, all Privileged Communications related to such transactions will become the property of (and be controlled by) Holdings or its direct or indirect equityholders, and none of Buyer, the Acquired Companies or any of their respective Affiliates, Subsidiaries, successors or assigns shall retain any copies of such records or have any access to them. In the event that Buyer is legally required or requested by any Governmental Authority to access or obtain a copy of all or a portion of the Privileged Communications, Buyer shall be entitled to access or obtain a copy of and disclose the Privileged Communications to the extent necessary to comply with any such legal requirement or request; provided, that Buyer shall promptly notify Holdings in writing (prior to the disclosure by Buyer of any Privileged Communications to the extent legally permissible and practicable) so that Holdings can seek a protective order, at its sole cost and expense, and Buyer agrees to use commercially reasonable efforts to assist therewith.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

MUDRICK CAPITAL ACQUISITION CORPORATION II

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Chief Executive Officer

TITAN MERGER SUB I, INC.

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	President

TITAN MERGER SUB II, LLC

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Authorized Person

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

TOPPS INTERMEDIATE HOLDCO, INC.

By:	/s/ Michael D. Eisner
Name:	Michael D. Eisner
Title:	Authorized Signatory

TORNANTE-MDP JOE HOLDING LLC

By:	Tornante Topps LLC
Its:	Operating Member

By:	The Tornante Company LLC
Its:	Sole Member

By:	/s/ Michael D. Eisner
Name:	Michael D. Eisner
Title:	Sole Member

Annex A-1

EXECUTION VERSION

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of May 10, 2021 is by and among (i) Mudrick Capital Acquisition Corporation II, a Delaware corporation, (ii) Titan Merger Sub I, Inc., a Delaware corporation, (iii) Titan Merger Sub II, LLC, a Delaware limited liability company, (iv) Topps Intermediate Holdco, Inc., a Delaware corporation, and (v) Tornante-MDP Joe Holding LLC, a Delaware limited liability company (collectively, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined in this Amendment shall have respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Parties previously entered into the Agreement and Plan of Merger, dated as of April 6, 2021 (the “Merger Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the Merger Agreement (pursuant to and in accordance with Section 13.10 of the Merger Agreement), on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which are acknowledged, on the terms and subject to the conditions set forth in this Amendment, the Parties, intending to be legally bound, agree as follows:

1. Amendments to the Merger Agreement. Effective as of May 10, 2021,

(a) Exhibit A of the Merger Agreement is hereby replaced with Exhibit A to this Amendment

(b) Exhibit C of the Merger Agreement is hereby replaced with Exhibit B to this Amendment.

2. Miscellaneous. The terms, conditions and provisions of the Merger Agreement, as amended by this Amendment, remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Merger Agreement, nor constitute a waiver or amendment of any provision of the Merger Agreement. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Merger Agreement, as though the other provisions of this Amendment were set forth in the Merger Agreement. This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW.]

A-1-1

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MUDRICK CAPITAL ACQUISITION CORPORATION II

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Chief Executive Officer

TITAN MERGER SUB I, INC.

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	President

TITAN MERGER SUB II, LLC

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Authorized Person

Signature Page to Amendment to the Agreement and Plan of Merger

A-1-2

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

TOPPS INTERMEDIATE HOLDCO, INC.

By:	/s/ Michael D. Eisner
Name:	Michael D. Eisner
Title:	Authorized Signatory

TORNANTE-MDP JOE HOLDING LLC

By:	Tornante Topps LLC
Its:	Operating Member

By:	The Tornante Company LLC
Its:	Sole Member

By:	/s/ Michael D. Eisner
Name:	Michael D. Eisner
Title:	Sole Member

Annex B

FINAL FORM

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MUDRICK CAPITAL ACQUISITION CORPORATION II

Mudrick Capital Acquisition Corporation II, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 30, 2020 (the “Original Certificate of Incorporation”). The name under which the Original Certificate of Incorporation was filed is “Mudrick Capital Acquisition Corporation II.” An amended and restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 7, 2020 (the “First A&R Certificate of Incorporation”).

2. This Second Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

3. This Certificate of Incorporation shall become effective on the date of filing with the Secretary of State of the State of Delaware.

4. The First A&R Certificate of Incorporation is being amended and restated in connection with the transactions contemplated by the Merger Agreement. As part of the transactions contemplated by the Merger Agreement, all shares of the Class B Common Stock of the Corporation outstanding immediately prior to the effective time of the Merger (but in any event determined after giving effect to any surrender of shares of the Class B Common Stock as contemplated by the Sponsor Support Agreement) are being converted on a 1-for-1 basis into shares of Class A Common Stock of the Corporation. All Class A Common Stock issued and outstanding as of the effectiveness of this Certificate of Incorporation (including all Class A Common Stock issued pursuant to the Subscription Agreements), all Class A Common Stock issued upon conversion of Class B Common Stock as referred to in the immediately foregoing sentence and all Class A Common Stock issued as part of the Merger Agreement contemplated by the Merger Agreement shall be Class A Common Stock for all purposes of this Certificate of Incorporation.

5. This Certificate of Incorporation hereby amends and restates the provisions of the First A&R Certificate of Incorporation in its entirety as follows:

ARTICLE I

NAME

Section 1.1 Name. The name of the Corporation is Topps Companies, Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

Section 2.1 Address. The registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808; and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock; Rights and Options.

(a) The total number of shares of all classes of stock that the Corporation is authorized to issue is 410,000,000 shares, consisting of: (i) 2,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); (ii) 350,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”); (iii) 8,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), which shall consist of two series: (A) 4,000,000 shares of “Series B-1 Common Stock” and (B) 4,000,000 shares of “Series B-2 Common Stock”; and (iv) 50,000,000 shares of Class E common stock, par value $0.0001 per share (“Class E Common Stock” and collectively with the Class A Common Stock and Class B Common Stock, the “Common Stock”).

(b) The number of authorized shares of any of the Preferred Stock, Class A Common Stock, Class B Common Stock or Class E Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no separate class vote of the holders of any of the Preferred Stock, Class A Common Stock, the Class B Common Stock or Class E Common Stock shall be required therefor, except as otherwise expressly provided in this Certificate of Incorporation (including pursuant to any certificate of designation relating to any series of Preferred Stock).

(c) The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors of the Corporation (the “Board”). The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options. Notwithstanding the foregoing, the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of capital stock a number of shares of the class of capital stock issuable pursuant to any such rights, warrants and options outstanding from time to time.

Section 4.2 Preferred Stock.

(a) The Board is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series).

Section 4.3 Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock, the Class B Common Stock and the Class E Common Stock are as follows:

(a) Voting Rights.

(i) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class A Common Stock as a separate class are entitled to vote.

(ii) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class B Common Stock, as such, shall be entitled to one (1) vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class B Common Stock as a separate class are entitled to vote.

(iii) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class E Common Stock, as such, shall be entitled to ten (10) votes for each share of Class E Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including, for the avoidance of doubt, the election or removal of directors, changes to the authorized number of shares pursuant to Section 4.1(b), amendments to the Certificate of Incorporation or the Bylaws, or matters on which holders of Class E Common Stock as a separate class are entitled to vote.

(iv) Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law, the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally.

(v) Notwithstanding the foregoing provisions of this Section 4.3(a), to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power under this Certificate of Incorporation with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL. The foregoing provisions of this clause (v) shall not limit any voting power granted to holders of Common Stock or any class thereof in the terms of such Preferred Stock.

(b) Dividends and Distributions.

(i) Class A Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class A Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(ii) Class B Common Stock.

(A) Dividends and other distributions shall not be declared or paid on the Class B Common Stock, except as provided in this Section 4.3.

(B) If, at any time the Board declares a dividend or other distribution on the outstanding shares of Class A Common Stock, and any shares of Class B Common Stock remain issued and outstanding, then, the Board shall at such time declare a dividend on the outstanding shares of Class B Common Stock in the form of the right to receive an amount per share equal to the per share amount of the dividend declared by the Board in respect of Class A Common Stock (the “Class B Dividend Amount”). In declaring any such dividend, the Corporation shall fix the same record date for determining holders of Class A Common Stock and Class B Common Stock entitled to receive such dividend (each, a “Specified Record Date”) and the same payment date therefor (each, a “Specified Payment Date”). If, as of the applicable Specified Payment Date, shares of Class B Common Stock that were outstanding as of the applicable Specified Record Date have been converted into shares of Class A Common Stock or Class E Common Stock, as applicable, in accordance with the terms of this Certificate of Incorporation, then the Corporation shall pay the Class B Dividend Amount on the Specified Payment Date to the holders of such shares of Class B Common Stock as of the Specified Record Date. With respect to any shares of Class B Common Stock that remain outstanding as of the applicable Specified Payment Date, the Corporation shall, in lieu of paying the Class B Dividend Amount directly to the holders of such shares of Class B Common Stock, set aside or reserve for payment an amount equal to such Class B Dividend Amount in respect of each such outstanding share of Class B Common Stock (the “Reserve Amount”), which Reserve Amount shall be paid to such holders, if at all, only upon the occurrence of a Triggering Event with respect to such shares (as determined pursuant to the definition of “Triggering Event”); provided, however, that if a Triggering Event does not occur with respect to any shares of Class B Common Stock prior to the Earnout Termination Date, any amounts in the Reserve Amount with respect to such shares shall automatically be released to the Corporation, the right to receive the Class B Dividend Amount in respect of any share of Class B Common Stock for which a Triggering Event has not occurred as of such time shall be deemed to have expired, and the holders of Class B Common Stock for which a Triggering Event has not occurred as of such time shall have no entitlement to receive the Class B Dividend Amount.

(iii) Class E Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class E Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class E Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(iv) Notwithstanding anything to the contrary in the preceding subsections (i)-(iii), dividends may only be declared on any one class of Common Stock payable in additional shares of such class if, substantially concurrently therewith, like dividends are declared on each other class of Common Stock payable in additional shares of such other class at the same rate per share.

(c) Liquidation, Dissolution or Winding Up.

(i) Subject to Section 4.3(c)(ii), in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock or any other class or series of stock having a preference over any Participating Shares as to distributions upon dissolution or liquidation or winding up shall be entitled the remaining assets of the Corporation shall be distributed Ratably to the Participating Shares.

(ii) If, as of the date of determining the stockholders of the Corporation entitled to participate in a distribution of the remaining assets of the Corporation in connection with a liquidation, dissolution or winding up contemplated by this Section 4.3(c) any shares of Class B Common Stock remain issued and outstanding, then the holders of such shares of Class B Common Stock shall only be entitled to receive the par value of such shares, unless the amount of the distribution in connection with or following such liquidation, dissolution or winding up that would be payable in respect of a share of Class A Common Stock would cause a Triggering Event for such share of Class B Common Stock. To the extent that any remaining assets of the Corporation are to be distributed to the holders of Class B Common Stock pursuant to this Section 4.3(c)(ii), then such amounts shall be distributed Ratably to the Participating Shares and the shares of Class B Common Stock (assuming that, notwithstanding anything to the contrary set forth in this Certificate of Incorporation, the shares of each series of Class B Common Stock then outstanding are treated as Participating Shares and tested separately on a series-by-series basis to determine whether a Triggering Event has occurred with respect to such series, and without duplication of any amounts that would otherwise be payable in respect of the shares of Class A Common Stock or Class E Common Stock, as applicable, into which such shares of Class B Common Stock would otherwise be convertible in connection with a Triggering Event).

(d) Splits. If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise) the number of shares of any class or series of Common Stock into a greater or lesser number of shares, the shares of each other class or series shall be proportionately similarly combined or subdivided. Any adjustment described in this Section 4.3(d) shall become effective at the close of business on the date the combination or subdivision becomes effective.

(e) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall (in its capacity as such and without limiting any contractual rights) be entitled to preemptive or subscription rights.

(f) Conversion of Class E Common Stock.

(i) Each share of Class E Common Stock may be convertible at any time at the option of the holder thereof into one fully paid and nonassessable share of Class A Common Stock.

(ii) Each share of Class E Common Stock which has been Transferred to a Person other than a Qualified Transferee shall automatically and without further action on the part of the Corporation or any holder of Class E Common Stock be converted upon such Transfer into one fully paid and nonassessable share of Class A Common Stock.

(iii) Upon the Sunset Time, each share of Class E Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class E Common Stock be converted at such time into one fully paid and nonassessable share of Class A Common Stock.

(iv) Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class E Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class E Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class E Common Stock, issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class E Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(g) Conversion of Class B Common Stock. In the event that there has been a Triggering Event with respect to shares of Class B Common Stock (as determined pursuant to the definition of “Triggering Event”) prior to the Earnout Termination Date, such shares of Class B Common Stock shall automatically and without further action on the part of the Corporation or such holder be converted on the applicable Class B Conversion Date into an equal number of fully paid and nonassessable shares of (i) Class E Common Stock (solely with respect to then-current holders of Class E Common Stock) or (ii) Class A Common Stock. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock or Class E Common Stock, as applicable, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock or Class E Common Stock, as applicable, as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock or Class E Common Stock, as applicable, into which such holder’s shares of Class B Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(h) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of (i) Class A Common Stock solely for the purpose of effecting the conversion of shares of Class E Common Stock and certain Class B Common Stock into Class A Common Stock and (ii) Class E Common Stock solely for the purpose of effecting the conversion of certain shares of Class B Common Stock.

(i) Cancellation of Class B Common Stock. In the event that there has not been a Triggering Event with respect to any share of Class B Common Stock as of the Earnout Termination Date, such share of Class B Common Stock shall, automatically and without further action on the part of the Corporation or any holder of Class B Common Stock, be transferred to the Corporation and cancelled for no consideration, on and effective as of 5:00 p.m. New York City time on the Earnout Termination Date, and thereafter the Corporation shall take all necessary action to retire such shares of Class B Common Stock that are reacquired by the Corporation and shall not be disposed of out of treasury or otherwise reissued. Any certificates that, prior to the Earnout Termination Date, represented shares of Class B Common Stock (to the extent representing shares of Class B Common Stock that were not converted) shall, if presented to the Corporation on or after the Earnout Termination Date, be cancelled.

ARTICLE V

CERTAIN MATTERS RELATING TO TRANSFERS

Section 5.1 Additional Issuances. Subject to the DGCL and the other terms of this Certificate of Incorporation, on or following the Effective Date, the Corporation may issue from time to time additional shares of Class A Common Stock from the authorized but unissued shares of Class A Common Stock, including as provided in this Certificate of Incorporation. The Corporation shall not issue additional shares of Class B Common Stock or Class E Common Stock, except as provided in this Certificate of Incorporation.

Section 5.2 Cancellation.

(a) Shares of Class E Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class E Common Stock be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock upon any Transfer of such shares of Class E Common Stock, other than a Transfer to a Qualified Transferee. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class E Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class E Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class E Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class E Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(b) If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class E Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of such shares of Class E Common Stock into Class A Common Stock has occurred, and if such holder does not within twenty-five (25) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class E Common Stock to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock as of the date of the Transfer in question and the same will thereupon be registered on the books, records and stock ledger of the Corporation. In connection with any action of stockholders taken at a meeting or by written consent (if action by written consent of the stockholders is not prohibited at such time under the DGCL or this Certificate of Incorporation), the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

Section 5.3 Certain Restrictions on Transfer.

(a) Without the prior written consent of the Corporation, and without limiting the rights of any party to the Registration Rights Agreement, neither any Restricted Transfer nor any public announcement of any intention to effect any Restricted Transfer of any Lock-Up Shares Beneficially Owned or otherwise held by any Non-Electing Holder (or any Permitted Transferee that Beneficially Owns any Lock-Up Shares as a result of a Permitted Transfer) may be made during the Lock-Up Period applicable to such Lock-Up Shares. During the Lock-Up Period applicable to any Non-Electing Holder (or any Permitted Transferee thereof that Beneficially Owns any Lock-Up Shares as a result of a Permitted Transfer), any purported Transfer of Lock-Up Shares by such Non-Electing Holder (or such Permitted Transferee) other than in accordance with this Certificate of Incorporation shall be null and void, and the Corporation shall refuse to recognize any such Transfer for any purpose.

(b) No Transfer of any shares of Common Stock or shares of Preferred Stock may be made, except in compliance with applicable federal and state securities laws.

(c) The Corporation may place customary restrictive legends on the certificates or book entries representing the shares of Common Stock and, if applicable, the shares of Preferred Stock subject to this Section 5.3 and remove such restrictive legends at the time the applicable restrictions under this Section 5.3 are no longer applicable to the shares of Common Stock or shares of Preferred Stock represented by such certificates or book entries. To the extent shares of Common Stock and, if applicable, shares of Preferred Stock subject to this Section 5.3 are uncertificated, the Corporation shall give notice of the restrictions set forth in this Section 5.3 in accordance with the DGCL.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Bylaws”) without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of the DGCL, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the Bylaws, or to adopt any provision inconsistent therewith.

ARTICLE VII

BOARD OF DIRECTORS

Section 7.1 Board of Directors.

(a) Board Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

(b) Number, Election and Term.

(i) Without limiting the rights of any party to the Investor Rights Agreement, or except as otherwise provided for or fixed in any certificate of designation with respect to any series of Preferred Stock, the total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board.

(ii) Without limiting the rights of any party to the Investor Rights Agreement, the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more such series, as the case may be (such directors, “Preferred Stock Directors”)) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the Effective Date, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Effective Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Effective Date. At each annual meeting following the Effective Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed (other than in respect of any Preferred Stock Directors), any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors and without limiting the rights of any party to the Investor Rights Agreement, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Without limiting the rights of any party to the Investor Rights Agreement, the Board is authorized to assign members of the Board already in office at the Effective Date to their respective class.

(iii) Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

(iv) Directors of the Corporation need not be elected by written ballot, unless the Bylaws shall so provide.

Section 7.2 Newly-Created Directorships and Vacancies. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors and without limiting the rights of any party to the Investor Rights Agreement, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director (other than a Preferred Stock Director) elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 7.3 Resignation and Removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Without limiting the rights of any party to the Investor Rights Agreement, any or all of the directors (other than any Preferred Stock Director) may be removed only for cause and only upon the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Without limiting the rights of any party to the Investor Rights Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected in accordance with Section 7.2.

Section 7.4 Preferred Stock Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Preferred Stock Directors, then the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 7.1(b), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed in accordance with Section 7.1(b) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly and whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right, the terms of office of all such Preferred Stock Directors shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 7.5 Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

ARTICLE VIII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING; ANNUAL AND SPECIAL

MEETINGS OF STOCKHOLDERS

Section 8.1 Consent of Stockholders in Lieu of Meeting. At any time shares of Class E Common Stock remain outstanding, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the Bylaws and applicable law. At any time when there are not any shares of Class E Common outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of Preferred Stock or any class of Common Stock, voting separately as a class or series or separately as a class with one or more other such series or classes, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock or in this Certificate of Incorporation with respect to such class of Common Stock.

Section 8.2 Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board, the Chairman of the Board or as otherwise expressly provided in the Bylaws. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof.

ARTICLE IX

LIMITED LIABILITY; INDEMNIFICATION

Section 9.1 Limited Liability of Directors. To the fullest extent permitted by law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article IX shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.

Section 9.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each Person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (for purposes of this Section 9.2, a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, member, manager, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”) against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such Proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition. Notwithstanding the foregoing, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.2(a), except for Proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 9.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, insurance, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 9.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to Persons other than Indemnitees.

(e) The Corporation shall purchase and maintain insurance (or be named insured on the insurance policy of an affiliate), on behalf of the Indemnitees and such other Persons as the Board shall determine, in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with such Person’s activities on behalf of the Corporation, regardless of whether the Corporation would have the power to indemnify such Person against such liability under the provisions of this Certificate of Incorporation.

ARTICLE X

DGCL SECTION 203

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XI

CORPORATE OPPORTUNITIES

Except with respect to any corporate opportunity expressly offered or presented to any Indemnitee solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Corporation and its Subsidiaries (an “Excluded Opportunity”), to the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to such Indemnitee in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations he or she may have as of the date of this Certificate of Incorporation or in the future. Nothing in this Certificate of Incorporation, including (without limitation) the foregoing sentence, shall be deemed to supersede any other agreement to which an Indemnitee may be a party or the rights of any other party thereto restricting such Indemnitee’s ability to have certain business interests or engage in certain business activities or ventures. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, the Corporation hereby waives and renounces any interest or expectancy that any such Indemnitee shall offer any such corporate opportunity of which he or she may become aware to the Corporation (except to the extent such corporate opportunity is an Excluded Opportunity).

To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Indemnitee may be party with the Corporation or any of its Subsidiaries, and except with respect to any Excluded Opportunities, (i) such Indemnitee shall not have any fiduciary duty to refrain from the engagement in competitive activities in accordance with the provisions of this Article XI, (ii) it shall not be a breach of any Indemnitee’s duties or any other obligation of any type whatsoever of any Indemnitee if an Indemnitee engages in, or directs to another Person, any such business interests or activities in preference to or to the exclusion of the Corporation or any of its Subsidiaries, and (iii) no Indemnitee shall be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person, or does not communicate such opportunity or information to the Corporation or any of its Subsidiaries.

In addition to and without limiting the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation or any of its Subsidiaries if it is a business opportunity that (i) the Corporation and its Subsidiaries are neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the business of the Corporation and its Subsidiaries or is of no practical advantage to the Corporation and its Subsidiaries, (iii) is one in which the Corporation and its Subsidiaries have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of an Indemnitee or an Affiliate of Indemnitee (other than the Corporation or any of its Subsidiaries) over which such Indemnitee has no direct or indirect influence or control, including, but not limited to, a blind trust.

For avoidance of doubt, the foregoing paragraphs of this Article XI are intended to renounce with respect to the Indemnitees, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation or any of its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are not Excluded Opportunities, and this Article XI shall be construed to effect such renunciation to the fullest extent permitted by the DGCL.

Any Indemnitee may, directly or indirectly, (i) acquire stock of the Corporation, and options, rights, warrants and appreciation rights relating to stock of the Corporation and (ii) except as otherwise expressly provided in this Certificate of Incorporation, exercise all rights of a stockholder of the Corporation relating to such stock, options, rights, warrants and appreciation rights.

To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

ARTICLE XII

SEVERABILITY

If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

ARTICLE XIII

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by or other wrongdoing by any current or former director, officer, employee, agent or stockholder of the

Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (c) any action asserting a claim arising under any provision of the DGCL, this Certificate of Incorporation (as it may be amended or restated) or the Bylaws (as they may be amended or restated) or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (d) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, in each case, to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery. Notwithstanding the foregoing, in the event that the Delaware Court of Chancery lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall, to the fullest extent permitted by law, be another state or federal court located within the State of Delaware, in each such case. The federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The provisions of this Article XIII shall not preclude or contract the scope of exclusive federal jurisdiction for suits brought under the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV

AMENDMENTS

Except as otherwise expressly provided in this Certificate of Incorporation, in addition to any separate vote of any class or series of capital stock of the Corporation required under the DGCL, this Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XV

DEFINITIONS

Section 15.1 Definitions. As used in this Certificate of Incorporation, the following terms have the following meanings, unless clearly indicated to the contrary:

(a) “501(c) Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) of the Internal Revenue Code (or any successor provision thereto).

(b) “Affiliate” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(c) “Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d) “Charitable Trust” means a trust that is a 501(c) Organization (whether a determination letter with respect to such exemption is issued before, at or after the Effective Date), and further includes any successor entity that is a 501(c) Organization upon a conversion of, or transfer of all or substantially all of the assets of, a Charitable Trust to such successor entity (whether a determination letter with respect to such successor’s exemption is issued before, at or after the conversion date).

(e) “Class B Conversion Date” means, with respect to any share of Class B Common Stock, the date upon which a Triggering Event with respect to such share of Class B Common Stock shall have occurred (as determined pursuant to the definition of “Triggering Event”).

(f) “Closing” has the meaning given to such term in the Merger Agreement.

(g) “Earnout Termination Date” means the third anniversary of the Closing.

(h) “Effective Date” means the date of the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

(i) “Family Member” has the meaning given to such term in the Registration Rights Agreement.

(j) “Holder Earnout Shares” has the meaning given to such term in the Merger Agreement.

(k) “Investor Rights Agreement” means the Investor Rights Agreement, dated on or about the Effective Date, by and among the Corporation and the other Persons party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(l) “Lock-Up Period” means:

(A) with respect to any shares of Class A Common Stock or Class E Common Stock held by a Non-Electing Holder or a Permitted Transferee thereof with respect to such shares of Common Stock, the period commencing on the Effective Date and continuing until the date that is six months following the Effective Date; and

(B) with respect to any Class B Common Stock held by a Non-Electing Holder or a Permitted Transferee thereof with respect to such shares of Class B Common Stock, the period commencing upon the Effective Date and continuing until the later of (1) the occurrence of a Triggering Event for such Class B Common Stock (as determined pursuant to the definition of “Triggering Event”), at which time, such Class B Common Stock shall be converted to Class A Common Stock or Class E Common Stock, as applicable, on the applicable Class B Conversion Date as provided in this Certificate of Incorporation, and (2) the date that is six months following the Effective Date.

(m) “Lock-Up Shares” means shares of Common Stock held by a Non-Electing Holder or, in respect of such shares of Common Stock, a Permitted Transferee thereof. For the avoidance of doubt, shares of Class A Common Stock, which prior to the Effective Date were shares of Class A Common Stock as a result of the Corporation’s initial public offering and shares of Class A Common Stock issued as part of the PIPE Financing, are not Lock-Up Shares and such shares are not subject to any Lock-Up Period under this Certificate of Incorporation.

(n) “Merger Agreement” means that certain Merger Agreement, dated as of April 6, 2021, as amended, by and among the Corporation, Topps Intermediate Holdco, Inc., Tornante—Joe MDP Holding LLC and other Persons party thereto, as the same may be amended, restated, supplemented or waived from time to time.

(o) “Non-Electing Holder” means any Person that , (i) received shares of Common Stock as consideration under the Merger Agreement or upon distribution from such recipient and (ii) did not execute a counterpart to the Registration Rights Agreement agreeing to be party thereto.

(p) “Participating Shares” means shares of any other class or series of Common Stock or Preferred Stock to the extent that, in accordance with the terms thereof, such shares are entitled to participate with Class A Common Stock in, as applicable, (x) dividends or distributions paid by the Corporation, or (y) any liquidation, dissolution or winding up of the Corporation. For the avoidance of doubt, (i) shares of Class E Common Stock shall be considered Participating Shares and (ii) shares of Class B Common Stock shall not be considered Participating Shares except, solely in the case of a liquidation, dissolution or winding up of the corporation, to the extent provided herein.

(q) “Permitted Transfer” means any Transfer that is (i) made to a Permitted Transferee of the transferor upon prior written notice to the Corporation and any other Person to whom notice is required to be given under the Registration Rights Agreement, (ii) a transfer of shares of Class E Common Stock or Class B Common Stock to the Corporation in accordance with Section 4.3, (iii) made in accordance with the Registration Rights Agreement (subject to the Lock-Up Period), (iv) made pursuant to any liquidation, merger, stock exchange or other similar transaction subsequent to the business combination transactions contemplated by the Merger Agreement which results in all of the Corporation’s stockholders exchanging or having the right to exchange their shares of Common Stock for cash, securities or other property.

(r) “Permitted Transferee” means: (i) with respect to any Person, (A) any Family Member of such Person, (B) any Affiliate of such Person or direct or indirect beneficial owner or equity holder of such Person, (C) one or more employees of Tornante or its Affiliates (but only, in the case of this clause (C) with respect to up to 3% of the Common Stock issued to Tornante at the Closing), (D) any Affiliate of any Family Member of such Person or (E) any members of the Sponsor or any Affiliates of the Sponsor, (ii) with respect to any Person (other than a Qualified Stockholder) that is a natural person, (A) by virtue of laws of descent and distribution upon death of such individual or (B) in accordance with a qualified domestic relations order; and (iii) with respect to any Qualified Stockholder, (A) the Persons referred to in clause (i) with respect to such Qualified Stockholder and (B) any Qualified Transferee of such Qualified Stockholder. Without limiting the generality of the foregoing, any beneficial owner or equity holder of a Holder (as defined in the Registration Rights Agreement) that receives shares of Common Stock by virtue of the laws of the State of Delaware or the organizational documents of a Holder upon dissolution of such Holder shall be a Permitted Transferee of such Holder.

(s) “Person” means an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

(t) “Qualified Entity” means, with respect to a Qualified Stockholder: (a) a Qualified Trust solely for the benefit of (i) such Qualified Stockholder, or (ii) one or more Family Members of such Qualified Stockholder; provided, that with respect to the shares held by such Qualified Trust only for so long as Michael Eisner directly or indirectly has voting power such that Michael Eisner has Voting Control over the shares directly or indirectly held by such Qualified Trust; (b) any general partnership, limited partnership, limited liability company, corporation, public benefit corporation or other entity with respect to which Voting Control is held by or which is wholly owned, individually or collectively, by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder or (iii) any other Qualified Entity of such Qualified Stockholder; provided, that with respect to the shares held by such Person only for so long as Michael Eisner directly or indirectly has voting power such that Michael Eisner has Voting Control over the shares directly or indirectly held by such entity; (c) any Charitable Trust validly created by a Qualified Stockholder; provided, that with respect to the shares held by such Charitable Trust only for so long as Michael Eisner directly or indirectly has voting power such that Michael Eisner has Voting Control over the shares directly or indirectly held by such Charitable Trust; (d) a revocable living trust, which revocable living trust is itself both a Qualified Trust and a Qualified Stockholder, during the lifetime of the natural person grantor of such trust; provided, that with respect to the shares held by such revocable living trust which trust is itself both a Qualified Trust and a Qualified Stockholder, only for so long as Michael Eisner directly or indirectly has voting power such that Michael Eisner has Voting Control over the shares directly or indirectly held by such Qualified Trust; (e) any 501(c) Organization or Supporting Organization over which (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder or (iii) any other Qualified Entity of such Qualified Stockholder, individually or collectively, control the appointment of a majority of all trustees, board members, or members of a similar governing body, as applicable, and (f) in the case of Tornante or any Permitted Transferee, in each case, with respect to the shares held by such Person for so long as Michael Eisner directly or indirectly has voting power such that Michael Eisner has Voting Control over the shares directly or indirectly held by such entity.

(u) “Qualified Stockholder” means (i) Tornante, (ii) Michael Eisner, (iii) Tornante Company, LLC or (iv) a Qualified Transferee of the foregoing.

(v) “Qualified Transfer” means any Transfer of a share of Common Stock:

(i) by a Qualified Stockholder (or the estate of a deceased Qualified Stockholder) to (A) one or more Family Members of such Qualified Stockholder or (B) any Qualified Entity of such Qualified Stockholder;

(ii) by a Qualified Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder or (B) any other Qualified Entity of such Qualified Stockholder; or

(iii) by a Qualified Stockholder that is a natural person or revocable living trust to a 501(c) Organization or a Supporting Organization, as well as any Transfer by a 501(c) Organization to a Supporting Organization of which such 501(c) Organization (x) is a supported organization (within the meaning of Section 509(f)(3) of the Internal Revenue Code (or any successor provision thereto)), and (y) has the power to appoint a majority of the board of directors, in each case solely so long as such 501(c) Organization or such Supporting Organization, as applicable, irrevocably elects, no later than the time such share of Class E Common Stock is Transferred to it, that such share of Class E Common Stock shall automatically be converted into Class A Common Stock upon the death of such Qualified Stockholder or the natural person grantor of such Qualified Stockholder.

(w) “Qualified Transferee” means a transferee of shares of Common Stock received in a Transfer that constitutes a Qualified Transfer.

(x) “Qualified Trust” means a bona fide trust where each trustee is (a) a Qualified Stockholder, (b) a Family Member of a Qualified Stockholder or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisor, or bank trust departments.

(y) “Ratably” means, with respect to Participating Shares (determined pursuant to the definition of “Participating Shares”, as of the applicable time), on a per share basis. If, after the Effective Date, other terms are approved by the Corporation with respect to participation of any class or series of capital stock in residual distributions of the Corporation and are set forth in this Certificate of Incorporation or any certificate of designation with respect to Preferred Stock, “Ratably” shall automatically be adjusted to take account of such other terms.

(z) “Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the Effective Date, by and among the Corporation and the other Persons party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

(aa) “Restricted Transfer” means any Transfer other than a Permitted Transfer.

(bb) “Sponsor Support Agreement” has the meaning given to such term in the Merger Agreement.

(cc) “Subscription Agreement” has the meaning given to such term in the Merger Agreement.

(dd) “Sunset Time” means 5:00 p.m. New York City time on the first day (x) following the death or irreversible mental incapacity of Michael Eisner; (y) Michael Eisner ceases to own, directly or indirectly, a majority of the voting power of Tornante; and (z) the aggregate number of shares of Common Stock Beneficially Owned by Michael Eisner, his Affiliates and their respective Permitted Transferees is less than one-third of the number of Shares of Common Stock Beneficially Owned by such Persons immediately after giving effect to the Closing (assuming, in each case, the share counts are equitably adjusted for any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise affecting the Common Stock occurring after the Effective Date).

(ee) “Supporting Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) and described in Section 509(a)(3) of the Internal Revenue Code (or any successor provision thereto).

(ff) “Tornante” means Tornante Topps LLC.

(gg) “Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

(hh) “Triggering Event” means:

(A) with respect to shares of Series B-1 Common Stock that constitute Holder Earnout Shares, the earlier to occur of the following (but only if occurring on or prior to the eighteen (18) month anniversary of the Effective Date):

(1) the Volume Weighted Average Share Price equals or exceeds $14.00 per share for any 20 trading days within any 30 consecutive trading day period following the Effective Date; and

(2) if the Corporation or any of its Subsidiaries consummates a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially of its assets (each, a “Sale Transaction”) and the consideration (other than contingent consideration) payable in respect of each outstanding share of Class A Common Stock in connection therewith equals or exceeds $14.00 per share; and/or

(B) with respect to shares of Series B-1 Common Stock for which a Triggering Event has not occurred and shares of Series B-2 Common Stock, in each case that constitute Holder Earnout Shares, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1) the Volume Weighted Average Share Price equals or exceeds $16.00 per share for any 20 trading days within any 30 consecutive trading day period following the Effective Date; and

(2) if the Corporation or any of its Subsidiaries consummates a Sale Transaction and the consideration (other than contingent consideration) payable in respect of each outstanding share of Class A Common Stock in connection therewith equals or exceeds $16.00 per share.

(C) with respect to the foregoing clause (A) and (B), if the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise or extraordinary dividend resulting from an asset sale or leverage recapitalization), each of the applicable per share prices in this definition of “Triggering Event” shall be equitably adjusted by the Corporation in good faith to take into account such stock split, stock dividend, recapitalization, reorganization, merger, amendment to this Certificate of Incorporation, scheme, arrangement or extraordinary dividend or other applicable transaction.

For the avoidance of doubt, the shares of Series B-1 Common Stock that constitute Holder Earnout Shares benefit from the Triggering Events set forth in both clause (A) and clause (B) of this definition and in no event shall any such shares of Series B-1 Common Stock be forfeited, cancelled or surrendered until the earlier to occur of (i) the Earnout Termination Date and (ii) a Sale Transaction that does not constitute a “Triggering Event” in accordance with clause (B)(2) of this definition.

(ii) “Volume Weighted Average Share Price” has the meaning given to such term in the Merger Agreement.

(jj) “Voting Control” (x) with respect to a share of Common Stock means the power, directly or indirectly, to vote or direct the voting of such share by proxy, voting agreement or otherwise and (y) with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning a majority of the voting power of the voting securities of another Person shall be deemed to have voting control of that Person.

[Signature Page Follows]

IN WITNESS WHEREOF, [__] has caused this Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of this [__]th day of [__], 2021.

[__]

By:
Name:	[__]
Title:	[__]

Annex C

TOPPS COMPANIES, INC.

2021 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purpose is to assist the Company in securing and retaining the services of eligible award recipients to provide incentives to Employees, Directors, and Consultants and promote the long-term financial success of the Company and thereby increase stockholder value.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees administering the Plan, in accordance with Section 4.

(b) “Affiliate” means, as to any specified Person, any other Person controlling, controlled by, or under common control with such first Person and, in the case of a Person that is a partnership or a limited liability company, any partner or member of such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” (a) (i) has the meaning set forth in the Participant’s employment agreement with the Company, a Parent, or Subsidiary, or (ii) for a Participant who is a Consultant, means the termination by the Company, a Parent, or a Subsidiary of the agreement under which the Participant provides services to the Company, a Parent, or a Subsidiary due to the Participant’s breach of such agreement, and (b) in addition to clause (a) above, for all Participants, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, shall mean: (i) a Participant’s repeated failure to substantially perform his or her duties as a Service Provider to the Company, a Parent, or a Subsidiary (other than any such failure resulting from his or her death or Disability), which failure has continued unremedied for more than 30 days after the Participant has been provided with written notice thereof; (ii) a Participant’s commission of any act of fraud or any other act of dishonesty, including, but not limited to, a breach of any fiduciary duty against the Company, a Parent, or a Subsidiary that is harmful to the Company, a Parent, or a Subsidiary; (iii) a Participant’s misappropriation, embezzlement, theft, or damage of or to any funds or assets of the Company, a Parent, or a Subsidiary; (iv) a Participant’s willful misconduct or gross negligence that is injurious to the Company, a Parent, or a Subsidiary; (v) a Participant’s conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony (or any state-law equivalent) or that involves moral turpitude, or any willful or material violation by a Participant of any federal, state, or foreign laws; (vi) a Participant’s unlawful use (including being under the influence) or possession of illegal drugs by Participant on the premises of the Company, a Parent, or a Subsidiary while performing any duties or responsibilities with the Company, a Parent, or a Subsidiary; (vii) the commission by a Participant of an act of insubordination, unlawful harassment, disorderly conduct, or other conduct prohibited by the written policies of the Company, a Parent, or a Subsidiary that have been provided to the Participant; or (viii) the breach by Participant of any employment, noncompetition, confidentiality, nonsolicitation, or other covenant or agreement between the Participant, on the one hand, and the Company, a Parent, or a Subsidiary, on the other hand.

(h) “Change in Control” means the occurrence of any of the following events:

(i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2(h)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (D) any acquisition by any Investor or any Affiliate thereof, or (E) any acquisition by any entity pursuant to a transaction that complies with clauses (A) and (B) of Section 2(h)(ii);

(ii) Consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the Company or any of its Subsidiaries with a third party other than any Investor or any Affiliate thereof, or a sale or other disposition of all or substantially all of the assets of the Company to a third party other than any Investor or any Affiliate thereof (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (B) no Person (excluding (1) any entity resulting from such Business Combination or any parent of such entity, (2) any employee benefit plan (or related trust) of the Company, such entity resulting from such Business Combination or such parent, and (3) any Investor and any Affiliate thereof) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; or

(iii) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in the foregoing to the contrary, with respect to compensation (x) that is subject to Section 409A of the Code and (y) for which a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean an event that is both (I) a Change in Control (as defined above) and (II) a “change in control event” (within the meaning of Section 409A of the Code).

Further, notwithstanding anything in the foregoing to the contrary and for the avoidance of doubt, unless otherwise determined by the Board in its sole discretion, the following transactions, events and/or occurrences shall not constitute a Change in Control under the Plan: (A) a Qualified Transfer or series of Qualified Transfers; (B) the occurrence of the Sunset Time; and/or (C) the conversion of Class E Common Stock to any other class of common stock of the Company, whether pursuant to (x) a Transfer that does not constitute a Qualified Transfer; (y) the occurrence of the Sunset Time; or (z) otherwise.

(i) “Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, as may be amended and/or restated from time to time.

(j) “Class E Common Stock” means the Class E common stock, par value $0.0001 per share, of the Company.

(k) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code and shall be deemed to include reference to any rules, regulations, or other interpretative guidance under such section.

(l) “Committee” means a committee of one or more Directors or of one or more other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4.

(m) “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

(n) “Company” means Topps Companies, Inc., a Delaware corporation, or any successor thereto.

(o) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(p) “Continuous Service” means that the Participant’s service with the Company or any Parent or Subsidiary, whether as an Employee, Director, or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Parent or Subsidiary as an Employee, Consultant, or Director or a change in the entity for which the Participant renders such service; provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director will not constitute an interruption of Continuous Service.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances. The Participant will cooperate in all respects with the Administrator and/or the Company if a question arises as to whether the Participant is disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Administrator or the Company and authorizing such medical doctors and other health care specialists to discuss the Participant’s condition with the Administrator and/or the Company).

(s) “Dividend Equivalent” means a credit to a bookkeeping account established in the name of a Participant, made at the discretion of the Administrator or as otherwise provided by the Plan, representing the right of a Participant to receive an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by a Restricted Stock Unit Award held by such Participant.

(t) “Employee” means any individual, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the average of the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, its fair market value as determined in good faith by the Administrator applying principles consistent with Section 409A of the Code.

(w) “GAAP” means the U.S. Generally Accepted Accounting Principles, as in effect from time to time.

(x) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Investor” means, individually, each of Madison Dearborn Capital Partners V-A, L.P., Madison Dearborn Capital Partners V-C, L.P., Madison Dearborn Capital Partners V Executive-A, L.P., Tornante Topps LLC, Tornante Company, LLC, Arthur Shorin, James Fleming, Topps Management LLC, and each individual management holder who held a member interest in Topps Management LLC as of immediately prior to the Pre-Closing Recapitalization, and each of their respective Affiliates (excluding the Company and its Subsidiaries).

(z) “Nonstatutory Stock Option” means an Option that by its terms is not intended to qualify as an Incentive Stock Option. If an Option is not specifically designated as an Incentive Stock Option, it shall be deemed a Nonstatutory Stock Option.

(aa) “Option” means a stock option granted pursuant to the Plan.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award.

(dd) “Period of Restriction” means the period during which the right to retain the Shares of Restricted Stock are subject to restrictions. Such restrictions may be based on the passage of time, the achievement of specified levels of performance, or the occurrence of other events as determined by the Administrator.

(ee) “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(ff) “Plan” means this Topps Companies, Inc. 2021 Equity Incentive Plan.

(gg) “Pre-Closing Recapitalization” has the meaning ascribed to such term in that certain Agreement and Plan of Merger, dated as of April 6, 2021, by and among Mudrick Capital Acquisition Corporation II, a

Delaware corporation, Titan Merger Sub I, Inc., a Delaware corporation, Titan Merger Sub II, LLC, a Delaware limited liability company, Topps Intermediate Holdco, Inc., a Delaware corporation, and Tornante-MDP Joe Holding LLC, a Delaware limited liability company.

(hh) “Qualified Transfer” has the meaning ascribed to such term in the Charter.

(ii) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Right of Repurchase” has the meaning set forth in Section 18(a).

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Service Provider” means an Employee, Director, or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

(oo) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(qq) “Sunset Time” has the meaning ascribed to such term in the Charter.

(rr) “Transfer” has the meaning ascribed to such term in the Charter.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 7,336,614 Shares (the “Share Reserve”) plus any Shares added as a result of the “evergreen” provision in the next sentence. The Share Reserve will automatically increase on January 1st of each year beginning in 2022 and ending with a final increase on January 1, 2031, in an amount equal to 4% of the total number of Shares of Common Stock outstanding on December 31st of the preceding calendar year. The Board may provide that there will be no January 1st increase in the Share Reserve for any such year or that the increase in the Share Reserve for any such year will be a smaller number of Shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by any applicable exchange listing rule, and such issuance will not reduce the number of Shares available for issuance under this Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining

Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 7,336,614.

(c) Limitation on Awards to Non-Employee Directors. Notwithstanding anything to the contrary contained herein, the maximum grant date fair value for Awards (combined with fees or Awards paid in cash) that may be issued to any one non-employee Director (other than the Chairman, Co-Chairman or Vice Chairman of the Board) during any given fiscal year of the Company in respect of the non-employee Director’s service as a member of the Board during such year is $750,000, increased to $1,000,000 in such non-employee Director’s first year of service as a member of the Board; provided, however, that the Committee may make exceptions to this limit, except that the non-employee Director receiving such additional compensation may not participate in the Committee’s decision to award such compensation. For the avoidance of doubt, the limits described in this Section 3(c) shall not apply to the Chairman, Co-Chairman or Vice Chairman of the Board.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to engage consultants and obtain market studies and reports to assist in the administration of the Plan;

(iii) to select the Service Providers to whom Awards may be granted hereunder;

(iv) to determine the number of Shares to be covered by each Award granted hereunder;

(v) to approve forms of Award Agreements for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based, in each case, on such factors as the Administrator will determine;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18(c)), including, but not limited to, the discretionary authority to extend the post-termination exercisability period of Awards, to extend the maximum term of an Option (subject to Section 6(d)), and to accelerate, in whole or in part, the vesting of an Award;

(x) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

(xi) to authorize any Person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a “10% Holder”), the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to a 10% Holder, the per

Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 409A or 424(a) of the Code.

(ii) Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (A) cash, (B) check, (C) promissory note, to the extent permitted by Applicable Laws, (D) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, (E) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (F) by net exercise, (G) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (H) any combination of the foregoing methods of payment.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (A) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination of Continuous Service as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination of Continuous Service. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s termination of Continuous Service. Unless otherwise provided by the Administrator, if, on the date of termination of Continuous Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the specified time, the Option will terminate, and the Shares covered by such Option will revert to the Plan. Notwithstanding the foregoing, if a Participant’s Continuous Service is terminated by the Company for Cause, all then outstanding Options held by the Participant, whether vested or unvested, will terminate without consideration effective as of the Participant’s termination of Continuous Service.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination as result of Disability. Unless otherwise provided by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the specified time, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the Person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination as a result of death. Unless otherwise provided by the Administrator, if, at the time of death, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the specified time, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon on the passage of time, the achievement of specified levels of performance, or the occurrence of other events or any combination thereof as determined by the Administrator in its discretion.

(c) Settlement of Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment in respect of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Dividend Equivalents. Dividend Equivalents shall not be paid on a Restricted Stock Unit Award during the period it is unvested. In the discretion of the Administrator, Dividend Equivalents may be credited to a bookkeeping account for a Participant for distribution to Participant on or after a Restricted Stock Unit Award vests (such Dividend Equivalents shall be payable upon fixed dates or events in accordance with the requirements of Section 409A of the Code).

(f) Cancellation. On the date set forth in the Award Agreement, all unvested Restricted Stock Units will be forfeited to the Company.

10. Compliance With Section 409A of the Code. The Plan and the benefits provided hereunder are intended to be exempt from, or comply with, Section 409A of the Code and the regulations and guidance issued thereunder to the extent applicable thereto. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent. All references to Section 409A of the Code shall include the regulations and guidance issued thereunder. Although the Company intends to administer the Plan so that Awards will be exempt from, or comply with, the requirements of Section 409A of the Code, the Company does not represent or warrant that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company nor any Parent of Subsidiary, nor their respective directors, officers, employees, or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

11. Leaves of Absence/Transfer Between Locations. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reinstatement to active employment upon expiration of such leave is guaranteed by statute or contract. If reinstatement of employment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the first day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator will, to the extent necessary to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Parent or Subsidiary, on the one hand, and the Participant, on the other hand, or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issues pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign, or other taxes required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 21, the Plan will become effective upon its adoption by the Board (the “Effective Date”). Unless sooner terminated under Section 18, it will continue in effect for a term of 10 years from the later of (a) the Effective Date, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(d) No Repricing of Awards Without Stockholder Approval. Notwithstanding Section 18(a) above, or any other provision of the Plan to the contrary, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from stock splits, etc., as described in Section 13(a) hereof); (ii) any other action that would be considered a repricing under GAAP or the applicable listing standards of the national securities exchange on which the Shares are listed (if any); and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 13(c) hereof.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. The delivery of certificates representing the Shares (or the transfer to an Award holder on the records of the Company with respect to uncertificated Shares) to be issued in connection with an Award will be contingent upon the Award holder entering into any stockholders’ agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22. Clawback/Recovery. All Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In addition, the Administrator may impose such other clawback, recovery, or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate thereof.

23. Choice of Law. The laws of the State of Delaware will govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to conflict of law principles (whether of the State of Delaware or any other jurisdiction).

Annex D

EXECUTION VERSION

April 6, 2021

Mudrick Capital Acquisition Corporation II

527 Madison Avenue, 6th Floor

New York, NY 10022

RE: Sponsor Agreement

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), to be dated as of the date hereof, by and among Topps Intermediate Holdco, Inc., a Delaware corporation (the “Company”), Mudrick Capital Acquisition Corporation II, a Delaware corporation (“Buyer”), Titan Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Buyer, Titan Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer, and Tornante-MDP Joe Holdings, LLC, a Delaware limited liability company (“Holdings”). This letter agreement (this “Letter Agreement”) is being entered into and delivered by Buyer and Mudrick Capital Acquisition Holdings II LLC, a Delaware limited liability company (the “Sponsor”), in connection with the transactions contemplated by the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and the Sponsor hereby agree as follows:

1.

The Sponsor represents and warrants that it holds all of the issued and outstanding shares of Class B common stock, par value $0.0001 per share, of Buyer (the “Buyer Class B Common Stock”), as of the date of this Letter Agreement. As of the date hereof, there are 7,906,250 shares of Buyer Class B Common Stock issued and outstanding.

2.

The Sponsor hereby unconditionally and irrevocably agrees: (i) that, during the period commencing on the date hereof and ending on the earlier of the Closing and the termination of the Merger Agreement pursuant to Article XII thereof, at any duly called meeting of the stockholders of Buyer (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Buyer requested by Buyer’s board of directors or undertaken as contemplated by the transactions contemplated by the Merger Agreement, the Sponsor shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its shares of Buyer Common Stock to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its shares of Buyer Common Stock (a) in favor of the adoption of the Merger Agreement and approval of the transactions contemplated thereby and all other Buyer Stockholder Matters (and any actions required in furtherance thereof) and (b) against any proposal that would materially impede the transactions contemplated by the Merger Agreement, and (ii) not to redeem, elect to redeem or tender or submit any shares of Buyer Common Stock owned by it for redemption in connection with the transactions contemplated by the Merger Agreement, except to the extent expressly contemplated by the Merger Agreement and (iii) during the period commencing on the Closing Date and ending on the date that is the third (3rd) anniversary of the Closing Date, not to form a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of voting against any Persons nominated by the Holders for election as directors of Buyer.

3.

Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 11.01 and 11.02 of the Merger Agreement, effective immediately prior to the Closing, the Sponsor hereby waives any and all rights the Sponsor has or will have under Section 4.3(b)(ii) of Buyer’s Amended and Restated Certificate of Incorporation to receive, with respect to each share of Buyer Class B Common Stock held by the Sponsor, more than one (1) share of Buyer Class A Common Stock upon automatic conversion of each such share of Buyer Class B Common Stock in accordance with Buyer’s Amended and Restated Certificate of Incorporation in connection with the consummation of the Transactions. Without limitation of the foregoing, upon the consummation of the Transactions, the Sponsor hereby acknowledges and agrees that pursuant to Section 4.3(b) of Buyer’s Amended and Restated Certificate of Incorporation, each share of Buyer Class B Common Stock held by the Sponsor shall automatically convert into one (1) share of Buyer Class A Common Stock such that, except to the extent canceled in accordance with paragraph 4 of this Letter Agreement, the 7,906,250 shares of Buyer Class B Common Stock will convert into 7,906,250 shares of Buyer Class A Common Stock upon consummation of the Transactions.

4.

In the event the aggregate percentage of shares of Buyer Class A Common Stock redeemed in connection with the Buyer Stockholder Redemption exceeds twenty percent (20%) of the total number of shares of Buyer Class A Common Stock outstanding, as of 5:00 p.m. Eastern Time on the date that is two (2) Business Days prior to the date of the Special Meeting then immediately prior to the Closing and prior to the conversion referenced in paragraph 3 of this Letter Agreement, the Sponsor will surrender to Buyer for cancellation a number of shares of Class B Common Stock (rounded down to the nearest whole share) equal to the product of (i) one third (1/3) of the number of shares of Class B Common Stock then outstanding and (ii) the difference between (a) one (1) minus (b) the quotient obtained by dividing (I) the aggregate percentage of shares of Class A Common Stock not so redeemed by (II) eighty percent (80%). An illustrative example setting forth the foregoing calculation is set forth on Annex A attached hereto.

5.

The Sponsor hereby acknowledges that it has read the Merger Agreement and this Letter Agreement and has had the opportunity to consult with its tax and legal advisors. The Sponsor shall be bound by and comply with Section 10.03 (Exclusivity) and Section 10.05 (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if the Sponsor was an original signatory to the Merger Agreement with respect to such provisions, mutatis mutandis.

6.

Subject to the terms and conditions of this Letter Agreement, Buyer and the Sponsor agree to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Letter Agreement.

7.

During the period commencing on the date hereof and ending on the earlier of the Closing and the termination of the Merger Agreement pursuant to Article XII thereof, the Sponsor agrees not to (a) transfer any shares of Buyer Common Stock or (b) deposit any shares of Buyer Common Stock into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to the shares of Buyer Common Stock or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Letter Agreement); provided, that the Sponsor may transfer any such shares of Buyer Common Stock to any Affiliate of the Sponsor if, and only if, the transferee of such shares of Buyer Common Stock evidences in a writing reasonably satisfactory to Buyer and the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Sponsor and no such assignment shall relieve Sponsor of its obligations hereunder.

8.

During the period commencing on the date hereof and ending on the earlier of the Closing and the termination of the Merger Agreement pursuant to Article XII thereof, the Sponsor agrees that any shares of Buyer Common Stock that the Sponsor purchases or otherwise hereinafter acquires or with respect to which the Sponsor otherwise acquires sole or shared voting power after the execution of this Letter Agreement and prior to the earlier of the Closing and the termination of the Merger Agreement pursuant to Article XII thereof shall be subject to the terms and conditions of this Letter Agreement to the same extent as if they were owned by the Sponsor as of the date hereof.

9.	The Sponsor hereby represents and warrants to Buyer as follows:

(a)

The Sponsor has the full power and authority to make, enter into and carry out the terms of this Letter Agreement. This Letter Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a valid and binding agreement of the Sponsor enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(b)

As of the date hereof, the Sponsor is the owner of 7,906,250 shares of Buyer Class B Common Stock and 11,237,500 Private Placement Warrants, free and clear of any and all Liens, other than those (i) created by this Letter Agreement, the Existing Buyer Certificate of Incorporation and the Buyer IPO Agreements or (ii) arising under applicable securities Laws, and the Sponsor does not own any other capital stock or other voting securities, or any rights to purchase or acquire any shares of capital stock or other equity securities of, Buyer. The “Buyer IPO Agreements” shall mean the agreements set forth on Annex B attached hereto, each of which were entered into in connection with the initial public offering of Buyer.

(c)

The execution and delivery of this Letter Agreement by the Sponsor does not, and the performance by the Sponsor of the obligations under this Letter Agreement and the compliance by the Sponsor with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to the Sponsor, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any Organizational Document of the Sponsor, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Buyer Common Stock owned by the Sponsor pursuant to any Contract to which the Sponsor is a party or by which the Sponsor is bound, except, in the case of clauses (i), (ii) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

10.

The Company is an express third party beneficiary of this Letter Agreement entitled to the rights and benefits hereunder and to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) the provisions hereof as if it was a party hereto. No amendment, assignment, modification, waiver or termination of this Letter Agreement or any rights or obligations hereunder may occur without the prior written consent of the Company.

11.

This Letter Agreement, together with the Merger Agreement and the other agreements referenced herein to the extent referenced herein and the Buyer IPO Agreements, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, relating to the subject matter hereof; provided that upon the Effective Time to the extent any terms, conditions or provisions of any of the Transaction Agreements conflicts or is inconsistent with any terms, conditions or provisions of any of the Buyer IPO Agreements with respect to the rights or obligations of Buyer or Sponsor, the terms, conditions and provisions of the Transaction Agreements, as applicable, shall prevail and supersede to the extent of such conflict or inconsistency.

12.

No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto, and any purported assignment in violation of the foregoing shall be null and void ab initio. This Letter Agreement shall be binding on the parties hereto and their respective successors and assigns.

13.

This Letter Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Letter Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any principles of conflicts of law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. This Letter Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

14.

Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent in the same manner as provided in the Merger Agreement, with (a) notices to Buyer being sent to the addresses set forth therein, in each case with all copies as required thereunder and (b) notices to the Sponsor being sent to:

Mudrick Capital Acquisition Holdings II LLC

527 Madison Avenue, 6th Floor

New York, NY 10022

Attention: Secretary of Managing Member

Email: jocallaghan@mudrickcapital.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Jackie Cohen

Email: jackie.cohen@weil.com.

15.	This Letter Agreement shall terminate, and have no further force and effect, if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time.

[The remainder of this page left intentionally blank.]

Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

Very truly yours,

MUDRICK CAPITAL ACQUISITION
HOLDINGS II LLC

By: MUDRICK CAPITAL MANAGEMENT, L.P.,
its managing member

By:	/s/ John O’Callaghan

Name:	John O’Callaghan

Title:	Secretary

Acknowledged and agreed
as of the date of this Letter Agreement:

MUDRICK CAPITAL ACQUISITION CORPORATION II

By:	/s/ Jason Mudrick

Name:	Jason Mudrick

Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

ANNEX A

ILLUSTRATIVE FOUNDER SHARES FORFEITURE SCHEDULE
# of Class A Shares Not Redeemed	31,625,000	28,462,500	25,300,000	22,137,500	18,975,000	15,812,500	12,650,000	9,487,500	6,325,000	3,162,500	0
% of Class A Shares Not Redeemed	100%	90%	80%	70%	60%	50%	40%	30%	20%	10%	0%
% of Founder Shares Forfeited	0%	0%	0%	4.2%	8.3%	12.5%	16.7%	20.8%	25.0%	29.2%	33.	%
# of Founder Shares Forfeited	0	0	0	329,427	658,854	988,281	1,317,708	1,647,135	1,976,563	2,305,990	2,635,417

ANNEX B

Buyer IPO Agreements

•	Letter Agreement, dated December 7, 2020, by and among Buyer, its officers, its directors and the Sponsor.

•	Warrant Agreement, dated December 7, 2020, by and between Buyer and Continental Stock Transfer & Trust Company, as warrant agent.

•	Registration Rights Agreement, dated December 7, 2020, by and between Buyer, the Sponsor and Jefferies LLC.

•	Private Placement Warrant Purchase Agreement, dated December 7, 2020, by and between Buyer and the Sponsor.

•	Administrative Support Agreement, dated December 7, 2020, by and between Buyer and the Sponsor.

Annex E

FINAL FORM

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into as of April 6, 2021, by and among Mudrick Capital Acquisition Corporation II, a Delaware corporation (the “Company”) and the undersigned (the “Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Company, Topps Intermediate Holdco, Inc., a Delaware corporation (“Titan”), and the other parties named therein are entering into that certain Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, the Company will enter into a business combination transaction with Titan, on the terms and subject to the conditions set forth therein (the “Transaction”); and

WHEREAS, in connection with the Transaction, the Subscriber desires to subscribe for and purchase from the Company a number of shares of the Company’s Class A common stock, par value $0.0001 per share, set forth on the signature page hereto (the “Shares”), for a purchase price of $10.15 per Share, and the Company desires to issue and sell to the Subscriber the Shares in consideration of the payment of the aggregate applicable purchase price set forth on the Subscriber’s signature page hereto (the “Applicable Purchase Price”) by or on behalf of the Subscriber to the Company prior to the Closing (as defined below) in accordance with Section 3.1 herein, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber (subject to the prior payment by the Subscriber of the Applicable Purchase Price in accordance with the terms herein), the Shares (such subscription and issuance, the “Subscription”).

2. Representations, Warranties and Agreements.

2.1 The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and acknowledges and agrees with the Company as follows:

2.1.1 If the Subscriber is not an individual, the Subscriber has been duly formed or incorporated and is validly existing in good standing (or the equivalent thereof with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If the Subscriber is an individual, the Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 If the Subscriber is not an individual, this Subscription Agreement has been duly authorized, validly executed and delivered by the Subscriber. If the Subscriber is an individual, the signature on this Subscription Agreement is genuine, and the Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity (the “Enforceability Exceptions”).

2.1.3 The execution, delivery and performance by the Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries is a party or by which the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries is bound or to which any of the property or assets of the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries is subject, which would reasonably be expected to materially affect the ability or legal authority of the Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if the Subscriber is not an individual, result in any violation of the provisions of the organizational documents of the Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Subscriber or, if the Subscriber is not an individual, any of its subsidiaries or any of their respective properties that would reasonably be expected to materially affect the ability or legal authority of the Subscriber to comply in all material respects with this Subscription Agreement.

2.1.4 The Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A or (iii) a “qualified purchaser” (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5 The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act with respect to the Shares or an opinion of counsel satisfactory to the Company that such registration statement is not required and an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates or book entries representing the Shares shall contain a legend to such effect. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.6 The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to the Subscriber by the Company, Titan or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.

2.1.7 As of the date of this Subscription Agreement, the Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law, to the extent such laws are applicable to the Subscriber.

2.1.8 In making its decision to purchase the Shares, the Subscriber represents that it has relied solely upon its own independent investigation and the Company’s representations, warranties and agreements herein. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the documents provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and the Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Subscriber acknowledges that the information provided to the Subscriber is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Subscriber’s obligation to purchase the Shares hereunder (except as otherwise expressly provided herein).

2.1.9 The Subscriber became aware of this offering of the Shares solely by means of direct contact from Jefferies LLC (“Jefferies”), Deutsche Bank Securities Inc. (“Deutsche Bank”), Craig-Hallum Capital Group LLC (“Craig-Hallum”) or Roth Capital Partners, LLC (and collectively with Jefferies, Deutsche Bank and Craig-Hallum, the “Placement Agents”) or directly from the Company or the Target as a result of a pre-existing, substantive relationship with the Company, the Target or a Placement Agent, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and such Placement Agent or the Company. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. The Subscriber acknowledges that no Placement Agent has acted as its financial advisor or fiduciary in connection with the issuance and purchase of the Shares, none of the Placement Agents nor any of their respective affiliates has any duty or obligation to such Subscriber, and none of the Placement Agents shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by any agreement with the Company or (y) for anything which any of them may do or refrain from doing in connection with any agreement with the Company. The Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber acknowledges that (i) it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, any of the Placement Agents or Titan), except for the representations and warranties of the Company expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company, (ii) the Placement Agents and each of their respective directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Shares, or the accuracy, completeness, or adequacy of any information supplied to the Subscriber by the Company and (iii) none of the Placement Agents nor any of their respective affiliates have prepared any disclosure or offering document in connection with the offer and sale of the Shares. The Subscriber acknowledges that certain information provided to the Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

2.1.10 The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

2.1.11 Alone, or together with any professional advisor(s), the Subscriber represents and acknowledges that the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.12 The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.13 The Subscriber represents and warrants that the Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person that is named on the OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to use reasonable best efforts to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. The Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that, directly or indirectly through a third-party administrator, the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber also represents that, to the extent required, it maintains policies and procedures, directly or indirectly through a third-party administrator, that are reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures, directly or indirectly through a third-party administrator, that are reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

2.1.14 At the time of funding the Applicable Purchase Price prior to the Closing pursuant to Section 3.1, the Subscriber will have sufficient immediately available funds to pay the Applicable Purchase Price. Subscriber was not formed for the purpose of acquiring the Shares and will have total liquid assets and net assets in excess of the Applicable Purchase Price as of the date the Applicable Purchase Price is required to be funded to the Company pursuant to Section 3.1.

2.1.15 To the extent the Subscriber is one of the covered persons identified in Rule 506(d)(1), the Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Subscriber’s securities for purposes of Rule 506(d) of the Securities Act.

2.1.16 The Subscriber agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of the Subscriber, its controlled affiliates, or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates or pursuant to any understanding with the Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to equity securities of the Company prior to the Closing; provided, however, that if the closing price of a share of the Company’s Class A common stock on any trading day is not less than $15.00 per share, the Subscriber may engage in Short Sales with respect to a number of shares of Class A common stock not to exceed 50% of the Shares to be purchased pursuant to this Subscription Agreement. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Subscriber acknowledges and is aware that (i) the Placement Agents are each acting as the Company’s joint placement agent, (ii) Deutsche Bank is acting as financial advisor to Titan in connection with the Transaction, (iii) Deutsche Bank has served in various commercial roles for Titan, its affiliates and certain funds and business development companies that its affiliates advise, and (iv) Jefferies has acted as underwriter to the Company in connection with the Company’s initial public offering.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1 The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 When issued and delivered to the Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents then in effect or under the DGCL, or pursuant to any agreement or other instrument to which the Company is a party or by which it is otherwise bound.

2.2.3 This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by the Enforceability Exceptions.

2.2.4 The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

2.2.5 Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

2.2.6 Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Shares.

2.2.7 Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 2.1, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscriber in the manner contemplated by this Subscription Agreement.

2.2.8 The Company has provided the Subscriber an opportunity to ask questions regarding the Company and made available to the Subscriber all the information reasonably available to the Company that the Subscriber has requested for deciding whether to acquire the Shares.

2.2.9 No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

2.2.10 As of the date of this Subscription Agreement, there are no pending or, to the knowledge of the Company, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Subscription Agreement. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Company which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Subscription Agreement.

2.2.11 As of the date hereof, the issued and outstanding shares of the Company’s Class A common stock are registered pursuant to Section 12(b) of the Exchange Act and as of the date hereof are listed for trading on the NASDAQ (the “Exchange”) under the symbol “MUDS.” As of the date hereof, the Company has not been notified by the Exchange that it does not comply with any Exchange listing rule, which noncompliance is not subject to any compliance extension or ability to remedy, in each case as permitted by the Exchange’s continued listing rules. As of the date hereof, there is no action pending or, to the knowledge of the Company, threatened in writing against the Company by the Exchange or the SEC with respect to any intention by such entity to deregister the Company’s Class A common stock or terminate the listing of the Company’s Class A common stock on the Exchange, other than actions where a compliance extension or ability to remedy is available under applicable law. None of the Company or its affiliates has taken any action in an attempt to intentionally terminate the registration of the Company’s Class A common stock under the Exchange Act except as contemplated by the Business Combination Agreement. As of the date hereof, the Company has not received any written notice from the Exchange or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Company’s Class A common stock from the Exchange or the SEC.

2.2.12 Except with respect to (i) agreements regarding the non-disclosure of confidential information and/or trading restrictions entered into prior to the date hereof and (ii) agreements with any investment funds or accounts affiliated with or managed by Mudrick Capital Management, L.P., there are no other agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any other investor purchasing shares of Class A Common Stock in the Company in connection with the Business Combination Agreement which include terms and conditions (economic or otherwise) that are materially more advantageous to any such person (as compared to the Subscriber).

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the closing date of the Transaction. Upon not less than four (4) business days’ written notice from (or on behalf of) the Company to the Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than four (4) business days from the date of the Closing Notice, the Subscriber shall deliver to the Company at least two (2) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), to be held in escrow until the Closing, the Applicable Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Shares in book-entry form. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than two (2) business days thereafter) return the Applicable Purchase Price to the Subscriber.

3.2 Mutual Conditions to Closing.

The parties’ obligations to effect the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by each party hereto, on or prior to the Closing Date, of each of the following conditions:

3.2.1 No suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

3.2.2 No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

3.2.3 All specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

3.3 Conditions to Closing of the Company.

The Company’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company, on or prior to the Closing Date, of each of the following conditions:

3.3.1 All representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date.

3.3.2 The Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

3.3.3 All conditions precedent to the consummation of the Transaction set forth in the Business Combination Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transaction, but subject to satisfaction of such conditions as of the consummation of the Transaction).

3.4 Conditions to Closing of the Subscriber.

The Subscriber’s obligation to purchase the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.4.1 All representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date.

3.4.2 The Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

3.4.3 (i) All conditions precedent to the consummation of the Transaction set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transaction, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transaction), (ii) no amendment, modification or waiver of the Business Combination Agreement (as the same exists on the date hereof as provided to the Subscriber) or any terms thereof shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement without having received the Subscriber’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, that the foregoing condition shall not apply with respect to any amendment, modification or waiver of Sections 11.02(e) or 11.03(c) of the Business Combination Agreement (or the effects thereof) and (iii) the Transaction will be consummated immediately following the Closing.

4. Registration Rights.

4.1 The Company and Subscriber agree that, within fifteen (15) business days after the consummation of the Transaction, the Company will use its commercially reasonable efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Shares and those other Shares of the Company held by Subscriber in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Shares may be resold without volume, manner of sale or current public information limitations pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (ii) the date on which such Shares have actually been sold and (iii) the date which is three years after the Closing.

4.2 Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.3 The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under the Registration Statement), the officers, directors and agents of each of them, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 4.2 hereof. The Company shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware (provided, that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

4.4 Each Subscriber shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Each Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which such Subscriber is aware (provided, that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (iii) on the “Outside Date” as defined in the Business Combination Agreement; provided, that, subject to the limitations set forth in Section 8, nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement.

6. Miscellaneous.

6.1 Further Assurances; Reliance; Additional Information.

6.1.1 Each of the Subscriber and the Company shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described herein.

6.1.2 The Subscriber acknowledges that the Company, Titan and others (including the Placement Agents) is entitled to rely upon this Subscription Agreement, including the acknowledgments, understandings, agreements, representations and warranties made by the Subscriber contained in this Subscription Agreement and any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Subscriber. Prior to the Closing, the Subscriber agrees to promptly notify the Company and Titan if any of its acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Prior to the Closing, the Company agrees to promptly notify the Subscriber if any of its acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The Company acknowledges that the Subscriber, Titan and each of the Placement Agents is entitled to rely upon this Subscription Agreement, including the acknowledgements, understandings, agreements, representations and warranties made by the Company contained in this Subscription Agreement and any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company. Each of the Subscriber, the Company, Titan and each Placement Agent is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3 The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall promptly provide such information as may be reasonably requested, in each case to the extent within the Subscriber’s possession and control or otherwise readily available to the Subscriber; provided, that the Company agrees to keep such information provided by the Subscriber confidential, other than as required by applicable law, regulation or legal proceeding.

6.2 Expenses. Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that the SEC registration fee with respect to the registration of the Shares pursuant to Section 4 will be paid by the Company).

6.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to the Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company, to:

Mudrick Capital Acquisition Corporation II

527 Madison Avenue, 6th Floor

New York, New York 10022

Attention: John O’Callaghan

Email: jocallaghan@mudrickcapital.com

with a required copy (which copy shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Jackie Cohen

Email: jackie.cohen@weil.com

and

Topps Intermediate Holdco, Inc.

One Whitehall Street

New York, NY 10004

Attention: Jason Thaler, General Counsel

Email: jthaler@topps.com

with a required copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: Richard J. Campbell, P.C. and Aisha P. Lavinier

Email: richard.campbell@kirkland.com and aisha.lavinier@kirkland.com

6.4 Entire Agreement. This Subscription Agreement, together with any agreements between the Subscriber and the Company and/or Titan regarding the non-disclosure of confidential information and/or trading restrictions entered into prior to the date hereof, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

6.5 Modifications and Amendments. This Subscription Agreement may not be amended, modified or supplemented except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or supplement is sought.

6.6 Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.7 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the Subscriber hereunder (other than the Shares, if any, acquired hereunder) may be transferred or assigned without the written consent of the Company (not to be unreasonably withheld, conditioned or delayed), and then only in accordance with this Subscription Agreement; provided, that the Subscriber may assign its rights, interests or obligations hereunder to any fund or account managed by the same investment manager as Subscriber or an affiliate of Subscriber, without the prior consent of the Company, so long as (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by the Subscriber, the assignee(s) shall become the Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of the Subscriber provided for herein to the extent of such assignment and (ii) no assignment shall relieve the Subscriber of any of its obligations or liabilities hereunder. Any purported assignment in violation of this Section 6.7 shall be null and void and of no force or effect.

6.8 Benefit.

6.8.1 Except as otherwise provided herein (including the next sentence hereof), this Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 2.1.9, Section 6.1.2, Section 6.7, and this Section 6.8, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

6.8.2 Each party hereto agrees that Titan is a third party beneficiary of this Subscription Agreement, and Titan may directly enforce each of the covenants and agreements of Subscriber under this Agreement, as amended, modified, supplemented or waived in accordance with Section 6.6. Notwithstanding anything herein to the contrary, no termination pursuant to clause (ii) of Section 5 and no amendment, modification, supplement, waiver or assignment by Subscriber or the Company of this Agreement or any rights or obligations hereunder shall be effective without the prior written consent of Titan.

6.9 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.10 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided, that if the Court of Chancery of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in, and each of the parties irrevocably consents to the exclusive jurisdiction and venue of, the U.S. District Court for the District of Delaware; provided, further, that if the U.S. District Court for the District of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the Delaware state courts, such legal proceeding shall be heard in, and each of the parties irrevocably consents to the exclusive jurisdiction and venue of, the Delaware state courts located in Wilmington, Delaware (together with the U.S. District Court for the District of Delaware and the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement and each other document executed in connection with the Transaction, and the consummation thereof, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons. Each party hereto hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereto hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of Delaware, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.10, a party hereto may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTION, AND THE CONSUMMATION THEREOF, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTION, AND THE CONSUMMATION THEREOF. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.11 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.12 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13 Specific Performance. The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company and Titan to execute and deliver the Business Combination Agreement and (ii) each of the parties and Titan would suffer irreparable damage if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms, or this Subscription Agreement was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that each of the Company and Titan shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.10, this being in addition to any other remedy to which any party hereto is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include the right of each of the Company and Titan to cause the Subscriber to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement, including the Subscriber’s obligation to fund the Applicable Purchase Price pursuant to Section 3.1. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 6.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.14 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing until the expiration of any statute of limitations under applicable law. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereto as set forth herein shall survive the consummation of the Transaction and remain in full force and effect until the expiration of any statute of limitations under applicable law.

6.15 No Broker or Finder. Except with respect to the Placement Agents (which have been engaged by the Company in connection with this Subscription), each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the other party hereto. Each of the parties hereto agrees to indemnify and hold the other party hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.16 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.17 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by email transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.18 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.19 Mutual Drafting. This Subscription Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7. Disclosure. The Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by the Company in a Current Report on Form 8-K filed with the SEC on or after the date hereof and a form of this Subscription Agreement will be filed with the SEC as an exhibit thereto. The Company shall not publicly disclose the name of the Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under regulations of the Exchange.

8. Legend Removal. If requested by a Holder (as defined below), the Company shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Shares being sold under the Registration Statement or in accordance with Rule 144 at the time of sale of such Shares, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Subscriber as reasonably requested by the Company, its counsel or the transfer agent, establishing that restrictive legends are no longer required. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares to the Company (or its successor) upon request to assist the Company in making the determination described above.

9. Trust Account Waiver. The Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated December 7, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Company, its public shareholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement. Nothing in this Section 9 shall (x) serve to limit or prohibit the Subscriber’s right to pursue a claim against Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Company may have in the future against Company’s assets or funds that are not held in the Trust Account (other than distributions therefrom) or (z) be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account solely by virtue of the Subscriber’s record or beneficial ownership of the Company’s Class A common stock.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

COMPANY:

MUDRICK CAPITAL ACQUISITION CORPORATION II

By:
Name:
Title:

Accepted and agreed this                 day of        , 2021.

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Signature of the Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: ______________ ___, 2021

Name of the Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of the Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

The Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

[Signature Page to Subscription Agreement]

Attn:	Attn:

Telephone No.: __________________________	Telephone No.: _____________________

Shares issued in the Subscription:

__________________________

Applicable Purchase Price: $ ____________.

You must pay the Applicable Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check all applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** OR ***

C.	QUALIFIED PURCHASER (Please check all applicable subparagraphs):

1.

☐ We are a “qualified purchaser” (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** AND ***

D.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Subscriber and under which the Subscriber accordingly qualifies as an “accredited investor.”

Initials

_____

☐ Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.

_____	☐ Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

_____	☐ Any insurance company as defined in Section 2(a)(13) of the Securities Act;

_____

☐ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act;

_____	☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

_____

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

_____	☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

_____

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

Initials

_____	☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

_____

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

_____

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

_____	☐ Any entity in which all of the equity owners are “accredited investors.”

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.

E.	QUALIFIED PURCHASER STATUS (Please check the applicable box)

Please indicate the basis of Subscriber’s status as a “qualified purchaser,” as defined in Section 2(a)(51)(A) of the Investment Company Act and the regulations issued thereunder:

Initials

_____

☐ Subscriber is an individual who owns not less than $5,000,000 in “Investments” either separately or jointly or as community property with his or her spouse. (See EXHIBIT A to this Annex A for the definition of and method for calculating the value of “Investments”);

_____

☐ Subscriber is an entity, acting for its own account or the accounts of other “qualified purchasers,” that in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in “Investments.” (See EXHIBIT A to this Annex A for the definition of and method for calculating the value of “Investments”);

_____

☐ Subscriber is a “family company” that owns not less than $5,000,000 in “Investments.” (See EXHIBIT A to this Annex A for the definition of and method for calculating the value of “Investments”). A “family company” means any company (including a trust, partnership, limited liability company or corporation) that is owned directly or indirectly by or for (a)(i) two or more individuals who are related as siblings, spouses or former spouses, or as direct lineal descendants by birth or adoption, or (ii) spouses of such persons, (b) estates of such persons, or (c) foundations, charitable organizations or trusts established by or for the benefit of such persons;

_____	☐ Subscriber is an entity (other than a trust), each of the beneficial owners of which is a “qualified purchaser”; or

_____

☐ Subscriber is a trust that was not formed for the specific purpose of investing in the Company, each trustee (or other person authorized to make decisions with respect to the trust) and each grantor (or other person who has contributed assets to the trust) of which are “qualified purchasers.”

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.

EXHIBIT A TO ANNEX A – ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

INVESTMENTS

For determining whether Subscriber is a “qualified purchaser,” the term “Investments” means:

A.

Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, Subscriber that owns such securities, unless the issuer of such securities is a “public company,” a “financial company” or has more than $50,000,000 in equity, as reflected on such company’s financial statements which present such equity information as of a date within 16 months preceding the date on which Subscriber acquires an Interest. The term “public company” includes all companies that file reports pursuant to Section 13 or 15(d) of the Exchange Act or have a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act. The term “financial company” includes a commodity pool or an “investment company” (whether U.S. or offshore) or a company required to register as such under the Investment Company Act but for the exclusions or exemptions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act;

B.

Real estate held for investment purposes so long as it is not used by the prospective qualified purchaser or a close relative (generally, a sibling, spouse, former spouse, direct ancestor or descendent or a spouse of such an ancestor or descendent) for personal or business purposes. However, real estate owned by a prospective qualified purchaser who is primarily in the real estate business is includable as an “investment” even if it is held by the owner;

C.

“Commodity Interests” or “Physical Commodity” held for investment purposes by Subscriber. “Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of (a) any contract market designated for trading such transactions under the Commodity Exchange Act, and the regulations issued thereunder and the rules thereunder, or (b) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. “Physical Commodity” means any physical commodity with respect to which a “Commodity Interest” is traded on a market specified in the definition of Commodity Interests above;

D.

To the extent not securities, “financial contracts” entered into for investment purposes or in connection with investments. “Financial contracts” means any arrangement that (a) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (b) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and (c) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement;

E.

In the case of a Subscriber that is a commodity pool operator or an investment company excepted from registration by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, any amounts payable to such Subscriber pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make Capital Contributions to, Subscriber upon the demand of Subscriber; and

F.

Cash and cash equivalents (including foreign currencies) held for investment purposes. “Cash and cash equivalents” include bank deposits, certificates of deposits, bankers acceptances and similar bank instruments held for investment purposes and the net cash surrender value of an insurance policy.

“Investments” do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.

For purposes of determining the amount of “Investments” owned by a company, “Investments” of a parent company and its majority-owned subsidiaries may be aggregated to meet the minimum “investment” amount requirements, regardless of which company is the prospective qualified purchaser.

For purposes of determining the amount of “Investments” owned by an individual, there may be included any “investment” held jointly or as community property with such person’s spouse. In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s “Investments” any “Investments” owned by the other spouse (whether or not such “investments” are held jointly).

In determining whether an individual is a qualified purchaser, there may be included in the amount of such person’s “Investments” any “Investments” held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

VALUATION OF INVESTMENTS

In determining the value of “Investments” in order to ascertain qualified purchaser status, the aggregate amount of “Investments” owned and invested on a discretionary basis by such person shall be their fair market value on the most recent practicable date or their cost provided that the same method must be used for all “Investments.” However,

1.	in the case of “Commodity Interests,” the amount of “Investments” is the value of the initial margin or option premium deposited in connection with such “Commodity Interests,” and

2.	in each case, there shall be deducted from the amount of such “Investments” the following amounts:

(a)	the amount of any outstanding indebtedness incurred by the prospective qualified purchaser to acquire such “Investments,” and

(b)

in the case of a Family Company (as defined in Annex A), in addition to the amounts specified in paragraph (2)(a) above, any outstanding indebtedness incurred by an owner of the Family Company to acquire the Family Company’s “Investments.”

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.

Annex F

FINAL FORM

BACKSTOP SUBSCRIPTION AGREEMENT

This BACKSTOP SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into as of April 6, 2021, by and among Mudrick Capital Acquisition Corporation II, a Delaware corporation (the “Company”), and the undersigned parties listed as Subscribers on the signature pages hereto (each such party, a “Subscriber” and, collectively, the “Subscribers”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Company, Topps Intermediate Holdco, Inc., a Delaware corporation (“Titan”), and the other parties named therein are entering into that certain Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, the Company will enter into a business combination transaction with Titan, on the terms and subject to the conditions set forth therein (the “Transaction”); and

WHEREAS, in connection with the Transaction, each Subscriber desires to subscribe for and purchase from the Company up to a number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), equal to the product (rounded down to the nearest whole number) of (i) the percentage set forth opposite such Subscriber’s name in the column labeled “Pro Rata Percentage” on Schedule B hereto (the “Pro Rata Portion”) and (ii) 9,852,216 (the “Total Backstop Subscription”), for a purchase price of $10.15 per Share, and the Company desires to issue and sell to such Subscriber such Shares in consideration of the payment of the aggregate applicable purchase price opposite such Subscriber’s name in the column labeled “Applicable Purchase Price” on Schedule B hereto (as the same may be reduced in accordance with the terms herein, such Subscriber’s “Applicable Purchase Price”) by or on behalf of such Subscriber to the Company prior to the Closing (as defined below) in accordance with Section 3.1 herein, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing, each Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to such Subscriber (subject to the prior payment by such Subscriber of such Subscriber’s Applicable Purchase Price in accordance with the terms herein), a number of Shares equal to the product (rounded down to the nearest whole number) of (i) the Pro Rata Portion and (ii) the Total Backstop Subscription (such subscription and issuance, the “Subscription”); provided, that in the event that the Available Closing Buyer Cash (including, for this purpose, the maximum Applicable Purchase Price payable by the Subscribers hereunder) exceeds $350,000,000 (such excess amount, the “Excess Amount”), then Mudrick Capital Management, L.P. may elect in its sole discretion, by providing notice to the Company and Titan (the “Backstop Notice”) no later than two (2) business days prior to the closing date of the Transaction (provided, that in no event shall the Backstop Notice be delivered until after the Special Meeting, and in no event shall the Backstop Notice be effective with respect to any portion of the PIPE Financing Amount until such portion is actually received by the Company pursuant to the PIPE Subscription Agreements entered into in connection with the PIPE Investment (other than this Subscription Agreement)), to reduce the Total Backstop Subscription by up to an amount (rounded down to the nearest whole number and, in any event, not less than zero) equal to the quotient obtained by dividing (a) the Excess Amount by (b) $10.15. In the event that there is an Excess Amount as determined in accordance with the immediately foregoing proviso (and provided that the Backstop Notice is delivered), (x) the number of Shares to be purchased by each Subscriber pursuant to this Subscription Agreement will be deemed to be equal to the product of (I) such Subscriber’s Pro Rata Portion and

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(II) the Total Backstop Subscription (as so reduced) and (y) the Applicable Purchase Price for each Subscriber for such Shares will be deemed to be equal to the product of (I) such Subscriber’s Pro Rata Portion of the Total Backstop Subscription (as so reduced and in accordance with the calculations of clause (y) above) and (II) $10.15. To the extent any Subscriber has, in accordance with Section 3.1, funded an Applicable Purchase Price in excess of the Applicable Purchase Price determined in accordance with the foregoing sentence, the Company shall refund such excess to such Subscriber at the closing of the Transaction, and any Shares issued in respect of such excess Applicable Purchase Price shall be canceled. For the avoidance of doubt and notwithstanding herein to the contrary, in no event shall there be any reduction in the Total Backstop Subscription or the payment of the Applicable Purchase Price for any Subscriber to the extent such reduction would result in a failure of the conditions in Sections 11.02(e) or 11.03(c) of the Business Combination Agreement.

2. Representations, Warranties and Agreements.

2.1 The Subscribers’ Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscribers, each Subscriber hereby represents and warrants to the Company and acknowledges and agrees with the Company, on a several (and not joint and several) basis, as follows:

2.1.1 If such Subscriber is not an individual, such Subscriber has been duly formed or incorporated and is validly existing in good standing (or the equivalent thereof with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If such Subscriber is an individual, such Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 If such Subscriber is not an individual, this Subscription Agreement has been duly authorized, validly executed and delivered by such Subscriber. If such Subscriber is an individual, the signature on this Subscription Agreement is genuine, and such Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is enforceable against such Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity (the “Enforceability Exceptions”).

2.1.3 The execution, delivery and performance by such Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Subscriber or, if such Subscriber is not an individual, any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Subscriber or, if such Subscriber is not an individual, any of its subsidiaries is a party or by which such Subscriber or, if such Subscriber is not an individual, any of its subsidiaries is bound or to which any of the property or assets of such Subscriber or, if such Subscriber is not an individual, any of its subsidiaries is subject, which would reasonably be expected to materially affect the ability or legal authority of such Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if such Subscriber is not an individual, result in any violation of the provisions of the organizational documents of such Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Subscriber or, if such Subscriber is not an individual, any of its subsidiaries or any of their respective properties that would reasonably be expected to materially affect the ability or legal authority of such Subscriber to comply in all material respects with this Subscription Agreement.

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2.1.4 Such Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A or (iii) a “qualified purchaser” (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if such Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and such Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Such Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Such Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5 Such Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Such Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act with respect to the Shares or an opinion of counsel satisfactory to the Company that such registration statement is not required and an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Such Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Such Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, such Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Such Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.6 Such Subscriber understands and agrees that such Subscriber is purchasing the Shares directly from the Company. Such Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to such Subscriber by the Company, Titan or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.

2.1.7 As of the date of this Subscription Agreement, such Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law, to the extent such laws are applicable to such Subscriber.

2.1.8 In making its decision to purchase the Shares, such Subscriber represents that it has relied solely upon its own independent investigation and the Company’s representations, warranties and agreements herein. Such Subscriber acknowledges and agrees that such Subscriber has received and has had an adequate opportunity to review such financial and other information as such Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to such Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, such Subscriber acknowledges that it has reviewed the documents provided to such Subscriber by the Company. Such Subscriber represents and agrees that such Subscriber and such Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Such Subscriber acknowledges that the information provided to such Subscriber is preliminary and subject to change, and that any

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changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect such Subscriber’s obligation to purchase the Shares hereunder (except as otherwise expressly provided herein).

2.1.9 Such Subscriber became aware of this offering of the Shares solely by means of direct contact from Jefferies LLC (“Jefferies”), Deutsche Bank Securities Inc. (“Deutsche Bank”), Craig-Hallum Capital Group LLC (“Craig-Hallum”) or Roth Capital Partners, LLC (and collectively with Jefferies, Deutsche Bank and Craig-Hallum, the “Placement Agents”) or directly from the Company or the Target as a result of a pre-existing, substantive relationship with the Company, the Target or a Placement Agent, and the Shares were offered to such Subscriber solely by direct contact between such Subscriber and such Placement Agent or the Company. Such Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Such Subscriber acknowledges that no Placement Agent has acted as its financial advisor or fiduciary in connection with the issuance and purchase of the Shares, none of the Placement Agents nor any of their respective affiliates has any duty or obligation to such Subscriber, and none of the Placement Agents shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by any agreement with the Company or (y) for anything which any of them may do or refrain from doing in connection with any agreement with the Company. Such Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Such Subscriber acknowledges that (i) it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, any of the Placement Agents or Titan), except for the representations and warranties of the Company expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company, (ii) the Placement Agents and each of their respective directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Shares, or the accuracy, completeness, or adequacy of any information supplied to such Subscriber by the Company and (iii) none of the Placement Agents nor any of their respective affiliates have prepared any disclosure or offering document in connection with the offer and sale of the Shares. Such Subscriber acknowledges that certain information provided to such Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

2.1.10 Such Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and such Subscriber has sought such accounting, legal and tax advice as such Subscriber has considered necessary to make an informed investment decision.

2.1.11 Alone, or together with any professional advisor(s), such Subscriber represents and acknowledges that such Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for such Subscriber and that such Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Subscriber’s investment in the Company. Such Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.12 Such Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.13 Such Subscriber represents and warrants that such Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of

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the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person that is named on the OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Subscriber agrees to use reasonable best efforts to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Subscriber is permitted to do so under applicable law. Such Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that, directly or indirectly through a third-party administrator, such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Subscriber also represents that, to the extent required, it maintains policies and procedures, directly or indirectly through a third-party administrator, reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Such Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures, directly or indirectly through a third-party administrator, that are reasonably designed to ensure that the funds held by such Subscriber and used to purchase the Shares were legally derived.

2.1.14 At the time of funding such Subscriber’s Applicable Purchase Price prior to the Closing pursuant to Section 3.1, such Subscriber will have, sufficient immediately available funds to pay such Subscriber’s Applicable Purchase Price. Such Subscriber was not formed for the purpose of acquiring the Shares and will have total liquid assets and net assets in excess of such Subscriber’s Applicable Purchase Price as of the date such Subscriber’s Applicable Purchase Price is required to be funded to the Company pursuant to Section 3.1.

2.1.15 To the extent such Subscriber is one of the covered persons identified in Rule 506(d)(1), such Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to such Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Such Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of such Subscriber’s securities for purposes of Rule 506(d) of the Securities Act.

2.1.16 Such Subscriber agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of such Subscriber, its controlled affiliates, or any person or entity acting on behalf of such Subscriber or any of its controlled affiliates or pursuant to any understanding with such Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to equity securities of the Company prior to the Closing; provided, however, that if the closing price of a share of the Company’s Class A common stock on any trading day is not less than $15.00 per share, such Subscriber may engage in Short Sales with respect to a number of shares of Class A common stock not to exceed 50% of the Shares to be purchased by such Subscriber pursuant to this Subscription Agreement. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Subscriber acknowledges and is aware that (i) the Placement Agents are

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each acting as the Company’s joint placement agent, (ii) Deutsche Bank is acting as financial advisor to Titan in connection with the Transaction, (iii) Deutsche Bank has served in various commercial roles for Titan, its affiliates and certain funds and business development companies that its affiliates advise, and (iv) Jefferies has acted as underwriter to the Company in connection with the Company’s initial public offering.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscribers to purchase the Shares, the Company hereby represents and warrants to the Subscribers and agrees with the Subscribers as follows:

2.2.1 The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 When issued and delivered to the Subscribers against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents then in effect or under the DGCL, or pursuant to any agreement or other instrument to which the Company is a party or by which it is otherwise bound.

2.2.3 This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Subscribers, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by the Enforceability Exceptions.

2.2.4 The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

2.2.5 Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

2.2.6 Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Shares.

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2.2.7 Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 2.1, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscribers in the manner contemplated by this Subscription Agreement.

2.2.8 The Company has provided the Subscribers an opportunity to ask questions regarding the Company and made available to the Subscribers all the information reasonably available to the Company that the Subscribers have requested for deciding whether to acquire the Shares.

2.2.9 No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

2.2.10 As of the date of this Subscription Agreement, there are no pending or, to the knowledge of the Company, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Subscription Agreement. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Company which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Subscription Agreement.

2.2.11 As of the date hereof, the issued and outstanding shares of the Company’s Class A common stock are registered pursuant to Section 12(b) of the Exchange Act and as of the date hereof are listed for trading on the NASDAQ (the “Exchange”) under the symbol “MUDS.” As of the date hereof, the Company has not been notified by the Exchange that it does not comply with any Exchange listing rule, which noncompliance is not subject to any compliance extension or ability to remedy, in each case as permitted by the Exchange’s continued listing rules. As of the date hereof, there is no action pending or, to the knowledge of the Company, threatened in writing against the Company by the Exchange or the SEC with respect to any intention by such entity to deregister the Company’s Class A common stock or terminate the listing of the Company’s Class A common stock on the Exchange, other than actions where a compliance extension or ability to remedy is available under applicable law. None of the Company or its affiliates has taken any action in an attempt to intentionally terminate the registration of the Company’s Class A common stock under the Exchange Act except as contemplated by the Business Combination Agreement. As of the date hereof, the Company has not received any written notice from the Exchange or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Company’s Class A common stock from the Exchange or the SEC.

2.2.12 Except with respect to agreements regarding the non-disclosure of confidential information and/or trading restrictions entered into prior to the date hereof, there are no other agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any other investor purchasing shares of Class A Common Stock in the Company in connection with the Business Combination Agreement which include terms and conditions (economic or otherwise) that are materially more advantageous to any such person (as compared to the Subscribers).

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the closing date of the Transaction. Upon not less than four (4) business days’ written notice from (or on behalf of) the Company to the Subscribers (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than four (4) business days from the date of the Closing

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Notice, each Subscriber shall deliver to the Company at least one (1) business day prior to the closing date specified in the Closing Notice (the “Closing Date”), to be held in escrow until the Closing, such Subscriber’s Applicable Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to such Subscriber of the Shares in book-entry form. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than two (2) business days thereafter) return such Subscriber’s Applicable Purchase Price to such Subscriber.

3.2 Mutual Conditions to Closing.

The parties’ obligations to effect the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by each party hereto, on or prior to the Closing Date, of each of the following conditions:

3.2.1 No suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

3.2.2 No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

3.2.3 All specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

3.3 Conditions to Closing of the Company.

The Company’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company, on or prior to the Closing Date, of each of the following conditions:

3.3.1 All representations and warranties of the Subscribers contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Subscribers of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date.

3.3.2 The Subscribers shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

3.3.3 All conditions precedent to the consummation of the Transaction set forth in the Business Combination Agreement shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transaction, but subject to satisfaction of such conditions as of the consummation of the Transaction).

3.4 Conditions to Closing of the Subscribers.

The Subscribers’ obligation to purchase the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Subscribers, on or prior to the Closing Date, of each of the following conditions:

3.4.1 All representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date.

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3.4.2 The Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

3.4.3 (i) All conditions precedent to the consummation of the Transaction set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transaction, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transaction), (ii) no amendment, modification or waiver of the Business Combination Agreement (as the same exists on the date hereof as provided to the Subscribers) or any terms thereof shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscribers would reasonably expect to receive under this Subscription Agreement without having received the Subscribers’ prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, that the foregoing condition shall not apply with respect to any amendment, modification or waiver of Sections 11.02(e) or 11.03(c) of the Business Combination Agreement (or the effects thereof) and (iii) the Transaction will be consummated immediately following the Closing.

4. Registration Rights.

4.1 The Company and the Subscribers agree that, within fifteen (15) business days after the consummation of the Transaction, the Company will use its commercially reasonable efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Shares and those other Shares of the Company held by any Subscriber in the Registration Statement are contingent upon such Subscriber furnishing in writing to the Company such information regarding such Subscriber, the securities of the Company held by such Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Shares may be resold without volume, manner of sale or current public information limitations pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (ii) the date on which such Shares have actually been sold and (iii) the date which is three years after the Closing.

4.2 Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales

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of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.3 The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under the Registration Statement), the officers, directors and agents of each of them, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 4.2 hereof. The Company shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware (provided, that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

4.4 Each Subscriber shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary

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prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Each Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which such Subscriber is aware (provided, that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (iii) on the “Outside Date” as defined in the Business Combination Agreement; provided, that, subject to the limitations set forth in Section 8, nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscribers of the termination of the Business Combination Agreement promptly after the termination of such agreement.

6. Miscellaneous.

6.1 Further Assurances; Reliance; Additional Information.

6.1.1 Each of the Subscribers and the Company shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described herein.

6.1.2 Each Subscriber acknowledges that the Company, Titan and others (including the Placement Agents) is entitled to rely upon this Subscription Agreement, including the acknowledgments, understandings, agreements, representations and warranties made by such Subscriber contained in this Subscription Agreement and any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of such Subscriber. Prior to the Closing, each Subscriber agrees to promptly notify the Company and Titan if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Prior to the Closing, the Company agrees to promptly notify the Subscribers if any of its acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The Company acknowledges that each Subscriber, Titan and each of the Placement Agents is entitled to rely upon this Subscription Agreement, including the acknowledgements, understandings, agreements, representations and warranties made by the Company contained in this Subscription Agreement and any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company. Each of the Subscribers, the Company, Titan and each Placement Agent is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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6.1.3 The Company may request from any Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of such Subscriber to acquire the Shares, and such Subscriber shall promptly provide such information as may be reasonably requested, in each case to the extent within such Subscriber’s possession and control or otherwise readily available to such Subscriber; provided, that the Company agrees to keep such information provided by such Subscriber confidential, other than as required by applicable law, regulation or legal proceeding.

6.2 Expenses. Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that the SEC registration fee with respect to the registration of the Shares pursuant to Section 4 will be paid by the Company).

6.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to a Subscriber, to such address or addresses set forth on such Subscriber’s signature page hereto;

(ii) if to the Company, to:

Mudrick Capital Acquisition Corporation II

527 Madison Avenue, 6th Floor

New York, New York 10022

Attention: John O’Callaghan

Email: jocallaghan@mudrickcapital.com

with a required copy (which copy shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Jackie Cohen

Email: jackie.cohen@weil.com

and

Topps Intermediate Holdco, Inc.

One Whitehall Street

New York, NY 10004

Attention: Jason Thaler, General Counsel

Email: jthaler@topps.com

with a required copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: Richard J. Campbell, P.C. and Aisha P. Lavinier

Email: richard.campbell@kirkland.com and aisha.lavinier@kirkland.com

6.4 Entire Agreement. This Subscription Agreement, together with any agreements between a Subscriber and the Company and/or Titan regarding the non-disclosure of confidential information and/or trading restrictions entered into prior to the date hereof, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

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6.5 Modifications and Amendments. This Subscription Agreement may not be amended, modified or supplemented except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or supplement is sought.

6.6 Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.7 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to any Subscriber hereunder (other than the Shares, if any, acquired hereunder) may be transferred or assigned without the written consent of the Company (not to be unreasonably withheld, conditioned or delayed), and then only in accordance with this Subscription Agreement; provided, that each Subscriber may assign its rights, interests or obligations hereunder to any fund or account managed by the same investment manager as such Subscriber or an affiliate of such Subscriber, without the prior consent of the Company, so long as (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by such Subscriber, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of the assignor provided for herein to the extent of such assignment and (ii) no assignment shall relieve the assignor of any of its obligations or liabilities as a Subscriber hereunder. Any purported assignment in violation of this Section 6.7 shall be null and void and of no force or effect.

6.8 Benefit.

6.8.1 Except as otherwise provided herein (including the next sentence hereof), this Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 2.1.9, Section 6.1.2, Section 6.7, and this Section 6.8, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

6.8.2 Each party hereto agrees that Titan is a third party beneficiary of this Subscription Agreement, and Titan may directly enforce each of the covenants and agreements of the Subscribers under this Subscription Agreement, as amended, modified, supplemented or waived in accordance with Section 6.6. Notwithstanding anything herein to the contrary, no termination pursuant to clause (ii) of Section 5 and no amendment, modification, supplement, waiver or assignment by any Subscriber or the Company of this Subscription Agreement or any rights or obligations hereunder shall be effective without the prior written consent of Titan.

6.9 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.10 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided, that if the Court of Chancery of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of

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the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in, and each of the parties irrevocably consents to the exclusive jurisdiction and venue of, the U.S. District Court for the District of Delaware; provided, further, that if the U.S. District Court for the District of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the Delaware state courts, such legal proceeding shall be heard in, and each of the parties irrevocably consents to the exclusive jurisdiction and venue of, the Delaware state courts located in Wilmington, Delaware (together with the U.S. District Court for the District of Delaware and the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement and each other document executed in connection with the Transaction, and the consummation thereof, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons. Each party hereto hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereto hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of Delaware, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.10, a party hereto may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTION, AND THE CONSUMMATION THEREOF, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTION, AND THE CONSUMMATION THEREOF. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.11 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.12 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall

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entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13 Specific Performance. The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company and Titan to execute and deliver the Business Combination Agreement and (ii) each of the parties and Titan would suffer irreparable damage if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms, or this Subscription Agreement was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that each of the Company and Titan shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.10, this being in addition to any other remedy to which any party hereto is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include the right of each of the Company and Titan to cause the Subscribers to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement, including each Subscriber’s obligation to fund such Subscriber’s Applicable Purchase Price pursuant to Section 3.1. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 6.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.14 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing until the expiration of any statute of limitations under applicable law. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereto as set forth herein shall survive the consummation of the Transaction and remain in full force and effect until the expiration of any statute of limitations under applicable law.

6.15 No Broker or Finder. Except with respect to the Placement Agents (which have been engaged by the Company in connection with this Subscription), each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the other party hereto. The Company, on the one hand, and each Subscriber, severally (and not joint and severally), on the other hand, agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.16 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.17 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by email transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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6.18 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.19 Mutual Drafting. This Subscription Agreement is the joint product of each of the Subscribers and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7. Disclosure. Each Subscriber hereby acknowledges that the terms of this Subscription Agreement will be disclosed by the Company in a Current Report on Form 8-K filed with the SEC on or after the date hereof and a form of this Subscription Agreement will be filed with the SEC as an exhibit thereto. The Company shall not publicly disclose the name of the Subscribers or any affiliate or investment adviser of the Subscribers, or include the name of Subscribers or any affiliate or investment adviser of the Subscribers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior consent (including by e-mail) of the Subscribers, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under regulations of the Exchange.

8. Legend Removal. If requested by a Holder (as defined below), the Company shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Shares being sold under the Registration Statement or in accordance with Rule 144 at the time of sale of such Shares, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from a Subscriber as reasonably requested by the Company, its counsel or the transfer agent, establishing that restrictive legends are no longer required. Each Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares to the Company (or its successor) upon request to assist the Company in making the determination described above.

9. Trust Account Waiver. Each Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Such Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated December 7, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Company, its public shareholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, such Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement. Nothing in this Section 9 shall (x) serve to limit or prohibit a

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Subscriber’s right to pursue a claim against Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Company may have in the future against Company’s assets or funds that are not held in the Trust Account (other than distributions therefrom) or (z) be deemed to limit a Subscriber’s right, title, interest or claim to the Trust Account solely by virtue of such Subscriber’s record or beneficial ownership of the Company’s Class A common stock.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Company and each Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

COMPANY:

MUDRICK CAPITAL ACQUISITION CORPORATION II

By:
Name:
Title:

Accepted and agreed this _____ day of _____, 2021.

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: ______________ ___, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of the Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: __________________________	Joint Subscriber’s EIN: ____________________

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: __________________________	Telephone No.: _____________________

Shares issued in the Subscription (subject to adjustment pursuant to Section 1):	Pro Rata Portion:
__________________________	__________________________

Subscriber’s Applicable Purchase Price (subject to adjustment pursuant to Section 1): $         .

The Subscriber must pay such Subscriber’s Applicable Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check all applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** OR ***

C.	QUALIFIED PURCHASER (Please check all applicable subparagraphs):

1.

☐ We are a “qualified purchaser” (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** AND ***

D.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Subscriber and under which the Subscriber accordingly qualifies as an “accredited investor.”

Initials

____

☐ Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

____	☐ Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

This page should be completed by each Subscriber

and constitutes a part of the Subscription Agreement.

____	☐ Any insurance company as defined in Section 2(a)(13) of the Securities Act;

____

☐ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act;

____	☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

____

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

____

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

____	☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

____

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

Initials

____	☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

____

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

____

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

____	☐ Any entity in which all of the equity owners are “accredited investors.”

This page should be completed by each Subscriber

and constitutes a part of the Subscription Agreement.

E. QUALIFIED PURCHASER STATUS (Please check the applicable box)

Please indicate the basis of Subscriber’s status as a “qualified purchaser,” as defined in Section 2(a)(51)(A) of the Investment Company Act and the regulations issued thereunder:

Initials

____

☐ Subscriber is an individual who owns not less than $5,000,000 in “Investments” either separately or jointly or as community property with his or her spouse. (See EXHIBIT A to this Annex A for the definition of and method for calculating the value of “Investments”);

____

☐ Subscriber is an entity, acting for its own account or the accounts of other “qualified purchasers,” that in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in “Investments.” (See EXHIBIT A to this Annex A for the definition of and method for calculating the value of “Investments”);

____

☐ Subscriber is a “family company” that owns not less than $5,000,000 in “Investments.” (See EXHIBIT A to this Annex A for the definition of and method for calculating the value of “Investments”). A “family company” means any company (including a trust, partnership, limited liability company or corporation) that is owned directly or indirectly by or for (a)(i) two or more individuals who are related as siblings, spouses or former spouses, or as direct lineal descendants by birth or adoption, or (ii) spouses of such persons, (b) estates of such persons, or (c) foundations, charitable organizations or trusts established by or for the benefit of such persons;

____	☐ Subscriber is an entity (other than a trust), each of the beneficial owners of which is a “qualified purchaser”; or

____

☐ Subscriber is a trust that was not formed for the specific purpose of investing in the Company, each trustee (or other person authorized to make decisions with respect to the trust) and each grantor (or other person who has contributed assets to the trust) of which are “qualified purchasers.”

This page should be completed by each Subscriber

and constitutes a part of the Subscription Agreement.

EXHIBIT A TO ANNEX A – ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

INVESTMENTS

For determining whether Subscriber is a “qualified purchaser,” the term “Investments” means:

A.

Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, Subscriber that owns such securities, unless the issuer of such securities is a “public company,” a “financial company” or has more than $50,000,000 in equity, as reflected on such company’s financial statements which present such equity information as of a date within 16 months preceding the date on which Subscriber acquires an Interest. The term “public company” includes all companies that file reports pursuant to Section 13 or 15(d) of the Exchange Act or have a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act. The term “financial company” includes a commodity pool or an “investment company” (whether U.S. or offshore) or a company required to register as such under the Investment Company Act but for the exclusions or exemptions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act;

B.

Real estate held for investment purposes so long as it is not used by the prospective qualified purchaser or a close relative (generally, a sibling, spouse, former spouse, direct ancestor or descendent or a spouse of such an ancestor or descendent) for personal or business purposes. However, real estate owned by a prospective qualified purchaser who is primarily in the real estate business is includable as an “investment” even if it is held by the owner;

C.

“Commodity Interests” or “Physical Commodity” held for investment purposes by Subscriber. “Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of (a) any contract market designated for trading such transactions under the Commodity Exchange Act, and the regulations issued thereunder and the rules thereunder, or (b) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. “Physical Commodity” means any physical commodity with respect to which a “Commodity Interest” is traded on a market specified in the definition of Commodity Interests above;

D.

To the extent not securities, “financial contracts” entered into for investment purposes or in connection with investments. “Financial contracts” means any arrangement that (a) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (b) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and (c) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement;

E.

In the case of a Subscriber that is a commodity pool operator or an investment company excepted from registration by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, any amounts payable to such Subscriber pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make Capital Contributions to, Subscriber upon the demand of Subscriber; and

F.

Cash and cash equivalents (including foreign currencies) held for investment purposes. “Cash and cash equivalents” include bank deposits, certificates of deposits, bankers acceptances and similar bank instruments held for investment purposes and the net cash surrender value of an insurance policy.

“Investments” do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

This page should be completed by each Subscriber

and constitutes a part of the Subscription Agreement.

For purposes of determining the amount of “Investments” owned by a company, “Investments” of a parent company and its majority-owned subsidiaries may be aggregated to meet the minimum “investment” amount requirements, regardless of which company is the prospective qualified purchaser.

For purposes of determining the amount of “Investments” owned by an individual, there may be included any “investment” held jointly or as community property with such person’s spouse. In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s “Investments” any “Investments” owned by the other spouse (whether or not such “investments” are held jointly).

In determining whether an individual is a qualified purchaser, there may be included in the amount of such person’s “Investments” any “Investments” held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

VALUATION OF INVESTMENTS

In determining the value of “Investments” in order to ascertain qualified purchaser status, the aggregate amount of “Investments” owned and invested on a discretionary basis by such person shall be their fair market value on the most recent practicable date or their cost provided that the same method must be used for all “Investments.” However,

1.	in the case of “Commodity Interests,” the amount of “Investments” is the value of the initial margin or option premium deposited in connection with such “Commodity Interests,” and

2.	in each case, there shall be deducted from the amount of such “Investments” the following amounts:

(a)	the amount of any outstanding indebtedness incurred by the prospective qualified purchaser to acquire such “Investments,” and

(b)

in the case of a Family Company (as defined in Annex A), in addition to the amounts specified in paragraph (2)(a) above, any outstanding indebtedness incurred by an owner of the Family Company to acquire the Family Company’s “Investments.”

This page should be completed by each Subscriber

and constitutes a part of the Subscription Agreement.

Annex G

FINAL FORM

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (as may be amended, supplemented or restated from time to time in accordance with the terms herein, this “Agreement”) is made and entered into as of [●], 2021 (the “Effective Date”), by and among Mudrick Capital Acquisition Corporation II, a Delaware corporation (“PubCo”), Topps Intermediate Holdco, Inc., a Delaware corporation (the “Company”), Tornante Topps LLC (“Tornante”), each of the Persons identified on the signature pages hereto under the heading “MDP” (collectively, “MDP,” and together with Tornante, each a “Nominating Investor”), and each of the Persons (if any) executing a counterpart to the signature pages hereto under the heading “Other Investors” (each, an “Other Investor,” and together with Tornante and MDP, the “Investors”). Each of PubCo, the Company, Tornante, MDP and the Other Investors may be referred to in this Agreement as a “Party” and collectively as the “Parties”.

WHEREAS, in connection with the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of 6, 2021, by and among the PubCo, the Company, Titan Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Titan Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), and Tornante-MDP Joe Holding LLC, a Delaware limited liability company, and the other parties thereto (as amended, modified, supplemented or waived, the “Merger Agreement”), (i) PubCo is acquiring the Company and (ii) the Investors are acquiring a controlling interest in the PubCo; and

WHEREAS, as of the Effective Date, the Parties desire to set forth their agreement with respect to governance and certain other matters relating to PubCo, in each case in accordance to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties to this Agreement agrees as follows:

1. Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person shall mean any other Person controlled by, controlling or under common control with such Person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” has the meaning set forth in Section 2(a).

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Pubco, as the same may be amended or restated from time to time.

“Class A Common Stock” has the meaning given to such term in the Certificate of Incorporation.

“Class B Common Stock” has the meaning given to such term in the Certificate of Incorporation.

“Class E Common Stock” has the meaning given to such term in the Certificate of Incorporation.

“Class E Voting Shares” means the product of (i) the number of all shares of Class E Common Stock issued and outstanding, multiplied by (ii) 10.

“Common Stock” means Class A Common Stock, Class B Common Stock and Class E Common Stock.

“Director” means a member of the Board.

“Exchange” means the NASDAQ Stock Market or any other exchange on which the Common Stock of PubCo is then listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“MDP Ownership Percentage” means, as of any date of determination, the total number of Voting Shares Beneficially Owned by MDP or its Permitted Transferees divided by the total number of Voting Shares outstanding.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with governmental entities, all filings, registrations or similar actions that are required to achieve such result, and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of PubCo.

“Person” means an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

“Registration Rights Agreement” has the meaning given such term in the Merger Agreement.

“Tornante Ownership Percentage” means, as of any date of determination, the total voting power of Voting Shares Beneficially Owned by Tornante or its Permitted Transferees divided by the total voting power of all Voting Shares outstanding.

“Total Number of Directors” means the total number of Directors comprising the Board as established from time to time in accordance with the PubCo’s Bylaws and the terms of this Agreement.

“Voting Shares” means collectively, the number of shares of Class A Common Stock and shares of Class B Common Stock, plus the number of Class E Voting Shares and all shares of each other class or series of stock of the PubCo entitled to vote generally in the election of directors.

(b) Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

i.	the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction.

ii.	the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

iii.	references in this Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

2. Board of Directors.

(a) Initial Composition of the Board. The board of directors of PubCo (the “Board”) immediately following the closing of the transactions contemplated by the Merger Agreement is being determined in accordance with the Merger Agreement. The Directors are being divided into three classes of Directors, with each class serving for staggered three year-terms. The initial term of the “Class I Directors” shall expire immediately following PubCo’s first annual meeting of stockholders following the closing of the transactions contemplated by the

Merger Agreement. The initial term of the “Class II Directors” shall expire immediately following PubCo’s second annual meeting of stockholders following the closing of the transactions contemplated by the Merger Agreement. The initial term of the “Class III Directors” shall expire immediately following PubCo’s third annual meeting of stockholders following the closing of the transactions contemplated by the Merger Agreement. It is agreed that an individual nominated by MDP (the “MDP Director”), originally Scott Pasquini, shall serve as a Class III Director.

(b) From and after the closing of the transactions contemplated by the Merger Agreement, Tornante shall have the right, but not the obligation, to nominate to the Board a number of designees (each individual nominated by Tornante, a “Tornante Director”) equal to the product of (x) the Total Number of Directors multiplied by (y) the Tornante Ownership Percentage, rounded up to the nearest whole number (e.g., 1 1⁄4 Directors shall equate to 2 Directors) or, if the Company is a “controlled company”, such greater percentage of the members of the Board as permitted by the Exchange and law (subject to the rights of MDP with respect to the MDP Director); provided, that Tornante’s right to nominate any directors pursuant to this Agreement shall terminate at any time that the Tornante Ownership Percentage is less than 10%; provided, further, that in the event that the Tornante Ownership Percentage is less than 50% and rounding to the nearest whole number would result in Tornante having the right to nominate over 50% of the Total Number of Directors, Tornante shall instead have the right, but not the obligation, to nominate to the Board a number of Directors equal to the product of (x) the Total Number of Directors multiplied by (y) the Tornante Ownership Percentage, rounded down to the nearest whole number. For purposes of calculating the number of directors that Tornante is entitled to designate pursuant to the immediately preceding sentence, any such calculations shall be made after taking into account any increase in the Total Number of Directors (determined on the basis of the number of Directors that Tornante would be entitled to nominate in accordance with this Agreement if such expansion occurred immediately prior to any meeting of the stockholders of PubCo called with respect to the election of members of the Board). Because the Board is classified, the total number of Directors that Tornante shall be entitled to nominate in connection with any election of directors shall equal the total number of Directors that Tornante is then entitled to nominate pursuant to this Section 2 minus the number of Directors whose terms do not expire at such meeting. PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected each Director nominated by Tornante in accordance with this Section 2.

(c) In the event that Tornante has nominated less than the total number of designees that such Nominating Investor is then entitled to nominate pursuant to this Section 2, then such Nominating Investor shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, PubCo and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable such Nominating Investor to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by such Nominating Investor to fill such newly created vacancies or to fill any other existing vacancies.

(d) PubCo shall pay all reasonable out-of-pocket expenses incurred by each of the Directors in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board in accordance with PubCo’s policies and procedures.

(e) No Director nominated in accordance with this Agreement shall be required to resign prior to the end of the then current term for such Director regardless of whether the Person(s) nominating such Director are entitled to nominate a Director at the next election of Directors.

(f) In the event that any Tornante Director shall cease to serve as a Director for any reason prior to the expiration of such Tornante Director’s then-current term, Tornante shall be entitled to designate such Tornante Director’s successor in accordance with this Agreement (regardless of Tornante’s beneficial ownership in PubCo at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Tornante Director whom such designee replaces. In the event that any MDP Director shall cease to serve as a Director for any reason prior to the expiration of such MDP Director’s then-current term (as determined in accordance with Section 2(a)), MDP shall be entitled to designate such MDP Director’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the MDP Director whom such designee replaces; provided, that in the event the MDP Ownership Percentage is less than 10%, the nominee for MDP Director (other than to the extent such nominee is a member of management of MDP as of the date hereof) shall be subject to Tornante’s prior approval (such approval not to be unreasonably withheld). Notwithstanding anything to the contrary in the Certificate of Incorporation, PubCo agrees (and Tornante agrees solely with PubCo) not to remove or vote to remove any MDP Director from the Board other than for “cause” prior to the expiration of such Director’s initial term on the Board.

(g) If any Director is not appointed or elected to the Board because of such Person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, then the applicable Nominating Investor shall be entitled to designate promptly another nominee and the director position for which the original Director was nominated shall not be filled pending such designation.

(h) So long as any Nominating Investor has the right to nominate Directors under this Agreement or any such Director is serving on the Board, PubCo shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage in an amount reasonably satisfactory to Tornante, and the Certificate of Incorporation and bylaws (each as may be further amended, supplemented or waived in accordance with its terms, the “Organizational Documents”) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(i) PubCo agrees with the Nominating Investors that at any time PubCo qualifies as a “controlled company” under the rules of the Exchange, PubCo will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and shall take all Necessary Action to exempt itself from each of (i) any requirement that a majority of the Board consist of independent Directors; (ii) any requirement that the Nominating and Governance Committee be composed entirely of independent Directors or have a written charter addressing the committee’s purpose and responsibilities; (iii) any requirement that the Compensation Committee (together with [the Nominating and Governance Committee and the Executive Committee], the “Key Committees) be composed entirely of independent Directors with a written charter addressing the committee’s purpose and responsibilities; (iv) the requirement for an annual performance evaluation of the Nominating and Governance Committee and Compensation Committee; and (v) each other requirement that a “controlled company” is eligible to be exempted from under the rules of the Exchange.

(j) If at any time PubCo is not a “controlled company” and is required by applicable law or the Exchange listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), Tornante’s Directors shall include a number of Persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” (including any MDP Director or any replacement or new Director to the extent then so qualifying) then serving on the Board that are not Tornante Directors, the Board is comprised of a majority of “independent directors” as required by the Exchange listing standards.

(k) At any time that any Nominating Investor shall have any nomination rights under this Section 2, the Company shall not take any action, including making or recommending any amendment to the Organizational Documents that could reasonably be expected to adversely affect such Nominating Investor’s rights under this Agreement, in each case without the prior written consent of any other Nominating Investor.

3. PubCo Obligations. PubCo agrees to use its reasonable best efforts to ensure that (i) each Tornante Director and the MDP Director with respect to a particular class of directors is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of Directors of such class; and (ii) each Tornante Director and the MDP Director to a particular class of Directors is included in the proxy statement prepared by management of PubCo in connection with soliciting proxies for every meeting of the stockholders of PubCo called with respect to the election of Directors of such class (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of PubCo or the Board with respect to the election of Directors. Unless any Nominating Investor entitled to nominate a Director notifies PubCo otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of directors, the Directors previously nominated by such Nominating Investor and currently serving on the Board shall automatically be presumed to be the same applicable Directors for such Nominating Investor, and no further action shall be required of such Nominating Investor for the Board to include such Directors on the Board’s Slate.

4. Committees. On the Effective Date, (a) each committee of the Board shall include at least one independent director thereon and (b) the MDP Director (unless otherwise elected by such MDP Directors) and at least one Tornante Director determined by Tornante shall serve on each of the Key Committees, in each case to the extent permissible under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for “controlled companies,” and any applicable phase-in periods). If under applicable law or listing standards of the Exchange, after taking into account any applicable exceptions, only one of the MDP Director and a Tornante Director is permitted to serve on any committee of the Board, such committee shall include at least one Tornante Director determined by Tornante. Any additional committee members shall be determined by the Board. Directors designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors (subject to applicable law or listing standards of the Exchange); provided that in respect of the MDP Director, any change in the MDP Ownership Percentage following such designation shall not affect such right.

5. Amendment and Waiver. No provision of this Agreement may be amended or waived without the express written consent of PubCo, Tornante, and MDP; provided that any such amendment or modification of Sections 5 through 18 that would be materially adverse to an Other Investor in a manner disproportionate to such Other Investors shall require the prior written consent of such Other Investor as long as it Beneficially Owns Class A Common Stock; provided, further that a provision that is terminated with respect to a Party shall not require any consent of such Party with respect to amending or modifying such provision. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No Investor shall be obligated to nominate all (or any) of the Directors it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event that any Investor fails to nominate all (or any) of the Directors it is entitled to nominate pursuant to this Agreement prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominating and Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Directors for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and the Investors shall be deemed to have waived its rights hereunder with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns. Notwithstanding the foregoing, no Party may not assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto. Except as otherwise expressly provided in the following and except for the rights of the Indemnified Parties with respect to Section 16, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement. Upon written notice to PubCo, either Tornante, or MDP may assign to any Permitted Transferee of such Investor (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be Tornante or MDP, respectively, for all purposes hereunder.

7. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

9. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the Parties in any federal court located in the State of Delaware or any Delaware state court, and each of the Parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the Parties agrees that service of process upon such party at the address referred to in Section 18, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the Parties with respect to the subject matter hereof.

12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other Parties. An executed copy or counterpart hereof delivered by facsimile or email shall be deemed an original instrument.

13. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14. Further Assurances. Each of the Parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

15. Specific Performance. Each of the Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

16. Indemnification; Exculpation.

(a) PubCo shall defend, indemnify and hold harmless each Investor and its respective Affiliates, partners, employees, agents, directors, managers, officers and controlling Persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith

(including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) any Investor’s or its Affiliates’ control or ability to influence PubCo or any of its subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities are liabilities of any Indemnified party or its Affiliates pursuant to any indemnification obligation of such Indemnified Party or its Affiliates to PubCo or its Affiliates (other than such Indemnified Party), under the Merger Agreement and the Transaction Agreements (y) to the extent such Indemnified Liabilities arise out of any breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or Affiliates or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s gross negligence, bad faith or willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of PubCo or any of its subsidiaries (other than claims by PubCo against any such Indemified Party as a result of a contractual commercial arrangement between such parties) or (iii) any services provided prior, on or after the date of this Agreement by any Investor or its Affiliates to PubCo or any of its subsidiaries as a member of the Board. PubCo shall defend at its own cost and expense in respect of any Action which may be brought against PubCo and/or its Affiliates and the Indemnified Parties. PubCo shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse PubCo for the costs of defense and other costs incurred by PubCo in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, PubCo shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from PubCo to such Indemnified Party, to assume the investigation or defense of such Action with counsel of PubCo’s choice at PubCo’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, PubCo may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action and PubCo shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of PubCo’s choice could reasonably be expected to give rise to a conflict of interest, (y) PubCo shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such Action or (z) PubCo shall authorize the Indemnified Party to employ separate counsel at PubCo’s expense. PubCo further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, any Investor or any of its Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to PubCo or any of its subsidiaries, that PubCo or such subsidiaries, as applicable, shall be primarily liable for all Indemnified Liabilities afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of PubCo, whether the Indemnified Liabilities are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. PubCo hereby agrees that in no event shall PubCo or any of its subsidiaries have any right or claim against any Investor for contribution or have rights of subrogation against any Investor through an Indemnified Party for any payment made by PubCo or any of its subsidiaries with respect to any Indemnified Liability. In addition, PubCo hereby agrees that in the event that any Investor pays or advances an Indemnified Party any expenses with respect to an Indemnified Liability, PubCo will, or will cause its subsidiaries to, as applicable, promptly reimburse such Investor respectively, for such payment or advance upon request; subject to the receipt by PubCo of a written undertaking executed by the Indemnified Party and such Investor, as applicable, that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by PubCo. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 16, then PubCo shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by PubCo, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

(b) PubCo hereby acknowledges that certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by investment funds managed by an Investor or its Affiliates (collectively, the “Fund Indemnitors”). PubCo hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement or reimbursement provision or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of PubCo or any of its subsidiaries or any other agreement, as applicable, (i) that PubCo and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that PubCo shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of PubCo or any of its subsidiaries or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that PubCo, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. PubCo further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from PubCo shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against PubCo. PubCo agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 16.

17. Notices. All notices, requests and other communications to any party or to PubCo shall be in writing (including telecopy or similar writing) and shall be given,

If to PubCo:

[●]

[●]

Attention:

Email:

With a copy to (which shall not constitute notice):

and

The Tornante Company, LLC

233 S. Beverly Dr.

Beverly Hills, CA 90212

Attention:	Andy Redman and Val Cohen
Facsimile:	(310) 228-6801
Email:	andy.redman@tornante.com and val.cohen@tornante.com and

If to Tornante or any Tornante Director:

The Tornante Company, LLC

233 S. Beverly Dr.

Beverly Hills, CA 90212

Attention:	Andy Redman and Val Cohen
Facsimile:	(310) 228-6801
Email:	andy.redman@tornante.com and val.cohen@tornante.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:	Richard J. Campbell, P.C. and Aisha P. Lavinier
Email:	richard.campbell@kirkland.com and aisha.lavinier@kirkland.com

If to any member of [Other Investor] or any [Other Investor] Director:

[●]

[●]

Attention:	[●]
Email:	[●]

with copies (which shall not constitute notice) to:

[●]

[●]

[●]

Attention:	[●]
Email:	[●]

or to such other address or facsimile number as such party or PubCo may hereafter specify for the purpose by notice to the other Parties and PubCo. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 18 during regular business hours.

*        *        *         *        *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

PUBCO:

MUDRICK CAPITAL ACQUISITION CORPORATION II

By:
Name:
Title:

COMPANY:

TOPPS INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

MDP:

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By:
Name:
Title:

MADISON DEARBORN CAPITAL PARTNERS V-C, L.P.

By:
Name:
Title:

MADISON DEARBORN CAPITAL PARTNERS V EXECUTIVE-A, L.P.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

TORNANTE:

TORNANTE TOPPS, LLC

By:
Name:
Title:

[Other Investors]:

[ ]

[Signature Page to Investor Rights Agreement]

Annex H

FINAL FORM

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [●], 2021, is hereby entered into by and among [●], a Delaware corporation (“Pubco”), Topps Intermediate Holdco, Inc., a Delaware corporation (the “Company”), Madison Dearborn Partners, LLC, a Delaware limited liability company (the “Shareholder Representative,” in its capacity as such), the persons listed on Schedule A hereto (each a “Shareholder” and collectively, the “Shareholders”) and each of the permitted successors and assigns thereto.

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Transaction Agreement”), dated as of [●], 2021, by and among Pubco, the Company, the Shareholders, Tornante-MDP Joe Holdings, LLC, a Delaware limited liability company, [●], a Delaware corporation and direct, wholly owned subsidiary of Pubco (“First Merger Sub”), and [●], a Delaware limited liability company and direct, wholly owned subsidiary of Pubco (“Second Merger Sub”), (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Business Combination”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Surviving Entity”);

WHEREAS, the Pre-Business Combination Tax Assets are held by the Company and its Subsidiaries and, after the Business Combination, Pubco and its Subsidiaries (including, for clarity, the Surviving Entity) (collectively, the “Pubco Group” and each a “Pubco Group Member”) will own the Pre-Business Combination Tax Assets;

WHEREAS, after the Business Combination, the Pre-Business Combination Tax Assets may reduce the liability for Taxes that the Pubco Group might otherwise be required to pay; and

WHEREAS, the parties to this Agreement desire to provide for certain payments and to make certain arrangements with respect to the effect of the Pre-Business Combination Tax Assets on the liability for Taxes of the Pubco Group.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

As used in this Agreement, the terms set forth in this Article I shall have the following meanings.

“Action” has the meaning set forth in Section 7.9(b).

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for Covered Taxes of the Pubco Group.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. For purposes of this Agreement, no Shareholder shall be considered to be an Affiliate of any Pubco Group Member.

“Agreed Rate” means a per annum rate of LIBOR plus 100 basis points.

“Amended Schedule” has the meaning set forth in Section 2.3(b).

“Applicable Percentage” means, with respect to any Shareholder, the percentage set forth opposite such Shareholder’s name on Schedule A, as amended from time to time to reflect any Permitted Assignment.

“Business Combination” has the meaning set forth in the Recitals.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Change of Control” means:

(i) a merger, reorganization, consolidation, or similar form of business transaction directly involving Pubco or indirectly involving Pubco through one or more intermediaries unless, immediately following such transaction, more than 50% of the voting power of the then outstanding voting stock or other equity securities of Pubco resulting from consummation of such transaction (including, without limitation, any parent or ultimate parent corporation of such Person that as a result of such transaction owns directly or indirectly Pubco and all or substantially all of Pubco’s assets) is held by the existing equityholders of Pubco (determined immediately prior to such transaction and related transactions); or

(ii) a transaction in which Pubco, directly or indirectly, sells, assigns, conveys, transfers, leases, or otherwise disposes of all or substantially all of its assets to another Person other than an Affiliate; or

(iii) a transaction in which there is an acquisition of control of Pubco by a Person or group of Persons (other than existing stockholders and their Affiliates). For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to either (A) vote more than 50% of the securities having ordinary voting power for the election of directors (or comparable positions in the case of partnerships and limited liability companies), or (B) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise (for the avoidance of doubt, consent rights do not constitute “control” for the purpose of this definition); or

(iv) the liquidation or dissolution of Pubco.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of (i) any transaction or series of integrated transactions immediately following which the record holders of the shares of Pubco immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of Pubco immediately following such transaction or series of transactions, or (ii) any transaction or transactions occurring pursuant to the Transaction Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combined Taxation Group” means any affiliated, consolidated, combined or unitary group or any profit and/or loss sharing, affiliated group relief, group payment or similar group or fiscal unitary for income Tax purposes (by election or otherwise).

“Company” has the meaning set forth in the Preamble.

“Covered Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest related thereto.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Pubco Group, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same such Taxable Years. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination; provided that the computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits and/or Realized Tax Detriments.

“Default Rate” means a per annum rate of LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Code Section 1313(a) or a similar applicable provision of state, local, or foreign income Tax law or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Divestiture” means the sale or other divestiture of any Pubco Group Member, other than any sale that is, or is part of, a Change of Control.

“Divestiture Acceleration Payment” has the meaning set forth in Section 4.3(c) of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” means the date on which an Early Termination Schedule becomes binding pursuant to Section 4.2.

“Early Termination Notice” has the meaning set forth in Section 4.2.

“Early Termination Payment” has the meaning set forth in Section 4.3(b).

“Early Termination Rate” means a per annum rate of LIBOR plus 100 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.2.

“Expert” has the meaning set forth in Section 7.9(a).

“First Merger” has the meaning set forth in the Recitals.

“First Merger Sub” has the meaning set forth in the Recitals.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the hypothetical liability of the Pubco Group for Covered Taxes calculated using the same methods, elections, conventions, and similar practices used in calculating the Actual Tax Liability, but calculated without regard to any Pre-Business Combination Tax Assets. If all or a portion of the liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of such Taxable Year, such liability shall not be included in determining the Hypothetical Tax Liability unless and until there has been a Determination.

“IRS” means the U.S. Internal Revenue Service.

“ITR Payment” means any Tax Benefit Payment, Divestiture Acceleration Payment, or Early Termination Payment required to be made by Pubco to the Shareholders under this Agreement.

“LIBOR” means during any period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source mutually selected by Pubco and the Shareholder Representative as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such period as the London interbank offered rate for U.S. dollars having a borrowing date and a maturity comparable to such period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate mutually determined by Pubco and the Shareholder Representative at such time); provided, that at no time shall LIBOR be less than 0%. If Pubco and the Shareholder Representative have mutually made the determination that LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars, then Pubco and the Shareholder Representative shall establish a replacement interest rate (the “Replacement Rate”), after giving due consideration to any evolving or then prevailing conventions in the U.S. loan market for loans in U.S. dollars for such alternative benchmark, and including any mathematical or other adjustments to such benchmark, including spread adjustments, giving due consideration to any evolving or then prevailing convention for similar loans in the U.S. loan market in U.S. dollars for such benchmark, which adjustment, method for calculating such adjustment and benchmark shall be published on an information service as mutually selected from time to time by Pubco and the Shareholder Representative. The Replacement Rate shall, subject to the next two sentences, replace LIBOR for all purposes under this Agreement. In connection with the establishment and application of the Replacement Rate, this Agreement shall be amended, with the consent of Pubco and the Shareholder Representative (which consent shall not be unreasonably withheld or delayed), as necessary or appropriate, in the reasonable judgment of Pubco and the Shareholder Representative, to replace the definition of LIBOR and otherwise to effect the provisions of this definition. The Replacement Rate shall be applied in a manner consistent with market practice, as mutually determined by Pubco and the Shareholder Representative.

“Net Tax Benefit” has the meaning set forth in Section 3.1(b)(ii).

“Objection Notice” has the meaning set forth in Section 2.3(a).

“Permitted Assignment” has the meaning set forth in Section 7.6(b).

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or governmental entity.

“Pre-Business Combination Tax Assets” means any U.S. federal, state, local, or non-U.S. net operating losses, losses, trading losses, capital losses, deferred business interest deductions by reason of Code Section 163(j), and income tax credits (which does not include, for the avoidance of doubt, any Overpayment Credit as defined in the Transaction Agreement) of the Company and its Subsidiaries relating to taxable periods (or portions thereof) ending on or prior to the day immediately prior to closing date of the Business Combination; provided that the aggregate amount of such Pre-Business Combination Tax Assets with respect to which payments, if any, are required to be made pursuant to this Agreement shall not exceed $70,000,000. With respect to any Taxable Year that includes but does not end immediately prior closing date of the Business Combination, the determination of whether any item is a Pre-Business Combination Tax Asset shall be determined based on an interim closing of the books as of the close of business on the day immediately prior to closing date of the Business Combination.

“Pubco” has the meaning set forth in the Preamble.

“Pubco Group” and “Pubco Group Member” have the meaning set forth in the Recitals.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment, unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9(a).

“Reconciliation Procedures” has the meaning set forth in Section 2.3(a).

“Schedule” means any of the following: (i) a Tax Benefit Schedule or (ii) the Early Termination Schedule, and, in each case, any amendments thereto.

“Second Merger Sub” has the meaning set forth in the Recitals.

“Shareholder” and “Shareholders” have the meanings set forth in the Preamble.

“Shareholder Representative” has the meaning set forth in the Preamble.

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Surviving Corporation” has the meaning set forth in the Recitals.

“Surviving Entity” has the meaning set forth in the Recitals.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b).

“Tax Benefit Schedule” has the meaning set forth in Section 2.2.

“Tax Claim” has the meaning set forth in Section 6.1(b).

“Tax Return” means any return, declaration, report, information returns, claims for refund, disclosures or similar statement filed or required to be filed with respect to or in connection with Taxes (including any related or supporting schedules, attachments, statements or information filed or required to be filed with respect thereto), including any amendments thereof and declarations of estimated Tax.

“Taxable Year” means a taxable year of any Pubco Group Member as defined in Section 441(b) of the Code or comparable section of U.S. state, local, or foreign income Tax law, as applicable, (and which may include a period of more or less than twelve (12) months for which a Tax Return is made), ending after the Business Combination.

“Taxing Authority” means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body, in each case, exercising any taxing authority or any other authority or jurisdiction of any kind in relation to Tax matters.

“Ticker Amount” has the meaning set forth in Section 3.1(b)(iii).

“Transaction Agreement” has the meaning set forth in the Recitals.

“Transferred Tax Asset” means, in the event of a Divestiture, the Pre-Business Combination Tax Assets attributable to the members of the Pubco Group that are sold in such Divestiture to the extent such Pre-Business Combination Tax Assets are transferred with such members of the Pubco Group under applicable Tax law following the Divestiture (disregarding any limitation on the use of such Pre-Business Combination Tax Assets as a result of the Divestiture) and do not remain under applicable Tax law with the Pubco Group (other than the members of the Pubco Group that are sold in such Divestiture).

“Valuation Assumptions” mean, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date:

(i) the Pubco Group will generate taxable income sufficient to fully utilize on a pro rata basis all of the Pre-Business Combination Tax Assets that are available and have not been previously utilized in determining a Tax Benefit Payment from such Early Termination Date through the earlier of (a) the scheduled expiration date (if any) of such Pre-Business Combination Tax Assets or (b) the 10th anniversary of the Early Termination Date;

(ii) (a) the U.S. federal and non-U.S. income Tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code or other applicable law as in effect on the Early Termination Date, except to the extent any change to such Tax rates for such Taxable Year have already been enacted into law, and (b) the combined U.S. state and local income tax rates (but not, for the avoidance of doubt, U.S. federal or non-U.S. income tax rates) for each such Taxable Year shall be the applicable rates for the Taxable Year that includes the Early Termination Date; and

(iii) in the event of a Change of Control or Divestiture, such assumptions shall not take into account any changes in any Pubco Group Member’s stand-alone Tax position that might result from the transaction giving rise to the Change of Control or Divestiture, including but not limited to changes pursuant to Code Section 382 or any analogous provisions of U.S. state, local, or non-U.S. Taw law.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

Section 2.1 Pre-Business Combination Tax Assets. Pubco, on the one hand, and the Shareholders, on the other hand, acknowledge that the Pubco Group may utilize the Pre-Business Combination Tax Assets to reduce the amount of Taxes that the Pubco Group would otherwise be required to pay after the Business Combination.

Section 2.2 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within ninety (90) calendar days after the filing of the Pubco Group’s U.S. federal income Tax Return for a Taxable Year, Pubco shall provide to the Shareholder Representative a schedule showing, in reasonable detail, (i) the calculation of the Realized Tax Benefit or the Realized Tax Detriment (if any) for such Taxable Year and (ii) the calculation of any Tax Benefit Payment (and any Realized Tax Benefit) or the lack of a Tax Benefit Payment (and any Realized Tax Detriment) to be made to the Shareholders pursuant to Article III with respect to such Taxable Year (collectively, a “Tax Benefit Schedule”). For purposes of clarity, each Tax Benefit Schedule (including Amended Schedules) shall be calculated in United States dollar. The Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(a)).

(b) Applicable Principles. The Realized Tax Benefit (or the Realized Tax Detriment) for each Taxable Year is intended to measure the decrease (or increase) in the actual liability for Taxes of the Pubco Group for such Taxable Year attributable to the Pre-Business Combination Tax Assets, determined using a “with and without” methodology. Except as otherwise contemplated by the Valuation Assumptions, carryovers or carrybacks of any Tax item attributable to any of the Pre-Business Combination Tax Assets shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of United States state and local income and franchise Tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to any Tax Attribute and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology.

Section 2.3 Procedures, Amendments.

(a) Procedure. Each time Pubco delivers to the Shareholder Representative an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), and including any Early Termination Schedule or amended Early Termination Schedule, Pubco shall also (x) deliver to the Shareholder Representative supporting schedules and work papers, as determined by Pubco or as reasonably requested by the Shareholder Representative, that provide a reasonable level of detail regarding the data and calculations that were relevant for purposes of preparing the Schedule and (y) allow the Shareholder Representative reasonable access during normal course business hours at no cost to the appropriate representatives at Pubco in connection with a review of such Schedule. Without limiting the generality of the preceding sentence, Pubco shall ensure that any Tax Benefit Schedule or Early Termination Schedule that is delivered to the Shareholder Representative, along with any supporting schedules, valuation reports and work papers, provides a reasonably detailed presentation of the calculation of the Actual Tax Liability and the Hypothetical Tax Liability and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. An applicable Schedule or amendment thereto shall become final and binding on all parties unless the Shareholder Representative, within thirty (30) calendar days after receiving any Schedule or amendment thereto, provides Pubco with a notice of a material objection made in good faith to such Schedule or amendment thereto (“Objection Notice”) or such earlier date as the Shareholder Representative provides written notice to Pubco that it has no material objections to the Schedule. If Pubco and Shareholder Representative, for any reason, are unable to successfully resolve the issues raised in any Objection Notice within thirty (30) calendar days after the Shareholder Representative gives Pubco such Objection Notice, Pubco and the Shareholder Representative shall employ the reconciliation procedures described in Section 7.9(a) (the “Reconciliation Procedures”), in which case such Schedule or Amended Schedule shall become binding in accordance with Section 7.9(a).

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by Pubco (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule, including those identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the Shareholder Representative, (iii) to comply with an Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, or (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year (any such Schedule, an “Amended Schedule”); provided, however, that an amendment under clause (i) attributable to an audit of a Tax Return by a Pubco Group Member shall not be made on an Amendment Schedule unless and until there has been a Determination with respect to such change. Pubco shall provide an Amended Schedule to the Shareholder Representative within thirty (30) calendar days of the occurrence of an event referred to in clauses (i) through (v) of the preceding sentence, and any such Amended Schedule shall be subject to the approval procedures similar to those described in Section 2.3(a).

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.1 Payments.

(a) Timing of Payments. Within ten (10) Business Days of a Tax Benefit Schedule becoming final in accordance with Section 2.3(a), Pubco shall pay to each Shareholder for such Taxable Year its share (based on such Shareholder’s Applicable Percentage) of the Tax Benefit Payment determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by the applicable Shareholder to Pubco, or as otherwise agreed by Pubco and such Shareholder. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments. No Shareholder shall be required under any circumstances to make a payment or return a payment to Pubco in respect of any portion of any Tax Benefit Payment previously paid by Pubco to such Shareholder (including any portion of any Early Termination Payment); provided, however, that for the avoidance of doubt, if Pubco makes a payment to a Shareholder under this Agreement in an amount that exceeds the amount that should have been paid to such Shareholder, then the amount of such excess shall offset and reduce, dollar-for-dollar, any future payments payable to such Shareholder under this Agreement.

(b) For purposes of this Agreement:

(i) A “Tax Benefit Payment” means, in respect of a Shareholder for a Taxable Year, an amount, not less than zero, equal to the sum of (i) the Net Tax Benefit attributable to such Shareholder and (ii) the Ticker Amount.

(ii) Subject to Section 3.6, the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of eighty-five percent (85%) of Pubco’s Cumulative Net Realized Tax Benefit, as of the end of such Taxable Year, over the total amount of payments previously made with respect to a Net Tax Benefit under the first sentence of Section 3.1(a) (and excluding, for the avoidance of doubt, any payment previously made with respect to any Ticker Amount).

(iii) The “Ticker Amount” shall equal an amount equivalent to interest on a sum equal to the Net Tax Benefit, calculated at the Agreed Rate from the due date (without extensions) for filing IRS Form 1120 (or any successor form) with respect to the U.S. Pubco Group Members for the applicable Taxable Year until the due date for payment under Section 3.1(a).

Section 3.2 No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of the Cumulative Net Realized Tax Benefits of the Pubco Group, and the Ticker Amounts thereon, being paid to the Shareholders pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner so that these fundamental results are achieved.

Section 3.3 Payments Not Ascertainable. The parties hereby acknowledge and agree that the timing, amounts, and aggregate value of Tax Benefit Payments pursuant to this Agreement are not reasonably ascertainable. Notwithstanding the previous sentence, if any Shareholder notifies Pubco in writing of a stated maximum selling price, then the amount of the aggregate Tax Benefit Payments to such Shareholder shall not exceed such stated maximum selling price.

Section 3.4 Additional Consideration. The Pubco Group, on the one hand, and the Shareholder Representative and the Shareholders, on the other hand, acknowledge that each ITR Payment constitutes a payment of additional consideration in exchange for Company Common Stock pursuant to the Transaction Agreement.

Section 3.5 Payments in United States Dollars. All payments to be made under this Agreement shall be made in United States dollars. With respect to any Tax Benefit Payment relating to non-U.S. Pre-Business Combination Tax Assets, such amounts shall be converted to United States dollars for each applicable Taxable Year using the applicable spot rate in effect on the due date (without extensions) for filing IRS Form 1120 (or any successor form) with respect to the U.S. Company Group Members for the applicable Taxable Year.

Section 3.7 Payment Ordering. If for any reason Pubco does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then Pubco and the Shareholders agree that (i) Tax Benefit Payments for such Taxable year shall be allocated to all parties eligible for Tax Benefit Payments under this Agreement in proportion to the amounts of Net Tax Benefit, respectively, that would have been attributable to each Shareholder if Pubco had sufficient cash available to make such Tax Benefit Payments and (ii) no Tax Benefit Payments shall be made in respect of any Taxable Year until all Tax Benefit Payments to all Shareholders in respect of all prior Taxable Years have been made in full.

Section 3.8 Payments Under this Agreement. Notwithstanding any other provision of this Agreement, the total payments under this Agreement shall not exceed $16,000,000.

ARTICLE IV

TERMINATION

Section 4.1 Early Termination of Agreement; Breach of Agreement.

(a) In General. This Agreement shall terminate at the time that all Tax Benefit Payments have been made to the Shareholders under this Agreement.

(b) Early Termination. Notwithstanding Section 4.1(a), Pubco may terminate this Agreement by paying to the Shareholders the Early Termination Payment. Upon payment of the Early Termination Payment by Pubco, Pubco shall not have any further payment obligations under this Agreement, other than any (1) Tax Benefit Payment agreed to by Pubco and the Shareholder Representative as due and payable but unpaid as of the Early Termination Notice and (2) Tax Benefit Payment due for a Taxable Year ending prior to, with or including the date of the Early Termination Notice (except to the extent that such amount is included in the Early Termination Payment).

(c) Acceleration Upon Material Breach of this Agreement. In the event that Pubco breaches any of its material obligations under this Agreement, whether as a result of a failure to make a payment when due, failure to honor any other material obligations required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under bankruptcy laws, or otherwise, then all obligations hereunder shall be accelerated, and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1) an Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of the breach, (2) any Tax Benefit Payment that is due and payable but unpaid as of the date of the breach and (3) any Tax Benefit Payment due for the Taxable Year ending prior to, with or including the date of the breach (except to the extent that such amount is included in the Early Termination Payment). In the event Pubco breaches this Agreement, the Shareholder Representative shall be entitled to elect to receive the amounts set forth in clauses (1), (2), and (3) above or to seek specific performance of the terms hereof. The Parties agree that the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three (3) months of the date such payment is due; provided that in the event that payment is not made within three (3) months of the date such payment is due, the Shareholder Representative shall be required to give written notice to Pubco that Pubco has breached its material obligations and so long as such payment is made within ten Business Days of the delivery of such notice to Pubco, Pubco shall no longer be deemed to be in material breach of its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, it shall not be a material breach under this Agreement if Pubco fails to make any payment required under this Agreement to the extent Pubco has insufficient funds to make such payment; provided that the interest provisions of Section 5.1 shall apply to such late payment.

(d) Acceleration Upon Change of Control. In the event of a Change of Control, all obligations hereunder shall be accelerated, and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such Change of Control and shall include, but not be limited to, (1) an Early Termination Payment calculated as if an Early Termination Notice had been delivered on the effective date of the Change of Control, (2) any Tax Benefit Payment that is due and payable but unpaid as of the effective date of the Change of Control, and (3) any Tax Benefit Payment due for the Taxable Year ending prior to, with or including the effective date of the Change of Control (except to the extent that such amount is included in the Early Termination Payment). In the event of a Change of Control, the Early Termination Payment shall be calculated utilizing the Valuation Assumptions, substituting in each case the phrase “closing date of a Change of Control” for the phrase “Early Termination Date.” The Early Termination Payment arising as a result of a Change of Control shall be payable on the date of such Change of Control, and Pubco shall use all reasonable efforts to provide to the Shareholder Representative an Early Termination Schedule with respect to an expected Change of Control as far in advance as is reasonably practicable of such Change of Control (but no more than thirty (30) Business Days in advance) so as to enable the calculation of the Early Termination Payment to be finalized pursuant to Section 2.3(a) prior to the date of the Change of Control. Notwithstanding the foregoing, where the parties anticipate a Change of Control but are not certain of the date on which such Change of Control will occur, Pubco and the Shareholder Representative may agree to base the calculations contemplated by this Section 4.1(d) on a date other than the Change of Control.

(e) Divestiture Acceleration Payment. In the event of a Divestiture, Pubco shall pay to the Shareholders, in accordance with their Applicable Percentages, the Divestiture Acceleration Payment in respect of such Divestiture, which shall be calculated and finalized pursuant to this Article IV as if an Early Termination Notice had been delivered on the date of the Divestiture (but solely with respect to the Pubco Group Members sold in the Divestiture).

Section 4.2 Early Termination Notice. If Pubco chooses to exercise its right of early termination in accordance with Section 4.1 above, Pubco shall deliver to the Shareholder Representative written notice of such decision to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) showing in reasonable detail the information required pursuant to Section 2.2 and the calculation of the Early Termination Payment. The Early Termination Schedule shall become final and binding on all parties in accordance with the procedures contained in Section 2.3(a).

Section 4.3 Payment upon Early Termination.

(a) Within ten (10) Business Days after agreement is reached between the Shareholder Representative and Pubco concerning the Early Termination Schedule, Pubco shall pay to each Shareholder its share (based on such Shareholder’s Applicable Percentage) of an amount equal to the Early Termination Payment or Divestiture Acceleration Payment, as applicable, and any other payment required to be made pursuant to Sections 4.1(b), (c), (d), and (e). Such payment shall be made by wire transfer of immediately available funds to a bank account designated by the applicable Shareholder, or as otherwise agreed by Pubco and such Shareholder.

(b) The “Early Termination Payment” means, as of the Early Termination Date, the present value, discounted at the Early Termination Rate as of such date, of all Tax Benefit Payments that would be required to be paid by Pubco to the Shareholders beginning from the Early Termination Date, assuming the Valuation

Assumptions are applied, provided that in the event of a Change of Control, the Early Termination Payment shall be calculated without giving effect to any limitation on the use of the Pre-Business Combination Tax Assets resulting from the Change of Control. For purposes of calculating, pursuant to this Section 4.3(b), the present value of all Tax Benefit Payments that would be required to be paid, it shall be assumed that, absent the Early Termination Notice, all Tax Benefit Payments would be paid on the due date (without extensions) as provided in Section 3.1(a).

(c) (c) The “Divestiture Acceleration Payment” as of the date of any Divestiture shall equal the present value, discounted at the Early Termination Rate as of such date, of the Tax Benefit Payments resulting solely from the Transferred Tax Assets that would be required to be paid by Pubco to the Shareholders beginning from the date of such Divestiture assuming the Valuation Assumptions are applied (substituting the phrase “closing date of the Divestiture” for the phrase “Early Termination Date”); provided that the Divestiture Acceleration Payment shall be calculated without giving effect to any limitation on the use of the Transferred Tax Assets resulting from the Divesture. For purposes of calculating the present value pursuant to this Section 4.3(c) of all Tax Benefit Payments that would be required to be paid, it shall be assumed that, absent the Divestiture, all Tax Benefit Payments would be paid on the due date (without extensions) as provided in Section 3.1(a).

ARTICLE V

LATE PAYMENTS AND COMPLIANCE WITH INDEBTEDNESS

Section 5.1 Late Payments. The amount of all or any portion of any ITR Payment not made to the Shareholders when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate, and commencing from the date on which such ITR Payment was due and payable.

Section 5.2 Subordination. Notwithstanding any other provision of this TRA Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by the Pubco Group to any Shareholder under this TRA Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Pubco Group (the “Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of the Pubco Group that are not Senior Obligations. To the extent that any payment under this TRA Agreement is not permitted to be made at the time payment is due as a result of this Section 5.2 and the terms of agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of Shareholders and the Pubco Group shall make such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations. Notwithstanding any other provision of this TRA Agreement to the contrary, to the extent that Pubco or any of its Affiliates enters into future Tax receivable or other similar agreements (“Future TRAs”), Pubco shall ensure that the terms of any such Future TRA shall provide that the Tax Attributes subject to this TRA Agreement are senior in priority in all respects to any Tax attributes subject to any such Future TRA for purposes of calculating the amount and timing of payments under any such Future TRA.

Section 5.3 Compliance with Indebtedness. Notwithstanding anything to the contrary provided herein, if at the time any amounts become due and payable hereunder Pubco is not permitted, pursuant to the terms of the Pubco Group’s debt documentation, to pay such amounts, or the Pubco Group Members are not permitted, pursuant to the terms of the Pubco Group’s debt documentation, to make payments to Pubco to allow Pubco to pay such amounts, then Pubco shall by written notice to the Shareholder Representative be permitted to defer the payment of such amounts until each condition rendering the payment of such amounts impermissible as described in this Section 5.2 is no longer applicable. At the time such condition is no longer applicable and no other such condition exists, such amounts (together with accrued and unpaid interest thereon as described in the immediately following sentence) shall become due and payable within ten (10) Business Days of such time. If Pubco defers the payment of any such amounts pursuant to the first sentence in this Section 5.2, such amounts shall accrue interest at the Agreed Rate per annum from the date that such amounts originally became due and owing pursuant to the terms hereof to the date that such amounts were paid. For the avoidance of doubt, any payment not made due to the preceding sentence shall not be deemed a breach under Section 4.1(c) of this Agreement unless and until such payment remains unpaid thirty (30) calendar days after the date on which such condition described in this Section 5.3 is no longer applicable.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1 Participation in Pubco’s Tax Matters.

(a) Except as otherwise provided in this Agreement or the Transaction Agreement, Pubco shall have full responsibility for, and sole discretion over, all Tax matters concerning the Pubco Group, including the preparation, filing, or amending of any Tax Return and defending, contesting, or settling any issue pertaining to Taxes, subject to a requirement that Pubco act in good faith in connection with its control of any matter which is reasonably expected to affect any Shareholder’s rights and obligation under this Agreement.

Notwithstanding the foregoing, Pubco shall notify the Shareholder Representative in writing of, and keep the Shareholder Representative reasonably informed with respect to, the portion of any Tax audit or Tax administrative or judicial proceeding of any Pubco Group Member by a Taxing Authority the outcome of which could reasonably be expected to affect any Shareholder’s rights and obligations under this Agreement , and shall give the Shareholder Representative reasonable opportunity to provide information and or other input to Pubco and its advisor concerning the conduct of any such portion of such audit or proceeding (at the Shareholder Representative’s sole cost).

Section 6.2 Consistency. Pubco and the Shareholder Representative acknowledge and agree that for U.S. federal, state, and local income Tax purposes, the ITR Payments are intended to be treated as additional contingent consideration to the Shareholders with respect to the consummation of the transactions contemplated by the Transaction Agreement in accordance with the Intended Income Tax Treatment (as defined in the Transaction Agreement) of the Business Combination. The Pubco Group and the Shareholders shall not take any position on any Tax Return, or in front of any Tax Authority, or in connection with any Tax audit, enquiry, assessment, or Tax administrative or judicial proceeding, inconsistent with such intended tax treatment unless otherwise required by a contrary Determination. In addition, Pubco shall, and shall cause the Pubco Group Members to, use reasonable best efforts to defend such intended tax treatment in any Tax audit, enquiry, assessment, or Tax administrative or judicial proceeding.

Section 6.3 Cooperation. Each of Pubco and the Shareholders (through the Shareholder Representative) shall (a) furnish to the other party in a timely manner such information, documents, and other materials as the other party may reasonably request for purposes of making or approving any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return, or contesting or defending any audit, examination, or controversy with any Taxing Authority, (b) make itself available to the other party and its representatives to provide explanations of documents and materials and such other information as the requesting party or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the requesting party shall reimburse the other party for any reasonable third-party costs and expenses incurred pursuant to this Section 6.3.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, claims, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed (provided that no “bounce-back” or similar message is received). Unless another address is specified in writing pursuant to the provisions of this Section 7.1, notices, demands and other communications shall be sent to the addresses indicated below:

If to Pubco, to:

[            ]

[            ]

Attn:

Email:

with a copy, in any case, to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn: Jackie Cohen

Graham Magill

Email: jackie.cohen@weil.com

graham.magill@weil.com

If to the Shareholder Representative, to:

[            ]

[            ]

Attn:

Email:

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Richard J. Campbell, P.C. and Aisha P. Lavinier

Email: richard.campbell@kirkland.com and aisha.lavinier@kirkland.com

Section 7.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.3 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4 Governing Law. The law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 7.5 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental entity, all other provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6 Successors; Assignment; Amendments; Waivers.

(a) Shareholder Representative Assignment. The Shareholder Representative, in its capacity as the Shareholder Representative, may assign this Agreement to any Person without the prior written consent of Pubco or the Shareholders, as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement agreeing to serve as the Shareholder Representative, in form and substance reasonably satisfactory to Pubco, agreeing to be bound by all provisions of this Agreement, except as otherwise provided in such joinder.

(b) Shareholder Assignment. Each Shareholder may assign, sell, pledge, or otherwise alienate or transfer any interest in this Agreement, including the right to receive any payment (or any portion of any payment) without the consent of Pubco, the Shareholder Representative, or any other Shareholder, provided, that, such Person shall execute and deliver a joinder in the form attached hereto as Exhibit A agreeing to the applicable portion of such Shareholder’s interest in this Agreement and to become a party and Shareholder for purposes of this Agreement. Any assignment of a Shareholder’s rights meeting the requirements of this paragraph shall be referred to herein as a “Permitted Assignment” and Schedule A hereto shall be amended to reflect such Permitted Assignment and the change in the Applicable Percentage of the assignor and assignee.

(c) Amendments; Waivers. No provision of this Agreement may be amended unless such amendment is approved in writing by Pubco and the Shareholders (through the Shareholder Representative). No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(d) Successors. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives, including any permitted assignee pursuant to a Permitted Assignment. Pubco shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Pubco, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Pubco would be required to perform if no such succession had taken place.

Section 7.7 Headings, Titles, and Subtitles. The headings, titles, and subtitles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.8 Waiver of Jury Trial; Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (A) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (B) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 7.9 Reconciliation; Disputes.

(a) Reconciliation. In the event that Pubco and the Shareholder Representative are unable to resolve a disagreement with respect to the calculation of amounts owed hereunder (including the matters governed by Section 2.3, Section 4.2, Section 4.3, and Section 6.2) within the relevant period designated in this Agreement (or the amount of a payment in the case of an early termination, breach of agreement, or Change of Control to which

Article IV applies) (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert in the particular area of disagreement (the “Expert”) mutually acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or a law firm and the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with Pubco or the Shareholder Representative or any other actual or potential conflict of interest. If Pubco and the Shareholder Representative are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, then Pubco and the Shareholder Representative shall cause the Expert to be selected by the International Chamber of Commerce Centre for Expertise (the “ICC”) in accordance with the criteria set forth above in this Section 7.9(a). The Expert shall resolve any matter relating to the Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or, in each case, as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. If the Reconciliation Dispute is not resolved before any payment that is the subject of the Reconciliation Dispute is due or any Tax Return reflecting the subject of the Reconciliation Dispute is due, such payment shall be made on the date prescribed by this Agreement and such Tax Return may be filed as prepared by Pubco, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or the amendment of any Tax Return shall be borne by Pubco and the Shareholder Representative. The costs, expenses and fees of the Expert shall be borne by Pubco and the Shareholder Representative based upon the percentage that the amount actually contested but not awarded to Pubco or Shareholder Representative, respectively, bears to the aggregate amount of the unresolved disputed amounts. For example, if the parties dispute an amount with a $100 aggregate value and the Expert find $25 in favor of Pubco and $75 in favor of the Shareholder Representative. As such, Pubco pays 75% (i.e., $75 not awarded to Pubco divided by the $100 aggregate value of the disputed amount) of the Expert’s fees and expenses and Shareholder Representative pays 25% of the Expert’s fees and expenses. Any dispute as to whether a dispute is a Reconciliation Dispute, within the meaning of this Section 7.9(a) shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9(a) shall be binding on Pubco and the Shareholder Representative and may be entered and enforced in any court having jurisdiction.

(b) Disputes. Any claim, action, suit, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration (an “Action”), based upon, arising out of or related to this Agreement or the transactions contemplated hereby (in each case other than a Reconciliation Dispute) may be brought in federal and state courts located in the State of Delaware, and Pubco, each Shareholder, and the Shareholder Representative irrevocably submit to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of Pubco, the Shareholders, or the Shareholder Representative to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against Pubco, the Shareholders, or the Shareholder Representative (as applicable) in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 7.9(b).

Section 7.10 Withholding. Pubco shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as Pubco is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of state, local, or non-U.S. Tax law. Pubco shall notify the Shareholder Representative in advance of its intention to make such withholding and shall reasonably cooperate with the Shareholder Representative to minimize any such withholding. To the extent that amounts are so withheld and timely paid over to the appropriate Taxing Authority by Pubco, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Shareholder. Pubco shall provide evidence of such payments to the applicable Shareholder (through the Shareholder Representative) to the extent that such evidence is available.

Section 7.11 Combined Taxation Groups; Transfers of Assets.

(a) If any Pubco Group Member is or becomes a member of a Combined Taxation Group for purposes of U.S. federal, state, local, or non-U.S. income Tax purposes Tax purposes then (i) the provisions of this Agreement shall be applied with respect to the group as a whole, and (ii) Tax Benefit Payments shall be computed with reference to the combined taxable income of the group as a whole.

(b) If any Person the income of which is included in the income of any Pubco Group Member’s Combined Taxation Group transfers one or more assets to any other Person that is not part of such Pubco Group Member’s Combined Taxation Group in a non-taxable transaction, then, for purposes of calculating the amount of any ITR Payment due hereunder, such Person shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received in a transaction contemplated in the prior sentence shall be equal to the fair market value of the deemed transferred asset, plus (i) the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a transfer of a partnership interest.

Section 7.12 Confidentiality.

(a) Each Shareholder acknowledges and agrees that the information of Pubco Group is confidential and, except in the course of performing any duties as necessary for the Pubco Group, as required by law or legal process or to enforce the terms of this Agreement, shall keep and retain in confidence and not disclose to any Person any confidential matters of the Pubco Group acquired pursuant to this Agreement.

(b) This Section 7.12 shall not apply to (i) any information that has been made publicly available by the Pubco Group, becomes public knowledge (except as a result of an act of the Shareholder or its Affiliates in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent reasonably necessary for the Shareholder or its Affiliates to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns, or (iii) the disclosure of information to any direct or indirect limited partners of any Shareholder for fundraising purposes so long as such Persons are apprised of the confidential nature thereof. Notwithstanding anything to the contrary in this Agreement, each Shareholder (and each employee, representative, or other agent of the Shareholder, as applicable) may disclose the Tax treatment and Tax structure of (A) the Pubco Group, (B) the transactions entered into pursuant to the Transaction Agreement, (C) this Agreement, and (D) any of the transactions of the Pubco Group, and all materials of any kind (including opinions or other Tax analyses) that are provided to the Shareholder relating to such Tax treatment and Tax structure.

(c) If a Shareholder breaches any of the provisions of this Section 7.12, Pubco shall have the right to seek to have the provisions of this Section 7.12 specifically enforced by injunctive relief by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach shall cause irreparable injury to the Pubco Group and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.13 Shareholder Representative.

(a) Appointment. Without further action of any of Pubco, the Shareholder Representative or any Shareholder, and as partial consideration of the benefits conferred by this Agreement, the Shareholder Representative is hereby irrevocably constituted and appointed to act as the sole representative, agent, and attorney-in-fact for the Shareholders and their successors and assigns with respect to the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken by the Shareholder Representative under this Agreement, including but not limited to, and unless otherwise provided by this Agreement: (i) execution of the documents and certificates required pursuant to this Agreement; (ii) receipt and forwarding of notices and communications pursuant to this Agreement; (iv) administration of the provisions of this Agreement; (v) giving or agreeing to, on behalf of the Shareholders, any and all consents, waivers, amendments, or modifications deemed by the Shareholder Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (vi) taking actions the Shareholder Representative is expressly authorized to take pursuant to the other provisions of this Agreement; (vii) negotiating and compromising, on behalf of the Shareholders, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby and executing, on behalf of the Shareholders, any settlement agreement, release or other document with respect to such dispute or remedy; and (viii) engaging attorneys, accountants, agents or consultants on behalf of the Shareholders in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto. The power of attorney granted herein is coupled with an interest and is irrevocable and may be delegated by the Shareholder Representative. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall receive no compensation for its services.

(b) Expenses. If at any time the Shareholder Representative shall incur out of pocket expenses in connection with the exercise of its duties hereunder, upon written notice to Pubco from the Shareholder Representative of documented costs and expenses (including fees and disbursements of counsel and accountants) incurred by the Shareholder Representative in connection with the performance of its rights or obligations under this Agreement and the taking of any and all actions in connection therewith, Pubco shall reduce any future payments (if any) due to the Shareholders hereunder pro rata (based on their respective Applicable Percentages) by the amount of such expenses which it shall instead remit directly to the Shareholder Representative. In connection with the performance of its rights and obligations under this Agreement and the taking of any and all actions in connection therewith, the Shareholder Representative shall not be required to expend any of its own funds (though, for the avoidance of doubt, it may do so at any time and from time to time in its sole discretion).

(c) Limitation on Liability. The Shareholder Representative shall not be liable to any Shareholder for any act of the Shareholder Representative arising out of or in connection with the acceptance or administration of its duties under this Agreement, except to the extent any liability, loss, damage, penalty, fine, cost, or expense is actually incurred by such Shareholder as a proximate result of the gross negligence, bad faith, or willful misconduct of the Shareholder Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel, accountants, or other experts selected by it shall be conclusive evidence of such good faith and reasonable judgment).

(d) Actions of the Shareholder Representative. Any decision, act, consent, or instruction of the Shareholder Representative shall constitute a decision of all Shareholders and shall be final, binding, and conclusive upon each Shareholder, and Pubco may rely upon any decision, act, consent, or instruction of the Shareholder Representative as being the decision, act, consent, or instruction of each Shareholder. Pubco is hereby relieved from any liability to any person for any acts done by Pubco in accordance with any such decision, act, consent, or instruction of the Shareholder Representative.

[Signature Page Follows]

The undersigned executed this Agreement as of the date first written above.

PUBCO:

[●]

By:
Name:
Title:

THE COMPANY:

TOPPS INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

SHAREHOLDER REPRESENTATIVE:

MADISON DEARBORN PARTNERS, LLC

By:
Name:
Title:

SHAREHOLDERS

[●]

By:
Name:
Title:

Schedule A

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                                 , 20         (this “Joinder”), is delivered pursuant to that certain Tax Receivable Agreement, dated as of [·] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”) by and among [•], a Delaware corporation (the “Corporation”), [Madison Dearborn Partners, LLC, a Delaware limited liability company] in its capacity as the shareholder representative (the “Shareholder Representative”), and each Shareholder (as defined therein) from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Tax Receivable Agreement.

1.

Joinder to the Tax Receivable Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Shareholder under the Tax Receivable Agreement and a Party thereto, with all the rights, privileges and responsibilities of a Shareholder thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Tax Receivable Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the Tax Receivable Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the Tax Receivable Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

The undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW PARTY]

By:
Name:
Title:

Annex I

FINAL FORM

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [                    ], 2021 among Mudrick Capital Acquisition Corporation II, a Delaware corporation (the “Company”) and each of the investors listed on the Schedule of Investors attached hereto. Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1 Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions of this Agreement, at any time and from time to time, (i) the holders of a majority of the Registrable Securities held by the Tornante Holders, (ii) the holders of a majority of the Registrable Securities held by the MDP Holders or (iii) the holders of a majority of the Registrable Securities held by the Mudrick Holders (each, a “Demand Holder” and, collectively, the “Demand Holders”) may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available (any such requested registration, a “Demand Registration”). The Demand Holders may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and (if the Company is a WKSI at the time any such request is submitted to the Company or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) to the extent the Company is permitted to use such form. Each request for a Demand Registration must specify the approximate number or dollar value of Registrable Securities requested to be registered by the requesting Holders and (if known) the intended method of distribution.

(b) Long-Form Registrations. The Tornante Holders and the Mudrick Holders shall each be entitled to request two Long-Form Registrations at any time after the expiration of any lock-up period applicable to the Registrable Securities being registered; and the MDP Holders shall be entitled to request one Long-Form Registration at any time after the expiration of any lock-up period applicable to the Registrable Securities being registered; provided that in each case, the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $50,000,000. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective (unless such Long-Form Registration has not become effective due solely to the fault of the holders requesting such registration). A registration shall not count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration. All Long-Form Registrations shall be registrations of underwritten offerings unless otherwise approved by the holders of a majority of the Registrable Securities requesting registration.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), the Tornante Holders, the MDP Holders and the Mudrick Holders may request an unlimited number of Short-Form Registrations, in each case at any time after the date on which the Company is eligible to use a Short-Form Registration, provided that in each case, the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $25,000,000. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities. Short-Form Registrations may be underwritten registrations unless otherwise approved by the holders of a majority of the Registrable Securities requesting registration.

(d) Notice to Other Holders. Within four (4) Business Days after receipt of any such request, the Company will give written notice of the Demand Registration to all other Holders and, subject to the terms of Section 1(g), will include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the receipt of the Company’s notice; provided that, with the written consent of the applicable Demand Holder, the Company may, or at the written request of the applicable Demand Holder, the Company shall, instead provide notice of the Demand Registration to all other Holders within three (3) Business Days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement.

(e) Automatic Filing of Shelf After Closing. Within 15 Business Days following the consummation of the transactions contemplated by the Merger Agreement, the Company shall (x) prepare and file with the SEC a Shelf Registration Statement (as defined below) that covers all Registrable Securities then held by the Holders (except as determined by the Company pursuant to Section 4(c) as of two Business Days prior to such filing) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto in accordance with the methods of distribution set forth in the Shelf Registration Statement; provided that if the Company is not eligible to use a Shelf Registration Statement on Form S-3 or any successor form, it shall prepare and file with (or confidentially submit to) the SEC a Shelf Registration Statement on Form S-1 or any successor form, use reasonable best efforts and act in good faith to cause the Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter and file any amendments or supplements to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective and available for use and in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of three (3) years after the effective date of such Shelf Registration Statement and the date on which all the Registrable Securities subject thereto are no longer Registrable Securities. In the event the Company files a Shelf Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert such Shelf Registration Statement (and any Subsequent Shelf Registration) to a Shelf Registration Statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3. The Company shall also use its reasonable best efforts to file any replacement or additional Shelf Registration Statement and use reasonable best efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 1(e). The Company shall include as selling stockholders in the Shelf Registration Statement those Permitted Transferees of the MDP Holders, the Mudrick Holders and the Tornante Holders who receive Registrable Securities in an in-kind distribution by the MDP Holders, the Mudrick Holders or the Tornante Holders, as applicable, as directed by the initial MDP Holders, the initial Mudrick Holders and the initial Tornante Holders, as applicable. For the avoidance of doubt, the Company may include the PIPE Shares then held by the PIPE Holders in the Shelf Registration Statement.

(f) Shelf Registrations.

(i) For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) covering the resale of Registrable Securities held by a Demand Holder is and remains effective, the Tornante Holders, the Mudrick Holders and the MDP Holders will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect; provided, that the Company shall not be required to effect an underwritten offering of such Shelf Registrable Securities unless the aggregate offering value of the Registrable Securities requested to be sold thereby is at least $25,000,000. The holders of a majority of the Registrable Securities held by such Demand Holder shall make such election by delivering to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the applicable Demand Holders desire to sell pursuant to such underwritten offering (the “Shelf Offering”). As promptly as practicable, but in no event later than two (2) Business Days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering, which such notice shall request that each such Holder specify, within seven (7) days after the Company’s receipt of the Shelf Offering Notice, the maximum number of Shelf Registrable Securities such Holder desires to be disposed of in such Shelf Offering. The Company, subject to Section 1(g) and Section 7, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received timely written requests for inclusion. The Company will, as expeditiously as possible (and in any event within fourteen (14) days after the receipt of a Shelf Offering Notice), but subject to Section 1(g), use its reasonable best efforts to facilitate such Shelf Offering. Each Holder agrees that such holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(ii) If a Demand Holder desires to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 1(f)(i), the applicable Demand Holder may notify the Company of the Underwritten Block Trade not less than two (2) Business Days prior to the day such offering is first anticipated to commence. The Company will promptly notify other Holders of such Underwritten Block Trade and such notified Holders (each, a “Potential Participant”) may elect whether or not to participate no later than the next Business Day (i.e. one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the applicable Demand Holder), and the Company will as expeditiously as possible use its best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences); provided further that, notwithstanding the provisions of Section 1(f)(i), no Management Holder or Other Investor will be permitted to participate in an Underwritten Block Trade without the written consent of the applicable Demand Holder. Any Potential Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Participant.

(iii) All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(f) shall be determined by the applicable Demand Holder, and the Company shall use its best efforts to cause any Shelf Offering to occur in accordance with such determinations as promptly as practicable.

(iv) The Company will, at the request of the applicable Demand Holder, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the applicable Demand Holder to effect such Shelf Offering.

(g) Priority on Demand Registrations and Shelf Offerings. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the applicable Demand Holder. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company will include in such offering (prior to the inclusion of any securities which are not Registrable Securities) the number of Registrable Securities requested to be included by any Holder, which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder. Notwithstanding anything to the contrary herein, if any Management Holders have requested to include Registrable Securities in an underwritten offering and the managing underwriters for such offering advise the Company that in their opinion the inclusion of some or all of such Registrable Securities by Management Holders could adversely affect the marketability, proposed offering price, timing and/or method of distribution of the offering, then the Company shall exclude from such offering the number of such Registrable Securities identified by the managing underwriters as having any such adverse effect prior to the exclusion of any Registrable Securities of any other Holders as set forth in this Section 1(e), which, for the avoidance of doubt, may be all such Registrable Securities requested to be included such offering by the Management Holders.

(h) Restrictions on Demand Registration and Shelf Offerings.

(i) The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration or registration in which Registrable Securities were included pursuant to Section 3. The Company may postpone, for up to 45 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders if the Company determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company or would require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its Subsidiaries, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement (or such filings) to become effective or to promptly amend or supplement the registration statement on a post effective basis, as applicable. The Company may delay or suspend the effectiveness of a Demand Registration or Shelf Registration Statement pursuant to this Section 1(h)(i) only once in any twelve (12)-month period (for avoidance of doubt, in addition to the Company’s rights and obligations under Section 4(a)(vi)) unless additional delays or suspensions are approved by the holders of a majority of the Registrable Securities included in the Demand Registration or Shelf Offering.

(ii) In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in Section 1(h)(i) above or pursuant to Section 4(a)(vi) (a “Suspension Event”), the Company will give a notice to the Holders whose Registrable Securities are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing. Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period).

(iii) Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 1(h), the Company will extend the period of time during which such Shelf Registration Statement will be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event.

(i) Selection of Underwriters. In any Demand Registration or underwritten Shelf Offering, the holders of a majority of the Registrable Securities initially requesting registration hereunder shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

(j) Other Registration Rights. Except in connection with the PIPE Investment, and except as provided in this Agreement, the Company will not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least 66 2/3% of the Registrable Securities.

(k) Revocation of Demand Notice or Shelf Offering Notice. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, the Demand Holders who initiated such Demand Registration or Shelf Offering may revoke or withdraw such notice of a Demand Registration or Shelf Offering Notice on behalf of all Holders participating in such Demand Registration or Shelf Offering without liability to such Holders (including, for the avoidance of doubt, the other Participating Demand Holders), in each case by providing written notice to the Company. A notice of Demand Registration or Shelf Offering Notice that has been revoked or withdrawn shall not count as one of the permitted Long-Form Registrations or Short-Form Registrations.

(l) Confidentiality. Each Holder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Demand Registration, a Shelf Offering Notice and a Suspension Notice) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement).

Section 2 Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (including primary and secondary registrations, and other than pursuant to an Excluded Registration) (a “Piggyback Registration”), the Company will give prompt written notice (and in any event within three (3) Business Days after the public filing of the registration statement relating to the Piggyback Registration) to all Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 2(b) and Section 2(c), will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after delivery of the Company’s notice.

(b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by any Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. Notwithstanding anything to the contrary herein, if any Management Holders of Registrable Securities have requested to include such securities in a Piggyback Registration that is an underwritten primary offering on behalf of the Company and the managing underwriters for such offering advise the Company in writing that in their opinion the inclusion of some or all of such Registrable Securities could adversely affect the marketability, proposed offering price, timing and/or method of distribution of the offering, the Company shall first exclude from such offering the number (which may be all) of such Registrable Securities identified by the managing underwriters as having any such adverse effect prior to the exclusion of any securities in such offering.

(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s equity securities (other than pursuant to Section 1 hereof), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, (ii) second, the Registrable Securities requested to be included in such registration by any other Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. Notwithstanding anything to the contrary herein, if any Management Holders of Registrable Securities have requested to include such securities in a Piggyback Registration that is an underwritten secondary offering and the managing underwriters for such offering advise the Company in writing that in their opinion the inclusion of some or all of such Registrable Securities could adversely affect the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall be permitted to first exclude from such offering the number (which may be all) of such Registrable Securities identified by the managing underwriters as having any such adverse effect prior to the exclusion of any securities in such offering.

(d) Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 2, whether or not any holder of Registrable Securities has elected to include securities in such registration.

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the investment banker(s) and manager(s) for the offering shall be selected by the Company.

Section 3 Stockholder Lock-Up Agreements. In connection with any underwritten Public Offering, each participating Holder will enter into any lock-up, holdback or similar agreements reasonably requested by the underwriter(s) managing such offering. Without limiting the generality of the foregoing, each Holder (other than any Mudrick Holder (but, for the avoidance of doubt, the exclusion of any Mudrick Holder does not limit such Mudrick Holder’s obligations under the immediately preceding sentence to the extent such Mudrick Holder is a participating Holder in an underwritten Public Offering)) hereby agrees, in connection with any Demand Registration, Shelf Offering or Piggyback Registration that is an underwritten Public Offering, not to (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be beneficially owned by such Holder in accordance with the rules and regulations of the SEC) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, commencing on the date on which the Company gives notice to the Holders that a preliminary prospectus has been circulated for such underwritten Public Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final prospectus (or such shorter period as agreed to by the managing underwriters) in the case of any other such underwritten Public Offering (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”); provided, that if any other holder of Registrable Securities is or becomes subject to a shorter Holdback Period under any lock-up agreement (including but not limited to as a result of any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters), then the Holdback Period shall be such shorter period and also on such more advantageous terms; and provided further, that the Company can, by written notice to the Sponsor, no more than one (1) time in any 12-month period, subject any Mudrick Holder’s Lock-Up Shares to the restrictions set forth in clauses (i) – (iv) above for a period not to exceed forty-five (45) days, commencing on the date on which the Company gives notice to the Sponsor of its invocation of this proviso (which notice the Company may deliver if it has made a bona fide determination to seek or pursue a Public Offering). The Company may impose stop-transfer instructions with respect to any Securities or Other Securities subject to the restrictions set forth in this Section 3 until the end of such Holdback Period.

Section 4 Registration Procedures.

(a) Company Obligations. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i) prepare and file with (or submit confidentially to) the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed or submitted, which documents will be subject to the review and comment of such counsel);

(ii) notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv) furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(v) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi) notify in writing each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(h), if required by applicable law or to the extent requested by the Tornante Holder, an MDP Holder or a Mudrick Holder, the Company will use its best efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (D) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;

(vii) (A) use best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA, and (B) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(viii) use best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix) enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts and effecting a stock or unit split or combination, recapitalization or reorganization);

(x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as will be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Securities pursuant thereto;

(xi) take all actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii) permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(xiv) use best efforts to (A) make Short-Form Registration available for the sale of Registrable Securities and (B) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction use, and in the event any such order is issued, best efforts to obtain promptly the withdrawal of such order;

(xv) in the case of any underwritten offering, use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi) cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with any account at which such securities are held, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;

(xvii) if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(xviii) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(xix) cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the shares of Common Stock are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(xx) in the case of any underwritten offering, use its best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xxi) in the case of any underwritten offering, use its reasonable best efforts to provide (A) a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement addressed to the Company, (B) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration or Shelf Offering, (1) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering and (2) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (3) customary certificates executed by authorized officers of the Company as may be requested by any underwriter of such Registrable Securities;

(xxii) if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxiii) if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(xxiv) if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective; and

(xxv) if requested by any Participating Demand Holder, cooperate with such Participating Demand Holder and with the managing underwriter or agent, if any, on reasonable notice to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the underwritten offering if it so elects.

(b) Officer Obligations. Each Holder that is an officer of the Company agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she will participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows.

(c) Additional Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to such seller’s participation in such registration. The Holder or Holders of Registrable Securities included in any registration statement shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance pursuant to this Agreement, including the Shelf Registration Statement contemplated by Section 1(e). Each Holder agrees, if requested in writing by the Company, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, if any Holder does not provide the Company with information requested pursuant to this Section 4(c), the Company may exclude such Holder’s Registrable Securities from the applicable registration statement or prospectus if the Company determines, based on the advice of outside counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any underwritten offering of Registrable Securities pursuant to a registration under this Agreement unless such Person completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

(d) In-Kind Distributions. If any Demand Holder (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will, subject to any applicable lock-ups, work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

(e) Suspended Distributions. Each Person participating in a registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(a)(vi), subject to the Company’s compliance with its obligations under Section 4(a)(vi).

Section 5 Registration Expenses.

Except as expressly provided herein, all out-of-pocket expenses incurred by the Company or Demand Holders in connection with the performance of or compliance with this Agreement and/or in connection with any Demand Registration, Piggyback Registration or Shelf Offering, whether or not the same shall become effective, shall be paid by the Company, including, without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Company Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed (or on which exchange the Registrable Securities are proposed to be listed in the case of the initial Public Offering), (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all fees and disbursements of legal counsel for the Company, (ix) all reasonable fees and disbursements of one legal counsel for selling Holders selected by the holders of a majority of the Registrable Securities included in such registration or participating in such Shelf Offering (plus local counsel) (which may be the same counsel as selected for the Company) together with any necessary local counsel as may be required by the underwriters, (x) all reasonable fees and disbursements of legal counsel for each Holder participating in such Registration (or, in the case of a Shelf Registration, each Holder selling Registrable Securities under the Shelf Registration Statement) solely in connection with the preparation of any legal opinions requested by the underwriters in respect of such Holder, (xi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xii) all fees and expenses of any special experts or other Persons retained by the Company or the holders of a majority of the Registrable Securities included in such registration or participating in such Shelf Offering (plus local counsel) in connection with any Registration, (xiii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiv) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay, and each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable Securities sold for such Person’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities.

Section 6 Indemnification and Contribution.

(a) By the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law and without limitation as to time, each Holder, such Holder’s officers, directors employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties or as otherwise agreed to in the underwriting agreement executed in connection with such underwritten offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such seller.

(b) By Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from (as determined by a final and appealable judgment, order or decree of a court of competent jurisdiction) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Claim Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by the majority of the conflicted indemnified parties involved in the indemnification, at the expense of the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Release. No indemnifying party will, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 6 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 7 Cooperation with Underwritten Offerings. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s). To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3, Section 4 and/or this Section 7, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Holders, the Company and the underwriters created thereby with respect to such registration.

Section 8 Subsidiary Public Offering. If, after an initial Public Offering of the common equity securities of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equityholders, then the rights and obligations of the Company pursuant to this Agreement will apply, mutatis mutandis, to such Subsidiary, and the Company will cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement as if it were the Company hereunder.

Section 9 Joinder; Additional Parties; Transfer of Registrable Securities.

(a) Joinder. The Company may from time to time (with the prior written consent of the holders of a majority of the Registrable Securities) and the MDP Investors or the Mudrick Investors, as applicable, may in connection with an in-kind distribution described in Section 4(d) permit any Person who acquires Common Stock (or rights to acquire Common Stock) to become a party to this Agreement and to be entitled to and be bound by all of the rights and obligations as a Holder by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit B attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, such Person shall be deemed the category of Holder (i.e. Tornante Holder, MDP Holder, Mudrick Holder, Management Holder or Other Investors), in each case as set forth on such Joinder, with respect to the acquired Common Stock, and the Company shall add such Person’s name and address to the appropriate schedule hereto and circulate such information to the parties to this Agreement. After the expiration of the Lock-Up Period applicable to a Holder, except in the case of (i) a transfer to the Company, (ii) a Public Offering, (iii) a sale pursuant to Rule 144 and/or (iv) a transfer in connection with a Sale of the Company, the transferor shall cause the prospective transferee to execute and deliver to the Company a Joinder. Any transfer or attempted transfer of Registrable Securities in violation of any provision of this Agreement will be void, and the Company will not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose (but the Company will be entitled to enforce against such Person the obligations hereunder).

(b) Lock-Up. (i) Each Holder (other than the Mudrick Holders), severally and not jointly, agrees that such Holder shall not Transfer, or make public any intention to Transfer, any Lock-Up Shares for 180-days following the Closing Date (“Holder Lock-Up Period”); provided that the Holder Lock-Up Period with respect to any shares of Class B Common Stock shall not end prior to the date that such shares of Class B Common Stock are converted to shares of Class A Common Stock or Class E Common Stock, as applicable, on the Class B Conversion Date as provided in the Charter; and (b) the Sponsor agrees (for itself and on behalf of its Affiliates) that it shall not Transfer, or make a public announcement of any intention to Transfer, (x) any of its private placement warrants of the Company until 30 days following the Closing Date and (y) any Lock-up Shares until the earlier of (1) one year following the Closing Date and (2) if the closing date price of the shares of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing not earlier than 150 days after the Closing Date (such applicable period, the “Sponsor Lock-up Period” and each of the Holder Lock-Up Period and the Sponsor Lock-Up Period, each a “Lock-up Period”). The foregoing restriction is expressly agreed to preclude each Holder during the applicable Lock-up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Holder’s shares of Common Stock even if such shares of Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the applicable Lockup Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Holder’s shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Common Stock. During the applicable Lock-Up Period, any purported Transfer of applicable Lock-Up Shares other than in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose. The foregoing notwithstanding, each executive officer and director of the Company shall be permitted to establish a plan to acquire and sell shares of Common Stock pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the Transfer of shares of Common Stock during the applicable Lock-up Period. The foregoing restrictions shall not apply to Transfers made: (i) pursuant to a bona fide gift or charitable contribution; (ii) under this Section 9(b) by will or intestate succession upon the death of a Holder; (iii) to any Permitted Transferee; (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; or (v) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided that in the case of (i) or (iii), the recipient of such Transfer must enter into a Joinder. If the Company determines any additional legends are required, the Company may place customary restrictive legends on the certificate of book entries representing the shares the subject of this section and remove such restrictive legends at the time the applicable restrictions under this section are no longer applicable to such shares represented by such certificates or book entries. To the extent any of such shares are uncertificated, the Company shall give notice of the restrictions set forth in this section in accordance with applicable law. Notwithstanding the foregoing and for the avoidance of doubt, the restrictions on Transfer set forth in this section shall not prevent Lock-up Shares or warrants held by Holders from inclusion on a registration statement filed pursuant to this Agreement.

(c) Legend. Each certificate (if any) evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF _________ __, 2021 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S EQUITYHOLDERS, AS AMENDED. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company will imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date hereof. The legend set forth above will be removed from the certificates evidencing any securities that have ceased to be Registrable Securities.

Section 10 General Provisions.

(a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the holders of a majority of the Registrable Securities; provided that no such amendment, modification or waiver that would treat a specific Holder or group of Holders of Registrable Securities in a manner materially and adversely different than any other Holder or group of Holders will be effective against such Holder or group of Holders without the consent of the holders of a majority of the Registrable Securities that are held by the group of Holders that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement will not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b) Remedies. The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party will be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, the Summary of Proposed Material Transaction Terms and Conditions).

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit and be enforceable by the Company and its successors and permitted assigns and the Holders and their respective successors and permitted assigns (whether so expressed or not).

(f) Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications will be sent to the Company at the address specified on the signature page hereto or any Joinder and to any holder, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

One Whitehall Street

New York, NY 10004

Attn: [__________] Email: [__________]

With a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: Robert M. Hayward; Elisabeth M. Martin

Email: robert.hayward@kirkland.com; elisabeth.martin@kirkland.com

The Mudrick Holders’ address is:

527 Madison Avenue, 6th Floor

New York, NY 10022

Attn: [__________]

Email: [__________]

With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn: Jackie Cohen

Email: jackie.cohen@weil.com

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(g) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period will automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(h) Governing Law. The corporate law of the State of Delaware will govern all issues and questions concerning the relative rights of the Company and its equityholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(i) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION

OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, will be had against any current or future director, officer, employee, general or limited partner or member of any Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(n) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

(o) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q) Dividends, Recapitalizations, Etc. If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

(r) No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except as otherwise expressly provided herein.

(s) Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

[COMPANY]

By:

Its:

TORNANTE HOLDERS:

[NAME]

By:

Its:

Address:

MANAGEMENT HOLDERS:

[NAME]

By:

Its:

Address:

MDP HOLDERS:

[NAME]

By:

Its:

Address:

[Signature Page to Registration Rights Agreement]

MUDRICK HOLDERS:

[NAME]

By:
Its:

Address:

OTHER INVESTORS:

Name:

Address:

Name:

Address:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINITIONS

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person and, in the case of an individual, also includes any member of such individual’s Family Group; provided that the Company and its Subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) will mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a).

“Business Day” means a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Charitable Gifting Event” means any transfer by a Demand Holder, or any subsequent transfer by such holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any underwritten offering.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Charter” means the Company’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time.

“Class A Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

“Class B Common Stock” means the Company’s Class B common stock, par value $0.0001 per share.

“Class B Conversion Date” has the meaning set forth in the Charter.

“Class E Common Stock” means the Company’s Class E Common Stock, par value $0.0001 per share.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Common Stock” means Class A Common Stock, Class B Common Stock and Class E Common Stock.

“Company” has the meaning set forth in the preamble and shall include its successor(s).

“Demand Holder” has the meaning set forth in Section 1(a).

“Demand Registration” has the meaning set forth in Section 1(a).

“End of Suspension Notice” has the meaning set forth in Section 1(h)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

A-1

“Excluded Registration” means any registration (i) pursuant to a Demand Registration (which is addressed in Section 1(a)), (ii) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms or (iii) expressly contemplated by the PIPE Subscription Agreements.

“Family Group” means with respect to any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“Family Member” means with respect to (i) any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary or (ii) any trust, any current or former employee of the Company and its subsidiaries who is a trustee or beneficiary of such trust, and any spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such current or former employee or any other trust created for the benefit of such current or former employee or of which any of the foregoing is a beneficiary.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holdback Period” has the meaning set forth in Section 3.

“Holder” means a holder of Registrable Securities who is a party to this Agreement (including by way of Joinder), including the Other Investors; provided that for purposes of Section 9(b) hereof, a party hereto (including by Joinder) shall be deemed a “Holder” with respect to any Lock-Up Shares (and, in the case of the Mudrick Holders, Private Placement Warrants or Working Capital Warrants), in each case, whether or not such Lock-Up Shares, Private Placement Warrants or Working Capital Warrants constitute Registrable Securities.

“Indemnified Parties” has the meaning set forth in Section 6(a).

“Joinder” has the meaning set forth in Section 9(a).

“Lock-up Shares” means shares of Common Stock held by a Holder or, in respect of such shares, a Permitted Transferee thereof; provided that notwithstanding the foregoing, neither (i) shares of Class A Common Stock, which, prior to the Closing Date were shares of Class A Common Stock as a result of the Company’s initial public offering nor (ii) the PIPE Shares are Lock-Up Shares, and such shares are not subject to any Lock-Up Period under this Agreement.

“Long-Form Registrations” has the meaning set forth in Section 1(a).

“Losses” has the meaning set forth in Section 6(c).

“Management Holders” means each current or former employee of Topps or its subsidiaries, or any Family Member thereof, who holds equity securities of Topps immediately prior to the Closing Date and/or at any time receives Common Stock in a distribution from Topps, in each case, for so long as such Person remains a Holder.

“MDP Holders” means Madison Dearborn Capital Partners V-A, L.P., Madison Dearborn Capital Partners V-C, L.P. and Madison Dearborn Capital Partners V Executive-A, L.P. and each of their respective Permitted Transferees.

A-2

“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 6, 2021, by and among the Company, Titan Merger Sub I, Inc., Titan Merger Sub II, LLC, Topps Intermediate Holdco, Inc. and Tornante MDP Holding LLC.

“Mudrick Holders” means the Sponsor and its Permitted Transferees.

“Other Investors” means each Person listed on the signature pages under the caption “Other Investors.”

“Participating Demand Holders” means any Demand Holders participating in the request for a Demand Registration, Shelf Offering, Piggyback Registration or Underwritten Block Trade.

“Permitted Transferee” has the meaning set forth in the Charter.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 2(a).

“PIPE Holders” mean the holders of PIPE Shares who have entered into a subscription agreement with the Company in connection with the PIPE Investment.

“PIPE Investment” means the private placement of the Company’s Class A Common Stock pursuant to the PIPE Subscription Agreements (as defined in the Merger Agreement).

“PIPE Shares” mean shares of the Company’s Class A Common Stock purchased in the PIPE Investment.

“Private Placement Warrants” means the warrants purchased by the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement between the Company and the Sponsor, dated as of December 7, 2020.

“Public Offering” means any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Common Stock or other securities convertible into or exchangeable for Common Stock pursuant to an offering registered under the Securities Act.

“Qualified Stockholder” has the meaning set forth in the Charter.

“Qualified Transferee” has the meaning set forth in the Charter.

“Registrable Securities” means (i) any Class A Common Stock and any Class A Common Stock issuable upon conversion of Class B Common Stock issued to the Holders pursuant to the Merger Agreement, (ii) any Class A Common Stock issued or issuable upon conversion of any Class E Common Stock issued to the Tornante Holders pursuant to the Merger Agreement, (iii) any other shares of Class A Common Stock held by the Mudrick Holders within 15 business days after closing, (iv) the Private Placement Warrants and any Working Capital Warrants (including any shares of Class A Common Stock issuable upon the exercise of any such Private Placement Warrants and any Working Capital Warrants) and (v) any common stock of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i), clause (ii), clause (iii) or clause (iv) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the business combination

A-3

pursuant to the Merger Agreement, (c) distributed to the direct or indirect partners or members of a Demand Holder or (d) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided that a holder of Registrable Securities may only sell Registrable Securities pursuant to this Agreement in the form of Class A Common Stock (including Class A Common Stock issuable upon conversion or exchange of Class B Common Stock or Class E Common Stock).

“Registration Expenses” has the meaning set forth in Section 5.

“Rule 144”, “Rule 158”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than any Tornante Holder and/or its Affiliates) in the aggregate acquires: (i) Common Stock of the Company entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect directors with a majority of the voting power of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s Common Stock) or (ii) all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis; provided that a Public Offering will not constitute a Sale of the Company.

“Sale Transaction” has the meaning set forth in Section 3.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in Section 3.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf Offering” has the meaning set forth in Section 1(f)(i).

“Shelf Offering Notice” has the meaning set forth in Section 1(f)(i).

“Shelf Registration” has the meaning set forth in Section 1(a).

“Shelf Registrable Securities” has the meaning set forth in Section 1(f)(i).

“Shelf Registration Statement” has the meaning set forth in Section 1(f).

“Short-Form Registrations” has the meaning set forth in Section 1(a).

“Sponsor” means Mudrick Capital Acquisition Holdings II LLC.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of

A-4

directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Suspension Event” has the meaning set forth in Section 1(h)(ii).

“Suspension Notice” has the meaning set forth in Section 1(h)(ii).

“Suspension Period” has the meaning set forth in Section 1(h)(i).

“Topps” means Topps Intermediate Holdco, Inc., a Delaware corporation.

“Tornante” means Tornante Topps LLC, a Delaware limited liability company.

“Tornante Holders” means Tornante and its Permitted Transferees.

“Transfer” has the meaning set forth in the Charter.

“Violation” has the meaning set forth in Section 6(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

“Working Capital Warrants” means up to 1,500,000 warrants to purchase Class A Common Stock issuable in accordance with that certain Warrant Agreement, dated as of December 7, 2020, by and between the Company and Continental Stock Transfer & Trust Company.

A-5

EXHIBIT B

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of __________________, 2021 (as amended, modified and waived from time to time, the “Registration Agreement”), among Mudrick Capital Acquisition Corporation II, a [Delaware][corporation] (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a [Tornante Holder // MDP Holder // Management Holder // Mudrick Holder // Other Holder], and the undersigned’s ____ shares of Common Stock will be deemed for all purposes to be Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 2021.

Signature

Print Name

Address:

Agreed and Accepted as of

________________, 20___:

[_______________________]

By:

Its:

B-1

BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/MUDS2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D56978-S25137 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MUDRICK CAPITAL ACQUISITION CORPORATION II The Board of Directors unanimously recommends you vote FOR the following proposals: 6. The Director Election Proposal—To elect the following eight directors to serve staggered terms on the board of directors of the post-combination company until immediately following the first, second and third annual meetings of stockholders following the consummation of the Transactions as applicable and until their respective successors are duly elected and qualified. Class I Nominees: 01) Andrew Redman 02) Maria Seferian Class II Nominees: 03) Eric Eisner 04) Jill Ellis 05) Meltem Demirors Class III Nominees: 06) Michael Eisner 07) Marc Lasry 08) Scott Pasquini For All Withhold All For All Except Abstain Against For 1. The Business Combination Proposal—To approve the business combination described in the accompanying proxy statement, including (a) adopting the Agreement and Plan of Merger, dated as of April 6, 2021 and amended on May 10, 2021 (the “Merger Agreement”), by and among Mudrick Capital Acquisition Corporation II, a Delaware Corporation (“MUDS”), Topps Intermediate Holdco, Inc., a Delaware corporation, Tornante-MDP Joe Holding LLC, a Delaware limited liability company (“Tornante”), Titan Merger Sub I, Inc., a Delaware corporation, and Titan Merger Sub II, LLC, a Delaware limited liability company, a copy of which is attached to the accompanying proxy statement as Annex A and (b) approving the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”). 2. The Charter Proposal—To approve and adopt the second amended and restated certificate of incorporation in the form attached to the accompanying proxy statement as Annex B. 3. The Governance Proposals – To approve certain governance provisions in the proposed second amended and restated certificate of incorporation of MUDS, presented separately in accordance with the United States Securities and Exchange Commission requirements. 3a. Election Not to be Governed by Section 203 of the DGCL—To provide that MUDS would not be governed by Section 203 of the DCGL. 3b. Change in Authorized Shares—To provide that MUDS would increase the total number of shares of MUDS capital stock from 111,000,000 shares to 410,000,000 shares, which would consist of (A) 350,000,000 shares of Class A common stock, (B) 8,000,000 shares of Class B common stock, which shall consist of 4,000,000 shares of Series B-1 common stock and 4,000,000 shares of Series B-2 common stock, (C) 50,000,000 shares of Class E common stock and (D) 2,000,000 shares of MUDS preferred stock. 3c. Action by Written Consent – To provide that, for so long as any shares of Class E common stock remain outstanding, any action required or permitted to be taken at any annual or special meeting of MUDS stockholders may be taken by written consent of MUDS stockholders. 3d. Voting Rights—To provide that the shares of Class E common stock will be entitled to 10 votes per share on all matters on which stockholders generally are entitled to vote and that such shares will convert into Class A common stock under certain circumstances. For Against Abstain 3e. Transfer Restrictions—To provide for transfer restrictions with respect to shares of common stock held by any person that received shares of common stock as consideration under the Merger Agreement (or upon distribution from such recipient) and did not execute a counterpart to the registration rights agreement in the form attached to the accompanying proxy statement as Annex I agreeing to be party thereto. 3f. Terms of Earnout Consideration – To provide for the terms of the earnout consideration, which will consist of 3,842,365 shares of Series B-1 common stock and 3,842,365 shares of Series B-2 common stock. Class B common stock will convert automatically into shares of Class E common stock (in the case of Tornante) and shares of Class A common stock (in all other cases) upon a “triggering event” (as discussed below). Any shares of Class B common stock that have not vested by the third anniversary of the closing of the Transactions (the “Closing”) shall be cancelled. Prior to the occurrence of a triggering event, the shares of Class B common stock generally may not be transferred by the holder thereof. A “triggering event” will occur with respect to the Series B-1 common stock if the volume-weighted average share price of Class A common stock is $14.00 or above for 20 trading days within a 30 consecutive trading day period within 18 months after the Closing. If such triggering event (or another triggering event) has not previously occurred, a triggering event will occur with respect to both the Series B-1 common stock and Series B-2 common stock if the volume-weighted average share price of Class A common stock is $16.00 or above for 20 trading days within a 30 consecutive trading day period within 3 years after the Closing. A triggering event will also occur if there is a merger, consolidation, tender offer, exchange offer, business combination or sale at or above the relevant share price. 4. The NASDAQ Proposal – To approve, for purposes of complying with applicable provisions of NASDAQ Listing Rule 5635, the issuance of common stock in connection with the Transactions, including, without limitation, in connection with the private placement. 5. The Incentive Plan Proposal—To approve and adopt the Topps Companies, Inc. 2021 Equity Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. 7. The Adjournment Proposal – To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Proposal, the Governance Proposals, the Incentive Plan Proposal or the Director Election Proposal. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting in Lieu of the Annual Meeting:The Notice and Proxy Statement is available at www.proxyvote.com. D56979-S25137 MUDRICK CAPITAL ACQUISITION CORPORATION II Special Meeting in Lieu of the Annual Meeting of Shareholders [•], 2021 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Jason Mudrick and Glenn Springer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MUDRICK CAPITAL ACQUISITION CORPORATION II that the shareholder(s) is/are entitled to vote at the Special Meeting in Lieu of the Annual Meeting of Shareholders to be held at 9:00 AM, EST on [•], virtually atwww.virtualshareholdermeeting.com/MUDS2021SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side